   As filed with the Securities and Exchange Commission on October 26, 2001

                                                      Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                           REGISTRATION STATEMENT ON
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                             ARCHSTONE-SMITH TRUST
                          ARCHSTONE COMMUNITIES TRUST
      (Exact Name of Registrant as Specified in Its Governing Instrument)

        Maryland                       6798                     84-1592064
        Maryland                       6798                     74-6056896
     (State or Other             (Primary Standard           (I.R.S. Employer
      Jurisdiction                  Industrial            Identification Number)
   of Incorporation or          Classification Code
      Organization)                   Number)

                               ----------------

                      7670 South Chester Street, Suite 100
                           Englewood, Colorado 80112
                                 (303) 708-5959
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             Caroline Brower, Esq.
                   Senior Vice President and General Counsel
                          Archstone Communities Trust
                      7670 South Chester Street, Suite 100
                           Englewood, Colorado 80112
                                 (303) 708-5959
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               ----------------

                                   Copies to:
     Edward J. Schneidman, Esq.               J. Warren Gorrell, Jr., Esq.
       Michael T. Blair, Esq.                   Bruce W. Gilchrist, Esq.
        Mayer, Brown & Platt                     Hogan & Hartson L.L.P.
      190 South LaSalle Street                 555 Thirteenth Street, N.W.
          Chicago, IL 60603                      Washington, D.C. 20004
           (312) 782-0600                            (202) 637-5600

                               ----------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

--------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                         Proposed           Proposed
      Title of Each Class                                Maximum            Maximum
      of Securities to be           Amount to be      Offering Price       Aggregate            Amount of
          Registered               Registered (1)        Per Unit        Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------
Archstone-Smith Operating Trust
Class A-1 common units, $0.01
par value per unit                   26,800,413       Not Applicable     Not Applicable           $0 (2)
--------------------------------------------------------------------------------------------------------------
Archstone-Smith Trust common
shares of beneficial interest,
$0.01 par value per share (3)        26,800,413       Not Applicable     Not Applicable     Not Applicable (4)
--------------------------------------------------------------------------------------------------------------
Total                              Not Applicable     Not Applicable     Not Applicable             $0
--------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of Class A-1 common units of Archstone-Smith Operating Trust and common shares of Archstone-Smith Trust, respectively, that may be issued to persons other than Archstone-Smith Trust pursuant to the transaction described in this Registration Statement. Archstone has previously registered 15,204,441 Class A-1 common units. This amendment is being filed to register an additional 11,595,972 Class A-1 common units. Pursuant to Rule 429 under the Securities Act, the Prospectus filed as part of this Registration Statement relates to the securities registered hereby and the securities previously registered under the Registration Statement on Form S-4 (File No. 333-64540). The Archstone Class A-1 common units are redeemable at the option of the holder thereof for cash in accordance with the Archstone declaration of trust. Archstone-Smith may elect to satisfy this redemption request by delivering Archstone-Smith common shares or their cash equivalent. No additional consideration is payable in connection with the redemption of Archstone Class A-1 common units.
(2) The registration fee was previously paid by Archstone-Smith (File No. 333-63734).
(3)  Includes the related preferred share and unit purchase rights.
(4)  Pursuant to Rule 457(i), no additional registration fee is required.

                               ----------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

[LOGO]
                                                                         [Logo]

          PARTNERSHIP MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

   The board of trustees of Archstone Communities Trust and the board of directors of Charles E. Smith Residential Realty, Inc., the general partner of Charles E. Smith Residential Realty L.P., have unanimously approved and adopted a merger agreement that provides for the merger of Smith Residential with and into Archstone-Smith Trust, which we refer to as the "merger," and the merger of Smith Partnership with and into Archstone, which we refer to as the "partnership merger."

   To accomplish the merger pursuant to the merger agreement, the following transactions will occur in the following sequence:

     (1) Archstone Communities Trust, which we refer to as "Archstone," will reorganize into an umbrella partnership real estate investment trust, or "UPREIT," structure through one of two methods of reorganization, as described more fully in this consent solicitation statement/prospectus;

     (2) Charles E. Smith Residential Realty, Inc., which we refer to as "Smith Residential," will merge with and into Archstone-Smith Trust, which we refer to as "Archstone-Smith," a recently organized Maryland REIT created to facilitate the merger which will become the parent company of Archstone as part of the reorganization of Archstone into an UPREIT structure, with Archstone-Smith as the surviving entity; and

     (3) Charles E. Smith Residential Realty L.P., which we refer to as "Smith Partnership," through which Smith Residential holds substantially all of its assets and conducts all of its business, will merge with and into Archstone, with Archstone as the surviving entity which will continue under the name "Archstone-Smith Operating Trust."

   In the partnership merger, each outstanding Smith Partnership Class A common unit, other than units owned by Archstone-Smith, as successor to Smith Residential as a result of the merger, will be exchanged for 1.975 Archstone Class A-1 common units and each outstanding Smith Partnership Class B common unit will be exchanged for 1.975 Archstone Class B common units. Each Archstone Class A-1 common unit issued in the partnership merger, or issuable upon conversion of an Archstone Class B common unit issued in the partnership merger, is subject to a unit redemption right at the option of the holder thereof immediately following the partnership merger. Upon exercise by a unitholder of the redemption right, Archstone is required to acquire the unitholder's Class A-1 common units for an amount of cash per unit based on the market price of Archstone-Smith common shares in accordance with the Archstone declaration of trust. However, Archstone-Smith, in its sole discretion, may elect to assume and directly satisfy Archstone's redemption obligation, in which case Archstone-Smith will pay the redeeming unitholder in Archstone-Smith common shares, or their cash equivalent. Archstone Class B common units will automatically convert on a one-for-one basis into Archstone Class A-1 common units on the day immediately following the record date for the distribution period during which such Archstone Class B common units were issued. Upon the completion of the merger, the Archstone-Smith common shares will be listed on the New York Stock Exchange under the symbol "ASN." The Archstone Class A-1 common units and Archstone Class B common units will not be listed on a national securities exchange or quoted on The Nasdaq Stock Market, Inc.

   After careful consideration, the Smith Residential board on behalf of Smith Residential, in its capacity as general partner of Smith Partnership, has determined that the partnership merger and the amendment to the partnership agreement of Smith Partnership are in your best interest, and the board recommends, on behalf of Smith Partnership, that you consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

   The partnership agreement of Smith Partnership requires the approval of the partnership merger by holders of at least a majority of the outstanding common units of Smith Partnership, including common units owned by Smith Residential. By authority granted to Smith Residential, as general partner of Smith Partnership, Smith Residential has approved the partnership merger and intends to deliver its written consent to the partnership merger, as permitted under the partnership agreement of Smith Partnership. Since Smith Residential owns a majority in percentage interest of the outstanding common units of Smith Partnership, the approval of the partnership merger is assured.

   Unless holders of a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential, timely submit executed consent forms indicating that such holders wish to vote against the amendment to the partnership agreement of Smith Partnership, such inaction will constitute a vote in favor of the recommendation of Smith Residential, as general partner of Smith Partnership, regarding the amendment to the partnership agreement of Smith Partnership. Smith Residential, as general partner of Smith Partnership, recommends that Smith Partnership unitholders approve the amendment to the partnership agreement. All of the Smith Residential directors, who beneficially owned in the aggregate 2,141,832 common units of Smith Partnership, or approximately 5.5% of the outstanding units of Smith Partnership as of August 31, 2001, have entered into voting agreements agreeing to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

   We encourage you to read this entire document carefully, including the section entitled "Risk Factors" beginning on page 30.

 EACH VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the partnership merger or passed upon the adequacy or accuracy of this consent solicitation statement/prospectus. Any representation to the contrary is a criminal offense.

This consent solicitation statement/prospectus is dated September 20, 2001 and it is first being mailed on or about September 25, 2001.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS & ANSWERS ABOUT THE PARTNERSHIP MERGER..........................   i

SUMMARY...................................................................   1
  The Companies and the Partnership.......................................   1
  The Combined Companies..................................................   2
  Smith Partnership Unitholders' Consent..................................   2
  Approval of the Merger Agreement and the Merger by Archstone-Smith
   Common Shareholders and Smith Residential Common Stockholders..........   3
  Recommendation of Smith Residential Board...............................   4
  Risks Associated with the Merger and the Partnership Merger.............   4
  The Merger Agreement....................................................   6
  Summary of Federal Income Tax Consequences..............................  13
  Regulatory Approvals....................................................  13
  Accounting Treatment....................................................  13
  Interests of Smith Residential Directors and Executive Officers in the
   Merger and the Partnership Merger......................................  13
  Trustees and Executive Officers of Archstone and Archstone-Smith After
   the Merger.............................................................  17
  Comparison of Unitholder and Shareholder Rights.........................  17
  Archstone-Smith Trust 2001 Long-Term Incentive Plan.....................  18
  Summary Historical Financial Data of Archstone..........................  19
  Summary Historical Financial Data of Smith Partnership..................  21
  Partnership Merger Equivalent Per Unit Data.............................  23
  Values of Archstone Units and Smith Partnership Units...................  24
  Archstone-Smith Operating Trust Pro Forma Summary Financial Data........  25
  Summary Historical Financial Data of Smith Residential..................  26
  Equivalent Per Share Data...............................................  28
  Market Prices of Archstone Common Shares and Smith Residential Common
   Stock..................................................................  28
  Archstone-Smith Trust Pro Forma Summary Financial Data..................  29

RISK FACTORS..............................................................  30
  The value of the Archstone Class A-1 common units you receive in the partnership merger, or issuable upon conversion of Archstone Class B common units issued in the partnership merger, will fluctuate based on the market price of Archstone-Smith common shares and may have a value lower than expected....................................................  30
  Archstone historically has not owned or operated high-rise apartment buildings and the value of the Archstone common units you receive in the partnership merger may decline if Archstone fails to successfully operate the high-rise apartment buildings acquired in the partnership merger.................................................................  31
  Archstone-Smith will be restricted in its ability to sell the properties located in the Crystal City area of Arlington, Virginia without the consent of Messrs. Smith and Kogod, which could result in the inability of Archstone-Smith to sell these properties at an opportune time and increased costs to Archstone-Smith.....................................  31
  The operations of Archstone and Smith Residential may not be integrated successfully and intended benefits of the merger and the partnership merger may not be realized, which could have a negative impact on the market price of Archstone-Smith common shares after the merger and the value of the Archstone units after the partnership merger..............  31
  No public market for Archstone Class A-1 common units is expected to develop, which may cause some difficulty in selling any Archstone Class
   A-1 common units you receive in the partnership merger.................  32

                                                                           Page
                                                                           ----
  The directors and executive officers of Smith Residential may have interests in the completion of the merger and the partnership merger that may conflict with the interests of Smith Residential stockholders and Smith Partnership unitholders......................................  32
  Archstone, Smith Residential and Smith Partnership may incur substantial expenses and payments if the merger and the partnership merger do not occur..................................................................  34
  The termination fee of up to $95 million payable by Smith Residential and Smith Partnership may discourage some third party proposals to acquire Smith Residential that Smith Residential stockholders may otherwise find desirable...............................................  34
  No fairness opinion was obtained in connection with the partnership merger.................................................................  34
  The merger may result in dilution in Archstone's expected funds from operations and net earnings............................................  35
  Archstone-Smith's outstanding debt obligations could adversely affect our future financial performance.......................................  35
  Smith Partnership unitholders who have a taxable year other than a calendar year may be required to include their Smith Partnership distributions as income sooner than they otherwise would have as a result of the merger...................................................  35
  Smith Partnership unitholders may recognize taxable gain at the time of the partnership merger if they receive a distribution that exceeds their aggregate adjusted basis in their units..........................  36
  Future events could cause Smith Partnership unitholders to recognize gain and, in determining whether to take actions with respect to future events Archstone-Smith is not required to take into account the tax consequences to unitholders............................................  36
  If Archstone fails to qualify as a partnership for federal income tax purposes, unitholders could recognize a substantial amount of taxable gain...................................................................  37
  Archstone unitholders may be subject to taxes and may be required to file tax returns in each state or jurisdiction where Archstone owns properties or does business............................................  37
  Archstone unitholders who exercise control over Archstone may have personal liability in some jurisdictions if Archstone were treated as a common law trust.......................................................  37

A WARNING ABOUT FORWARD-LOOKING STATEMENTS................................  38

SMITH PARTNERSHIP CONSENT SOLICITATION....................................  39
  Purpose of the Consent Solicitation.....................................  39
  Who Can Consent.........................................................  39
  Consent Procedures......................................................  39
  Required Vote...........................................................  39
  Voting Agreements.......................................................  40
  How You May Revoke Your Consent.........................................  40
  Cost of This Consent Solicitation.......................................  40

APPROVAL OF AMENDMENT TO PARTNERSHIP AGREEMENT OF SMITH PARTNERSHIP.......  41

THE MERGER AND THE PARTNERSHIP MERGER.....................................  42
  Structure of the Merger and the Partnership Merger; Partnership Merger
   Exchange Ratio.........................................................  42
  Background of the Merger and the Partnership Merger.....................  44
  Archstone's Reasons for the Merger and the Partnership Merger...........  52
  Smith Residential's Reasons for the Merger and the Partnership Merger;
   Recommendation of the Smith Residential Board..........................  54
  Trustees and Executive Officers of Archstone-Smith After the Merger.....  58
  Interests of Smith Residential Directors and Executive Officers in the
   Merger and the Partnership Merger......................................  58
  Regulatory Approvals....................................................  62
  Accounting Treatment....................................................  62
  Restrictions on Resales by Affiliates...................................  62

                                                                           Page
                                                                           ----
  No Dissenters' Rights...................................................  63
  Archstone-Smith Trust 2001 Long-Term Incentive Plan.....................  63

THE MERGER AGREEMENT......................................................   69
  Closing; Effective Time of the Partnership Merger and the Merger........   69
  Archstone Reorganization................................................   69
  Merger Consideration and Partnership Merger Consideration...............   71
  Treatment of Smith Residential Stock Options............................   72
  Representations and Warranties of Archstone, Archstone-Smith, Smith
   Residential and Smith Partnership......................................   73
  Conduct of Business Pending the Merger and the Partnership Merger.......   74
  Pre-Merger Dividends and Distributions..................................   77
  Conditions to the Merger and the Partnership Merger.....................   78
  No Solicitation by Smith Residential or Smith Partnership...............   81
  Termination of the Merger Agreement.....................................   84
  Waiver and Amendment of the Merger Agreement............................   88
  Indemnification; Directors' and Officers' Insurance.....................   89
  Assumption of Smith Residential's Obligations Under Registration Rights
   Agreements.............................................................   90
  Voting Agreements.......................................................   90
  Acquisition of Non-Controlled Subsidiaries..............................   91
  Shareholders' Agreement.................................................   92
  Tax Related Undertakings of Archstone...................................   95

FEDERAL INCOME TAX CONSEQUENCES...........................................  100
  Overview................................................................  100
  Summary of Tax Opinions Relating to the Partnership Merger..............  101
  Summary of the Federal Income Tax Consequences of the Merger and the
   Partnership Merger to Smith Partnership Unitholders....................  103
  Tax Status of Archstone-Smith Operating Trust...........................  104
  Federal Income Tax Consequences to the Smith Partnership Unitholders of
   the Merger Between Smith Residential and Archstone-Smith ..............  106
  Tax Consequences of the Partnership Merger to Smith Partnership
   Unitholders............................................................  107
  Effect of Subsequent Events.............................................  115
  Tax Consequences of Ownership of Archstone-Smith Operating Trust Units
   After the Partnership Merger...........................................  117
  REIT Qualification of Archstone-Smith Following the Partnership Merger
   and the Merger.........................................................  126

FEDERAL INCOME TAX CONSIDERATIONS WITH RESPECT TO ARCHSTONE-SMITH AS
 A REIT...................................................................  127
  Taxation of Archstone-Smith.............................................  128
  Taxation of Its Shareholders............................................  136
  Other Tax Considerations................................................  138

DESCRIPTION OF ARCHSTONE SHARES OF BENEFICIAL INTEREST....................  140
  General.................................................................  140
  Common Units............................................................  141
  Unitholder Purchase Rights..............................................  142
  Preferred Units.........................................................  143
  Power to Issue Additional Common Units and Preferred Units..............  153
  Transfer Agent and Registrar............................................  154
  Anti-Takeover Considerations............................................  154
  Capital Contributions...................................................  155
  Distributions...........................................................  155

                                                                           Page
                                                                           ----
  Preemptive Rights.......................................................  156
  Conversion; Redemption..................................................  156
  Management..............................................................  158
  Sale of Substantially All of Archstone's Assets.........................  158
  Transfers...............................................................  159
  Amendment of Declaration of Trust.......................................  160
  Meetings................................................................  161

COMPARISON OF UNITHOLDER RIGHTS...........................................  162
  Capitalization..........................................................  162
  Issuance of Additional Partnership or Unit Interests....................  163
  Capital Contributions...................................................  164
  Distributions...........................................................  164
  Preemptive Rights.......................................................  165
  Conversion; Redemption..................................................  166
  Management..............................................................  169
  Sale of Substantially All of Archstone's Assets.........................  169
  Indemnification.........................................................  170
  Transfers...............................................................  172
  Amendment of Declaration of Trust or Partnership Agreement.............. 174
  Meetings................................................................ 176
  Financial Statements and Reports........................................ 176
  Appraisal/Dissenters' Rights............................................ 177
  Unitholder Protection Rights Agreements................................. 177

DESCRIPTION OF ARCHSTONE-SMITH SHARES OF BENEFICIAL INTEREST.............. 178
  General................................................................. 178
  Common Shares........................................................... 179
  Shareholder Purchase Rights............................................. 180
  Preferred Shares........................................................ 180
  New Series H, I, J, K and L Preferred Shares............................ 186
  REIT Ownership Limitations and Transfer Restrictions Applicable to
   Archstone-Smith Common Shares and Series A, C, D, E, F and G Preferred
   Shares................................................................. 192
  REIT Ownership Limitations and Transfer Restrictions Applicable to
   Archstone-Smith Series H, I, J, K and L Preferred Shares............... 194
  Transfer Agent and Registrar............................................ 195
  Anti-Takeover Considerations............................................ 195

COMPARISON OF SHAREHOLDER RIGHTS.......................................... 197
  Authorized Shares....................................................... 197
  Voting Rights........................................................... 199
  Classification of the Board; Removal of Directors/Trustees.............. 199
  Number of Directors/Trustees; Vacancies................................. 200
  Limitation of Trustee/Director and Officer Liability.................... 201
  Indemnification......................................................... 201
  Duties of Trustees and Directors........................................ 203
                                                                           204
  Call of Special Meetings of Shareholders................................
  Advance Notice Provisions for Shareholder Nominations and Shareholder
   New Business Proposals................................................. 204
  Amendment of the Smith Residential Charter and the Archstone and
   Archstone-Smith Declarations of Trust.................................. 205
  Amendment of the Bylaws................................................. 205

                                                                          Page
                                                                          ----
  Mergers, Consolidations and Sales of Assets............................  205
  Dissolution of Smith Residential, Archstone or Archstone-Smith;
   Termination of REIT Status............................................  206
  Business Combinations with Interested Shareholders.....................  206
  Control Share Acquisitions.............................................  207
  Distributions..........................................................  207
  Board Committees.......................................................  208
  Shareholder Rights Plans...............................................  208
  REIT Ownership Limitations.............................................  211

LEGAL MATTERS............................................................  215

EXPERTS..................................................................  215

WHERE YOU CAN FIND MORE INFORMATION......................................  216

WHAT INFORMATION YOU SHOULD RELY ON......................................  218

INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...............  F-1

Annex A--Amended and Restated Agreement and Plan of Merger...............  A-1
Annex B--Amendment to Partnership Agreement of Smith Partnership.........  B-1
Annex C--Archstone-Smith Trust 2001 Long-Term Incentive Plan.............  C-1

                QUESTIONS & ANSWERS ABOUT THE PARTNERSHIP MERGER

Q: Why are Archstone and Smith Partnership proposing the partnership merger?

A: The boards of both Archstone and Smith Residential believe that the merger and the partnership merger represent a strategic combination of two premier real estate organizations that will be in the best interests of all of their respective shareholders and the unitholders of Smith Partnership. The combination brings together two of the most respected brands in the apartment industry. The combined company will own approximately 82,500 apartment units, including approximately 4,500 apartment units in the development pipeline, concentrated in protected markets which have high barriers to entry. The combined company will be the second largest publicly traded REIT in the apartment industry and the fourth largest publicly traded REIT overall in the United States based on total equity market capitalization.

  Archstone-Smith, a recently organized Maryland REIT created to facilitate the transaction, and Smith Residential are merging and Archstone and Smith Partnership are merging in a two-step transaction. As a result of the reorganization of Archstone into an UPREIT structure occurring immediately before the merger, Archstone-Smith will be the sole shareholder of Archstone. The first step of the transaction involves the merger of Smith Residential with and into Archstone-Smith, which we refer to as the "merger" following which Archstone-Smith will be the sole general partner of Smith Partnership and the sole shareholder of Archstone. Smith Residential is currently the sole general partner, and as of August 31, 2001 held approximately 70% of the outstanding common and preferred units, of Smith Partnership. The second step of the transaction involves the merger of Smith Partnership with and into Archstone, which we refer to as the "partnership merger." In connection with the partnership merger, Archstone will be renamed "Archstone-Smith Operating Trust." The partnership merger will be completed at least one hour after the completion of the merger.

Q: What will I receive in the partnership merger?

A: Each outstanding Smith Partnership Class A common unit, other than units owned by Archstone-Smith, as successor to Smith Residential as a result of the merger, will be exchanged for 1.975 Archstone Class A-1 common units and each Smith Partnership Class B common unit will be exchanged for 1.975 Archstone Class B common units. Each outstanding Smith Partnership Class A common unit owned by Archstone-Smith, as successor to Smith Residential as a result of the merger, will be exchanged for 1.975 Archstone Class A-2 common units.

  Subject to the exchange provisions of the Archstone declaration of trust regarding ownership limitations and restrictions on transfer, Archstone Class A-1, Class A-2 and Class B common units have equal liquidation, voting and other rights, except that only the holders of Class A-2 common units have the right to vote in an election of trustees. Archstone Class A-1 and Class A-2 common units have equal distribution rights while Archstone Class B common units will only receive a distribution based on the portion of the period during which they are outstanding.

  Based on the number of Archstone common units expected to be outstanding immediately following the partnership merger, we estimate that approximately 14% of the outstanding Archstone common units will be owned by former Smith Partnership unitholders other than Smith Residential and approximately 86% will be owned by Archstone-Smith. All of the outstanding Archstone preferred units will be owned by Archstone-Smith.

Q: Will I have the right to redeem or convert the Archstone units that I receive in the partnership merger?

A: Yes. You will have the right to redeem the Archstone Class A-1 common units that you receive in the partnership merger in accordance with the declaration of trust of Archstone. Under the Archstone declaration of trust, each

   Archstone Class A-1 common unit issued in the partnership merger, or issuable upon conversion of an Archstone Class B common unit issued in the partnership merger, is subject to a unit redemption right at the option of the holder thereof immediately following the partnership merger. Upon exercise by a unitholder of the redemption right, Archstone is required to acquire the unitholder's Class A-1 common units for an amount of cash per unit based on the market price of Archstone-Smith common shares in accordance with the Archstone declaration of trust. However, Archstone-Smith, in its sole discretion, may elect to assume and directly satisfy Archstone's redemption obligation, in which case Archstone-Smith will pay the redeeming unitholder in Archstone-Smith common shares, or their cash equivalent. Archstone Class B common units will automatically convert on a one-for-one basis into Archstone Class A-1 common units on the day immediately following the record date for the distribution period during which such Archstone Class B common units were issued.

Q: What happens if the value of Archstone units and/or Smith Partnership units changes before the closing of the transaction?

A: The exchange ratio is fixed and no change will be made to the exchange ratio applicable to the partnership merger. Because the market value of Archstone-Smith common shares into which Archstone Class A-1 common units are redeemable will fluctuate before and after the closing of the merger, the value of any Archstone Class A-1 common units that you will receive in the partnership merger, or issuable upon conversion of any Archstone Class B common units you will receive in the partnership merger, will fluctuate as well. On September 19, 2001, Archstone common shares closed at $26.10 per share. You should obtain current market prices for Archstone common shares and shares of Smith Residential common stock, to which the current value of Smith Partnership units correspond, before determining whether to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

Q: Will any fractional Archstone units be issued in the partnership merger?

A: No. A Smith Partnership common unitholder who, based on the 1.975 exchange ratio applicable to the partnership merger, would be entitled to receive a number of Archstone common units that is not a whole number, will receive a number of Archstone common units that is rounded to the nearest whole unit, with 0.5 of a unit rounded up.

Q: Why is Smith Partnership proposing to amend its partnership agreement?

A: In order to complete the partnership merger and the merger, Smith
   Partnership unitholders are being asked to approve an amendment to the partnership agreement of Smith Partnership. The partnership agreement contains a provision that restricts Smith Residential from engaging in any merger or business combination transaction unless the transaction also includes a merger or sale of substantially all of the assets of Smith Partnership which has been approved by the requisite consent of the Smith Partnership unitholders and which will result in Smith Partnership unitholders receiving the same consideration for each unit as is paid to stockholders of Smith Residential. Because the Smith Partnership unitholders will be receiving consideration in the partnership merger that will be different in form, in other words, Archstone units instead of Archstone-Smith shares, from the consideration specified in the partnership agreement of Smith Partnership, Smith Partnership is proposing to amend the partnership agreement to permit the partnership merger to occur pursuant to the terms and for the consideration set forth in the merger agreement.

Q: To what am I being asked to consent?

A: You are being asked to consent to the partnership merger and an amendment to the partnership agreement of Smith Partnership necessary to complete the merger of Smith Residential with and into Archstone-Smith and the merger of Smith Partnership with and into Archstone.

  Approval of the partnership merger requires the consent of holders of at least a majority of the outstanding common units of Smith Partnership, including common units owned by Smith Residential. By authority granted to Smith Residential, as general partner of Smith Partnership, Smith Residential has approved the partnership merger and intends to deliver its written consent to the partnership merger, as permitted under the partnership agreement of Smith Partnership. Since Smith Residential owns a majority in percentage interest of the outstanding common units of Smith Partnership, the approval of the partnership merger is assured.

  Approval of the amendment to the partnership agreement of Smith Partnership requires the consent of holders of at least a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential. Pursuant to the terms of the partnership agreement of Smith Partnership, if you do not complete, execute and return to Smith Partnership the consent form attached to this consent solicitation statement/prospectus prior to 3:00 p.m. Eastern time on Friday, October 26, 2001, such inaction on your part will constitute a vote in favor of the recommendation of Smith Residential, as general partner of Smith Partnership, regarding the amendment to the partnership agreement of Smith Partnership. Smith Residential, as general partner of Smith Partnership, recommends that you approve the amendment to the partnership agreement of Smith Partnership. As a result, if you wish to vote against the amendment to the partnership agreement of Smith Partnership, you must submit an executed consent form indicating such intent not later than the date and time set forth above. Unless holders of a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential, timely submit executed consent forms indicating that such holders wish to vote against the amendment to the partnership agreement of Smith Partnership, the amendment to the partnership agreement of Smith Partnership will be approved.

  All of the Smith Residential directors, who beneficially owned in the aggregate 2,141,832 common units of Smith Partnership, or approximately 5.5% of the outstanding common units of Smith Partnership as of August 31, 2001, have entered into voting agreements agreeing to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

  The Smith Residential board on behalf of Smith Residential, in its capacity as general partner of Smith Partnership, has determined that the partnership merger and the amendment to the partnership agreement of Smith Partnership are in your best interest, and the board recommends, on behalf of Smith Partnership, that you consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

Q: As a Smith Partnership unitholder, do I have dissenters' rights?

A: No. Smith Partnership is organized under Delaware law. Under Delaware law and the terms of the partnership agreement of Smith Partnership, Smith Partnership unitholders have no rights to dissent and receive the appraised value of their units in the partnership merger.

Q. How soon after the consent of unitholders of Smith Partnership is obtained will the partnership merger occur?

A. If the merger agreement, the merger and the partnership merger are approved at both the Archstone and Smith Residential special meetings, as applicable, and the unitholders of Smith Partnership consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership, we anticipate that the merger and the partnership merger will occur as soon as practicable after the special meetings, the receipt of the written consent of Smith Partnership unitholders and satisfaction or waiver of the conditions set forth in the merger agreement. We currently expect that it will take at least three days to close all of the transactions involved in the reorganization of Archstone into an UPREIT, the merger of Smith Residential with and into Archstone-Smith and the merger of Smith Partnership with and into Archstone.

Q: As a Smith Partnership unitholder, will I recognize gain or loss as a result of the partnership merger?

A: The partnership merger generally is intended to qualify as a nonrecognition transaction for federal income tax purposes for Smith Partnership unitholders. However, if you experience a reduction in your share of partnership liabilities of Smith Partnership when compared to your share of partnership liabilities following the partnership merger, you will recognize taxable gain to the extent that the amount of that reduction in partnership liabilities exceeds your adjusted tax basis in your Smith Partnership units immediately before the partnership merger. In addition, other circumstances present at the time of the partnership merger and/or subsequent events could cause you to recognize taxable gain as a result of the partnership merger.

  In general, a Smith Partnership unitholder who acquires Archstone units in the partnership merger will have an initial basis in his, her or its Archstone common units equal to its basis in his, her or its Smith Partnership units, adjusted to reflect the effects of the partnership merger. For example, a Smith Partnership unitholder's adjusted basis in his, her or its Smith Partnership units will be adjusted upward or downward to reflect any increase or decrease, respectively, in the unitholder's share of liabilities immediately after the partnership merger. See "Federal Income Tax Consequences--Tax Consequences of Ownership of Archstone-Smith Operating Trust Units After the Partnership Merger" beginning on page 117.

  The tax consequences of the partnership merger are very complicated and will vary for each of you according to your own circumstances. Therefore, it is important that you consult with your own tax advisor for a full understanding of the tax consequences of the partnership merger to you.

Q: What will my distributions be before and after the partnership merger?

A: Until the partnership merger is completed, Smith Partnership unitholders will continue to receive regular distributions in accordance with the partnership agreement of Smith Partnership. Smith Partnership's current quarterly distributions are $0.585 per common unit. In addition, Smith Partnership will pay, if necessary, a final distribution in an amount equal to the minimum amount necessary to maintain Smith Residential's REIT status under the Internal Revenue Code and to avoid the payment by Smith Residential of any corporate level tax with respect to undistributed income or gain, as required by the merger agreement.

  In the partnership merger, each outstanding Smith Partnership Class A common unit, other than units owned by Archstone-Smith, as successor to Smith Residential as a result of the merger, will be exchanged for 1.975 Archstone Class A-1 common units, and each outstanding Smith Partnership Class B common unit will be exchanged for 1.975 Archstone Class B common units.

  After the completion of the partnership merger, as an Archstone unitholder you will receive distributions in accordance with the declaration of trust of Archstone. Archstone's current quarterly distributions are $0.41 per common share. Upon completion of the partnership merger, you will not receive any further distributions on your units of Smith Partnership, other than any distributions declared but not yet paid.

Q: What should I do now?

A: You should indicate on your consent form whether or not you consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership, and sign and mail it in the enclosed postage-paid envelope as soon as possible. If you sign and send in your consent form and do not indicate whether you consent, your consent will be deemed to have been given in favor of the proposal to approve the partnership merger and the proposal to approve the amendment to the partnership agreement of Smith Partnership.

  In order to be counted, your consent form must be received by Smith Partnership prior to 3:00 p.m. Eastern time on Friday, October 26, 2001. As set forth above, if you do not complete, execute and return to Smith Partnership the consent form attached to this consent solicitation statement/prospectus prior to 3:00 p.m. Eastern time on Friday, October 26, 2001, such inaction on your part will be deemed to constitute a vote in favor of the recommendation of Smith Residential, as general partner of Smith Partnership, regarding the amendment to the partnership agreement of Smith Partnership. Smith Residential, as general partner of Smith Partnership, recommends that you approve the amendment to the partnership agreement of Smith Partnership. As a result, if you wish to vote against the amendment to the partnership agreement of Smith Partnership, you must submit an executed consent form indicating such intent not later than the date and time set forth above.

Q: Should I send in my unit certificates now?

A: No. After the partnership merger, Archstone will send to former Smith
   Partnership common unitholders a letter of transmittal explaining what you must do to exchange your Smith Partnership common unit certificates for Archstone common unit certificates.

Q: Who can answer my questions?

A: If you have questions about the partnership merger or the amendment to the partnerships agreement of Smith Partnership, or desire additional copies of this consent solicitation statement/prospectus or the consent form, you should contact:

  Charles E. Smith Residential Realty L.P.
  c/o Charles E. Smith Residential Realty, Inc.
  2345 Crystal Drive
  Arlington, Virginia 22202
  Attention: Greg Samay
  Telephone: (703) 769-1029

  or

  Archstone Communities Trust
  7670 South Chester Street, Suite 100
  Englewood, Colorado 80112
  Attention: Julie Brubaker
  Telephone: (800) 982-9293

                                    SUMMARY

   This summary highlights selected information from this consent solicitation statement/prospectus. It may not contain all of the detailed information that may be important to you. To understand the partnership merger and the merger fully and for a more complete description of the legal terms of the merger and the partnership merger, you should read carefully this entire document and the other documents to which we refer, including the merger agreement. As used in this consent solicitation statement/prospectus, references to "Archstone" after completion of the partnership merger mean "Archstone-Smith Operating Trust." References to "shares" of Archstone mean shares of beneficial interest of Archstone Communities Trust prior to completion of the partnership merger and references to "units" of Archstone mean shares of beneficial interest of Archstone-Smith Operating Trust after completion of the partnership merger. For more information about Archstone-Smith, Archstone, Smith Residential and Smith Partnership, see "Where You Can Find More Information" beginning on page 216. Each item in this summary refers to the first page where that subject is discussed more fully.

The Companies and the Partnership

   Archstone Communities Trust
  7670 South Chester Street
  Suite 100
  Englewood, Colorado 80112
  (303) 708-5959

   Archstone Communities Trust is a real estate operating company focused on the operation, development, acquisition, redevelopment and long-term ownership of apartment communities in protected markets which have high barriers to entry. As of July 31, 2001, Archstone's portfolio comprised of 179 communities representing 54,659 apartment units, including 3,746 apartment units in the development pipeline. Archstone's principal focus is to maximize shareholder value by:

  . Owning apartment communities in protected markets with strong economic growth;

  .  Generating long-term sustainable growth in cash flow from operations;

  . Managing its invested capital, through the disposition of assets that no longer meet its investment objectives, in an effort to maximize long-term value creation; and

  . Strengthening its brand position and reputation for quality through superior customer service to its residents.

   Archstone was formed in 1963 and is organized as a real estate investment trust under the laws of the State of Maryland.

   Charles E. Smith Residential Realty, Inc.
   Charles E. Smith Residential Realty L.P.
  2345 Crystal Drive
  Arlington, Virginia 22202
  (703) 920-8500

   Charles E. Smith Residential Realty, Inc. is a self-managed equity REIT that acquires, develops, manages and operates multifamily properties primarily in the Washington, D.C., Chicago, Illinois and Boston, Massachusetts metropolitan areas and in southeast Florida. Smith Residential is a fully integrated real estate organization with in-house acquisition, development, financing, marketing, property management and leasing expertise. Its primary strategy for growth is to acquire, develop, own and manage high quality multifamily properties to generate long-term income and increases in value.

   As an UPREIT, Smith Residential owns substantially all of its assets and conducts all of its operations through Charles E. Smith Residential Realty L.P. and its subsidiaries. Smith Residential is the sole general partner of Smith Partnership. As of August 31, 2001, Smith Residential owned approximately 70% of the outstanding common and preferred units of Smith Partnership.

   As of July 31, 2001, Smith Residential, through Smith Partnership and its subsidiaries, owned 59 operating apartment properties containing 27,186 apartment units, had 480 apartment units under construction at one owned site, had 226 apartment units under construction at one site for which Smith Residential owned substantially all of the economic interest, and had an agreement to purchase 383 units at one additional site. Smith Residential also had interests in three operating apartment properties totaling 1,267 apartment units and in one property under construction totaling 630 apartment units. In addition, Smith Residential owns one freestanding retail shopping center aggregating 205,000 square feet, and through controlled and non-controlled subsidiaries, conducts property service businesses for its own properties and residential and commercial properties owned by third parties.

   Smith Residential was incorporated in 1993 as a corporation under the laws of the State of Maryland. Smith Partnership was formed in 1993 as a limited partnership under the laws of the State of Delaware.

The Combined Companies

   Archstone-Smith Trust
   Archstone-Smith Operating Trust
  7670 South Chester Street
  Suite 100
  Englewood, Colorado 80112
  (303) 708-5959

   Upon completion of the reorganization of Archstone into an umbrella partnership real estate investment trust, or "UPREIT," the merger and the partnership merger, Archstone-Smith will own substantially all of its assets and will conduct all of its operations through Archstone, which will be renamed "Archstone-Smith Operating Trust." Archstone-Smith will be the sole trustee of, and own approximately an 86% interest in, Archstone, assuming that,

  . none of the common unitholders of Smith Partnership redeem their units for cash or Smith Residential common stock, and

  . each holder of convertible securities, other than options, of Archstone, Smith Residential or Smith Partnership, or any of their respective subsidiaries, converts or exercises those securities for Archstone common shares, shares of Smith Residential common stock or common units of Smith Partnership.

   Archstone-Smith will own a portfolio comprising approximately 240 communities representing approximately 82,500 apartment units, including approximately 4,500 apartment units in the development pipeline. The Archstone-Smith portfolio will include approximately 62,500 garden apartment units and approximately 20,000 high-rise apartment units. Based on the $26.10 per share closing price of Archstone common shares on the New York Stock Exchange on September 19, 2001, the latest practicable date before mailing this consent solicitation statement/prospectus, the total debt and equity market capitalization of Archstone-Smith is estimated to be approximately $9.6 billion immediately following the merger.

   Archstone-Smith, currently a wholly owned subsidiary of Archstone, was organized in May 2001 as a real estate investment trust under the laws of the State of Maryland in connection with entering into the merger agreement and in order to facilitate the transactions contemplated thereby.

Smith Partnership Unitholders' Consent (see page 39)

   The partnership agreement of Smith Partnership requires the approval of the partnership merger by holders of at least a majority of the outstanding common units of Smith Partnership, including common units owned by Smith Residential. By authority granted to Smith Residential, as general partner of Smith Partnership, Smith Residential has approved the partnership merger and intends to take action by written consent, as permitted under the partnership agreement of Smith Partnership, to approve the partnership merger. Since Smith Residential owns a majority in percentage interest of the outstanding common units of Smith Partnership, the approval of the partnership merger is assured.

   In addition, in order to complete the partnership merger, an amendment to the partnership agreement of Smith Partnership must be approved by holders of at least a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential.

   The partnership agreement of Smith Partnership contains a provision that restricts Smith Residential from engaging in any merger or business combination transaction unless the transaction also includes a merger or sale of substantially all of the assets of Smith Partnership which has been approved by the requisite consent of Smith Partnership unitholders and which will result in Smith Partnership unitholders receiving the same consideration for each unit as is paid to stockholders of Smith Residential. Because the Smith Partnership unitholders will be receiving consideration in the partnership merger that will be different in form, in other words, Archstone units instead of Archstone- Smith shares, from the consideration specified in the partnership agreement of Smith Partnership, Smith Partnership is proposing to amend the partnership agreement to permit the merger and the partnership merger to occur pursuant to the terms and for the consideration set forth in the merger agreement.

   Pursuant to the terms of the partnership agreement of Smith Partnership, any Smith Partnership common unitholder that does not complete, execute and return to Smith Partnership the consent form attached to this consent solicitation statement/prospectus prior to 3:00 p.m. Eastern time on Friday, October 26, 2001, will be deemed to have voted in favor of the recommendation of Smith Residential, as general partner of Smith Partnership, regarding amendment to the partnership agreement of Smith Partnership. Smith Residential, as general partner of Smith Partnership, recommends that Smith Partnership unitholders approve the amendment to the partnership agreement of Smith Partnership. As a result, any common unitholder that wishes to vote against the amendment to the partnership agreement of Smith Partnership must submit an executed consent form indicating such intent not later than the date and time set forth above. Unless holders of a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential, timely submit executed consent forms indicating that such holders wish to vote against the amendment to the partnership agreement of Smith Partnership, the amendment to the partnership agreement of Smith Partnership will be approved.

   All of the Smith Residential directors, who beneficially owned in the aggregate 2,141,832 common units of Smith Partnership, or approximately 5.5% of the outstanding common units of Smith Partnership as of August 31, 2001, have entered into voting agreements agreeing to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

Approval of the Merger Agreement and the Merger by Archstone-Smith Common Shareholders and Smith Residential Common Stockholders

   By separate joint proxy statement/prospectus, the Archstone board is soliciting the approval of the amendment to the Archstone declaration of trust, the reorganization of Archstone into an UPREIT, including the mergers contemplated thereby, and the merger agreement, the merger and the partnership merger from the Archstone common shareholders and the Smith Residential board is soliciting the approval of the merger agreement and the merger from the Smith Residential common stockholders. The joint proxy statement/prospectus also constitutes a prospectus of Archstone-Smith with regard to the Archstone-Smith common and preferred shares to be issued to the Smith Residential common and preferred stockholders in the merger.

   Approval of the merger agreement and the merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Smith Residential common stock as of the record date for the Smith Residential special meeting. As of the record date for the Smith Residential special meeting, the Smith Residential directors, executive officers and their affiliates beneficially owned, excluding stock options and Smith Partnership units held by them, 305,985 shares of Smith Residential common stock representing approximately 1% of the outstanding shares of Smith Residential common stock entitled to be voted at the Smith Residential special meeting. All of the Smith Residential directors, who in the aggregate beneficially owned, excluding stock options held by them, 242,664 shares of Smith Residential common stock, or approximately 1% of the outstanding shares of Smith Residential common stock as of the record date, have entered into voting agreements agreeing to vote these shares in favor of the merger agreement and the merger at the Smith Residential special meeting and agreeing to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership. The vote of Smith Residential preferred stockholders is not required for approval of the merger agreement and the merger and such stockholders are not entitled to vote thereon.

   Approval of the amendment to the Archstone declaration of trust, the reorganization of Archstone into an UPREIT, including the mergers contemplated thereby, and the merger agreement and the merger each requires the affirmative vote of the holders of at least a majority of the outstanding Archstone common shares as of the record date for the special meeting. As of the record date for the Archstone special meeting, the Archstone trustees, executive officers and their affiliates beneficially owned, excluding share options held by them, 927,478 Archstone common shares representing less than 1% of the outstanding Archstone common shares entitled to be voted at the Archstone special meeting. All of the Archstone trustees, who beneficially owned in the aggregate 572,230 Archstone common shares, excluding share options held by them, or less than 1% of the outstanding Archstone common shares as of the record date, have entered into voting agreements agreeing to vote these shares in favor of the merger agreement, the merger and the transactions contemplated thereby at the Archstone special meeting. The vote of Archstone preferred shareholders is not required for approval of any of the proposals.

   The consummation of the partnership merger is conditioned upon completion of the merger and the partnership merger will not be completed if the merger agreement, the merger and the partnership merger do not receive the required approval of the Archstone common shareholders and the Smith Residential stockholders, as applicable.

Recommendation of Smith Residential Board (see page 54)

   The Smith Residential board of directors, on behalf of Smith Residential, in its capacity as general partner of Smith Partnership, has unanimously adopted and approved the merger agreement, the partnership merger and the amendment to the partnership agreement of Smith Partnership, has determined that the merger agreement, the partnership merger and the amendment to the partnership agreement of Smith Partnership are advisable and in the best interests of Smith Partnership and its unitholders and recommends that Smith Partnership unitholders consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership. Smith Partnership unitholders also should refer to the reasons that the Smith Residential board considered in determining whether to consent to the partnership merger beginning on page 54.

Risks Associated with the Merger and the Partnership Merger (see page 30)

   The Smith Residential board believes that the merger is in the best interest of its stockholders and that the partnership merger is in the best interest of Smith Partnership unitholders. There are, however, risks associated with the merger and the partnership merger that you should consider in deciding whether to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership. These risks include, among others:

  . the fact that the value of Archstone Class A-1 common units that Smith Partnership unitholders will receive in the partnership merger, or issuable upon conversion of Archstone Class B common units issued in the partnership merger, will fluctuate based on the market price of Archstone common shares through the closing of the merger and the Archstone-Smith common shares thereafter, and may have a value lower than expected;

  . the fact that Archstone historically has not owned or operated high-rise apartment buildings and that the value of the Archstone common units you receive in the partnership merger may decline if Archstone fails to operate successfully the high-rise apartment buildings acquired in the partnership merger;

  . Archstone-Smith will be restricted in its ability to sell the properties located in the Crystal City area of Arlington, Virginia without the consent of Messrs. Smith and Kogod, which could result in the inability of Archstone-Smith to sell these properties at an opportune time and increased costs to Archstone-Smith;

  . the potential inability of Archstone and Archstone-Smith to merge and integrate successfully the operations of Smith Residential and Smith Partnership and to realize the cost savings expected from the merger and the partnership merger, including economies of scale, which could have a negative impact on the market price of Archstone-Smith common shares after the merger and the value of Archstone units after the partnership merger;

  . the fact that there is not expected to be a public market for the Archstone Class A-1 common units issued in the partnership merger, or issuable upon conversion of Archstone Class B units issued in the partnership merger, which may cause some difficulty in selling any Archstone Class A-1 or Class B common units you receive in the partnership merger;

  . the fact that the directors and executive officers of Smith Residential may have interests in, and will continue to receive benefits from, the merger and the partnership merger that are different from, or in addition to, and, therefore, may conflict with, the interests of Smith Partnership unitholders in the merger and the partnership merger;

  . the fact that Smith Residential and Smith Partnership may have already incurred substantial expenses in connection with the merger and the partnership merger, and may incur additional expenses in the event that the merger and the partnership merger are not completed;

  . the fact that Smith Residential and Smith Partnership may be required to pay a termination fee of up to $95 million under specified circumstances and that the threat of such payment may discourage some third-party proposals to acquire Smith Residential or Smith Partnership that Smith Partnership unitholders may otherwise find desirable;

  . the fact that no fairness opinion was obtained by Smith Partnership in connection with the partnership merger;

  . the fact that the merger is anticipated to result in dilution to Archstone's expected 2002 funds from operation of approximately $.03 per share and dilution to net earnings per share of $0.20 on a pro forma basis for the six months ended June 30, 2001;

  . the fact that Archstone-Smith's outstanding debt obligations could adversely affect our future financial performance;

  . Smith Partnership unitholders who have a taxable year other than a calendar year may be required to include their Smith Partnership distributions as income sooner than they otherwise would have as a result of the merger;

  . Smith Partnership unitholders may recognize taxable gain at the time of the partnership merger if they receive a distribution that exceeds their aggregate adjusted basis in their units;

  . Future events could cause Smith Partnership unitholders to recognize gain and, in determining whether to take actions with respect to future events Archstone-Smith is not required to take into account the tax consequences to unitholders;

  . If Archstone fails to qualify as a partnership for federal income tax purposes, unitholders could recognize a substantial amount of taxable gain; and

  . Archstone unitholders may be subject to taxes and may be required to file tax returns in each state or jurisdiction where Archstone owns properties or does business.

  . Archstone unitholders who exercise control over Archstone may have personal liability in some jurisdictions if Archstone were treated as a common law trust.

The Merger Agreement (see page 69)

   The merger agreement is attached at the back of this document as Annex A. We urge you to read the merger agreement because it is the legal document that governs the merger and the partnership merger.

   The merger agreement contemplates the following transactions:

  .  the reorganization of Archstone into an UPREIT

   -- Archstone will be reorganized into an UPREIT in a transaction pursuant to which Archstone, or, in the alternative structure, a newly created Maryland real estate investment trust that will be the successor to Archstone's assets and liabilities, which we also refer to as "Archstone," will become a subsidiary of Archstone-Smith, followed by

   -- the election by Archstone to be treated for federal income tax purposes as either a domestic eligible entity with a single owner disregarded as a separate entity or as a partnership, followed by

  .  the merger of Smith Residential with Archstone-Smith

   -- the merger, in which Smith Residential will merge with and into Archstone-Smith and Smith Residential will cease to exist, followed by

  .  the merger of Smith Partnership with Archstone

   -- the partnership merger, in which Smith Partnership will merge with and into Archstone and Smith Partnership will cease to exist, with Archstone thereafter being treated as a partnership for federal income tax purposes.

   The partnership merger will be completed at least one hour following the merger.

 Structure Diagrams

   The following diagrams depict in summary form the structure of Archstone and Smith Residential as of August 31, 2001, and the steps that will be necessary to complete the reorganization of Archstone into an UPREIT, the merger and the partnership merger, and the resulting structure of Archstone-Smith, assuming that:

  . none of the common unitholders of Smith Partnership redeem their units for cash or Smith Residential common stock; and

  . each holder of convertible securities, other than options of Archstone, Smith Residential or Smith Partnership, or any of their respective subsidiaries, converts or exercises those securities for Archstone common shares, shares of Smith Residential common stock or common units of Smith Partnership.

   Each outstanding unit of Smith Partnership, other than those owned by Smith Residential, is subject to a redemption right exercisable by the holder. Upon exercise by a unitholder of the redemption right, Smith Partnership is required to acquire the unitholder's units for an amount in cash per unit based on the market price of Smith Residential common stock. However, Smith Residential, in its sole discretion, may elect to assume and directly satisfy Smith Partnership's redemption obligation, in which case Smith Residential will pay the redeeming unitholder in shares of Smith Residential common stock or their cash equivalent.

   The diagrams labeled Step 1 and Step 2 show the reorganization of Archstone into an UPREIT using the primary structure. The reorganization of Archstone into an UPREIT may also be completed using an alternative structure if specified conditions are not met. For more information, please read "The Merger Agreement--Archstone Reorganization" beginning on page 69. The diagram labeled Step 3 shows the merger and the partnership merger. The percentages in the diagrams reflect the expected ownership of Smith Partnership units as of August 31, 2001, and of Archstone units following the partnership merger.

                                    [GRAPH]

                               Current Structure

                Smith Shareholders         Archstone Shareholders


                  Charles E. Smith                Archstone
               Residential Realty Inc.        Communities Trust

                                 66% GP

                  Charles E. Smith
                     Residential
                     Realty, L.P.


   Step 1                                  Step 2

  Archstone                               Archstone
 Shareholders                           Shareholders


   Archstone                              Archstone
Communities Trust                      Communities Trust
                     Archstone                                Archstone
                       forms                                 merges with
                    Archstone-Smith                           Merger Sub


Archstone-Smith                         Archstone Smith
                    Archstone-Smith
                         forms
                      Merger Sub


  Merger Sub                               Merger Sub

                                    [GRAPH]

                                    Step 3


              Smith Stockholders          Archstone Shareholders

                                    Merger
                                     into
                                Archstone-Smith

              Charles E. Smith
             Residential Realty,              Archstone-Smith
                    Inc.

                             66% GP
                                    Merger
                                into Archstone

              Charles E. Smith                   Archstone
                 Residential                 Communities Trust
                Realty, L.P.


                                    Result


                 Former Smith                 Former Archstone
                 Stockholders                   Shareholders

                     28.4%                          71.6%

                                Archstone-Smith

                                              87.3% Owner


                                Archstone-Smith
                                Operating Trust

 Conditions to the Partnership Merger and the Merger (see page 78)

   Before the partnership merger and the merger can be completed, a number of conditions must be satisfied. These include:

  . the approval of the partnership merger by the unitholders of Smith Partnership, including Smith Residential, which is assured, and the approval of an amendment to the partnership agreement of Smith Partnership by Smith Partnership unitholders, excluding Smith Residential;

  . the approval of the merger agreement and the merger, which includes the reorganization of Archstone into an UPREIT, by Archstone common shareholders;

  . the approval of the merger agreement and the merger by Smith Residential common stockholders;

  . the absence of a court order or law preventing the completion of the Archstone reorganization, the partnership merger or the merger; and

  .  other customary closing conditions.

   Where the law permits, Archstone, or Archstone-Smith on the one hand, or Smith Residential or Smith Partnership, on the other hand, could decide to complete the partnership merger and the merger even though one or more conditions are not satisfied. By law, neither Archstone or Archstone-Smith, on the one hand, nor Smith Residential or Smith Partnership, on the other hand, can waive:

  . the requirement that unitholders of Smith Partnership approve the partnership merger and the amendment to the partnership agreement of Smith Partnership;

  . the requirement that Archstone common shareholders and Smith Residential common stockholders approve the merger agreement and the merger; or

  . any court order or law preventing the closing of the merger or the partnership merger.

   Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the Archstone-Smith board acting on its own behalf or in its capacity as sole trustee of Archstone, or the Smith Residential board, acting on its own behalf or in its capacity as general partner of Smith Partnership. If Archstone and Archstone-Smith or Smith Residential and Smith Partnership waived compliance with one or more of the other conditions and the condition was deemed material to a vote of Archstone common shareholders, Smith Residential common stockholders and/or Smith Partnership unitholders, then Archstone, Smith Residential and/or Smith Partnership would have to resolicit shareholder, stockholder and/or unitholder approval, as applicable, before closing the merger or the partnership merger. Smith Partnership does not intend to resolicit unitholders for any waiver that, in the judgment of Smith Residential, as general partner of Smith Partnership, does not require resolicitation of Smith Partnership unitholders.

   It is a condition to the closing of the merger and the partnership merger that Mayer, Brown & Platt, counsel to Archstone and Archstone-Smith, and Hogan & Hartson L.L.P., counsel to Smith Residential and Smith Partnership, deliver opinions regarding various issues, including opinions that the merger qualifies as a reorganization under the provisions of section 368(a) of the Internal Revenue Code, and that the partnership merger will not result in the recognition of taxable gain or loss at the time of the partnership merger to a Smith Partnership unitholder:

  .  who is a U.S. person;

  . who does not exercise its redemption right with respect to Archstone Class A-1 common units under the Archstone declaration of trust on a date sooner than the date two years after the partnership merger;

  . who does not receive a cash distribution in connection with the partnership merger, or a deemed cash distribution resulting from relief or a deemed relief from liabilities, including as a result of the prepayment of indebtedness of Smith Partnership in connection with or following the partnership merger, in excess of such holder's adjusted basis in its Smith Partnership units at the time of the partnership merger;

  .  who is not required to recognize gain by reason of the application of section 707(a) of the Internal Revenue Code and the Treasury regulations thereunder to the partnership merger, with the result that the partnership merger is treated as part of a "disguised sale" by reason of any transactions undertaken by Smith Partnership prior to or in connection with the partnership merger or any debt of Smith Partnership that is assumed or repaid in connection with the partnership merger; and

  . whose "at risk" amount does not fall below zero as a result of the merger and the partnership merger.

   In addition, it is a condition to the closing of the merger and the partnership merger, that Mayer, Brown & Platt deliver an opinion that the reorganization of Archstone into an UPREIT will qualify as a reorganization under section 368(a)(1)(F) of the Internal Revenue Code.

   It is also a condition to the closing of the merger and the partnership merger that Hogan & Hartson L.L.P. deliver an opinion that Smith Partnership has been, since June 30, 1994 through and including its taxable year ending at the time of the partnership merger, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation, and that Mayer, Brown & Platt deliver an opinion that immediately prior to, and at the time of, the partnership merger, Archstone, or an entity that Archstone will merge into as part of Archstone's reorganization into an UPREIT, is and will be treated for federal income tax purposes pursuant to Treasury regulation section 301.7701-3 as a partnership or an entity disregarded as a separate entity and not as a corporation or association taxable as a corporation.

   It is also a condition to the closing of the merger and the partnership merger that Hogan & Hartson L.L.P. deliver an opinion that commencing with its taxable year ended December 31, 1994 through and including its taxable year ending at the time of the merger, Smith Residential was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that Mayer, Brown & Platt deliver an opinion that commencing with Archstone's taxable year ended December 31, 1994, until either the time Archstone makes an election to be treated as a partnership or the time that Archstone merges into a wholly owned subsidiary of Archstone-Smith into which Smith Partnership will merge, Archstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that Archstone-Smith's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code commencing with its taxable year ending December 31, 2001.

   The delivery of these opinions, although waiveable under the terms of the merger agreement, will not be waived.

 Termination of the Merger Agreement (see page 84)

   Archstone and Smith Residential may terminate the merger agreement, whether before or after the required shareholder and unitholder approvals are obtained, by mutual written consent duly authorized by the Archstone board and the Smith Residential board, or if:

  . a judgment, injunction, order, decree or action by any governmental entity preventing the consummation of either the merger or the partnership merger becomes final and non-appealable;

  . the merger and the partnership merger have not been completed before March 31, 2002; however, neither Archstone nor Smith Residential may terminate the merger agreement if its breach is the reason that the merger or the partnership merger have not been completed by that date;

  . the holders of at least two-thirds of the outstanding shares of Smith Residential common stock fail to approve the merger and the merger agreement, or if the holders of Smith Partnership units fail to approve the partnership merger or the amendment to the partnership agreement of Smith Partnership by the required consent, but Smith Residential may not terminate for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required stockholder votes and unitholder consents; or

  . the holders of at least a majority of the outstanding Archstone common shares fail to approve the merger and the merger agreement, but Archstone may not terminate for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder votes.

   Archstone also may terminate the merger agreement if:

  . Smith Residential or Smith Partnership breaches or fails to perform any of its covenants, obligations or agreements contained in the merger agreement, or upon a breach of any representation or warranty of Smith Residential or Smith Partnership or if any representation or warranty of Smith Residential or Smith Partnership is or becomes untrue, in either case so that the conditions to the consummation of the merger contained in the merger agreement would be incapable of being satisfied by March 31, 2002, or as otherwise extended by the parties;

  . the Smith Residential board has failed to recommend or has withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Archstone, its approval or recommendation of the merger, the partnership merger or the merger agreement, or approved or recommended any superior alternative acquisition proposal or the Smith Residential board or any committee of the Smith Residential board has resolved to do any of the foregoing; or

  . following the announcement or receipt of an alternative acquisition proposal, Smith Residential has failed to call a special meeting of stockholders or failed to prepare and mail to its stockholders its joint proxy statement/prospectus, or the Smith Residential board or any committee of the Smith Residential board has resolved to do any of the foregoing.

   Smith Residential also may terminate the merger agreement if:

  . Archstone or Archstone-Smith breaches or fails to perform any of its covenants, obligations or agreements contained in the merger agreement, or upon a breach of any representation or warranty of Archstone or Archstone-Smith, or if any representation or warranty of Archstone or Archstone-Smith is or becomes untrue, in either case so that the conditions to the consummation of the merger contained in the merger agreement would be incapable of being satisfied by March 31, 2002, or as otherwise extended by the parties; or

  . the Smith Residential board has withdrawn, modified, amended or qualified in any manner adverse to Archstone its approval or recommendation of the merger, the partnership merger or the merger agreement in connection with, or approved or recommended, any superior alternative acquisition proposal, or in order to enter into a binding written agreement with respect to a superior alternative acquisition proposal, so long as, in each case, Smith Residential has complied with the terms of the no solicitation provisions contained in the merger agreement and, at the same time as or before terminating the merger agreement, has paid to Archstone the termination fee.

 Termination Fee and Termination Expenses (see page 85)

   Smith Residential and Smith Partnership have agreed to pay to Archstone a termination fee of up to $95 million prior to or upon such termination if the merger agreement is terminated:

  . by Smith Residential under the circumstances described above where it is permitted to terminate the merger agreement because its board of directors has withdrawn, modified, amended or qualified in any manner adverse to Archstone its approval or recommendation of the merger, the partnership merger or the merger agreement in connection with, or approved or recommended, any superior alternative acquisition proposal, or in order to enter into a binding written agreement with respect to a superior alternative acquisition proposal, so long as, in each case, Smith Residential complied with the terms of the no solicitation provisions contained in the merger agreement; or

  . by Archstone, if the Smith Residential board has failed to recommend or has withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Archstone its approval or recommendation of the merger, the partnership merger or the merger agreement or approved or recommended any superior alternative acquisition proposal, or has resolved to do any of the foregoing.

   The termination fee of up to $95 million would also be payable by Smith Residential and Smith Partnership if:

  . Smith Residential or Smith Partnership has received a proposal for an alternative acquisition transaction before the termination of the merger agreement;

  . before or within 12 months after the termination of the merger agreement, Smith Residential or Smith Partnership enters into an agreement regarding any alternative acquisition transaction that is later completed whether or not the agreement is related to the pre-termination proposal described above; and

  .  Archstone or Archstone-Smith terminated the merger agreement because:

   --Smith Residential or Smith Partnership breaches or fails to perform its covenants, obligations and agreements in the merger agreement, upon a breach of any representation or warranty of Smith Residential or Smith Partnership, or if any of its representations or warranties is or becomes untrue, in either case so that the conditions to the consummation of the merger contained in the merger agreement, relating to performance of covenants and breach of representations and warranties would be incapable of being satisfied by March 31, 2002, or as otherwise extended by the parties,

   --the holders of at least two-thirds of the outstanding Smith Residential common stock fail to approve the merger and the merger agreement or if the holders of Smith Partnership units fail to approve the partnership merger or the amendment to the partnership agreement of Smith Partnership by the required consent, or

   --following the announcement or receipt of an alternative acquisition proposal, Smith Residential has failed to call a special meeting of stockholders or failed to prepare and mail to its stockholders its joint proxy statement/prospectus.

   Any termination fee to be paid under the foregoing will be paid upon the completion of the alternative acquisition transaction.

   Finally, the termination fee of up to $95 million would be payable by Smith Residential and Smith Partnership upon completion of a transaction described below if:

  . Smith Residential terminates the merger agreement because the merger and the partnership merger have not been completed before March 31, 2002 and Smith Residential shall not have breached in any material respect its obligations under the merger agreement in any manner that shall have caused either the merger or the partnership merger to not be completed by March 31, 2002;

  . Smith Residential or Smith Partnership has received a proposal for an alternative acquisition transaction before the termination of the merger agreement;

  . prior to termination of the merger agreement but after receipt of a proposal for an alternative acquisition transaction, Archstone and/or Archstone-Smith does not announce, enter into or agree to effect any merger, acquisition, exchange offer, consolidation, reorganization or other business combination with any third party; and

  . before or within 12 months after the termination of the merger agreement above, Smith Residential or Smith Partnership enters into an agreement regarding any alternative acquisition transaction that is later completed.

   Archstone has not agreed to pay any termination fee under the merger agreement.

   Under the merger agreement, Smith Residential and Smith Partnership, on the one hand, and Archstone, on the other, also may become obligated under specified circumstances to reimburse up to $7.5 million of the other parties' expenses if the merger agreement is terminated. The amount of any termination fee paid by Smith Residential and Smith Partnership would be reduced by any expense reimbursement paid by them.

Summary of Federal Income Tax Consequences (see page 100)

   A Smith Partnership unitholder who receives only Archstone units in the partnership merger generally will not recognize taxable gain at the time of the partnership merger, except to the extent that the unitholder experiences a reduction in his, her or its share of partnership liabilities that exceeds his, her or its adjusted basis in his, her or its Smith Partnership units immediately before the partnership merger. Whether a particular Smith Partnership unitholder will experience a reduction in his, her or its share of partnership liabilities in connection with the partnership merger will depend upon a number of variables, which are discussed more fully under the heading "Federal Income Tax Consequences --Tax Consequences of the Partnership Merger to Smith Partnership Unitholders" beginning on page 107. In addition, subsequent events and transactions could cause a former Smith Partnership unitholder to be required to recognize all or part of the gain deferred at the time of the partnership merger. See "Federal Income Tax Consequences--Effect of Subsequent Events" beginning on page 115. Archstone has agreed to provide certain tax protections for the benefit of Smith Partnership unitholders and to assume existing tax protection agreements in the partnership merger, as described in "The Merger Agreement--Tax Related Undertakings of Archstone" beginning on page 95.

   The tax consequences of the partnership merger to each Smith Partnership unitholder will depend on the particular situation of that unitholder. Therefore, each Smith Partnership unitholder is urged to consult with his, her or its own tax advisor for a full understanding of the tax consequences of the partnership merger.

Regulatory Approvals (see page 62)

   No material federal or state regulatory requirements must be complied with and no approvals must be obtained by Archstone-Smith, Archstone, Smith Residential or Smith Partnership in connection with the reorganization of Archstone into an UPREIT, the merger or the partnership merger.

Accounting Treatment (see page 62)

   The partnership merger and the merger will be treated as a purchase for financial accounting purposes.

Interests of Smith Residential Directors and Executive Officers in the Merger and the Partnership Merger (see page 58)

   In considering the recommendation of the Smith Residential board on behalf of Smith Residential, in its capacity as general partner of Smith Partnership, with respect to the partnership merger and the amendment to the partnership agreement of Smith Partnership, Smith Partnership unitholders should be aware that, as described below, some Smith Residential directors and executive officers have interests in the merger and in the partnership merger that differ from, or are in addition to, and, therefore, may conflict with the interests of Smith Partnership unitholders generally.

   Trustees of Archstone-Smith After the Merger. Under the merger agreement, Robert H. Smith, chairman of the board and chief executive officer of Smith Residential, Robert P. Kogod, chairman of the executive committee of the board of Smith Residential, and Ernest A. Gerardi, Jr., a Smith Residential director and the former president and chief executive officer of Smith Residential, will become members of the Archstone-Smith board following the merger. Mr. Smith's initial term will expire in 2003, Mr. Kogod's initial term will expire in 2002 and Mr. Gerardi's term will expire in 2004. Each of Messrs. Smith and Kogod, or their replacement nominees, will have the right to be nominated to serve on the Archstone-Smith board for a period of ten years from the date of the closing of the merger, provided that such person or his related persons or entities continue to beneficially own at least 1,000,000 Archstone-Smith common shares. See "The Merger and the Partnership Merger-- Trustees and Executive Officers of Archstone-Smith After the Merger" and "-- Interests of Smith Residential Directors and Executive Officers in the Merger and the Partnership Merger" beginning on page 58. Messrs. Smith and Kogod, or their replacement nominees, also will serve as members of the executive committee of the Archstone-Smith board of trustees for so long as such persons have the right to be nominated as trustees. Messrs. Smith and Kogod have agreed not to sell any Archstone-Smith common shares beneficially owned by them for a period of three years after completion of the merger, subject to various exceptions.

   Indemnification and Insurance. The merger agreement provides that Archstone and Archstone-Smith will provide exculpation and indemnification for current and former directors and officers of Smith Residential and specified subsidiaries, including for actions taken in connection with the merger, which is the same as the exculpation and indemnification provided by Smith Residential and specified subsidiaries as of May 3, 2001, the date of the merger agreement. The merger agreement also provides that Archstone and Archstone-Smith will indemnify and hold harmless current and former directors and officers of Smith Residential and Smith Partnership after the merger to the fullest extent permitted by law. In addition, Archstone and Archstone-Smith have agreed to provide directors' and officers' insurance covering acts or omissions occurring before the merger, for the benefit of those individuals currently covered by Smith Residential's insurance for a period of six years after the merger.

   Equity-Based Awards. Unvested options to purchase an aggregate of 878,761 shares of Smith Residential common stock at an average exercise price of $38.22 per share previously awarded to Smith Residential directors and executive officers will vest in connection with the merger pursuant to the plans under which they were issued and in any event no later than the day before the merger closes. These Smith Residential directors and officers also currently hold vested options to purchase an aggregate of an additional 379,337 shares of Smith Residential common stock at an average exercise price of $32.06. All Smith Residential stock options will be converted in the merger into options to purchase Archstone-Smith common shares under the terms of the merger agreement. Under the merger agreement, holders of Smith Residential stock options will be entitled to tender the Archstone-Smith options that they will receive in the merger to Archstone for a cash payment equal to the excess, if any, of $49.48 per share over the exercise price of the Smith Residential stock options multiplied by the number of shares of Smith Residential common stock converted in the merger subject to their options, which acquisition and payment, less any applicable withholding taxes, will be made within seven business days after the closing of the merger. In the event that all Smith Residential directors and executive officers tender all of their options for cash, such persons would receive an aggregate payment from Archstone of approximately $17.2 million before any applicable withholding taxes. Options to purchase Archstone-Smith common shares that are not tendered to Archstone as described above would remain outstanding under the same terms and conditions of the Smith Residential stock options from which such options were converted but the exercise price of each option will be adjusted to reflect the merger and all options will be fully vested.

   Severance Agreements. Smith Residential and specified subsidiaries have entered into severance agreements with specified executive officers, other than Mr. Smith and Mr. Kogod, that provide for the payment of severance benefits if such executive officers are terminated from employment other than for "cause" or if such executive officers voluntarily terminate their employment for "good reason." These agreements currently automatically renew for consecutive one-year terms unless there is a "change in control" in which case the term automatically resets for a two-year period from the date of the change of control. In exchange for entering into the severance agreements, all but one covered executive officer have agreed to a covenant not to compete for the lesser of one year following termination of employment or the period for which severance is paid following termination, and to be subject to various confidentiality and "anti-raid" covenants. One covered executive officer has agreed to be bound by such provisions for the lesser of six months following termination of employment or the period for which severance is paid following termination. Each covered executive officer also is entitled to receive reasonable outplacement services and immediate vesting of all of his or her Smith Residential stock options, from the date of such change of control event, and the removal of any restrictions on any restricted stock or units held.

   In the event a covered executive officer's employment is terminated following a change in control, such as the merger, the amount of severance pay and other benefits to which each covered executive would be entitled will be calculated based upon his or her current base annual salary and his or her highest annual cash bonus amount in the previous three years. The covered executives would be entitled to a payment equal to one year's annual salary and bonus, or two years' annual salary and bonus if the covered executive is terminated within two years following the closing of the merger. The covered executives would be entitled to continued coverage for up to one year under any medical and other welfare plans in which the covered executive officer participated, or two years' coverage if the covered officer is terminated within the two-year period following the closing of the merger. If any of these payments would constitute excess parachute payments under section 280G of the Internal Revenue Code, the covered executive would also receive gross-up payments in an amount sufficient to offset the 20% excise tax applicable to such amounts.

   For purposes of the severance agreements, a termination following a change in control will be considered "voluntary for good reason" if it is the direct result of:

  . a reduction in base salary, fringe benefits or bonus eligibility, except when generally applicable to peer employees,

  . a substantial reduction of responsibilities or areas of supervision or an instruction to report to a lower level supervisor after a "change in control,"

  . a substantial increase in responsibilities or areas of supervision without an appropriate increase in compensation, or

  . after a "change in control," a required change of office location outside of the metropolitan area in which the executive was previously located.

   Under the severance agreements, the specified executive officers of Smith Residential, if they are terminated within the two years following the closing of the merger, other than for cause or if they voluntarily terminate their employment for good reason, would be entitled to receive estimated cash payments ranging from approximately $864,000 to $1.4 million as a base amount, or approximately $5.3 million in the aggregate. In the event that these executive officers become entitled to tax gross-up payments as described above, the tax reimbursement amounts could range from $0 to $493,000 per individual, or approximately $1.3 million in the aggregate. The calculation of the estimated cash payments under the severance agreements assumes that the obligations under the agreements are triggered immediately upon the closing of the merger, which they are, that the applicable persons are terminated, which they are not currently expected to be, and that the merger will close on October 1, 2001. The amounts described above include estimated 2001 bonuses through the closing date. Neither Smith Residential nor Archstone has yet determined that any tax gross-up payments would be required.

   Tax Related Undertakings of Archstone. Under the Archstone declaration of trust that will be in effect following the closing of the partnership merger, Archstone has agreed, for the benefit of the holders of Smith Partnership units, not to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, any of the Smith Partnership properties or any interest therein, or any of Archstone's interest in Smith Realty Company, a wholly owned subsidiary of Smith Partnership that provides property management services to Smith

Partnership and third parties. These restrictions, which benefit Messrs. Smith and Kogod, among others, are effective until January 1, 2022. In addition, Archstone has agreed to maintain specified levels of borrowings outstanding with respect to the Smith Partnership properties for the same period, and has made other specified undertakings. These provisions are intended to ensure that the holders of Smith Partnership units will be able to continue to defer the gain that would be recognized by them for tax purposes upon a sale by Archstone of any one or more of the Smith Partnership properties, upon the sale by Archstone of any of its interest in Smith Realty Company, or upon the repayment of borrowings relating to the Smith Partnership properties. If Archstone sells any of the Smith Partnership properties or any interest therein or its interest in Smith Realty Company, or repays borrowings relating to the Smith Partnership properties, Archstone may be liable for monetary damages for engaging in these undertakings.

   Employment. Messrs. Smith and Kogod will be employed by Archstone-Smith following the closing of the merger. Mr. Smith will be paid an annual minimum salary of $300,000 and an annual minimum bonus of $150,000 for each year during his employment. Mr. Smith will also be entitled to receive options to purchase 100,000 Archstone-Smith common shares for each year during his term of employment, with the number of options granted in each year being equal to 100,000 multiplied by the same percentage of the base option level as the number of options granted to the chief executive officer of Archstone-Smith increases or decreases in that year beyond the target amount established for such officer. Mr. Kogod will be paid an annual minimum salary of $150,000 for each year during his employment. Mr. Gerardi will be employed by Consolidated Engineering Services, Inc., one of Smith Residential's non-controlled property services subsidiaries, and will be paid an annual salary of $200,000 for each year during his employment and an annual bonus to be determined by the Consolidated Engineering Services, Inc. board. Mr. Gerardi will be entitled to maintain his existing company-provided apartment and whole life insurance policy, both of which are to be paid by Consolidated Engineering Services, Inc. Mr. Gerardi will also be granted options to purchase restricted, non-voting stock of Consolidated Engineering Services, Inc. and shares of restricted, non-voting common stock of Consolidated Engineering Services, Inc., although no determination has been made as to the number of shares subject to such awards. Messrs. Smith, Kogod and Gerardi will also be able to participate in other benefit plans generally made available to trustees and officers, as applicable, of Archstone-Smith. In addition, Mr. W.D. Minami, president of Smith Residential, will become the president of the Charles E. Smith Residential division of Archstone-Smith. Mr. Minami will receive an annual salary of $360,000 for the balance of 2001 and for 2002, plus a target bonus for 2001 of not less than $450,000, subject to approval by the management development and compensation committee of the Archstone-Smith board of trustees. Mr. Minami will also be entitled to receive an award of 25,000 restricted share units under the Archstone-Smith 2001 Long-Term Incentive Plan. The restricted share units will be priced at the closing price of the Archstone-Smith common shares on the day of the merger and will vest over a four-year period in 25% increments beginning on the first anniversary of the merger. Mr. Minami's current severance agreement with Smith Residential will remain in effect subject to the following two modifications:

  . if, during the first six months following the merger, Mr. Minami terminates his employment with Archstone-Smith for any reason, he will be entitled to the benefits he would have been entitled to receive under his existing severance agreement with Smith Residential had his employment been terminated by Smith Residential immediately prior to the merger for good reason; and

  . Mr. Minami will not be subject to the non-competition provisions of the severance arrangement.

   Mr. Minami's severance agreement will terminate six months after the closing of the merger and, provided he is still employed by Archstone-Smith at that time, Mr. Minami and Archstone-Smith will enter into a change-in-control agreement substantially similar to those then currently in effect with officers of Archstone-Smith. Mr. Minami will be entitled to the same benefits as other division presidents of Archstone-Smith.

   Acquisition of Smith Management Construction, Inc. In connection with the merger, Archstone will purchase 100% of the voting common stock of Smith Management Construction, Inc., a non-controlled property service subsidiary of Smith Partnership, for an aggregate of $70,560 in cash from Smith Management Construction Partnership. Smith Management Construction Partnership is a general partnership controlled by Mr. Gerardi and the children of Messrs. Smith and Kogod. Prior to the closing, Archstone will assign Archstone's right to acquire the shares of voting common stock to a non-controlled subsidiary of Archstone created specifically to hold these shares.

   Acquisition of Consolidated Engineering Services, Inc. In connection with the partnership merger, Consolidated Engineering Services, Inc., a non-controlled subsidiary of Smith Partnership, will undertake a recapitalization of its capital stock. Consolidated Engineering Services Partnership, a general partnership controlled by Mr. Gerardi and the children of Messrs. Smith and Kogod, is currently the sole voting stockholder of Consolidated Engineering Services, Inc., and will remain the sole voting stockholder until the closing of the partnership merger. As a result of the recapitalization, upon the closing of the partnership merger, Archstone, as successor to Smith Partnership by the partnership merger, will own 51% of the outstanding voting common stock immediately following the recapitalization, representing a value of $381,865, and Consolidated Engineering Services Partnership will own 49% of the outstanding voting common stock of Consolidated Engineering Services, Inc. Archstone, as successor to Smith Partnership in the partnership merger, and Consolidated Engineering Services Partnership will each own the same proportion of the outstanding equity of Consolidated Engineering Services, Inc. immediately following the closing of the partnership merger as Smith Partnership and Consolidated Engineering Services Partnership owned prior to the partnership merger. Consolidated Engineering Services Partnership will not receive any payments and Smith Partnership will not be required to make any payments in connection with the recapitalization of Consolidated Engineering Services, Inc. It is also contemplated that, prior to the merger, Consolidated Engineering Services, Inc. will issue up to an aggregate of 100,000 shares of restricted non-voting common stock to its officers and will grant options to purchase up to an aggregate of 588,600 shares of its restricted non-voting common stock to its directors and officers. Such non-voting stock will convert into voting common stock upon the occurrence of various corporate events involving Consolidated Engineering Services, Inc. Of this amount, it is expected that Mr. Gerardi will receive shares of restricted stock and options to purchase shares, although no determination has been made as to the number of shares subject to such awards.

   Legal Counsel. Roger J. Kiley, Jr., a director of Smith Residential, is also a partner in Mayer, Brown & Platt, legal counsel to Archstone and Archstone-Smith.

Trustees and Executive Officers of Archstone and Archstone-Smith After the Merger (see page 58)

   Following the merger, the current trustees of Archstone will become trustees of Archstone-Smith. In addition, the merger agreement provides that Messrs. Smith, Kogod and Gerardi will become members of the Archstone-Smith board of trustees as described above. Following the merger, the current executive officers of Archstone will become executive officers of Archstone-Smith.
Mr. W.D. Minami, president of Smith Residential, will become the president of the Charles E. Smith Residential division of Archstone-Smith. It is not expected that other officers of Smith Residential will become executive officers of Archstone-Smith. Immediately before the merger, Archstone-Smith will be the sole trustee of Archstone. Immediately following the merger the executive officers of Archstone-Smith will also be executive officers of Archstone.

Comparison of Unitholder and Shareholder Rights (see pages 162 and 197)

   Delaware law and the partnership agreement of Smith Partnership currently govern the rights of Smith Partnership unitholders. Upon completion of the partnership merger, Smith Partnership unitholders will become Archstone unitholders, and their rights will be governed by Maryland law and the declaration of trust of Archstone. While the partnership agreement of Smith Partnership and Archstone-Smith's declaration of trust and bylaws are substantially similar, there are some material differences between the rights of unitholders of Smith Partnership and unitholders of Archstone-Smith. For a discussion of these differences, refer to "Comparison of Unitholder Rights" beginning on page 162.

Archstone-Smith Trust 2001 Long-Term Incentive Plan (see page 63)

   The Archstone-Smith Trust 2001 Long-Term Incentive Plan will be effective upon the reorganization of Archstone into an UPREIT. The plan provides for the automatic grant of replacement awards in substitution of awards outstanding under the Archstone 1997 Long-Term Incentive Plan, the Charles E. Smith Residential Realty, Inc. Directors Stock Option Plan and the Charles E. Smith Residential Realty, Inc. First Amended and Restated 1994 Employee Stock and Unit Option Plan, as amended.

   In addition to issuing replacement awards, a committee appointed by the board of trustees of Archstone-Smith may award non-qualified options, incentive share options, share appreciation rights, bonus shares, share units, performance shares, performance units, restricted shares and restricted share units after the effective time of the merger.

                 Summary Historical Financial Data of Archstone

   The following table sets forth selected consolidated financial data on a historical basis for Archstone (in thousands, except per share data). This data, which is derived from Archstone's consolidated financial statements, should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes, which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 216.

                          Six Months
                            Ended                   Years Ended December 31,
                           June 30,  ------------------------------------------------------
                             2001       2000       1999       1998       1997       1996
                          ---------- ---------- ---------- ---------- ---------- ----------
Operations Summary:
Total revenues..........  $  335,835 $  723,234 $  667,022 $  513,645 $  355,662 $  326,246
Property operating
 expenses...............     104,095    225,608    217,527    173,760    123,051    128,122
Net operating income....     223,247    462,936    420,281    310,779    212,009    193,924
Depreciation on real
 estate investments.....      61,495    143,694    132,437     96,337     52,893     44,887
Interest expense........      67,076    145,173    121,494     83,350     61,153     35,288
General and
 administrative
 expense................      11,806     23,157     22,156     16,092     18,350     23,268
Nonrecurring
 expenses(1)............         --         --         --       2,193     71,707        --
Earnings from
 operations(1)..........      80,422    176,466    169,339    134,571     24,686     94,089
Gains on dispositions of
 depreciated real
 estate, net............      70,521     93,071     62,093     65,531     48,232     37,492
Preferred share cash
 dividends paid.........      11,211     25,340     23,733     20,938     19,384     24,167
Net earnings
 attributable to common
 shares:
 --basic................     135,820    236,045    204,526    177,022     53,534    106,544
 --diluted..............     140,161    244,625    204,526    186,999     53,534    121,261
Common share cash
 distributions paid.....  $   99,844 $  201,257 $  208,018 $  165,190 $  105,547 $   90,728
Per Share Data:
Net earnings
 attributable to common
 shares:
 --basic(1).............  $     1.12 $     1.79 $     1.46 $     1.49 $     0.65 $     1.46
 --diluted(1)...........        1.10       1.78       1.46       1.49       0.65       1.44
Common share cash
 distributions paid(2)..        0.82       1.54       1.48       1.39       1.30       1.24
Series A convertible
 preferred share cash
 dividends paid.........        1.10       2.07       1.99       1.87       1.75       1.75
Series B preferred share
 cash dividends
 paid(3)................        0.79       2.25       2.25       2.25       2.25       2.25
Series C preferred share
 cash dividends paid....        1.08       2.16       2.16       1.08        --         --
Series D preferred share
 cash dividends paid....  $     1.10 $     2.19 $     0.88 $      --  $      --  $      --
Weighted average common
 shares outstanding:
 --basic................     121,569    131,874    139,801    118,592     81,870     73,057
 --diluted..............     127,306    137,730    139,829    125,825     81,908     84,340

                                                          December 31,
                           June 30,  ------------------------------------------------------
                             2001       2000       1999       1998       1997       1996
                          ---------- ---------- ---------- ---------- ---------- ----------
Financial Position:
Real estate owned, at
 cost...................  $4,349,595 $5,058,910 $5,086,486 $4,771,315 $2,567,599 $2,133,207
Investments in and
 advances to
 unconsolidated real
 estate entities........     212,649    226,020    130,845     98,486     37,320     20,156
Mortgage notes
 receivable, net........          23        124    210,357    211,967    285,238    189,829
Total assets............   4,650,591  5,016,131  5,302,437  5,059,898  2,805,686  2,282,432
Unsecured credit
 facilities(4)..........         --     193,719    493,536    264,651    231,500    110,200
Long-term unsecured
 debt...................   1,390,519  1,401,262  1,276,572  1,231,167    630,000    580,000
Mortgages payable.......     831,653    875,804    694,948    676,613    265,652    217,188
Total liabilities.......   2,362,536  2,671,188  2,679,628  2,410,114  1,265,250  1,014,924
Redeemable preferred
 shares.................     179,701    286,856    297,635    272,515    240,210    267,374
Shareholders' equity....  $2,194,725 $2,251,606 $2,567,506 $2,628,325 $1,540,436 $1,267,508
Number of common shares
 outstanding............     121,246    122,838    139,008    143,313     92,634     75,511

                          Six Months
                          Ended June              Years Ended December 31,
                             30,      -----------------------------------------------------
                             2001       2000       1999       1998       1997       1996
                          ----------  ---------  ---------  ---------  ---------  ---------
Other Data:
Cash Flows:
 Net cash provided by
  operating activities..  $ 140,305   $ 322,320  $ 296,010  $ 231,153  $ 159,724  $ 143,939
 Net cash provided by
  (used in) investing
  activities............    432,951     105,563   (223,914)  (318,764)  (403,112)  (360,935)
 Net cash provided by
  (used in) financing
  activities............  $(493,171)  $(428,878) $ (72,143) $  92,803  $ 242,672  $ 195,720
Ratio of earnings to
 combined fixed charges
 and preferred share
 dividends(5)...........        1.7         1.7        1.6        1.6        0.9        1.7
Computation of Funds
 From Operations:(6)(7)
 Net earnings
  attributable to common
  shares:
 --basic................  $ 135,820   $ 236,045  $ 204,526  $ 177,022  $  53,534  $ 106,544
 Add (Deduct):
 Depreciation on real
  estate investments....     61,495     143,694    132,437     96,337     52,893     44,887
 Provision for possible
  loss on depreciated
  real estate...........      2,000       5,200        450        282      1,500        --
 Gains on dispositions
  of depreciated real
  estate, net...........    (70,521)    (93,071)   (62,793)   (65,531)   (48,232)   (37,492)
 Extraordinary items--
  loss on early
  extinguishment of
  debt..................        --          911      1,113      1,497        --         739
 Other, net.............      3,446       2,544        610       (462)      (650)       (73)
                          ---------   ---------  ---------  ---------  ---------  ---------
 Funds from operations
  attributable to common
  shares:
 --basic................    132,240     295,323    276,343    209,145     59,045    114,605
 Series A convertible
  preferred share
  dividends.............      3,563       7,254      8,206      9,332        --      14,717
 Minority interest......        778       1,326      1,118        645        --         --
                          ---------   ---------  ---------  ---------  ---------  ---------
 Funds from operations
  attributable to common
  shares:
 --diluted..............  $ 136,581   $ 303,903  $ 285,667  $ 219,122  $  59,045  $ 129,322
                          =========   =========  =========  =========  =========  =========
 Weighted average common
  shares outstanding:
 --diluted..............    127,306     137,730    146,087    125,825     81,908     84,340
                          =========   =========  =========  =========  =========  =========

--------
(1) Non-recurring expenses in 1998 include $1.1 million in transaction integration costs associated with the merger of Security Capital Atlantic Incorporated with and into Archstone and $1.1 million associated with the introduction of Archstone's national branding strategy. Both are included within the "other expense" category in Archstone's Statement of Earnings for 1998. In 1997, the non-recurring expense represents the impact of a one-time, non-cash charge of $71.7 million associated with the costs incurred in acquiring Archstone's REIT and property management companies from Security Capital Group Incorporated.
(2) In addition to the quarterly cash distributions shown, the following distributions were made to Archstone's shareholders in 1996 and 1997: (i) in November 1996, Archstone made a distribution to its shareholders of the shares of common stock of Homestead Village Incorporated and warrants to purchase common stock of Homestead that it owned and in the aggregate were valued at $3.032 per Archstone common share; and (ii) in September 1997, Security Capital Group Incorporated distributed .052646 warrants for each Archstone common share held by Archstone's common shareholders. Each warrant entitled the holder to acquire one share of Security Capital Group Incorporated Class B common stock at a price of $28 per share.
(3) On May 7, 2001, Archstone redeemed all of its outstanding Series B preferred shares. The cash dividend paid for the first quarter of 2001 and for the period from April 1, 2001 to May 7, 2001 were $0.5625 and $0.23125 per share, respectively.
(4) At September 19, 2001, Archstone had no balance outstanding under its $580 million unsecured credit facility and under its $100 million short-term unsecured borrowing facility.
(5) Earnings from operations were insufficient to cover combined fixed charges and preferred share dividends by $12.3 million for the year ended December 31, 1997. This shortage was a result of a one-time, non-cash charge of $71.7 million, recorded in 1997 associated with costs incurred in acquiring Archstone's REIT and property management companies from Security Capital Group Incorporated. Excluding the charge, the ratio of earnings to combined fixed charges and preferred share dividends for the year ended December 31, 1997 would have been 1.6.
(6) Funds from operations has been an industry-wide standard used to measure operating performance of a REIT since its adoption by the National Association of Real Estate Investment Trusts in 1991. In October 1999, NAREIT revised the definition of funds from operations. We have restated the amounts for 1996 to 1999 to reflect NAREIT's revised definition. Funds from operations should not be considered as an alternative to net earnings or any other generally accepted accounting principles measurement of performance or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity. The funds from operations measure presented by Archstone, while consistent with NAREIT's definition, will not be comparable to similarly titled measures of other REITs that do not compute funds from operations in a manner consistent with Archstone.
(7) Funds from operations in 1997 includes the impact of a one-time, non-cash charge of $71.7 million associated with the costs incurred in acquiring Archstone's REIT and property management companies from Security Capital Group Incorporated.

             Summary Historical Financial Data of Smith Partnership

   The following table sets forth selected consolidated financial data and operating information on a historical basis for Smith Partnership (in thousands, except per unit data). This data, which is derived primarily from Smith Partnership's consolidated financial statements, should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes, which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 216.

                          Six Months                 Years Ended December 31,
                          Ended June   ------------------------------------------------------------
                           30, 2001       2000       1999(1)      1998(1)       1997        1996
                          ----------   ----------   ----------   ----------   ---------   ---------
Operating Data:
Rental properties
 Revenues...............  $  215,721   $  383,233   $  301,233   $  250,067   $ 199,944   $ 163,939
 Expenses...............     114,696      191,574      152,856      130,449     104,333      89,136
Equity in income of
 property service
 businesses before
 gains/losses...........       6,990        8,373        5,740        8,433       7,597       7,846
Corporate general and
 administrative
 expenses...............       7,135       11,290        9,607        8,947       6,563       5,255
Interest income.........         190          345        1,091          809       1,063       1,029
Interest expense........      44,489       78,371       57,094       47,334      45,411      43,606
Income before
 gains/losses and
 extraordinary items....      55,781      113,181       89,699       73,027      52,297      34,817
Net income of the
 Operating Partnership..      55,781      179,248      153,814       69,870      52,210      34,817

Per Unit Data:
Earnings per common
 unit--basic:
 Before extraordinary
  item..................  $     1.26   $     4.44   $     4.25   $     2.50   $    1.89   $    1.59
 Extraordinary item.....         --           --         (0.01)       (0.54)        --          --
                          ----------   ----------   ----------   ----------   ---------   ---------
                          $     1.26   $     4.44   $     4.24   $     1.96   $    1.89   $    1.59
                          ==========   ==========   ==========   ==========   =========   =========
Earnings per common
 unit--diluted:
 Before extraordinary
  item..................  $     1.24   $     4.09   $     4.05   $     2.49   $    1.88   $    1.59
 Extraordinary item.....         --           --         (0.01)       (0.54)        --          --
                          ----------   ----------   ----------   ----------   ---------   ---------
                          $     1.24   $     4.09   $     4.04   $     1.95   $    1.88   $    1.59
                          ==========   ==========   ==========   ==========   =========   =========
Other Data:
Funds from
 operations(2):
Net income of the
 Operating Partnership..  $   55,781   $  179,248   $  153,814   $   69,870   $  52,210   $  34,817
Less: Preferred
 dividends..............      (1,946)      (3,955)      (8,093)      (3,647)        --          --
  Gain on sales.........         --       (66,067)     (64,475)     (18,150)        --          --
Plus: Depreciation and
 amortization of rental
 property...............      24,970       44,778       33,906       28,958      20,666      17,931
  Depreciation from
  unconsolidated
  properties............         668        1,015          570          --          --          --
  Other.................       2,901          434          430        5,173         --          --
  Extraordinary item--
   loss on
   extinguishment of
   debt.................         --           --           360       16,384          87         --
                          ----------   ----------   ----------   ----------   ---------   ---------
Funds from operations of
 the Operating
 Partnership............  $   82,374   $  155,453   $  116,512   $   98,588   $  72,963   $  52,748
                          ==========   ==========   ==========   ==========   =========   =========
Net cash flows provided
 by (used in):
 Operating activities...  $   63,896   $  183,256   $  141,185   $  118,566   $  75,223   $  50,958
 Investing activities...    (148,363)    (356,825)    (298,490)    (289,995)   (196,924)    (72,742)
 Financing activities...      84,467      163,012      167,862      171,429     117,803      16,204
Cash dividends per
 unit...................  $    1.170   $    2.235   $    2.155   $    2.095   $   2.035   $   1.975
Average core occupancy
 rate(3)................        96.2 %       97.2 %       97.5 %       96.6 %      96.4 %      97.0 %
Apartment units--core
 portfolio(4)...........      17,830       16,435       15,482       14,301      14,198      12,462
Apartment units--total
 portfolio..............      28,910       28,453       24,948       19,279      18,236      15,200

Balance Sheet Data:
Rental properties,
 net(5).................  $1,983,973   $1,911,767   $1,539,042   $1,093,963   $ 804,323   $ 470,093
Total assets............   2,221,206    2,075,232    1,704,778    1,185,399     865,506     522,211
Total mortgage loans and
 notes payable..........   1,340,584    1,223,704      969,323      790,579     610,971     546,544
Other limited partners'
 interest, at redemption
 value(6)...............     658,284      679,675      535,135      426,258     502,719     351,873
General partner's
 general and limited
 partnership interest...     161,935      115,659      151,782      (56,676)   (264,369)   (389,252)

--------
(1) Certain reclassifications have been made to conform to the current year's presentation.
(2) Funds from operations is defined by NAREIT as net income (loss), computed in accordance with accounting principles generally accepted in the United States of America, excluding gains (or losses) from debt restructuring and property sales, plus depreciation/amortization of assets unique to the real estate industry. Funds from operations does not represent cash flow from operating activities in accordance with accounting principles generally accepted in the United States of America (which, unlike funds from operations, generally reflects all cash effects of transactions in the determination of net income) and should not be considered an alternative to net income as an indication of the Smith Partnership performance or to cash flow as a measure of liquidity or ability to make distributions. Smith Partnership considers funds from operations a meaningful, additional measure of operating performance because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. A comparison of Smith Partnership's presentation of funds from operations, using the NAREIT definition, to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
(3) Average occupancy is defined as gross potential rent for the core portfolio less vacancy allowance divided by gross potential rent for the period, expressed as a percentage.
(4) Core portfolio represents operating properties fully owned or stabilized by Smith Partnership as of December 31, two years prior to the reporting date. Total portfolio represents all operating properties fully or partially-owned by Smith Partnership at the reporting date.
(5) At the formation of Smith Partnership, all contributed rental properties were recorded at historical cost which was significantly less than market value resulting in diluted shareholders' equity.
(6) Common limited partnership units of the other limited partners may be redeemed at the unitholder's discretion. Consequently, the other limited partners' interest, measured at redemption value, is not included in partner's equity. Partner's equity has been adjusted to reflect the redemption value of other limited partners' interest.

                  Partnership Merger Equivalent Per Unit Data

   We have summarized below specified per unit information for Archstone and Smith Partnership on a historical basis, pro forma combined basis and pro forma combined equivalent basis. The pro forma combined summary amounts are based on the purchase method of accounting. The Smith Partnership per unit pro forma combined equivalents are calculated by multiplying the pro forma combined per unit amounts by the exchange ratio of 1.975.

   The following information should be read together with the historical and pro forma financial statements included or incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 216.

                                                                 For the Year
                                                    For the Six      Ended
                                                   Months Ended  December 31,
                                                   June 30, 2001     2000
                                                   ------------- -------------
                                                   Basic Diluted Basic Diluted
                                                   ----- ------- ----- -------
Net earnings from continuing operations per unit:
Archstone......................................... $1.12  $1.10  $1.80  $1.78
Archstone-Smith Operating Trust pro forma
 combined.........................................  0.94   0.91   1.91   1.86
Smith Partnership.................................  1.26   1.24   4.44   4.09
Smith Partnership pro forma combined equivalent...  1.86   1.80   3.77   3.67

                                                For the Six
                                                Months Ended   For the Year
                                                    June           Ended
                                                  30, 2001   December 31, 2000
                                                ------------ -----------------
Cash distributions declared per unit:
Archstone......................................    $ 0.82         $ 1.54
Archstone-Smith Operating Trust pro forma
 combined......................................       N/A            N/A
Smith Partnership..............................     1.170          2.235
Smith Partnership pro forma combined
 equivalent....................................       N/A            N/A

Unitholders' equity (book value) per unit (end
 of period):
Archstone......................................    $16.62         $15.99
Archstone-Smith Operating Trust pro forma
 combined......................................    $19.48            N/A
Smith Partnership..............................    $(1.76)        $(6.20)
Smith Partnership pro forma combined
 equivalent....................................    $38.47            N/A

             Values of Archstone Units and Smith Partnership Units

   The Archstone units and the Smith Partnership units are not listed on any national securities exchange or quoted in the over the counter market, and there is no established public trading market for either the Archstone units or the Smith Partnership units. Each Archstone Class A-1 common unit issued in the partnership merger, or issuable upon conversion of an Archstone Class B common unit issued in the partnership merger, is subject to a unit redemption right at the option of the holder thereof immediately following the partnership merger. Upon exercise by a unitholder of the redemption right, Archstone is required to acquire the unitholder's Class A-1 common units for an amount of cash per unit based on the market price of Archstone-Smith common shares in accordance with the Archstone declaration of trust. However, Archstone-Smith, in its sole discretion, may elect to assume and directly satisfy Archstone's redemption obligation, in which case Archstone-Smith will pay the redeeming unitholder in Archstone-Smith common shares, or their cash equivalent. Archstone Class B common units will automatically convert on a one-for-one basis into Archstone Class A-1 common units on the day immediately following the record date for the distribution period during which such Archstone Class B common units were issued. The following table sets forth the price per share of Archstone common shares and Smith Residential common stock based on the last reported sale prices per share on the New York Stock Exchange on May 3, 2001, the last trading day before the public announcement of the execution of the merger agreement, and on September 19, 2001, the latest practicable date before mailing this consent solicitation statement/prospectus.

                                                  Price per share
                                   ---------------------------------------------
                                                               Smith Residential
                                                                   pro forma
                                   Archstone Smith Residential   equivalent(1)
                                   --------- ----------------- -----------------
May 3, 2001.......................  $25.18        $45.56            $49.73
September 19, 2001................  $26.10        $51.18            $51.55

--------
(1) Computed by multiplying the Archstone common share closing price by the
    1.975 merger exchange ratio.

                        Archstone-Smith Operating Trust

                        Pro Forma Summary Financial Data

   The following table sets forth the summary unaudited pro forma condensed financial information as of and for the six months ended June 30, 2001 and year ended December 31, 2000, giving effect to the partnership merger as if it had occurred on January 1, 2000 for both the operations summary and per unit data and as of June 30, 2001 for financial position information. The pro forma financial information for the year ended December 31, 2000 also gives effect to certain acquisitions and dispositions of operating communities by Smith Partnership during 2000. Pro forma adjustments made to arrive at the pro forma amounts set forth below are described in the Archstone-Smith Operating Trust pro forma condensed financial statements included elsewhere in this consent solicitation statement/prospectus. The following information should be read in conjunction with the Archstone and Smith Partnership historical financial statements incorporated by reference into this consent solicitation statement/prospectus and the Archstone-Smith Operating Trust pro forma condensed financial statements included in this document.

   The summary unaudited pro forma information is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of Archstone-Smith Operating Trust or of the financial position or the results of operations of Archstone-Smith Operating Trust that would have actually occurred had the noted transactions been completed as of the date or for the periods presented (dollar amounts in thousands, except per unit data).

                                                         Six Months  Year Ended
                                                         Ended June December 31,
                                                          30, 2001      2000
                                                         ---------- ------------
Operations Summary:
Total revenues.........................................   $560,837   $1,128,387
Property operating expenses (rental expenses and real
 estate taxes).........................................    193,391      378,003
Net operating income...................................    349,672      704,511
Depreciation on real estate investments................     90,449      201,603
Interest expense.......................................    108,620      223,110
General and administrative expenses....................     17,723       33,312
Earnings from operations...............................    135,594      282,088
Total minority interest................................      3,912        7,241
Gains on dispositions of depreciated real estate, net..     70,521      159,138
Preferred unit cash distributions paid.................     21,740       49,243
Net earnings from continuing operations attributable to
 common units:
  Basic................................................    180,463      384,742
  Diluted..............................................    193,387      413,270
Per Unit Data:
Net earnings from continuing operations per common
 unit:
  Basic................................................   $   0.94   $     1.91
  Diluted..............................................   $   0.91   $     1.86
Weighted average common units outstanding--basic.......    192,406      200,993
Weighted average common units outstanding--diluted.....    213,137      221,734

                                                                      June 30,
                                                                        2001
                                                                    ------------
Financial Position:
  Real estate owned, at cost...........................              $7,788,944
  Investment in and advances to unconsolidated property
   service businesses..................................                 114,015
  Investment in and advances to unconsolidated real
   estate entities.....................................                 268,148
  Total assets.........................................               8,242,675
  Unsecured credit facilities..........................                  64,000
  Long-term unsecured debt.............................               1,390,219
  Mortgages payable....................................               2,138,950
  Total liabilities....................................               3,794,236
  Minority interest....................................                  93,330
  Other limited unitholders' interest..................                 632,283
  Redeemable preferred units...........................                 386,201
  Unitholders' equity..................................               3,722,826
  Number of common units outstanding...................                 171,298

             Summary Historical Financial Data of Smith Residential

   The following table sets forth selected consolidated financial data and operating information on a historical basis for Smith Residential (in thousands, except per share data). This data, which is derived primarily from Smith Residential's consolidated financial statements, should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes, which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 216.

                          Six Months
                          Ended June
                             30,                   Years Ended December 31,
                          ----------  ------------------------------------------------------
                             2001        2000      1999(1)     1998(1)      1997      1996
                          ----------  ----------  ----------  ----------  --------  --------
Operating Data:
Rental properties
 Revenues...............  $  215,721  $  383,233  $  301,233  $  250,067  $199,944  $163,939
 Expenses...............     114,696     191,574     152,856     130,449   104,333    89,136
Equity in income of
 property service
 businesses before
 gains/losses...........       6,990       8,373       5,740       8,433     7,597     7,846
Corporate general and
 administrative
 expenses...............       7,135      11,290       9,607       8,947     6,563     5,255
Interest income.........         190         345       1,091         809     1,063     1,029
Interest expense........      44,489      78,371      57,094      47,334    45,411    43,606
Income before
 gains/losses and
 extraordinary items....      58,682     113,181      89,699      73,027    52,297    34,817
Net income of the
 Operating Partnership..      55,781     179,248     153,814      69,870    52,210    34,817
Net income attributable
 to common
 stockholders(2)........      28,612      94,692      82,237      30,407    24,712    10,977
Per Share Data:
Earnings per common
 share--basic:
 Before extraordinary
  item..................  $     1.26  $     4.44  $     4.25  $     2.40  $   1.87  $   1.11
 Extraordinary item.....         --          --        (0.01)      (0.54)      --        --
                          ----------  ----------  ----------  ----------  --------  --------
                          $     1.26  $     4.44  $     4.24  $     1.86  $   1.87  $   1.11
                          ==========  ==========  ==========  ==========  ========  ========
Earnings per common
 share--diluted:
 Before extraordinary
  item..................  $     1.24  $     4.09  $     4.05  $     2.39  $   1.86  $   1.11
 Extraordinary item.....         --          --        (0.01)      (0.54)      --        --
                          ----------  ----------  ----------  ----------  --------  --------
                          $     1.24  $     4.09  $     4.04  $     1.85  $   1.86  $   1.11
                          ==========  ==========  ==========  ==========  ========  ========
Other Data:
Funds from
 operations(3):
Net income of the
 Operating Partnership..  $   55,781  $  179,248  $  153,814  $   69,870  $ 52,210  $ 34,817
Less: Preferred
 dividends..............      (1,946)     (3,955)     (8,093)     (3,647)      --        --
  Gain on sales.........         --      (66,067)    (64,475)    (18,150)      --        --
Plus: Depreciation and
   amortization of
   rental property......      24,970      44,778      33,906      28,958    20,666    17,931
  Depreciation from
   unconsolidated
   properties...........         668       1,015         570         --        --        --
  Other.................       2,901         434         430       5,173       --        --
  Extraordinary item--
   loss on
   extinguishment of
   debt.................         --          --          360      16,384        87       --
                          ----------  ----------  ----------  ----------  --------  --------
Funds from operations of
 the Operating
 Partnership............      82,374     155,453     116,512      98,588    72,963    52,748
Minority interest.......     (27,477)    (54,606)    (44,048)    (40,554)  (35,799)  (28,879)
                          ----------  ----------  ----------  ----------  --------  --------
Funds from operations
 attributable to
 stockholders(4)........  $   54,897  $  100,847  $   72,464  $   58,034  $ 37,164  $ 23,869
                          ==========  ==========  ==========  ==========  ========  ========
Net cash flows provided
 by (used in):
 Operating activities...  $   63,896  $  183,256  $  141,185  $  118,566  $ 75,223  $ 50,958
 Investing activities...    (148,363)   (356,825)   (298,490)   (289,995) (196,924)  (72,742)
 Financing activities...      84,467     163,012     167,862     171,429   117,803    16,204
Cash dividends per
 share..................  $    1.170  $    2.235  $    2.155  $    2.095  $  2.035  $  1.975
Average core occupancy
 rate(5)................        96.2%       97.2%       97.5%       96.6%     96.4%     97.0%
Apartment units--core
 portfolio(6)...........      17,830      16,435      15,482      14,301    14,198    12,462
Apartment units--total
 portfolio..............      28,910      28,453      24,948      19,279    18,236    15,200
Rental properties,
 net(7).................  $1,983,973  $1,911,767  $1,539,042  $1,093,963  $804,323  $470,093
Total assets............   2,221,206   2,075,232   1,704,778   1,185,399   865,506   522,211
Total mortgage loans and
 notes payable..........   1,340,584   1,223,704     969,323     790,579   610,971   546,544
Shareholder's equity
 (deficit)(7)...........     594,169     555,569     481,364     264,977   158,314   (37,379)

--------
(1) Certain reclassifications have been made to conform to the current year's presentation.
(2) Reflects Smith Residential's pro rata share of net income attributable to all shareholders of 64.1% in 2000, 61.9% in 1999, 58.9% in 1998, 50.9% in
    1997 and 45.3% in 1996, less preferred dividends and distributions in excess of earnings allocated to minority interest.
(3) Funds from operations is defined by NAREIT as net income (loss), computed in accordance with accounting principles generally accepted in the United States of America, excluding gains (or losses) from debt restructuring and property sales, plus depreciation/amortization of assets unique to the real estate industry. Funds from operations does not represent cash flow from operating activities in accordance with accounting principles generally accepted in the United States of America (which, unlike funds from operations, generally reflects all cash effects of transactions in the determination of net income) and should not be considered an alternative to net income as an indication of Smith Residential's performance or to cash flow as a measure of liquidity or ability to make distributions. Smith Residential considers funds from operations a meaningful, additional measure of operating performance because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. A comparison of Smith Residential's presentation of funds from operations, using the NAREIT definition, to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
(4) Reflects Smith Residential's pro rata shares of 64.9% in 2000, 62.2% in 1999, 58.9% in 1998, 50.9% in 1997 and 45.3% in 1996.
(5) Average occupancy is defined as gross potential rent for the core portfolio less vacancy allowance divided by gross potential rent for the period, expressed as a percentage.
(6) Core portfolio represents operating properties fully owned or stabilized by Smith Residential as of December 31, two years prior to the reporting date. Total portfolio represents all operating properties fully or partially-owned by Smith Residential at the reporting date.
(7) At the formation of Smith Residential, all contributed rental properties were recorded at historical cost which was significantly less than market value resulting in diluted shareholders' equity.

                           Equivalent Per Share Data

   We have summarized below specified per common share information for Smith Residential and Archstone on a historical basis, pro forma combined basis and pro forma combined equivalent basis. The pro forma combined amounts are based on the purchase method of accounting. The Smith Residential per common share pro forma combined equivalents are calculated by multiplying the pro forma combined per common share amounts by the exchange ratio of 1.975 per share.

   The following information should be read together with the historical and pro forma financial statements included or incorporated by reference in this document. See "Where You Can Find More Information" beginning on page 216.

                                                 For the
                                               Six Months        For the
                                                  Ended        Year Ended
                                              June 30, 2001 December 31, 2000
                                              ------------- ------------------
                                              Basic Diluted  Basic    Diluted
                                              ----- ------- -------- ---------
Net earnings from continuing operations per
 common share:
Archstone.................................... $1.12  $1.10  $   1.80  $   1.78
Archstone-Smith pro forma combined...........  0.94   0.90      1.91      1.86
Smith Residential............................  1.26   1.24      4.44      4.09
Smith Residential pro forma combined
 equivalent..................................  1.86   1.78      3.77      3.67

                                                    For the
                                                   Six Months
                                                     Ended         For the
                                                    June 30,     Year Ended
                                                      2001    December 31, 2000
                                                   ---------- -----------------
Cash distributions declared per common share:
Archstone........................................   $ 0.82         $ 1.54
Archstone-Smith pro forma combined...............     N/A            N/A
Smith Residential................................     1.170          2.235
Smith Residential pro forma combined equivalent..     N/A            N/A
Shareholders' equity (book value) per common
 share (end of period):
Archstone........................................   $16.62         $15.99
Archstone-Smith pro forma combined...............   $20.13           N/A
Smith Residential................................   $15.30         $13.87
Smith Residential pro forma combined equivalent..   $39.76           N/A

  Market Prices of Archstone Common Shares and Smith Residential Common Stock

   The following table sets forth the price per share of Archstone common shares and Smith Residential common stock based on the last reported sale prices per share on the New York Stock Exchange on May 3, 2001, the last trading day before the public announcement of the execution of the merger agreement, and on September 19, 2001, the latest practicable date before mailing this consent solicitation statement/prospectus.

                                                       Price per share
                                             -----------------------------------
                                                                       Smith
                                                                    Residential
                                                          Smith      pro forma
                                             Archstone Residential equivalent(1)
                                             --------- ----------- -------------
May 3, 2001.................................  $25.18     $45.56       $49.73
September 19, 2001..........................  $26.10     $51.18       $51.55

--------
(1) Computed by multiplying the Archstone common share closing price by the
    1.975 exchange ratio.

                             Archstone-Smith Trust

                        Pro Forma Summary Financial Data

   The following table sets forth the summary unaudited pro forma condensed financial information as of and for the six months ended June 30, 2001 and year ended December 31, 2000, giving effect to the merger and the partnership merger as if it had occurred on January 1, 2000 for both the operations summary and per share data and as of June 30, 2001 for financial position information. The pro forma financial information for the year ended December 31, 2000 also gives effect to certain acquisitions and dispositions of operating communities by Smith Residential during 2000. Pro forma adjustments made to arrive at the pro forma amounts set forth below are described in the Archstone-Smith pro forma condensed financial statements included elsewhere in this consent solicitation statement/prospectus. The following information should be read in conjunction with the Archstone and Smith Residential historical pro forma financial statements incorporated by reference into this consent solicitation statement/prospectus and the Archstone-Smith pro forma condensed financial statements included in this document.

   The summary unaudited pro forma information is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of Archstone-Smith or of the financial position or the results of operations of Archstone-Smith that would have actually occurred had the noted transactions been completed as of the date or for the periods presented (dollar amounts in thousands, except per share data).

                                                      Six Months    Year Ended
                                                         Ended     December 31,
                                                     June 30, 2001     2000
                                                     ------------- ------------
Operations Summary:
Total revenues.....................................    $560,837     $1,128,387
Property operating expenses (rental expenses and
 real estate taxes)................................     193,391        378,003
Net operating income...............................     349,672        704,511
Depreciation on real estate investments............      90,449        201,603
Interest expense...................................     108,620        223,110
General and administrative expenses................      17,723         33,312
Earnings from operations...........................     135,594        282,088
Total minority interest............................      29,469         62,555
Gains on dispositions of depreciated real estate,
 net...............................................      70,521        159,138
Preferred share cash dividends paid................      20,631         45,587
Net earnings from continuing operations
 attributable to common shares:
  Basic............................................     156,015        333,084
  Diluted..........................................     168,911        361,612

Per Share Data:
Net earnings from continuing operations per common
 share:
  Basic............................................    $   0.94     $     1.91
  Diluted..........................................    $   0.90     $     1.86
Weighted average common shares outstanding--basic..     166,314        174,006
Weighted average common shares outstanding--
 diluted...........................................     187,045        194,747

                                                                      June 30,
                                                                        2001
                                                                     ----------
Financial Position:
Real estate owned, at cost.........................................  $7,788,944
Investment in and advances to unconsolidated property service
 businesses........................................................     114,015
Investment in and advances to unconsolidated real estate entities..     268,148
Total assets.......................................................   8,242,675
Unsecured credit facilities........................................      64,000
Long-term unsecured debt...........................................   1,390,219
Mortgages payable..................................................   2,138,950
Total liabilities..................................................   3,794,236
Minority interest..................................................     614,096
Redeemable preferred shares........................................     386,201
Shareholders' equity...............................................   3,834,343
Number of common shares outstanding................................     171,298

                                  RISK FACTORS

   In addition to the risks relating to the businesses of Archstone, Archstone-Smith Smith, Residential and Smith Partnership, descriptions of which are incorporated by reference in this consent solicitation statement/prospectus from Archstone's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the SEC on March 9, 2001 and the other information included in, or incorporated into, this document, including the matters addressed in "A Warning About Forward-Looking Statements" on page 38, you should carefully consider the following risk factors. The risk factors are considered by Archstone and Smith Residential, on behalf of itself and in its capacity as general partner of Smith Partnership, based on the information available to them, to be all of the material risk factors relating to the partnership merger and unitholders of Smith Partnership should take these risk factors into account in determining whether or not to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

The value of the Archstone Class A-1 common units you receive in the partnership merger, or issuable upon conversion of Archstone Class B common units issued in the partnership merger, will fluctuate based on the market price of Archstone-Smith common shares and may have a value lower than expected.

   Each Archstone Class A-1 common unit to be received by Smith Partnership unitholders, other than units owned by Archstone-Smith, as successor to Smith Residential as a result of the merger, in the partnership merger, or issuable upon conversion of an Archstone Class B common unit issued in the partnership merger, is redeemable at the option of the holder thereof for cash in accordance with the Archstone declaration of trust. Archstone-Smith may elect to satisfy this redemption request by delivering Archstone-Smith common shares or their cash equivalent. Consequently, the redemption value of Archstone Class A-1 common units you receive in the partnership merger, or issuable upon conversion of Archstone Class B common units issued in the partnership merger, will be directly affected by price fluctuations of the Archstone common shares through the closing of the merger and the Archstone-Smith common shares thereafter. The redemption value of the Archstone Class A-1 common units and the Smith Partnership units, as reflected in the relative market prices of the Archstone-Smith common shares and the shares of Smith Residential common stock, may vary significantly from the redemption value, in the case of Archstone-Smith, or the conversion value, in the case of Smith Partnership, as reflected in those prices as of the date of execution of the merger agreement, the date of this consent solicitation statement/prospectus or the date the merger and the partnership merger are completed. These variances may arise due to, among other things, changes in the business, operations and prospects of Archstone, market assessments of the likelihood that the merger and the partnership merger will be completed, demand for apartment units in a specific geographic area or nationwide, and interest rates, general market and economic conditions and other factors.

   Substantially all of these factors are beyond the control of Archstone, Archstone-Smith, Smith Residential and Smith Partnership. It should be noted that during the 12-month period ending on September 19, 2001, the most recent date practicable before the mailing of this consent solicitation statement/prospectus, the closing per share price of Archstone common shares varied from a low of $21.88 to a high of $27.85 and ended that period at $26.10. Historical trading prices are not necessarily indicative of future performance.

   The exchange ratio for Smith Partnership units to be exchanged into Archstone units in the partnership merger was fixed at the time of the signing of the merger agreement and is not subject to adjustment based on changes in the trading price of Archstone common shares or Smith Residential common stock before the closing of the partnership merger. Accordingly, the value of the Archstone Class A-1 units you receive in the partnership merger, or issuable upon conversion of Archstone Class B common units issued in the partnership merger, will depend on the market price of Archstone-Smith common shares at the time of the closing of the partnership merger and thereafter.

Archstone historically has not owned or operated high-rise apartment buildings and the value of the Archstone common units you receive in the partnership merger may decline if Archstone fails to successfully operate the high-rise apartment buildings acquired in the partnership merger.

   In the merger and the partnership merger, Archstone will acquire Smith Partnership's interest in approximately 50 high-rise apartment buildings. The high-rise apartment building properties will represent approximately 25% of the combined portfolio based on number of apartment units. Archstone historically has not owned or operated high-rise apartment buildings. If Archstone fails to operate successfully these apartment buildings, the market price of Archstone-Smith common shares and the redemption value of Archstone Class A-1 common units could decline. In addition, if Archstone determines to liquidate these high-rise apartment buildings over time, it may not be successful in doing so or may not do so at attractive prices, which could adversely affect the market price of Archstone-Smith common shares and the redemption value of Archstone Class A-1 common units.

Archstone-Smith will be restricted in its ability to sell the properties located in the Crystal City area of Arlington, Virginia without the consent of Messrs. Smith and Kogod, which could result in the inability of Archstone-Smith to sell these properties at an opportune time and increased costs to Archstone-Smith.

   Under the shareholders' agreement, for a period of 15 years, Archstone and Archstone-Smith are restricted from transferring specified Smith Partnership high-rise properties located in the Crystal City area of Arlington, Virginia without the consent of Messrs. Smith and Kogod, which could result in the inability of Archstone-Smith to sell these properties at an opportune time and increased costs to Archstone-Smith. Notwithstanding, Archstone and Archstone-Smith are permitted to transfer these properties in connection with a sale of all of the properties in a single transaction or pursuant to a bona fide mortgage of any or all of such properties in order to secure a loan or other financing of Archstone-Smith. Also, a sale of any of the Smith Partnership properties prior to January 1, 2022 could result in increased costs to Archstone-Smith in light of the tax related undertakings made to the Smith Partnership unitholders in connection with the partnership merger.

The operations of Archstone and Smith Residential may not be integrated successfully and intended benefits of the merger and the partnership merger may not be realized, which could have a negative impact on the market price of Archstone-Smith common shares after the merger and the value of Archstone units after the partnership merger.

   The completion of the merger and the partnership merger poses risks for the ongoing operations of Archstone-Smith and Archstone, including that:

  . following the merger and the partnership merger, Archstone-Smith and Archstone may not achieve the expected cost savings and operating efficiencies, including the ability to realize economies of scale;

  . the Smith Residential and Archstone portfolios may not perform as well as currently anticipated;

  . the concentration of Archstone's properties in a few identified markets may increase Archstone's exposure to the economic conditions of those markets;

  . Archstone-Smith and Archstone may experience difficulties and incur expenses related to the assimilation and retention of Smith Residential employees;

  . Archstone-Smith and Archstone may incur increased costs, due to required consents, transfer taxes and other similar expenses, if it completes the Archstone reorganization into an UPREIT using the alternative merger structure described later in this consent solicitation statement/prospectus under the heading "The Merger Agreement--Archstone Reorganization" beginning on page 69; and

  . Archstone-Smith and Archstone may not effectively merge and integrate the operations of Smith Residential and Smith Partnership.

   If Archstone-Smith and Archstone fail to integrate successfully the operations of Smith Residential and Smith Partnership and/or fail to realize the intended benefits of the merger and the partnership merger, the market price of Archstone-Smith common shares and the redemption value of Archstone Class A-1 common units could decline from their market price and redemption value, as applicable, at the time of completion of the merger and the partnership merger.

No public market for Archstone Class A-1 common units is expected to develop, which may cause some difficulty in selling any Archstone Class A-1 common units you receive in the partnership merger.

   No public market for Archstone Class A-1 common units is expected to develop. However, each Archstone Class A-1 common unit issued in the partnership merger, or issuable upon conversion of an Archstone Class B common unit issued in the partnership merger, is subject to a unit redemption right at the option of the holder thereof immediately following the partnership merger. Upon exercise by a unitholder of the redemption right, Archstone is required to acquire the unitholder's Class A-1 common units for an amount of cash per unit based on the market price of Archstone-Smith common shares in accordance with the Archstone declaration of trust. However, Archstone-Smith, in its sole discretion, may elect to assume and directly satisfy Archstone's redemption obligation, in which case Archstone-Smith will pay the redeeming unitholder in Archstone-Smith common shares, or their cash equivalent. Archstone Class B common units will automatically convert on a one-for-one basis into Archstone Class A-1 common units on the day immediately following the record date for the distribution period during which such Archstone Class B common units were issued. If you are unable to redeem your Archstone Class A-1 common units, you may have difficulty selling those common units because of the lack of a public market and the restrictions on transfer contained in the declaration of trust of Archstone.

The directors and executive officers of Smith Residential may have interests in the completion of the merger and the partnership merger that may conflict with the interests of Smith Residential stockholders and Smith Partnership unitholders.

   In considering the recommendation of the Smith Residential board with respect to the merger agreement and the merger and on behalf of Smith Residential, in its capacity as general partner of Smith Partnership, with respect to the partnership merger and the amendment to the partnership agreement of Smith Partnership, Smith Residential stockholders and Smith Partnership unitholders should be aware that some of Smith Residential's directors and executive officers have interests in, and will receive benefits from, the merger and the partnership merger that differ from, or are in addition to, and, therefore, may conflict with the interests of Smith Residential stockholders and Smith Partnership unitholders generally, including the following:

  . Three current directors of Smith Residential, Messrs. Smith, Kogod and Gerardi, will become trustees of Archstone-Smith, and Messrs. Smith and Kogod, or their replacement nominees, will have the right to be nominated to serve on the Archstone-Smith board for a period of ten years from the date of the closing of the merger provided such person or his related persons or entities continue to beneficially own at least 1,000,000 Archstone-Smith common shares;

  . Archstone-Smith and Archstone will provide exculpation and indemnification for current and former directors and officers of Smith Residential and specified subsidiaries, including for actions taken in connection with the merger, which is the same as the exculpation and indemnification provided by Smith Residential and specified subsidiaries as of the date of the merger agreement;

  . Archstone-Smith and Archstone will indemnify and hold harmless current and former directors and officers of Smith Residential and Smith Partnership after the merger to the fullest extent permitted by law;

  . Archstone-Smith and Archstone have agreed to provide directors' and officers' insurance covering acts or omissions occurring before the merger, for the benefit of those individuals currently covered by Smith Residential's insurance for a period of six years after the merger;

  . Unvested options to purchase an aggregate of 878,761 shares of Smith Residential common stock at an average exercise price of $38.22 per share previously awarded to Smith Residential directors and executive officers will vest in connection with the merger pursuant to the plans under which they were issued and in any event no later than the day before the merger closes. These Smith Residential directors and executive officers also currently hold vested options to purchase an aggregate of an additional 379,377 shares of Smith Residential common stock at an average exercise price of $32.06. All Smith Residential stock options will be converted in the merger into options to purchase Archstone-Smith common shares under the terms of the merger agreement. Under the merger agreement, holders of Smith Residential stock options will be entitled to tender the Archstone-Smith options that they will receive in the merger to Archstone for a cash payment equal to the excess, if any, of $49.48 per share over the exercise price of the Smith Residential stock options multiplied by the number of shares of Smith Residential common stock converted in the merger, subject to their options, which acquisition and payment, less applicable withholding taxes, will be made within seven business days of the closing of the merger. In the event that all Smith Residential directors and officers tender all of their options for cash, such persons would receive an aggregate payment from Archstone of approximately $17.2 million, before any applicable withholding taxes. Options to purchase Archstone-Smith common shares that are not tendered to Archstone as described above would remain outstanding under the same terms and conditions of the Smith Residential stock options from which such options were converted but the exercise price of each option will be adjusted to reflect the merger and all options will be fully vested.

  . Under severance agreements that Smith Residential and specified subsidiaries have entered into with specified executive officers, these executive officers will be entitled to receive estimated cash payments ranging from approximately $864,000 to $1.4 million as a base amount, or approximately $5.3 million in the aggregate, if their employment with Archstone-Smith is terminated within two years following the closing of the merger, other than for cause or if they voluntarily terminate their employment for good reason. In the event that these executive officers become entitled to receive the tax gross-up payment as described under "The Merger and the Partnership Merger--Interests of Smith Residential Directors and Executive Officers in the Merger and the Partnership Merger--Severance Agreements" beginning on page 59, the tax reimbursement amounts could range from $0 to $493,000 per individual or $1.3 million in the aggregate. The calculation of the estimated cash payments under the severance agreements assumes that the obligations under the agreements are triggered immediately upon the closing of the merger, which they are, that the applicable persons are terminated, which they are not currently expected to be, and that the merger will close on October 1, 2001. The amounts described above include estimated 2001 bonuses through the closing date. Neither Smith Residential nor Archstone-Smith has yet determined that any tax gross-up payments would be required;

  . Under the Archstone declaration of trust that will be in effect following the closing of the partnership merger, Archstone has agreed, for the benefit of the Smith Partnership unitholders, not to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, any of the Smith Partnership properties or any interest therein or any interest in Smith Realty Company until at least January 1, 2022 and to maintain specified levels of borrowings outstanding with respect to the Smith Partnership properties for the same period;

  . Following the completion of the merger, Mr. Smith will be employed by Archstone-Smith at a minimum annual salary of $300,000 with a minimum annual bonus of $150,000 for each year during his employment. Mr. Smith will also be entitled to receive an annual grant of options to purchase Archstone-Smith common shares and participation in Archstone-Smith's benefit plans. Mr. Kogod will be employed by Archstone-Smith at a minimum annual salary of $150,000 and will be entitled to participate in Archstone-Smith's benefit plans. Mr. Gerardi will be employed by Consolidated Engineering Services, Inc. at an annual salary of $200,000 with an annual bonus to be determined, and he will also be entitled to maintain his existing company-provided apartment and whole life insurance policy. Mr. Gerardi will be entitled to participate in Archstone-Smith benefit plans. Mr. Minami will be employed by Archstone-Smith at an annual salary of $360,000 for the balance of

     2001 and 2002, plus a target bonus for 2001 of not less than $450,000, subject to approval by the management development and compensation committee of the Archstone-Smith board of trustees. Mr. Minami will also be entitled to receive a grant of 25,000 restricted share units upon closing of the merger, will have his current severance agreement, subject to specified exceptions, remain in effect until six months after the closing of the merger and will be entitled to the same benefits as other division presidents of Archstone-Smith;

  . In connection with the merger, Archstone will purchase 100% of the voting common stock of Smith Management Construction, Inc., a non-controlled property service subsidiary of Smith Partnership, for an aggregate of $70,561 in cash from Smith Management Construction Partnership, the holder of its voting common stock. Smith Management Construction Partnership is a general partnership controlled by Mr. Gerardi and the children of Messrs. Smith and Kogod; and

  . A general partnership controlled by Mr. Gerardi and the children of Messrs. Smith and Kogod will continue to own its interest in Consolidated Engineering Services, Inc. and, it is contemplated that prior to the closing of the merger, Consolidated Engineering Services, Inc. will issue up to an aggregate of 100,000 shares of restricted non-voting stock to its officers and will grant options to purchase up to an aggregate of 588,600 shares of its non-voting common stock to its officers and directors. Such non-voting common stock will convert into voting common stock upon the occurrence of various corporate events involving Consolidated Engineering Services, Inc. Of this amount, it is expected that Mr. Gerardi will receive shares of restricted stock and options to purchase shares, although no determination has been made as to the number of shares subject to such awards.

Archstone, Smith Residential and Smith Partnership may incur substantial expenses and payments if the merger and the partnership merger do not occur.

   It is possible that the merger and the partnership merger may not be completed. If the merger and the partnership merger are not completed, Archstone, Smith Residential and Smith Partnership will have incurred substantial expenses. In addition, Smith Residential and Smith Partnership may incur a termination fee of up to $95 million if the merger agreement is terminated under specified circumstances. Further, the parties also may become obligated to reimburse up to $7.5 million of the other parties' expenses if the merger agreement is terminated for specified reasons. The amount of any termination fee paid by Smith Residential and Smith Partnership would be reduced by any expense reimbursement paid by them.

The termination fee of up to $95 million payable by Smith Residential and Smith Partnership may discourage some third party proposals to acquire Smith Residential that Smith Residential stockholders may otherwise find desirable.

   The termination fee of up to $95 million payable by Smith Residential and Smith Partnership if the merger agreement is terminated under specified circumstances represents approximately 2.6% of the approximate $3.6 billion debt and equity market capitalization of Smith Residential at the time the merger agreement was entered into. This termination fee of up to $95 million may discourage some third party proposals to acquire Smith Residential in the 12 months following termination of the merger agreement that Smith Residential stockholders may otherwise find desirable.

No fairness opinion was obtained in connection with the partnership merger.

   Smith Partnership did not obtain a fairness opinion in connection with the partnership merger. Therefore, no third party has passed on the fairness, from a financial point of view, of the consideration to be received by the holders of Smith Partnership Class A common units or Smith Partnership Class B common units pursuant to the merger agreement.

The merger may result in dilution in Archstone's expected funds from operations and net earnings.

   Archstone anticipates that the merger will result in dilution to Archstone's expected 2002 funds from operations of approximately $0.03 per share. There can be no assurance, however, as to the amount of dilution to Archstone's expected 2002 funds from operations that will result from the merger. As noted in the accompanying pro forma financial statements for Archstone-Smith, the merger results in $0.08 of accretion to diluted net earnings from continuing operations before extraordinary items per common share, during the year ended December 31, 2000 and $0.20 of dilution per common share for the six months ended June 30, 2001, primarily as a result of the inclusion of gains from the disposition of depreciated real estate. Although the Archstone board of trustees was aware of this dilution, the board did not consider the dilution as relevant to the merger, primarily because of the volatility inherent in the gains on dispositions of depreciated real estate between periods.

Archstone-Smith's outstanding debt obligations could adversely affect our future financial performance.

   As of June 30, 2001 on a pro-forma basis, Archstone-Smith had approximately $3.6 billion in total debt outstanding, of which $2.1 billion was secured by real estate assets and $518.9 million was subject to variable interest rates, including $64 million outstanding on our short-term credit facilities. Archstone-Smith's approximate principal payments, including amortization and final maturities due during each of the next five calendar years and thereafter, as of June 30, 2001 are as follows:

                                                                        Total
                                                                      Principal
                                                                     Payments(1)
                                                                     (in 000's)
                                                                     -----------
   2001 (July through December)..................................... $   93,268
   2002.............................................................    132,826
   2003.............................................................    191,530
   2004.............................................................    121,723
   2005.............................................................    285,144
   Thereafter.......................................................  2,704,678
                                                                     ----------
     Total.......................................................... $3,529,169
                                                                     ==========

--------
(1) Includes outstanding long-term unsecured debt and mortgages payable on a pro forma basis, as of June 30, 2001. Archstone-Smith also has $730 million of available capacity on its unsecured credit facilities, of which $150 million of capacity matures in February 2004 and $580 million of capacity matures in December 2003. The $580 million facility also has a one-year extension option.

   As a result of these debt obligations, Archstone-Smith may not have sufficient cash flow from operations to meet required payments of principal and interest, pay distributions on our securities at expected rates or make necessary investments in new business initiatives due to lack of available funds. In addition, increases in interest rates would increase our interest expense under our variable interest rate instruments and would increase the cost of refinancing these instruments and issuing new debt. As a result, higher interest rates also would adversely affect cash flow and our ability to service our indebtedness.

   The shareholders agreement entered into in connection with the merger places restrictions on Archstone-Smith's ability to refinance outstanding indebtedness without the consent of Messrs. Smith and Kogod.

Smith Partnership unitholders who have a taxable year other than a calendar year may be required to include their Smith Partnership distributions as income sooner than they otherwise would have as a result of the merger.

   A Smith Partnership unitholder generally is not expected to recognize gain or loss as a result of the merger. However, because the merger results in a deemed termination of Smith Partnership for federal income tax purposes, Smith Partnership unitholders who have a taxable year other than a calendar year may be required to include the distributions from Smith Partnership for the short tax year beginning January 1, 2000 and ending at the time of the partnership merger at an earlier time than they otherwise would be required. Each Smith Partnership unitholder is urged to consult with his, her or its own tax advisor to determine the anticipated tax consequences of the merger for that Smith Partnership unitholder in light of his, her or its specific circumstances.

Smith Partnership unitholders may recognize taxable gain at the time of the partnership merger if they receive a distribution that exceeds their aggregate adjusted basis in their units.

   A Smith Partnership unitholder generally is not expected to recognize taxable income or gain at the time of the partnership merger unless the Smith Partnership unitholder receives, in connection with the partnership merger, a cash distribution, including a deemed cash distribution resulting from the relief from liabilities, that exceeds the Smith Partnership unitholder's aggregate adjusted tax basis in his, her or its Smith Partnership units immediately before the partnership merger. However, the particular tax consequences of the partnership merger for each Smith Partnership unitholder will depend on a number of factors related to the tax situation of that individual unitholder. These factors include:

  . the Smith Partnership unitholder's adjusted tax basis in his, her or its Smith Partnership units at the time of the partnership merger;

  . the assets that the Smith Partnership unitholder originally contributed to Smith Partnership in exchange for his, her or its Smith Partnership units;

  . the indebtedness, if any, of Smith Partnership secured by the contributed assets at the time of the partnership merger;

  . the tax basis of these assets in the hands of Smith Partnership at the time of the partnership merger;

  . the Smith Partnership unitholder's share of the "unrealized gain" with respect to Smith Partnership's assets at the time of the partnership merger; and

  . the extent to which the Smith Partnership unitholder includes in his, her or its basis for his, her or its Smith Partnership units a share of Smith Partnership's liabilities by reason of any guarantees, indemnifications or "deficit restoration obligations" that will be eliminated by reason of the partnership merger.

   See "Federal Income Tax Consequences--Tax Consequences of the Partnership Merger to Smith Partnership Unitholders" beginning on page 107. Although the partnership merger is intended to permit Smith Partnership unitholders to defer the taxable gain that they otherwise would recognize in a fully taxable transaction, the Internal Revenue Service might contend that Smith Partnership unitholders must recognize gain in connection with the partnership merger. Each Smith Partnership unitholder is urged to consult with his, her or its own tax advisor to determine the anticipated tax consequences of the partnership merger for that Smith Partnership unitholder in light of his, her or its specific circumstances.

Future events could cause Smith Partnership unitholders to recognize gain and, in determining whether to take actions with respect to future events Archstone-Smith is not required to take into account the tax consequences to unitholders.

   Future events and transactions could cause some or all of the former Smith Partnership unitholders holding Archstone units as a result of the partnership merger to recognize part or all of the taxable gain that has been deferred either through the original contribution of assets to Smith Partnership in exchange for Smith Partnership units or through the partnership merger. See "Federal Income Tax Consequences--Effect of Subsequent Events" beginning on page 115. Archstone-Smith is not required to take into account the tax consequences to the unitholders of Archstone in deciding whether to cause Archstone to undertake specific transactions that could cause the unitholders of Archstone to recognize gain, and the unitholders of Archstone generally have no right to approve or disapprove these transactions, except to the extent specifically required by tax protections that Archstone has agreed to provide and the existing tax protection agreements that Archstone will assume in the partnership merger, as described in "The Merger Agreement--Tax Related Undertakings of Archstone" beginning on page 95. The same risk of gain recognition upon the occurrence of future events and transactions exists currently with respect to Smith Partnership unitholders' ownership of their Smith Partnership units.

If Archstone fails to qualify as a partnership for federal income tax purposes, unitholders could recognize a substantial amount of taxable gain.

   While Archstone currently is classified as a corporation for federal income tax purposes, prior to the merger and the partnership merger, Archstone will file an election to be treated as a partnership or as a disregarded entity for federal income tax purposes. As a result, Archstone believes that, and will receive an opinion of its counsel to the effect that, immediately prior to and at the time of the partnership merger, Archstone will qualify as a partnership or a disregarded entity for federal income tax purposes and Archstone intends to continue to operate so as to qualify as a partnership or as a disregarded entity for federal income tax purposes after the partnership merger. If, however, Archstone were to be taxed as a corporation, either at the time of the partnership merger or later, Smith Partnership unitholders could recognize substantial amounts of taxable gain. In addition, Archstone-Smith would fail to qualify as a REIT, which would have a material adverse effect on the Smith Partnership unitholders.

   Even if Archstone is treated as a partnership for federal income tax purposes, Archstone may be considered to be a "publicly traded partnership" that is taxed as a corporation in certain circumstances. While Archstone does not expect that it would be taxed as a corporation in that event, if Archstone is a publicly traded partnership, a former unitholder of Smith Partnership would be subject to restrictions with respect to the use of passive losses. See "Federal Income Tax Consequences--Summary of Tax Opinions Relating to the Partnership Merger" and "--Tax Status of Archstone-Smith Operating Trust" beginning on pages 101 and 104, respectively.

Archstone unitholders may be subject to taxes and may be required to file tax returns in each state or jurisdiction where Archstone owns properties or does business.

   In addition to the federal income tax aspects described above, a Smith Partnership unitholder should consider the potential state and local tax consequences of owning Archstone units. Tax returns may be required to be filed and tax liability may be imposed both in the state or local jurisdictions where a unitholder resides and in each state or local jurisdiction in which Archstone has assets or otherwise does business. Archstone will hold assets and/or otherwise conduct business in approximately 24 states and the District of Columbia. A Smith Partnership unitholder should consult with his, her or its personal tax advisor with respect to the state and local income tax implications of their ownership of Archstone units.

Archstone unitholders who exercise control over Archstone-Smith may have personal liability in some jurisdictions if Archstone were treated as a common law trust.

   In jurisdictions other than Maryland, some courts have found beneficiaries of a common law business trust personally liable for obligations of the trust to the extent those obligations are not paid by the trust in circumstances where the beneficiaries exercised the authority to control properties or activities of the trust or its trustees. Both Maryland statutory law governing Maryland REITs and Archstone's declaration of trust provide that unitholders will not be personally liable for any debt, act, omission or obligation incurred by Archstone or its trustees by reason of his or her status as a unitholder. In addition, the Archstone declaration of trust contains a provision indemnifying unitholders against personal liability as a result of being a unitholder. However, if a court in a jurisdiction other than Maryland did not apply Maryland statutory law, did not give effect to the unitholder protections set forth in the Archstone declaration of trust, extended the control doctrine for common law business trusts described above to a statutory real estate investment trust such as Archstone and determined that one or more unitholders of Archstone in fact exercised such control, those unitholders could be held personally liable for obligations of Archstone to the extent that such obligations are not satisfied by Archstone. See "Description of Archstone Shares of Beneficial Interest--General" beginning on page 140.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

   Statements made in this document or incorporated by reference into this document that are not historical facts are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Archstone's, Smith Residential's and Smith Partnership's current expectations, beliefs, assumptions, estimates and projections about the industry and markets in which they operate. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Information concerning expected investment balances, expected funding sources, planned investments, forecasted dates and revenue and expense growth assumptions are examples of forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the control of Archstone, Smith Residential or Smith Partnership. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. None of Archstone, Smith Residential or Smith Partnership undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

   The operating results of Archstone, Smith Residential and Smith Partnership depend primarily on income from apartment communities, which is substantially influenced by supply and demand for apartment units, operating expense levels, property level operations and the pace and price at which Archstone, Smith Residential and Smith Partnership can develop, acquire or dispose of apartment communities. Capital and credit market conditions, which affect cost of capital, also influence operating results.

   Important factors that could cause actual results to differ materially from current expectations reflected in these forward-looking statements include, among others, the factors discussed under the caption "Risk Factors" beginning on page 30 of this consent solicitation/prospectus, and factors discussed in filings made by Archstone, Smith Residential and Smith Partnership that are identified on pages 216 and 217 and incorporated in this document.

                     SMITH PARTNERSHIP CONSENT SOLICITATION

   The partnership agreement of Smith Partnership requires the approval of the partnership merger by holders of at least a majority of the outstanding common units of Smith Partnership, including common units owned by Smith Residential. By authority granted to Smith Residential, as general partner of Smith Partnership, Smith Residential has approved the partnership merger and intends to deliver its written consent to the partnership merger, as permitted under the partnership agreement of Smith Partnership. Since Smith Residential owns a majority in percentage interest of the outstanding common units of Smith Partnership, the approval of the partnership merger is assured.

   In addition, in order to complete the partnership merger, an amendment to the partnership agreement of Smith Partnership must be approved by holders of at least a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential. As discussed below, unless holders of a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential, timely submit executed consent forms indicating that such holders wish to vote against the amendment to the partnership agreement of Smith Partnership, the amendment to the partnership agreement of Smith Partnership will be deemed to have been approved.

Purpose of the Consent Solicitation

   Smith Residential, as general partner of Smith Partnership, is asking Smith Partnership unitholders to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

Who Can Consent

   You are entitled to consent with respect to your Smith Partnership units if our unitholder records showed that you held your Smith Partnership units as of the close of business on September 24, 2001. At the close of business on August 31, 2001, a total of 38,967,881 Smith Partnership common units were outstanding and entitled to consent. Each Smith Partnership unit represents one vote. The enclosed consent form shows the number of Smith Partnership units for which you are entitled to consent.

Consent Procedures

   To consent, simply mark your consent form, sign and date it, and return it in the postage-paid envelope provided. In order to be counted, your consent form must be received by Smith Partnership prior to 3:00 p.m. Eastern Time on Friday, October 26, 2001. As set forth above, if you do not complete, execute and return to Smith Partnership the consent form attached to this consent solicitation statement/prospectus prior to 3:00 p.m. Eastern time on Friday, October 26, 2001, such inaction on your part will be deemed to constitute a vote in favor of the recommendation of Smith Residential, as general partner of Smith Partnership, regarding the amendment to the partnership agreement of Smith Partnership. Smith Residential, as general partner of Smith Partnership, recommends that you approve the amendment to the partnership agreement of Smith Partnership. As a result, if you wish to vote against the amendment to the partnership agreement of Smith Partnership, you must submit an executed consent form indicating such intent not later than the date and time set forth above.

Required Vote

   Approval of the partnership merger requires the consent of at least a majority of the outstanding common units of Smith Partnership, including common units owned by Smith Residential. Approval of the amendment to the partnership agreement of Smith Partnership requires the consent of at least a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential.

Voting Agreements

   All of the Smith Residential directors, who beneficially owned in the aggregate 2,141,832 common units of Smith Partnership, or approximately 5.5% of the outstanding common units of Smith Partnership as of August 31, 2001, have entered into voting agreements agreeing to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

How You May Revoke Your Consent

   To revoke your consent, you must:

  . so advise Smith Residential's secretary, Robert Zimet, c/o Charles E. Smith Residential Realty, Inc., 2345 Crystal Drive, Arlington, Virginia 2202, in writing or by facsimile before 3:00 p.m. Eastern time on Friday, October 26, 2001; or

  . deliver to Mr. Zimet before 3:00 Eastern time on Friday, October 26, 2001 a consent form dated after your initial consent form.

Cost of This Consent Solicitation

   Smith Partnership will pay the cost of its consent solicitation. In addition to soliciting consent forms by mail, Smith Partnership has engaged Morrow & Co., Inc., a consent solicitation firm, to assist in obtaining consents from its common unitholders on a timely basis. Smith Partnership will pay Morrow & Co., Inc.'s reasonable out of pocket expenses plus a $4,500 fee for these services. Smith Partnership also expects that some of its officers or other representatives of its general partner, Smith Residential, may solicit Smith Partnership unitholders in person and by telephone. None of these employees or representatives will receive any additional or special compensation for doing this.

      APPROVAL OF AMENDMENT TO PARTNERSHIP AGREEMENT OF SMITH PARTNERSHIP

   In order to complete the partnership merger, Smith Partnership is proposing to its unitholders an amendment to the partnership agreement of Smith Partnership.

   The partnership agreement of Smith Partnership contains a provision that restricts Smith Residential from engaging in any merger or business combination transaction unless the transaction also includes a merger or sale of substantially all of the assets of Smith Partnership which has been approved by the requisite consent of Smith Partnership unitholders and which will result in Smith Partnership unitholders receiving the same consideration for each unit as is paid to stockholders of Smith Residential. Because the Smith Partnership unitholders will be receiving consideration in the partnership merger that will be different in form, in other words, units instead of shares, from the consideration specified in the partnership agreement of Smith Partnership, Smith Partnership is proposing to amend the partnership agreement to permit the partnership merger to occur pursuant to the terms and for the consideration set forth in the merger agreement.

   Please read Annex B to this consent solicitation statement/prospectus for the complete text of the proposed amendment to the partnership agreement of Smith Partnership.

   The affirmative vote of holders of at least a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential, is required to approve the amendment to the partnership agreement of Smith Partnership.

   Pursuant to the terms of the partnership agreement of Smith Partnership, however, any Smith Partnership common unit holder that does not complete, execute and return to Smith Partnership the consent form attached to this consent solicitation statement/prospectus prior to 3:00 p.m. Eastern time on Friday, October 26, 2001, will be deemed to have voted in favor of the amendment to the partnership agreement of Smith Partnership. As a result, any common unitholder that wishes to vote against the amendment to the partnership agreement of Smith Partnership must submit an executed consent form indicating such intent not later than the date and time set forth above. Unless holders of a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential, timely submit executed consent forms indicating that such holders wish to vote against the amendment to the partnership agreement of Smith Partnership, the amendment to the partnership agreement of Smith Partnership will be approved.

   All of the Smith Residential directors, who beneficially owned in the aggregate 2,141,832 common units of Smith Partnership, or approximately 5.5% of the outstanding common units of Smith Partnership as of August 31, 2001, have entered into voting agreements agreeing to consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

   The Smith Residential board on behalf of Smith Residential, in its capacity as general partner of Smith Partnership, has determined that the amendment to the partnership agreement of Smith Partnership is in your best interest, and the board recommends on behalf of Smith Partnership that you consent to the amendment to the partnership agreement of Smith Partnership.

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

                     THE MERGER AND THE PARTNERSHIP MERGER

Structure of the Merger and the Partnership Merger; Partnership Merger Exchange Ratio

 General

   The merger agreement contemplates the following transactions:

  .  the reorganization of Archstone into an UPREIT

    -- Archstone will be reorganized into an UPREIT in a transaction pursuant to which Archstone, or in the alternative structure, a newly created Maryland real estate investment trust that will be the successor to Archstone's assets and liabilities, will become a subsidiary of Archstone-Smith, and thereafter will be named "Archstone-Smith Operating Trust," followed by

    -- the election by Archstone to be treated for federal income tax purposes as either a domestic eligible entity with a single owner disregarded as a separate entity or as a partnership, followed by

  .  the merger of Smith Residential with Archstone-Smith

    -- the merger, in which Smith Residential will merge with and into Archstone-Smith and Smith Residential will cease to exist, followed by

  .  the merger of Smith Partnership with Archstone

    -- the partnership merger, in which Smith Partnership will merge with and into Archstone and Smith Partnership will cease to exist, with Archstone thereafter being treated as a partnership for federal income tax purposes.

   The partnership merger will be completed at least one hour following the merger.

 Merger and Partnership Merger Consideration

   In the reorganization of Archstone into an UPREIT:

  . holders of Archstone common shares will receive, for each Archstone common share issued and outstanding immediately prior to the reorganization, one Archstone-Smith common share; and

  . holders of Archstone preferred shares will receive, for each Archstone preferred share issued and outstanding immediately prior to the reorganization, one Archstone-Smith preferred share of a series with equivalent rights and preferences.

   In the merger:

  . holders of Smith Residential common stock will receive, for each share of Smith Residential common stock issued and outstanding immediately before the merger, 1.975 Archstone-Smith common shares;

  . holders of Smith Residential Series A preferred stock will receive, for each share of Smith Residential Series A preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series H preferred share;

  . holders of Smith Residential Series C preferred stock will receive, for each share of Smith Residential Series C preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series I preferred share;

  . holders of Smith Residential Series E preferred stock will receive, for each share of Smith Residential Series E preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series J preferred share;

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

  . holders of Smith Residential Series F preferred stock will receive, for each share of Smith Residential Series F preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series K preferred share; and

  . holders of Smith Residential Series G preferred stock will receive, for each share of Smith Residential Series G preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series L preferred share.

   The Archstone-Smith Series H, I, J, K and L preferred shares issued in the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Smith Residential preferred stock adjusted as necessary to reflect the exchange ratio, except for changes that do not materially and adversely affect the holders of Smith Residential preferred stock.

   Upon conversion of the outstanding shares of Smith Residential common stock and preferred stock and the Smith Partnership common units and preferred units into the merger consideration, the Smith Residential common stock and preferred stock and the Smith Partnership common units and preferred units will be cancelled and retired and will cease to exist.

   Holders of Smith Residential common stock or Archstone common shares will not receive fractional Archstone-Smith common shares. Instead, each holder otherwise entitled to a fractional share interest in Archstone-Smith will be paid an amount in cash, without interest, rounded to the nearest cent, with 0.5 of a cent rounded up, determined by multiplying:

  . the average closing price of an Archstone common share on the New York Stock Exchange for the 20 trading days immediately preceding the closing date of the merger by

  . the fraction of an Archstone-Smith common share which such holder would otherwise be entitled to receive.

   In the partnership merger:

  . holders of Class A common units in Smith Partnership, other than Archstone-Smith, as successor to Smith Residential as a result of the merger, will receive, for each Smith Partnership Class A common unit issued and outstanding immediately before the partnership merger, 1.975 Archstone Class A-1 common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up;

  . holders of Class B common units in Smith Partnership will receive, for each Smith Partnership Class B common unit issued and outstanding immediately before the partnership merger, 1.975 Archstone Class B common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up;

  . Archstone-Smith, as successor to Smith Residential as a result of the merger, will receive, for each Smith Partnership Class A common unit issued and outstanding held by it immediately before the partnership merger, 1.975 Archstone Class A-2 common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up;

  . the Series A preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series H preferred units of Archstone;

  . the Series C preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series I preferred units of Archstone;

  . the Series E preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series J preferred units of Archstone;

  . the Series F preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series K preferred units of Archstone; and

  . the Series G preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series L preferred units of Archstone.

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

Background of the Merger and the Partnership Merger

   In pursuing their strategies for enhancing shareholder value, each of Archstone and Smith Residential regularly consider opportunities for acquisitions, joint ventures and other significant transactions.

   Smith Residential and Smith Partnership were formed to succeed to the residential and retail property assets and various asset management and property service businesses of the Charles E. Smith Companies. On June 30, 1994, Smith Residential completed an initial public offering of its common stock and used the proceeds to purchase the sole general partnership and a proportionate limited partnership interest in Smith Partnership. On the same date, in exchange for Smith Partnership units, Smith Partnership acquired various properties, all of the non-voting common stock of the property service businesses, which include Smith Realty Company, Consolidated Engineering Services, Inc. and Smith Management Construction, Inc., and various obligations of the property service businesses.

   Since that time, Smith Residential has substantially increased its portfolio by acquiring or developing new residential properties for cash, Smith Partnership units or through partnership or joint ventures in the Washington, D.C., Chicago, Illinois, and Boston, Massachusetts metropolitan areas and in southeast Florida.

   Over the last several years, representatives of Smith Residential management have investigated and evaluated a number of strategic opportunities for the purpose of enhancing value for Smith Residential stockholders. The strategic opportunities considered have included mergers with other entities, acquisitions of other entities and businesses, divestiture and repositioning of various portions of Smith Residential's assets and joint venture opportunities. Among other activities, Messrs. Smith, Kogod and Gerardi evaluated acquisition and merger opportunities in various major metropolitan markets throughout the United States and reported on these opportunities to the Smith Residential board of directors as appropriate. In addition, during various meetings, the Smith Residential board of directors discussed and considered the general status of the economy, the REIT industry, Smith Residential's markets and opportunities for growth and diversification into other markets, and Smith Residential's stock price performance.

   During early 1998, members of Smith Residential management surveyed and analyzed the real estate investment trusts in the residential sector, focusing on strategic fit, management philosophy, market presence, quality of portfolios, geographic distribution, development pipeline, financial status and various other criteria. Based on its analysis, Smith Residential management identified three companies, one of which was Archstone, with which it would consider exploring a potential transaction. Beginning in 1998, Smith Residential management had preliminary discussions with principals of these companies to explore the possibility of potential strategic transactions.

   During the first half of 1998, Archstone was formulating its strategy for the combination with Security Capital Atlantic Incorporated, including Archstone's strategy for entering the Boston, Chicago and New York City markets, and expanding its presence in Washington, D.C. On July 7, 1998, Archstone completed its combination with Security Capital Atlantic and launched its national branding strategy. After completion of the combination with Security Capital Atlantic, Archstone began to explore strategic options to facilitate implementation of its strategies.

   In July 1998, R. Scot Sellers, chairman and chief executive officer of Archstone, contacted Smith Residential management concerning a potential strategic transaction between Smith Residential and Archstone. In mid-July 1998, Mr. Sellers met with Messrs. Smith and Kogod in Washington, D.C. to present Archstone's strategic plan and to provide Smith Residential with specified background information regarding Archstone. These discussions led to a meeting on July 27, 1998 between Mr. Smith, Mr. Sellers and Mr. C. Ronald Blankenship, a member of the board of Archstone at that time. At that meeting, Mr. Smith, Mr. Sellers and Mr. Blankenship discussed their strategic plans for their respective companies, the markets that each company was involved in and the future visions of each company. On August 6, 1998, Mr. Smith and Mr. Gerardi met again with Mr. Sellers to further explore the discussions that Mr. Sellers had initiated in July 1998. After these meetings, members of Smith Residential management had several discussions to evaluate a possible strategic combination with Archstone and concluded that, in view of Archstone's strategic plan at that time and its presence in secondary markets, a combination of the two companies at that time was not in the best interests of Smith Residential stockholders and Smith Partnership unitholders. On August 11, 1998, during a telephone conversation, Messrs. Smith and Sellers determined that pursuing a strategic transaction at that time was not in the interests of either company or their respective shareholders.

   During the latter part of 1998, Smith management had preliminary discussions with other companies they had identified regarding potential strategic transactions. Mr. Smith, Mr. Kogod and Mr. Gerardi met with the chairman and chief executive officer and other executives of one of these companies, referred to in this description as "company A," to discuss conceptually the possibility of a strategic transaction. Similar to Smith Residential, company A was a residential property REIT, although larger than Smith Residential. At that time, Smith Residential management concluded that a strategic combination with company A was not in the best interests of Smith Residential stockholders and Smith Partnership unitholders. Smith Residential reached this conclusion based upon, among other factors, the differences between the culture and business visions of the two companies and company A's strategic plan to focus on the acquisition of Smith Residential's assets without preserving the Smith Residential brand and organization.

   In December 1998, Mr. Smith and Mr. Kogod met with the president and chief executive officer and the chairman of the board of another entity, referred to in this description as "company B," to discuss the possibility of a strategic transaction. Similar to Smith Residential, company B was a residential property REIT, although larger than Smith Residential. The meeting between Mr. Smith, Mr. Kogod and the executives of company B included discussions relating to market presence, strategies of the two companies, synergies between the two companies and pricing. The president and chief executive officer of company B informed Mr. Smith and Mr. Kogod that the management of company B would evaluate the potential of a strategic transaction with Smith Residential and would call them in early January 1999 to follow-up on their discussions. In mid-January 1999, the president and chief executive officer of company B contacted Mr. Smith to inform him that due to the stock price of company B at that time, a potential combination with Smith Residential would result in a large dilution to their current stockholders and therefore that it was not in the best interest of their stockholders for company B to pursue such a strategic transaction with Smith Residential at that time.

   During 1999 and 2000, Mr. Smith and Mr. Sellers had conversations from time to time to update one another on the status and future outlook of their respective companies. In October 1999, Mr. Sellers, Mr. Smith and Mr. Kogod had a conversation relating to an update on the progress of Archstone's strategic plan to redeploy its capital into protected markets.

   During 1999 and 2000, Messrs. Smith, Kogod and Gerardi had discussions concerning Smith Residential's strategic alternatives, the challenges that Smith Residential might face in meeting its long-term growth targets as a stand-alone business given the projected size of Smith Residential, the markets in which Smith Residential conducts its operations and the need to raise capital to fulfill Smith Residential's growth strategy.

   During this period, Messrs. Smith, Kogod and Gerardi met with the chief executive officer of another entity, referred to in this description as "company C," to discuss their respective companies and business philosophies. Similar to Smith Residential, company C was a residential property REIT. The meeting between Messrs. Smith, Kogod and Gerardi and the chief executive officer of company C included discussions relating to the portfolios, markets, strategies and management philosophies of the two companies. Following the meeting, Messrs. Smith, Kogod and Geradi concluded that a strategic combination with company C would not be in the best interests of Smith Residential stockholders and Smith Residential unitholders because company C's portfolio was heavily concentrated in a single metropolitan area and because of differences in management philosophies between the two companies.

   In 2000, the chief executive officer of company A contacted Mr. Smith to further pursue discussions regarding a strategic transaction. Messrs. Smith, Kogod and Gerardi met with the chairman and the president and chief executive officer of company A to reconsider a potential business combination. However, once again, as a result of company A's interest in acquiring specified assets of Smith Residential and the differences in corporate culture between the two companies, the Smith Residential management concluded that a potential strategic transaction with company A was not in the best interests of Smith Residential stockholders and the Smith Partnership unitholders.

   In October 2000, Mr. Sellers met with Mr. Smith and Mr. Kogod in Washington, D.C. regarding Archstone's continued interest in a strategic transaction with Smith Residential. At this meeting, Mr. Sellers updated Mr. Smith on Archstone's program of redeploying its capital into protected markets, particularly the greater northeast region, and Archstone's long-term strategy and opportunities.

   In February 2001, Smith Residential announced that, for health reasons, Mr. Gerardi would reduce his work schedule and would step down as the president and chief executive officer of Smith Residential when a replacement was appointed. At that time, in addition to facilitating the transition, Mr. Gerardi stated he would remain on the board of directors and continue assisting in strategic planning and special projects for Smith Residential.

   During February 2001, Mr. Sellers contacted Mr. Smith to set up a meeting to resume their discussions relating to a potential strategic transaction. However, since the Smith Residential management was conducting a national search to find a replacement for Mr. Gerardi at that time, Mr. Smith decided to postpone having discussions with Mr. Sellers until a later date.

   In early March 2001, management of company B again contacted Smith Residential management to resume discussions relating to a potential strategic transaction between Smith Residential and company B. On March 20, 2001, Mr. Smith, Mr. Kogod, and the president and chief executive officer and the chairman of the board of company B met to discuss the terms of a possible strategic combination. At that meeting, the representatives of company B presented a proposal to Mr. Smith and Mr. Kogod to acquire the company for consideration consisting of a combination of cash, common stock and convertible preferred units. On April 4, 2001, Smith Residential and company B entered into a confidentiality agreement under which Smith Residential and company B agreed to exchange confidential information for the purposes of evaluating a business transaction between the two companies. Pursuant to that confidentiality agreement, each party agreed to keep confidential information provided by the other and to use that information only for purposes of considering a transaction between the two companies. In addition, each company agreed that it would not seek to acquire the voting securities of the other company or take other related actions for a period of two years from the date of the agreement. After the exchange of confidential information, management of Smith Residential and company B continued discussions regarding the terms of a possible transaction. The principal disagreement between the managements of Smith Residential and company B was the form of the merger consideration. The parties also were concerned about the level of dilution to the common shareholders of company B that would result from a merger. On April 10, 2001, after further discussions on the pricing, valuation and structure of a potential business combination transaction between Smith Residential and company B, management of Smith Residential determined not to pursue a potential strategic transaction with company B.

   In March 2001, at the direction of Smith Residential management, representatives of Goldman, Sachs & Co. contacted Mr. Sellers to discuss whether Archstone would be interested in pursuing a potential business combination with Smith Residential. Smith Residential management decided to pursue discussions with Archstone at that time because they were impressed by the improvement in the overall quality of Archstone's portfolio, resulting from its active disposition program and strategy of repositioning the portfolio in markets that Smith Residential management believed had greater growth potential, and they believed that the risks associated with Security Capital's large equity investment in Archstone had been eliminated as a result of Security Capital's disposition of its investment in Archstone in February 2001. From Archstone's perspective, the magnitude of Smith Residential's unfunded development commitments was now significantly less than in 1998. The resulting impact from funding such commitments on Archstone's balance sheet was previously of concern to Archstone's management given the capital constrained environment both companies were operating in at the time. As such, Archstone elected to pursue discussions with Smith Residential.

   On April 3, 2001, at a special telephonic meeting of the Archstone board, Mr. Sellers briefed the members of the board of trustees on his discussions with representatives of Goldman Sachs regarding a potential business combination with Smith Residential. The Archstone board discussed the potential effects of a business combination with Smith Residential on Archstone and its financial results and operations and directed Mr. Sellers to determine the general terms on which Smith Residential would consider a potential business combination.

   Smith Residential executed an engagement letter with Goldman Sachs, dated as of April 5, 2001, to act as its financial advisor in connection with a possible strategic business combination involving, or possible sale of all or a portion of, Smith Residential. On April 9, 2001, at the direction of Smith Residential, Goldman Sachs contacted company A to discuss once again potential business combinations with Smith Residential. Company A responded that it was not interested in pursing a transaction with Smith Residential at this time.

   On April 10, 2001, at a special telephonic meeting of the Archstone board, Mr. Sellers and Charles E. Mueller, Jr., the chief financial officer of Archstone, discussed with members of the board of trustees the general terms under which Archstone should offer to enter into a potential business combination with Smith Residential. After extensive discussion and review of the general structure of such a transaction, the impact of such a transaction on Archstone's financial position and operations, Smith Residential's properties, the markets in which Smith Residential operates and the anticipated market perception of such a transaction, the Archstone board of trustees authorized Mr. Sellers to make a proposal to Smith Residential reflecting a merger of Smith Residential with Archstone in which the holders of Smith Residential common stock would receive merger consideration with a value per share of $47.80. The proposed merger consideration, which could possibly include a cash portion which would be determined at a later date, represented an exchange ratio of 1.9429 Archstone common shares for each share of Smith Residential common stock, reflecting a 6% premium over Smith Residential's 10-day trailing average closing share price on April 9, 2001.

   On April 12, 2001, Mr. Gerardi met with Mr. Sellers in Boston for a general discussion of Archstone's strategic business plan, the corporate culture of the two companies, the general business environment, their respective vision of a combined company, the strategic fit between Smith Residential and Archstone, and the general structure of a potential strategic transaction between Smith Residential and Archstone. At that meeting, Mr. Sellers also presented Archstone's proposal with respect to a business combination transaction between the two companies. Later that day, Mr. Gerardi had a telephone conference with Mr. Smith and Mr. Kogod to update them on the status of his discussions with Mr. Sellers.

   On April 13, 2001, at a special telephonic meeting of the Archstone board of trustees, Mr. Sellers briefed the members of the board on his discussions with Mr. Gerardi. After a full discussion of the state of negotiations, including Smith Residential's requirement that the high-rise operations of Smith Residential be conducted through a semi-autonomous division of the combined company, Mr. Sellers indicated that he would meet with Mr. Smith on April 18, 2001 to continue negotiations. The Archstone board of trustees authorized Mr. Sellers to offer terms for a business combination with Smith Residential consistent with those discussed at the meeting.

   Between April 13, 2001 and April 15, 2001, the management of Smith Residential, the management of Archstone and representatives of Goldman Sachs had various discussions relating to the terms of a potential strategic combination of the two companies. Smith Residential management and representatives of Goldman Sachs, on behalf of Smith Residential, provided Archstone management with additional data and information regarding the value of Smith Residential's portfolio, as well as a draft of the proposed confidentiality agreement. At the direction of Smith Residential management, representatives of Goldman Sachs contacted Mr. Sellers on April 14, 2001 and indicated that Smith Residential considered Archstone's offer to be too low, but that Smith Residential was still interested in pursuing a transaction at a higher price.

   After Archstone management reviewed the additional information provided at the meeting between Mr. Gerardi and Mr. Sellers on April 15 to further discuss the proposed terms of a potential strategic transaction,

Archstone increased the proposed merger consideration to a value per share equal to $48.50. The proposed merger consideration, which could possibly include a cash portion to be determined at a later date, represented an exchange ratio of 1.975 Archstone common shares for each share of Smith Residential common stock, reflecting a 7.2% premium over Smith Residential's 10-day trailing average closing share price on April 10, 2001.

   At a regularly scheduled meeting of the Smith Residential board on April 17, 2001, Mr. Gerardi briefed the Smith Residential directors regarding prior discussions with company B and the discussions with Archstone and advised the board of directors that he and Mr. Smith would meet Mr. Sellers on April 18, 2001 to continue their discussions.

   On April 18, 2001, Mr. Smith, Mr. Gerardi and a representative of Goldman Sachs met with Mr. Sellers in Chicago to further discuss the key operational and strategic issues relating to a potential strategic transaction. Following these discussions, Mr. Sellers and Mr. Gerardi agreed to commence detailed business and legal due diligence.

   On April 19, 2001, members of Smith Residential management discussed with their counsel, Hogan & Hartson L.L.P., the terms of the Archstone proposal, and members of Archstone management discussed with their counsel, Mayer, Brown & Platt, the terms of the Archstone proposal. In addition, representatives of Hogan & Hartson had an extensive discussion with Mayer, Brown & Platt regarding various issues relating to the proposed terms of the merger. On April 19, 2001, Archstone and Smith Residential also entered into a confidentiality agreement. Pursuant to that confidentiality agreement, each party agreed to keep confidential information provided by the other and to use that information only for purposes of considering a transaction between the two companies. In addition, each company agreed that it would not seek to acquire the voting securities of the other company or take other related actions for a period of two years from the date of the agreement. Thereafter, the representatives of the two parties exchanged information concerning their respective businesses.

   Between April 20, 2001 and April 22, 2001, Mr. Gerardi called each member of the board of directors individually to brief such director regarding the discussions that had occurred between Mr. Sellers and Mr. Smith and Mr. Gerardi in their meeting on April 18, 2001. Between April 19 and April 24, 2001, Mr. Sellers held various discussions with Mr. Smith, Mr. Kogod and Mr. Gerardi and representatives of Goldman Sachs to clarify various terms of the proposed transaction. In addition, during that same period, Mr. Sellers had a discussion with each member of the Archstone board of trustees regarding the discussions between the parties on April 18, 2001.

   On April 25, 2001, following a meeting of the Archstone board called for such purpose, Archstone engaged Morgan Stanley & Co. Incorporated to act as its financial advisor in connection with the proposed transaction.

   On April 25, 2001, at a special meeting of the Smith Residential board of directors held at the offices of Hogan & Hartson, Mr. Smith and Mr. Gerardi discussed with the members of the board of directors the status of the proposed merger of Smith Residential with Archstone. The strategic alternatives that Goldman Sachs discussed with the board included Smith Residential continuing operations as a stand-alone entity, merging with a nationwide or specialized apartment company, and acquiring another apartment company. After considering the strategic alternatives presented by Goldman Sachs, the Smith Residential board of directors, on behalf of Smith Residential, for itself and as general partner of Smith Partnership, determined that merging with a nationwide apartment company would enable Smith Residential to realize the strategic and operational benefits derived from a larger and more diverse property portfolio with an expanded geographic scope and was therefore in the best interests of Smith Residential and its stockholders and Smith Partnership and its unitholders. In addition, Hogan & Hartson discussed the board's fiduciary duties in considering a strategic business combination. Various members of the board had questions for Smith Residential management relating to, among other things, the risks of the transaction, the long term strategy of Smith Residential, the quality of management at Archstone, and the synergies between Smith Residential and Archstone. Representatives of

Hogan & Hartson and Goldman Sachs, at the request of Smith Residential management, participated in these discussions in advising the Smith Residential board. The Smith Residential board of directors also discussed, among other things, the business and operations of Archstone and certain of the matters described below under "--Smith Residential's Reasons for the Merger; Recommendation of the Smith Residential Board." After further discussion of the Archstone proposal and after receiving the recommendation of Smith Residential management that Smith Residential pursue continued discussions with Archstone, the board authorized Smith Residential management to continue discussions regarding a strategic combination of Smith Residential and Archstone. On April 25, 2001, Mayer, Brown & Platt provided to Smith Residential and its counsel an initial draft of the merger agreement.

   On April 27 and April 28, 2001, Mr. Smith traveled to California to meet with Richard A. Banks, the president of Archstone's west region, and to tour some of the Archstone properties in the San Francisco Bay area, the Los Angeles area and San Diego to observe the architecture, location, quality, maintenance, service, operating personnel and other aspects of such properties. Upon his return, Mr. Smith updated the management of Smith Residential as to his observations regarding the Archstone portfolio.

   At a special telephonic meeting of the Archstone board held on April 29, 2001, Mr. Sellers and Mr. Mueller updated the board on the status of the negotiations regarding a possible merger of Smith Residential with Archstone. The Archstone board discussed various topics relating to the proposed merger transaction, including the impact of the proposed transaction on Archstone's financial results, the potential dilutive effect of the transaction on Archstone's short-term funds from operations per share, the effect of the transaction on outstanding Smith Residential stock options, compensation of senior management of Smith Residential by the combined company, expected cost savings as a result of the transaction, the costs of completing the transaction in light of the proposed structure of the transaction, the benefits of a substantially greater concentration of assets in protected markets with better long-term growth rates, the benefits of having a significant high-rise franchise and the strong differentiated position of the combined company. The Archstone board of trustees also discussed the strategic fit with Smith Residential and their similar business philosophies, as well as the acquisition of high-rise apartment operations and the potential impact of those operations on Archstone. The Archstone board of trustees also discussed, among other things, the matters described below under "--Archstone's Reasons for the Merger; Recommendation of the Archstone Board."

   On April 30 and May 1, 2001, Mr. Sellers went to Florida and Washington, D.C. to meet with Messrs. Smith, Gerardi and W.D. Minami, then the executive vice president and chief operating officer of Smith Residential, and to observe the architecture, quality, location, maintenance, service, operating personnel and other aspects of properties located in various markets which Smith Residential operates. Upon his return, Mr. Sellers updated the management of Archstone as to his observations regarding the Smith Residential portfolio.

   Following the meetings of the boards of Smith Residential and Archstone, representatives of Smith Residential, Archstone, Goldman Sachs, Hogan & Hartson and Mayer, Brown & Platt continued to have various discussions and negotiations concerning the terms of the proposed merger of Smith Residential with Archstone. Management of Smith Residential and management of Archstone and their representatives continued to conduct due diligence with respect to each other and to exchange additional information on the structure, management and personnel of their respective organizations. Following these discussions and additional financial analysis and review of balance sheet ratios, Archstone elected to proceed with an all-stock offer with merger consideration having a value per share of $50.01. This represented an exchange ratio of 1.975 Archstone common shares for each share of Smith Residential common stock reflecting a 10.1% premium over Smith Residential's 10-day trailing average closing share price on May 1, 2001. The possibility of a cash component to the merger consideration was withdrawn due to Archstone's desire to maintain a strong balance sheet and preserve the financial flexibility of the combined company.

   During the next several days, representatives of Smith Residential, Archstone, Goldman Sachs, Morgan Stanley, Mayer, Brown & Platt and Hogan & Hartson had numerous discussions and negotiations relating to the terms of the merger agreement and various ancillary agreements including, among other things, voting agreements, a shareholder agreement and various other agreements. The negotiations on the terms and conditions of the merger agreement included discussions regarding the structure of the mergers as a three-step transaction involving the reorganization of Archstone into an UPREIT structure, the merger of Smith Residential with and into Archstone-Smith, the merger of Smith Partnership with and into Archstone and the terms of the Archstone declaration of trust to be in effect after completion of the merger. Representatives of Smith Residential, Archstone and their legal advisors also discussed the manner by which Archstone would reorganize into an UPREIT structure using one of two alternative structures--either the merger of Archstone into a wholly-owned subsidiary of Archstone-Smith resulting in Archstone becoming a wholly-owned subsidiary of Archstone-Smith or an alternative structure which would involve several more steps to reach essentially the same result.

   On May 2, 2001, at a special telephonic meeting of the Archstone board, Mr. Sellers updated the board on the status of the negotiations regarding the proposed transaction. The Archstone board discussed the various topics related to the proposed merger transaction, including the composition of the board of trustees of the combined company, compensation expectations for senior management of Smith Residential, the structure of the transaction and organizational and operational issues that may arise in connection with implementing the transaction.

   On May 3, 2001, the Archstone board held a special meeting at which all of the Archstone trustees, members of management and representatives of Morgan Stanley and Mayer, Brown & Platt were present in person or by telephone conference call. The special meeting was held in order for the Archstone board to consider and act upon the proposed merger with Smith Residential. At this meeting, Archstone's senior management reviewed with the board financial and business terms of the proposed transaction. Mayer, Brown & Platt discussed the board's fiduciary duties in considering the proposed transaction and explained the material terms of the proposed merger agreement and related agreements, including closing conditions, termination rights, provisions regarding break-up fees, the primary and alternative structure and termination expenses, and briefed the board on open items.

   Following these presentations, the Archstone trustees asked numerous questions of management and representatives of Morgan Stanley and Mayer, Brown & Platt and discussed at length the issues raised by the presentations. After discussion by the Archstone board of trustees concerning, among other things, the matters described below under "--Archstone's Reasons for the Merger and the Partnership Merger; Recommendation of the Archstone Board," the Archstone board concluded that the proposed merger was fair to and in the best interests of Archstone and its shareholders and unanimously approved the proposed amendment to Archstone's declaration of trust, the reorganization of Archstone into an UPREIT structure, including the mergers contemplated thereby, the merger agreement, the merger and the partnership merger and all the transactions in connection with the merger agreement on substantially the terms discussed at the meeting. The Archstone board further resolved to recommend that the Archstone common shareholders approve and adopt the proposals. The Archstone board also authorized management to complete negotiations of, and execute, the merger agreement.

   On May 3, 2001, at a special meeting of the Smith Residential board of directors at Smith Residential's headquarters at which all Smith Residential directors were present in person or by telephone conference call, Smith Residential management reviewed with the directors the terms and conditions of the proposed merger agreement with Archstone. Representatives of Arthur Andersen and Hogan & Hartson then reviewed with the board the results of their due diligence investigation of Archstone. Representatives of Hogan & Hartson then reviewed with the board the terms of the merger agreement and ancillary agreements and answered questions from the directors regarding those terms. In addition, a representative of Hogan & Hartson reviewed with the board its fiduciary duties in considering the proposed merger transaction. After this discussion, the Smith Residential directors determined to proceed to approve the merger and adopt the proposed merger agreement. The initial merger agreement provided that the parties would amend and restate such agreement at a later date to set forth in greater detail the terms of the alternative structure. After further discussion, the Smith Residential board of directors, including all of its disinterested directors, on behalf of Smith Residential, for itself and as general partner of Smith Partnership, concluded that the proposed merger, the partnership merger and the amendment to the partnership agreement of Smith Partnership, were fair to and in the best interests of Smith Residential and its stockholders and Smith Partnership and its unitholders, as applicable, authorized and unanimously approved the merger agreement, the merger, the partnership merger and the amendment to the partnership agreement of Smith Partnership, and resolved to recommend that the Smith Residential stockholders approve and adopt the merger agreement and the merger and that the Smith Partnership unitholders consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

   In acting upon the merger, the partnership merger and the amendment to the partnership agreement of Smith Partnership, the Smith Residential board of directors considered the interests of its directors as described below under "--Interests of Smith Residential Directors and Executive Officers in the Merger and the Partnership Merger." The Smith Residential board of directors complied with the Maryland law requirements on transactions with interested directors by providing full disclosure of the interests of certain directors and by having the disinterested directors approve the merger, the partnership merger and the amendment to the partnership agreement of Smith Partnership. Under Maryland law, a contract or other transaction between a corporation and one of its directors, or between the corporation and any entity in which the director has a material financial interest or is a director, is not void or voidable as a matter of Maryland law because of the existence of this conflicting interest if specified steps are taken. Among the steps available under Maryland law is if a majority of the disinterested directors, upon disclosure of the interest or interests of the director, authorizes, approves or ratifies the contract or transaction. If the contract or transaction is not approved by the disinterested directors, or by a vote of disinterested stockholders following disclosure of the interest or interests, the person asserting the validity of the contract or transaction must prove in any subsequent litigation that the contract or transaction was fair and reasonable to the corporation at the time it was authorized, approved or ratified.

   Shortly after the conclusion of the special meeting of the board of directors of each of Smith Residential and Archstone on May 3, 2001, Smith Residential, Smith Partnership, Archstone and Archstone-Smith executed the merger agreement.

   Mr. Gerardi resigned as president and chief executive officer of Smith Residential effective as of May 16, 2001.

   After execution of the merger agreement, the parties amended and restated the terms of the merger agreement primarily to provide the additional details through which the alternative structure could be implemented. At a special meeting of the Smith Residential board of directors on May 31, 2001, at which all Smith Residential directors were present in person or by telephone conference call, the Smith Residential board of directors unanimously approved the execution and delivery of the merger agreement as amended and restated. Thereafter, on May 31, 2001, each of Smith Residential, Smith Partnership, Archstone and Archstone-Smith executed the amended and restated merger agreement dated as of May 3, 2001.

   As a result of the proposed merger, Smith Residential abandoned its plans to raise additional equity capital to fund operations. In order to avoid encumbering additional Smith Partnership assets and to avoid incurring third party financing fees, on July 27, 2001, Archstone funded a $100 million loan to Smith Partnership. Under the terms of the loan agreement, through the maturity date of the loan, Smith Partnership will pay interest monthly in arrears upon the unpaid outstanding principal at an interest rate equal to the London Interbank Offered Rate, or the average of such rates if more than one rate is quoted, plus 100 basis points until 60 days after the termination of the merger agreement, if applicable, and thereafter will pay interest at LIBOR plus 200 basis points. The loan matures on the earlier of the effective date of the merger or 180 days after the merger agreement is terminated. Under the loan agreement, Smith Partnership's (i) failure to make required principal and interest payments, subject to its limited right to cure; (ii) default under certain line of credit agreements; (iii) commencement of voluntary or involuntary bankruptcy proceedings; and (iv) occurrence of an event of default under certain mortgages or deeds of trust securing the loan, shall constitute an event of default. Upon the occurrence of an event of default, Archstone shall have the right to cause the entire unpaid balance under the loan to become immediately due and payable by Smith Partnership and may, whether or not it elects to accelerate the unpaid principal balance, raise the rate of interest accruing on the unpaid principal to LIBOR plus 600 basis points per annum. The loan may be prepaid by Smith Partnership at anytime in whole or in part without penalty. The loan and Smith Partnership's performance has been guaranteed by certain property holding entities related to Smith Partnership. The guarantors' performance is secured by specified properties having a value of approximately $153 million. Smith Partnership may not pledge such real property as collateral for any other loan until the loan by Archstone has been paid in full.

Archstone's Reasons for the Merger and the Partnership Merger

   The Archstone board of trustees has unanimously adopted and approved the merger agreement, the merger and the partnership merger. The Archstone board believes that the terms of the merger agreement, the merger, the partnership merger and the other transactions contemplated by the merger agreement, including the amendment to the Archstone declaration of trust, the related reorganization of Archstone into an UPREIT and the issuance of Archstone-Smith shares to Smith Residential stockholders, are advisable and in the best interests of Archstone and its shareholders.

   Set forth below is a discussion of the material positive and negative factors considered by the Archstone board in making its determination to adopt and approve the merger agreement, the merger and the partnership merger. As used in this discussion, references to the assets and business activities of Smith Residential mean the assets and business activities of Smith Partnership. Smith Residential has no material assets other than its interest in Smith Partnership and it conducts all of its business activities through that partnership and its subsidiaries.

 Positive Factors Considered by the Archstone Board

   In making its determination with respect to the merger agreement, the merger and the partnership merger, the Archstone board discussed with Archstone senior management a number of factors, including the following material positive factors:

  . the transaction will increase Archstone's presence in protected markets such as Washington, D.C., Chicago, Boston and southeast Florida, with access to what the Archstone board believes to be a high quality portfolio of well-located assets in these protected markets;

  . the Archstone board believes that the Smith Residential portfolio is one of the most desirable apartment portfolios and is the largest high-rise apartment portfolio outside of Manhattan, New York;

  . the Archstone board believes that the merger transaction represented an attractive valuation for the real estate assets based on an 8.3% capitalization rate (using the May 3, 2001 closing price of $25.18 per Archstone common share to value Archstone common shares to be issued in the merger), given the geographic distribution of the Smith Residential portfolio which is located exclusively in protected markets;

  . Smith Residential's net operating income for its same-store portfolio-- meaning the group of apartments that were fully operating during the periods being compared--has had a higher growth rate than Archstone has had for its same-store portfolio. Therefore management believes that the net operating income of the combined company's same-store portfolio will grow at a greater rate than did Archstone's same-store portfolio on a stand alone basis, which should also enhance the long-term growth rate of Archstone's net earnings. The following table shows same-store revenue and net operating income growth rates for each of the last three years:

                                                     Smith
                                                  Residential        Archstone
                                                 ----------------  ----------------
                                                 2000  1999  1998  2000  1999  1998
                                                 ----  ----  ----  ----  ----  ----
     Revenue....................................  7.7% 6.5%  4.8%  6.7%  3.6%  3.6%
     Net operating income....................... 10.7% 8.8%  7.4%  7.7%  6.2%  5.6%

  . the combination of the two companies creates the potential for substantial revenue increases and approximately $7 million to $8 million of anticipated cost synergies through the adoption of best practices of each party and the elimination of public company costs and other redundant expenses;

  . the acquisition of the Smith Residential portfolio and management team will add what the Archstone board believes to be well-located high-rise assets as well as high-rise development and management capability to allow expansion of Archstone's high-rise business into its west coast markets;

  . the transaction should result in improved liquidity for Archstone shareholders as a result of the increased equity capitalization and the increased shareholder base, while at the same time allowing Archstone to retain a strong balance sheet. The combined company will have a combined total debt to total undepreciated book capitalization ratio of 42.6%;

  . the transaction will give Archstone access to another high-quality brand name in Archstone's operating platform;

  . the transaction would create the second largest publicly traded apartment REIT and the fourth largest publicly traded REIT overall in the United States, based on total equity market capitalization, with a pro forma total market capitalization of approximately $9.3 billion based on the closing market price of Archstone common shares on May 3, 2001;

  . Archstone will be reorganized into a more typical UPREIT structure which will give the combined company a greater ability to acquire assets using a tax deferred acquisition currency;

  . Archstone believes that the high quality of the portfolio of the combined company together with Archstone-Smith's desirable national platform will make Archstone-Smith one of the most sought after purchasers of properties in the real estate market using UPREIT currency and therefore will increase the opportunity of the combined company to acquire attractive properties;

  . the exchange ratio, which determines the number of Archstone-Smith common shares required to be issued in the merger and the number of Archstone units required to be issued in the partnership merger, is fixed and will not be adjusted in the event of a decline in the trading price of Archstone common shares;

  . the due diligence review of Smith Residential and its assets conducted by Archstone management and its advisors, including, among other things, site tours of a significant number of Smith Residential's properties, and Archstone management's favorable assessment of the high quality of Smith Residential's assets; and

  . historical and prospective information concerning Archstone's and Smith Residential's respective businesses, operations and financial performance, including, among other things, the earnings prospects of Archstone and its debt service and financial obligations, both before and after the merger.

 Negative Factors Considered by the Archstone Board

   The Archstone board also considered the following potentially negative factors in its deliberations concerning the merger, the partnership merger and the merger agreement:

  . the risk that the anticipated benefits of the merger and the partnership merger to Archstone and its shareholders may not be realized as a result of possible changes in the real estate market in the Washington, D.C. and other markets;

  . the risk that anticipated benefits of the merger and the partnership merger to Archstone and its shareholders may not be realized as a result of any inability to achieve the anticipated cost savings and expense reduction and other potential difficulties in integrating the two companies and their respective operations;

  . the limitations on Archstone's ability to sell the Smith Residential properties resulting from the tax related undertakings, the tax protection agreement and other tax protection agreements between Smith Partnership and various unitholders to be assumed in connection with the merger and the partnership merger as described under "The Merger Agreement--Tax Related Undertakings of Archstone-- Assumption of Smith Partnership Tax Protection Agreements" beginning on page 97;

  . the significant cost involved in connection with completing the merger and the partnership merger, estimated to be approximately $40 million in the aggregate, and the substantial management time and effort required to effect the merger and the partnership merger and integrate the businesses of Archstone and Smith Residential;

  . the estimated $0.03 dilution to Archstone's 2002 funds from operations per share in connection with the transaction;

  . the fact that the exchange ratio is fixed and will not be adjusted in the event of an increase in the trading price of Archstone common shares or a decrease in the trading price of Smith Residential common stock;

  . the risk that the merger and the partnership merger could be viewed negatively by investors or analysts and, as a result, the Archstone or Archstone-Smith share price could be adversely affected;

  . the risk that rating agencies may view the merger and the partnership merger unfavorably and decrease Archstone's rating thereby potentially increasing Archstone's cost of debt; and

  . the risk that the merger and the partnership merger might not be completed based upon the failure to satisfy covenants or closing conditions.

   The above discussion of the material factors considered by the Archstone board is not intended to be exhaustive, but does set forth the material positive and negative factors considered by the Archstone board. The Archstone trustees unanimously adopted and approved the merger agreement, the merger and the partnership merger and recommended approval of the merger agreement, the merger and the partnership merger in light of the various factors described above and other factors that each such member of the Archstone board felt were appropriate. In view of the wide variety of factors considered by the Archstone board in connection with its evaluation of the merger and the partnership merger and the complexity of these matters, the Archstone board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Archstone board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual trustees may have given different weights to different factors.

Smith Residential's Reasons for the Merger and the Partnership Merger; Recommendation of the Smith Residential Board

   The Smith Residential board of directors, on behalf of Smith Residential, for itself and in its capacity as general partner of Smith Partnership, has unanimously adopted and approved the merger agreement, the merger, the partnership merger and the amendment to the partnership agreement of Smith Partnership. The Smith Residential board, on behalf of Smith Residential, for itself and in its capacity as general partner of Smith Partnership, believes that the merger agreement, the merger, the partnership merger, the amendment to the partnership agreement of Smith Partnership and the other transactions contemplated by the merger agreement are advisable and in the best interests of Smith Residential and its stockholders and Smith Partnership and its unitholders, as applicable. Accordingly, after careful consideration, the Smith Residential board, on behalf of Smith Residential, for itself and in its capacity as general partner of Smith Partnership, recommends that Smith Partnership unitholders consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership.

   In considering the recommendation of the Smith Residential board with respect to the partnership merger and the amendment to the partnership agreement of Smith Partnership, Smith Partnership unitholders should be aware that some Smith Residential directors and executive officers have interests in the merger, the partnership merger and the other transactions contemplated thereby, which differ from, or are in addition to, and, therefore, may conflict with, the interests of Smith Partnership unitholders generally. See "-- Interests of Smith Residential Directors and Executive Officers in the Merger and the Partnership Merger" beginning on page 58.

   Set forth below is a discussion of all material positive and negative factors considered by the Smith Residential board of directors in making its determination to adopt and approve the merger agreement, the merger and the partnership merger. As used in this discussion, references to the assets and business activities of Smith Residential mean the assets and business activities of Smith Partnership. Smith Residential has no material assets other than its interest in Smith Partnership and it conducts all of its business activities through that partnership.

 Positive Factors Considered by the Smith Residential Board

   In making its determination with respect to the merger agreement, the merger and the partnership merger, the Smith Residential board of directors discussed with Smith Residential senior management, as well as its financial and legal advisors, and considered a number of factors, including the following material positive factors:

  . the terms of the merger agreement, including that each share of Smith Residential common stock will be converted into 1.975 common shares of Archstone-Smith, which based on the implied $49.73 per share price represents a premium of 9.15% over the closing price for Smith Residential common stock as of May 3, 2001;

  . the terms of the partnership merger, including that each Smith Partnership common unit will be exchanged for 1.975 Archstone Class A-1 common units, which based on the implied $49.73 per Smith Partnership Class A common unit represents a premium of 9.15% over the closing price for Smith Residential common stock as of May 3, 2001, into which a Smith Partnership unit is convertible on a one-for-one basis;

  . the fact that holders of Smith Residential common stock currently receive a dividend of $0.585 per share per quarter and that, as adjusted to reflect the 1.975 Archstone-Smith common shares to be received in the merger for each outstanding share of Smith Residential common stock, such holders will receive a distribution of approximately $0.810 per quarter for such share following the merger;

  . a combined company would own and operate an exceptional apartment portfolio concentrated in high barrier-to-entry markets, including more than 70% of its property investments located in some of the nation's most desirable protected markets, including the Washington, D.C. metropolitan area, Boston, Chicago, the San Francisco Bay area, southern California, southeast Florida and Seattle;

  . the presence of Archstone's complementary garden apartment properties in desirable protected geographic markets outside of markets in which Smith Residential primarily operates its high-rise operations would result in a strong and varied property portfolio with an expanded geographic scope and would increase Archstone-Smith's ability to expand its high-rise product to new markets;

  . the ability to maintain Smith Residential's high-rise residential operations as a semi-autonomous division of Archstone-Smith and the preservation of the brand name, culture and traditions of the Smith Residential organization, which the Smith Residential board of directors believes add value to the Smith Residential assets;

  . the strong recognition and industry respect for the Archstone brand and the prospect of Archstone-Smith creating the preeminent residential apartment industry brand following the merger and the partnership merger;

  . the ability to maintain Smith Residential's primary business operations in the Crystal City area of Arlington, Virginia which increases the likelihood of retaining talented employees and maintaining Smith Residential's long-time presence in the Washington, D.C. metropolitan area;

  . the similarity of the corporate cultures and philosophies of Smith Residential and Archstone promotes employee retention and facilitates the integration of the companies;

  . management's belief that the complementary nature of Archstone's garden apartment operations with Smith Residential's high-rise operations facilitates the companies' integration efforts and benefits each company's employees;

  .  the reputation, strength and expertise of Archstone's management team;

  . management's assessment that a merger of Smith Residential with another entity with a complementary property portfolio and a strong presence in among the most desirable protected geographic markets was Smith Residential's most attractive strategic alternative, and that a combination of Smith Residential and Archstone would be expected to produce a combined company with enhanced, long-term, sustainable growth due to, among other things:

    -- Archstone's strong market position in some of the most desirable protected real estate markets in the nation;

    -- Archstone's internally funded expansion opportunities, which allow for enhanced development capability and enable the national extension of Smith Residential's high-rise business to additional markets including, New York City, Los Angeles, San Francisco and Seattle; and

    -- the operational efficiencies expected to result from the merger, which are estimated at $7 million dollars annually, allowing a stronger, sustainable growth rate;

  . the fact that a combined company would result in a larger, more diverse and more liquid stockholder base for the Smith Residential stockholders, including any Smith Partnership unitholders who receive shares of Smith Residential common stock by converting their units into those shares before the partnership merger or who receive Archstone-Smith shares upon redemption of their Archstone common units after the partnership merger, and the likelihood that the larger, more diverse stockholder base of the combined company would result in a lower cost of capital for the combined company, enhance liquidity and increase financial flexibility;

  . the fact that two of the three representatives of Smith Residential, or their nominees, to be elected to the Archstone-Smith board of trustees will be nominated to continue to serve on such board for a period of ten years, increasing the likelihood that Smith Residential stockholders' interests will continue to be represented following the merger and the partnership merger;

  . the fact that the initial president of the Smith Residential high-rise division of Archstone-Smith will be W.D. Minami, president of Smith Residential, which should benefit employees of Smith Residential and therefore help to preserve the special characteristics and value of the Smith Residential business;

  . the due diligence review of Archstone and its assets conducted by or on behalf of Smith Residential management by its advisors, including, among other things, site tours of a number of Archstone's properties, and Smith Residential management's assessment of the high quality of Archstone's assets;

  . the social and economic effect on the employees of Smith Residential and its subsidiaries, including, among other things, similar corporate cultures and philosophies of Smith Residential and Archstone and that the merger agreement requires Archstone-Smith to allow former Smith Residential employees to participate in Archstone-Smith plans in substantially the same manner as other similarly situated employees of Archstone-Smith or, if not practicable in the determination of Archstone-Smith, to allow former Smith Residential employees to continue to be eligible to participate in Smith Residential employee benefit plans;

  . the fact that the consideration to be received by Smith Partnership unitholders in the partnership merger will generally be a tax-free transaction to those unitholders; and

  . the likelihood that the transactions contemplated by the merger agreement would be successfully completed.

 Negative Factors Considered by the Smith Residential Board

   The Smith Residential board of directors also considered the following potentially negative factors in determining whether to adopt and approve the merger agreement, the merger and the partnership merger.

  . the fact that the consideration to be received by Smith Partnership unitholders consists of Archstone common units, the exact number of which is based on a fixed exchange ratio of 1.975 Archstone common units for each Smith Partnership common unit. As a result, a decrease in the trading price of Archstone common shares before the closing of the merger will reduce the value of the per unit and aggregate consideration that will be received by the Smith Partnership unitholders;

  . the risk that the anticipated benefits of the merger to Smith Residential stockholders discussed above under "--Positive Factors Considered by the Smith Residential Board" may not be realized as a result of possible changes in the real estate market or as a result of potential difficulties in integrating the two companies and their respective operations;

  . the risk that the market may not perceive the combination of Smith Residential's high-rise residential operations and Archstone's garden apartment operations as a positive factor;

  . the possibility that the public announcement of the merger and the partnership merger would lead to a decrease in the trading price of Archstone's common shares which, due to the fact that the consideration to be received by Smith Residential common stockholders consists entirely of Archstone-Smith common shares, would reduce the overall value of the merger consideration;

  . the possibility that a public announcement of the merger and the partnership merger would make it more difficult for Smith Residential to retain employees because of the likelihood that some Smith Residential employees would anticipate that they would not have a position with the combined company and would begin to search for new employment even before the merger and the partnership merger closed;

  . the estimated dilution of funds from operations per share for Archstone common shares in 2002, which the Smith Residential board estimated to be approximately $0.045 per share, as a result of the merger and the partnership merger;

  . the significant cost involved in connection with completing the merger and the partnership merger, which the Smith Residential board estimated at $40 million in the aggregate, the substantial management time and effort required to effectuate the merger and the partnership merger and to integrate the businesses of the companies and the related disruption to Smith Residential's operations; and

  . the termination fee of up to $95 million payable by Smith Residential and Smith Partnership to Archstone under certain circumstances, which might discourage some proposals to acquire Smith Residential because of the increased price that the acquiror would have to pay.

   The above discussion is not intended to be exhaustive of all factors considered by the Smith Residential board, but does set forth the material positive and negative factors considered by the Smith Residential board of directors. At the May 3, 2001 and May 31, 2001 special meetings of the Smith Residential board of directors, the board unanimously approved the merger agreement, the merger, the partnership merger and the amendment to the partnership agreement of Smith Partnership and recommended approval of the partnership merger and the amendment to the partnership agreement of Smith Partnership to the unitholders of Smith Partnership in light of the various factors described above and other factors that each such member of the Smith Residential board of directors felt were appropriate. In view of the wide variety of factors considered by the Smith Residential board in connection with its evaluation of the merger and the partnership merger and the complexity of these matters, the Smith Residential board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Smith Residential board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Trustees and Executive Officers of Archstone-Smith After the Merger

   Following the merger, the six current trustees of Archstone will become trustees of Archstone-Smith. In addition, three current directors of Smith Residential, Messrs. Smith, Kogod and Gerardi, will become trustees of Archstone-Smith. Mr. Smith's initial term will expire in 2003, Mr. Kogod's initial term will expire in 2002 and Mr. Gerardi's term will expire in 2004.

   Following the merger and the partnership merger, the current executive officers of Archstone will become executive officers of Archstone-Smith. Mr. Minami, president of Smith Residential, will become the president of the Charles E. Smith Residential division of Archstone-Smith. It is expected that no other officers of Smith Residential will become executive officers of Archstone-Smith.

Interests of Smith Residential Directors and Executive Officers in the Merger and the Partnership Merger

   In considering the recommendation of the Smith Residential board, on behalf of Smith Residential, for itself and in its capacity as general partner of Smith Partnership, with respect to the partnership merger and the amendment to the partnership agreement of Smith Partnership, Smith Partnership unitholders should be aware that, as described below, some Smith Residential directors and executive officers have interests in the merger and in the partnership merger that differ from, or are in addition to, and, therefore, may conflict with, the interests of Smith Partnership unitholders generally.

   Trustees of Archstone-Smith After the Merger. Under the merger agreement, Robert H. Smith, chairman of the board and chief executive officer of Smith Residential, Robert P. Kogod, chairman of the executive committee of the board of Smith Residential, and Ernest A. Gerardi, Jr., a Smith Residential director and the former president and chief executive officer of Smith Residential, will become members of the Archstone-Smith board following the merger and the partnership merger. Mr. Smith's initial term will expire in 2003, Mr. Kogod's initial term will expire in 2002 and Mr. Gerardi's term will expire in 2004. Each of Messrs. Smith and Kogod, or their replacement nominees, will have the right to be nominated to serve on the Archstone-Smith board for a period of ten years from the date of the closing of the merger, provided that such person or his related persons or entities continue to beneficially own at least 1,000,000 Archstone-Smith common shares. Messrs. Smith and Kogod, or their replacement nominees, also will serve as members of the executive committee of the Archstone-Smith board for so long as such persons have the right to be nominated as trustees. Such persons identified above will be entitled to fees and other compensation and participation in options, share or other benefit plans for which trustees or officers of Archstone-Smith, as applicable, are eligible. Messrs. Smith and Kogod have agreed not to sell any Archstone-Smith common shares beneficially owned by them for a period of three years after completion of the merger, subject to various exceptions.

   Indemnification and Insurance. The merger agreement provides that Archstone and Archstone-Smith will provide exculpation and indemnification for current and former directors and officers of Smith Residential and specified subsidiaries, including for actions taken in connection with the merger, which is the same as the exculpation and indemnification provided by Smith Residential and specified subsidiaries as of the date of the merger agreement. The merger agreement also provides that Archstone and Archstone-Smith will indemnify and hold harmless current and former directors and officers of Smith Residential and Smith Partnership after the merger to the fullest extent permitted by law. In addition, Archstone and Archstone-Smith have agreed to provide directors' and officers' insurance covering acts or omissions occurring before the merger, for the benefit of those individuals currently covered by Smith Residential's insurance for a period of six years after the merger.

   Equity-Based Awards. Unvested options to purchase an aggregate of 878,761 shares of Smith Residential common stock at an average exercise price of $38.22 per share previously awarded to Smith Residential directors and executive officers will vest in connection with the merger pursuant to the plans under which they were issued and in any event no later than the day before the merger closes. These Smith Residential directors and executive officers also currently hold vested options to purchase an aggregate of an additional 379,337 shares of Smith Residential common stock at an average exercise price of $32.06. All Smith Residential stock options will be converted in the merger into options to purchase Archstone-Smith common shares under the terms of the merger agreement. Under the merger agreement, holders of Smith Residential stock options will be entitled to tender the Archstone-Smith options that they will receive in the merger to Archstone for a cash payment equal to the excess, if any, of $49.48 per share over the exercise price of the Smith Residential stock options multiplied by the number of shares of Smith Residential common stock converted in the merger subject to their options, which acquisition and payment, less any applicable withholding taxes, will be made within seven business days of the closing of the merger. In the event that all Smith Residential directors and executive officers tender all of their options for cash, such persons would receive an aggregate payment from Archstone of approximately $17.2 million, before any applicable withholding taxes. Options to purchase Archstone-Smith common shares that are not tendered to Archstone as described above would remain outstanding under the same terms and conditions of the Smith Residential stock options from which such options were converted but the exercise price of each option will be adjusted to reflect the merger and all options will be fully vested.

   The following table sets forth as of September 5, 2001 the unvested Smith Residential stock options held by Smith Residential directors and executive officers which will vest in connection with the merger.

                                                          Average Exercise    Cash Value of
                                                              Price of          Tender of
                         Unvested Smith Total Outstanding Outstanding Smith Outstanding Smith
                          Residential   Smith Residential Residential Stock Residential Stock
          Name           Stock Options    Stock Options        Options           Options
          ----           -------------- ----------------- ----------------- -----------------
Ernest A. Gerardi,
 Jr. ...................    206,566           269,350          $38.08          $ 3,071,914
Roger J. Kiley, Jr......          0             5,000          $38.00          $    57,400
Robert P. Kogod.........    219,816           325,100          $32.96          $ 5,369,242
R. Michael McCullough...          0             5,000          $35.06          $    72,100
Robert H. Smith.........    219,816           325,100          $32.96          $ 5,369,242
Karen Hastie Williams...          0             5,000          $38.00          $    57,400
W.D. Minami.............     55,966            99,800          $36.85          $ 1,249,382
Alfred G. Neely.........     47,023            64,340          $37.16          $   792,890
Charles B. Gill.........          0                 0             N/A                  N/A
Matthew B. McCormick....     65,996            65,966          $38.96          $   694,101
Robert D. Zimet.........     33,608            33,608          $38.01          $   365,631
Steve F. Hallsey........     30,000            30,000          $45.77          $   113,100
All directors and
 executive
 officers as a group (12
 persons)...............    878,761         1,228,294          $35.44          $17,212,402

   Severance Agreements. Smith Residential and specified subsidiaries have entered into severance agreements with specified executive officers, other than Mr. Smith and Mr. Kogod, that provide for the payment of severance benefits if such executive officers are terminated from employment other than for "cause" or if such executive officers voluntarily terminate their employment for "good reason." These agreements currently automatically renew for consecutive one-year terms unless there is a "change in control" in which case the term automatically resets for a two year period from the date of the change of control. In exchange for entering into the severance agreements, all but one covered executive officer have agreed to a covenant not to compete for the lesser of one year following termination of employment or the period for which severance is paid following termination, and to be subject to various confidentiality and "anti-raid" covenants. One covered executive officer has agreed to be bound by such provisions for the lesser of six months following termination of employment or the period for which severance is paid following termination. Each covered executive officer also is entitled to receive reasonable outplacement services, an immediate vesting of all of his or her Smith Residential stock options from the date of such change of control event and the removal of any restrictions on any restricted stock or units held.

   In the event a covered executive officer's employment is terminated following a change in control, such as the merger, the amount of severance pay and other benefits to which each covered executive would be entitled will be calculated based upon his or her current base annual salary and his or her highest annual cash bonus amount in the previous three years. The covered executives would be entitled to a payment equal to one year's annual salary and bonus, or two years' salary and bonus if the covered executive is terminated within two years following the closing of the merger. The covered executives would be entitled to continued coverage for up to one year under any medical and other welfare plans in which the covered executive officer participated, or two years' coverage if the covered officer is terminated within the two-year period following the closing of the merger. If any of these payments would constitute excess parachute payments under section 280G of the Internal Revenue Code, the covered executive would also receive gross-up payments in an amount sufficient to offset the 20% excise tax applicable to such amounts.

   For purposes of the severance agreements, a termination following a change in control will be considered "voluntary for good reason" if it is the direct result of:

  . a reduction in base salary, fringe benefits or bonus eligibility, except when generally applicable to peer employees,

  . a substantial reduction of responsibilities or areas of supervision or an instruction to report to a lower level supervisor after a "change in control,"

  . a substantial increase in responsibilities or areas of supervision without an appropriate increase in compensation, or

  . after a "change in control," a required change of office location outside of the metropolitan area in which the executive was previously located.

   Under the severance agreements, the specified executive officers of Smith Residential, if they are terminated within the two years following the closing of the merger, other than for cause or if they voluntarily terminate their employment for good reason, would be entitled to receive estimated cash payments ranging from approximately $864,000 to $1.4 million as a base amount, or approximately $5.3 million in the aggregate. In the event that these executive officers become entitled to tax gross-up payments as described above, the tax reimbursement amounts could range from $0 to $493,000 per individual, or approximately $1.3 million in the aggregate. The calculation of the estimated cash payments under the severance agreements assumes that the obligations under the agreements are triggered immediately upon the closing of the merger, which they are, that the applicable persons are terminated, which they are not currently expected to be, and that the merger will close on October 1, 2001. The amounts described above include estimated 2001 bonuses through the closing date. Neither Smith Residential nor Archstone has yet determined that any tax gross-up payments would be required.

   Tax Related Undertakings of Archstone. Under the Archstone declaration of trust that will be in effect following the closing of the partnership merger, Archstone has agreed, for the benefit of the holders of Smith Partnership units, not to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, any of the Smith Partnership properties or any interest therein, or any of Archstone's interest in Smith Realty Company, a wholly owned subsidiary of Smith Partnership that provides property management services to Smith Partnership and third parties. These restrictions, which benefit Messrs. Smith and Kogod, among others, are effective until January 1, 2022. In addition, Archstone has agreed to maintain specified levels of borrowings outstanding with respect to the Smith Partnership properties for the same period, and has made other specified undertakings. These provisions are intended to ensure that the holders of Smith Partnership units will be able to continue to defer the gain that would be recognized by them for tax purposes upon a sale by Archstone of any one or more of the Smith Partnership properties, upon the sale by Archstone of any of its interest in Smith Realty Company, or upon the repayment of borrowings relating to the Smith Partnership properties. If Archstone sells any of the Smith Partnership properties or any interest therein or its interest in Smith Realty Company, or repays borrowings relating to the Smith Partnership properties, Archstone may be liable for monetary damages for engaging in these undertakings.

   Employment. Messrs. Smith and Kogod will be employed by Archstone-Smith following the closing of the merger. Mr. Smith will be paid an annual minimum salary of $300,000 and an annual minimum bonus of $150,000 for each year during his employment. Mr. Smith will also be entitled to receive options to purchase 100,000 Archstone-Smith common shares for each year during his term of employment, with the number of options granted in each year being equal to 100,000 multiplied by the same percentage of the base option level as the number of options granted to the chief executive officer of Archstone-Smith increases or decreases in that year beyond the target amount established for such officer. Mr. Kogod will be paid an annual minimum salary of $150,000 for each year during his employment. Mr. Gerardi will be employed by Consolidated Engineering Services, Inc., one of Smith Residential's non-controlled property services subsidiaries, and will be paid an annual salary of $200,000 for each year during his employment and an annual bonus to be determined by the Consolidated Engineering Services, Inc. board. Mr. Gerardi will also be entitled to maintain his existing company-provided apartment and whole life insurance policy, both of which are to be paid by Consolidated Engineering Services, Inc. Mr. Gerardi will also be granted options to purchase restricted, non-voting stock of Consolidated Engineering Services, Inc. and shares of restricted, non-voting common stock of Consolidated Engineering Services, Inc., although no determination has been made as to the number of shares subject to such awards. Messrs. Smith, Kogod and Gerardi will also be able to participate in other benefit plans generally made available to trustees and officers, as applicable, of Archstone-Smith. In addition, Mr. Minami will become the president of the Charles E. Smith Residential division of Archstone-Smith.
Mr. Minami will receive an annual salary of $360,000 for the balance of 2001 and for 2002, plus a target bonus for 2001 of not less than $450,000, subject to approval by the management development and compensation committee of the Archstone-Smith board of trustees. Mr. Minami will also be entitled to receive an award of 250,000 restricted share units under the Archstone-Smith 2001 Long-Term Incentive Plan. The restricted share units will be priced at the closing price of the Archstone-Smith common shares on the day of the merger and will vest in 25% increments beginning on the first anniversary of the merger. Mr. Minami's current severance agreement with Smith Residential will remain in effect, subject to the following modifications:

  . if, during the first six months following the merger Mr. Minami terminates his employment with Archstone-Smith for any reason, he will be entitled to the benefits he would have been entitled to receive under his existing severance agreement with Smith Residential had his employment terminated immediately prior to the merger for good reason; and

  . Mr. Minami will not be subject to the non-competition provisions of the severance arrangement.

   Mr. Minami's severance agreement will terminate six months after the closing of the merger and, provided he is still employed by Archstone-Smith at that time, Mr. Minami and Archstone-Smith will enter into a change-in-control agreement substantially similar to those then currently in effect with officers of Archstone-Smith. Mr. Minami will be entitled to the same benefits as other division presidents of Archstone-Smith.

   Acquisition of Smith Management Construction, Inc. In connection with the merger, Archstone will purchase 100% of the voting common stock of Smith Management Construction, Inc., a non-controlled property service subsidiary of Smith Partnership, for an aggregate of $70,560 in cash from Smith Management Construction Partnership, the holder of its voting common stock. Smith Management Construction Partnership is a general partnership controlled by Mr. Gerardi and the children of Messrs. Smith and Kogod. Prior to the closing, Archstone will assign Archstone's right to acquire the shares of voting common stock to a non-controlled subsidiary of Archstone created specifically to hold these shares.

   Acquisition of Consolidated Engineering Services, Inc. In connection with the partnership merger, Consolidated Engineering Services, Inc., a non-controlled subsidiary of Smith Partnership, will undertake a recapitalization of its capital stock. Consolidated Engineering Services Partnership, a general partnership controlled by Mr. Gerardi and the children of Messrs. Smith and Kogod, is currently the sole voting stockholder of Consolidated Engineering Services, Inc. and will remain the sole voting stockholder until the closing of the partnership merger. As a result of the recapitalization, upon the closing of the partnership merger, Archstone, as successor to Smith Partnership by the partnership merger, will own 51% of the outstanding voting common stock of Consolidated Engineering Services, Inc. immediately following the recapitalization, representing a value of $381,865, and Consolidated Engineering Services Partnership will own 49% of the outstanding voting common stock of Consolidated Engineering Services, Inc. Archstone, as successor to Smith Partnership in the partnership merger, and Consolidated Engineering Services Partnership will each own the same proportion of the outstanding equity of Consolidated Engineering Services, Inc. immediately following the closing of the partnership merger as Smith Partnership and Consolidated Engineering Services Partnership owned prior to the partnership merger. Consolidated Engineering Services Partnership will not receive any payments and Smith Partnership will not be required to make any payments in connection with the recapitalization of Consolidated Engineering Services, Inc. It is also contemplated that, prior to the merger, Consolidated Engineering Services, Inc. will issue up to an aggregate of 100,000 shares of restricted non-voting common stock to its officers and will grant options to purchase up to an aggregate of 588,600 shares of its non-voting common stock to its directors and officers. Such non-voting common stock will convert into voting common stock upon the occurrence of various corporate events involving Consolidated Engineering Services, Inc. Of this amount, it is expected that Mr. Gerardi will receive shares of restricted stock and options to purchase shares, although no determination has been made as to the number of shares subject to such awards.

   Legal Counsel. Roger J. Kiley, Jr., a director of Smith Residential, is also a partner in Mayer, Brown & Platt, legal counsel to Archstone and Archstone-Smith.

Regulatory Approvals

   No material federal or state regulatory requirements must be complied with and no approvals must be obtained by Archstone, Archstone-Smith, Smith Residential or Smith Partnership in connection with either the merger or the partnership merger.

Accounting Treatment

   Archstone and Archstone-Smith will treat the partnership merger and the merger, respectively, as a purchase for financial accounting purposes. This means that Archstone and Archstone-Smith, respectively, will record the assets acquired and the liabilities assumed at their estimated fair values at the time the partnership merger and the merger, respectively, are completed.

Restrictions on Resales by Affiliates

   The Archstone common and preferred units to be issued to Smith Partnership unitholders in the partnership merger will be transferable subject to the restrictions contained in the Archstone declaration of trust, except for units issued to any person who may be deemed to be an "affiliate" of Smith Partnership within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of Archstone within the meaning of Rule 144 under the Securities Act after the partnership merger. See "Description of Archstone Shares of Beneficial Interest--Transfers" beginning on page 159. The Archstone-Smith common shares to be issued to Smith Residential common stockholders in the merger and Smith Partnership unitholders upon redemption of their Archstone units received in the partnership merger, in each case, will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of Smith Residential, within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of Archstone-Smith within the meaning of Rule 144 under the Securities Act after the merger and the partnership merger. Archstone units or Archstone-Smith shares received by persons who are deemed to be an affiliate of Smith Partnership or Smith Residential, as applicable, or who become Archstone or Archstone-Smith affiliates, as applicable, may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Smith Partnership or Smith Residential, as applicable, generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with Smith Partnership or Smith Residential, as applicable, and may include officers, directors, stockholders or unitholders of Smith Partnership or Smith Residential. All Smith Partnership unitholders or Smith Residential stockholders who may be deemed to be affiliates of Smith Partnership or Smith Residential will be so advised before the completion of the merger and the partnership merger, as applicable.

   Under the merger agreement, Smith Residential will use commercially reasonable efforts to obtain an affiliate agreement from each affiliate of Smith Residential before the completion of the merger and the partnership merger by which each Smith Residential affiliate will agree not to sell, transfer, pledge or otherwise dispose of any of the Archstone-Smith common shares received in the merger or upon a redemption of Archstone units received in the partnership merger in violation of the Securities Act or the rules and regulations promulgated under the Securities Act. Generally, this will require that all sales be made as provided by Rule 145 under the Securities Act, which in turn requires that, for specified periods, sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act.

   Archstone-Smith has the right to place legends on the certificates evidencing Archstone-Smith common shares issued to Smith Residential affiliates in the merger or upon a redemption of their Archstone units received in the partnership merger summarizing the foregoing restrictions until a sale, transfer, pledge or other disposition of the Archstone-Smith common shares represented by these certificates has been registered under the Securities Act or is made in compliance with Rule 145 under the Securities Act.

   Persons who are not affiliates of Smith Residential generally may sell their Archstone-Smith common shares without restrictions.

No Dissenters' Rights

   Smith Partnership is organized under Delaware law. Under Delaware law and the terms of the partnership agreement of Smith Partnership, Smith Partnership unitholders have no rights to dissent and receive the appraised value of their units in the partnership merger.

Archstone-Smith Trust 2001 Long-Term Incentive Plan

   The Archstone-Smith Trust 2001 Long-Term Incentive Plan has been approved by the Archstone-Smith board of trustees and has been approved by the sole shareholder of Archstone-Smith. The plan will be effective upon the reorganization of Archstone into an UPREIT. A summary of the material provisions of the plan is set forth below. A copy of the plan is attached as Annex C.

   The plan will continue in effect until it is terminated by the Archstone-Smith board of trustees; provided, however, that no awards may be granted under the plan after the ten-year anniversary of the effective date, except for awards granted pursuant to commitments entered into prior to such ten-year anniversary. Any awards that are outstanding after plan termination will remain subject to the terms of the plan.

 Purpose

   The plan has been established by Archstone-Smith for the following purposes:

  .  to attract and retain persons eligible to participate in the plan;

  . to motivate participants, by means of appropriate incentives, to achieve long-range goals;

  . to provide incentive compensation opportunities that are competitive with those of other similar companies; and

  . to further identify participants' interests with those of Archstone-Smith's other shareholders through compensation that is based on Archstone-Smith common shares, and to thereby promote the long-term financial interest of Archstone-Smith and its subsidiaries, including the growth in value of Archstone-Smith's equity and enhancement of long-term shareholder return.

To achieve these objectives, the plan provides for the grant of non-qualified options, incentive share options, share appreciation rights, bonus shares, share units, performance shares, performance units, restricted shares and restricted share units.

   The plan also provides for the automatic grant of replacement awards in substitution of awards outstanding upon the reorganization of Archstone into an UPREIT under the Archstone 1997 Long-Term Incentive Plan, and as of the effective time of the merger and the partnership merger under the Charles E. Smith Residential Realty, Inc. Directors Stock Option Plan and the Charles E. Smith Residential Realty, Inc. First Amended and Restated 1994 Employee Stock and Unit Option Plan, as amended.

 General

   The plan is administered by a committee selected by the board of trustees of Archstone-Smith. The committee selects from the eligible individuals those persons to whom awards under the plan will be granted, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The committee may delegate all or any portion of its responsibilities or powers under the plan to persons selected by it, except to the extent inconsistent with Rule 16b-3 promulgated under section 16 of the Securities Exchange Act of 1934 or other applicable rules. Rule 16b-3 exempts employee plan transactions meeting certain requirements from the short-swing trading profit recovery provisions of section
16. Replacement awards will be made automatically under the terms of the plan.

   No more than 20,000,000 Archstone-Smith common shares may be issued to participants and their beneficiaries under the plan, including to individuals who are participants solely with respect to replacement awards. Any shares allocated to an award that expires, lapses, is forfeited or terminated for any reason without issuance of the shares, whether or not cash or other consideration is paid to the participant in respect of such shares, may again become subject to awards under the plan. The following additional limits apply to awards, other than replacement awards, under the plan:

  . no more than 1,000,000 common shares may be issued for options and share appreciation rights granted to any one individual in any one calendar-year period; and

  . no more than 1,000,000 common shares may be issued for bonus shares, share unit awards, performance share awards, performance unit awards, restricted share awards and restricted share unit awards that are intended to be "performance-based compensation," as described below, granted to any one individual during any one calendar-year period.

The common shares with respect to which awards may be made under the plan will be shares currently authorized but unissued, or currently held or subsequently acquired by Archstone-Smith as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the committee, an award under the plan may be settled in cash rather than common shares.

   The committee may use common shares available under the plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of Archstone-Smith or a subsidiary, including the plans and arrangements of Archstone-Smith or a subsidiary assumed in business combinations.

   In the event of transactions involving Archstone-Smith, including any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the committee may make adjustments to the plan and awards to preserve the benefits or potential benefits of the plan and awards. Action by the committee may include:

  . adjustment of the number and kind of shares which may be delivered under the plan;

  . adjustment of the number and kind of shares subject to outstanding awards;

  . adjustment of the exercise price of outstanding options and share appreciation rights; and

  .  any other adjustments that the committee determines to be equitable.

   Except as otherwise provided by the committee, awards under the plan are not transferable except as designated by the participant by will or by laws of descent and distribution.

   All employees of Archstone-Smith and its subsidiaries are eligible to become participants in the plan. The specific employees who initially will be granted awards under the plan, other than those receiving replacement awards, and the type and amount of any such awards will be determined by the committee.

   Pursuant to the plan, Archstone-Smith may deduct from any payment or distribution of shares under the plan the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to Archstone-Smith prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having Archstone-Smith withhold Archstone-Smith common shares from any payment under the plan or by the participant delivering Archstone-Smith common shares to Archstone-Smith; provided, however, that the number of such shares used to satisfy the withholding obligation with respect to the exercise of an option may not be more than the number required to satisfy Archstone-Smith's minimum statutory withholding obligation, based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income.

 Replacement Awards

   At the effective time of the reorganization of Archstone into an UPREIT, any prior Archstone awards outstanding under the prior Archstone plan will be substituted with replacement awards under the plan. With respect to prior Archstone awards, the number of common shares subject to each replacement award will be equal to the number of Archstone common shares subject to the corresponding prior Archstone award and, to the extent applicable, the exercise price with respect to the replacement award will be equal to the exercise price of the corresponding prior Archstone award.

   At the effective time of the merger, any prior Smith Residential awards outstanding under the prior Smith Residential plans will be substituted with replacement awards under the plan. With respect to prior Smith Residential awards, the number of common shares subject to each replacement award will be equal to the number of shares of Smith Residential common stock that could have been purchased, assuming full vesting, under the applicable prior Smith Residential award multiplied by 1.975, rounded down to the nearest whole number, and, to the extent applicable, the exercise price with respect to the replacement award will be equal to the per share or unit exercise price of the corresponding prior Smith Residential award divided by 1.975, rounded up to the nearest whole cent.

   Other than the number of shares and the exercise price, all replacement awards granted pursuant to the plan will be subject to the same terms and conditions as the related prior Archstone award or prior Smith Residential award, as applicable.

 Options

   The committee may grant options to purchase the common shares which may be either incentive share options or non-qualified options. The purchase price of a common share under each option will not be less than the fair market value of a common share on the date the option is granted. The option will be exercisable in accordance with the terms established by the committee. The full purchase price of each share purchased upon the exercise of any option will be paid at the time of exercise. Except as otherwise determined by the committee, the purchase price will be payable in cash or in common shares, valued at fair market value as of the day of exercise, or in any combination thereof. The committee, in its discretion, may impose such conditions, restrictions, and contingencies on common shares acquired pursuant to the exercise of an option as the committee determines to be desirable.

 Share Appreciation Rights

   The committee may grant a share appreciation right in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. A share appreciation right entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the committee, which will not be less than the fair market value of the common shares at the time the share appreciation right is granted. Such excess amount will be payable in common shares, in cash, or in a combination thereof, as determined by the committee. The committee, in its discretion, may impose such conditions, restrictions, and contingencies on common shares acquired pursuant to the exercise of a share appreciation right as the committee determines to be desirable.

 Other Share Awards

   The committee may grant the following awards:

  . bonus shares--a grant of common shares in return for previously performed services, or in return for the participant surrendering other compensation that may be due;

  .  share units--a right to receive common shares in the future;

  . performance shares and performance units--a right to receive common shares or share units, or the right to receive a designated dollar value of common shares that is contingent upon achievement of performance or other objectives;

  . restricted shares and restricted share units--a grant of common shares and a grant of the right to receive common shares in the future, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant or the achievement of performance or other objectives, as determined by the committee.

   Any such awards will be subject to such conditions, restrictions and contingencies as the committee determines.

 Amendment and Termination

   The plan, and any award granted under the plan, may be amended or terminated at any time by the board of trustees of Archstone-Smith, provided that no amendment or termination may adversely affect the rights of any participant without the participant's written consent.

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 Federal Income Tax Considerations

   Under present federal income tax laws, options granted under the plan will have the following tax consequences:

 Non-Qualified Options

   The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and Archstone-Smith will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

   The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gains purposes and a basis equal to the value of such shares determined at the time of exercise.

 Incentive Share Options

   The grant of an incentive share option will not result in taxable income to the participant. The exercise of an incentive share option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of Archstone-Smith or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise--one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code.

   The excess of the fair market value of the shares at the time of the exercise of an incentive share options over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive share option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive share option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

   If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive share option or within one year after receiving the transfer of such shares, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and Archstone-Smith will not be entitled to any deduction for federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

   If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to Archstone-Smith, at the time of the disposition of the shares, in an amount equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be taxed as capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

   The exercise of an incentive share option through the exchange of previously acquired shares will generally be treated in the same manner as such an exchange would be treated in connection with the exercise

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

of a non-qualified option. Special rules apply, however, to application of the holding period with respect to the shares acquired upon exercise of the incentive share option and in the case of dispositions outside of the holding periods described above.

 Replacement Awards

   The grant of a replacement award to any individual will not result in taxable income to the individual and Archstone-Smith will not be entitled to a deduction as a result of the grant. The tax consequences upon exercise of the replacement award are the same as described above.

 Change In Control

   Any acceleration of the vesting or payment of awards under the plan in the event of a change in control in Archstone-Smith may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the participant to a 20% excise tax and which may not be deductible by Archstone-Smith.

 Tax Advice

   The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the plan. Archstone-Smith suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

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                              THE MERGER AGREEMENT

   The following is a summary of the material terms of the merger agreement, but does not describe all the terms of the merger agreement. The full text of the merger agreement is attached at the back of this consent solicitation statement/prospectus as Annex A. You should read the merger agreement because it is the legal document that governs the merger and the partnership merger.

Closing; Effective Time of the Partnership Merger and the Merger

   The reorganization of Archstone into an UPREIT pursuant to which Archstone will become a subsidiary of Archstone-Smith will occur no later than the third business day after the satisfaction or waiver of the conditions set forth in the merger agreement or on such other date as may be agreed in writing by Archstone and Smith Residential. On the business day after Archstone reorganizes into an UPREIT or as soon thereafter as is practicable, Archstone will elect to be treated for federal income tax purposes as either a domestic eligible entity with a single owner disregarded as a separate entity or as a partnership. The merger and the partnership merger will occur on the business day after Archstone makes this election or as soon thereafter as is practicable after the satisfaction or waiver of the conditions under the merger agreement or on another date as may be agreed in writing by Archstone and Smith Residential. If the merger agreement, the merger and the partnership merger are approved at the special meetings, and the unitholders of Smith Partnership consent to the partnership merger and the amendment to the partnership agreement of Smith Partnership, Archstone and Smith Residential currently expect to complete the merger and the partnership merger as soon as practicable following receipt of the necessary shareholder and unitholder approvals and satisfaction or waiver of the conditions set forth in the merger agreement.

   Following the reorganization of Archstone into an UPREIT structure, Archstone-Smith and Smith Residential will execute and file articles of merger with the State Department of Assessments and Taxation of Maryland relating to the merger. As soon thereafter as is practicable, Archstone and Smith Partnership will execute and file articles of merger with the State Department of Assessments and Taxation of Maryland and a certificate of merger with the Secretary of State of Delaware relating to the partnership merger. The effective time of the merger will be the later of the acceptance for record of the articles of merger or the time specified in the articles of merger. The effective time of the partnership merger will be the latest of the filing of the certificate of merger with the State of Delaware, the acceptance for record by the State of Maryland of the articles of merger for the partnership merger or the date and time specified in either the articles of merger or the certificate of merger.

Archstone Reorganization

 Primary Structure

   Under the primary structure for reorganizing Archstone into an UPREIT, Archstone-Smith, which is currently a wholly owned subsidiary of Archstone, will create a wholly owned subsidiary. Archstone will then merge with the newly created subsidiary with Archstone surviving the merger and becoming a wholly owned subsidiary of Archstone-Smith. Holders of shares of beneficial interest in Archstone will receive shares of beneficial interest in Archstone-Smith as follows:

  . holders of Archstone common shares will receive, for each Archstone common share issued and outstanding immediately before the merger, one Archstone-Smith common share;

  . holders of Archstone Series A preferred shares will receive, for each Archstone Series A preferred share issued and outstanding immediately before the merger, one Archstone-Smith Series A preferred share;

  . holders of Archstone Series C preferred shares will receive, for each Archstone Series C preferred share issued and outstanding immediately before the merger, one Archstone-Smith Series C preferred share;

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

  . holders of Archstone Series D preferred shares will receive, for each Archstone Series D preferred share issued and outstanding immediately before the merger, one Archstone-Smith Series D preferred share;

  . holders of Archstone Series E preferred shares, if any, will receive, for each Archstone Series E preferred share issued and outstanding immediately before the merger, one Archstone-Smith Series E preferred share;

  . holders of Archstone Series F preferred shares, if any, will receive, for each Archstone Series F preferred share issued and outstanding immediately before the merger, one Archstone-Smith Series F preferred share; and

  . holders of Archstone Series G preferred shares, if any, will receive, for each Archstone Series G preferred share issued and outstanding immediately before the merger, one Archstone-Smith Series G preferred share.

   The Archstone-Smith Series A, C, D, E, F and G preferred shares issued in connection with the Archstone reorganization will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Archstone preferred shares, except for changes that do not materially and adversely affect the holders of the Archstone preferred shares. At August 31, 2001, no Archstone Series E, F or G preferred shares were outstanding. The Series E, F and G preferred shares are issuable upon exchange of preferred partnership interests in two limited partnerships of which Archstone is the general partner.

   Each option to acquire Archstone common shares under Archstone's 1997 Long-Term Incentive Plan will be converted into an option to acquire the same number of Archstone-Smith common shares under the Archstone-Smith Trust 2001 Long-Term Incentive Plan. The options to acquire Archstone-Smith common shares will have the same exercise price, vesting and other terms as the Archstone options for which they are substituted. See "The Merger--Archstone-Smith Trust 2001 Long-Term Incentive Plan."

   Archstone-Smith will assume the Archstone 1987 Share Option Plan for Outside Trustees and the Archstone 1996 Share Option Plan for Outside Trustees. Each option to acquire Archstone common shares under the plans will remain outstanding and will be exercisable with respect to Archstone-Smith common shares. The exercise price, vesting and other terms of the options will remain the same.

   Holders of fractional Archstone common shares will not receive fractional Archstone-Smith common shares. Instead, each holder of Archstone common shares otherwise entitled to a fractional share interest in Archstone-Smith will be paid an amount in cash, without interest, rounded to the nearest cent, with 0.5 of a cent rounded up, determined by multiplying:

  . the average closing price of an Archstone common share on the New York Stock Exchange for the 20 trading days immediately preceding the closing date of the Archstone reorganization by

  . the fraction of an Archstone-Smith common share which such holder would otherwise be entitled to receive.

 Alternative Structure

   Archstone will be organized into an UPREIT through the alternative structure only if one of the following conditions exists:

  . the Archstone shareholders either disapprove or fail to approve the proposed amendment to the Archstone declaration of trust within 110 days after the matter is submitted for their approval or, if earlier, by March 1, 2002; or

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

  . the Archstone shareholders approve the proposed amendment to the Archstone declaration of trust, the merger agreement, the merger and the partnership merger, but the reorganization of Archstone into an UPREIT through the primary structure is not consummated within 60 days after the Archstone shareholders' approval.

   Under the alternative structure for reorganizing Archstone into an UPREIT, Archstone would form a corporation as a wholly owned subsidiary and Archstone-Smith, which is currently a wholly owned subsidiary of Archstone, would form a Maryland real estate investment trust as a wholly owned subsidiary. Archstone would then merge with and into its wholly owned corporate subsidiary with the corporation as the surviving entity. In this merger, each existing common and preferred shareholder of Archstone would receive securities of the corporation in the same number and of the same series as the securities they currently hold in Archstone.

   The corporation and Archstone-Smith would then enter into a share exchange in which each existing common and preferred stockholder of the corporation would receive securities of Archstone-Smith in the same number and of the same series as the securities they held in the corporation.

   The corporation would then merge with and into the Maryland real estate investment trust with the Maryland real estate investment trust as the surviving entity. In connection with this merger, all of the existing shares of common stock and preferred stock of the corporation would be cancelled. The Maryland real estate investment trust would issue to its parent, Archstone-Smith, a number and series of common and preferred shares of beneficial interest such that the number and series of common and preferred shares of beneficial interest of the Maryland real estate investment trust is equal to the number and series of shares of common and preferred stock in the corporation being cancelled in this merger. The former holders of Archstone common and preferred shares would receive securities of Archstone-Smith in the same number and of the same series as the securities they held in Archstone.

   Holders of fractional Archstone common shares will not receive fractional Archstone-Smith common shares. Instead, each holder of Archstone common shares otherwise entitled to a fractional share interest in Archstone-Smith will be paid an amount in cash, without interest, rounded to the nearest cent, with 0.5 of a cent rounded up, determined by multiplying:

  . the average closing price of an Archstone common share on the New York Stock Exchange for the 20 trading days immediately preceding the closing date of the Archstone reorganization by

  . the fraction of an Archstone-Smith common share which such holder would otherwise be entitled to receive.

   The end result of this alternative structure is essentially the same as that in the primary structure. Archstone would become a wholly owned subsidiary of Archstone-Smith and each existing common and preferred shareholder of Archstone would receive common or preferred shares of Archstone-Smith, as applicable, as described above under "--Primary Structure." Additionally, holders of options to acquire Archstone common shares or shares of Smith Residential common stock will be treated no differently than under the primary structure.

Merger Consideration and Partnership Merger Consideration

   In the partnership merger:

  . holders of Class A common units in Smith Partnership, other than Archstone-Smith, as successor to Smith Residential as a result of the merger, will receive, for each Smith Partnership Class A common unit issued and outstanding immediately before the partnership merger, 1.975 Archstone Class A-1 common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up;

  . holders of Class B common units in Smith Partnership will receive for each Smith Partnership Class B common unit issued and outstanding immediately before the partnership merger, 1.975 Archstone Class B common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up;

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

  . Archstone-Smith, as successor to Smith Residential as a result of the merger, will receive, for each Smith Partnership Class A common unit issued and outstanding held by it immediately before the partnership merger, 1.975 Archstone Class A-2 common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up;

  . the Series A preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series H preferred units of Archstone;

  . the Series C preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series I preferred units of Archstone;

  . the Series E preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series J preferred units of Archstone;

  . the Series F preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series K preferred units of Archstone; and

  . the Series G preferred units of Smith Partnership held by Archstone-Smith will be exchanged for an equivalent number of Series L preferred units of Archstone.

   In the merger:

  . holders of Smith Residential common stock will receive, for each share of Smith Residential common stock issued and outstanding immediately before the merger, 1.975 Archstone-Smith common shares;

  . holders of Smith Residential Series A preferred stock will receive, for each share of Smith Residential Series A preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series H preferred share;

  . holders of Smith Residential Series C preferred stock will receive, for each share of Smith Residential Series C preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series I preferred share;

  . holders of Smith Residential Series E preferred stock will receive, for each share of Smith Residential Series E preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series J preferred share;

  . holders of Smith Residential Series F preferred stock will receive, for each share of Smith Residential Series F preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series K preferred share; and

  . holders of Smith Residential Series G preferred stock will receive, for each share of Smith Residential Series G preferred stock issued and outstanding immediately before the merger, one Archstone-Smith Series L preferred share.

   Except as otherwise agreed, the merger and the partnership merger will be completed on the closing date of the merger with the partnership merger occurring at least one hour after the merger. Upon conversion of the outstanding shares of Smith Residential common stock and preferred stock into the merger consideration, the Smith Residential common stock and preferred stock will be cancelled and retired and will cease to exist.

Treatment of Smith Residential Stock Options

   Each Smith Residential stock option outstanding under the Charles E. Smith Residential Realty, Inc. Directors Stock Option Plan and each award outstanding under the Charles E. Smith Residential Realty, Inc. First Amended and Restated 1994 Employee Stock and Unit Option Plan, as amended, whether or not then vested or exercisable, will become fully vested immediately prior to the date on which the Smith Residential stockholders approve the merger agreement and the merger. Each outstanding Smith Residential stock option will be automatically converted upon the completion of the merger into an option to purchase Archstone-Smith common shares under the Archstone-Smith Trust 2001 Long-Term Incentive Plan. The substituted Archstone-Smith option will permit its holder to purchase a number of Archstone-Smith common shares equal to the number of shares of Smith Residential common stock that could have been purchased, under the corresponding Smith Residential stock option, multiplied by 1.975, rounded down to the nearest whole number of shares. The exercise price per Archstone-Smith common share of the substituted option will be equal to the per-share option exercise price specified in the Smith Residential stock option divided by 1.975, rounded up to the nearest whole cent. Each substituted option will otherwise be subject to the same terms and conditions as the corresponding Smith Residential stock option. However, the exercise price of each option will be adjusted to reflect the merger and all options will be fully vested. For a description of the Archstone-Smith Trust 2001 Long-Term Incentive Plan, see "The Merger and the Partnership Merger--Archstone-Smith Trust 2001 Long-Term Incentive Plan" beginning on page 63.

   Under the merger agreement, Archstone will offer to purchase, subject to the completion of the merger and the partnership merger, all Smith Residential awards which have been converted into Archstone-Smith options for an amount in cash, less applicable withholding taxes, equal to:

  . the excess, if any, of $49.48 over the exercise price of the Smith Residential stock option, multiplied by

  . the number of shares of Smith Residential common stock subject to that Smith Residential stock option.

   Options to purchase Archstone-Smith common shares that are not tendered to Archstone as described above would remain outstanding under their terms, however, the exercise price of each option will be adjusted to reflect the merger and all options will be fully vested.

Representations and Warranties of Archstone, Archstone-Smith, Smith Residential and Smith Partnership

   The merger agreement contains customary representations and warranties by each of Smith Residential, Smith Partnership, Archstone and Archstone-Smith relating to, among other things:

  .  due organization and good standing;

  .  capital structure;

  . authorization to enter into the merger agreement and to consummate the merger or the partnership merger, as applicable;

  .  enforceability of the merger agreement;

  . no breach of organizational documents or material agreements as a result of the merger agreement or the consummation of the merger or the partnership merger, as applicable;

  .  required governmental and third-party consents;

  .  compliance with SEC reporting requirements;

  .  no material undisclosed liabilities;

  . no changes since December 31, 2000 that would have a material adverse effect;

  .  no material legal proceedings;

  .  real property;

  .  environmental matters;

  .  tax matters, including qualification as a REIT;

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

  .  finders' fees;

  .  compliance with laws;

  .  contracts and debt instruments;

  .  receipt of opinion of financial advisor;

  .  exemption from anti-takeover statutes;

  .  inapplicability of the Investment Company Act of 1940; and

  .  required stockholder and unitholder approvals.

   In addition to these representations and warranties made by all parties to the merger agreement, the merger agreement contains additional representations and warranties made by each of Smith Residential and Smith Partnership relating to, among other things:

  .  disclosure of all related party transactions;

  . appropriate funding of employee benefit plans and compliance with applicable regulations;

  . disclosure of all payments to employees, officers and directors as a result of the merger or the partnership merger or a termination of service after the merger or the partnership merger; and

  . action by Smith Residential's board of directors to render the stockholder rights plan inapplicable to the merger and the partnership merger.

Conduct of Business Pending the Merger and the Partnership Merger

   Until the completion of the merger and the partnership merger, Archstone, Smith Residential and Smith Partnership have each agreed that, unless permitted by obtaining the other party's prior written consent or except as otherwise expressly contemplated by the merger agreement, it will, and will cause its subsidiaries to, among other things:

  . conduct its business only in the ordinary course and in a manner which is substantially consistent with past practice;

  . use commercially reasonable efforts to preserve intact its business organizations and goodwill;

  . use commercially reasonable efforts to keep available the services of its officers and employees, provided that, in the case of Smith Residential, such efforts do not require additional compensation;

  . confer on a regular basis with the other party to report material operational matters and, subject to the non-solicitation provision of the merger agreement as discussed in "--No Solicitation by Smith Residential" below, any proposals to engage in material transactions;

  . promptly notify the other party of the occurrence or existence of any circumstance, event, occurrence, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of the party providing such notice and its subsidiaries taken as a whole;

  . promptly deliver to the other party true and correct copies of any report, statement, schedule or other document filed with the SEC;

  . maintain its books and records in accordance with generally accepted accounting principles consistently applied, and not change any of its methods, principles or practices of accounting in any material manner, except as required by the SEC, applicable law or generally accepted accounting principles;

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

  . duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided that notice of the party's availing itself to such extension is provided to the other party and that such extensions do not adversely affect its status as a REIT under the Internal Revenue Code; and

  . maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date of the merger agreement.

   In addition, pending the merger and the partnership merger, Archstone, Smith Residential and Smith Partnership have each agreed that, unless permitted by obtaining the other party's prior written consent or except as otherwise expressly contemplated by the merger agreement, it will not, and will cause its subsidiaries not to, among other things:

  . unless required by law or necessary either to preserve a party's status as a REIT or to qualify or preserve the status of any subsidiary of a party as a partnership for federal income tax purposes, as a qualified REIT subsidiary or as a taxable REIT subsidiary as defined under the Internal Revenue Code, as the case may be:

    -- make or rescind any express or deemed election relating to taxes; or

    -- change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to have a material adverse effect on Archstone and its subsidiaries or Smith Residential and its subsidiaries, respectively;

  . amend its organizational documents except in specified instances, including, in the case of Archstone, the proposed amendment to Archstone's declaration of trust and the amendment and restatement of its charter documents in connection with the transactions contemplated by the merger agreement;

  . classify or reclassify any unissued shares of beneficial interest, with respect to Archstone, or shares of stock, with respect to Smith Residential, except in specified circumstances;

  . make any change in the number of shares of beneficial interest with respect to Archstone, and the number of shares of stock, membership interests or units with respect to Smith Residential and Smith Partnership, issued and outstanding, except in specified instances;

  . authorize, declare, set aside or pay any dividend, or make any other distribution or payment with respect to Archstone common or preferred shares or the Smith Residential common or preferred stock or the common or preferred units of Smith Partnership, except quarterly distributions, with respect to Smith Residential common stock and Archstone common shares, or regular distributions under the partnership agreement of Smith Partnership, redemptions of Smith Partnership units under the partnership agreement of Smith Partnership where solely Smith Residential common stock is used and in connection with the use of Smith Residential common stock to pay the exercise price or tax withholding in connection with equity-based employee benefit plans, or as necessary to maintain REIT status and avoid corporate level taxation with respect to any undistributed income or gain;

  . directly or indirectly redeem, purchase or acquire any shares of capital stock or any option, warrant or right to acquire, or security convertible into, shares of capital stock, of Archstone or units of partnership interest of Smith Residential or any Smith Residential subsidiary, other than the use of Archstone common stock in connection with equity-based employee benefit plans or other than redemptions of Smith Partnership units under the partnership agreement of Smith Partnership where solely Smith Residential common stock is used, the use of Smith Residential common stock to pay the exercise price or tax withholding in connection with equity-based employee benefit plans or as necessary to maintain REIT status and avoid corporate level taxation with respect to any undistributed income or gain;

  . adopt any new employee benefit plan, policy, program or arrangement, or amend any existing employee plans or rights, except in specified instances;

  . settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the merger agreement;

  .  with respect to Archstone only, enter into or agree to effect:

    -- any merger, acquisition, consolidation, reorganization or other business combination with any third party in which Archstone is not the surviving party to the transaction, or

    -- any merger, acquisition, exchange offer or other business combination with a third party in which Archstone is the surviving party that would result in the issuance of equity securities representing in excess of 15% of the outstanding Archstone common shares on the date any business combination is entered into or agreed to;

       unless, in either case, the business combination is approved by Smith Residential, which approval will not be unreasonably withheld or delayed, or

  . authorize or publicly announce an intention to do any of the prohibited actions in this "Conduct of Business Pending the Merger and the Partnership Merger" section, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

   Until the completion of the merger and the partnership merger, each of Smith Residential and Smith Partnership has agreed that, unless permitted by obtaining Archstone's prior written consent or except as contemplated by the merger agreement, it will not, and will cause its subsidiaries not to, among other things:

  . unless required by law or necessary to preserve Smith Residential's status as a REIT or to qualify or preserve the status of any subsidiary of Smith Residential as a partnership for federal income tax purposes, as a qualified REIT subsidiary or as a taxable REIT subsidiary as defined under the Internal Revenue Code, as the case may be, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not materially and adversely affect Smith Residential and its subsidiaries taken as a whole;

  . acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any commitment for the acquisition of any real property, except as permitted in a property capital budget approved in writing by Archstone, or transactions involving consideration of less than $10,000,000 in the aggregate for all such transactions;

  . encumber assets, commence construction of or enter into any commitment to develop or construct real estate projects, except for specified ongoing renovations or capital repair projects or in the ordinary course of its leasing activities consistent with past practice;

  . incur or enter into any commitment to incur additional debt, except for refinancings of specified debt in the ordinary course of its business consistent with past practices and on commercially reasonable terms, working capital under its revolving line(s) of credit or other debt that is secured by a second mortgage on any property of Smith Residential or its subsidiaries and commitments for debt for specified purposes so long as their consolidated debt does not exceed specified amounts;

  . materially modify, amend or terminate, or enter into any commitment to materially modify, amend or terminate, any debt in existence on the date of the merger agreement, except in specified instances;

  . grant options or any other rights or commitments relating to its shares of capital stock, membership interests or units, or any security convertible into its shares of capital stock, membership interests or units, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors, except in specified instances;

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  .  amend or waive any rights under any options or other stock rights;

  . sell, lease, mortgage, subject to lien or otherwise dispose of any real property, except in specified instances, in the ordinary course of business and in connection with real property that is the subject of a binding contract in existence on May 3, 2001, or in connection with leasing activities consistent with past practice and good business judgment;

  . sell, lease, mortgage, subject to lien or otherwise dispose of any personal property or intangible property, except in the ordinary course of business and as is not material, individually or in the aggregate;

  . make any loans, advances or capital contributions to, or investments in, any other person, except in specified instances;

  . enter into any new, or amend or supplement any existing, contract, lease or other agreement with Smith Management Construction, Inc. or Consolidated Engineering Services, Inc.;

  . pay, discharge or satisfy any claims, liabilities or obligations whether absolute, accrued, asserted or unasserted, contingent or otherwise, except in specified instances;

  . guarantee the debt of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the same economic effect, except in specified instances;

  . enter into any commitment with any officer, director or affiliate of Smith Residential or any of its subsidiaries or Smith Management Construction, Inc. or Consolidated Engineering Services, Inc., or with a consultant, except in specified instances;

  . increase any compensation, pay any bonuses or enter into or amend any employment, severance or other arrangement with any of its officers, directors or employees earning more than $100,000 per year, other than as required by any contract or employee plan;

  . change the ownership of any of its subsidiaries or Smith Management Construction, Inc. or Consolidated Engineering Services, Inc., except in specified instances;

  . accept a promissory note in payment of the exercise price payable under any option to purchase shares of Smith Residential common stock;

  .  enter into any "tax protection agreement";

  . settle or compromise any material federal, state, local or foreign tax liability; or

  . authorize or publicly announce an intention to do any of the prohibited actions in this "Conduct of Business Pending the Merger" section, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

Pre-Merger Dividends and Distributions

 Regular Dividends

   Under the merger agreement, Smith Residential and Smith Partnership are permitted to continue to pay regular quarterly dividends and distributions on their common stock and units, other than preferred units, as applicable, of $0.585 per share or unit and on its preferred stock or units, as applicable, at the stated rate. On April 17, 2001, Smith Residential declared a dividend of $0.585 per share payable on May 10, 2001 to holders of record of its common stock on May 2, 2001. Smith Partnership declared a distribution of $0.585 per unit payable on May 10, 2001 to holders of record of its common units on May 2, 2001. Smith Residential and Smith Partnership currently intend to continue to pay regular quarterly dividends or distributions for any additional quarterly periods ending before the closing of the merger and the partnership merger.

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 Final Dividend

   In addition to regular quarterly distributions, as described above, the merger agreement provides that Smith Residential will declare a final dividend to holders of shares of Smith Residential common stock, and each series of Smith Residential preferred stock, if and to the extent required by the terms of the preferred stock, in an amount equal to the minimum amount necessary for Smith Residential to maintain its REIT status and satisfy the REIT distribution requirements under section 857(a)(1) of the Internal Revenue Code and to avoid the payment of corporate level tax with respect to any undistributed income or gain for Smith Residential's short taxable year ending at the time of the merger. Section 857(a)(1) requires a REIT to distribute to its stockholders each taxable year an amount equal to 90% of its "REIT taxable income." In addition, a REIT is required to pay tax on any income or gain that it does not distribute to its shareholders, even if it satisfies the 90% distribution requirement.

   If Smith Residential pays a pre-merger dividend to satisfy the distribution requirements described above, Archstone will be entitled to declare a dividend to holders of Archstone common shares in an amount per share equal to the amount per share of the pre-merger dividend paid by Smith Residential to holders of Smith Residential common stock, divided by 1.975.

   If Smith Residential and Archstone declare pre-merger dividends to satisfy the REIT distribution requirements as described above, the Smith Residential and Archstone dividends will be paid on the last business day before the closing of the merger. The record date for the Archstone and Smith Residential dividends will also be on the last business day before the closing of the merger.

   If Smith Residential declares a pre-merger dividend to satisfy the REIT distribution requirements as described above, Smith Partnership will simultaneously declare a distribution to the holders of common units of Smith Partnership in an amount per unit equal to the dividend per share to be paid to the holders of Smith Residential common stock, together with any distributions required to be paid to holders of preferred units of Smith Partnership because of any of the dividends described above. The record date for the Smith Partnership distribution will be on the last business day before the closing of the partnership merger. If the terms of any Archstone preferred shares require the payment of a dividend because of the corresponding dividends to holders of Archstone common shares, Archstone will declare the required dividends and distributions.

Conditions to the Merger and the Partnership Merger

 Conditions to Each Party's Obligations to Effect the Merger and the Partnership Merger

   The obligations of Smith Residential, Smith Partnership, Archstone and Archstone-Smith to complete the merger and the partnership merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

  . the approval of the merger and the merger agreement, as applicable, by the affirmative vote of the holders of:

    -- at least a majority of the outstanding Archstone common shares;

    -- at least two-thirds of the outstanding shares of Smith Residential common stock; and

  . the approval of the partnership merger by the consent of at least a majority of the outstanding common units of Smith Partnership, including common units owned by Smith Residential;

  . the approval of the amendment to the partnership agreement of Smith Partnership by at least a majority of the outstanding common units of Smith Partnership, excluding common units owned by Smith Residential;

  . the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will have expired or been terminated;

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  .  the New York Stock Exchange will have approved for listing the
     Archstone-Smith common shares, the Archstone-Smith Series A preferred shares, the Archstone-Smith Series C preferred shares and the Archstone-Smith Series D preferred shares to be issued in the merger;

  . the registration statement on Form S-4 of which this consent solicitation statement/prospectus forms a part will have become effective and will not be the subject of any stop order or proceedings by the SEC seeking a stop order;

  . the registration statement on Form S-4 relating to the merger of which the joint proxy statement/ prospectus forms a part will have become effective and will not be the subject of any stop order or proceedings by the SEC seeking a stop order;

  . no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Archstone reorganization, the merger or the partnership merger, or any of the other transactions contemplated by the merger agreement will be in effect; and

  . Archstone and Archstone-Smith will have received all state securities or "blue sky" permits and other authorizations necessary to issue the Archstone-Smith common and preferred shares issuable in the Archstone reorganization and the merger and the Archstone common and preferred units issuable in the partnership merger.

 Conditions to the Obligations of Archstone-Smith and Archstone to Effect the Merger and the Partnership Merger

   The obligations of Archstone and Archstone-Smith to complete the merger and the partnership merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

  . each of the representations and warranties of Smith Residential and Smith Partnership contained in the merger agreement, disregarding exceptions relating to materiality or a Smith Residential material adverse effect, as described below, will be true and correct as of the date of the merger agreement and as of the closing of the merger and the partnership merger except:

    -- to the extent that these representations and warranties are expressly limited by their terms to another date, in which case these representations and warranties will be true and correct as of that other date; and

    -- where the failure of these representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Smith Residential material adverse effect, as described below;

  . Smith Residential and Smith Partnership will have performed in all material respects all obligations required to be performed by them under the merger agreement at or before the completion of the merger and the partnership merger;

  . since May 3, 2001, there will have been no Smith Residential material adverse effect, as described below;

  . Archstone will have received a certificate of an officer of Smith Residential certifying to each of the above;

  . Archstone will have received an opinion, dated as of the closing date of the merger and the partnership merger, from counsel:

    -- to Smith Residential relating to the REIT status of Smith
       Residential and the partnership status of Smith Partnership;

    -- to Archstone relating to the REIT status of Archstone and Archstone-
       Smith;

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    -- to Archstone relating to the federal income tax treatment of the merger and the partnership merger; and

    -- to Archstone relating to the federal income tax treatment of the reorganization of Archstone into an UPREIT.

  .  Archstone will have received a comfort letter from Arthur Andersen LLP;

  . all of the voting shares of Smith Management Construction, Inc. will have been transferred to an Archstone subsidiary designated by Archstone;

  . the recapitalization of Consolidated Engineering Services, Inc. as described in "--Acquisition of Consolidated Engineering Services, Inc." will have occurred; and

  . each of Messrs. Robert H. Smith and Robert P. Kogod will have entered into the shareholders' agreement with Archstone and Archstone-Smith.

   As used in the merger agreement, a "Smith Residential material adverse effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Smith Residential, Smith Partnership and the Smith Residential subsidiaries, taken as a whole, except, in each case, as a result of:

  .  changes in general economic conditions nationally or regionally;

  . changes affecting the real estate industry generally which do not affect Smith Residential or Smith Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated; or

  . in and of itself and without the occurrence of any other Smith Residential material adverse effect, changes in the trading prices of Smith Residential common stock or any series of Smith Residential preferred stock.

 Conditions to the Obligations of Smith Residential and Smith Partnership to Effect the Merger and the Partnership Merger

   The obligations of Smith Residential and Smith Partnership to complete the merger and the partnership merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

  . each of the representations and warranties of Archstone and Archstone-Smith contained in the merger agreement, disregarding exceptions relating to materiality or an Archstone material adverse effect, as described below, will be true and correct as of the date of the merger agreement and as of the closing of the merger and the partnership merger except:

    -- to the extent that these representations and warranties are expressly limited by their terms to another date, in which case these representations and warranties will be true and correct as of that other date; and

    -- where the failure of these representations and warranties to be true and correct would not reasonably be expected to have an Archstone material adverse effect, as described below;

  . Archstone and Archstone-Smith will have performed in all material respects all obligations required to be performed by them under the merger agreement at or before the completion of the merger and the partnership merger;

  . since May 3, 2001, there will have been no Archstone material adverse effect, as described below;

  . Smith Residential will have received a certificate of an officer of Archstone and Archstone-Smith certifying to each of the foregoing;

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  .  Smith Residential will have received opinions, dated as of the closing date of the merger and the partnership merger from counsel:

    -- to Archstone relating to the REIT status of Archstone and Archstone-
       Smith;

    -- to Archstone relating to the federal income tax treatment of the reorganization of Archstone into an UPREIT;

    -- to Archstone relating to the treatment of Archstone as a partnership for federal income tax purposes immediately prior to, and at the time of, the partnership merger;

    -- to Smith Residential relating to the federal income tax treatment of the merger and the partnership merger;

  . Smith Residential and Smith Partnership will have received a comfort letter from KPMG LLP;

  . Archstone will have properly filed an election with the IRS to be treated as a domestic eligible entity with a single owner disregarded as a separate entity or as a partnership for federal income tax purposes;

  . the reorganization of Archstone into an UPREIT will have been completed not less than two days prior to the closing date of the merger;

  . Archstone will have completed a restructuring of assets in which it or any of its subsidiaries owns an interest that on the day after the merger closing would be considered owned by Archstone-Smith pursuant to applicable Treasury regulations so that Archstone-Smith will satisfy all of the asset requirements applicable to REITs; and

  . Archstone and Archstone-Smith will have entered into the shareholders' agreement with Messrs. Smith and Kogod.

   As used in the merger agreement, an "Archstone material adverse effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Archstone and the Archstone subsidiaries, taken as a whole, except, in each case, as a result of:

  .  changes in general economic conditions nationally or regionally;

  . changes affecting the real estate industry generally which do not affect Archstone materially disproportionately relative to other participants in the real estate industry similarly situated; or

  . in and of itself and without the occurrence of any other Archstone material adverse effect, changes in the trading prices of Archstone common shares or any series of Archstone preferred shares.

No Solicitation by Smith Residential or Smith Partnership

   Smith Residential has agreed, for itself and for Smith Partnership, that neither Smith Residential nor any Smith Residential subsidiary will, and Smith Residential will use its best efforts to cause its officers, directors, employees, affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders, consultants or other agents or representatives, which we collectively refer to as "Smith Residential's representatives," not to:

  . invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer, including any proposal or offer to its stockholders, with respect to an "alternative acquisition proposal," as defined below;

  . engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any person relating to, or that may reasonably be expected to lead to, an alternative acquisition proposal;

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  .  enter into any letter of intent, agreement in principle or agreement relating to an alternative acquisition proposal;

  .  propose publicly to agree to do any of the foregoing; or

  . otherwise facilitate any effort or attempt to make or implement an alternative acquisition proposal, including by amending or granting any waiver under the Smith Residential stockholder rights plan.

   Smith Residential has agreed, for itself and for Smith Partnership, that it will:

  . immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons or entities conducted before the merger agreement with respect to any alternative acquisition proposal, and inform each Smith Residential representative and cause each of them to comply with this obligation;

  . request that each person, if any, that has executed a confidentiality agreement in the twenty-four months before the date of the merger agreement in connection with the consideration by the person of any alternative acquisition proposal to return or destroy all confidential information furnished to that person by or on behalf of Smith Residential and its subsidiaries; and

  . notify Archstone promptly if Smith Residential or any of its subsidiaries or any Smith Residential representative receives:

    -- an alternative acquisition proposal or any amendment or change in any previously received alternative acquisition proposal;

    -- any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, Smith Residential or any of its subsidiaries by any person that has made or to its knowledge may be considering making an alternative acquisition proposal; or

    -- any oral or written expression that any activities, discussions or negotiations described above are sought to be initiated or continued with it;

      and, as applicable, include in that notice the identity of the person making the alternative acquisition proposal, indication or request, the material terms of that alternative acquisition proposal, indication or request and, if in writing, promptly deliver to Archstone copies of any proposal, indication or request along with all other related documentation and correspondence and keep Archstone informed of the status and material terms, including all changes to the status or material terms, of any alternative acquisition proposal, indication or request.

   However, under specified circumstances, Smith Residential, including in its capacity as the sole general partner of Smith Partnership, may furnish information to, or enter into discussions or negotiations with, any person that makes a bona fide written alternative acquisition proposal after the date of the merger agreement which was not invited, initiated, solicited or encouraged, directly or indirectly, by Smith Residential or any of its subsidiaries, including Smith Partnership, provided that:

  . a majority of the board of directors of Smith Residential determines in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that the alternative acquisition proposal is reasonably likely to result in a "superior acquisition proposal," as defined below;

  . each of Smith Residential and Smith Partnership complies with all its obligations under the merger agreement;

  . before furnishing that information to, or entering into discussions or negotiations with, that person, Smith Residential provides written notice to Archstone which states that it is furnishing information to, or entering into discussions with, that person; and

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  .  Smith Residential enters into a confidentiality agreement with that person the terms of which are in all material respects no less favorable to Smith Residential and no less restrictive to the person making the alternative acquisition proposal, than the terms of the confidentiality agreement entered into with Archstone.

   For purposes of the merger agreement, an "alternative acquisition proposal" means any direct or indirect:

  . merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction;

  . sale, acquisition, tender offer, exchange offer, or the filing of a registration statement under the Securities Act in connection with an exchange offer, share exchange or other transaction or series of related transactions, that, if completed, would result in the issuance of securities representing, or the sale, exchange or transfer of, 15% or more of the outstanding voting equity securities of Smith Residential or outstanding units of Smith Partnership, except an underwritten public offering of Smith Residential common stock for cash; or

  . sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of Smith Residential or Smith Partnership in one or a series of related transactions that, if completed, would result in the transfer of more than 15% of the assets of Smith Residential or Smith Partnership, other than the merger and the partnership merger.

   If an alternative acquisition proposal constitutes a superior alternative acquisition proposal, as described below, the board of directors of Smith Residential may withdraw, modify, amend or qualify its recommendation of the merger agreement and the merger and recommend the superior alternative acquisition proposal to its stockholders provided that:

  . Smith Residential complies fully with the non-solicitation provisions and provides Archstone with at least three business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of the merger agreement or the merger;

  . if during those three business days Archstone makes a counter proposal to the superior alternative acquisition proposal, Smith Residential's board of directors in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines that the Archstone counter proposal is not at least as favorable:

    -- to Smith Residential's stockholders as the superior alternative acquisition proposal, from a financial point of view; or

    -- generally to Smith Residential's stockholders, taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of the proposals, and the conditions, prospects and time required for completion of that proposal; and

  . Smith Residential terminates the merger agreement under the terms of the merger agreement and pays to Archstone the termination fee of up to $95 million.

   For purposes of the merger agreement, a "superior alternative acquisition proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, Smith Residential and/or Smith Partnership in a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Smith Residential, Smith Partnership, and their subsidiaries or otherwise:

  . on terms which a majority of the board of directors of Smith Residential determines in good faith, after consultation with Smith Residential's financial advisors of nationally recognized reputation, are superior, from a financial point of view, to Smith Residential's stockholders to those provided for in the merger;

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  .  on terms which a majority of the board of directors of Smith Residential determines in good faith to be more favorable generally to Smith Residential's stockholders than those provided for in the merger, taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of the proposals, and the conditions, prospects and time required for completion of the proposal;

  . for which financing, to the extent required, in the reasonable judgment of the board of directors of Smith Residential is capable of being obtained; and

  . which the board of directors of Smith Residential determines in good faith is reasonably capable of being consummated.

Termination of the Merger Agreement

 Right to Terminate

   The merger agreement may be terminated at any time before the completion of the merger, whether before or after approvals by the Archstone shareholders, Smith Residential stockholders or Smith Partnership unitholders, as applicable, as follows:

  . by mutual written consent duly authorized by the Archstone board of trustees and the Smith Residential board of directors;

  .  by Archstone or Smith Residential if:

    -- any judgment, injunction, order, decree or action by any governmental entity preventing the consummation of the reorganization of Archstone into an UPREIT, or either the merger or the partnership merger becomes final and non-appealable;

    -- the merger and the partnership merger have not been completed before March 31, 2002; however, neither Archstone nor Smith Residential may terminate the merger agreement if its breach is the reason that the merger or partnership merger has not been completed by that date;

    -- the holders of at least two-thirds of the outstanding shares of Smith Residential common stock fail to approve the merger and the merger agreement at the Smith Residential special meeting, or if the holders of the Smith Partnership units fail to approve the partnership merger and the amendment to the partnership agreement by the required consent, but Smith Residential may not terminate for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required stockholder votes and unitholder consents; or

    -- the holders of at least a majority of the outstanding Archstone common shares fail to approve the merger and the merger agreement at the Archstone special meeting, but Archstone may not terminate for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder votes.

  .  by Archstone:

    -- upon a breach of or failure to perform any covenant, obligation or agreement on the part of Smith Residential or Smith Partnership contained in the merger agreement, or upon a breach of any representation or warranty of Smith Residential or Smith Partnership or if any representation or warranty of Smith Residential or Smith Partnership is or becomes untrue, in either case so that the conditions to the consummation of the merger contained in the merger agreement would be incapable of being satisfied by March 31, 2002, or as otherwise extended by the parties; or

    -- if

     . the Smith Residential board of directors has failed to recommend or has withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend

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        or qualify, in any manner adverse to Archstone, its approval or recommendation of the merger, the partnership merger or the merger agreement, or approved or recommended any superior alternative acquisition proposal,

     . following the announcement or receipt of an alternative acquisition proposal, Smith Residential has failed to call a special meeting of stockholders or failed to prepare and mail to its stockholders its joint proxy statement/prospectus, or

     . the Smith Residential board of directors or any committee of the Smith Residential board of directors has resolved to do any of the foregoing.

  .  by Smith Residential:

    -- upon a breach of or failure to perform any covenant, obligation or agreement on the part of Archstone or Archstone-Smith contained in the merger agreement, or upon a breach of any representation or warranty of Archstone or Archstone-Smith or if any representation or warranty of Archstone or Archstone-Smith is or becomes untrue, in either case so that the conditions to the consummation of the merger contained in the merger agreement would be incapable of being satisfied by March 31, 2002 or as otherwise extended by the parties; or

    -- if the Smith Residential board has withdrawn, modified, amended or qualified in any manner adverse to Archstone its approval or recommendation of the merger, the partnership merger or the merger agreement in connection with, or approved or recommended, any superior alternative acquisition proposal, or to enter into a binding written agreement with respect to a superior alternative acquisition proposal, so long as, in each case, Smith Residential has complied with the terms of the no solicitation provisions contained in the merger agreement and, at the same time as or before terminating the merger agreement, has paid to Archstone the termination fee.

 Effect of Termination

   Except for provisions in the merger agreement regarding confidentiality of nonpublic information, payment of fees and expenses, the effect of termination and specified miscellaneous provisions, if the merger agreement is terminated as described above, the merger agreement will become void and have no effect. In addition, if the merger agreement is so terminated, there will be no liability on the part of Archstone, Archstone-Smith, Smith Residential or Smith Partnership, except to the extent that the termination results from a material breach by any party of any of its representations, warranties, covenants or agreements contained in the merger agreement. The confidentiality agreement, dated April 19, 2001, between Smith Residential and Archstone will continue in effect notwithstanding any termination of the merger agreement.

 Expenses; Termination Fee

   Except as described below, each party to the merger agreement will bear its own fees and expenses in connection with the transactions contemplated by the merger agreement.

   Smith Residential and Smith Partnership will pay to Archstone a termination fee of up to $95 million if the merger agreement is terminated:

  .  by Smith Residential,

    -- if the Smith Residential board of directors has withdrawn, modified, amended or qualified in any manner adverse to Archstone its approval or recommendation of the merger, the partnership merger or the merger agreement in connection with, or approved or recommended, any superior alternative acquisition proposal, or

    -- in order to enter into a binding written agreement with respect to a superior alternative acquisition proposal, so long as, in each case, Smith Residential complied with the terms of the nonsolicitation provisions contained in the merger agreement;

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  .  by Archstone, if the Smith Residential board of directors has failed to recommend or has withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Archstone its approval or recommendation of the merger, the partnership merger or the merger agreement or approved or recommended any superior alternative acquisition proposal, or has resolved to do any of the foregoing; or

  . by such party and under the circumstances listed below, but only if (a) Smith Residential or Smith Partnership has received a proposal for an alternative acquisition transaction before the termination of the merger agreement and (b) before or within 12 months after the termination of the merger agreement, Smith Residential or Smith Partnership enters into an agreement regarding any alternative acquisition transaction that is later completed whether or not the agreement is related to the pre-termination proposal described above:

    -- by Archstone, if Smith Residential or Smith Partnership breaches or fails to perform in all material respects its covenants, obligations and agreements in the merger agreement and the failure cannot be rectified by March 31, 2002, or as otherwise extended by the parties;

    -- by Archstone, if Smith Residential or Smith Partnership is in breach of any of its representations or warranties in the merger agreement, or if any representation or warranty is or becomes untrue, and the breach reasonably would be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Smith Residential, Smith Partnership and their subsidiaries taken as a whole and cannot be rectified by March 31, 2002, or as otherwise extended by the parties;

    -- by Archstone or Smith Residential, if the holders of at least two-thirds of the outstanding shares of Smith Residential common stock fail to approve the merger and the merger agreement at the Smith Residential special meeting, or the holders of units of Smith Partnership fail to approve the partnership merger and the amendment to the partnership agreement by the required consent; or

    -- by Archstone, if following Smith Residential's receipt or announcement of an alternative acquisition proposal, Smith
       Residential fails to call the Smith Residential special meeting or fails to prepare and mail to its stockholders its joint proxy statement/prospectus.

  . by Smith Residential, if the merger and the partnership merger are not completed before March 31, 2002, Smith Residential has not breached in any material respect its obligations under the merger agreement in any manner that shall have caused either the merger or the partnership merger to not be completed by March 31, 2002, or as otherwise extended by the parties, and each of the following conditions is present:

    -- Smith Residential or Smith Partnership has received a proposal for an alternative acquisition transaction before the termination of the merger agreement;

    -- after Smith Residential or Smith Partnership receives this proposal for an alternative acquisition transaction and before the termination of the merger agreement, Archstone and/or Archstone-Smith does not announce, enter into or agree to effect any merger, acquisition, exchange offer, consolidation, reorganization or other business combination with any third party; and

    -- before or within 12 months after the termination of the merger agreement, Smith Residential or Smith Partnership enters into an agreement regarding any alternative acquisition transaction that is later completed whether or not the agreement is related to the pre-termination proposal above.

   The termination fee that Archstone may be entitled to receive will be an amount equal to the lesser of

  . $95 million less termination expenses, as described below, paid or payable under the merger agreement; and

  . the maximum amount that can be paid to Archstone without causing Archstone to fail to meet the REIT income requirements under the Internal Revenue Code.

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The unpaid amount, if any, will be paid in subsequent years to the extent the payment would not cause Archstone to fail to meet the REIT income requirements under the Internal Revenue Code. Smith Residential's and Smith Partnership's obligation to pay any unpaid portion of the termination fee will terminate on May 3, 2008. Archstone has not agreed to pay any termination fee under the merger agreement.

   Smith Residential and Smith Partnership will pay to Archstone termination expenses if the merger agreement is terminated:

  . by Archstone, if Smith Residential or Smith Partnership breaches or fails to perform in all material respects all of its covenants, obligations and agreements in the merger agreement and the failure cannot be rectified by March 31, 2002, or if Smith Residential or Smith Partnership is in breach of any of its representations or warranties in the merger agreement, and the breach reasonably would be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Smith Residential, Smith Partnership and their subsidiaries taken as a whole, and the breach cannot be rectified by March 31, 2002, or as otherwise extended by the parties, in each case, so long as Smith Residential was not entitled to terminate the merger agreement because Archstone failed to perform in all material respects all of its covenants, obligations and agreements in the merger agreement, or because Archstone is in breach of any of its representations or warranties in the merger agreement; or

  . by either Archstone or Smith Residential, if the holders of at least two-thirds of the outstanding shares of Smith Residential common stock fail to approve the merger and the merger agreement at the Smith Residential special meeting, or the holders of the units of Smith Partnership fail to approve the partnership merger and the amendment to the partnership agreement by the required vote, but neither Archstone nor Smith Residential may terminate for any of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder and unitholder votes.

   Archstone will pay to Smith Partnership termination expenses if the merger agreement is terminated:

  . by Smith Residential, if Archstone fails to perform in all material respects all of its covenants, obligations and agreements in the merger agreement and the failure cannot be rectified by March 31, 2002, or as otherwise extended by the parties, or if Archstone is in breach of any of its representations or warranties in the merger agreement, and the breach reasonably would be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Archstone, Archstone-Smith and the subsidiaries of Archstone taken as a whole, and the breach cannot be rectified by March 31, 2002, or as otherwise extended by the parties, in each case, so long as Archstone was not entitled to terminate the merger agreement because Smith Residential or Smith Partnership failed to perform in all material respects all of its covenants, obligations and agreements in the merger agreement, or because Smith Residential or Smith Partnership is in breach of any of its representations or warranties in the merger agreement; or

  . by either Smith Residential or Archstone, if the holders of a majority of the outstanding Archstone common shares fail to approve the merger and the merger agreement at the Archstone special meeting, but neither Archstone nor Smith Residential may terminate for this reason if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder and unitholder votes, so long as Archstone was not entitled to terminate the merger agreement because Smith Residential or Smith Partnership failed to perform in all material respects all of its covenants, obligations and agreements in the merger agreement, or because Smith Residential or Smith Partnership is in breach of any of its representations or warranties in the merger agreement.

   The termination expenses that Archstone or Smith Partnership may be entitled to receive in these cases will be an amount equal to the lesser of (a) $7,500,000 or (b) the applicable party's out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement,

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including all attorneys', accountants' and investment bankers' fees and expenses. If the termination expenses payable to that party exceed the maximum amount that can be paid to that party without causing that party to fail to meet the REIT income requirements under the Internal Revenue Code, then the amount initially payable to that party will be that maximum amount, and the unpaid amount will be placed in escrow and paid in subsequent years to the extent the payment would not cause Archstone to fail to meet the REIT income requirements under the Internal Revenue Code. The paying party's obligation to pay any unpaid portion of the termination expenses will terminate on May 3, 2008.

   In addition, if Archstone prevails in a suit for a breach by Smith Residential and Smith Partnership of their obligation to pay the termination fee or termination expenses under the merger agreement, Archstone will be entitled to its costs and expenses in connection with the suit, with interest.

Waiver and Amendment of the Merger Agreement

   The merger agreement may be amended by the parties in writing by action of the Archstone board of trustees and the Smith Residential board of directors at any time before the filing of the articles of merger relating to the merger with the State of Maryland. However, after the shareholder and unitholder approvals are obtained, no such amendment may be made which by law requires the further approval of shareholders or unitholders without obtaining such further approval.

   At any time before the completion of the merger and the partnership merger, the parties may, in writing:

  . extend the time for the performance of any of the obligations or other acts of the other party;

  . waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered under the merger agreement; or

  . waive compliance with any of the agreements or conditions of the other party contained in the merger agreement, except as specified.

By law, neither Archstone or Archstone-Smith, on the one hand, nor Smith Residential or Smith Partnership, on the other hand, can waive:

  . the requirement that Archstone common shareholders and Smith Residential common stockholders approve the merger agreement and the merger;

  . the requirement that unitholders of Smith Partnership approve the partnership merger and the amendment to the partnership agreement of Smith Partnership; or

  . any court order or law preventing the closing of the merger or the partnership merger.

   Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the Archstone board of trustees, acting on its own behalf or in its capacity as trustee of Archstone-Smith, or the Smith Residential board of directors, acting on its own behalf or in its capacity as general partner of Smith Partnership. If Archstone and Archstone-Smith or Smith Residential and Smith Partnership waived compliance with one or more of the other conditions and the conditions were deemed material to a vote of Archstone common shareholders, Smith Residential common stockholders and/or Smith Partnership unitholders, Archstone, Smith Residential and/or Smith Partnership would have to resolicit shareholder, stockholder and/or unitholder approval, as applicable, before closing the merger or the partnership merger. Smith Partnership does not intend to resolicit unitholders for any waiver that, in the judgment of Smith Residential, as general partner of Smith Partnership, does not require resolicitation of unitholders.

   It is a condition to the closing of the merger and the partnership merger that Mayer, Brown & Platt, counsel to Archstone and Archstone-Smith, and Hogan & Hartson L.L.P., counsel to Smith Residential and Smith Partnership, deliver opinions regarding various issues, including opinions that the merger qualifies as a

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

reorganization under the provisions of section 368(a) of the Internal Revenue Code, and that the partnership merger will not result in the recognition of taxable gain or loss at the time of the partnership merger to a Smith Partnership unitholder

  .  who is a U.S. person;

  . who does not exercise its redemption right with respect to Archstone Class A-1 common units under the Archstone declaration of trust on a date sooner than the date two years after the partnership merger;

  . who does not receive a cash distribution in connection with the partnership merger, or a deemed cash distribution resulting from relief or a deemed relief from liabilities, including as a result of the prepayment of indebtedness of Smith Partnership in connection with or following the partnership merger, in excess of such holder's adjusted basis in its Smith Partnership units at the time of the partnership merger;

  .  who is not required to recognize gain by reason of the application of section 707(a) of the Internal Revenue Code and the Treasury regulations thereunder to the partnership merger, with the result that the partnership merger is treated as part of a "disguised sale" by reason of any transactions undertaken by Smith Partnership prior to or in connection with the partnership merger or any debt of Smith Partnership that is assumed or repaid in connection with the partnership merger; and

  . whose "at risk" amount does not fall below zero as a result of the merger and the partnership merger.

   In addition, it is a condition to the closing of the merger and the partnership merger, that Mayer, Brown & Platt deliver an opinion that the reorganization of Archstone into an UPREIT will qualify as a reorganization under section 368(a)(1)(F) of the Internal Revenue Code.

   It is also a condition to the closing of the merger and the partnership merger that Hogan & Hartson L.L.P. deliver an opinion that Smith Partnership has been, since June 30, 1994 through and including its taxable year ending at the time of the partnership merger, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation and that Mayer, Brown & Platt deliver an opinion that immediately prior to, and at the time of, the partnership merger, Archstone or an entity that Archstone will merge into as part of Archstone's reorganization into an UPREIT, is and will be treated for federal income tax purposes pursuant to Treasury regulation section 301.7701-3 as a partnership or an entity disregarded as a separate entity and not as a corporation or association taxable as a corporation.

   It is also a condition to the closing of the merger and the partnership merger that Hogan & Hartson L.L.P. deliver an opinion that commencing with its taxable year ended December 31, 1994 through and including its taxable year ending at the time of the merger, Smith Residential was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that Mayer, Brown & Platt deliver an opinion that commencing with Archstone's taxable year ended December 31, 1994, until either the time Archstone makes an election to be treated as a partnership or the time that Archstone merges into a wholly owned subsidiary of Archstone-Smith into which Smith Partnership will merge, Archstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that Archstone-Smith's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code commencing with its taxable year ending December 31, 2001.

   The delivery of these opinions, although waiveable under the terms of the merger agreement, will not be waived.

Indemnification; Directors' and Officers' Insurance

   Under the merger agreement, Archstone and Archstone-Smith will provide exculpation and indemnification for each person who has been at any time on or before May 3, 2001, or who becomes before the completion of the merger, an officer or director of Smith Residential or specified subsidiaries. This

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

exculpation and indemnification will be the same as provided to these persons by Smith Residential and specified subsidiaries immediately before the completion of the merger in each entity's respective charter, bylaws, partnership, operating or similar agreement, as applicable, as in effect on May 3, 2001. This exculpation and indemnification covers actions only on or before the completion of the merger, including all transactions contemplated by the merger agreement.

   In addition, Archstone and Archstone-Smith will indemnify and hold harmless, to the full extent permitted by applicable law, each of the persons described above against any losses, claims, liabilities, expenses, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any action by or on behalf of any or all security holders of Smith Residential, Smith Partnership, Archstone, Archstone-Smith, or any of their subsidiaries, or by or in the right of Smith Residential, Smith Partnership, Archstone, Archstone-Smith, or any of their subsidiaries, in which any of these persons is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

  . the fact that he or she is or was an officer, employee or director of Smith Residential or any of its subsidiaries or any action or omission by that person in his or her capacity as a director; or

  . the merger agreement or the transactions contemplated by the merger agreement, whether in any case asserted or arising before or after the completion of the merger.

   After the completion of the merger, Archstone and Archstone-Smith will be obligated to promptly pay and advance reasonable expenses and costs incurred by each of these persons as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. Archstone and Archstone-Smith are also obligated to purchase, at or before the completion of the merger, directors' and officers' liability insurance policy coverage for Smith Residential's directors and officers for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Smith Residential to these directors and officers.

Assumption of Smith Residential's Obligations Under Registration Rights
Agreements

   Under the merger agreement, Archstone-Smith has agreed to assume Smith Residential's obligations under existing registration rights agreements between Smith Residential and several holders of Smith Partnership common units, Smith Partnership preferred units and shares of Smith Residential preferred stock.

Voting Agreements

   As of August 31, 2001, Smith Residential held 30,838,922, or approximately 70% of the outstanding common and preferred units of Smith Partnership. Since Smith Residential owns a majority in percentage interest of the outstanding common units of Smith Partnership, the approval of the partnership merger is assured.

   Each of the directors of Smith Residential, consisting of Messrs. Gerardi, Kiley, Kogod, McCullough and Smith and Ms. Williams, has entered into a voting agreement with Archstone agreeing to vote all shares of Smith Residential common stock, and, if applicable, all Smith Partnership units, owned of record by him or her, or that he or she otherwise has the power to vote:

  . for adoption and approval of the merger agreement, the merger, the partnership merger, the amendment to the partnership agreement of Smith Partnership and the transactions contemplated thereby; and

  . against approval or adoption of any action or agreement, other than the merger agreement or the transactions contemplated thereby, made or taken in opposition to or in competition with the merger or the partnership merger.

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

   As of August 22, 2001, the directors of Smith Residential beneficially owned, excluding stock options held by them, 242,664 shares of Smith Residential common stock, representing approximately 1% of the outstanding shares of Smith Residential common stock entitled to be voted at the Smith Residential special meeting and a total of 2,141,832 Smith Partnership common units representing approximately 5.5% of the outstanding Smith Partnership common units as of August 31, 2001.

   The voting agreements prohibit these individuals from, directly or indirectly, selling, transferring, hypothecating, pledging, encumbering or otherwise disposing of their Smith Residential common stock or Smith Partnership units or granting any option or other right with respect thereto.

   Each of the trustees of Archstone, consisting of Messrs. Cardwell, Holmes, Polk, Richman, Schweitzer and Sellers, has entered into a voting agreement with Smith Residential agreeing to vote all Archstone common shares owned of record by him, or that he otherwise has the power to vote:

  . for adoption and approval of the merger agreement, the merger, the partnership merger and the transactions contemplated thereby; and

  . against approval or adoption of any action or agreement, other than the merger agreement or the transactions contemplated thereby, made or taken in opposition to or in competition with the merger or the partnership merger.

   As of August 31, 2001, the trustees of Archstone beneficially owned, excluding share options held by them, 572,230 Archstone common shares, representing less than 1% of the outstanding Archstone common shares entitled to vote at the Archstone special meeting.

Acquisition of Non-Controlled Subsidiaries

   Smith Management Construction, Inc. Smith Management Construction Partnership owns all of the outstanding shares of voting common stock of Smith Partnership's non-controlled subsidiary, Smith Management Construction, Inc., which represents 100% of the voting power in Smith Management Construction, Inc. Smith Management Construction Partnership has entered into a stock purchase agreement with Archstone that provides for the sale of all of the shares of voting common stock of Smith Management Construction, Inc. to Archstone in exchange for $70,560. Prior to the closing of the merger, Archstone will assign the stock purchase agreement to a non-controlled subsidiary of Archstone.

   Consolidated Engineering Services, Inc. In connection with the partnership merger, Consolidated Engineering Services, Inc., a non-controlled subsidiary of Smith Partnership, will undertake a recapitalization of its capital stock. Consolidated Engineering Services Partnership, a general partnership controlled by Mr. Gerardi and the children of Messrs. Smith and Kogod, is currently the sole voting stockholder of Consolidated Engineering Services, Inc. and will remain the sole voting stockholder until the closing of the partnership merger. As a result of the recapitalization, upon the closing of the partnership merger, Archstone, as successor to Smith Partnership by the partnership merger, will own 51% of the outstanding voting common stock of Consolidated Engineering Services, Inc. immediately following the recapitalization, representing a value of $381,865, and Consolidated Engineering Services Partnership will own 49% of the outstanding voting common stock of Consolidated Engineering Services, Inc. Archstone, as successor to Smith Partnership in the partnership merger, and Consolidated Engineering Services Partnership will each own the same proportion of the outstanding equity of Consolidated Engineering Services, Inc. immediately following the closing of the partnership merger as Smith Partnership and Consolidated Engineering Services Partnership owned prior to the partnership merger. Consolidated Engineering Services Partnership will not receive any payments and Smith Partnership will not be required to make any payments in connection with the recapitalization of Consolidated Engineering Services, Inc. It is also contemplated that, prior to the merger, Consolidated Engineering Services, Inc. will issue up to an aggregate of 100,000 shares of restricted non-voting common stock to its officers and will grant options to purchase up to an aggregate of 588,600 shares of its restricted non-voting common stock

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

to its director and officers. Such non-voting common stock will convert into voting common stock upon the occurrence of various corporate events involving Consolidated Engineering Services, Inc. Of this amount, it is expected that Mr. Gerardi will receive shares of restricted stock and options to purchase shares, although no determination has been made as to the number of shares subject to such awards. Immediately following the closing of the merger, Archstone, as successor to Smith Partnership by the partnership merger, will contribute the voting stock of Consolidated Engineering Services, Inc. to a non-controlled subsidiary of Archstone.

Shareholders' Agreement

   In connection with the merger and the partnership merger, Archstone-Smith and Archstone will enter into a shareholders' agreement with Robert H. Smith, the chairman of the board and chief executive officer of Smith Residential, and Robert P. Kogod, the chairman of the executive committee of the Smith Residential board.

   Composition of the Archstone-Smith Board of Trustees. Under the shareholders' agreement, Messrs. Smith, Kogod, and Gerardi will become members of the Archstone-Smith board following the merger. Mr. Smith's initial term will expire in 2003, Mr. Kogod's initial term will expire in 2002, and Mr. Gerardi's term will expire in 2004. In the case of the death, disability, resignation, or removal of Messrs. Smith or Kogod, a person designated as a replacement nominee by their representative, will have the right to be nominated to serve on the Archstone-Smith board for a period of ten years. Any successor nominee is subject to the reasonable approval of the Archstone-Smith board. Archstone-Smith will take all actions necessary to cause the board to nominate Messrs. Smith and Kogod, and each of their replacement nominees, as the case may be, and to recommend his or her election by the shareholders. Archstone-Smith and Messrs. Smith and Kogod will take all actions necessary to cause the individuals so nominated to be elected to the board, including, without limitation, by voting their common shares and causing the vote of all common shares beneficially owned thereby, the execution of written consents, the calling of special meetings, the removal of trustees, the filling of vacancies on the board, and the waiving of notice and the attending of meetings. Mr. Gerardi will be appointed to the board for a single, three-year term. In the event of Mr. Gerardi's death, disability, resignation or removal during this term, Messrs. Smith and Kogod, or any replacement nominee then serving as a successor trustee on the board, as the case may be, acting unanimously, will be entitled to designate Mr. Gerardi's replacement on the board, provided that such person is reasonably acceptable to the board. See "The Merger and the Partnership Merger--Trustees and Executive Officers of Archstone-Smith After the Merger," beginning on page 58.

   Termination of Nomination Rights. The nomination rights of Messrs. Smith and Kogod detailed above will cease and Messrs. Smith or Kogod, or any replacement nominee then serving as a successor trustee on the board, will immediately offer his or her unconditional resignation from the board if:

  . such person is employed by, or has equity investment interests, directly or indirectly, in, any material competitor of Archstone-Smith or Archstone, unless such investment constitutes less than one-half of one percent (0.50%) of the equity ownership in a public company;

  . such person is not reasonably experienced in business, financial, or real estate industry matters;

  . such person has been convicted of, or has pled nolo contendere to, a felony;

  .  the election of such person would violate any law; or

  . such person is involved in specified legal proceedings, including, but not limited to

    -- any conviction or being named the subject of a pending criminal proceeding, excluding traffic violations and minor offenses;

    -- being the subject of certain orders, judgments, or decrees temporarily or permanently enjoining such person from engaging in certain business activities, including those related to the purchase or sale of securities or commodities; or

    -- any finding by a court or administrative body of a violation of any federal or state securities law or federal commodities law, not subsequently reversed, suspended, or vacated.

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   Board of Trustees Compensation and Benefits. Except during any period in which Messrs. Smith, Kogod, or Gerardi, or any replacement nominee of Messrs. Smith and Kogod serving as a successor trustee on the board, serves as an officer or employee of Archstone-Smith or Archstone, such persons will be entitled to fees and other compensation, participation in option, share or other benefit plans for which trustees are eligible, reimbursement of expenses, and trustees' and officers' liability insurance and indemnities on an equal basis with other members of Archstone-Smith's board.

   Size of Archstone-Smith Board of Trustees. For so long as Messrs. Smith and Kogod, or their representatives, as the case may be, have the right to nominate one or more trustees, Archstone-Smith's board will consist of no more than 10 members; provided that the size of the board may be increased beyond 10 members, in the sole discretion of the board, in connection with any future mergers, acquisitions, business combinations, or other strategic transactions of Archstone-Smith or Archstone, and the size of the board may be increased beyond 10 members as may be required pursuant to the terms of any class or series of preferred shares of Archstone-Smith. Additionally, the size of the board may be increased beyond 10 members, in the sole discretion of the board, other than in connection with any mergers, acquisitions, business combinations or other strategic transactions of Archstone-Smith or Archstone and other than as may be required pursuant to the terms of a class or series of preferred shares of Archstone-Smith, only as follows:

  . if the board desires to increase its size by one additional member, then, at the time the board adds such additional member, Messrs. Smith and Kogod, or their representatives, as the case may be, as a group, will be entitled to nominate one additional member at the same time the board adds such additional member; and

  . thereafter, Messrs. Smith and Kogod, or their representatives, as the case may be, as a group, will be entitled to nominate one additional member for every second additional member added by the board and at the time thereof.

   Any additional board members that Messrs. Smith and Kogod, or their representatives, as the case may be, may be entitled to nominate as a result of an increase in the size of the board contemplated above are subject to the reasonable approval of the board, and such additional board member(s) will serve in the appropriate class as determined by the board. Archstone-Smith and Messrs. Smith and Kogod, or their representatives, as the case may be, will take such actions detailed above in "--Composition of the Board of Trustees," in connection with the nomination and election of such additional board members.

   Executive Committee of the Board of Trustees. Pursuant to the terms of the shareholders' agreement, Archstone-Smith will establish and maintain, in accordance with its bylaws, an executive committee of the board, the members of which will include Messrs. Smith and Kogod, and any replacement nominee then serving as a successor trustee, for so long as such persons will have the right to nominate themselves for election as trustees. In the event that the number of members of the executive committee is more than seven, Messrs. Smith and Kogod, and any replacement nominee then serving as a successor trustee, as a group, will be entitled to designate the eighth member, at the time the ninth member is designated, and every third member thereafter, at the time the second member thereafter is designated, from among the trustees then serving on the board.

   Creation of a High-Rise Division. The shareholders' agreement provides that all of Archstone-Smith's high-rise apartments, including those owned by Smith Residential on May 3, 2001, the date of the merger agreement, will be operated under the name "Charles E. Smith Residential." Archstone-Smith will create a separate operating division, similar to its current East and West Regions, under the name "Charles E. Smith Residential" through which it will conduct substantially all of its high-rise business. Unless otherwise agreed in writing by Messrs. Smith and Kogod, or their representatives, as the case may be, for a period of 15 years, or until the earlier termination of the shareholders' agreement pursuant to the provisions discussed below:

  . neither Archstone-Smith nor any subsidiary thereof will conduct operations related to its high-rise business, including the high-rise business formerly operated by Smith Residential, except through the newly created Charles E. Smith Residential division, other than as may be determined by the chief

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     executive officer of Archstone-Smith with respect to high-rise apartments not owned by Smith Residential prior to the merger; and

  . Archstone-Smith will use the name "Charles E. Smith Residential" in the operation of all high-rise apartments. As to any mid-rise apartments that Archstone-Smith may acquire or develop after the merger, the chief executive officer of Archstone-Smith will determine whether such assets should be operated as part of the high-rise business or as part of the garden apartment business.

   Charles E. Smith Residential Division Headquarters. Under the shareholders' agreement, the Charles E. Smith Residential division will maintain the current headquarters of Smith Residential in the Crystal City area of Arlington, Virginia, for a period of 15 years, so long as the lease terms for those offices are consistent with local market terms, unless otherwise agreed to in writing by Messrs. Smith and Kogod, or their representatives, as the case may be.

   Charles E. Smith Residential Division Management. Under the shareholders' agreement, the Charles E. Smith Residential division will be operated under the direction of a president. The initial person serving as such officer will be W.D. Minami, president of Smith Residential, who will report directly to R. Scot Sellers, Archstone-Smith's chairman and chief executive officer. Messrs. Smith and Kogod, will be employed by Archstone-Smith and Mr. Gerardi will be employed by Consolidated Engineering Services, Inc. following the closing of the merger. Mr. Smith will serve as chairman of the Charles E. Smith Residential division and will be paid an annual minimum salary of $300,000 and an annual minimum bonus of $150,000 for each year during his employment. Mr. Smith will also be entitled to receive options to purchase 100,000 Archstone-Smith common shares for each year during his term of employment, with the number of options granted in each year being equal to 100,000 multiplied by the same percentage of the base option level as the number of options granted to the chief executive officer of Archstone-Smith increases or decreases in that year beyond the target amount established for such officer. Mr. Kogod will be paid an annual minimum salary of $150,000 for each year during his employment. Mr. Gerardi will be paid an annual salary of $200,000 from Consolidated Engineering Services, Inc. for each year during his employment and an annual bonus to be determined by the Consolidated Engineering Services, Inc. board of directors. Mr. Gerardi will also be entitled to maintain his existing company-provided apartment and whole life insurance policy. Messrs. Smith, Kogod and Gerardi will also be able to participate in other benefit plans generally made available to trustees and officers of Archstone-Smith, as applicable.

   Smith and Kogod Share Transfer Restrictions. Pursuant to the shareholders' agreement, Messrs. Smith and Kogod will agree not to sell any Archstone-Smith common shares, or securities convertible or exchangeable for Archstone-Smith common shares, beneficially owned by them after the merger for a period of three years. This restriction will not apply to the sale by Messrs. Smith and Kogod and their affiliates of up to 400,000 shares between the first and second anniversaries of the merger and up to an aggregate of 800,000 shares between the first and third anniversaries of the merger. Provided such transferees agree in writing to be bound by the terms of the shareholders' agreement, the transfer restrictions above will not apply to any transfer by Messrs. Smith and Kogod to their:

  .  affiliates;

  . respective spouses and descendants, whether natural or adopted, and any trust for the benefit of Messrs. Smith or Kogod or their respective spouses and/or descendants or any entity controlled by Messrs. Smith or Kogod's respective spouses and/or descendants; and

  .  charitable foundations.

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

For purposes of this summary of the shareholders' agreement, the persons contemplated by the clauses above will be referred to as "permitted transferees." In addition, Messrs. Smith and Kogod and their affiliates will be permitted to transfer any common shares beneficially owned, including securities convertible or exchangeable for such common shares, to:

  . any existing or future lender to whom such securities are pledged, hypothecated, mortgaged or encumbered pursuant to a bona fide financing incurred for investment or other valid business purposes upon customary commercial terms; and

  . any person to whom such shares are transferred upon foreclosure, or in lieu of foreclosure of any loan contemplated by the first clause above.

   Property Transfer Restrictions. For a period of 15 years, without the prior written consent of Messrs. Smith and Kogod, or their representatives, as the case may be, Archstone-Smith and its subsidiaries will not directly or indirectly transfer any interest in specified properties located in the Crystal City area of Arlington, Virginia, formerly owned by Smith Partnership, except in the case of a sale of all of the specified Crystal City properties in a single transaction and other than pursuant to a bona fide mortgage of any or all of such properties to secure a loan or other financing of Archstone-Smith or its subsidiaries upon customary commercial terms.

   Termination. The shareholders' agreement will terminate:

  . with respect to Mr. Smith, at such time as Mr. Smith and his permitted transferees, other than charitable foundations, beneficially own less than 1,000,000 common shares of Archstone-Smith; and

  . with respect to Mr. Kogod, at such time as Mr. Kogod and his permitted transferees, other than charitable foundations, beneficially own less than 1,000,000 common shares of Archstone-Smith.

   It is a condition of the merger and the partnership merger that each of Messrs. Smith and Kogod enter into the shareholders' agreement with Archstone and Archstone-Smith.

Tax Related Undertakings of Archstone

   Lock-up Agreements. Archstone has agreed that it will not sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, any of the properties that Smith Partnership transfers to Archstone including the Smith Partnership properties, any interest therein and Archstone's interest in Smith Realty Company and other assets covered by Exhibit D to Annex A of the amended and restated declaration of trust of Archstone.

   These restrictions, which are for the benefit of the Smith Partnership unitholders, are effective until January 1, 2022.

   If Archstone sells any of the protected properties other than through tax-free or tax-deferred exchange transactions that do not result in taxable income or gain to the former holders of Smith Partnership units, for example, through a tax-deferred exchange transaction under section 1031 of the Internal Revenue Code, Archstone will be required to pay each former Smith Partnership unitholder an amount equal to any income taxes incurred by the unitholder as a result of the sale, to the extent that any of the built in gain on the date of the merger with respect to protected properties is allocated to the unitholder as a result of that sale, plus a gross-up for taxes payable by the unitholder. Therefore, even if it were otherwise in the best interest of Archstone to sell any of the protected properties, such a sale would cause Archstone to be liable for significant damages.

   Debt Maintenance. Archstone has agreed to maintain specified levels of borrowings outstanding with respect to the Smith Partnership properties until January 1, 2022, which borrowings constitute nonrecourse liabilities. A nonrecourse liability is a liability for which no unitholder of Archstone "bears the economic risk of loss." After the merger and the partnership merger, if a nonrecourse liability is repaid, Archstone must replace such nonrecourse liability with a replacement borrowing also constituting a nonrecourse liability. The amount of nonrecourse liabilities that Archstone must retain will be reduced until January 1, 2022 in accordance with amortization schedules attached as schedules to Exhibit D of Annex A of the amended and restated declaration of trust of Archstone.

   To the extent that the debt being refinanced has been guaranteed by one or more Smith Partnership unitholders, the Smith Partnership unitholders must be offered the opportunity to guarantee the replacement debt. In such case, replacement debt must have collateral value, as determined in good faith by Archstone-Smith, that is not less than the value, as determined in good faith by Archstone-Smith, of the collateral for the debt being repaid. The guarantee for such replacement debt must be an "acceptable guarantee." An acceptable guarantee is a guarantee meeting the following criteria:

  . the guarantee agreement is substantially in the form of the guarantee agreement being replaced;

  . the guarantee is given to the lender in connection with, and in consideration for, the replacement debt;

  .  the guarantee must be executed and delivered by the lender;

  . the aggregate amount of guarantees, indemnities and other similar undertakings for the replacement debt does not exceed the face amount of the replacement debt; and

  . no other person would be considered to "bear the economic risk of loss" with respect to the portion of the debt being guaranteed.

   If Archstone fails to comply with its obligations described above, Archstone will be required to pay each former Smith Partnership unitholder an amount equal to any income taxes incurred by the unitholder as a result of income or gain actually recognized by the unitholder as a result of the sale or debt repayment, plus a gross-up for taxes payable by the unitholder. Therefore, even if it were otherwise in the best interest of Archstone to pay down or refinance all or a portion of the existing nonrecourse debt outstanding with respect to the Smith Partnership properties, such prepayment or repayment would cause Archstone to be liable for significant damages.

   Allocations of Nonrecourse Liabilities Under Treasury Regulation Section 1.752-3. Archstone-Smith Operating Trust has agreed pursuant to Exhibit D to Annex A of the Archstone-Smith Operating Trust declaration of trust, which we refer to as the tax protection agreement, to make allocations of liabilities under section 752 of the Internal Revenue Code taking into account the following:

  . existing Smith Partnership nonrecourse debt, or any replacement debt therefor, is treated as allocable to specified contributed Smith Partnership properties in amounts not less than the amounts set forth on a schedule to the tax protection agreement at the time of the merger, subject to reduction for scheduled amortization;

  . ""excess nonrecourse liabilities" are allocated to the Smith Partnership unitholders to the extent that section 704(c) gain of any Smith Partnership unitholder exceeds such unitholder's section 704(c) minimum gain with respect to Smith Partnership properties;

  . Smith Partnership unitholders that are shown on a schedule to the tax protection agreement as having liability for a specified dollar amount of an existing nonrecourse debt that is "partner nonrecourse debt" are allocated a dollar amount of such debt equal to the amount shown on the schedule with respect to such unitholder, subject to reduction for scheduled amortization; and

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

  . in making allocations of debt under Treasury regulation section 1.752-3(a)(2) with respect to a specific property contributed by Smith Partnership, allocations are made

    -- first to the Smith Partnership unitholders in an amount equal to the lesser of

      . the "section 704(c) minimum gain" that such Smith Partnership unitholder would have been allocated by Smith Partnership under Treasury regulation section 1.752-3(a)(2) immediately prior to the partnership merger, or

      . the "section 704(c) minimum gain" that such Smith Partnership unitholder would have been allocated by Smith Partnership under Treasury regulation section 1.752-3(a)(2) immediately after the unitholder acquired an interest in Smith Partnership by reason of the contribution of an interest in the contributed property to Smith Partnership in exchange for an interest in Smith Partnership, and

    -- thereafter pro rata among the Smith Partnership unitholders based upon the number of Archstone-Smith Operating Trust units that they hold and their proportionate shares of the "section 704(c) minimum gain" existing immediately after the partnership merger in excess of amounts described in the second arrow above.

Archstone-Smith Operating Trust will be prohibited from using a method of allocating excess nonrecourse liabilities to Smith Partnership unitholders that is less favorable than methods used with respect to other Archstone-Smith Operating Trust unitholders in the future without offering former Smith Partnership unitholders the opportunity to participate in that allocation method. Archstone-Smith Operating Trust is not required to make allocations of nonrecourse liabilities in accordance with the foregoing, however, if there has been an applicable change in law that would no longer permit such allocations. See "--Tax Related Undertakings of Archstone" beginning on page 95. Although Archstone-Smith Operating Trust intends to use allocation methods that are authorized by applicable Treasury regulations, Archstone-Smith Operating Trust cannot guarantee that the Internal Revenue Service will respect these methods of allocation of excess nonrecourse liabilities following the partnership merger. These methods also could result in changes from year to year in an Archstone-Smith Operating Trust unitholder's share of excess nonrecourse liabilities of Archstone-Smith Operating Trust.

   Section 708 Termination; Section 704(c) Method. Pursuant to tax-related agreements, Archstone has agreed to treat the merger as a transfer of a greater than fifty percent interest in the capital and profits of Smith Partnership that resulted in a termination of Smith Partnership pursuant to section 708(b)(1)(B) of the Internal Revenue Code at the effective time of the merger.

   In addition, Archstone has agreed to use the traditional method with specific and limited curative allocations for purposes of making allocations under Section 704(c) of the Internal Revenue Code with respect to all properties acquired in connection with the merger, including the assets of Archstone owned prior to the partnership merger and the assets of Smith Partnership.

   Assumption of Smith Partnership Tax Protection Agreements. Under the merger agreement, Archstone also has expressly agreed to assume the obligations of Smith Partnership to Smith Partnership unitholders under existing tax protection agreements between Smith Partnership and these unitholders:

  . Smith Partnership's obligation with respect to property formerly managed by Commonwealth Atlantic Properties, Inc. and acquired by Smith Partnership in 1999 pursuant to an asset contribution agreement dated March 3, 1999 not to dispose of the property in a taxable transaction prior to January 2, 2004, and to maintain specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by Infinity/Terrace, L.L.C. and acquired by Smith Partnership in 1998 pursuant to a real estate contribution agreement dated August 19, 1998 not to dispose of the property in a taxable transaction during the 19-year tax protection period, for the 10 years following the expiration of the tax protection period, to use diligent efforts to effectuate any sale of the property without recognition of taxable gain, and during the 19-year tax protection period to maintain, and the 10-year period following the expiration of the tax protection period to endeavor to maintain, specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by 2470 N. Clark Street Venture and acquired by Smith Partnership in 1998 pursuant to a real estate contribution agreement dated August 19, 1998 not to dispose of the property in a taxable transaction during the 19-year tax protection period, for the 10-year period following the expiration of the tax protection period, to use diligent efforts to effectuate any sale of the property without recognition of taxable gain, and during the 19-year tax protection period to maintain, and the 10-year period following the expiration of the tax protection period to endeavor to maintain, specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by Somerset Limited Partnership and acquired by Smith Partnership in 1998 pursuant to a real estate contribution agreement dated August 19, 1998 not to dispose of the property in a taxable transaction during the 19-year tax protection period, for the 10-year period following the expiration of the tax protection period, to use diligent efforts to effectuate any sale of the property without recognition of taxable gain, and during the 19-year tax protection period to maintain, and the 10-year period following the expiration of the tax protection period to endeavor to maintain, specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by Countryside Operating Partnership I and Countryside Residential Partners, Ltd. and acquired by Smith Partnership in 1998 pursuant to a real estate contribution agreement dated August 19, 1998 not to dispose of the property in a taxable transaction during the 19-year tax protection period, for the 10-year period following the expiration of the tax protection period, to use diligent efforts to effectuate any sale of the property without recognition of taxable gain, and during the 19-year tax protection period to maintain, and during the 10-year period following the expiration of the tax protection period to endeavor to maintain, specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to partnership interest of Dearborn Delaware Associates acquired by Smith Partnership in 1997 pursuant to an agreement to acquire partnership interests dated October 7, 1997 is subject to no restriction of sale, but includes a need to maintain specified debt obligations relating to the partnership interest.

  . Smith Partnership's obligation with respect to property formerly managed by R&B Executive Investments--Charter Oak Associates, The Edward R. Broida Trust No. 1, The R.J. Franks Trust No. 1, The Howard F. Ruby Trust and Connecticut General Life Insurance Company and acquired by Smith Partnership in 1996 pursuant to an agreement to acquire partnership interests dated February 20, 1996 not to dispose of the property in a taxable transaction during six years after the closing date, and to maintain specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by 1841 Columbia Road Limited Partnership and acquired by Smith Partnership in 1995 pursuant to a real estate contribution agreement dated December 12, 1995 not to dispose of the property in a taxable transaction during ten years after the closing date, and to maintain specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by Kenmore Apartments Joint Venture and acquired by Smith Partnership in 1996 pursuant to a real estate contribution agreement dated December 26, 1996 not to dispose of the property in a taxable transaction during ten years after the closing date, and to maintain specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by Tower Associates Limited Partnership and acquired by Smith Partnership in 1997 pursuant to a real estate contribution agreement dated January 30, 1997 not to dispose of the property in a taxable transaction during seven years after the closing date, and to maintain specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by Plaza Associates Limited Partnership and acquired by Smith Partnership in 1997 pursuant to a real estate contribution agreement dated January 30, 1997 not to dispose of the property in a taxable transaction during seven years after the closing date, and to maintain specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by Commonwealth Reservoir Park Limited Partnership and acquired by Smith Partnership in 1997 pursuant to a real estate acquisition agreement dated October 10, 1997 not to dispose of the property in a taxable transaction during eight and one half years after the closing date, and to maintain specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by Janet Burstein Svirsky, Maralyn Burstein Milgrom, Aaron Milgrom and Joseph Burstein and acquired by Smith Partnership in 1997 pursuant to a real estate acquisition agreement dated June 30, 1997 not to dispose of the property in a taxable transaction during ten years after the closing, and to maintain specified debt obligations relating to the property.

  . Smith Partnership's obligation with respect to property formerly managed by certain partners in Tunlaw Apartments Company Limited Partnership and acquired by Smith Partnership in 1998 pursuant to a contribution agreement dated January 1, 1998 not to dispose of the property in a taxable transaction during seven years after the closing.

  . Smith Partnership's obligation with respect to property formerly managed by Roy S. MacDowell, Jr. and the Boulder Company, Inc. and acquired by Smith Partnership in 1998 pursuant to an asset contribution agreement dated February 2, 1998 not to dispose of the property in a taxable transaction during eight years after the closing date, and to maintain specified debt obligations relating to the property.

   Requirement for Delivery of Evidence of Filing of Form 8832. Archstone has agreed that within 30 days following the merger, Archstone-Smith will provide to Messrs. Smith and Kogod, as representatives of the former Smith Partnership unitholders, evidence in the form of a certified mail return receipt, that Archstone filed with the Internal Revenue Service Form 8832 electing to be treated either as a domestic eligible entity with a single owner disregarded as a separate entity or a partnership, as applicable, not later than one day prior to the closing of the merger and the partnership merger.

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

                        FEDERAL INCOME TAX CONSEQUENCES

Overview

   The following discussion describes the material federal income tax consequences to the unitholders of Smith Partnership of:

  .  the merger;

  .  the partnership merger; and

  . the subsequent ownership and disposition of Archstone common units by former Smith Partnership unitholders.

   For purposes of the discussion in this section only, the term "Archstone" refers to Archstone Communities Trust, a Maryland real estate investment trust, that is currently a publicly traded REIT, the term "Archstone-Smith" refers to "Archstone-Smith," the entity that will be the publicly traded REIT following consummation of the merger and the term "Archstone-Smith Operating Trust" refers to the entity that will be the successor to Smith Partnership and the surviving entity in the partnership merger. As described further in "The Merger Agreement--Archstone Reorganization," Archstone-Smith Operating Trust will be reorganized as a Maryland real estate investment trust. However, as described below under "--Tax Status of Archstone-Smith Operating Trust," Archstone-Smith Operating Trust will be treated as a partnership for federal income tax purposes following the partnership merger.

   Mayer, Brown & Platt, counsel to Archstone and Archstone-Smith, and Hogan & Hartson L.L.P., counsel to Smith Residential and Smith Partnership, have reviewed this discussion and are of the opinion that it sets forth the material federal income tax consequences to a Smith Partnership unitholder as a result of the merger and the partnership merger. The information in this section is based on the current provisions of the Internal Revenue Code of 1986, as amended, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, and current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives such a ruling, and court decisions. However, future legislation, Treasury regulations, administrative interpretations and court decisions could significantly change current law or adversely affect current interpretations of existing law. Changes in the applicable law could apply retroactively. Neither Archstone-Smith Operating Trust nor Smith Partnership has requested or plans to request any rulings from the Internal Revenue Service concerning the tax treatment of Archstone-Smith Operating Trust, the partnership merger or the ownership of interests in Archstone-Smith Operating Trust. Thus, it is possible that the Internal Revenue Service would challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court would agree with the Internal Revenue Service.

   Because this is a discussion that is intended to address only the U.S. federal income tax consequences of the partnership merger and ownership of Archstone-Smith Operating Trust units that would apply to all Smith Partnership unitholders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

  . the tax consequences to you may vary depending on your particular tax situation, including the circumstances under which you originally acquired your Smith Partnership units and subsequent events that may have affected your Smith Partnership units;

  . you may be subject to special rules that are not discussed below if you are:

    -- a tax-exempt organization;

    -- broker-dealer;

    -- a person who does not hold its Smith Partnership units as a capital asset;

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

    -- a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-
       U.S. estate or individual who is not taxed as a citizen or resident of the United States, all of which may be referred to collectively as "non-U.S. persons";

    -- a trust;

    -- an estate;

    -- a regulated investment company;

    -- a real estate investment company;

    -- an insurance company;

    -- a U.S. expatriate; or

    -- otherwise subject to special tax treatment under the Internal
       Revenue Code;

  . this summary does not address any state, local, or non-U.S. tax consequences; and

  . this discussion is not intended to be, and should not be construed as, tax advice.

   You are urged both to review the following discussion and to consult with your own tax advisor to determine, among other things, the effect of the merger, the partnership merger and the subsequent ownership and disposition of Archstone-Smith Operating Trust units on your individual tax situation, including any state, local or non-U.S. tax consequences that may apply to you.

   As noted above, this discussion does not address any tax consequences to Smith Partnership unitholders that are non-U.S. persons. Furthermore, special tax considerations may apply to a Smith Partnership unitholder that itself is a U.S. partnership or limited liability company but which has non-U.S. persons as partners or members with respect to the partnership merger. Accordingly, any Smith Partnership unitholder that is a partnership or limited liability company and whose partners or members include non-U.S. persons should consult with its own tax advisor regarding any special U.S. tax consequences to it and its partners or members that may result from these transactions.

Summary of Tax Opinions Relating to the Partnership Merger

   In connection with the filing of this consent solicitation statement/prospectus, Mayer, Brown & Platt, counsel to Archstone and Archstone-Smith, has delivered the specific opinion described below to Archstone and Archstone-Smith regarding the material federal income tax consequences of the partnership merger to the Smith Partnership unitholders and has delivered an opinion to Archstone and Smith Partnership that the entity into which Smith Partnership will merge will be treated for federal income tax purposes pursuant to Treasury regulation section 301.7701-3 as a partnership or as a disregarded entity immediately prior to, and at the time of the partnership merger, and not as a corporation or association taxable as a corporation. In addition, as a condition to the partnership merger, Mayer, Brown & Platt will deliver an opinion to Archstone regarding the material federal income tax consequences of the partnership merger to the Smith Partnership unitholders and will deliver an opinion to Smith Residential that the entity into which Smith Partnership will merge will be treated for federal income tax purposes pursuant to Treasury regulation section 301.7701-3 as a partnership or as a disregarded entity immediately prior to, and at the time of, the partnership merger, and not as a corporation or association taxable as a corporation. Mayer, Brown & Platt's opinions rely upon customary representations made by Archstone-Smith and Archstone about factual matters relating to the income, organization and operation of Archstone and their subsidiaries. In addition, these opinions are based upon factual representations of Archstone concerning its business and properties as set forth in this consent solicitation statement/prospectus and the other documents incorporated by reference in this consent solicitation statement/prospectus. In addition, for purposes of the opinion regarding the consequences of the partnership merger, Mayer, Brown & Platt has relied on the opinion of Hogan & Hartson L.L.P. regarding the treatment of Smith Partnership as a partnership

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

and not as a corporation or an association taxable as an association. If any of the factual assumptions or representations relied upon by counsel are inaccurate, the opinions may not accurately describe the consequences of the partnership merger or the treatment of Archstone-Smith Operating Trust as a partnership for federal income tax purposes.

   In connection with the filing of this consent solicitation statement/prospectus, Hogan & Hartson L.L.P., counsel to Smith Residential and Smith Partnership, has delivered the specific opinion described below to Smith Partnership regarding the material federal income tax consequences of the partnership merger to the Smith Partnership unitholders and has delivered an opinion to Smith Partnership and Archstone to the effect that Smith Partnership is treated as a partnership for federal income tax purposes. Also, as a condition to the partnership merger, Hogan & Hartson L.L.P. will deliver the specific opinion described below to Smith Residential regarding the material federal income tax consequences of the partnership merger to Smith Partnership unitholders and will deliver an opinion to Archstone and Archstone-Smith to the effect that Smith Partnership has been since June 30, 1994, through and including its taxable year ending as of the merger closing date, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation. Hogan & Hartson L.L.P.'s opinions rely upon customary representations made by Smith Partnership about factual matters relating to the income, organization and operation of Smith Partnership and its subsidiaries. In addition, these opinions are based upon factual representations of Smith Residential and Smith Partnership concerning its business and properties as set forth in this consent solicitation statement/prospectus and the other documents incorporated by reference in this consent solicitation statement/prospectus. In addition, Hogan & Hartson L.L.P. has relied on the opinion of Mayer, Brown & Platt regarding the treatment of Archstone-Smith Operating Trust as a partnership or a disregarded entity and not as a corporation or an association taxable as an association at the time of the partnership merger. If any of the factual assumptions or representations relied upon by counsel are inaccurate, the opinions may not accurately describe the consequences of the partnership merger or the treatment of Smith Partnership as a partnership for federal income tax purposes.

   In the opinion of Mayer, Brown & Platt and Hogan & Hartson L.L.P., neither the merger nor the partnership merger will result in the recognition of taxable gain or loss to a holder of Smith Partnership units:

  . who is a U.S. person (as defined for purposes of sections 897 and 1445 of the Internal Revenue Code);

  . who does not exercise his, her or its redemption right with respect to Archstone-Smith Operating Trust units under the declaration of trust of Archstone-Smith Operating Trust during the two-year period beginning on the day after the partnership merger becomes effective;

  . who does not receive a cash distribution in connection with the partnership merger, or a deemed cash distribution resulting from relief from liabilities or a deemed relief from liabilities, including as a result of the prepayment of indebtedness of Smith Partnership in connection with or following the partnership merger, in excess of such unitholder's adjusted basis in its Smith Partnership units at the time of the partnership merger;

  .  who is not required to recognize gain by reason of the application of section 707(a) of the Internal Revenue Code and the Treasury regulations thereunder to the partnership merger, because the partnership merger is treated as part of a disguised sale, whether by reason of any transactions undertaken by Smith Partnership prior to or in connection with the partnership merger, any debt of Smith Partnership that is assumed or repaid in connection with the partnership merger, any cash or other consideration paid, or deemed paid, to a former Smith Partnership unitholder in connection with the partnership merger; and

  . whose "at risk" amount does not fall below zero as a result of the partnership merger.

   These opinions are subject to the limitations and qualifications described in this discussion.

   Archstone-Smith Operating Trust intends to operate in a manner intended to permit Archstone-Smith Operating Trust to be classified as a partnership following the partnership merger, but there is no guarantee that

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

Archstone-Smith Operating Trust will remain classified as a partnership. Archstone-Smith Operating Trust's qualification for taxation as a partnership may depend upon Archstone-Smith Operating Trust's continuing ability to meet qualifying income requirements imposed on partnerships that are considered "publicly traded partnerships" under the Internal Revenue Code. Neither Mayer, Brown & Platt nor Hogan & Hartson L.L.P. will review Archstone-Smith Operating Trust's compliance with these requirements on a continuing basis.

Summary of the Federal Income Tax Consequences of the Merger and the Partnership Merger to Smith Partnership Unitholders

   For federal income tax purposes, at the time of the merger, Smith Partnership will be deemed to terminate under section 708(b)(1)(B) of the Internal Revenue Code. As a result of the deemed termination, Smith Partnership will be treated as contributing all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership. Immediately thereafter, Smith Partnership will be treated as distributing the interests in the new partnership to Archstone-Smith and the other Smith Partnership unitholders. A holder of Smith Partnership units generally will not recognize taxable gain or loss at the time of the merger as a result of the section 708(b)(1)(B) termination. However, Smith Partnership unitholders that have a taxable year other than a calendar year may be required to include distributions of Smith Partnership from both Smith Partnership's taxable year ending December 31, 2000 and its short taxable year ending at the time of the merger.

   In addition, although the matter is not free from doubt, the partnership merger should be treated for federal income tax purposes as a contribution by Archstone-Smith of all of the Archstone assets to the Archstone-Smith Operating Trust in exchange for units of Archstone-Smith Operating Trust and a contribution by the new partnership of the new partnership's assets to Archstone-Smith Operating Trust in exchange for units of Archstone Smith Operating Trust and a distribution of the units in Archstone-Smith Operating Trust to the Smith Partnership unitholders in liquidation of the new partnership. There may be other alternative characterizations of the partnership merger for federal income tax consequences, but such alternative characterizations should not result in tax consequences that are materially different than those described below.

   A holder of Smith Partnership units at the time of the merger generally will not recognize taxable gain or loss at the time of the partnership merger unless the Smith Partnership unitholder receives or is considered to receive, in connection with the partnership merger, either a cash distribution or a deemed cash distribution resulting from relief from liabilities that exceeds the aggregate adjusted tax basis that the Smith Partnership unitholder has in its Smith Partnership units before the partnership merger, or is otherwise required to recognize ordinary income under the "at-risk recapture" rules.

   The determination of whether a Smith Partnership unitholder has received a deemed cash distribution resulting from relief from liabilities and will recognize gain in respect thereof in connection with the partnership merger depends on the unitholder's unique circumstances, including:

  . the unitholder's adjusted tax basis in its Smith Partnership units at the time of the partnership merger;

  . the assets originally contributed to Smith Partnership by the unitholder or by an entity from which the unitholder received its Smith Partnership units;

  . the indebtedness, at the time of the partnership merger, of Smith Partnership, if any, secured by the assets originally contributed by the unitholder or by an entity from which the unitholder received its Smith Partnership units;

  . Smith Partnership's tax basis at the time of the partnership merger in the assets originally contributed by the unitholder or by an entity from which the unitholder received its Smith Partnership units;

  . the share of the "unrealized gain" with respect to Smith Partnership's assets attributable to the unitholder at the time of the partnership merger;

  . the amount of any recourse liabilities of Smith Partnership included in the unitholder's basis by reason of indemnifications, guarantees or "deficit restoration obligations" eliminated in the partnership merger; and

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  .  in the case of a unitholder that has a share of recourse liabilities of
     Smith Partnership by reason of an indemnification, guarantee or deficit restoration obligation, whether that obligation will continue with respect to Archstone-Smith Operating Trust following the partnership merger, or the unitholder elects to enter into a new indemnification, guarantee or deficit restoration obligation with respect to Archstone-Smith Operating Trust at the time of the partnership merger, and whether that indemnification, guarantee or deficit restoration obligation is respected and will continue to be respected for federal income tax purposes.

   Even if a holder of Smith Partnership units does not recognize taxable gain at the time of the merger or the partnership merger, the occurrence of subsequent events could cause the unitholder to recognize all or part of the gain that was deferred either through the original contribution of assets to Smith Partnership or through the merger or the partnership merger. Archstone-Smith, which will be the sole trustee of Archstone-Smith Operating Trust following the Archstone reorganization into an UPREIT, generally will not be required to take into account the tax consequences to, or obtain the consent of, the unitholders of Archstone-Smith Operating Trust in deciding whether to cause Archstone-Smith Operating Trust to undertake specific transactions that could have adverse tax consequences to the holders of Archstone-Smith Operating Trust units.

   However, the Archstone-Smith Operating Trust declaration of trust provides that Archstone-Smith Operating Trust will not undertake specified transactions that would result in the recognition of gain to Smith Partnership unitholders. For descriptions of the agreements that Archstone-Smith and Archstone-Smith Operating Trust are entering into with respect to Smith Partnership unitholders in connection with the merger and the partnership merger and the existing agreements of Smith Partnership related to tax matters that Archstone-Smith and Archstone-Smith Operating Trust have agreed to assume in connection with the merger and the partnership merger, see "The Merger Agreement--Tax Related Undertakings of Archstone" beginning on page 95. Except for these specific undertakings, Archstone-Smith Operating Trust and Archstone-Smith have not made any commitment to Smith Residential, Smith Partnership or any Smith Partnership unitholders not to undertake transactions that will cause the former Smith Partnership unitholders to recognize all or part of the taxable gain that was deferred either through the original contribution of assets to Smith Partnership or through the partnership merger.

Tax Status of Archstone-Smith Operating Trust

   The entity that will survive the partnership merger is organized for state law purposes as a Maryland real estate investment trust. Prior to the partnership merger, this entity will make an election to be treated either as a partnership or as a disregarded entity for federal income tax purposes. Once such election is made, this entity automatically will be treated as a disregarded entity when it has solely one owner and a partnership when it has more than one owner.

   In order for Archstone to be able to make this election, it cannot have made an election to change its entity classification status after December 31, 1996. An entity that files an election to be treated as a REIT for federal income tax purposes is treated as having made an election to be treated as an association for federal income tax purposes. As a result, if Archstone made an election to be treated as a REIT for federal income tax purposes after December 31, 1996, it would be deemed to have made an election regarding its entity classification and would not be eligible to make an election to be treated as a partnership or a disregarded entity. If this were the case, Archstone-Smith Operating Trust would not qualify as a partnership and the tax implications to the Smith Partnership unitholders would be significant.

   Mayer, Brown & Platt, counsel to Archstone-Smith Operating Trust and Archstone-Smith will provide opinions to Smith Residential as a condition to the merger to the effect that Archstone has been organized and operated in conformity with the requirements for qualification as a REIT commencing with Archstone's taxable year ending December 31, 1994 and that the entity into which Smith Partnership will merge will be treated for federal income tax purposes as a partnership or an entity disregarded as a separate entity immediately prior to,

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and at the time of, the partnership merger. Mayer, Brown & Platt's opinions rely upon customary representations by Archstone and Archstone-Smith about factual matters relating to the income, organization and operation of Archstone, Archstone-Smith and their subsidiaries, including that Archstone filed its initial election to be treated as a REIT prior to December 31, 1996 and that Archstone has made no election to change its classification since filing such initial election other than the election to be made prior to the partnership merger as described above.

   An entity that is classified as a partnership for federal income tax purposes generally is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account its allocable share of income, gains, losses, deductions and credits of the partnership in computing its federal income tax liability, even if no cash distributions are made by the partnership to the partner. Distributions of money by a partnership to a partner generally are not taxable unless the amount of the distribution exceeds the partner's adjusted basis in its partnership interest.

   An entity that is classified as a partnership under these regulations nevertheless will be taxable as a corporation if it is a "publicly traded partnership" within the meaning of section 7704 of the Internal Revenue Code that fails to satisfy a "90% qualifying income" test under section 7704 of the Internal Revenue Code. A partnership is a publicly traded partnership under section 7704 of the Internal Revenue Code if:

  . interests in the partnership are traded on an established securities market; or

  . interests in the partnership are readily tradable on a "secondary market" or the "substantial equivalent" of a secondary market.

   Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which look to the specific facts and circumstances relating to the partnership and to transfers of interests in the partnership.

   Archstone-Smith Operating Trust intends to take the reporting position for federal income tax purposes that it is not a publicly traded partnership. There is a significant risk, however, that the rights of Archstone-Smith Operating Trust unitholders to redeem the Archstone-Smith Operating Trust units for Archstone-Smith common shares could cause the Archstone-Smith Operating Trust units to be considered readily tradable on the substantial equivalent of a secondary market. Moreover, if the Archstone-Smith Operating Trust units were considered to be tradable on the substantial equivalent of a secondary market either now or in the future, Archstone-Smith Operating Trust cannot guarantee that it would qualify for any of the safe harbors mentioned above. For example, Archstone-Smith Operating Trust will not be able to satisfy the "private placement" safe harbor because it will have more than 100 partners and will issue units in registered offerings, such as the units to be issued in connection with the partnership merger, and Archstone-Smith Operating Trust will not impose limitations on transfers of Archstone-Smith Operating Trust units that would ensure it could qualify for other safe harbors.

   If Archstone-Smith Operating Trust is a publicly traded partnership, it will not be taxed as a corporation if at least 90% of its gross income consists of qualifying income under section 7704 of the Internal Revenue Code. Qualifying income generally includes real property rents and other specified types of passive and portfolio income. Archstone-Smith Operating Trust believes that it will have sufficient qualifying income so that it will be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to Archstone-Smith in order for it to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar in many respects. In addition, failure of Archstone-Smith Operating Trust to qualify as a partnership for tax purposes would cause Archstone-Smith to fail to qualify as a REIT. Therefore, it is likely that Archstone-Smith will manage Archstone-Smith Operating Trust in such a way that Archstone-Smith will meet the gross income tests applicable to REITs and Archstone-Smith Operating Trust will have qualifying income sufficient for it to avoid being taxed as a corporation.

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

   If Archstone-Smith Operating Trust were a publicly traded partnership, but were not taxed as a corporation for federal income tax purposes because it satisfies the 90% qualifying income requirement, holders of Archstone-Smith Operating Trust units nevertheless would be subject to special passive loss rules applicable to publicly traded partnerships. In particular, if Archstone-Smith Operating Trust were a publicly traded partnership, an Archstone-Smith Operating Trust unitholder would be unable to use passive losses from other passive activities to offset the unitholder's share of Archstone income and gains. Similarly, any Archstone-Smith Operating Trust losses allocable to an Archstone-Smith Operating Trust unitholder could be used only to offset the unitholder's allocable share of Archstone-Smith Operating Trust income and gains and not against income and gains from other passive activities.

   This entire discussion assumes that Archstone-Smith Operating Trust will be treated as a partnership for federal income tax purposes, in accordance with the opinion of Mayer, Brown & Platt referred to beginning on page 101, under the heading "--Summary of Tax Opinions Relating to the Partnership Merger." If Archstone-Smith Operating Trust were instead taxable as a corporation, most, if not all, of the tax consequences described below would not apply and distributions to Archstone-Smith Operating Trust unitholders could be materially reduced. In addition, if Archstone-Smith Operating Trust were taxable as a corporation, Archstone-Smith would fail to qualify as a REIT under the Internal Revenue Code and would be taxable as a regular corporation. This would likely have the effect of reducing the value of Archstone-Smith common shares, which, in turn, would adversely affect the value of Archstone-Smith Operating Trust units because Archstone-Smith Operating Trust units are convertible into Archstone-Smith common shares or their cash equivalent, at the election of Archstone-Smith.

Federal Income Tax Consequences to the Smith Partnership Unitholders of the Merger Between Smith Residential and Archstone-Smith

   Prior to the partnership merger, Smith Residential will merge into Archstone-Smith. Pursuant to section 708(b)(1)(B) of the Internal Revenue Code, a partnership will be considered to have terminated if within a twelve-month period there is a sale or exchange of 50% or more of the interests in partnership capital and profits. Because Smith Residential owns more than 50% in Smith Partnership's capital and profits and because this interest will be transferred to Archstone-Smith as a result of the merger, there will be a termination of the Smith Partnership before the partnership merger.

   The termination under section 708(b)(1)(B) will result in a closing of Smith Partnership's taxable year for all partners as of the date of the merger. At the time of the merger, Smith Partnership will be treated as contributing all of its assets and liabilities to a new partnership, in exchange for an interest in the new partnership. Immediately thereafter, Smith Partnership will be treated as distributing the interests in the new partnership to Archstone-Smith and the other Smith Partnership unitholders.

   Generally, Smith Partnership unitholders will not recognize gain or loss as a result of the merger and the 708(b)(1)(B) termination. However, if a unitholder of Smith Partnership has a different taxable year than Smith Partnership, that unitholder may be required to include Smith Partnership's distributions from both Smith Partnership's taxable year ending December 31, 2000 and Smith Partnership's taxable year ending at the time of the merger in one tax return. For example, a Smith Partnership unitholder whose current taxable year began before December 31, 2000 and ends after the closing of the merger will have to include in the unitholder's current taxable year the unitholder's distributive share of Smith Partnership income, gain, loss, deduction, credits and other items for both Smith Partnership's taxable year ending December 31, 2000 and the short taxable year ending on the date of the merger.

   Smith Partnership currently has in place an election under section 754 of the Code. This election is irrevocable without the consent of the IRS. In connection with the section 708 termination of Smith Partnership, the section 754 election generally will permit Archstone-Smith to adjust its share of the basis in Smith Partnership's properties, which we refer to as "inside basis," pursuant to section 743(b) of the Internal Revenue Code to fair market value, as if Archstone-Smith had acquired a direct interest in Smith Partnership's

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

assets. The section 743(b) adjustment would be attributed solely to Archstone-Smith, as the deemed purchaser of Smith Partnership units, and is not added to the bases of Smith Partnership assets associated with all of the unitholders in Smith Partnership.

   The section 708 termination generally will result in a reduction in depreciation deductions of Smith Partnership for the portion of the year prior to the partnership merger due to tax conventions applicable upon a disposition or deemed disposition of depreciable property and will reduce the depreciation deductions available in the future to Archstone-Smith Operating Trust with respect to properties owned by Smith Partnership at the time of the partnership merger.

Tax Consequences of the Partnership Merger to Smith Partnership Unitholders

   As described above, for federal income tax purposes, the partnership merger will be treated as a contribution by Archstone-Smith of the Archstone assets to Archstone-Smith Operating Trust in exchange for Archstone-Smith Operating Trust units and a contribution by the new partnership of the new partnership assets to Archstone-Smith Operating Trust in exchange for Archstone-Smith Operating Trust units followed by a distribution of such units to the Smith Partnership unitholders in liquidation of the new partnership. In general, the Smith Partnership unitholders will not recognize gain or loss due to the partnership merger. However, nonrecognition treatment will not apply if one of the following situations applies.

  . The Smith Partnership unitholder receives a deemed cash distribution from Archstone-Smith Operating Trust as a result of a decrease in the unitholder's share of Smith Partnership liabilities that is not offset by the unitholder's share of Archstone-Smith Operating Trust liabilities attributable to the Archstone-Smith Operating Trust units held following the partnership merger. Under these circumstances, the Smith Partnership unitholder will recognize gain if the deemed cash distribution from the partnership merger exceeds the unitholder's adjusted basis in its Smith Partnership units immediately before the merger. Similarly, gain could also be recognized by a Smith Partnership unitholder if the unitholder's share of Archstone-Smith Operating Trust liabilities is decreased after the partnership merger by an amount that exceeds its basis in the Archstone-Smith Operating Trust units held following the time of the partnership merger, whether the decrease is due to the repayment by Archstone-Smith Operating Trust of all or part of its liabilities or some other event.

  . The contribution of Smith Partnership assets to Archstone-Smith Operating Trust is treated in whole or in part as a "disguised sale" of the Smith Partnership assets under section 707 of the Internal Revenue Code.

  . The unitholder is considered to receive a taxable distribution of "marketable securities" under section 731(c) of the Internal Revenue Code to which an exception does not apply.

  . The unitholder is required to recognize income under the recapture rules of section 465(e) of the Internal Revenue Code.

   These potential gain recognition situations are discussed more fully below.

   In addition, as mentioned above, subsequent events or transactions could cause a former Smith Partnership unitholder to recognize all or part of its deferred gain that is not recognized in the partnership merger. See "--Effect of Subsequent Events" beginning on page 115.

   Reduction in Share of Partnership Liabilities/Deemed Cash Distribution. If a Smith Partnership unitholder's share of Smith Partnership liabilities is reduced as a result of the partnership merger, the unitholder will be considered to receive a deemed cash distribution in connection with the partnership merger and, accordingly, the Smith Partnership unitholder could recognize taxable gain at the time of the partnership merger. The Smith Partnership unitholder, however, will recognize gain only to the extent that the deemed cash distribution exceeds the Smith Partnership unitholder's adjusted tax basis in its Smith Partnership units immediately before the partnership merger.

   In order to determine whether a Smith Partnership unitholder's share of liabilities is reduced as a result of the partnership merger, the Smith Partnership unitholder's share of liabilities in Smith Partnership immediately before the partnership merger will be compared to the unitholder's share of liabilities as an Archstone-Smith Operating Trust unitholder immediately after the partnership merger. Any reduction in a former Smith Partnership unitholder's share of liabilities will be considered to result in a deemed cash distribution from Archstone-Smith Operating Trust to that unitholder, which will be taxable to the extent that it exceeds the Smith Partnership unitholder's adjusted tax basis in the Smith Partnership units immediately before the partnership merger. It is essential that each Smith Partnership unitholder consult with its own tax advisor and take into account its own particular circumstances in order to assess the potential impact of a reduction of the unitholder's partnership liabilities and the resulting deemed receipt of a cash distribution as a result of the partnership merger.

   Under section 752 of the Internal Revenue Code and the relevant Treasury regulations, the determination of a partner's share of partnership liabilities depends on whether the liabilities are "recourse" or "non-recourse." A partnership liability is a recourse liability to the extent that any partner, or a person related to any partner, bears the economic risk of loss for that liability. A partnership liability is nonrecourse to the extent that no partner, and no person related to any partner, bears the economic risk of loss for that liability.

   Recourse Liabilities. A former Smith Partnership unitholder will not have any share of the recourse liabilities of Archstone-Smith Operating Trust unless, and only to the extent that, the unitholder either:

  . has guaranteed or guarantees specified debt of Smith Partnership that remains outstanding following the partnership merger and such guarantee is effective for federal income tax purposes to cause the former Smith Partnership unitholder to be considered to bear the risk of loss with respect to those liabilities; or

  . enters into a "deficit restoration obligation" with respect to any deficit in its capital account as an Archstone-Smith Operating Trust unitholder and that deficit restoration obligation is effective for federal income tax purposes to cause the former Smith Partnership unitholder to be considered to bear the risk of loss with respect to Archstone-Smith Operating Trust recourse liabilities.

   Nonrecourse Liabilities. A partner's share of partnership nonrecourse liabilities equals the sum of:

  . the partner's share of "partnership minimum gain" under section 704(b) of the Internal Revenue Code and the relevant Treasury regulations;

  . the partner's "section 704(c) minimum gain," which is the amount of any taxable gain that would be allocated to the partner under section 704(c) of the Internal Revenue Code or in the same manner as section 704(c) of the Internal Revenue Code in connection with a revaluation of partnership property if the partnership disposed of all partnership property subject to one or more nonrecourse liabilities of the partnership in full satisfaction of those liabilities and for no other consideration in a taxable transaction; and

  . the partner's share of "excess nonrecourse liabilities" that are not allocable to the partners under one of the two preceding rules.

   Immediately after the partnership merger, Archstone-Smith Operating Trust will not have any partnership minimum gain, and, thus, no Archstone-Smith Operating Trust unitholder will be allocated any share of nonrecourse debt that is attributable to partnership minimum gain.

   The amount of any liabilities attributable to section 704(c) minimum gain allocable to a Smith Partnership unitholder who becomes an Archstone-Smith Operating Trust unitholder will depend on several factors, including:

  . the Smith Partnership unitholder's share of the section 704(c) gain of Smith Partnership immediately prior to the partnership merger, which depends, among other things, upon the assets that the unitholder originally contributed or was deemed to contribute to Smith Partnership in exchange for its Smith Partnership units, the tax basis of those assets at the time of the contribution to Smith Partnership relative to their fair market value at the time, and the amount of nonrecourse liabilities of Smith Partnership, if any, secured by those assets at the time of the partnership merger;

  . the Smith Partnership unitholder's share of any additional section 704(c) gain indirectly attributable to the assets of Smith Partnership created by reason of the partnership merger which depends, among other things, upon the tax basis of the Smith Partnership properties at the time of the partnership merger relative to their fair market value at the time of the partnership merger and the amount of nonrecourse liabilities of Smith Partnership, if any, secured by those assets at the time of the partnership merger; and

  . the extent to which Archstone-Smith Operating Trust causes nonrecourse liabilities of Smith Partnership as to which there exists section 704(c) minimum gain immediately before the partnership merger to be repaid or refinanced in connection with or subsequent to the partnership merger in a manner that reduces or eliminates that section 704(c) minimum gain.

   In connection with the partnership merger, Archstone-Smith Operating Trust has agreed to maintain outstanding, or refinance with replacement debt, until January 1, 2022 certain nonrecourse liabilities of Smith Partnership as set forth on a schedule to the tax protection agreement. Archstone-Smith Operating Trust has also agreed pursuant to the tax protection agreement to make allocations of liabilities under section 752 of the Internal Revenue Code taking into account the following:

  . existing Smith Partnership nonrecourse debt, or any replacement debt therefor, is treated as allocable to specified contributed Smith Partnership properties in amounts not less than the amounts set forth on a schedule to the tax protection agreement at the time of the merger, subject to reduction for scheduled amortization;

  . ""excess 704(c) liabilities" are allocated to the Smith Partnership unitholders to the extent the section 704(c) gain of any Smith Partnership unitholder exceeds such unitholder's section 704(c) minimum gain with respect to Smith Partnership properties;

  . Smith Partnership unitholders that are shown on a schedule to the tax protection agreement as having liability for a specified dollar amount of an existing nonrecourse debt that is "partner nonrecourse debt" are allocated a dollar amount of such debt equal to the amount shown on the schedule with respect to such unitholder, subject to reduction for scheduled amortization; and

  . in making allocations of debt under Treasury regulation section 1.752-3(a)(2) with respect to a specific property contributed by Smith Partnership, allocations are made

    -- first to the Smith Partnership unitholders in an amount equal to the lesser of

      . the "section 704(c) minimum gain" that such Smith Partnership unitholder would have been allocated by Smith Partnership under Treasury regulation section 1.752-3(a)(2) immediately prior to the partnership merger, or

      . the "section 704(c) minimum gain" that such Smith Partnership unitholder would have been allocated by Smith Partnership under Treasury regulation section 1.752-3(a)(2) immediately after the unitholder acquired an interest in Smith Partnership by reason of the contribution of an interest in the contributed property to Smith Partnership in exchange for an interest in Smith Partnership, and

    -- thereafter pro rata among the Smith Partnership unitholders based upon the number of Archstone-Smith Operating Trust units that they hold and their proportionate shares of the "section 704(c) minimum gain" existing immediately after the partnership merger in excess of amounts described in the second arrow above.

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

   Archstone-Smith Operating Trust will be prohibited from using a method of allocating excess nonrecourse liabilities to Smith Partnership unitholders that is less favorable than methods used with respect to other Archstone-Smith Operating Trust unitholders in the future without offering former Smith Partnership unitholders the opportunity to participate in that allocation method. Archstone-Smith Operating Trust is not required to make allocations of nonrecourse liabilities in accordance with the foregoing, however, if there has been an applicable change in law that would no longer permit such allocations. See "The Merger Agreement--Tax Related Undertakings of Archstone" beginning on page 95. Although Archstone-Smith Operating Trust intends to use allocation methods that are authorized by applicable Treasury regulations, Archstone-Smith Operating Trust cannot guarantee that the Internal Revenue Service will respect these methods of allocation of excess nonrecourse liabilities following the partnership merger. These methods also could result in changes from year to year in an Archstone-Smith Operating Trust unitholder's share of excess nonrecourse liabilities of Archstone-Smith Operating Trust.

   Archstone-Smith Operating Trust has not made, and will not make, any assurances to any of the former Smith Partnership unitholders as to whether they will be allocated a sufficient amount of the nonrecourse liabilities of Archstone-Smith Operating Trust such that the Smith Partnership unitholders will not be deemed to receive a cash distribution in the partnership merger in excess of the unitholder's adjusted tax basis in its Smith Partnership units immediately before the partnership merger.

   Guarantees. Specified Smith Partnership unitholders will be able to continue to guarantee debt of Smith Partnership that is assumed by Archstone-Smith Operating Trust in the partnership merger, or enter into replacement guarantees of debt of Archstone-Smith Operating Trust as provided in the tax protection agreement. For a further description of Archstone-Smith Operating Trust's undertakings with respect to these guarantees and the remedies that would apply if Archstone-Smith Operating Trust were to breach those undertakings, see the discussion under the heading "The Merger Agreement--Tax Related Undertakings of Archstone" beginning on page 95. However, Archstone-Smith Operating Trust does not offer any assurance that these guarantees either are or will be effective to defer taxable gain that a former Smith Partnership unitholder otherwise would recognize either at the time of the partnership merger or thereafter.

   Deficit Restoration Obligations. Archstone-Smith Operating Trust has agreed to consider in good faith requests to enter into deficit restoration obligations by Smith Partnership unitholders with respect to Archstone-Smith Operating Trust units if the former Smith Partnership unitholder likely would not be allocated sufficient liabilities to avoid recognition of gain. In determining whether or not to grant such a request, Archstone-Smith Operating Trust is entitled to take into account all factors relating to Archstone-Smith Operating Trust, including, its debt structure, the tax situation of other unitholders and its long-term business needs. In the event that Archstone-Smith Operating Trust fails to act in good faith, the former Smith Partnership unitholders' sole remedy will be for specific performance with no entitlement to monetary damages.

   The deficit restoration obligation is an undertaking to restore to Archstone-Smith Operating Trust the amount of any negative capital account balance upon liquidation or redemption of the unitholder's interest in Archstone-Smith Operating Trust, up to the maximum amount specified in the unitholder's deficit restoration obligation. The declaration of trust of Archstone-Smith Operating Trust allocates net losses in excess of Archstone-Smith Operating Trust's aggregate capital first to Archstone-Smith, in an amount equal to the excess of the aggregate recourse debt of Archstone-Smith Operating Trust over the aggregate deficit restoration obligations of all Archstone-Smith Operating Trust unitholders, and then to those unitholders who have deficit restoration obligations in proportion to and to the extent of such restoration amounts. These special allocations of loss will be made applicable to Smith Partnership unitholders who enter into deficit restoration obligations with respect to the Archstone-Smith Operating Trust units received in the partnership merger. For a more detailed discussion of allocations of income and loss under the declaration of trust of Archstone-Smith Operating Trust, see "-- Tax Consequences of Ownership of Archstone-Smith Operating Trust Units After the Partnership Merger--Allocations of Archstone-Smith Operating Trust Income, Gain, Loss and Deductions" on page 119.

   Archstone-Smith Operating Trust does not offer any assurance that the deficit restoration obligations will be effective to defer taxable gain that a former Smith Partnership unitholder otherwise would recognize either at the time of the partnership merger or thereafter. Among other things, a deficit restoration obligation would be effective to defer the recognition of gain only if and to the extent that Archstone-Smith Operating Trust has recourse liabilities outstanding equal to the aggregate amount of the deficit restoration obligation of the particular unitholder and all similar obligations undertaken by other unitholders of Archstone-Smith Operating Trust. However, Archstone-Smith Operating Trust will not be required to maintain any specific level of partnership recourse debt or incur any additional recourse liabilities in order to permit Smith Partnership unitholders to be allocated recourse liabilities of Archstone-Smith Operating Trust equal to the amount of their deficit restoration obligations.

   Archstone-Smith Operating Trust will take the position for federal income tax reporting purposes that each former Smith Partnership unitholder that either guarantees recourse debt obligations of Archstone-Smith Operating Trust, including those obligations of Smith Partnership that are outstanding following the partnership merger, or enters into a deficit restoration obligation, either at the time of the partnership merger or at a later time, will be allocated a share of Archstone-Smith Operating Trust recourse liabilities equal to the amount of debt guaranteed or, as applicable, to the lesser of the amount of the unitholder's deficit restoration obligation or the percentage of all Archstone-Smith Operating Trust recourse liabilities that the amount of the former Smith Partnership unitholder's deficit restoration obligation bears to the aggregate amount of the deficit restoration obligations and similar undertakings of all Archstone-Smith Operating Trust unitholders and other partners. The Internal Revenue Service is not bound by such position, however, and could assert that recourse liabilities should be allocated in a different manner. Archstone-Smith Operating Trust does not guarantee that the Internal Revenue Service would not successfully challenge Archstone-Smith Operating Trust's position on these matters.

   Each Smith Partnership unitholder who, pursuant to the specific agreements described above, has guaranteed debt of Smith Partnership and will be offered the opportunity to continue such guarantees or to enter into replacement guarantees with respect to debt of Archstone-Smith Operating Trust or will be offered the opportunity to enter into a deficit restoration obligation with respect to its Archstone-Smith Operating Trust units is urged to consult with its own tax advisor regarding the desirability and consequences of entering into such obligations with respect to the Archstone-Smith Operating Trust units that it will receive in the partnership merger, either at the time of the partnership merger or at a later time.

   Disguised Sale. A Smith Partnership unitholder may have taxable gain if the partnership merger is considered to result in a "disguised sale" to Archstone-Smith Operating Trust of some or all of the Smith Partnership assets or the Smith Partnership unitholder's units. Section 707 of the Internal Revenue Code and the applicable Treasury regulations, which are referred to as the disguised sale regulations, generally provide that a disguised sale of property has occurred if:

  .  a partner contributes property to a partnership; and

  .  the partnership transfers money or other consideration to the partner.

   Under the disguised sale regulations, a contribution to a partnership and any transfer to a partner that occur within two years of each other are presumed to be a disguised sale unless:

  . the facts and circumstances clearly establish that the contribution and transfer do not constitute a disguised sale; or

  .  an exception to disguised sale treatment applies.

   No direct transfers of money or of consideration other than Archstone-Smith Operating Trust units will be made for federal income tax purposes to any Smith Partnership unitholder in the partnership merger. However, the disguised sale rules can apply in other circumstances as well.

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   For purposes of the disguised sale rules, either an assumption of liabilities by the partnership or a transfer of properties subject to liabilities is treated as a transfer of money or other property from the partnership to the partner which may give rise to a disguised sale, even if that transaction would not otherwise result in a taxable deemed cash distribution in excess of the partner's basis. For purposes of this rule, a reduction in a Smith Partnership unitholder's share of partnership liabilities in connection with the partnership merger could be treated as a transfer of money or property from Archstone-Smith Operating Trust to the unitholder that gives rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of the Smith Partnership unitholder's basis in his partnership interest. The method of computing the amount of any such reduction under the disguised sale rules is different from, and generally more onerous than, the method applied for purposes of the rules discussed above under "--Reduction in Share of Partnership Liabilities/Deemed Cash Distribution" on page 107.

   However, in connection with a contribution to a partnership that is not otherwise treated as part of a disguised sale, neither the assumption of "qualified liabilities" by the partnership nor the acquisition by the partnership of properties subject to "qualified liabilities" is treated as part of a disguised sale. Under the disguised sale regulations, a qualified liability includes:

  . any liability incurred more than two years prior to the earlier of the transfer of the property or the date the partner agrees in writing to the transfer, as long as the liability has encumbered the transferred property throughout the two-year period;

  . a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by the partner within the two-year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to a partnership and that has encumbered the transferred property since it was incurred;

  . a liability that is traceable under applicable Treasury regulations to capital expenditures with respect to the property; and

  . a liability that was incurred in the ordinary course of the trade or business in which property transferred to the partnership was used or held, but only if all the assets related to that trade or business are transferred, other than assets that are not material to a continuation of the trade or business.

   A liability incurred within two years of the transfer is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, to the extent that a contributing partner incurs a refinancing liability and the proceeds thereof are allocable under the Treasury regulations to payments discharging all or part of any other liability of that partner or of the partnership, the refinancing debt is considered the same as the other liability for purposes of the disguised sale regulations. Finally, if a partner treats a liability incurred within two years of the transfer as a qualified liability because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the Internal Revenue Service in the manner set forth in the disguised sale regulations.

   Smith Residential and Smith Partnership believe that all liabilities of Smith Partnership should be considered qualified liabilities and, thus, should not result in recognition of gain under the disguised sale rules to those Smith Partnership unitholders who have held their Smith Partnership units for at least two years at the time of the partnership merger. There can be no assurance, however, that the Internal Revenue Service would not contend otherwise.

   If a Smith Partnership unitholder has held its Smith Partnership units for less than two years, then it may be necessary to evaluate separately those liabilities of Smith Partnership that were outstanding prior to the unitholder's acquisition of its interest in Smith Partnership. Even under that approach, however, those liabilities would appear to be qualified liabilities either because the liabilities were traceable to a capital expenditure, the

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acquisition of an interest in Smith Partnership, or because the liabilities were not incurred in anticipation of the partnership merger. There can be no assurance, however, that the Internal Revenue Service would not contend otherwise. Moreover, a unitholder who acquired his interest within two years of the partnership merger and is relying only on the second argument would be required to disclose that position to the Internal Revenue Service in the manner required in the disguised sale regulations. A Smith Partnership unitholder who acquired its Smith Partnership units within two years of the partnership merger is strongly encouraged to consult with its tax advisor regarding the application of these rules to it.

   Cash distributions from a partnership to a partner also may be treated as a transfer of property for purposes of the disguised sale rules. However, a cash distribution will not be treated as part of a disguised sale if it is attributable to a reasonable preferred return or is a distribution of operating cash flow. Archstone-Smith Operating Trust anticipates that any ongoing cash distributions that it will make to its unitholders, including the former Smith Partnership unitholders, will qualify as distributions of operating cash flow and, thus, will not be considered part of a disguised sale. Archstone-Smith Operating Trust cannot guarantee, however, that circumstances will not change and that Archstone-Smith Operating Trust will not make one or more extraordinary cash distributions that could be viewed as part of a disguised sale to the extent received by former Smith Partnership unitholders.

   Archstone-Smith Operating Trust unitholders have unit redemption rights, which entitle the unitholders to require Archstone-Smith Operating Trust to pay the unitholder the fair market value of the Archstone-Smith Operating Trust unit in cash, unless Archstone-Smith elects to acquire the Archstone-Smith Operating Trust unit for cash or an Archstone-Smith common share, at Archstone-Smith's election. The existence of the unit redemption rights with respect to the Archstone-Smith Operating Trust units issued in the partnership merger should not be considered to be additional consideration for purposes of the disguised sale rules, although there can be no assurance that the Internal Revenue Service would not contend otherwise. However, if a Smith Partnership unitholder that acquires Archstone-Smith Operating Trust units in the partnership merger were to exercise the unit redemption right at the time of or shortly after the partnership merger, there may be a risk that the payment of cash by Archstone-Smith Operating Trust would result in disguised sale treatment of the partnership merger for that unitholder. Archstone-Smith Operating Trust intends to take the position that an exercise of a unit redemption right by a former Smith Partnership unitholder following the partnership merger does not result in disguised sale treatment for the partnership merger. Archstone-Smith Operating Trust cannot guarantee, however, that the Internal Revenue Service would not successfully challenge this position.

   If a disguised sale of all or a portion of Smith Partnership assets or of a Smith Partnership unitholder's units to Archstone-Smith Operating Trust is deemed to occur, a unitholder could be required to recognize some or all of the deferred gain represented by the excess of the amount realized, which is equal to the sum of the fair market value of the Archstone-Smith Operating Trust units received in the partnership merger, the amount of any reduction in liabilities attributable to the unitholders as a result of the partnership merger, and any other consideration received in the partnership merger, over a Smith Partnership unitholder's basis in those units. The disguised sale would be treated as a sale for all purposes of the Internal Revenue Code and would be considered to take place on the date that, under general principles of federal tax law, Archstone-Smith Operating Trust becomes the owner of the property. If the transfer of money or other consideration from Archstone-Smith Operating Trust occurs after the partnership merger, Archstone-Smith Operating Trust would be treated as having acquired the property at the time of the partnership merger and having issued an obligation to transfer to the unitholders, as applicable, money or other consideration at a later date.

   Moreover, if a transfer of property to a partnership is treated as part of a disguised sale without regard to the partnership's assumption of or taking subject to a qualified liability, then the partnership's assumption of or taking subject to that liability is treated as a transfer of additional consideration to the transferring partner. The amount of a qualified liability that will be treated as additional consideration is generally an amount determined by multiplying the amount of the qualified liability by the partner's "net equity percentage." The net equity percentage is generally the amount of consideration received by the partner, other than relief from qualified liabilities, divided by the partner's net equity in the property sold, as calculated under the disguised sale regulations.

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

   Distribution of Marketable Securities. Under section 731 of the Internal Revenue Code, a Smith Partnership unitholder could recognize gain or loss on the receipt of Archstone-Smith Operating Trust units if the Archstone-Smith Operating Trust units are considered "marketable securities" unless specified conditions are met. Archstone-Smith Operating Trust units could be considered to be marketable securities because they are readily convertible into publicly traded Archstone-Smith common shares or cash in accordance with the unit redemption rights of Archstone-Smith Operating Trust unitholders.

   However, Treasury regulations under section 731(c), as applied to the partnership merger, provide that a distribution of marketable securities will not be taxable under that section if:

  . the Archstone-Smith Operating Trust units are acquired by Smith Partnership in the partnership merger and the partnership merger qualifies as a nonrecognition transaction for Archstone-Smith Operating Trust and Smith Partnership, which is expected to be the case;

  . the value at the time of the partnership merger of any securities and money of Smith Partnership that are contributed to Archstone-Smith Operating Trust in the partnership merger is less than 20% of the value of the assets contributed by Smith Partnership to Archstone-Smith Operating Trust in the partnership merger, which will be the case; and

  . Smith Partnership distributes the Archstone-Smith Operating Trust units to its unitholders within five years after the partnership merger, which will be the case.

   Accordingly, Archstone-Smith Operating Trust and Smith Partnership believe that the distribution of Archstone-Smith Operating Trust units in the partnership merger would not be treated as a taxable distribution of marketable securities under section 731(c). If the receipt of Archstone-Smith Operating Trust units in the partnership merger were treated as a taxable distribution of marketable securities under section 731(c), a Smith Partnership unitholder's gain as a result of the distribution would be limited under section 731(c)(3)(B) which provides that the value of the marketable securities treated as a distribution of money, which would be taxable to the extent that such amount exceeds the unitholder's basis in the Archstone-Smith Operating Trust units, is reduced by the amount of gain that would be allocated to the Smith Partnership unitholder upon a hypothetical sale by Smith Partnership of the Archstone-Smith Operating Trust units received in the exchange for the contribution by Smith Partnership of its assets to Archstone-Smith Operating Trust.

   Section 465(e) Recapture. Under section 465 of the Internal Revenue Code, a taxpayer's ability to use losses to offset taxable income is limited by rules that are referred to as the at-risk rules. See "--Tax Consequences of Ownership of Archstone-Smith Operating Trust Units After the Partnership Merger-- Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income" beginning on page 121. In addition, the at-risk rules may require a taxpayer to recapture losses that were previously used by the taxpayer with respect to an activity if the taxpayer's at-risk amount for the activity falls below zero at the close of the taxable year. Losses are recaptured by including the amount of the losses previously used by the taxpayer in the taxpayer's taxable income for the year of the recapture.

   The identification and scope of an activity and the calculation of the at-risk amount under the at-risk rules are highly complex and can involve uncertainties. Generally, a taxpayer's at-risk amount for an activity is the amount of the taxpayer's investment in the activity, which is increased by the taxpayer's income from the activity and the taxpayer's share of the qualified nonrecourse financing, as defined in section 465(b)(6) of the Internal Revenue Code, with respect to the activity, and reduced by the taxpayer's losses and distributions from the activity. It is possible that the partnership merger and/or the repayment or refinancing of some outstanding indebtedness of Smith Partnership that constitutes qualified nonrecourse financing, either at the time of or following the partnership merger, could cause a Smith Partnership unitholder's at-risk amount to be reduced below zero, which could, in turn, cause the Smith Partnership unitholder to recognize taxable income as a result of the section 465(e) recapture provisions. The definition of qualified nonrecourse financing is different from, and sometimes more restrictive than, the definition of nonrecourse liabilities for purposes of determining basis, discussed above. For example, debt issued by Archstone-Smith Operating Trust in the public debt markets may

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

not qualify as qualified nonrecourse financing even if it qualifies as a nonrecourse liability. It is, therefore, possible that a unitholder could incur a reduction in its share of qualified nonrecourse financing that causes it to recognize taxable income under the section 465(e) recapture rules even if the unitholder does not have a reduction in its nonrecourse liabilities that causes it to recognize gain as the result of a deemed cash distribution, as described above. In this regard, Archstone-Smith Operating Trust has not made, and will not make, any assurances to the Smith Partnership unitholders who will undertake deficit restoration obligations or have guaranteed debt of Smith Partnership that will be assumed by Archstone that such obligations will be effective to avoid gain under the section 465(e) recapture rules.

Effect of Subsequent Events

   Even if a Smith Partnership unitholder is not required to recognize gain at the time of the merger or the partnership merger, subsequent events could cause a Smith Partnership unitholder who continues as an Archstone-Smith Operating Trust unitholder in the partnership merger to recognize part or all of the unitholder's gain that is not recognized at the time of the partnership merger. Subsequent events that could cause the recognition of gain to a former Smith Partnership unitholder include:

  . the sale of individual properties by Archstone-Smith Operating Trust, particularly those currently held by Smith Partnership and with respect to which the former Smith Partnership unitholder had substantial deferred gain even before the partnership merger;

  . a distribution of a property held by Smith Partnership at the time of the partnership merger with respect to which gain was deferred, either at the time the former Smith Partnership unitholder contributed the property to Smith Partnership or at the time of the merger or the partnership merger;

  . the refinancing, repayment or other reduction in the amount of existing debt secured by individual properties, particularly those held by Smith Partnership and with respect to which the former Smith Partnership unitholder had substantial deferred gain even before the partnership merger;

  . the issuance of additional Archstone-Smith Operating Trust units, which could reduce the former Smith Partnership unitholder's share of Archstone-Smith Operating Trust liabilities;

  . an increase in the basis of a property held by Smith Partnership, due to capital expenditures or otherwise, with respect to which the former Smith Partnership unitholder had substantial deferred gain even before the partnership merger; and

  . the elimination of the disparity between the current tax bases of the Smith Partnership properties and the "book bases" of the properties, which are based on the fair market value of the properties at the time of the partnership merger, which has the effect of reducing the amount of indebtedness allocable to former Smith Partnership unitholders for basis purposes and, therefore, can result in deemed cash distributions. See "--Tax Consequences of Ownership of Archstone-Smith Operating Trust Units After the Partnership Merger--Tax Allocations with Respect to Book-Tax Difference on Contributed Properties" on page 119.

   As a general rule, Archstone-Smith, which will be the trustee of Archstone-Smith Operating Trust, is not required to take into account the tax consequences to, or obtain the consent of, the unitholders of Archstone-Smith Operating Trust in deciding whether to cause Archstone-Smith Operating Trust to undertake specific transactions that could have adverse tax consequences to the Archstone-Smith Operating Trust unitholders. However, pursuant to the tax protection agreement, Archstone-Smith Operating Trust has agreed, for the benefit of Smith Partnership unitholders, not to sell the properties held by Smith Partnership at the time of the partnership merger or the interests in Smith Realty Company or to repay or prepay certain existing nonrecourse debts outstanding at the time of the partnership merger. In addition, in connection with the partnership merger, Archstone-Smith Operating Trust also will assume and comply with prior agreements previously entered into by Smith Partnership with some Smith Partnership unitholders not to undertake specified types of transactions with respect to specified properties for a limited period of time as set forth in those agreements. Any

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

compensation to be paid to a former Smith Partnership unitholder under these circumstances would be determined under the existing agreement between Smith Partnership and the unitholder. Except for these specific commitments and commitments regarding the opportunity of some Smith Partnership unitholders to guarantee and maintain specified types and amounts of debt of Archstone, Smith Partnership and Archstone-Smith have not made any commitment to Smith, Smith Partnership or any of the Smith Partnership unitholders not to undertake transactions because they will cause the former Smith Partnership unitholders to recognize all or part of the taxable gain that was deferred either through the original contribution of assets to Smith Partnership or through the partnership merger. See "The Merger Agreement--Tax Related Undertakings of Archstone" beginning on page 95.

   Sale of Individual Properties. If Archstone-Smith Operating Trust sells assets after the partnership merger that have unrealized gain, under applicable Treasury regulations the former Smith Partnership unitholders would be specially allocated an amount of taxable gain equal to the unrealized gain, reduced by any amortized amounts that existed with respect to the asset sold at the time of the partnership merger. Those former Smith Partnership unitholders who are specially allocated gain under these rules would report the additional gain on their individual federal income tax returns, but would not be entitled to any special distributions from Archstone-Smith Operating Trust in connection with a sale by Archstone-Smith Operating Trust of any former Smith Partnership assets. Thus, the former Smith Partnership unitholders may not receive cash distributions from Archstone-Smith Operating Trust sufficient to pay their additional taxes if Archstone-Smith Operating Trust sells properties that it acquired from Smith Partnership at the time of the partnership merger. A former Smith Partnership unitholder, however, may be able to use any passive losses or passive loss carryforwards to offset any unrealized gain that it must recognize, subject to any applicable passive loss limitations, including special limitations that would apply if Archstone-Smith Operating Trust were to be classified as a publicly traded partnership. See "--Tax Status of Archstone-Smith Operating Trust" beginning on page 104.

   If, following the partnership merger, Archstone-Smith Operating Trust sells a property that Smith Partnership currently holds, the former Smith Partnership unitholder(s) who contributed the property to Smith Partnership will be allocated, for federal income tax purposes, the portion of the gain from the sale that is attributable to the built-in gain that existed at the time the property was contributed to Archstone-Smith Operating Trust. Moreover, the former Smith Partnership unitholders as a group, including Archstone-Smith as the successor to Smith Residential, may be required to be allocated, for federal income tax purposes, the portion of the gain from any such sale that is attributable to the built-in gain that existed at the time of the partnership merger, the contribution of Smith Partnership assets to Archstone-Smith Operating Trust, less the built-in gain attributable to the original contributing Smith Partnership unitholders, if any, described in the preceding sentence. If the disposition is not undertaken as a "like-kind" exchange under section 1031 of the Internal Revenue Code and results in the recognition of any taxable gain, Archstone-Smith Operating Trust will be required to pay the former Smith Partnership unitholder an amount equal to any income taxes incurred by the unitholder as a result of the sale, to the extent that any of the built-in gain that existed at the time the property was contributed to Smith Partnership.

   The treatment of the unrealized gain in the absence of a sale of any Smith Partnership assets will depend on the method that Archstone-Smith Operating Trust uses to deal with unrealized gain. For a discussion of the impact to the Archstone-Smith Operating Trust unitholders of unrealized gain in the absence of a sale of a property, see "--Tax Consequences of Ownership of Archstone Units After the Partnership Merger--Tax Allocations with Respect to Book-Tax Difference on Contributed Properties" on page 119.

   Distributions of Property. Upon the distribution by a partnership of property to another partner within seven years of when the property was contributed to the partnership, section 704(c)(1)(B) of the Internal Revenue Code generally requires that the partner who contributed that property to the partnership recognize any gain that existed, but was deferred, for federal income tax purposes with respect to the property at the time of the contribution. Similarly, section 737 of the Internal Revenue Code generally requires the recognition of a contributing partner's deferred gain upon the distribution by a partnership to that partner of other partnership

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property within seven years of when that partner contributed appreciated property to the partnership. Accordingly, a former Smith Partnership unitholder who contributed appreciated property to Smith Partnership might be required to recognize gain under either of these provisions if Archstone-Smith Operating Trust either distributes property formerly held by Smith Partnership to one or more Archstone-Smith Operating Trust unitholders or distributes any Archstone-Smith Operating Trust property to that Smith Partnership unitholder within seven years of when the contributing Smith Partnership unitholder originally contributed the property to Smith Partnership. However, under specific exceptions in the applicable Treasury regulations, neither of these provisions will apply to cause the recognition of gain by a Smith Partnership unitholder at the time of the partnership merger. Similarly, gain that is deferred at the time of the partnership merger with respect to appreciated assets of Smith Partnership that are contributed to Archstone-Smith Operating Trust, to the extent allocable to a former Smith Partnership unitholder, will be subject to gain recognition under these provisions upon a distribution of property by Archstone-Smith Operating Trust within seven years of the partnership merger.

   Refinancing of the Indebtedness Secured by Individual Properties. As described above under "--Tax Consequences of the Partnership Merger to Smith Partnership Unitholders--Reduction in Share of Partnership Liabilities/Deemed Cash Distribution" on page 107, a Smith Partnership unitholder could recognize taxable gain as a result of a reduction in the unitholder's share of partnership liabilities either in connection with the partnership merger or due to later events. Archstone-Smith Operating Trust cannot guarantee that a future refinancing of the indebtedness securing a property would not result in a reduction of the liabilities allocated to the former Smith Partnership unitholders, causing the former Smith Partnership unitholders to recognize taxable gain. Generally, the maximum amount of gain that any former Smith Partnership unitholder could recognize as a result of a reduction in liabilities is the amount by which its share of the indebtedness of Smith Partnership exceeds its share of the tax basis of the Smith Partnership assets, which amount is commonly referred to as a "negative tax capital account."

Tax Consequences of Ownership of Archstone-Smith Operating Trust Units After the Partnership Merger

   Income and Deductions in General. Each Archstone-Smith Operating Trust unitholder will be required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of Archstone-Smith Operating Trust. Each Archstone-Smith Operating Trust unitholder will be required to include these items on its federal income tax return even if the unitholder has not received any cash distributions from Archstone-Smith Operating Trust. For each taxable year, Archstone-Smith Operating Trust will be required to furnish to each Archstone-Smith Operating Trust unitholder a Schedule K-1 that sets forth the unitholder's allocable share of any income, gains, losses, deductions and credits of Archstone-Smith Operating Trust. Archstone-Smith Operating Trust is not required to pay any federal income tax directly.

   Treatment of Archstone-Smith Operating Trust Distributions. Distributions of money by Archstone-Smith Operating Trust to an Archstone-Smith Operating Trust unitholder, including deemed distributions that result from a reduction in the unitholder's share of Archstone-Smith Operating Trust liabilities, generally will result in taxable gain to the unitholder only if and to the extent that the distribution exceeds the unitholder's basis in its Archstone-Smith Operating Trust units immediately before the distribution. A portion of the gain may be taxable as ordinary income. Any reduction in an Archstone-Smith Operating Trust unitholder's share of Archstone-Smith Operating Trust's nonrecourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with nonrecourse liabilities secured by the other properties as to which the unitholder does not have section 704(c) minimum gain, or otherwise, will constitute a deemed distribution of money to the unitholder. In addition, an issuance of additional units by Archstone-Smith Operating Trust without a corresponding increase in Archstone-Smith Operating Trust's nonrecourse liabilities could decrease an Archstone-Smith Operating Trust unitholder's share of Archstone-Smith Operating Trust nonrecourse liabilities, resulting in a deemed distribution of money to an Archstone-Smith Operating Trust unitholder.

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

   A distribution of property other than money by Archstone-Smith Operating Trust to its unitholders ordinarily does not result in the recognition of gain or loss by either Archstone-Smith Operating Trust or the unitholder unless the property is a marketable security for purposes of section 731(c) of the Internal Revenue Code and the exceptions to the requirement for recognition of gain do not apply. Marketable securities, for these purposes, include actively traded securities or equity interests in another entity that are readily convertible into or exchangeable for money or marketable securities. In that event, the property would be treated as money and the unitholder would recognize gain, but not loss, to the extent described above. There can be no assurance that Archstone-Smith Operating Trust will not make distributions of property that are considered marketable securities or that an exception to the gain recognition requirement would apply to any such distribution.

   Upon the distribution of property to another partner within seven years of when the property was contributed to the partnership, section 704(c)(1)(B) of the Internal Revenue Code generally requires that the partner who contributed that property to the partnership recognize any gain that existed, but was deferred, for federal income tax purposes with respect to the property at the time of the contribution. Similarly, section 737 of the Internal Revenue Code generally requires the recognition of a contributing partner's deferred gain upon the distribution to that partner of other partnership property within seven years of when that partner contributed appreciated property to the partnership. For a discussion of these provisions with respect to the partnership merger and former Smith Partnership unitholders, see "--Effect of Subsequent Events--Distributions of Property" on page 115.

   Initial Basis of Units. In general, a Smith Partnership unitholder who acquires Archstone-Smith Operating Trust units in the partnership merger will have an initial basis in its Archstone-Smith Operating Trust units equal to its basis in its Smith Partnership units which will be adjusted to reflect the effects of the merger and the partnership merger. A Smith Partnership unitholder's basis in its Smith Partnership units will be adjusted upward or downward to reflect any increase or decrease, respectively, in the unitholder's share of Smith Partnership liabilities compared to the unitholder's share of Archstone liabilities immediately after the partnership merger. For a discussion of the rules applicable to the determination of whether a Smith Partnership unitholder has experienced a reduction in its share of partnership liabilities, see "--Tax Consequences of the Partnership Merger to Smith Partnership Unitholders--Reduction in Share of Partnership Liabilities/Deemed Cash Distribution" on page 107.

   An Archstone-Smith Operating Trust unitholder's initial basis in its Archstone-Smith Operating Trust units generally will be increased by the unitholder's share of:

  .  Archstone-Smith Operating Trust taxable income;

  . any increases in nonrecourse liabilities incurred by Archstone-Smith Operating Trust; and

  . recourse liabilities to the extent the Archstone-Smith Operating Trust unitholder elects to take on a deficit restoration obligation or otherwise incurs the risk of loss with respect to those liabilities, whether through a guarantee or indemnification agreement or otherwise.

   Generally, an Archstone-Smith Operating Trust unitholder's initial basis in its units thereafter will be decreased, but not below zero, by the unitholder's share of:

  .  Archstone-Smith Operating Trust distributions;

  . decreases in liabilities of Archstone-Smith Operating Trust, including any decrease in its share of the nonrecourse liabilities of Archstone-Smith Operating Trust and any recourse liabilities for which it is considered to bear the economic risk of loss;

  .  losses of Archstone-Smith Operating Trust; and

  . nondeductible expenditures of Archstone-Smith Operating Trust that are not chargeable to capital.

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

   Allocations of Archstone-Smith Operating Trust Income, Gain, Loss and Deductions. The declaration of trust of Archstone-Smith Operating Trust will generally provide that net losses will be allocated among the unitholders in proportion to their respective percentage ownership interests in Archstone-Smith Operating Trust. However, a holder of Archstone-Smith Operating Trust units will not be allocated net losses that would have the effect of creating a deficit balance in its capital account, as specially adjusted for such purpose, which losses are referred to as excess losses. Excess losses will be allocated first to Archstone-Smith in an amount equal to the excess of the aggregate recourse debt of Archstone-Smith Operating Trust over the aggregate deficit restoration obligations of the Archstone-Smith Operating Trust unitholders; second, to Archstone-Smith Operating Trust unitholders who have deficit restoration obligations in proportion to and to the extent of their respective deficit restoration obligations; and thereafter, to Archstone-Smith.

   The declaration of trust of Archstone will generally provide that net income will be allocated first to Archstone-Smith to the extent that Archstone-Smith has previously been allocated losses that exceed the aggregate recourse debt of Archstone-Smith Operating Trust, including that portion of the recourse debt allocated to deficit restoration obligations of the Archstone-Smith Operating Trust unitholders. Second, net income will be allocated to Archstone-Smith Operating Trust unitholders who have deficit restoration obligations in an amount equal to the cumulative net losses allocated to such unitholders. Third, net income will be allocated to Archstone-Smith in an amount equal to the cumulative net losses allocated to Archstone-Smith that represented the excess of the aggregate recourse debt of Archstone-Smith Operating Trust over the aggregate deficit restoration obligations of Archstone-Smith Operating Trust unitholders. Fourth, net income will be allocated to any preferred unitholders to the extent necessary to reflect and preserve the economic rights associated with the particular preferred units. Finally, any remaining net income shall be allocated in proportion to the respective percentage ownership interests of the unitholders.

   Under section 704(b) of the Internal Revenue Code, a partnership's allocation of any item of income, gain, loss or deduction to a partner will be given effect for federal income tax purposes so long as it has "substantial economic effect," or is otherwise in accordance with the "partner's interest in the partnership." If an allocation of an item does not satisfy this standard, it will be reallocated among the partners on the basis of their respective interests in the partnership, taking into account all acts and circumstances. Archstone-Smith Operating Trust believes that the allocations of items of income, gain, loss and deduction under the declaration of trust, as described above, will be considered to have substantial economic effect under the applicable Treasury regulations.

   Tax Allocations with Respect to Book-Tax Difference on Contributed Properties. Under section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the book-tax difference. A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes. At the time of the partnership merger, a substantial book-tax difference is likely to exist with respect to the assets owned by Smith Partnership, particularly those that Smith Partnership previously acquired in exchange for its units.

   The declaration of trust of Archstone-Smith Operating Trust will require allocations of income, gain, loss and deductions attributable to the properties with respect to which there is book-tax difference be made in a manner that is consistent with section 704(c) of the Internal Revenue Code. Treasury regulations under section 704(c) require partnerships to use a reasonable method for allocation of items affected by section 704(c) of the Internal Revenue Code. Archstone-Smith Operating Trust has agreed to use the traditional method, one of the three methods outlined by the Treasury regulations under section 704(c), with no curative allocations, except as described below:

  . with respect to the Smith Partnership properties, except to the extent required under a pre-existing agreement to use another method, which requirement is not waived, and

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

  . with respect to each of the properties owned by Archstone-Smith Operating Trust immediately prior to the partnership merger.

   Under the traditional method, former Smith Partnership unitholders, including Archstone-Smith as successor to Smith Residential, will be allocated less depreciation and, therefore, more income with respect to the assets owned by Smith Partnership prior to the partnership merger. The effects of these allocations will be different for different Smith Partnership unitholders and will depend upon which, if any, properties those unitholders originally contributed to Smith Partnership and the amount of depreciation, if any, that remains to be claimed with respect to those properties. These reduced allocations of depreciation and increased allocations of income will be offset at least in part by increased allocations of depreciation and reduced allocations of income with respect to properties owned by Archstone-Smith Operating Trust before the partnership merger.

   In order to offset the effect of certain ceiling rule disparities, Archstone-Smith Operating Trust will make a special curative allocation of taxable income each year through 2028 to the former Smith Partnership unitholders in an amount per unit of Archstone-Smith Operating Trust held by such former holders equal to $5,000,000 divided by the number of Archstone-Smith Operating Trust units held by the former Smith Partnership unitholders immediately following the partnership merger. A ceiling rule disparity will generally exist if the aggregate amount of deductions for federal income tax purposes attributable to any of the Smith Partnership properties for any year is less than amount of depreciation attributable to such Smith Partnership property for such year computed based on the fair market value of such Smith Partnership property at the time of the partnership merger. Accordingly, in addition to the effects of the traditional method described above, each former Smith Partnership unitholder who continues to own Archstone-Smith Operating Trust units following the partnership merger will be allocated income each year as a result of these special curative allocations in addition to income allocated in proportion to their respective percentage ownership interests in Archstone-Smith Operating Trust, even though the cash flow of Archstone will be distributed proportionately among all Archstone-Smith Operating Trust unitholders.

   To the extent that the special curative allocation described above is not sufficient to eliminate the effect of all ceiling rule disparities with respect to a particular Smith Partnership property, Archstone-Smith Operating Trust will make a special curative allocation of income for federal income tax purposes to the former Smith Partnership unitholders upon a taxable disposition of such Smith Partnership property to offset the remaining ceiling rule disparity with respect to such property, even though the proceeds of the sale will be allocated proportionately among all Archstone-Smith Operating Trust unitholders. Conversely, no gain attributable to any book-tax difference remaining in an existing Archstone property at the time of sale will be allocated to the former Smith Partnership unitholders. Under the traditional method, however, the gain required to be specially allocated would not exceed the gain that is recognized by Archstone-Smith Operating Trust on the sale. The amount of gain allocated to specific former Smith Partnership unitholders with respect to Smith Partnership assets would depend upon a number of variables, including the book-tax difference that existed with respect to such assets within Smith Partnership before the partnership merger; whether the former Smith Partnership unitholder owns units issued in exchange for the contribution of that asset to Smith Partnership; the amount of the additional book-tax difference that was created as a result of the partnership merger with respect to the asset; and the amount of the book-tax difference with respect to that asset that has been amortized since the partnership merger and before the sale of the asset through the special allocations of depreciation deductions described above.

   The declaration of trust of Archstone-Smith Operating Trust will also require that any gain allocated to the Archstone-Smith Operating Trust unitholders upon the sale or other taxable disposition of any Archstone-Smith Operating Trust asset must, to the extent possible after taking into account other required allocations of gain, be characterized as recapture income in the same proportions and to the same extent as the unitholders previously have been allocated any deductions directly or indirectly giving rise to the treatment of the gains as recapture income.

   Liquidation of Archstone-Smith Operating Trust. If Archstone-Smith Operating Trust liquidates and dissolves, a distribution of Archstone-Smith Operating Trust property other than money generally will not result in taxable gain to an Archstone-Smith Operating Trust unitholder, except to the extent provided in sections 737, 704(c)(1)(B) and 731(c) of the Internal Revenue Code. The basis of any property distributed to an Archstone-Smith Operating Trust unitholder will equal the adjusted basis of the unitholder's Archstone-Smith Operating Trust units, reduced by any money distributed in liquidation. A distribution of money upon the liquidation of Archstone-Smith Operating Trust, however, will be taxable to an Archstone-Smith Operating Trust unitholder to the extent that the amount of money distributed in liquidation, including any deemed distributions of cash as a result of a reduction in the unitholder's share of partnership liabilities, exceeds the unitholder's tax basis in its Archstone-Smith Operating Trust units. If Archstone-Smith issued its shares of beneficial interest to Archstone-Smith Operating Trust unitholders upon the liquidation of Archstone-Smith Operating Trust, it is likely that each Archstone-Smith Operating Trust unitholder would be treated as if it had exchanged its Archstone-Smith Operating Trust units for Archstone-Smith shares and the unitholder would recognize gain or loss as if its Archstone-Smith Operating Trust units were sold in a fully taxable exchange. See "--Redemptions of Archstone-Smith Operating Trust Units" beginning on page 123.

   Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income. Generally, individuals, estates, trusts and some closely held corporations and personal service corporations can deduct losses from "passive activities" only to the extent that those losses do not exceed the taxpayer's income from passive activities. Generally, passive activities are activities or investments in which the taxpayer does not materially participate, which would include the ownership of interests in Archstone-Smith Operating Trust. If Archstone-Smith Operating Trust were classified as a publicly traded partnership under the Internal Revenue Code, any losses or deductions allocable to an Archstone-Smith Operating Trust unitholder could be used only against gains or income of Archstone-Smith Operating Trust and could not be used to offset passive income from other passive activities. Similarly, any Archstone-Smith Operating Trust income or gain allocable to an Archstone-Smith Operating Trust unitholder could not be offset with losses from other passive activities of the unitholder. For a more detailed discussion of Archstone's possible classification as a publicly traded partnership, see "--Tax Status of Archstone-Smith Operating Trust" beginning on page 104.

   In addition, an Archstone-Smith Operating Trust unitholder may not deduct its share of any Archstone-Smith Operating Trust losses to the extent that those losses exceed the lesser of:

  . the adjusted tax basis of its Archstone-Smith Operating Trust units at the end of Archstone-Smith Operating Trust's taxable year in which the loss occurs; and

  . the amount for which such unitholder is considered at-risk at the end of that year.

   In general, an Archstone-Smith Operating Trust unitholder will be at-risk to the extent of its basis in its Archstone-Smith Operating Trust units, except to the extent that the unitholder acquired its units using nonrecourse debt. For these purposes, however, a unitholder's basis in its Archstone-Smith Operating Trust units will include only the unitholder's share of Archstone-Smith Operating Trust's nonrecourse liabilities, as determined under section 752 of the Internal Revenue Code, that are considered qualified nonrecourse financing for purposes of these at-risk rules. Archstone-Smith Operating Trust believes that all of the debt secured by its properties that otherwise qualifies as nonrecourse liabilities under section 752 of the Internal Revenue Code will constitute qualified nonrecourse financing for purposes of the at-risk rules, but Archstone-Smith Operating Trust cannot guarantee that the Internal Revenue Service might not successfully contend that some or all of the debt secured by Archstone-Smith Operating Trust's properties is not qualified nonrecourse financing. Moreover, the majority of the indebtedness of Archstone-Smith Operating Trust that is considered to be nonrecourse under section 752 of the Internal Revenue Code is not secured by properties of Archstone-Smith Operating Trust and does not constitute qualified nonrecourse financing. In addition, there can be no assurance that Archstone-Smith Operating Trust will not repay some or all of its qualified nonrecourse financing in the future with proceeds from equity offerings or proceeds of debt financings that do not constitute qualified nonrecourse financing.

   After the partnership merger, a former Smith Partnership unitholder's at-risk amount generally will increase or decrease as the adjusted basis in its Archstone-Smith Operating Trust units increases or decreases, except for increases or decreases attributable to Archstone-Smith Operating Trust liabilities that do not constitute qualified nonrecourse financing. If an Archstone-Smith Operating Trust unitholder is not allowed to use losses in a particular taxable year because of the application of the at-risk rules, the losses can be carried forward and may be used by the unitholder to offset income in a subsequent year to the extent that the unitholder's adjusted basis or at-risk amount, whichever was the limiting factor, is increased in that subsequent year.

   The at-risk rules apply to:

  .  an individual unitholder;

  . an individual shareholder or partner of a unitholder that is an S corporation or partnership; and

  . a unitholder that is a corporation if 50% or more of the value of that corporation's stock is owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year.

   Disposition of Archstone-Smith Operating Trust Units. If an Archstone-Smith Operating Trust unit is sold, transferred as a gift or otherwise disposed of, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the basis attributable to the Archstone-Smith Operating Trust unit that is disposed of. The amount realized on the disposition of a unit generally will equal the sum of:

  .  any cash received;

  .  the fair market value of any other property received; and

  . the amount of Archstone-Smith Operating Trust liabilities allocated to the unit.

   Because the amount realized includes any amount attributable to the relief from Archstone-Smith Operating Trust liabilities attributable to the unit, a unitholder could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the unit.

   Generally, gain recognized on the disposition of an Archstone-Smith Operating Trust unit will be capital gain. However, any portion of the Archstone-Smith Operating Trust unitholder's amount realized on the disposition of a unit that is attributable to "unrealized receivables" of Archstone-Smith Operating Trust, as defined in section 751 of the Internal Revenue Code, will give rise to ordinary income. The amount of ordinary income that would have to be recognized would be equal to the amount by which the unitholder's share of unrealized receivables of Archstone-Smith Operating Trust exceeds the portion of the unitholder's basis that is attributable to those assets. Unrealized receivables include, to the extent not previously included in Archstone-Smith Operating Trust's income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if Archstone-Smith Operating Trust had sold its assets at their fair market value at the time of the disposition.

   For individuals, trusts and estates, net capital gain from the sale of an asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year generally is 20%. However, a 25% rate applies to the extent that net capital gains attributable to the sale of depreciable real property are attributable to prior depreciation deductions not otherwise recaptured as ordinary income under other depreciation recapture rules. The applicable Treasury regulations apply the 25% rate to a sale of an interest in a pass-through entity, such as a partnership, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the partnership that have not otherwise been recaptured as ordinary income. Accordingly, any gain on the sale of an Archstone-Smith Operating Trust unit held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 20% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by Archstone-Smith Operating Trust that have not been otherwise recaptured as ordinary income, and partly as ordinary income to the extent attributable to unrealized receivables. Each Archstone-Smith Operating Trust unitholder should consult with its own tax advisor regarding the application of the 25% rate to a sale of Archstone-Smith Operating Trust units.

   Redemptions of Archstone-Smith Operating Trust Units. If an Archstone-Smith Operating Trust unitholder exercises its unit redemption right, it is likely that Archstone-Smith will elect to exercise its right under the declaration of trust of Archstone-Smith Operating Trust to acquire the unitholder's Archstone-Smith Operating Trust units in exchange for cash or Archstone-Smith common shares. However, Archstone-Smith is under no obligation to exercise this right. If Archstone-Smith does elect to acquire a unitholder's Archstone-Smith Operating Trust units in exchange for cash or Archstone-Smith common shares, the transaction will be a fully taxable sale to the unitholder. The amount realized by a unitholder on this kind of disposition of an Archstone-Smith Operating Trust unit will equal the sum of:

  .  any cash received;

  .  the fair market value of any Archstone-Smith common shares received; and

  . the amount of Archstone-Smith Operating Trust liabilities allocated to the unit exchanged.

The unitholder's taxable gain and the tax consequences of that gain would be determined as described under "--Disposition of Archstone-Smith Operating Trust Units" on page 122.

   If Archstone-Smith does not elect to acquire the Archstone-Smith Operating Trust unitholder's units in exchange for cash or Archstone-Smith common shares, Archstone-Smith Operating Trust is required to redeem those Archstone-Smith Operating Trust units for cash. If Archstone-Smith Operating Trust redeems Archstone-Smith Operating Trust units for cash contributed by Archstone-Smith in order to effect the redemption, the redemption likely will be treated as a sale of the Archstone-Smith Operating Trust units to Archstone-Smith in a fully taxable transaction, although the matter is not free from doubt. Under these circumstances, the redeeming unitholder's amount realized will equal the sum of:

  .  the cash received; and

  .  the amount of Archstone liabilities allocated to the unit redeemed.

The unitholder's taxable gain and the tax consequences of that gain would be determined as described under "--Disposition of Archstone-Smith Operating Trust Units" on page 122.

   If an Archstone-Smith Operating Trust unit is redeemed for cash that is not contributed by Archstone-Smith to effect the redemption, the unitholder's tax treatment will depend upon whether or not the redemption results in a disposition of all of the unitholder's Archstone-Smith Operating Trust units. If all of the unitholder's Archstone-Smith Operating Trust units are redeemed, the unitholder's taxable gain and the tax consequences of that gain will be determined as described under "--Disposition of Archstone-Smith Operating Trust Units" on page 122. However, if less than all of a unitholder's Archstone-Smith Operating Trust units are redeemed, the unitholder will not be allowed to recognize loss on the redemption and will recognize taxable gain only if and to the extent that the unitholder's amount realized on the redemption, calculated as described above, exceeds the unitholder's basis in all of its Archstone-Smith Operating Trust units immediately before the redemption.

   Partnership Audit Procedures. The federal income tax information returns filed by Archstone-Smith Operating Trust may be audited by the Internal Revenue Service. The Internal Revenue Code contains partnership audit procedures governing the manner in which Internal Revenue Service audit adjustments of partnership items are resolved. Unless and until Archstone-Smith Operating Trust elects to be treated as an "electing large partnership," it is and will continue to be subject to audit rules under the Tax Equity and Fiscal Responsibility Act of 1982, which is referred to as TEFRA. See "--Possible Future Election by Archstone to be Treated as an Electing Large Partnership" below.

   Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of adjustments by the Internal Revenue Service and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. The Internal Revenue Code provides for one partner to be designated as the "tax matters partner" for these purposes. Archstone-Smith will be the tax matters partner for Archstone-Smith Operating Trust.

   The tax matters partner is authorized, but not required, to take some actions on behalf of Archstone-Smith Operating Trust and the unitholders and can extend the statute of limitations for assessment of tax deficiencies against the Archstone-Smith Operating Trust unitholders with respect to Archstone-Smith Operating Trust items. The tax matters partner will make a reasonable effort to keep each unitholder informed of administrative and judicial tax proceedings with respect to Archstone-Smith Operating Trust items in accordance with Treasury regulations issued under section 6223 of the Internal Revenue Code. In connection with adjustments to Archstone-Smith Operating Trust tax returns proposed by the Internal Revenue Service, the tax matters partner may bind any unitholder with less than a 1% profits interest in Archstone-Smith Operating Trust to a settlement with the Internal Revenue Service unless the unitholder elects not to give that authority to the tax matters partner by filing a statement to that effect with the Internal Revenue Service. The tax matters partner may seek judicial review, to which all unitholders will be bound, of a final Archstone-Smith Operating Trust administrative adjustment. If the tax matters partner fails to seek judicial review, it may be sought by any unitholder having at least a 1% interest in the profits of Archstone-Smith Operating Trust and by unitholders having, in the aggregate, at least a 5% profits interest. Only one judicial proceeding will go forward, however, and each unitholder with an interest in the outcome may participate.

   Unitholders will generally be required to treat Archstone-Smith Operating Trust items on their federal income tax returns in a manner consistent with the treatment of the items on the Archstone-Smith Operating Trust information return. In general, that consistency requirement is waived if a unitholder files a statement with the Internal Revenue Service identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the unitholder to the treatment on the Archstone-Smith Operating Trust return. Even if the consistency requirement is waived, adjustments to the unitholder's tax liability with respect to Archstone-Smith Operating Trust items may result from an audit of Archstone-Smith Operating Trust's or the unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject a unitholder to substantial penalties. In addition, an audit of the Archstone-Smith Operating Trust return may also lead to an audit of an individual unitholder's tax return, which could result in adjustment of non-partnership items.

   Possible Future Election by Archstone-Smith Operating Trust to be Treated as an Electing Large Partnership. Archstone-Smith Operating Trust has not yet elected, but could elect in the future, to be treated as an "electing large partnership" for federal tax purposes. This election is available to partnerships, such as Archstone-Smith Operating Trust, that have 100 or more partners and meet other requirements set forth in the Internal Revenue Code. The election would entitle Archstone-Smith Operating Trust to use a simplified flow-through reporting system and a special audit system. Although Archstone-Smith Operating Trust has not made an election to be treated as an electing large partnership, Archstone-Smith Operating Trust may determine to make this election for future taxable years.

   As an electing large partnership, Archstone-Smith Operating Trust would be eligible to use a simplified flow-through reporting system, under which the number of tax items that unitholders are required to account for separately would be significantly reduced. For example:

  . miscellaneous itemized deductions would not be separately reported to the unitholders, but would be allowed to Archstone-Smith Operating Trust to the extent of 30 percent of such deductions;

  . charitable contributions would be deductible by Archstone-Smith Operating Trust, instead of being reported separately to the unitholders; and

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

  . capital gains and losses would be netted at the partnership level and only net capital gain or loss would be reported to the unitholders.

For a description of the reporting rules currently applicable to Archstone-Smith Operating Trust and its unitholders, see "--Income and Deductions in General" on page 117.

   The audit procedures that are applicable to an electing large partnership differ from the procedures applicable under TEFRA, as described under "-- Partnership Audit Procedures" beginning on page 123. An electing large partnership must designate a representative to act on its behalf for audit purposes. Unlike a tax matters partner under TEFRA, the representative of an electing large partnership would not have to be a unitholder. The Internal Revenue Service may challenge a reporting position taken by an electing large partnership by conducting a single administrative proceeding that will be binding upon all partners, just as under the TEFRA audit rules. However, partners in an electing large partnership have no individual right to notice of the adjustment proceedings, to participate in the proceedings or to file petitions for judicial review of a final administrative adjustment to partnership items. Adjustments to partnership items will flow through to the partners for the year that the adjustment "takes effect" within the meaning of section 6242 of the Internal Revenue Code. Moreover, a partner in an electing large partnership must report all partnership items consistently with their treatment on the partnership's tax return. If an underpayment results from the failure to report an item consistently with the treatment of that item on the partnership return, the amount of the underpayment will be assessed immediately to the partner as if the underpayment were due to a mathematical or clerical error.

   Alternative Minimum Tax on Items of Tax Preference. The Internal Revenue Code contains alternative minimum tax rules that are applicable to corporate and noncorporate taxpayers. Archstone-Smith Operating Trust will not be subject to the alternative minimum tax, but Archstone-Smith Operating Trust unitholders are required to take into account on their own tax returns their respective shares of Archstone-Smith Operating Trust's tax preference items and adjustments in order to compute their alternative minimum taxable income. Since the impact of this tax depends on each Smith Partnership unitholder's particular situation, the Smith Partnership unitholders are urged to consult with their own tax advisors as to the applicability of the alternative minimum tax following the partnership merger.

   State and Local Taxes. In addition to the federal income tax aspects described above, a Smith Partnership unitholder should consider the potential state and local tax consequences of owning Archstone-Smith Operating Trust units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a Smith Partnership unitholder resides and in each state or local jurisdiction in which Archstone-Smith Operating Trust will have assets or otherwise does business. Thus, persons holding Archstone-Smith Operating Trust units either directly or through one or more partnerships or limited liability companies may be subject to state and local taxation in a number of jurisdictions in which Archstone-Smith Operating Trust directly or indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. Archstone-Smith Operating Trust also may be required to withhold state income tax from distributions otherwise payable to the Archstone-Smith Operating Trust unitholders. After the partnership merger, Archstone-Smith Operating Trust will hold assets and/or otherwise conduct business in approximately 24 states and the District of Columbia. Archstone-Smith Operating Trust anticipates providing the Archstone-Smith Operating Trust unitholders with any information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that an Archstone-Smith Operating Trust unitholder pays income tax with respect to Archstone-Smith Operating Trust income to a state where it is not resident or Archstone-Smith Operating Trust is required to pay such tax on behalf of such unitholder, the unitholder may be entitled to a deduction or credit against income tax that it otherwise would owe to its state of residence with respect to the same income. A Smith Partnership unitholder should consult with its personal tax advisor regarding the state and local income tax implications of owning Archstone-Smith Operating Trust units, including return filing requirements in the various states where Archstone-Smith Operating Trust currently owns properties and will own properties after the partnership merger.

REIT Qualification of Archstone-Smith Following the Partnership Merger and the Merger

   Hogan & Hartson L.L.P., counsel to Smith Residential, is of the opinion that Smith Residential qualifies as a REIT. In addition, as a condition to the partnership merger and the merger, Hogan & Hartson L.L.P. will deliver an opinion to Archstone-Smith that commencing with its taxable year ended December 31, 1994 through and including its taxable year ending as of the merger closing date, Smith Residential was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code. This opinion, however, will not be binding on the Internal Revenue Service or the courts. This opinion relies on customary representations made by Smith Residential about factual matters relating to the organization and operation of Smith Residential, Smith Partnership and its subsidiaries. In addition, this opinion is based on factual representations of Smith Residential concerning its business and properties as set forth in this document and the other documents incorporated by reference in this document. If Smith Residential did not qualify as a REIT in any of its prior tax years, Smith Residential would be liable for, and, as successor to Smith Residential in the merger, Archstone-Smith would be obligated to pay any, federal income tax on its income earned in any year that it did not qualify as a REIT. In addition, if Smith Residential were to fail to qualify as a REIT, Archstone-Smith would be subject to tax if, during the 10 years following the merger, Archstone-Smith disposed of any asset that was acquired from Smith Residential in the merger. In this event, Archstone-Smith would generally be subject to tax at the highest regular corporate rate on the built-in gain, if any, that existed with respect to such asset at the time of the merger.

   Mayer, Brown & Platt, counsel to Archstone and Archstone-Smith, is of the opinion that Archstone qualifies as a REIT and that Archstone-Smith is organized in conformity with the requirements for qualification as a REIT. In addition, as a condition to the merger and the partnership merger, Mayer, Brown & Platt will deliver an opinion to Archstone-Smith and Smith Residential that Archstone-Smith's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 2001 and either:

  . commencing with Archstone's taxable year ended December 31, 1994, until the time that Archstone makes an election to be treated as a partnership or as an entity disregarded as separate from its owner, Archstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code; or

  . commencing with Archstone's taxable year ended December 31, 1994, until the time that Archstone reorganizes itself into an UPREIT structure, Archstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code.

These opinions rely upon customary representations made by Archstone and Archstone-Smith about factual matters relating to the organization and operation of Archstone-Smith, Archstone and its subsidiaries. In addition, this opinion is based upon factual representations of Archstone and Archstone-Smith concerning its business and properties as set forth in this document and the other documents incorporated by reference in this document. Finally, the portion of the Mayer, Brown & Platt opinion that addresses the qualification of Archstone-Smith as a REIT following the partnership merger and the merger will be based in part upon the opinion of Hogan & Hartson L.L.P. described above relating to the qualification of Smith Residential as a REIT at the closing of the partnership merger and the merger and the representations made by Smith Residential in connection with the Hogan & Hartson L.L.P. opinion. If Smith Residential did not qualify as a REIT at the time of the REIT merger, Archstone-Smith could fail to qualify as a REIT after the REIT merger.

   Archstone-Smith intends to continue to operate in a manner to qualify as a REIT following the partnership merger and the merger, but there is no guarantee that Archstone-Smith will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon Archstone-Smith's ability to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Internal Revenue Code. Mayer, Brown & Platt will not review Archstone-Smith's compliance with these tests on a continuing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of Archstone-Smith, Archstone-Smith cannot guarantee that its actual operating results will satisfy the requirements for taxation as a REIT under the Internal Revenue Code for any particular tax year.

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  FEDERAL INCOME TAX CONSIDERATIONS WITH RESPECT TO ARCHSTONE-SMITH AS A REIT

   Archstone-Smith intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code. No assurance can be given, however, that such requirements will be met. The following is a description of the federal income tax consequences to Archstone-Smith and its shareholders of the treatment of Archstone-Smith as a REIT following the reorganization of Archstone into an UPREIT, the merger and the partnership merger. In connection with the entering into of the merger agreement, Archstone-Smith was formed as a wholly owned subsidiary of Archstone as a Maryland REIT. Upon completion of the UPREIT reorganization, the merger and the partnership merger, Archstone-Smith will own substantially all of its assets and will conduct all of its operations through Archstone-Smith Operating Trust. The following discussion assumes that all of the actions mentioned in the previous sentence have taken place. Since these provisions are highly technical and complex, you are urged to consult your own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Archstone-Smith shares.

   Based upon its representations with respect to the facts as set forth and explained in the discussion below, in the opinion of Archstone-Smith's counsel, Mayer, Brown & Platt, Archstone-Smith has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation described in this consent solicitation statement/prospectus and as represented by management will enable Archstone-Smith to satisfy the requirements for such qualification.

   This opinion is based on representations made by Archstone-Smith as to certain factual matters relating to its organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date of this consent solicitation statement/prospectus. Archstone-Smith's qualification and taxation as a REIT will depend on its ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of share ownership and the various qualification tests imposed under the Internal Revenue Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that Archstone-Smith will satisfy such tests on a continuing basis.

   In brief, if the conditions imposed by the REIT provisions of the Internal Revenue Code are met, entities such as Archstone-Smith, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are allowed a deduction for dividends paid to shareholders. This treatment substantially eliminates the "double taxation" at both the corporate and shareholder levels that generally results from the use of corporations. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT.

   If Archstone-Smith fails to qualify as a REIT in any year, Archstone-Smith will be subject to federal income taxation as if Archstone-Smith was a domestic corporation for that year and, potentially, one or more subsequent years, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, Archstone-Smith could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

   The board of trustees believes that Archstone-Smith has been organized and operated and currently intends that Archstone-Smith will continue to operate in a manner that permits Archstone-Smith to qualify as a REIT. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on its continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on its operating results.

   The following summary is based on the Internal Revenue Code, its legislative history, administrative pronouncements, judicial decisions and United States Treasury Department regulations, subsequent changes to any of which may affect the tax consequences described in this joint consent solicitation statement/prospectus, possibly on a retroactive basis.

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   The following summary is not exhaustive of all possible tax considerations and does not give detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to various types of shareholders, including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, subject to special treatment under the federal income tax laws.

Taxation of Archstone-Smith

 General

   In any year in which Archstone-Smith qualifies as a REIT, in general Archstone-Smith will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. Archstone-Smith may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. To the extent that Archstone-Smith elects to retain and pay income tax on its net long-term capital gain, shareholders are required to include their proportionate share of its undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by Archstone-Smith.

   Notwithstanding its qualification as a REIT, Archstone-Smith may also be subject to taxation in other circumstances. If Archstone-Smith should fail to satisfy either the 75% or the 95% gross income test, which are discussed below, and nonetheless maintain its qualification as a REIT because other requirements are met, Archstone-Smith will be subject to a 100% tax on the greater of either
(1) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 90% of its gross income exceeds the amount of its income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect its profitability. Archstone-Smith will be subject to a tax of 100% on net income from any "prohibited transaction," as described below, and if Archstone-Smith has net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, Archstone-Smith will be subject to tax on such income from foreclosure property at the highest corporate rate. Archstone-Smith will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of its "taxable REIT subsidiaries" to Archstone-Smith that would be reduced through reapportionment under section 482 of the Internal Revenue Code in order to more clearly reflect income of the taxable REIT subsidiary. A taxable REIT subsidiary is any corporation for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT. See "Other Tax Considerations--Investments in taxable REIT subsidiaries." In addition, if Archstone-Smith should fail to distribute during each calendar year at least the sum of:

  (1)  85% of its REIT ordinary income for such year;

  (2) 95% of its REIT capital gain net income for such year, other than capital gains Archstone-Smith elects to retain and pay tax on as described below; and

  (3)  any undistributed taxable income from prior years,

Archstone-Smith would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that Archstone-Smith elects to retain and pay income tax on its long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

   A REIT is permitted to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of undistributed net long-term capital gains it received during the taxable year, which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone-Smith made this designation, its shareholders would

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include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone-Smith and Archstone-Smith would have to pay the tax on such gains within 30 days of the close of its taxable year. Each of its shareholders would be deemed to have paid the shareholder's share of the tax paid by Archstone-Smith on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone-Smith. Archstone-Smith may also be subject to the corporate "alternative minimum tax," as well as tax in various situations and on some types of transactions not presently contemplated. Archstone-Smith will use the calendar year both for federal income tax purposes and for financial reporting purposes.

   In order to qualify as a REIT, Archstone-Smith must meet, among others, the following requirements:

 Share ownership test

   Archstone-Smith's shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of its shares may be owned, directly or indirectly and by applying constructive ownership rules, by five or fewer individuals, which for this purpose includes some tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. For taxable years beginning after August 5, 1997, if Archstone-Smith complies with the Treasury Department regulations for ascertaining its actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of its outstanding shares were held, actually or constructively, by five or fewer individuals, then Archstone-Smith will be treated as meeting such requirement.

   In order to ensure compliance with the 50% test, Archstone-Smith has placed restrictions on the transfer of its shares to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under Treasury Department regulations, Archstone-Smith must maintain records which disclose the actual ownership of its outstanding shares and such regulations impose penalties against Archstone-Smith for failing to do so. In fulfilling its obligations to maintain records, Archstone-Smith must and will demand written statements each year from the record holders of designated percentages of its shares disclosing the actual owners of such shares as prescribed by Treasury Department regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of its records. A shareholder failing or refusing to comply with its written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of its shares and other information. In addition, the declaration of trust of Archstone-Smith provides restrictions regarding the transfer of shares that are intended to assist Archstone-Smith in continuing to satisfy the share ownership requirements. See "Description of common shares--Restriction on size of holdings of shares." Archstone-Smith intends to enforce the 9.8% limitation on ownership of shares to assure that its qualification as a REIT will not be compromised.

 Asset tests

   At the close of each quarter of its taxable year, Archstone-Smith must satisfy tests relating to the nature of its assets determined in accordance with generally accepted accounting principles. Where Archstone-Smith invests in a partnership, limited liability company or trust taxed as a partnership or as a disregarded entity, such as Archstone-Smith Operating Trust, Archstone-Smith will be deemed to own a proportionate share of the partnership's, limited liability company's or trust's assets. First, at least 75% of the value of its total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities, and qualified temporary investments. Second, although the remaining 25% of its assets generally may be invested without restriction, Archstone-Smith is prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "10% vote and value test"). Further, no more than 20% of the value of its total assets may be represented by securities of one or

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more taxable REIT subsidiaries and no more than 5% of the value of its total assets may be represented by securities of any non-government issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "20% and 5% asset tests").

   As noted above, when Archstone-Smith invests in an entity classified as a partnership for federal income tax purposes such as Archstone-Smith Operating Trust, Archstone-Smith will be deemed to own a proportionate share of Archstone-Smith Operating Trust's assets. The partnership interest does not constitute a security for purposes of these tests. See "--Tax aspects of its investments in partnerships." Accordingly, its investment in properties through its interest in Archstone-Smith Operating Trust is treated as an investment in qualified assets for purposes of the 75% asset test to the extent Archstone-Smith Operating Trust's assets so qualify. Archstone-Smith Operating Trust currently owns securities of issuers which are not treated as qualified REIT subsidiaries or REITs and may acquire additional such securities in the future. By virtue of its partnership interest in Archstone-Smith Operating Trust, Archstone-Smith is deemed to own initially a pro rata share of such securities. Based upon an analysis of the estimated value of the securities owned by Archstone-Smith Operating Trust in taxable REIT subsidiaries and non-government issuers relative to the estimated value of the total assets owned by Archstone-Smith Operating Trust, Archstone-Smith believes that the 10% vote and value test and the 20% and 5% asset tests on the date of this consent solicitation statement/prospectus should be satisfied. In rendering its opinion as to its qualification as a REIT, Mayer, Brown & Platt is relying on its representations with respect to the value of the stock and assets and its conclusion that Archstone-Smith satisfies each of the 10% vote and value test and the 20% and 5% asset tests.

   Each of the 10% vote and value test and the 20% and 5% asset tests must be satisfied at the end of any quarter in which Archstone-Smith acquires additional securities of any issuer. If any unitholder of Archstone-Smith Operating Trust exercises its redemption option to exchange units for common shares, Archstone-Smith will thereby increase its proportionate indirect ownership interest in Archstone-Smith Operating Trust. This will require Archstone-Smith to meet the 10% vote and value test and the 20% and 5% asset tests in any quarter in which the conversion option is exercised. A similar result will follow in the case of any exchange of units by employees of Archstone-Smith Operating Trust or any subsidiary that they received pursuant to its long term incentive compensation plan. Archstone-Smith plans to take steps to ensure that the 10% vote and value test and the 20% and 5% asset tests are satisfied for any quarter in which retesting is to occur. However, Archstone-Smith cannot give assurance that the steps will always be successful and will not require a reduction in Archstone-Smith Operating Trust's overall interest in the securities of any issuer.

 Gross income tests

   There are currently two separate percentage tests relating to the sources of its gross income which must be satisfied for each taxable year. For purposes of these tests, where Archstone-Smith invests in a partnership, limited liability company or trust taxed as a partnership or as a disregarded entity, Archstone-Smith will be treated as receiving its share of the income and loss of the partnership, limited liability company or trust, and the gross income of the partnership, limited liability company or trust will retain the same character in its hands as it has in the hands of the partnership, limited liability company or trust. The two tests are as follows:

   1. The 75% Test. At least 75% of its gross income for the taxable year must be "qualifying income." Qualifying income generally includes:

  (1)  rents from real property except as modified below;

  (2) interest on obligations secured by mortgages on, or interests in, real property;

  (3) gains from the sale or other disposition of non "dealer property," which means interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of its trade or business;

  (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares;

  (5)  abatements and refunds of real property taxes;

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  (6)  income from the operation of, and gain from the sale of, "foreclosure property," which means property acquired at or in lieu of a foreclosure of the mortgage secured by such property;

  (7) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

  (8) certain qualified temporary investment income attributable to the investment of new capital received by Archstone-Smith in exchange for its shares or certain publicly offered debt which income is received or accrued during the one-year period following the receipt of such capital.

   Rents received from a resident will not, however, qualify as rents from real property in satisfying the 75% test, or the 95% gross income test described below, if Archstone-Smith, or an owner of 10% or more of its shares, directly or constructively owns 10% or more of such resident unless the resident is a taxable REIT subsidiary of Archstone-Smith and certain other requirements are met with respect to the real property being rented. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property, or as interest income, for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, Archstone-Smith generally must not furnish or render services to residents, other than through a taxable REIT subsidiary or an "independent contractor" from whom Archstone-Smith derives no income, except that Archstone-Smith may directly provide services that are "usually or customarily rendered" in connection with the rental of apartment units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." For taxable years beginning after August 5, 1997, a REIT has been permitted to render a de minimis amount of impermissible services to tenants, and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, Archstone-Smith may furnish such impermissible services to tenants through a taxable REIT subsidiary and still treat amounts otherwise received with respect to the property as rent from real property.

   Archstone-Smith Operating Trust provides services at the properties that it owns and may provide the services at any newly acquired properties of it. Archstone-Smith believes that, for purposes of the 75% and 95% gross income tests, the services provided at its properties are or will be of the type which are usually or customarily rendered in connection with the rental of space for occupancy only and not those rendered to the occupant for his convenience. Archstone-Smith believes this is also true for any other services and amenities provided by Archstone-Smith Operating Trust or its agents. Mayer, Brown & Platt, in rendering its opinion as to its qualification as a REIT, is relying on its representations to that effect. Archstone-Smith intends that independent contractors or a taxable REIT subsidiary will perform services that cannot be provided directly by Archstone-Smith Operating Trust or its agents.

    2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of its gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends, other than on REIT shares, and interest on any obligations not secured by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. In addition, payments to Archstone-Smith under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by Archstone-Smith to hedge indebtedness incurred or to be incurred, and any gain from the sale or other disposition of these instruments, are treated as qualifying income for purposes of the 95% test, but not for purposes of the 75% test.

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   For purposes of determining whether Archstone-Smith complies with the 75%
and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless such property is held by Archstone-Smith for at least four years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "--Taxation of Archstone-Smith--General."

   Archstone-Smith believes that for purposes of both the 75% and the 95% gross income tests, its investment in properties through Archstone-Smith Operating Trust in major part gives rise to qualifying income in the form of rents. Archstone-Smith also believes that gains on sales of the properties, or of its interest in Archstone-Smith Operating Trust, generally will also constitute qualifying income.

   Even if Archstone-Smith fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Archstone-Smith may still qualify as a REIT for such year if Archstone-Smith is entitled to relief under provisions of the Internal Revenue Code. These relief provisions will generally be available if:

  (1) its failure to comply was due to reasonable cause and not to willful neglect;

  (2) Archstone-Smith reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and

  (3) any incorrect information on this schedule is not due to fraud with intent to evade tax.

   If these relief provisions apply, however, Archstone-Smith will nonetheless be subject to a special tax upon the greater of the amount by which Archstone-Smith fails either the 75% or 95% gross income test for that year.

 Annual distribution requirements

   In order to qualify as a REIT, Archstone-Smith is required to make distributions, other than capital gain dividends, to its shareholders each year in an amount at least equal to the sum of 90% of its REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus 90% of its net income after tax, if any, from foreclosure property, minus the sum of various items of excess non-cash income.

   Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Archstone-Smith timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Archstone-Smith does not distribute all of its net capital gain or if Archstone-Smith distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, Archstone-Smith will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. For taxable years beginning after August 5, 1997, a REIT is permitted, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of such gains which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone-Smith made this designation, its shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone-Smith and Archstone-Smith would have to pay the tax on such gains within 30 days of the close of its taxable year. Each of its shareholders would be deemed to have paid the shareholder's share of the tax paid by Archstone-Smith on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone-Smith.

   Archstone-Smith intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the declaration of trust of Archstone-Smith Operating Trust authorizes Archstone-Smith in its capacity as trustee to take the steps as may be necessary to cause Archstone-Smith Operating Trust

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to distribute to its unitholders an amount sufficient to permit Archstone-Smith to meet the distribution requirements. It is possible that Archstone-Smith may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing its REIT taxable income on the other hand. Additionally, this may be due to Archstone-Smith Operating Trust's inability to control cash distributions from any properties over which it does not have decision making control, or for other reasons. To avoid any problem with the 90% distribution requirement, Archstone-Smith will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intend to borrow funds or cause Archstone-Smith Operating Trust or other affiliates to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

   Distributions must generally be made during the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before Archstone-Smith timely files its tax return for the year and if made before the first regular dividend payment made after such declaration. Second, if Archstone-Smith declares a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, Archstone-Smith will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that Archstone-Smith does not distribute all of its net capital gain or if Archstone-Smith distributes at least 90%, but less than 100% of its REIT taxable income, as adjusted, Archstone-Smith will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

   If Archstone-Smith fails to meet the 90% distribution requirement as a result of an adjustment to its tax return by the IRS, Archstone-Smith may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

 Tax aspects of its investments in partnerships

   Archstone-Smith holds units in Archstone-Smith Operating Trust. For federal income tax purposes, Archstone-Smith Operating Trust is classified as a partnership. In general, a partnership is a "pass-through" entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partner received a distribution from the partnership. Archstone-Smith will include its proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. See "--Taxation of Archstone-Smith--General" and "-- Taxation of Archstone-Smith--Gross income tests."

   Each partner's share of a partnership's tax attributes is determined in accordance with the declaration of trust of Archstone-Smith Operating Trust, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Internal Revenue Code section 704(b) and the regulations under Internal Revenue Code section 704(b). Archstone-Smith Operating Trust's allocation of tax attributes is intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, Archstone-Smith will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to have received a share of the income of the partnership based on its capital interest in Archstone-Smith Operating Trust. Accordingly, any increase in its REIT taxable income from its interest in Archstone-Smith Operating Trust, whether or not a corresponding cash distribution is also received from Archstone-Smith Operating Trust, will increase its distribution requirements. However, this will not be subject to federal income tax in its hands if Archstone-Smith distributes an amount equal to such additional income to its shareholders. Moreover, for purposes of the REIT asset tests, Archstone-Smith will include its proportionate share of assets held by Archstone-Smith Operating Trust. See "Taxation of Archstone-Smith--Annual Distribution Requirements" and "--Taxation of Archstone-Smith-- Asset tests."

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

   Entity Classification. Based on its representations that Archstone-Smith Operating Trust will satisfy the conditions to avoid classification as a "publicly traded partnership" under the Internal Revenue Code, in the opinion of Mayer, Brown & Platt, under existing federal income tax law and regulations, Archstone-Smith Operating Trust will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. The opinion, however, is not binding on the Internal Revenue Service.

   Tax Allocations with Respect to Book-Tax Difference on Contributed Properties. Under section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the book-tax difference. A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes. At the time of the partnership merger, a substantial book-tax difference is likely to exist with respect to the assets owned by Smith Partnership, particularly those that Smith Partnership previously acquired in exchange for its units.

   The declaration of trust of Archstone-Smith Operating Trust requires allocations of income, gain, loss and deductions attributable to the properties with respect to which there is book-tax difference be made in a manner that is consistent with section 704(c) of the Internal Revenue Code. Treasury regulations under section 704(c) require partnerships to use a reasonable method for allocation of items affected by section 704(c) of the Internal Revenue Code. Archstone-Smith Operating Trust has agreed to use the traditional method, one of the three methods outlined by the Treasury regulations under section 704(c), with no curative allocations, except as described below:

  . with respect to the Smith Partnership properties, except to the extent required under a pre-existing agreement to use another method, which requirement is not waived, and

  . with respect to each of the properties owned by Archstone-Smith Operating Trust immediately prior to the partnership merger.

   Under the traditional method, former Smith Partnership unitholders, including Archstone-Smith as successor to Smith Residential, are allocated less depreciation and, therefore, more income with respect to the assets owned by Smith Partnership prior to the partnership merger. The effects of these allocations are different for different Smith Partnership unitholders and depend upon which, if any, properties those unitholders originally contributed to Smith Partnership and the amount of depreciation, if any, that remains to be claimed with respect to these properties. These reduced allocations of depreciation and increased allocations of income are offset at least in part by increased allocations of depreciation and reduced allocations of income with respect to properties owned by Archstone-Smith Operating Trust before the partnership merger.

   In order to offset the effect of certain ceiling rule disparities, Archstone-Smith Operating Trust will make a special curative allocation of taxable income each year through 2028 to the former Smith Partnership unitholders in an amount per unit of Archstone-Smith Operating Trust held by such former holders equal to $5,000,000 divided by the number of Archstone-Smith Operating Trust units held by the former Smith Partnership unitholders immediately following the partnership merger. A ceiling rule disparity will generally exist if the aggregate amount of deductions for federal income tax purposes attributable to any of the Smith Partnership properties for any year is less than the amount of depreciation attributable to such Smith partnership property for such year computed based on the fair market value of such Smith Partnership property at the time of the partnership merger. Accordingly, in addition to the effects of the traditional method described above, each former Smith Partnership unitholder who continues to own Archstone-Smith Operating Trust units following the partnership merger will be allocated income each year as a result of these special curative allocations in addition to income allocated in proportion to their respective percentage ownership interests in

Archstone-Smith Operating Trust, even though its cash flow is distributed proportionately among all Archstone-Smith Operating Trust unitholders.

   To the extent there exists any remaining book-tax difference at the time of a taxable disposition of a Smith Partnership property, Archstone-Smith Operating Trust will make a special curative allocation of income for federal income tax purposes to former Smith Partnership unitholders to offset the remaining book-tax disparity with respect to such property, even though the proceeds of the sale will be allocated proportionately among all Archstone-Smith Operating Trust unitholders. Conversely, any book-tax difference remaining in an existing Archstone property at the time of a taxable disposition of such property will be allocated to Archstone-Smith and not to the former Smith Partnership unitholders. The amount of gain allocated to specific former Smith Partnership unitholders with respect to Smith Partnership assets would depend upon a number of variables, including the book-tax difference that existed with respect to such assets within Smith Partnership before the partnership merger; whether the former Smith Partnership unitholder owns units issued in exchange for the contribution of that asset to Smith Partnership; the amount of the additional book-tax difference that was created as a result of the partnership merger with respect to the asset; and the amount of the book-tax difference with respect to that asset that has been amortized since the partnership merger and before the sale of the asset through the special allocations of depreciation deductions described above.

   The declaration of trust of Archstone-Smith Operating Trust also requires that any gain allocated to the Archstone-Smith Operating Trust unitholders upon the sale or other taxable disposition of any Archstone-Smith Operating Trust asset must, to the extent possible after taking into account other required allocations of gain, be characterized as recapture income in the same proportions and to the same extent as the unitholders previously have been allocated any deductions directly or indirectly giving rise to the treatment of the gains as recapture income.

   Liquidation of Archstone-Smith Operating Trust. If Archstone-Smith Operating Trust liquidates and dissolves, a distribution of Archstone-Smith Operating Trust property other than money generally will not result in taxable gain to an Archstone-Smith Operating Trust unitholder, except to the extent provided in sections 704(c)(1)(B), 731(c) and 737 of the Internal Revenue Code. The basis of any property distributed to an Archstone-Smith Operating Trust unitholder will equal the adjusted basis of the unitholders' Archstone-Smith Operating Trust units, reduced by any money distributed in liquidation. A distribution of money upon the liquidation of Archstone-Smith Operating Trust, however, will be taxable to an Archstone-Smith Operating Trust unitholder to the extent that the amount of money distributed in liquidation, including any deemed distributions of cash as a result of a reduction in the unitholder's share of partnership liabilities, exceeds the unitholder's tax basis in its Archstone-Smith Operating Trust units. If Archstone-Smith issued its shares of beneficial interest to Archstone-Smith Operating Trust unitholders upon the liquidation of Archstone-Smith Operating Trust, it is likely that each Archstone-Smith Operating Trust unitholder would be treated as if it had exchanged its Archstone-Smith Operating Trust units for Archstone-Smith shares and the unitholder would recognize gain or loss as if its Archstone-Smith Operating Trust units were sold in a fully taxable exchange.

   Sale of Properties. Its share of any gain realized by Archstone-Smith Operating Trust on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject to 100% penalty tax. See "--Taxation of Archstone-Smith--General" and "--Taxation of Archstone-Smith--Gross income tests--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Archstone-Smith intends to hold, and, to the extent within its control, to have any joint venture to which Archstone-Smith Operating Trust is a partner hold, properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make sales of its properties and other properties acquired subsequent to the date hereof as are consistent with its investment objectives. Based upon its investment objectives, Archstone-Smith believes that overall, its properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

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

 Failure to qualify

   If Archstone-Smith fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, Archstone-Smith will be subject to tax, including applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Archstone-Smith fails to qualify as a REIT will not be deductible by Archstone-Smith, nor generally will they be required to be made under the Internal Revenue Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Archstone-Smith also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Its Shareholders

 Taxation of taxable domestic shareholders

   As long as Archstone-Smith qualifies as a REIT, distributions made to its taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions, and for tax years beginning after August 5, 1997, undistributed amounts, that are designated as capital gain dividends will be taxed as long-term capital gains, to the extent they do not exceed its actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. To the extent that Archstone-Smith makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to its shareholders, reducing the tax basis of a shareholder's shares by the amount of such distribution, but not below zero, with distributions in excess of the shareholder's tax basis taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend declared by Archstone-Smith in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by Archstone-Smith and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Archstone-Smith during January of the following calendar year. Shareholders may not include in their individual income tax returns any of its net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to its shareholders.

   In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions required to be treated by such shareholder as long-term capital gains.

   Gain from the sale or exchange of shares held for more than one year is taxed at a maximum capital gain rate of 20%. Pursuant to Internal Revenue Service guidance, Archstone-Smith may classify portions of its capital gain dividends as gains eligible for the 20% capital gains rate or as unrecaptured Internal Revenue Code section 1250 gain taxable at a maximum rate of 25%.

   Shareholders should consult their tax advisor with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains.

 Backup withholding

   Archstone-Smith will report to its domestic shareholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide Archstone-Smith with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, Archstone-Smith may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to Archstone-Smith.

 Taxation of tax-exempt shareholders

   The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income. Subject to the discussion below regarding a "pension-held REIT", based upon the ruling, the analysis in the ruling and the statutory framework of the Internal Revenue Code, distributions to a shareholder that is a tax-exempt entity should also not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that Archstone-Smith, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit.

   However, if any pension or other retirement trust that qualifies under section 401(a) of the Internal Revenue Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute unrelated business taxable income. For these purposes, a "pension-held REIT" is defined as a REIT if such REIT would not have qualified as a REIT but for the provisions of the Internal Revenue Code which look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

 Taxation of foreign shareholders

   Archstone-Smith will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares is held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trusts and estates. Archstone-Smith currently anticipates that Archstone-Smith will qualify as a domestically controlled REIT. Under these circumstances, gain from the sale of shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

   Distributions of cash generated by its real estate operations, but not by the sale or exchange of its communities, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files with Archstone-Smith the required form evidencing such lower rate or unless the foreign shareholder files an Internal Revenue Service Form W-8ECI with Archstone-Smith claiming that the distribution is "effectively connected" income. Under applicable Treasury Regulations, foreign shareholders generally must provide the Internal Revenue Service Form W-8ECI beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date.

   Distributions of proceeds attributable to the sale or exchange by Archstone-Smith of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. Archstone-Smith is required by applicable Treasury

Regulations to withhold 35% of any distribution to a foreign person that could be designated by Archstone-Smith as a capital gain dividend; this amount is creditable against the foreign shareholder's Foreign Investment in Real Property Tax Act tax liability.

   The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors should consult their own advisors regarding the income and withholding tax considerations with respect to their investment.

Other Tax Considerations

 Investments in taxable REIT subsidiaries

   Several issuers have elected to be treated as taxable REIT subsidiaries of Archstone-Smith effective January 1, 2001 and additional issuers will become taxable REIT subsidiaries of Archstone-Smith as a result of the merger of Smith Residential into Archstone-Smith. As taxable REIT subsidiaries of Archstone-Smith, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to payment of any dividends. Such taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary of Archstone-Smith is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its shareholders will be reduced accordingly.

   Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of activities, such as those performed by taxable entities in which Archstone-Smith owns an interest, which cannot be performed directly by REITs without jeopardizing their REIT status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT which could materially increase the taxable income of the taxable REIT subsidiary and are subject to prohibited transaction taxes on certain other payments made to the associated REIT. Archstone-Smith will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of its taxable REIT subsidiaries to Archstone-Smith that would be reduced through reapportionment under Internal Revenue Code section 482 in order to more clearly reflect income of the taxable REIT subsidiary.

   Under the taxable REIT subsidiary provision, Archstone-Smith and any taxable entity in which Archstone-Smith owns an interest are allowed to jointly elect to treat such entity as a "taxable REIT subsidiary." As described above, taxable REIT subsidiary elections have been made for certain entities in which Archstone-Smith owns an interest. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which Archstone-Smith owns an interest.

 Tax on built-in gain

   If Archstone-Smith acquires any assets from a taxable "C" corporation in a carry-over basis transaction, Archstone-Smith could be liable for specified liabilities that are inherited from the "C" corporation. If Archstone-Smith recognizes gain on the disposition of such assets during the 10 year period beginning on the date on which such assets were acquired by Archstone-Smith, then to the extent of such assets' "built-in gain" (i.e., the excess of the fair market value of such asset at the time of the acquisition by Archstone-Smith over the adjusted basis in such asset, determined at the time of such acquisition), Archstone-Smith will be subject to tax on such gain at the highest regular corporate rate applicable. The results described herein with respect to the recognition of built-in gain assume that Archstone-Smith made or will make an election pursuant to Notice 88-19 or Treasury regulations that were promulgated in 2000. Because Smith Residential acquired assets from a "C" corporation in a carry-over basis transaction in 1999 and made the required election with respect to any built-in gain, Archstone-Smith will inherit such election.

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

 Possible legislative or other actions affecting tax consequences

   Prospective shareholders should recognize that the present federal income tax treatment of an investment in Archstone-Smith may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in Archstone-Smith.

 State and local taxes

   Archstone-Smith and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which Archstone-Smith or they transact business or reside. The state and local tax treatment of Archstone-Smith and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

   You are advised to consult with your own tax advisor regarding the specific tax consequences to you of the ownership and sales of common shares, including the federal, state, local, foreign, and other tax consequences of such ownership, sale and election and of potential changes in applicable tax laws.

             DESCRIPTION OF ARCHSTONE SHARES OF BENEFICIAL INTEREST

   The following summary of the material terms of Archstone's shares of beneficial interest, which are referred to in this document as "units," does not include all of the terms of the units and should be read together with the declaration of trust and bylaws of Archstone, which are incorporated by reference in this consent solicitation statement/prospectus. See "Where You Can Find More Information" beginning on page 216. The declaration of trust and bylaws of Archstone are included as exhibits to the registration statement, of which this document is a part.

General

   The authorized capitalization of Archstone consists of 450,000,000 units, par value $0.01 per unit, of which 100,000,000 are designated initially as Class A-1 common units, 200,000,000 are designated initially as Class A-2 common units; 10,000,000 are initially designated as Class B common units; 3,174,235 are designated as Series A cumulative convertible redeemable preferred units, 1,969,100 are designated as Series C cumulative redeemable preferred units, 1,989,956 are designated as Series D cumulative redeemable preferred units, 1,600,000 are designated as Series E cumulative convertible redeemable preferred units, 800,000 are designated as Series F cumulative convertible redeemable preferred units, 600,000 are designated as Series G cumulative convertible redeemable preferred units, 2,640,325 are designated as Series H cumulative convertible redeemable preferred units, 500 are designated as Series I cumulative redeemable preferred units, 684,931 are designated as Series J cumulative redeemable preferred units, 666,667 are designated as Series K cumulative convertible redeemable preferred units, 641,026 are designated as Series L cumulative convertible redeemable preferred units, and 4,500,000 are designated as Series B junior participating convertible preferred units.

   The following table sets forth the issued and outstanding common units and preferred units of Archstone immediately after the completion of the partnership merger, based on the number of Archstone and Smith Residential shares and Smith Partnership units outstanding as of August 31, 2001:

                                                                     Issued and
                                                                     Outstanding
   Class or Series of Units                                             Units
   ------------------------                                          -----------
   Class A-1 Common Units...........................................  76,961,565
   Class A-2 Common Units........................................... 171,638,428
   Class B Common Units.............................................           0
   Series A Preferred Units.........................................   3,174,235
   Series B Preferred Units.........................................           0
   Series C Preferred Units.........................................   1,969,100
   Series D Preferred Units.........................................   1,989,956
   Series E Preferred Units.........................................           0
   Series F Preferred Units.........................................           0
   Series G Preferred Units.........................................           0
   Series H Preferred Units.........................................   2,640,325
   Series I Preferred Units.........................................         500
   Series J Preferred Units.........................................     684,931
   Series K Preferred Units.........................................     666,667
   Series L Preferred Units.........................................     641,026

   On September 19, 2001, all of the 400,000 issued and outstanding Smith Partnership Series H preferred units were converted into 259,740 Class A common units.

   Immediately following the completion of the partnership merger, it is expected that Archstone-Smith will own all of the outstanding Archstone Class A-2 common units and all outstanding Archstone preferred units. Under the Archstone declaration of trust, the Archstone board may, without unitholder approval, amend the declaration of trust to increase or decrease the aggregate number of units or the number of units of any class or series. The Archstone board also has the authority to issue authorized but unissued common units and, unless otherwise limited by the rights of holders of any class or series of preferred units, preferred units in one or more classes or series, without unitholder approval. The Archstone board also is authorized to reclassify authorized but unissued units into preferred units, and authorized but unissued preferred units into common units, without unitholder approval, unless otherwise limited by the rights of holders of any class or series of preferred units.

   Under Maryland law applicable to Maryland REITs, an Archstone unitholder is not personally liable for the obligations of Archstone solely as a result of his or her status as a unitholder. The Archstone declaration of trust provides that unitholders will not be liable for any debt, act, omission or obligation incurred by Archstone or its trustees and will be under no obligation to Archstone or its creditors with respect to their units other than the obligation to pay to Archstone the full amount of the consideration for which the units were issued or to be issued, except under limited circumstances specified in the Archstone declaration of trust.

   However, unitholders may, in jurisdictions other than Maryland, be found by a court to be personally liable to the extent that such claims are not satisfied by Archstone. See "Risk Factors--Archstone unitholders who exercise control over Archstone may have personal liability in some jurisdictions if Archstone were treated as a common law trust" on page 37.

   The Archstone declaration of trust and bylaws further provide that Archstone will, except in cases of bad faith, deliberate dishonesty, improper personal benefit or knowing criminal behavior, indemnify each present or former unitholder against any claim or liability to which the unitholder may become subject by reason of being or having been a unitholder and that Archstone will reimburse each unitholder for all reasonable expenses incurred by him or her relating to any such claim or liability. In addition, inasmuch as Archstone carries public liability insurance which it considers adequate, any risk of personal liability to unitholders is limited to situations in which Archstone's assets plus its insurance coverage would be insufficient to satisfy the claims against Archstone and its unitholders.

   The Archstone declaration of trust provides that there may be as few as one and as many as 15 trustees. The trustees are elected by the Class A-2 unitholders. Archstone has been structured to provide assurance that the Class A-2 units will be held only by Archstone-Smith and certain of its affiliates, and thus, so long as Archstone-Smith and certain of its affiliates, hold the Class A-2 units, Archstone-Smith will be in a position to limit the number of trustees to one and to continue to be elected as the sole trustee of Archstone.

Common Units

   All Archstone Class A-1, Class A-2 and Class B common units will be duly authorized, validly issued, fully paid and, except as described under the caption "--Capital Contributions," nonassessable.

   At the election of Archstone-Smith, as trustee, in its sole and absolute discretion, Archstone may issue either Class A-1 common units or Class B common units to newly admitted unitholders. The major difference between Class A-1 common units and Class B common units is that the Class A-1 common units receive a full distribution of any cash distributed when, as and if authorized by Archstone-Smith, as trustee, with respect to such units, without proration to take into account the number of days that the Class A-1 common units were outstanding, while distributions on the Class B common units are prorated based upon the number of days in the applicable distribution period that the Class B common units were outstanding. Any common unit that is not specifically designated by Archstone as being of a particular class will be deemed to be a Class A-1 common unit.

   Common units issued to Archstone-Smith and certain affiliates will be Class A-2 common units. Class A-1 common units are automatically converted into Class A-2 units when they are held by Archstone-Smith or certain affiliates, and Class A-2 common units are automatically converted into Class A-1 units when transferred by Archstone-Smith or certain affiliates to a person other than Archstone-Smith or certain affiliates.

   Unless otherwise limited by preferential rights of any other units and by the provisions of the Archstone declaration of trust regarding ownership limitations and restrictions on transfers of units, holders of Archstone common units are generally entitled to receive distributions when, as and if authorized by Archstone-Smith, as trustee, out of assets legally available for the payment of distributions and to share ratably in the assets of Archstone legally available for distribution to its unitholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liability of Archstone. Prior to the holders of common units being entitled to receive any distributions in any quarter, Archstone must pay or set apart for payment on all of its outstanding preferred units an aggregate of approximately $8.9 million.

   Unless otherwise limited by the provisions of the Archstone declaration of trust regarding ownership limitations and restrictions on transfer of units, each outstanding Archstone common unit entitles the holder to one vote on all matters submitted to a vote of unitholders, except that only the holders of the Class A-2 common units are entitled to vote in the election of trustees of Archstone. Except as provided with respect to any other class or series of units, the holders of the Archstone Class A-1, Class A-2 and Class B common units possess exclusive voting power. There is no cumulative voting.

   Holders of Archstone common units are not entitled to the benefit of any sinking fund. Except as described below under "--Conversion; Redemption," holders of common units have no conversion or redemption rights. Except as described below under "--Unitholder Purchase Rights," holders of units do not have preemptive rights to subscribe for any securities of Archstone. Subject to the exchange provisions of the declaration of trust regarding ownership limitations and restrictions on transfer, Archstone Class A-1, Class A-2 Class B common units have equal liquidation, voting and other rights. Archstone Class A-1 and Class A-2 common units have equal distribution rights.

   The Archstone declaration of trust permits the termination of the existence of Archstone if it is approved by at least a majority of the board of trustees, and holders of at least a majority of the votes entitled to be cast on the matter. From the effective date of the partnership merger through December 31, 2013, the dissolution of Archstone will occur only in the absence of a written objection from any Smith Partnership partner that has been a partner since the formation of Smith Partnership on June 30, 1994 and participated in the partnership merger, including Archstone-Smith as successor to the partnership units held by Smith Residential. From January 2014 through December 31, 2043, the dissolution of Archstone will occur only in the absence of a written objection from any group of Smith Partnership partners that have been partners since the formation of the Smith Partnership on June 30, 1994 and participated in the partnership merger, including Archstone-Smith as successor to the partnership units held by Smith Residential, and that collectively hold a number of Class A common units that represents 5% of the total units originally issued upon the formation of Smith Partnership.

Unitholder Purchase Rights

   If Archstone-Smith acquires any Class A-2 common units using the proceeds from any exercise of any rights issued under a shareholder rights plan or other arrangement having the same objective and substantially the same effect, then

  . the holders of common units at that time, other than Archstone-Smith as trustee, as a group, will have the right to acquire, at the same price per Class A-2 common unit paid by Archstone-Smith, a total number of additional Class A-1 common units equal to the total number of common units held by those holders, multiplied by a fraction, the numerator of which is the number of Class A-2 common units issued to Archstone-Smith as a result of the exercise of those rights and the denominator of which is the total number of Class A-2 common units held by Archstone-Smith immediately prior to that issuance; and

  . each holder of a Class A-1 common unit or Class B common unit at that time will have the right to acquire, at the same price per Class A-2 common unit paid by Archstone-Smith, a number of Class A-1 common units equal to the aggregate number of common units that the holder holds at such time, multiplied by a fraction, the numerator of which is the number of Class A-2 common units issued to Archstone-Smith as a result of the exercise of those rights and the denominator of which is the total number of Class A-2 common units held by Archstone-Smith immediately prior to that issuance.

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   In the event units other than Class A-2 common units are issued to
Archstone-Smith, as trustee, using proceeds of any exercise of rights issued under a shareholder rights plan or other arrangement having the same objective and substantially the same effect, the holders of common units will be granted the right to acquire such other units acquired by Archstone-Smith at the same price paid by Archstone-Smith and in such amounts as would be comparable to such holders' rights had Class A-1 common units been issued instead. Archstone-Smith, as trustee, will provide prompt written notice to the holders of common units of its acquisition of Class A-2 common units or other units using proceeds from such an exercise of rights and will establish in good faith such procedures as it deems appropriate, including, without limitation, procedures to eliminate the issuance of fractional units if Archstone-Smith deems appropriate, to effectuate the purchase rights of the holders of common units described above.

Preferred Units

   Subject to Maryland law and the Archstone declaration of trust, the Archstone board is authorized to issue, from the authorized but unissued units of Archstone, preferred units in series and to establish from time to time the number of preferred units to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the units of each series, and such other subjects or matters as may be fixed by resolution of the board of trustees or a duly authorized committee of the board. The Archstone declaration of trust also authorizes the Archstone board to classify any unissued preferred units and to reclassify any previously classified but unissued preferred units of any series from time to time, in one or more series. The Archstone board also is authorized to reclassify authorized but unissued common units into preferred units, and authorized but unissued preferred units into common units, without unitholder approval.

 Series A Preferred Units

   All Series A preferred units will be held by Archstone-Smith. The Archstone Series A preferred units will rank senior to the Archstone common units and on a parity with all other series of Archstone preferred units that will be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Archstone Series A preferred units is entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions equal to the greater of $1.75 per annum per unit or the distribution paid on the number of Class A-2 common units into which a Series A preferred unit is convertible. These distributions are cumulative and are payable quarterly in arrears on the same date on which Archstone pays a distribution on the Class A common units or, if no such distribution is paid, the date set by Archstone-Smith for payment of distributions on the Archstone-Smith Series A preferred shares.

   In the event that a holder of Archstone-Smith Series A preferred shares exercises its right to convert its Series A preferred shares into Archstone-Smith common shares, then concurrently with that conversion, an equivalent number of Series A preferred units of Archstone will be automatically converted into a number of Class A-2 common units equal to such number of Archstone-Smith common shares issued upon conversion of the related Series A preferred shares, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares. If the distributions are not paid in full or an amount sufficient for payment in full is not set apart for payment as described above, all distributions declared on the Series A preferred units and any other class or series of parity units will be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A preferred units and accumulated and unpaid on the parity units.

   The Archstone Series A preferred units are not entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its Series A preferred shares, which correspond to the Archstone Series A preferred units, at its option, at any time on and after November 30, 2003, in whole or in part from time to

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time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date fixed for redemption. Archstone-Smith, as trustee, may cause Archstone to redeem its Series A preferred units, in whole at any time or in part from time to time, for Class A-2 units, so long as Archstone-Smith is concurrently redeeming an equal number of related Series A preferred shares. If Archstone-Smith redeems any or all of its outstanding Series A preferred shares, Archstone will cancel an equal number of Series A preferred units and provide cash to Archstone-Smith with respect thereto in an amount equal to the amount paid with respect to the Series A preferred shares redeemed or acquired by Archstone-Smith.

   So long as any Series A preferred units are outstanding, no distributions may be declared or paid or set apart for payment on any class or series of units of Archstone ranking, as to distributions or distribution of assets upon liquidation, on a parity with the Series A preferred units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on Series A preferred units for all distribution periods ending on or prior to the distribution payment date for the parity shares.

   In addition, unless full cumulative distributions on the Series A preferred units and on any class or series of units of Archstone ranking, as to distributions or distribution of assets upon liquidation, on a parity with Series A preferred units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period:

  . no distributions, other than distributions paid solely in Archstone common units or other units ranking junior to Series A preferred units as to distributions and distribution of assets upon liquidation or options, warrants or rights to acquire any such units, may be declared or paid or set aside for payment or other distribution declared or made upon the Archstone common units or any other units of Archstone ranking junior to the Series A preferred units as to distributions or distribution of assets upon liquidation; and

  . no Archstone common units or any other units of Archstone ranking junior to the Series A preferred units as to distributions or distribution of assets upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any such units, by Archstone, except by conversion into or exchange for other units of Archstone ranking junior to Series A preferred units as to distributions and distribution of assets upon liquidation, and except for redemptions, purchases or other acquisitions of common units made for purposes of an employee incentive or benefit plan of Archstone-Smith or Archstone.

 Series C Preferred Units

   All Series C preferred units will be held by Archstone-Smith. The Archstone Series C preferred units rank senior to the Archstone common units and on a parity with all other series of Archstone preferred units that will be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Series C preferred units, is entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions at a rate of 8.625% of the $25.00 liquidation preference per annum, which is equivalent to $2.15625 per annum per unit. These distributions are cumulative and are payable quarterly in arrears on the same date on which Archstone pays a distribution on the Class A common units or, if no such distribution is paid, the date set by Archstone-Smith for payment of distributions on the Archstone-Smith Series C preferred shares.

   The Archstone Series C preferred units are not convertible and are not entitled to the benefit of any sinking fund.

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   Archstone-Smith may redeem its Series C preferred shares, which correspond to the Archstone Series C preferred units, at its option, at any time on and after August 20, 2002, in whole or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date fixed for redemption. The redemption price, other than the portion attributable to accrued but unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith, which under the Archstone declaration of trust must be contributed to Archstone by Archstone-Smith in exchange for additional units. Archstone-Smith, as trustee, may cause Archstone to redeem its Series C preferred units, in whole at any time or in part from time to time, for cash, so long as Archstone-Smith is concurrently redeeming an equivalent number of Series C preferred shares. If Archstone-Smith redeems any or all of its outstanding Series C preferred shares, Archstone will cancel an equal number of Series C preferred units and provide cash to Archstone-Smith with respect thereto in an amount equal to the amount paid with respect to the Series C preferred shares redeemed by Archstone-Smith. The number of Series C preferred shares and corresponding Series C preferred units redeemed, therefore, is limited to the aggregate sales proceeds received from the sale of other equity shares of Archstone-Smith.

   The Archstone Series C preferred units will have the same limitations on the payment of distributions on junior and parity shares as the Archstone Series A preferred units.

 Series D Preferred Units

   All Series D preferred units will be held by Archstone-Smith. The Archstone Series D preferred units rank senior to the Archstone common units and on a parity with all other series of the Archstone preferred units that will be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Series D preferred units, is entitled to receive, when, as and if declared by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions equal to $2.1875 per annum per unit. These distributions are cumulative and are payable quarterly in arrears on the same date on which Archstone pays a distribution on the Class A common units or, if no such distribution is paid, the date set by Archstone-Smith for payment of distributions on the Archstone-Smith Series D preferred shares.

   The Archstone Series D preferred units are not convertible and are not entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its Series D preferred shares, which correspond to the Archstone Series C preferred units, at any time on and after August 6, 2004, in whole or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date fixed for redemption. The redemption price, other than any portion attributable to accrued but unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith, which under the Archstone declaration of trust must be contributed to Archstone by Archstone-Smith in exchange for additional units. Archstone-Smith, as trustee, may cause Archstone to redeem its Series D preferred units in whole or in part from time to time, for cash, so long as Archstone-Smith is concurrently redeeming an equivalent number of Series D preferred shares. If Archstone-Smith redeems any or all of its outstanding Series D preferred shares, Archstone will cancel an equal number of Series D preferred units and provide cash to Archstone-Smith with respect thereto in an amount equal to the amount paid with respect to the Series D preferred shares redeemed by Archstone-Smith. The number of Series D preferred shares and corresponding Series D preferred units redeemed, therefore, is limited to the aggregate sales proceeds received from the sale of other equity shares of Archstone-Smith.

   The Archstone Series D preferred units will have the same limitations on the payment of distributions on junior and parity shares as the Archstone Series A and C preferred units.

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 Series E Preferred Units

   When issued, all Series E preferred units will be held by Archstone-Smith. The Archstone Series E preferred units will rank senior to the common units and on a parity with all other series of the Archstone preferred units that will be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Series E preferred units, will be entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions at a rate of 8.375% of the $25.00 liquidation preference per annum, which is equivalent to $2.09375 per annum per unit. These distributions are cumulative and are payable quarterly in arrears on the same date on which Archstone pays a distribution on the Class A common units or, if no such distribution is paid, the date set by Archstone-Smith for payment of distributions on the Archstone-Smith Series E preferred shares.

   The Archstone Series E preferred units are issuable upon exchange of Series E preferred limited partnership interests of Archstone Communities Limited Partnership, a limited partnership of which Archstone is the sole general partner. Upon exchange of those partnership interests for Series E preferred units, the Series E preferred units issued will automatically, and without any further action, be converted into Archstone-Smith Series E preferred shares and Archstone-Smith, as trustee, will own all of the Series E preferred units so issued.

   The Series E preferred units are not entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its outstanding Series E preferred shares, which correspond to the Archstone Series E preferred units, at its option, at any time on and after August 13, 2004, in whole or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date fixed for redemption. The redemption price, other than any portion attributable to accrued but unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith, which under the Archstone declaration of trust must be contributed to Archstone by Archstone-Smith in exchange for additional units. Archstone-Smith, as trustee, may cause Archstone to redeem its Series E preferred units, in whole or in part from time to time, for cash, so long as Archstone-Smith is concurrently redeeming an equivalent number of Series E preferred shares. If Archstone-Smith redeems any or all of its outstanding Series E preferred shares, Archstone will cancel an equal number of Series E preferred units and provide cash to Archstone-Smith with respect thereto in an amount equal to the amount paid with respect to the Series E preferred shares redeemed by Archstone-Smith.

   The Archstone Series E preferred units will have the same limitations on the payment of distributions on junior and parity shares as the Archstone Series A, C and D preferred units.

 Series F Preferred Units

   When issued, all Series F preferred units will be held by Archstone-Smith. The Archstone Series F preferred units will rank senior to the common units and on a parity with all other series of the Archstone preferred units that will be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Series F preferred units, will be entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions at a rate of 8.125% of the $25.00 liquidation preference per annum, which is equivalent to $2.03125 per annum per unit. These distributions are cumulative and are payable quarterly in arrears on the same date on which Archstone pays a distribution on the Class A common units or, if no such distribution is paid, the date set by Archstone-Smith for payment of distributions on the Archstone-Smith Series F preferred shares.


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   The Archstone Series F preferred units are issuable upon exchange of Series
F preferred limited partnership interests of Archstone Communities Limited Partnership-II, a limited partnership of which Archstone is the sole general partner. Upon exchange of those partnership interests for Series F preferred units, the Series F preferred units issued will automatically, and without any further action, be converted into Archstone-Smith Series F preferred shares and Archstone-Smith will own all of the Series F preferred units so issued.

   The Series F preferred units are not entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its outstanding Series F preferred shares, which correspond to the Archstone Series F preferred units, at its option, at any time on and after September 27, 2004, in whole or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date fixed for redemption. The redemption price, other than any portion attributable to accrued but unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith, which under the Archstone declaration of trust must be contributed to Archstone by Archstone-Smith in exchange for additional units. Archstone-Smith, as trustee, may cause Archstone to redeem its Series F preferred units, in whole or in part from time to time, for cash, so long as Archstone-Smith is concurrently redeeming an equivalent number of Series F preferred shares. If Archstone-Smith redeems any or all of its outstanding Series F preferred shares, Archstone will cancel an equal number of Series F preferred units and provide cash to Archstone-Smith with respect thereto in an amount equal to the amount paid with respect to the Series F preferred shares redeemed by Archstone-Smith.

 Series G Preferred Units

   When issued, all Series G preferred units will be held by Archstone-Smith. The Archstone Series G preferred units will rank senior to the common units and on a parity with all other series of the Archstone preferred units that will be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Series G preferred units, will be entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions at a rate of 8.625% of the $25.00 liquidation preference per annum, which is equivalent to $2.15625 per annum per unit. These distributions are cumulative and are payable quarterly in arrears on the same date on which Archstone pays a distribution on the Class A common units or, if no such distribution is paid, the date set by Archstone-Smith for payment of distributions on the Archstone-Smith Series G preferred shares.

   The Archstone Series G preferred units are issuable upon exchange of Series G preferred limited partnership interests of Archstone Communities Limited Partnership-II, a limited partnership of which Archstone is the sole general partner. Upon exchange of those partnership interests for Series G preferred units, the Series G preferred units issued will automatically, and without any further action, be converted into Archstone-Smith Series G preferred shares and Archstone-Smith will own all of the Series G preferred units so issued.

   The Series G preferred units are not entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its outstanding Series G preferred shares, which correspond to the Archstone Series G preferred units, at its option, at any time on and after March 3, 2005, in whole or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date fixed for redemption. The redemption price, other than any portion attributable to accrued but unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith, which under the Archstone declaration of trust must be contributed to Archstone by Archstone-Smith in exchange for additional units. Archstone-Smith, as trustee, may cause Archstone to redeem its Series G

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preferred units in whole or in part from time to time, for cash, so long as
Archstone-Smith is concurrently redeeming an equivalent number of Series G preferred shares. If Archstone-Smith redeems any or all of its outstanding Series G preferred shares, Archstone will cancel an equal number of Series G preferred units and provide cash to Archstone-Smith with respect thereto in an amount equal to the amount paid with respect to the Series G preferred shares redeemed by Archstone-Smith.

 Series H Preferred Units

   All Series H preferred units will be held by Archstone-Smith. The Archstone Series H preferred units will rank senior to the Archstone common units and on a parity with all other series of Archstone preferred units that will be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Archstone Series H preferred units, will be entitled to receive when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions, equal to the greater of 7.459% of the $27.08 liquidation preference per annum, which is equivalent to $2.02 per annum per unit, or the distribution paid on the number of Class A-2 common units into which a Series H preferred unit is convertible. These distributions are cumulative and are payable quarterly in arrears on the same date on which Archstone pays a distribution on the common units, or if no such distribution is paid, the date set by Archstone-Smith for payment of a distribution on the Archstone-Smith Series G preferred shares.

   In the event that a holder of Archstone-Smith Series H preferred shares exercises its right to convert its Series H preferred shares into Archstone-Smith common shares, then concurrently with that conversion, an equivalent number of Series H preferred units of Archstone will be automatically converted into such number of Class A-2 common units equal to the number of Archstone-Smith common shares issued upon conversion of the related Series H preferred shares, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares.

   The Archstone Series H preferred units will not be entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its Series H preferred shares, which correspond to the Archstone Series H preferred units, at its option, at any time on and after May 15, 2003, in whole or in part from time to time, at a cash redemption price of $27.08 per Archstone-Smith Series H preferred share, or in exchange for that number of Archstone-Smith common shares as equals the liquidation preference per Series H preferred share divided by the conversion price for the Series H preferred shares, plus, in either case, accumulated and unpaid distributions to the redemption date. Archstone-Smith may issue common shares upon any such redemption only if:

  . for 20 consecutive trading days, within the last 30 trading days immediately before the date of the notice of redemption, the average trading price of the Archstone-Smith common shares on the New York Stock Exchange equals or exceeds $14.81 per share, which may be adjusted in specified circumstances; and

  . at least 1,000,000 common shares were traded during such 30 trading days.

   The Series H preferred units are redeemable only if Archstone-Smith concurrently redeems an equivalent number of Series H preferred shares. If Archstone-Smith redeems the Series H preferred shares in exchange for common shares, an equivalent number of Series H preferred units will be converted into a number of Class A-2 common units equal to the number of Archstone-Smith common shares issued, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares. If Archstone-Smith redeems the Series H preferred shares for cash, Archstone will concurrently redeem an equal number of Series H preferred units in exchange for the amount of cash that Archstone-Smith is required to pay in redemption of the Series H preferred shares.

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   So long as any Series H preferred units are outstanding, no distributions may be declared or paid or set apart for payment on any class or series of units of Archstone ranking, as to distributions or distribution of assets upon liquidation, on a parity with or junior to Series H preferred units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on Series H preferred units for all distribution periods ending on or prior to the distribution payment date for such parity shares.

   In addition, unless full cumulative distributions on Series H preferred units and on any other class or series of Archstone units ranking as to distributions and distribution of assets upon liquidation on parity with the Series H preferred units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period:

  . no distributions, other than distributions paid solely in Archstone common units or other units ranking junior to Series H preferred units as to distributions and distribution of assets upon liquidation, or options, warrants or rights to acquire any such units, may be declared or paid or set aside for payment or other distribution declared or made upon the Archstone common units or any other units of Archstone ranking junior to the Series H preferred units as to distributions or distribution of assets upon liquidation; and

  . no Archstone common units or any other units of Archstone ranking junior to the Series H preferred units as to distributions or distribution of assets upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any such units, by Archstone, except by conversion into or exchange for other units ranking junior to Series H preferred units as to distributions and distribution of assets upon liquidation, and except for redemptions, purchases or other acquisitions of common units made for purposes of an employee incentive or benefit plan of Archstone-Smith or Archstone.

   Upon any voluntary or involuntary liquidation, dissolution or winding up of Archstone, holders of the Archstone Series H preferred units, when issued, will be entitled to receive an amount equal to a liquidation preference of $27.08 per unit, plus accrued and unpaid distributions to the date of payment, before any distribution or payment is made to the holders of Archstone common units or any other class or series of units of Archstone ranking junior to the Archstone Series H preferred units as to liquidation rights.

   If upon any voluntary or involuntary liquidation, dissolution or winding up of Archstone, the assets of Archstone are insufficient to make such payments in full to holders of Archstone Series H preferred units and other preferred units ranking on a parity with the Archstone Series H preferred units, then holders of Archstone Series H preferred units and such other preferred units will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Archstone Series H preferred units will not be entitled to any further participation in any distribution of assets by Archstone.

 Series I Preferred Units

   All Archstone Series I preferred units will be held by Archstone-Smith. The Archstone Series I preferred units will rank senior to the Archstone common units and on a parity with each other series of Archstone preferred units to be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Archstone Series I preferred units, will be entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions equal to $7,660.00 per annum per unit. These distributions are cumulative and are payable on the 15th day of February, May, August and November of each year.

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   The Archstone Series I preferred units will not be convertible into
Archstone common units and will not be entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its Series I preferred shares, which correspond to the Archstone Series I preferred units, at any time on or after February 1, 2028, for cash at a redemption price of $100,000 per share, plus all accumulated and unpaid distributions to the redemption date. If Archstone-Smith redeems any or all of its outstanding Series I preferred shares, Archstone will redeem an equal number of Series I preferred units in exchange for the amount of cash that Archstone-Smith is required to pay in redemption of the Series I preferred shares.

   The Archstone Series I preferred units will have the same limitations on the payment of distributions on junior and parity units and the same liquidation rights as the Archstone Series H preferred units, with the exception of a liquidation preference of $100,000 per unit.

 Series J Preferred Units

   All Archstone Series J preferred units will be held by Archstone-Smith. The Archstone Series J preferred units will rank senior to the Archstone common units and on a parity with each other series of Archstone preferred units to be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of Archstone Series J preferred units will be entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cumulative cash distributions equal to the greater of 8.50% of the $36.50 liquidation preference per annum, which is the equivalent of $3.1025 per annum per unit, or the distribution paid on the number of Class A-2 common units into which a Series J preferred unit is convertible. Distributions on the Archstone Series J preferred units will cumulate and will be payable quarterly in arrears on the same date on which Archstone pays a distribution on the common units or, if no such distribution is paid on the common units, then on such date to be set by Archstone-Smith for payment of a distribution on the Series J preferred shares, which date will not be later than 45 days after the end of each distribution period ending March 31, June 30, September 30 and December 31.

   In the event that a holder of Archstone-Smith Series J preferred shares exercises its right to convert its Series J preferred shares into Archstone-Smith common shares, then concurrently with that conversion, an equivalent number of Series J preferred units of Archstone will be automatically converted into a number of Class A-2 common units equal to the number of Archstone-Smith common shares issued upon conversion of the related Series J preferred shares, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares.

   The Archstone Series J preferred units will not be entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its Series J preferred shares, which correspond to the Archstone Series J preferred units, at its option, at any time on and after July 13, 2002, in whole or in part from time to time at a cash redemption price of $36.50 per Archstone-Smith Series J preferred share, or in exchange for that number of Archstone-Smith common shares as equals the liquidation preference per Series J preferred share divided by the conversion price for the Series J preferred shares, plus, in either case, accumulated and unpaid distributions to the redemption date. Archstone-Smith may issue common shares upon any such redemption only if:

  . for 20 consecutive trading days, within the last 30 trading days immediately before the date of the notice of redemption, the average trading price of the Archstone-Smith common shares on the New York Stock Exchange equals or exceeds $19.9584 per share, which may be adjusted in specified circumstances; and

  . at least 1,000,000 common shares were traded during such 30 trading days.


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   The Series J preferred units are redeemable only if Archstone-Smith concurrently redeems an equivalent number of Series J preferred shares. If Archstone-Smith redeems the Series J preferred shares in exchange for common shares, an equivalent number of Series J preferred units will be converted into a number of Class A-2 common units equal to the number of Archstone-Smith common shares issued, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares. If Archstone-Smith redeems the Series J preferred shares for cash, Archstone will concurrently redeem an equal number of Series J preferred units in exchange for the amount of cash that Archstone-Smith is required to pay in redemption of the Series J preferred shares.

   The Archstone Series J preferred units will have the same limitations on the payment of distributions on junior and parity preferred units and the same liquidation rights as the Archstone Series H and I preferred units, with the exception of a liquidation preference of $36.50 per unit.

 Series K Preferred Units

   All Archstone Series K preferred units will be held by Archstone-Smith. The Archstone Series K preferred units will rank senior to the Archstone common units and on a parity with each other series of Archstone preferred units to be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Archstone Series K preferred units, will be entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions equal to the greater of 8.25% of the $37.50 liquidation preference per annum, which is the equivalent of $3.09375 per annum per unit, through October 1, 2001, and 8.50% of the liquidation preference per annum, which is the equivalent of $3.1875 per annum per unit, after October 1, 2001 or the distribution on the Archstone Class A-2 common units into which a Series K preferred unit is convertible.

   Distributions on the Archstone Series K preferred units will cumulate and will be payable quarterly in arrears on the same date on which Archstone pays a distribution on the common units or, if no such distribution is paid on the common units, then on such date to be set by Archstone-Smith for payment of a distribution on the Series K preferred shares, which date will not be later than 45 days after the end of each distribution period ending March 31, June 30, September 30 and December 31.

   In the event that a holder of Archstone-Smith Series K preferred shares exercises its right to convert its Series K preferred shares into Archstone-Smith common shares, then concurrently with that conversion, an equivalent number of Series K preferred units of Archstone will be automatically converted into a number of Class A-2 common units equal to the number of Archstone-Smith common shares issued, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares.

   The Archstone Series K preferred units will not be entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its Series K preferred shares, which correspond to the Archstone Series K preferred units, at its option, at any time on and after October 1, 2004, in whole or in part from time to time, at a cash redemption price of $37.50 per Archstone-Smith Series K preferred share, or in exchange for that number of Archstone-Smith common shares as equals the liquidation preference per Series K preferred share divided by the conversion price for the Series K preferred shares, plus, in either case, accumulated and unpaid distributions to the redemption date. Archstone-Smith may issue common shares upon any such redemption only if:

  . for 20 consecutive trading days, within the last 30 trading days immediately before the date of the notice of redemption, the average trading price of the Archstone-Smith common shares on the

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     New York Stock Exchange equals or exceeds $20.5092 per share, which may be adjusted in specified circumstances; and

  . at least 1,000,000 common shares were traded during such 30 trading days.

   The Series K preferred units are redeemable only if Archstone-Smith concurrently redeems an equivalent number of Series K preferred shares. If Archstone-Smith redeems the Series K preferred shares in exchange for common shares, an equivalent number of Series K preferred units will be converted into such number of Class A-2 common units equal to the number of Archstone-Smith common shares issued, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares. If Archstone-Smith redeems the Series K preferred shares for cash, Archstone will concurrently redeem an equal number of Series K preferred units in exchange for the amount of cash that Archstone-Smith is required to pay in redemption of the Series K preferred shares.

   The Archstone Series K preferred units will have the same limitations on the payment of distributions on junior and parity preferred units and the same liquidation rights as the Archstone Series H, I and J preferred units, with the exception of a liquidation preference of $37.50 per unit.

 Series L Preferred Units

   All Archstone Series L preferred units will be held by Archstone-Smith. The Archstone Series L preferred units will rank senior to the Archstone common units and on a parity with each other series of Archstone preferred units to be issued in the Archstone reorganization into an UPREIT and the partnership merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone.

   Archstone-Smith, as the holder of the Archstone Series L preferred units will be entitled to receive, when, as and if authorized by Archstone-Smith, as trustee, out of funds legally available for that purpose, cash distributions equal to the greater of 8.25% of the $39.00 liquidation preference per annum, which is the equivalent of $3.2175 per annum per unit, through November 5, 2001, and 8.50% of the liquidation preference per annum, which is the equivalent of $3.315 per annum per unit after November 5, 2001, or the distribution paid on the Class A-2 common units into which a Series L preferred unit is convertible.

   Distributions on the Archstone Series L preferred units will cumulate and will be payable quarterly in arrears on the same date on which Archstone pays a distribution on the common units or, if no such distribution is paid on the common units, then on such date to be set by Archstone-Smith for payment of a distribution on the Series L preferred shares, which date will not be later than 45 days after the end of each distribution period ending March 31, June 30, September 30 and December 31.

   In the event that a holder of Archstone-Smith Series L preferred shares exercises its right to convert its Series L preferred shares into Archstone-Smith common shares, then concurrently with that conversion, an equivalent number of Series L preferred units of Archstone will be automatically converted into a number of Class A-2 common units equal to the number of Archstone-Smith common shares issued, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares.

   The Archstone Series L preferred units will not be entitled to the benefit of any sinking fund.

   Archstone-Smith may redeem its Series L preferred shares, which correspond to the Archstone Series L preferred units, at its option, at any time on and after November 5, 2005, in whole or in part from time to time at a cash redemption price of $39.00 per Archstone-Smith Series L preferred share, or in exchange for that number of Archstone-Smith common shares as equals the liquidation preference per Series L preferred share divided by the conversion price for the Series L preferred shares, plus, in either case, accumulated and unpaid

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distributions to the redemption date. Archstone-Smith may issue common shares upon any such redemption only if:

  . for 20 consecutive trading days, within the last 30 trading days immediately before the date of the notice of redemption, the average trading price of the Archstone-Smith common shares on the New York Stock Exchange equals or exceeds $21.33 per share, which may be adjusted in specified circumstances; and

  . at least 1,000,000 common shares were traded during such 30 trading days.

   The Series L preferred units are redeemable only if Archstone-Smith concurrently redeems an equivalent number of Series L preferred shares. If Archstone-Smith redeems the Series L preferred shares in exchange for common shares, an equivalent number of Series L preferred units will be converted into such number of Class A-2 common units equal to the number of Archstone-Smith common shares issued, adjusted as specified in the Archstone declaration of trust to take into account prior share dividends or any subdivisions or combinations of common shares. If Archstone-Smith redeems the Series L preferred shares for cash, Archstone will concurrently redeem an equal number of Series L preferred units in exchange for the amount of cash that Archstone-Smith is required to pay in redemption of the Series L preferred shares.

   The Archstone Series L preferred units will have the same limitations on the payment of distributions on junior and parity preferred units and the same liquidation rights as the Archstone-Smith Series H, I, J and K preferred units, with the exception of a liquidation preference of $39.00 per unit.

 Liquidation Rights of Preferred Units

   Upon any voluntary or involuntary liquidation, dissolution or winding up of Archstone, the Archstone preferred units are entitled to a liquidation preference per unit plus, any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of common units and any other class or series of units of Archstone ranking junior to the Archstone preferred units as to liquidation rights. The liquidation preference per unit is $25.00 for the Series A, C, D, E, F and G preferred units, $27.08 for the Series H preferred units, $100,000 for the Series I preferred units, $36.50 for the Series J preferred units, $37.50 for the Series K preferred units and $39.00 for the Series L preferred units. If upon any voluntary or involuntary liquidation, dissolution or winding up of Archstone, the assets of Archstone are insufficient to make such full payments to holders of Archstone preferred units and other preferred units ranking on a parity with the Archstone preferred units, then holders of Archstone preferred units and parity preferred units will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Archstone preferred units will not be entitled to any further participation in any distribution of assets by Archstone.

 Voting Rights of Preferred Units

   Holders of Archstone preferred units do not have any voting rights, except as required by law.

Power to Issue Additional Common Units and Preferred Units

   Archstone believes that the power of Archstone-Smith, as trustee, to issue additional authorized but unissued common units or preferred units and to classify or reclassify unissued common units or preferred units and thereafter to cause Archstone to issue such classified or reclassified units provides Archstone with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which may arise. The additional classes or series, as well as the common units, generally will be available for future issuance without further action by Archstone's unitholders, unless such action is required by applicable law.

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   No Archstone common or preferred unit may be issued to Archstone-Smith unless:

  . Archstone issues the units in connection with the grant, award or issuance of shares or other equity interests in Archstone-Smith having designations, preferences and other rights so that the economic interests attributable to the newly issued shares of Archstone-Smith are substantially similar to the designations, preferences and other rights, except voting rights, of the Archstone units issued to Archstone-Smith, and Archstone-Smith contributes to Archstone the proceeds from the issuance of the shares received by Archstone-Smith; or

  . Archstone issues the additional units to all unitholders holding Archstone units in the same class or series in proportion to their respective percentage interests in the class or series.

Transfer Agent and Registrar

   Archstone will be the transfer agent and registrar for the Archstone Class A-1, Class A-2, and Class B common units and the preferred units.

Anti-Takeover Considerations

   Maryland law and the Archstone declaration of trust and bylaws contain a number of provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of Archstone. See "Comparison of Unitholder Rights" beginning on page 162. These provisions include:

  . No rights to vote for election of trustee--Only the holders of the Archstone Class A-2 common units have a right to vote in the election of trustees. Under Archstone's declaration of trust, Class A-2 common units may only be held by Archstone-Smith and related parties. This provision may make it more difficult for a third party to gain control of the board of trustees of Archstone except in connection with a takeover of Archstone-Smith.

  . Unsolicited Takeover Provisions of Maryland Law--Maryland law contains provisions that may make it more difficult to effect an unsolicited takeover of a Maryland real estate investment trust, providing that the board of trustees is not subject to higher duties with regard to actions taken in a takeover context. Maryland law also allows Maryland real estate investment trusts with a class of securities registered under the Securities Exchange Act of 1934 and with at least three independent trustees to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers.

  . Call of Special Meetings of Unitholders--The Archstone declaration of trust provides that special meetings of unitholders may be called only by the chairman of the board, the president, the chief financial officer, a majority of the trustees or at the request of the holders of units entitled to cast not less than 25% of all the votes entitled to be cast at the meeting. This provision limits the ability of unitholders to call special meetings.

  . Advance Notice Provisions for Unitholder Nominations and Unitholder New Business Proposals--The Archstone bylaws require advance written notice for unitholders to nominate a trustee or bring other business before a meeting of unitholders. This provision limits the ability of unitholders to make nominations for trustees or introduce other proposals that are not timely received for consideration at a meeting.

  . Authority of Board to Amend Bylaws--The Archstone declaration of trust and bylaws provide that the power to amend, repeal or adopt new bylaws is vested exclusively with the board of trustees.

  . Business Combination with Interested Shareholders--The Maryland Business Combination Act provides that, unless exempted, a Maryland real estate investment trust may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions, with an "interested shareholder" or its affiliates, for five years after the

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     most recent date on which the interested shareholder became an interested shareholder and thereafter unless specified criteria are met.

  . Control Share Acquisitions--The Maryland Control Share Acquisition Act provides that shares acquired by any person over one-tenth, one-third and a majority of the voting power of a real estate investment trust do not have voting rights, except to the extent approved by the vote of two-thirds of the votes entitled to be cast on the matter. The Archstone bylaws exempt from the provisions of the Maryland Control Share Acquisition Act any control share acquisition with any person. However, this provision of the bylaws, by its terms, may be altered or repealed at any time, in whole or in part, by the board of trustees.

  . Other Constituencies--Maryland law expressly codifies the authority of a Maryland real estate investment trust to include in its charter a provision that allows the board of trustees to consider the effect of a potential acquisition of control on shareholders, employees, suppliers, customers, creditors and communities in which offices or other establishments of the trust are located. The Archstone declaration of trust does not include a provision of this type. Maryland law also provides, however, that the inclusion or omission of this type of provision in the declaration of trust of a Maryland real estate investment trust does not create an inference concerning factors that may be considered by the board of trustees regarding a potential acquisition of control. This law may allow the board of trustees to reject an acquisition proposal even though the proposal was in the best interests of Archstone unitholders.

Capital Contributions

   Unitholders of Archstone, except for Archstone-Smith and certain related parties, are not required to make additional capital contributions to Archstone unless they have entered into a deficit restoration agreement that requires additional contributions upon liquidation of Archstone. In addition, Archstone-Smith generally is required to contribute net proceeds of any sale of equity interests in Archstone-Smith to Archstone in exchange for additional units. Limited partners of Smith Partnership receiving Archstone units in the partnership merger will not be required to pay to Archstone any deficit or negative balance which may exist in their capital accounts unless in connection with or after the partnership merger they elect to enter into an express agreement with Archstone undertaking a deficit restoration obligation.

Distributions

   The Archstone declaration of trust provides for the distribution of available cash on at least a quarterly basis when, as and if declared by the Archstone board out of funds legally available for the payment of distributions. Available cash means all cash revenues and funds of Archstone plus any reduction in reserves and minus interest, principal and other debt payments, all cash expenditures, including capital expenditures, investments in any entity, including loans, and any additions to reserves and other adjustments, as determined by Archstone-Smith, as trustee, in its sole discretion. As authorized by Archstone-Smith, as trustee, Archstone will make distributions to all unitholders who are unitholders on the record date for the distribution in the following order:

  . first, to each unitholder, including Archstone-Smith, who holds a unit of a class or series that is entitled to a preference according to the rights of that class or series of unit; and

  . second, to the extent that there is available cash after payment of any preferences, to the unitholders who hold a unit that is not entitled to a preference in distributions, including Class A-1 common units, Class A-2 common units and Class B common units, pro rata to each class or series and, within each class or series, in proportion to the unitholder's percentage share of that class or series.

   Unless otherwise specifically provided for in the Archstone declaration of trust or a supplement to the declaration of trust at the time a new class or series is created, no unit will be entitled to preferential

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distribution. Distributions payable with respect to any Class B units that were not outstanding during the entire quarterly or shorter period on which the distribution is based will be prorated based on the portion of the period that these units were outstanding, but distributions paid with respect to Class A-1 and Class A-2 common units will generally not be prorated. An Archstone unitholder will not in any event receive a distribution of available cash with respect to a unit if the unitholder is entitled to receive a distribution out of that same available cash with respect to an Archstone-Smith share for which that unit has been exchanged or redeemed.

   Archstone will make reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Archstone-Smith's qualification as a REIT, to distribute available cash:

  . to the unitholders so as to preclude the distribution from being treated as part of a disguised sale for federal tax purposes; and

  . to all unitholders so that the amount distributed to Archstone-Smith is sufficient to enable Archstone-Smith to pay shareholder distributions that will:

      -- satisfy the requirements for qualifying as a REIT; and

      -- avoid any federal income or excise tax liability for Archstone-
         Smith.

   If Archstone-Smith is not publicly traded, Archstone is required make cash distributions with respect to Class A-1 and Class A-2 common units at least annually for each taxable year of Archstone beginning before the twentieth anniversary of the partnership merger in an aggregate amount that reflects at least 90% of Archstone's taxable income for that year allocable to the Class A-1 and Class A-2 common units. These distributions will be made not later than 60 days after the end of that year.

Preemptive Rights

   Except to the extent expressly granted by Archstone in an agreement other than the Archstone declaration of trust, and except as described above under "--Unitholder Purchase Rights," no person or entity, including any unitholder of Archstone, has any preemptive, preferential or other similar right with respect to:

  .  additional capital contributions or loans to Archstone; or

  . the issuance or sale of any Archstone units or other interests of Archstone.

Conversion; Redemption

   Each Archstone Class B common unit will be converted automatically into an Archstone Class A-1 common unit on the day immediately following the record date for the distribution period during which the Archstone Class B common unit was issued. Class A-1 common units are automatically converted into Class A-2 units when they are held by Archstone-Smith or certain affiliates, and Class A-2 common units are automatically converted into Class A-1 units when transferred by Archstone-Smith or certain affiliates to a person other than Archstone or certain affiliates.

   Except where Archstone-Smith elects to assume Archstone's obligation with respect to unitholder redemption as provided below, each holder of Class A-1 common units has the right to require Archstone to redeem each Class A-1 common unit held by the unitholder for cash equal to the value of an Archstone-Smith common share. As a general rule, a unitholder may exercise the redemption right at any time beginning on the first anniversary of the issuance of the units held by the unitholder. Archstone-Smith may agree to a shorter waiting period, or no waiting period, on the exercise of the unit redemption right. Smith Partnership unitholders who receive Archstone Class A-1 common units in the partnership merger will be permitted to exercise the unit redemption right at any time following the partnership merger.

   If Archstone-Smith gives the unitholders notice of its intention to make an extraordinary distribution of cash or property to its shareholders or effect a merger, a sale of all or substantially all of its assets, or any other

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similar extraordinary transaction, each unitholder may exercise its unit redemption right, regardless of the length of time it has held its Archstone units. This redemption right begins on the date when the notice is given, which must be at least 20 business days before the record date for determining shareholders eligible to receive the distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, and ends on the record date. Archstone-Smith, in its sole discretion, may shorten the required notice period of not less than 20 business days before the record date to determine the shareholders eligible to vote upon a merger transaction, but not any of the other covered transactions, by up to ten business days, thereby continuing to afford the holders of units the opportunity to redeem units on or before the record date for the shareholder vote on the merger transaction, so long as:

  .  Archstone-Smith will be the surviving entity in the merger transaction;

  . immediately following the merger transaction, persons who held voting securities of Archstone-Smith immediately before the merger transaction will hold, solely by reason of the ownership of voting securities of Archstone-Smith immediately before the merger transaction, voting securities of Archstone-Smith representing at least 51% of the total combined voting power of all outstanding voting securities of Archstone-Smith after the merger; and

  . if in connection with the merger transaction Archstone will merge with another entity, Archstone will be the surviving entity in the merger.

   If no record date is applicable, Archstone-Smith must provide notice to unitholders at least 20 business days before the consummation of the merger, sale or other extraordinary transaction.

   A unitholder may exercise its unit redemption right by giving written notice to Archstone and Archstone-Smith. The Archstone units specified in the notice shall be redeemed on the tenth business day following the date Archstone-Smith received the redemption notice or, in the case of the exercise of a unit redemption right in connection with an extraordinary transaction, the date Archstone and Archstone-Smith received the redemption notice.

   A notice of redemption delivered to Archstone, with a copy to Archstone-Smith, will serve to exercise the redemption right. A unitholder may not exercise the redemption right for fewer than 1,000 Class A-1 common units, or if the unitholder holds fewer than 1,000 Class A-1 common units, all of the Class A-1 common units held by that unitholder. The redeeming unitholder will have no right to receive any distributions paid on or after the redemption date with respect to those units redeemed.

   Unless Archstone-Smith elects to assume and perform Archstone's obligation with respect to the unit redemption right, as described below, a unitholder exercising a unit redemption right will receive cash from Archstone in an amount equal to the market value of the Archstone-Smith common shares for which the Archstone units to be redeemed are redeemable. The market value of an Archstone-Smith common share for this purpose will be equal to the average of the closing trading price of an Archstone-Smith common share on the NYSE for the ten trading days before the day on which the redemption notice was received by Archstone-Smith.

   Instead of Archstone acquiring the units being redeemed for cash, Archstone-Smith has the right to elect to acquire on the redemption date the Archstone units directly from a unitholder exercising the unit redemption right in exchange for either cash in the amount specified above or a number of Archstone-Smith common shares equal to the number of Archstone units offered for redemption, adjusted as specified in the declaration of trust of Archstone to take into account prior share dividends or any subdivisions or combinations of Archstone-Smith common shares. No redemption or exchange can occur if delivery of common shares by Archstone-Smith would be prohibited either under the provisions of Archstone-Smith's declaration of trust or under applicable federal or state securities laws, in each case regardless of whether Archstone-Smith would in fact elect to assume and satisfy the unit redemption right.

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   Unless Archstone-Smith exercises its right to purchase the redeeming unitholder's Archstone units, as described above, Archstone-Smith has no obligation to the redeeming unitholder with respect to the redeeming unitholder's unit redemption right. Likewise, if Archstone-Smith exercises this purchase option, Archstone has no obligation to pay any amount to the redeeming unitholder with respect to the unit redemption right. If Archstone-Smith elects to assume and perform the obligations of Archstone under the unit redemption right, each of the redeeming unitholder, Archstone and Archstone-Smith will treat this transaction between Archstone-Smith and the redeeming unitholder, for federal tax purposes, as a sale of the redeeming unitholder's Archstone units to Archstone-Smith.

   If any Archstone-Smith preferred shares have been called for redemption, a number of Archstone preferred units equal to the number of Archstone-Smith preferred shares called for redemption will be redeemed. The redemption shall occur at a time and in a manner that allows the redemption of Archstone-Smith preferred shares to be completed in a timely fashion to comply with the applicable requirements related to the share redemption.

   All Archstone units delivered for redemption must be delivered to Archstone free and clear of all liens.

Management

   Except as otherwise expressly provided in the Archstone declaration of trust, the business and affairs of Archstone are managed by its trustee, Archstone-Smith, which has the exclusive right and full authority and responsibility to manage and operate Archstone's business. Unitholders do not have any right to participate in or exercise control or management power over the business and affairs of Archstone or the power to sign documents for or otherwise bind Archstone. Archstone-Smith, as trustee, has full power and authority to do all things it deems necessary or desirable to conduct the business of Archstone, as described below. In particular, Archstone-Smith, as trustee, is under no obligation to consider the tax consequences to unitholders when making decisions for the benefit of Archstone. The unitholders, other than the Class A-2 common unitholders, have no power to remove Archstone-Smith or any other trustee. Archstone-Smith and any other trustee, however, may not take any action that is contrary to an express limitation or prohibition in the Archstone declaration of trust without an amendment to that provision adopted under the Archstone declaration of trust.

   In addition, the consent of the unitholders to some matters is necessary in limited circumstances, as described below.

Sale of Substantially All of Archstone's Assets

   A sale, exchange, transfer or other disposition of all or substantially all of the assets of Archstone in a single transaction or a series of related transactions, other than pursuant to a dissolution and liquidation of Archstone, including by way of a merger, consolidation or other combination of Archstone with another entity, will require the following:

  . if the transaction is in connection with a similar transaction involving Archstone-Smith which has also been approved by a majority of the outstanding Archstone units, including Archstone units held directly or indirectly by Archstone-Smith, and in connection with which all unitholders have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of Archstone-Smith on a per share basis, approval by the holders of a majority of the outstanding Archstone common units outstanding and entitled to vote thereon, including any Class A-2 units held by Archstone-Smith; or

  . in the case of any other transaction, the approval of the holders of majority of the outstanding Archstone Class A-1 common units outstanding and entitled to vote thereon.

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Transfers

   Archstone-Smith generally may not transfer any of its Class A-2 common or other units or withdraw as trustee, except in connection with a merger, consolidation or other combination with or into another entity, a sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding shares, other than a change in the par value of its share. Archstone-Smith may engage in such a transaction only if:

  . the transaction has been approved by Archstone-Smith, as trustee, and the unitholders holding at least a majority of the then outstanding Archstone units, including any units held by Archstone-Smith,

  . following the transaction substantially all of the assets of the surviving entity consist of units, and

  . in the transaction all unitholders receive or have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of Archstone-Smith, on a per share basis.

   A unitholder may transfer, with or without the consent of Archstone-Smith, all or any portion of its units or rights as a unitholder:

  .  to Archstone-Smith in connection with a redemption of units;

  . in the event the unitholder is an individual, to an immediate family member, a trust for the benefit of the unitholder or an immediate family member, any partnership, limited liability company, joint venture corporation or other business entity comprised only of the unitholder and/or immediate family members and entities owned by or for the benefit of the unitholder or an immediate family member;

  .  in the event the unitholder is a trust, to the beneficiaries of a trust;

  . in the event the unitholder acquired units in the partnership merger and is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, or stockholders who are immediate family members or the person who transferred units to the unitholder;

  . in the event the unitholder is a partnership, limited liability company, joint venture, corporation or other business entity to any person under the terms of any agreement between the unitholder and Archstone under which the units were issued;

  .  as a gift or other transfer without consideration;

  .  under applicable laws of descent or distribution;

  .  to another unitholder; or

  . as part of a grant of a security interest or other encumbrance effectuated in a valid transaction or as a result of the exercise of remedies related thereto.

   No other transfers may be made without the prior written consent of Archstone-Smith, which consent may be withheld in its sole and absolute discretion.

   Archstone-Smith may prohibit any transfer of units by a unitholder unless it receives a written opinion of legal counsel, with the opinion and counsel being reasonably satisfactory to Archstone-Smith, that the transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to Archstone or the transfer of the units. Further, no transfer of units by a unitholder may be made if, in the opinion of legal counsel for
Archstone:

  . the transfer would result in Archstone being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the partnership for federal income tax purposes;

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  .  the transfer could reasonably be expected to cause Archstone-Smith to no longer qualify as a REIT or would subject Archstone-Smith to additional taxes; or

  . the transfer is effectuated through an "established securities market" or a "secondary market," or the substantial equivalent, within the meaning of the Internal Revenue Code.

   In the case of a proposed transfer of units to a lender to Archstone or any person related to the lender whose loan constitutes a nonrecourse liability, the transferring unitholder must obtain the consent of Archstone-Smith.

Amendment of Declaration of Trust

   In general, the Archstone declaration of trust may be amended only with the approval of Archstone-Smith, as trustee, and unitholders holding a majority of the common units entitled to vote thereon. However, after Archstone-Smith has declared an amendment advisable, the holders of at least a majority of the Class A-2 common units have the power, without the consent of the other unitholders, to amend the declaration of trust of Archstone as may be required:

  . to add to the obligations of Archstone-Smith or surrender any right or power granted to Archstone-Smith or any affiliate of Archstone-Smith for the benefit of the unitholders;

  . to reflect any changes in the status of unitholders according to the terms of the Archstone declaration of trust;

  . to set forth the designations, rights, powers, duties and preferences of the holders of any additional units issued in under the authority granted to Archstone-Smith under the Archstone declaration of trust;

  . to reflect a change that does not adversely affect the unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in the Archstone declaration of trust not inconsistent with law or with other provisions of the Archstone declaration of trust, or make other changes with respect to matters arising under the Archstone declaration of trust that will not be inconsistent with law or with the provisions of the Archstone declaration of trust; and

  . to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

   The approval of the holders of at least a majority of the Class A-1 common units is necessary to amend provisions regarding, among other things:

  . the restrictions imposed on the issuance of additional units to Archstone-Smith other than in connection with the issuance by Archstone-Smith of shares or in connection with a distribution by Archstone to all unitholders;

  . the distribution requirements with respect to the Archstone Class A-1 and Class A-2 common units if Archstone-Smith is not publicly traded;

  . the restrictions on Archstone-Smith's authority described above under "--Sale of Substantially All of Archstone's Assets";

  . the restrictions on Archstone-Smith's power to conduct businesses other than owning units of Archstone and managing the business of Archstone and the relationship of Archstone-Smith shares to the units;

  .  the limitations on transactions with affiliates;

  .  the liability of Archstone-Smith for monetary damages to Archstone;

  .  the rights of unitholders to obtain specified information; or

  .  the transfer of units held by Archstone-Smith.

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   The Archstone declaration of trust may not be amended with respect to any unitholder adversely affected by the amendment without the consent of that unitholder if the amendment would, among other things:

  .  convert a unit into a Class A-2 common unit;

  . modify the limited liability of a unitholder or require a unitholder to make additional capital contributions;

  . allow Archstone-Smith to take any action in contravention of any express prohibition or limitation of the declaration of trust;

  . alter the interest of a unitholder in profits or losses, or the right to receive any distributions, except as permitted under the declaration of trust of Archstone with respect to the admission of new unitholders, or the issuance of additional Archstone units;

  .  alter the redemption right of the unitholders of Archstone;

  .  alter the rights of unitholders to transfer their units;

  . alter the provision requiring the approval of each unitholder adversely affected by a proposed amendment of the Archstone declaration of trust; or

  . alter the provisions regarding the giving of notice under the declaration of trust

Meetings

   There will be an annual meeting of unitholders at a time and place as Archstone-Smith may prescribe, at which trustees will be elected and any other proper business may be conducted. The annual meeting of unitholders will be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Special meetings of unitholders may be called by Archstone or by the chairman of the board, president or chief financial officer of Archstone and must be called upon the written request of unitholders holding in the aggregate 25% or more of the outstanding units of Archstone entitled to vote. Notice stating the place, date and time of the unitholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail to each unitholder of record entitled to vote at the meeting. No unitholder not entitled to vote at a meeting will have any rights to notice of a meeting except as expressly provided for in the Archstone declaration of trust or under law. No other business than that which is stated in the call for a special meeting will be considered at that meeting.

   Only Class A-2 common unitholders have the right to vote in the election of trustees. Exclusive voting power is vested in the common units, except to the extent that the Archstone declaration of trust or Maryland law provides voting rights to any other class of units.

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                        COMPARISON OF UNITHOLDER RIGHTS

   Archstone is a Maryland real estate investment trust and, accordingly, the rights of Archstone unitholders will be governed by the declaration of trust of Archstone and Maryland law. Smith Partnership is a Delaware limited partnership and, accordingly, the rights of Smith Partnership unitholders are governed by the partnership agreement of Smith Partnership and Delaware law.

   At the time of the partnership merger, Smith Partnership unitholders automatically will become Archstone unitholders and their rights as unitholders will be determined by the declaration of trust of Archstone and Maryland law. The following is a summary of the material differences in the rights of unitholders of Archstone and the rights of partners of Smith Partnership. Archstone-Smith is the sole trustee of Archstone and Smith Residential is the sole general partner of Smith Partnership. Thus, Archstone-Smith and Smith Residential have the exclusive right to manage the business and affairs of Archstone and Smith Partnership, respectively.

   The following comparison of the rights of unitholders of Archstone and Smith Partnership summarizes the material differences between the rights of unitholders of Archstone and Smith Partnership but is not intended to list all of the differences. When reading this comparison, you should refer to the partnership agreement, including all amendments, of Smith Partnership and the declaration of trust, including all amendments, of Archstone for complete information.

Capitalization

   Archstone. Immediately before the completion of the partnership merger, it is expected that Archstone will have the following outstanding units:

      Class A-2 Common Units........................................ 171,638,428
      Series A Preferred Units......................................   3,174,235
      Series C Preferred Units......................................   1,969,100
      Series D Preferred Units......................................   1,989,956

   Archstone-Smith is expected to own all of these units. In the partnership merger, Archstone-Smith will take all necessary actions to cause Archstone to issue 76,961,565 Class A-1 common units, 171,638,428 Class A-2 common units, 0 Class B common units, 2,640,325 Series H preferred units, 500 Series I preferred units, 684,931 Series J preferred units, 666,667 Series K preferred units and 641,026 Series L preferred units. Archstone will issue the Class A-1 common units in the partnership merger in exchange for the Class A common units of Smith Partnership, other than those held by Smith Residential, and will issue the Class A-2 common units in the partnership merger in exchange for the Class A common units of Smith Partnership held by Smith Residential. Archstone will issue the Class B common units in the partnership merger in exchange for the Class B common units of Smith Partnership. Archstone will issue the new Series H, I, J, K and L preferred units in the partnership merger in exchange for the respective Smith Partnership Series A, C, E, F and G preferred interests. All of the Archstone preferred units to be issued in the partnership merger will be issued to Archstone-Smith.

   Smith Partnership. As of August 31, 2001, Smith Partnership has the following outstanding units and interests:

  .  38,967,881 Class A common units;

  .  0 Class B common units;

  .  2,640,325 Series A preferred units;

  .  500 Series C preferred units;

  .  684,931 Series E preferred units;

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

  .  666,667 Series F preferred units;

  .  641,026 Series G preferred units; and

  .  400,000 Series H Preferred Units.

   On September 19, 2001, all of the issued and outstanding Series H preferred units of Smith Partnership were converted into 259,740 Class A common units. Smith Residential owns all of the Series A, C, E, F and G preferred units and 25,805,473, or 67.2% of the Class A common units.

Issuance of Additional Partnership or Unit Interests

   Archstone. Archstone is authorized to issue additional units, including to Archstone-Smith and its affiliates. These units may be issued in one or more classes or in one or more series of any class, with designations, preferences, rights, powers and duties, as determined by Archstone-Smith, as trustee, in its sole and absolute discretion without the approval of any unitholder, unless otherwise limited as described below.

   No Archstone common or preferred unit may be issued to Archstone-Smith unless:

  . Archstone issues the units in connection with the grant, award or issuance of shares or other equity interests in Archstone-Smith having designations, preferences and other rights so that the economic interests attributable to the newly issued shares of Archstone-Smith are substantially similar to the designations, preferences and other rights, except voting rights, of the Archstone units issued to Archstone-Smith, and Archstone-Smith contributes to Archstone the proceeds from the issuance of the shares received by Archstone-Smith; or

  . Archstone issues the additional units to all unitholders holding Archstone units in the same class or series in proportion to their respective percentage interests in the class or series.

   Smith Partnership. Smith Residential is authorized to cause Smith Partnership to issue additional partnership units or interests to its partners, including Smith Residential and its affiliates, or other persons. These units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to those of the Class A common units, as determined by Smith Residential in its sole and absolute discretion without the approval of any limited partner, unless otherwise limited, as described below.

   No partnership unit or interest may be issued to Smith Residential as general partner or limited partner unless:

  . Smith Partnership issues the units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in Smith Residential having designations, preferences and other rights so that the economic interests attributable to the newly issued shares or other equity interests are substantially similar to the designations, preferences and other rights, except voting rights, of the Smith Partnership units or other partnership interests issued to Smith Residential, and Smith Residential contributes to Smith Partnership the proceeds from the issuance of the shares or other equity interests received by Smith Residential; or

  . Smith Partnership issues the additional Smith Partnership units or other partnership interests to all partners holding Smith Partnership units or other partnership interests in the same class or series in proportion to their respective percentage interests in that class or series.

   At the election of Smith Residential, in its sole and absolute discretion, Smith Partnership may issue either Class A units or Class B units to newly admitted partners. The major difference between Class A units and Class B units is that the Class A units receive a full distribution of any cash distributed by Smith Partnership with respect to its units, without any proration to take into account the number of days that the Class A units were outstanding, while distributions to the Class B units are prorated based upon the number of days in the

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

applicable distribution period that the Class B units were outstanding. Class B units automatically convert into Class A units at the end of any distribution period in which the Class B units were issued, and any Smith Partnership unit that is not specifically designated by Smith Residential as being of a particular class will be deemed to be a Class A unit. In the partnership merger, Archstone Class A-1 common units will be issued in exchange for Class A units of Smith Partnership other than the Smith Partnership preferred units, and new series of Archstone's preferred units will be issued for the Smith Partnership series of preferred interests or units as described above under "-- Capitalization."

Capital Contributions

   Archstone. Unitholders of Archstone, except Archstone-Smith, are not required to make additional capital contributions to Archstone unless they have entered into a deficit restoration agreement that requires additional contributions upon, liquidation of Archstone. In addition, Archstone-Smith generally is required to contribute net proceeds of any sale of equity interests in Archstone-Smith to Archstone in exchange for additional units. Limited partners of Smith Partnership receiving Archstone units in the partnership merger will not be required to pay to Archstone any deficit or negative balance which may exist in their capital accounts unless in connection with or after the partnership merger they elect to enter into an express agreement with Archstone undertaking a deficit restoration obligation.

   Smith Partnership. Unitholders of Smith Partnership are not required to make additional capital contributions to Smith Partnership. However, Smith Residential generally is required to contribute net proceeds of any sale of equity interests in Smith Residential to Smith Partnership in exchange for additional partnership units, as described above.

   As described in "The Merger Agreement--Tax Related Undertakings of Archstone--Tax Protection Agreements," under the merger agreement, Archstone-Smith and Archstone will assume the obligations of Smith Residential and Smith Partnership under any existing tax protection agreements for the benefit of the individuals and entities who are intended to be protected by the provisions of those agreements.

Distributions

   Archstone. The Archstone declaration of trust provides for the distribution of available cash on at least a quarterly basis when, as and if declared by the Archstone board out of funds legally available for the payment of distributions. Available cash means all cash revenues and funds of Archstone plus any reduction in reserves and minus interest, principal and other debt payments, all cash expenditures, including capital expenditures, investments in any entity, including loans, and any additions to reserves and other adjustments, as determined by Archstone in its sole discretion. Archstone makes distributions to all unitholders who are unitholders on the record date for the distribution in the following order:

  . first, to each unitholder, including Archstone-Smith, who holds a unit of a class or series that is entitled to a preference according to the rights of that class or series of unit; and

  . second, to the extent that there is available cash after payment of any preferences, to the unitholders who hold a unit that is not entitled to a preference in distributions, including Class A-1 common units, Class A-2 common units and Class B common units, pro rata to each class or series and, within each class or series, in proportion to the unitholder's percentage share of that class or series.

   Unless otherwise specifically provided for in the Archstone declaration of trust or a supplement to the declaration of trust, at the time a new class or series is created, no unit will be entitled to preferential distribution. Distributions payable with respect to any Class B units that were outstanding during the entire quarterly or shorter period on which the distribution is based will be prorated based on the portion of the period that these units were outstanding, but distributions paid with respect to Class A-1 and Class A-2 common units will generally not be prorated. An Archstone unitholder will not in any event receive a distribution of available cash with respect to a unit if the unitholder is entitled to receive a distribution out of that same available cash with respect to an Archstone-Smith share for which that unit has been exchanged or redeemed.

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

   Archstone will make reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Archstone-Smith's qualification as a REIT, to distribute available cash:

  . to the unitholders so as to preclude the distribution from being treated as part of a disguised sale for federal tax purposes; and

  . to all unitholders so that the amount distributed to Archstone-Smith is sufficient to enable Archstone-Smith to pay shareholder distributions that will:

    -- satisfy the requirements for qualifying as a REIT; and

    -- avoid any federal income or excise tax liability for Archstone-
       Smith.

   If Archstone-Smith is not publicly traded, Archstone is required make cash distributions with respect to Class A-1 and Class A-2 common units at least annually for each taxable year of Archstone beginning before the twentieth anniversary of the partnership merger in an aggregate amount that reflects at least 90% of Archstone's taxable income for that year allocable to the Class A-1 and Class A-2 common units. These distributions will be made not later than 60 days after the end of that year.

   Smith Partnership. The partnership agreement of Smith Partnership requires the distribution of available cash on at least a quarterly basis. Available cash is the net operating cash flow plus any reduction in reserves and minus interest and principal payments on debt, all cash expenditures, including capital expenditures, any additions to reserves and other adjustments, as determined by Smith Residential in its sole discretion. Smith Partnership makes distributions to all partners who are partners on the record date for the distribution in the following order:

  . first, to each partner, including Smith Residential, who holds a partnership interest of a class or series that is entitled to a preference according to the rights of that class or series of partnership interest; and

  . second, to the extent that there is available cash after payment of any preferences, to the partners who hold a partnership interest that is not entitled to a preference in distribution, including Class A units and Class B units, pro rata to each class or series and, within each class or series, in proportion to the partner's percentage share of that class or series.

   Unless otherwise specifically agreed to by Smith Residential in the partnership agreement of Smith Partnership or an agreement at the time a new class or series is created, no partnership interest will be entitled to a distribution in preference to any other. As a general rule, distributions payable with respect to any Class A units that were not outstanding during the entire quarterly or shorter period on which the distribution is based will not be prorated based on the portion of the period that these units were outstanding, but distributions paid with respect to Class B units will be prorated. A Smith Partnership partner will not in any event receive a distribution of available cash with respect to a partnership unit if the partner is entitled to receive a distribution out of that same available cash with respect to a Smith Residential share for which that partnership unit has been exchanged or redeemed.

   Smith Residential will make reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Smith Residential's qualification as a REIT, to distribute available cash to the limited partners so as to preclude the distribution from being treated as part of a disguised sale for federal tax purposes.

Preemptive Rights

   Archstone. Except to the extent expressly granted by Archstone, in an agreement other than the Archstone declaration of trust, and except as described above under "--Unitholder Purchase Rights," no person or entity, including any unitholder of Archstone, has any preemptive, preferential or other similar right with respect to:

  .  additional capital contributions or loans to Archstone; or

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

  . the issuance or sale of any Archstone units or other interests of Archstone.

   Smith Partnership. Except to the extent expressly granted by Smith Partnership, in an agreement other than the partnership agreement of Smith Partnership, no person or entity, including any partner of Smith Partnership, has any preemptive, preferential or other similar right with respect to:

  .  additional capital contributions or loans to Smith Partnership; or

  . the issuance or sale by Smith Partnership of any Smith Partnership units or other partnership interests of Smith Partnership.

Conversion; Redemption

   Archstone. Each Archstone Class B common unit will be converted automatically into an Archstone Class A-1 common unit on the day immediately following the record date for the distribution period during which the Archstone Class B common unit was issued. Class A-1 common units are automatically converted into Class A-2 units when they are held by Archstone-Smith or related parties, and Class A-2 common units are automatically converted into Class A-1 units when transferred by Archstone-Smith or related parties.

   Except where Archstone-Smith elects to assume Archstone's obligation with respect to unitholder redemption as provided below, each holder of Class A-1 common units has the right to require Archstone to redeem each Class A-1 common unit held by the unitholder for cash equal to the value of an Archstone-Smith common share. As a general rule, a unitholder other than Archstone Smith may exercise the redemption right at any time beginning on the first anniversary of the issuance of the units held by the unitholder. Archstone-Smith may agree to a shorter waiting period, or no waiting period, on the exercise of the unit redemption right. Smith Partnership unitholders who receive Archstone Class A-1 common units in the partnership merger will be permitted to exercise the unit redemption right at any time following the partnership merger.

   If Archstone-Smith gives the unitholders notice of its intention to make an extraordinary distribution of cash or property to its shareholders or effect a merger, a sale of all or substantially all of its assets, or any other similar extraordinary transaction, each unitholder may exercise its unit redemption right, regardless of the length of time it has held its Archstone units. This redemption right begins on the date when the notice is given, which must be at least 20 business days before the record date for determining shareholders eligible to receive the distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, and ends on the record date. Archstone-Smith, in its sole discretion, may shorten the required notice period of not less than 20 business days before the record date to determine the shareholders eligible to vote upon a merger transaction, but not any of the other covered transactions, by up to ten business days (thereby continuing to afford the holders of units the opportunity to redeem units on or before the record date for the shareholder vote on the merger transaction) so long as:

  .  Archstone-Smith will be the surviving entity in the merger transaction;

  . immediately following the merger transaction, persons who held voting securities of Archstone-Smith immediately before the merger transaction will hold, solely by reason of the ownership of voting securities of Archstone-Smith immediately before the merger transaction, voting securities of Archstone-Smith representing at least 51% of the total combined voting power of all outstanding voting securities of Archstone-Smith after the merger; and

  . if in connection with the merger transaction Archstone will merge with another entity, Archstone will be the surviving entity in the merger.

   If no record date is applicable, Archstone-Smith must provide notice to the unitholders at least 20 business days before the consummation of the merger, sale or other extraordinary transaction.

   A unitholder may exercise its unit redemption right by giving written notice to Archstone and Archstone-Smith. The Archstone units specified in the notice shall be redeemed on the 10th business day following the

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date Archstone-Smith received the redemption notice or, in the case of the exercise of a unit redemption right in connection with an extraordinary transaction, the date Archstone and Archstone-Smith received the redemption notice.

   A notice of redemption delivered to Archstone, with a copy to Archstone-Smith, will serve to exercise the redemption right. A unitholder may not exercise the redemption right for fewer than 1,000 Class A-1 common units, or if the unitholder holds fewer than 1,000 Class A-1 common units, all of the Class A-1 common units held by that unitholder. The redeeming unitholder will have no right to receive any distributions paid on or after the redemption date with respect to those units redeemed.

   Unless Archstone-Smith elects to assume and perform Archstone's obligation with respect to the unit redemption right, as described below, a unitholder exercising a unit redemption right will receive cash from Archstone in an amount equal to the market value of the Archstone-Smith common shares for which the Archstone units to be redeemed are redeemable. The market value of an Archstone-Smith common share for this purpose will be equal to the average of the closing trading price of an Archstone-Smith common share on the NYSE for the ten trading days before the day on which the redemption notice was received by Archstone-Smith.

   Instead of Archstone acquiring the units being redeemed for cash, Archstone-Smith has the right to elect to acquire on the redemption date the Archstone units directly from a unitholder exercising the unit redemption right in exchange for either cash in the amount specified above or a number of Archstone-Smith common shares equal to the number of Archstone units offered for redemption, adjusted as specified in the declaration of trust of Archstone to take into account prior share dividends or any subdivisions or combinations of Archstone-Smith common shares. No redemption or exchange can occur if delivery of common shares by Archstone-Smith would be prohibited either under the provisions of Archstone-Smith's declaration of trust or under applicable federal or state securities laws, in each case regardless of whether Archstone-Smith would in fact elect to assume and satisfy the unit redemption right.

   Unless Archstone-Smith exercises its right to purchase the redeeming unitholder's Archstone units, as described above, Archstone-Smith has no obligation to the redeeming unitholder with respect to the redeeming unitholder's unit redemption right. Likewise, if Archstone-Smith exercises this purchase option, Archstone has no obligation to pay any amount to the redeeming unitholder with respect to the unit redemption right. If Archstone-Smith elects to assume and perform the obligations of Archstone under the unit redemption right, each of the redeeming unitholder, Archstone and Archstone-Smith will treat this transaction between Archstone-Smith and the redeeming unitholder, for federal tax purposes, as a sale of the redeeming unitholder's Archstone units to Archstone-Smith.

   If any Archstone-Smith preferred shares have been called for redemption, a number of Archstone preferred units equal to the number of Archstone-Smith preferred shares called for redemption will be redeemed. The redemption will occur at a time and in a manner that allows the redemption of Archstone-Smith preferred shares to be completed in a timely fashion to comply with the applicable requirements related to the share redemption.

   All Archstone units delivered for redemption must be delivered to Archstone free and clear of all liens.

   Smith Partnership. Each Smith Partnership Class B unit will be converted automatically into a Smith Partnership Class A unit on the day immediately following the record date for the distribution period during which the Smith Partnership Class B unit was issued.

   Except as provided below, each holder of Class A units, other than Smith Residential and some of its affiliates, has the right to require Smith Partnership to redeem the holder's Class A units for either cash or Smith Residential common shares, at the election of Smith Residential. As a general rule, a limited partner may

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exercise the redemption right at any time beginning on the first anniversary of the issuance of the partnership units held by the limited partner. Smith Residential may agree to a shorter waiting period, or no waiting period, on the exercise of the unit redemption right. Smith Partnership limited partners who receive Archstone Class A-1 common units in the partnership merger will be permitted to exercise the unit redemption right at any time following the partnership merger.

   A limited partner may exercise its unit redemption right by giving written notice to Smith Partnership and Smith Residential. The Smith Partnership units specified in the notice shall be redeemed on the 10th business day following the date Smith Residential received the redemption notice.

   A notice of redemption delivered to Smith Partnership, with a copy to Smith Residential, will serve to exercise the redemption right. A limited partner may not exercise the redemption right for fewer than 1,000 partnership units, or if the limited partner holds fewer than 1,000 partnership units, all of the partnership units held by that limited partner. The redeeming partner will have no right to receive any distributions paid on or after the redemption date with respect to those partnership units redeemed.

   Unless Smith Residential elects to assume and perform Smith Partnership's obligation with respect to the unit redemption right, as described below, a limited partner exercising a unit redemption right will receive cash from Smith Partnership in an amount equal to the market value of the Smith Residential common shares for which the Smith Partnership units to be redeemed are redeemable. The market value of an Smith Residential common share for this purpose will be equal to the average of the closing trading price of a Smith Residential common share on the NYSE for the ten trading days before the day on which the redemption notice was received by Smith Residential.

   Instead of Smith Partnership acquiring the units being redeemed for cash, Smith Residential has the right to elect to acquire on the redemption date the Smith Partnership units directly from a limited partner exercising the unit redemption right in exchange for either cash in the amount specified above or a number of Smith Residential common shares equal to the number of Smith Partnership units offered for redemption, adjusted as specified in the partnership agreement of Smith Partnership to take into account prior share dividends or any subdivisions or combinations of Smith Residential common shares. No redemption or exchange can occur if delivery of common shares by Smith Residential would be prohibited either under the provisions of Smith Residential's charter or under applicable federal or state securities laws, in each case regardless of whether Smith Residential would in fact elect to assume and satisfy the unit redemption right.

   Unless Smith Residential exercises its right to purchase the redeeming partner's Smith Partnership units, as described above, Smith Residential has no obligation to the redeeming partner with respect to the redeeming partner's unit redemption right. Likewise, if Smith Residential exercises this purchase option, Smith Partnership has no obligation to pay any amount to the redeeming partner with respect to the unit redemption right. If Smith Residential elects to assume and perform the obligations of Smith Partnership under the unit redemption right, each of the redeeming partner, Smith Partnership and Smith Residential will treat this transaction between Smith Residential and the redeeming partner, for federal tax purposes, as a sale of the redeeming partner's Smith Partnership units to Smith Residential.

   If any Smith Residential preferred shares have been called for redemption, a number of Smith Partnership preferred units equal to the number of Smith Residential preferred shares called for redemption will be redeemed. The redemption shall occur at a time and in a manner that allows the redemption of Smith Residential preferred shares to be completed in a timely fashion to comply with the applicable requirements related to the share redemption.

   All Smith Partnership units delivered for redemption must be delivered to Smith Partnership free and clear of all liens.

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Management

   Archstone. Except as otherwise expressly provided in the Archstone declaration of trust, the business and affairs of Archstone are managed by its trustee, Archstone-Smith, which has the exclusive right and full authority and responsibility to manage and operate Archstone's business. Unitholders do not have any right to participate in or exercise control or management power over the business and affairs of Archstone or the power to sign documents for or otherwise bind Archstone. Archstone-Smith, as trustee, has full power and authority to do all things it deems necessary or desirable to conduct the business of Archstone, as described below. In particular, Archstone-Smith, as trustee, is under no obligation to consider the tax consequences to unitholders when making decisions for the benefit of Archstone. The unitholders, other than the Class A-2 common unitholders, have no power to remove Archstone-Smith or any other trustee. Archstone-Smith and any other trustee, however, may not take any action that is contrary to an express limitation or prohibition in the Archstone declaration of trust without an amendment to that provision adopted under the Archstone declaration of trust.

   In addition, the consent of the unitholders to some matters is necessary in limited circumstances, as described below.

   Smith Partnership. Except as otherwise expressly provided in the partnership agreement of Smith Partnership, the business and affairs of Smith Partnership are managed by Smith Residential, which has the exclusive right and full authority and responsibility to manage and operate the partnership's business. Limited partners do not have any right to participate in or exercise control or management power over the business and affairs of Smith Partnership or the power to sign documents for or otherwise bind Smith Partnership. Smith Residential has full power and authority to do all things it deems necessary or desirable to conduct the business of Smith Partnership, as described below. In particular, Smith Residential is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of Smith Partnership. The limited partners have no power to remove Smith Residential as general partner. Smith Residential, however, may not take any action that is contrary to an express limitation or prohibition in the partnership agreement of Smith Partnership without the written consent of:

  .  all limited partners; or

  . the lower percentage of the limited partners as may be specifically provided for in the partnership agreement of Smith Partnership or under Delaware law.

   In addition, the consent of the limited partners to some matters is necessary in limited circumstances, as described below.

Sale of Substantially All of Archstone's Assets

   Archstone. A sale, exchange, transfer or other disposition of all or substantially all of the assets of Archstone in a single transaction or a series of related transactions, other than pursuant to a dissolution and liquidation of Archstone, including by way of a merger, consolidation or other combination of Archstone with another entity, will require the following:

  . if the transaction is in connection with a similar transaction involving Archstone-Smith which has also been approved by a majority of the outstanding Archstone units, including Archstone units held directly or indirectly by Archstone-Smith, and in connection with which all unitholders have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of Archstone-Smith on a per share basis, approval by the holders of a majority of the outstanding Archstone common units outstanding and entitled to vote thereon, including any Class A-2 units held by Archstone-Smith; or

  . in the case of any other transaction, the approval of the holders of majority of the outstanding Archstone Class A-1 common units outstanding and entitled to vote thereon.

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

   Smith Partnership. A sale, exchange, transfer or other disposition of all or substantially all of the assets of Smith Partnership in a single transaction or a series of related transactions, including by way of a merger, consolidation or other combination of Smith Partnership with another entity, will require the following:

  . if the transaction is in connection with a similar transaction involving Smith Residential which has also been approved by a majority of the outstanding Smith Partnership units, including Smith Partnership units held directly or indirectly by Smith Residential, and in connection with which all limited partners have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of Smith Residential on a per share basis, approval by a majority of the outstanding Smith Partnership units, including Smith Partnership units held directly or indirectly by Smith Residential; or

  . in the case of any other transaction, the approval of a majority of the outstanding Smith Partnership units including those held by Smith Residential and some of its affiliates.

Indemnification

   Archstone. Archstone will indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a unitholder or a trustee, director or officer of Archstone-Smith or Archstone and any other persons or entities as Archstone-Smith may designate, in its sole discretion, from and against any and all losses, claims, damages, liabilities, joint or several, and expenses. Expenses include, without limitation, attorneys' fees and other legal fees and expenses, judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the indemnitee and relating to Archstone or Archstone-Smith or the operation of, or the ownership of property by, either Archstone-Smith or Archstone, as described in the declaration of trust of Archstone, in which the indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that:

  . the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  . the indemnitee actually received an improper personal benefit in money, property or services, or

  . in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

   Any indemnification will be made only out of the assets of Archstone and any insurance proceeds from the liability policy covering Archstone-Smith or Archstone. Indemnitees, Archstone-Smith, and limited partners will have no obligation to contribute to the capital of Archstone or otherwise provide funds to enable Archstone to fund its indemnity obligations.

   Archstone may advance amounts to an indemnitee for expenses upon receipt of:

  . a written affirmation of the indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification, and

  . a written undertaking of the indemnitee that it will repay any advances if it shall be ultimately determined that the indemnitee did not meet the appropriate standard of conduct.

   These indemnification rights are in addition to any other rights afforded to an indemnitee under any other agreement, by vote of the unitholders, under applicable law or otherwise. These rights will continue as to an indemnitee who has ceased to serve unless otherwise provided in a written agreement under which indemnitees are indemnified. Archstone is authorized to purchase and maintain insurance on behalf of the indemnitees with respect to the foregoing matters.

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

   Excise taxes assessed on an indemnitee with respect to an employee benefit plan according to applicable law will constitute fines. Actions taken or omitted by the indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan will be deemed to be for a purpose which is not opposed to the best interests of Archstone.

   An indemnitee will not be denied indemnification in whole or in part because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the declaration of trust of Archstone.

   Smith Partnership. Smith Partnership will indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a general partner, a limited partner or a trustee, director or officer of Smith Residential or Smith Partnership and any other persons or entities as Smith Residential may designate, in its sole discretion, from and against any and all losses, claims, damages, liabilities, joint or several, and expenses. Expenses include, without limitation, attorneys' fees and other legal fees and expenses, judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the indemnitee and relating to Smith Partnership or Smith Residential or the operation of, or the ownership of property by, either Smith Residential or Smith Partnership, as described in the partnership agreement of Smith Partnership, in which the indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that:

  . the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  . the indemnitee actually received an improper personal benefit in money, property or services, or

  . in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

   Any indemnification will be made only out of the assets of Smith Partnership and any insurance proceeds from the liability policy covering Smith Residential or Smith Partnership. Indemnitees, Smith Residential, and limited partners will have no obligation to contribute to the capital of Smith Partnership or otherwise provide funds to enable Smith Partnership to fund its indemnity obligations.

   Smith Partnership is obligated to advance amounts to an indemnitee for expenses upon receipt of:

  . a written affirmation of the indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification, and

  . a written undertaking of the indemnitee that it will repay any advances if it shall be ultimately determined that the indemnitee did not meet the appropriate standard of conduct.

   These indemnification rights are in addition to any other rights afforded to an indemnitee under any other agreement, by vote of the partners, under applicable law or otherwise. These rights will continue as to an indemnitee who has ceased to serve unless otherwise provided in a written agreement under which indemnitees are indemnified. Smith Partnership is authorized to purchase and maintain insurance on behalf of the indemnitees with respect to the foregoing matters.

   Smith Partnership will be deemed to have requested an indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to Smith Partnership also imposes duties on it, or otherwise involves services by it, to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an indemnitee with respect to an employee benefit plan according to applicable law will constitute fines. Actions taken or omitted by the indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan will be deemed to be for a purpose which is not opposed to the best interests of Smith Partnership.

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

   An indemnitee will not be denied indemnification in whole or in part because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement of Smith Partnership.

Transfers

   Archstone. Archstone-Smith generally may not transfer any of its Class A-2 common or other units or withdraw as trustee, except in connection with a merger, consolidation or other combination with or into another entity, a sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding shares, other than a change in the par value of its share. Archstone-Smith may engage in such a transaction only if:

  . the transaction has been approved by Archstone-Smith, as trustee, and the unitholders holding at least a majority of the then outstanding Archstone units, including any units held by Archstone-Smith;

  . following the transaction, substantially all of the assets of the surviving entity consist of units; and

  . in the transaction, all unitholders receive or have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of Archstone-Smith, on a per share basis.

   A unitholder may transfer, with or without the consent of Archstone-Smith, all or any portion of its units or rights as a unitholder:

  .  to Archstone-Smith in connection with a redemption of units;

  . in the event the unitholder is an individual, to an immediate family member, a trust for the benefit of the unitholder or an immediate family member, any partnership, limited liability company, joint venture corporation or other business entity comprised only of the unitholder and/or immediate family members and entities owned by or for the benefit of the unitholder or an immediate family member;

  .  in the event the unitholder is a trust, to the beneficiaries of a trust;

  . in the event the unitholder acquired units in the partnership merger and is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, or stockholders who are immediate family members or the person who transferred units to the unitholder;

  . in the event the unitholder is a partnership, limited liability company, joint venture, corporation or other business entity to any person by the terms of any agreement between the unitholder and Archstone under which the units were issued;

  .  as a gift or other transfer without consideration;

  .  under applicable laws of descent or distribution;

  .  to another unitholder; or

  . as part of a grant of a security interest or other encumbrance effectuated in a valid transaction or as a result of the exercise of remedies related thereto.

   No other transfers may be made without the prior written consent of Archstone-Smith, which consent may be withheld in its sole and absolute discretion.

   Archstone-Smith may prohibit any transfer of units by a unitholder unless it receives a written opinion of legal counsel, with the opinion and counsel being reasonably satisfactory to Archstone-Smith, that the transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to Archstone or the transfer of the units. Further, no transfer of units by a unitholder may be made if, in the opinion of legal counsel for
Archstone:

  . the transfer would result in Archstone being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the partnership for federal income tax purposes;

  . the transfer could reasonably be expected to cause Archstone-Smith to no longer qualify as a REIT or would subject Archstone-Smith to additional taxes; or

  . the transfer is effectuated through an "established securities market" or a "secondary market" or the substantial equivalent, within the meaning of the Internal Revenue Code.

   In the case of a proposed transfer of units to a lender to Archstone or any person related to the lender whose loan constitutes a nonrecourse liability, the transferring unitholder must obtain the consent of Archstone-Smith.

   Smith Partnership. Smith Residential generally may not transfer any of its partnership interests, including any of its limited partnership interests, except in connection with a merger, consolidation or other combination with or into another person, a sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding shares. Smith Residential may engage in this type of transaction only if the transaction has been approved by the consent of the partners holding at least a majority of the then outstanding Smith Partnership units, including any Smith Partnership units held by Smith Residential and in connection with which all limited partners have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of Smith Residential, on a per share basis. Smith Residential will not withdraw from Smith Partnership except in connection with a transaction as described in the preceding sentence.

   A limited partner may transfer, with or without the consent of Smith Residential, all or any portion of its partnership interest or rights as a limited partner:

  .  to an immediate family member; or

  . to a trust for the benefit of the members of its immediate family or any partnership comprised only of members of the unitholder's immediate family.

   Smith Residential may prohibit any transfer of partnership units by a limited partner unless it receives a written opinion of legal counsel that the transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to the partnership or the partnership units. Further, no transfer of partnership units by a limited partner may be made if, in the opinion of legal counsel for the partnership:

  . the transfer would result in the partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the partnership for federal income tax purposes; or

  . the transfer would adversely affect the ability of Smith Residential to continue to qualify as a REIT or would subject Smith Residential to additional taxes or would subject the partnership to adverse tax consequences.

   Except with the consent of Smith Residential to the admission of the transferee as a limited partner, no transferee shall have any rights by virtue of the transfer other than the rights of an assignee, and will not be entitled to vote the partnership units in any matter presented to the limited partners for a vote. Smith Residential will, however, have the right to consent to the admission of a transferee of the interest of a limited partner, which consent may be given or withheld by Smith Residential in its sole and absolute discretion.

   In the case of a proposed transfer of units to a lender to Smith Partnership or any person related to the lender whose loan constitutes a nonrecourse liability, the transferring partner must obtain the consent of Smith Residential.

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Amendment of Declaration of Trust or Partnership Agreement

   Archstone. In general, the declaration of trust of Archstone may be amended only with the approval of Archstone-Smith, as trustee, and unitholders holding a majority of the outstanding common units entitled to vote thereon. However, after Archstone-Smith has declared an amendment advisable, the holders of at least a majority of the outstanding Class A-2 common units have the power, without the consent of the other unitholders, to amend the declaration of trust of Archstone as may be required:

  . to add to the obligations of Archstone-Smith or surrender any right or power granted to Archstone-Smith or any affiliate of Archstone-Smith for the benefit of the unitholders;

  . to reflect any changes in the status of unitholders under the declaration of trust of Archstone;

  . to set forth the designations, rights, powers, duties and preferences of the holders of any additional units issued according to the authority granted to Archstone-Smith under the Archstone declaration of trust;

  . to reflect a change that does not adversely affect the unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in the Archstone declaration of trust of not inconsistent with law or with other provisions of the Archstone declaration of trust, or make other changes with respect to matters arising under the Archstone declaration of trust that will not be inconsistent with law or with the provisions of the Archstone declaration of trust; and

  . to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

   The approval of the holders of at least a majority of the outstanding Class A-1 common units is necessary to amend provisions regarding, among other things:

  . the restrictions imposed on the issuance of additional units to Archstone-Smith other than in connection with the issuance by Archstone-Smith of shares or in connection with a distribution by Archstone to all unitholders;

  . the distribution requirements with respect to the Archstone Class A-1 and Class A-2 common units if Archstone-Smith is not publicly traded;

  . the restrictions on Archstone-Smith's authority described above under "--Sale of Substantially All of Archstone's Assets";

  . the restrictions on Archstone-Smith's power to conduct businesses other than owning units of Archstone and managing the business of Archstone and the relationship of Archstone-Smith shares to the units;

  .  the limitations on transactions with affiliates;

  .  the liability of Archstone-Smith for monetary damages to Archstone;

  .  the rights of unitholders to obtain specified information; or

  .  the transfer of units held by Archstone-Smith.

   The Archstone declaration of trust may not be amended with respect to any unitholder adversely affected by the amendment without the consent of that unitholder if the amendment would, among other things:

  .  convert a unit into a Class A-2 common unit;

  . modify the limited liability of a unitholder or require a unitholder to make additional capital contributions;

  . allow Archstone-Smith to take any action in contravention of any express prohibition or limitation of the declaration of trust;

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

  . alter the interest of a unitholder in profits or losses, or the right to receive any distributions, except as permitted under the declaration of trust of Archstone with respect to the admission of new unitholders, or the issuance of additional Archstone units;

  .  alter the redemption right of the unitholders of Archstone;

  .  alter the rights of unitholders to transfer their units;

  . alter the time periods before which Archstone-Smith may cause a dissolution of Archstone or before which it may permit a termination of Archstone's status as a partnership for federal income tax purposes;

  . alter the provision requiring the approval of each unitholder adversely affected by a proposed amendment of the Archstone declaration of trust; or

  . alter the provisions regarding the giving of notice under the declaration of trust.

   Smith Partnership. Amendments to the partnership agreement of Smith Partnership may be proposed by Smith Residential or by limited partners owning at least 25% of the total partnership interests. In general, the partnership agreement of Smith Partnership may be amended only with the approval of Smith Residential and limited partners holding a majority of the partnership interests held by the limited partners, including Smith Residential. However, Smith Residential has the power, without the consent of the limited partners, to amend the partnership agreement of Smith Partnership as may be required:

  . to add to the obligations of Smith Residential or surrender any right or power granted to Smith Residential or any affiliate of Smith Residential for the benefit of the limited partners;

  . to reflect the admission, substitution, termination or withdrawal of partners in compliance with the partnership agreement of Smith Partnership;

  . to set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued by the authority granted to Smith Residential;

  . to reflect a change that does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement of Smith Partnership not inconsistent with law or with other provisions of the partnership agreement of Smith Partnership, or make other changes with respect to matters arising under the partnership agreement of Smith Partnership that will not be inconsistent with law or with the provisions of the partnership agreement of Smith Partnership; and

  . to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local law.

   The approval of a majority of the partnership interests held by limited partners other than Smith Residential is necessary to amend provisions regarding, among other things:

  . the issuance of partnership interests in general and the restrictions imposed on the issuance of additional partnership interests to Smith Residential in particular;

  . restrictions on Smith Residential's power to conduct businesses other than owning partnership interests of Smith Partnership and the relationship of Smith Residential shares to the partnership units;

  .  limitations on transactions with affiliates;

  . partnership consent requirements for the sale of substantially all the assets of Smith Partnership;

  .  the transfer of partnership interests held by Smith Residential; or

  .  the procedures for meetings of the unitholders.

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   In addition, Smith Residential, as general partner of Smith Partnership, may require that consents to an amendment to the partnership agreement be submitted within a reasonable specified time period but not less than 15 days, and failure to respond in such time period would constitute a vote which is consistent with the general partner's recommendation with respect to the proposal.

Meetings

   Archstone. There will be an annual meeting of unitholders at a time and place as Archstone-Smith shall prescribe, at which trustees may be elected and any other proper business may be conducted. The annual meeting of unitholders will be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Special meetings of unitholders may be called by Archstone or by the chairman of the board, president or chief financial officer of Archstone, and must be called upon the written request of unitholders holding in the aggregate 25% or more of the outstanding units of Archstone entitled to vote. Notice stating the place, date and time of the unitholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail to each unitholder of record entitled to vote at the meeting. No unitholder not entitled to vote at a meeting will have any rights to notice of a meeting except as expressly provided for in the Archstone declaration of trust or under law. No other business than that which is stated in the call for a special meeting will be considered at the meeting.

   Only Class A-2 common unitholders have the right to vote in the election of trustees. Exclusive voting power is vested in the common units, except to the extent that the Archstone declaration of trust or Maryland law provides voting rights to any other class of units.

   Smith Partnership. Meetings of the partners may be called by Smith Residential by written request by limited partners holding 25% or more of the partnership interests. The call must state the nature of the business to be transacted. Notice of any meeting is required to be given to all partners not less than seven days nor more than 30 days before the date of the meeting. Partners may vote in person or by proxy at the meeting. Whenever the vote or consent of partners is permitted or required under the partnership agreement of Smith Partnership, this vote or consent may be given at a meeting of partners. Except as otherwise expressly provided in the partnership agreement of Smith Partnership, the consent of a majority of the percentage interests held by limited partners, including limited partnership interests held by Smith Residential, shall control.

   Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent showing the action taken is signed by a majority of the percentage interests of the partners or another percentage as required by the partnership agreement of Smith Partnership. In addition, Smith Residential, as general partner of Smith Partnership, may require that consents to an amendment to the partnership agreement be submitted within a reasonable specified time period but not less than 15 days, and failure to respond in such time period would constitute a vote which is consistent with the general partner's recommendation with respect to the proposal.

Financial Statements and Reports

   Archstone. On or before the date on which Archstone-Smith mails its annual report to its shareholders, Archstone-Smith is required to mail to each unitholder an annual report, as of the close of the most recently ended fiscal year of Archstone, containing financial statements of Archstone, or of Archstone-Smith if the Archstone-Smith statements are prepared solely on a consolidated basis with Archstone, for that fiscal year.

   In addition, if Archstone-Smith mails quarterly reports to its shareholders, Archstone-Smith is required to mail to each unitholder a report containing unaudited financial statements, as of the last day of the calendar quarter, of Archstone, or of Archstone-Smith if the Archstone-Smith statements are prepared solely on a consolidated basis with Archstone.

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

   Smith Partnership. On or before 150 days after the close of each fiscal year of the Smith Partnership, Smith Residential is required to mail to each limited partner an annual report, as of the close of the most recently ended fiscal year of Smith Partnership, containing financial statements of Smith Partnership, or of Smith Residential if the Smith Residential statements are prepared solely on a consolidated basis with Smith Partnership, for that fiscal year.

   In addition, on or before 150 days after the close of each calendar quarter, except the last calendar quarter, Smith Residential is required to mail to each limited partner a report containing unaudited financial statements, as of the last day of the calendar quarter, of Smith Partnership, or of Smith Residential if the Smith Residential statements are prepared solely on a consolidated basis with Smith Partnership.

Appraisal/Dissenters' Rights

   Archstone. Under Maryland law, a declaration of trust or an agreement of merger or consolidation may provide that contractual appraisal rights with respect to a unit will be available for any class or group of unitholders in connection with any amendment of a declaration of trust or the sale of all or substantially all of Archstone's assets. The declaration of trust of Archstone does not provide for appraisal rights. Shareholders of a Maryland REIT have statutory appraisal rights identical to those of a Maryland corporation with respect to any merger or consolidation in which the REIT is a constituent party.

   Smith Partnership. Under Delaware law, a partnership agreement or an agreement of merger or consolidation may provide that contractual appraisal rights with respect to a partnership interest or another interest in a limited partnership will be available for any class or group of partners in connection with any amendment of a partnership agreement, any merger or consolidation in which the limited partnership is a constituent party, or the sale of all or substantially all of the limited partnership's assets. The partnership agreement of Smith Partnership does not provide for appraisal rights.

Unitholder Protection Rights Agreements

   Archstone. Archstone does not have a unitholder protection rights plan or "poison pill." However, in the event that Archstone-Smith acquires additional units upon the exercise by shareholders of Archstone-Smith of rights issued under the Archstone-Smith shareholder rights plan, unitholders will have the right to acquire additional units in Archstone as described above under "Description of Archstone Shares of Beneficial Interest--Unitholder Purchase Rights."

   Smith Partnership. Smith Partnership does not have a unitholder protection rights plan or "poison pill."

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

          DESCRIPTION OF ARCHSTONE-SMITH SHARES OF BENEFICIAL INTEREST

   The following summary of the material terms of Archstone-Smith's shares of beneficial interest does not include all of the terms of the shares and should be read together with the declaration of trust and bylaws of Archstone-Smith, which are incorporated by reference in this consent solicitation statement/prospectus, and applicable Maryland law. See "Where You Can Find More Information" beginning on page 216. The declaration of trust and bylaws of Archstone-Smith are included as exhibits to the registration statement, of which this document is a part.

General

   The authorized shares of beneficial interest of Archstone-Smith consist of 450,000,000 shares, par value $0.01 per share, of which 430,333,260 shares are designated as common shares, 3,174,235 shares are designated as Series A cumulative convertible preferred shares, 1,969,100 shares are designated as Series C cumulative redeemable preferred shares, 1,989,956 shares are designated as Series D cumulative redeemable preferred shares, 1,600,000 shares are designated as Series E cumulative redeemable preferred shares of beneficial interest, 800,000 shares are designated as Series F cumulative redeemable preferred shares of beneficial interest, 600,000 shares are designated as Series G cumulative redeemable preferred shares of beneficial interest, 2,640,325 shares are designated as Series H cumulative convertible redeemable preferred shares of beneficial interest, 500 shares are designated as Series I cumulative redeemable preferred shares of beneficial interest, 684,931 shares are designated as Series J cumulative convertible redeemable preferred shares of beneficial interest, 666,667 shares are designated as Series K cumulative convertible redeemable preferred shares of beneficial interest, 641,026 shares are designated as Series L cumulative convertible redeemable preferred shares of beneficial interest and 4,500,000 shares are designated as Series B junior participating preferred shares.

   The following table sets forth the issued and outstanding common shares and preferred shares of Archstone-Smith immediately after the completion of the merger, based on the number of Archstone and Smith Residential shares outstanding as of August 31, 2001:

                                                                     Issued and
                                                                     Outstanding
   Class or Series of Shares                                           Shares
   -------------------------                                         -----------
   Common Shares.................................................... 172,638,428
   Series A Preferred Shares........................................   3,174,235
   Series B Preferred Shares........................................           0
   Series C Preferred Shares........................................   1,969,100
   Series D Preferred Shares........................................   1,989,956
   Series E Preferred Shares........................................           0
   Series F Preferred Shares........................................           0
   Series G Preferred Shares........................................           0
   Series H Preferred Shares........................................   2,640,325
   Series I Preferred Shares........................................         500
   Series J Preferred Shares........................................     684,931
   Series K Preferred Shares........................................     666,667
   Series L Preferred Shares........................................     641,026

   On September 19, 2001, all of the 400,000 issued and outstanding shares of Smith Residential Series H preferred stock were converted into 259,740 shares of Smith Residential common stock.

   Under the Archstone-Smith declaration of trust, the Archstone-Smith board of trustees has the authority to issue authorized but unissued shares and, subject to the rights of holders of any class or series of preferred shares, preferred shares in one or more classes or series, without shareholder approval. The Archstone-Smith board of trustees also is authorized to reclassify authorized but unissued common shares into preferred shares,

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

and authorized but unissued preferred shares into common shares, without shareholder approval, subject to the rights of holders of any class or series of preferred shares. Absent an express provision to the contrary in the terms of any class or series of authorized shares, under the Archstone-Smith declaration of trust, the Archstone-Smith board of trustees also has the power to divide or combine the outstanding shares of any class or series, without shareholder approval.

   The board of trustees may amend the Archstone-Smith declaration of trust without shareholder approval to increase or decrease the aggregate number of shares or the number of shares of any class or series.

   Archstone-Smith believes that the power of its board of trustees to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause Archstone-Smith to issue such classified or reclassified shares of beneficial interest provides Archstone-Smith with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which may arise. The additional classes or series, as well as the common shares, generally will be available for future issuance without further action by Archstone-Smith's shareholders, unless such action is required by applicable law or the rules of the New York Stock Exchange. Although the Archstone-Smith board of trustees has no present intention of doing so, it could authorize Archstone-Smith to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of Archstone-Smith that might involve a premium price for holders of common shares or otherwise be in their best interests.

   Under Maryland law applicable to Maryland REITs, a shareholder is not personally liable for the obligations of Archstone-Smith solely as a result of his or her status as a shareholder. The Archstone-Smith declaration of trust provides that no shareholder will be personally or individually liable for any debt, act, omission or obligation of Archstone-Smith by reason of being a shareholder.

   The Archstone-Smith declaration of trust further provides that Archstone-Smith will indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that Archstone-Smith will reimburse each shareholder for all reasonable expenses incurred by him or her relating to any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by Archstone-Smith.

   Inasmuch as Archstone-Smith will carry public liability insurance, any risk of personal liability to shareholders is limited to situations in which Archstone-Smith's assets plus its insurance coverage would be insufficient to satisfy the claims against Archstone-Smith and its shareholders.

Common Shares

   All Archstone-Smith common shares will be duly authorized, validly issued, fully paid and nonassessable.

   Subject to the preferential rights of any other shares of beneficial interest and to the provisions of the Archstone-Smith declaration of trust regarding ownership limitations and restrictions on transfers of shares of beneficial interest, holders of Archstone-Smith common shares are entitled to receive distributions if, as and when authorized and declared by the Archstone-Smith board of trustees out of assets legally available therefor and to share ratably in the assets of Archstone-Smith legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liability of Archstone-Smith. Before holders of Archstone-Smith common shares are entitled to receive any distributions in any quarter, Archstone-Smith must pay or set apart for payment on all of its outstanding series of preferred shares an aggregate amount of approximately $8.0 million.

   Subject to the provisions of the Archstone-Smith declaration of trust regarding ownership limitations and restrictions on transfer of shares of beneficial interest, and except for any special voting rights of any other class or series of shares of beneficial interest, each outstanding Archstone-Smith common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as provided with respect to any other class or series of shares of beneficial interest, the holders of the Archstone-Smith common shares possess the exclusive voting power.

   There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, except as provided with respect to any other class or series of shares of beneficial interest, will not be able to elect any trustees.

   Holders of Archstone-Smith common shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of Archstone-Smith. Subject to the exchange provisions of the declaration of trust regarding ownership limitations and restrictions on transfer, Archstone-Smith common shares have equal distribution, liquidation, voting and other rights.

   The Archstone-Smith declaration of trust permits the termination of the existence of Archstone-Smith if it is approved by:

  .   at least a majority of the board of trustees, and

  . holders of not less than a majority of the outstanding shares of beneficial interest entitled to vote on the matter.

Shareholder Purchase Rights

   On August 31, 2001 the board of trustees of Archstone-Smith declared a dividend on its outstanding common shares of one preferred share purchase right for each common share to be paid to the holders of record of its common shares on the effective date of the reorganization of Archstone into an UPREIT. The holders of common shares issued in the merger and any additional common shares issued after the merger and before the redemption or expiration of the preferred share purchase rights will also be entitled to receive one preferred share purchase right for each such additional common share. Each preferred share purchase right entitles the holder in various circumstances to purchase from Archstone-Smith one one-hundredth of a Series B junior participating preferred share at a price of $75 per one one-hundredth of a Series B junior participating preferred share, subject to adjustment to prevent dilution. Preferred share purchase rights are exercisable when a person or group of persons acquires 15% of the outstanding common shares or announces a tender offer or exchange offer for 15% or more of the outstanding common shares. In some circumstances, each preferred share purchase right entitles the holder to purchase, at the preferred share purchase right's then current exercise price, a number of common shares having a market value of twice the preferred share purchase right's then current exercise price. The acquisition of Archstone-Smith pursuant to specified mergers or other business transactions would entitle each holder of a preferred share purchase right to purchase, at the then current exercise price of the preferred share purchase right, a number of the acquiring company's common shares having a market value at the time equal to twice the preferred share purchase right's exercise price. The preferred share purchase rights held by 15% shareholders would not be exercisable. The preferred share purchase rights will expire on August 31, 2011. All, but not less than all of the preferred share purchase rights may be redeemed at a price of $0.001 per preferred share purchase right, payable in cash, shares or any other form of consideration determined by Archstone-Smith's board of trustees.

Preferred Shares

   Subject to limitations prescribed by Maryland law and the Archstone-Smith declaration of trust, the Archstone-Smith board of trustees is authorized to issue, from the authorized but unissued shares of beneficial interest of Archstone-Smith, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and any other relative rights, preferences, limitations and powers of such series. The Archstone-Smith declaration of trust also authorizes the Archstone-Smith board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time, in one or more series. The Archstone-Smith board of trustees also is authorized to reclassify authorized but unissued common shares into preferred shares, and authorized but unissued preferred shares into common shares, without shareholder approval.

 Series A Preferred Shares

   The Archstone-Smith Series A preferred shares to be established before or at the time of the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the existing Archstone Series A preferred shares, except for changes that do not materially and adversely affect the holders of such shares. The Archstone-Smith Series A preferred shares will rank senior to the Archstone-Smith common shares and on a parity with all other series of Archstone-Smith preferred shares that will be issued in the merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of the Archstone-Smith Series A preferred shares are entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions equal to the greater of $1.75 per share per year or the dividend on the common shares into which a Series A preferred share is convertible. These distributions are cumulative and are payable quarterly in arrears on the last calendar day of March, June, September and December of each year.

   Unless previously redeemed, the Archstone-Smith Series A preferred shares are convertible at any time, at the option of the holder, into the number of Archstone-Smith common shares obtained by dividing the aggregate liquidation preference of such Series A preferred shares by the conversion price of $18.561, which is equivalent to a conversion rate of 1.3469 common shares for each Archstone-Smith Series A preferred share. The conversion rate may be adjusted in specified circumstances.

   The Archstone-Smith Series A preferred shares are not entitled to the benefit of any sinking fund.

   On and after November 30, 2003, Archstone-Smith may redeem the Series A preferred shares, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to the date fixed for redemption.

   So long as any Series A preferred shares are outstanding, no distributions may be declared or paid or set apart for payment on any class or series of shares of beneficial interest of Archstone-Smith ranking, as to distributions and distribution of assets upon liquidation, on a parity with the Series A preferred shares for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on Series A preferred shares for all distribution periods ending on or prior to the distribution payment date for the parity shares.

   In addition, unless full cumulative distributions on the Series A preferred shares and on any class or series of shares of beneficial interest of Archstone-Smith ranking, as to distributions and distribution of assets upon liquidation, on a parity with the Series A preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period:

  . no distributions, other than distributions paid solely in Archstone-Smith common shares, other shares of beneficial interest ranking junior to Series A preferred shares as to distributions and distribution of assets upon liquidation or options, warrants or rights to acquire any such shares, may be declared or paid or set aside for payment or other distribution declared or made upon the Archstone-Smith common shares, or any other shares of beneficial interest of Archstone-Smith ranking junior to the Series A preferred shares as to distributions or distribution of assets upon liquidation; and

  . no Archstone-Smith common shares or any other shares of beneficial interest of Archstone-Smith ranking junior to the Series A preferred shares as to distributions or distribution of assets upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any such shares of beneficial interest, by Archstone-Smith, except by conversion into or exchange for other shares of beneficial interest of Archstone-Smith ranking junior to Series A preferred shares as to distributions and distribution of assets upon liquidation, and except for redemptions, purchases or other acquisitions of common shares made for purposes of an employee incentive or benefit plan of Archstone-Smith or its subsidiaries.

 Series C Preferred Shares

   The Archstone-Smith Series C preferred shares to be established before or at the time of the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption identical to those of the existing Archstone Series C preferred shares, except for changes that do not materially and adversely affect the holders of such shares. The Archstone-Smith Series C preferred shares rank senior to the Archstone-Smith common shares and on a parity with all other series of Archstone-Smith preferred shares that will be issued in the merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of the Archstone-Smith Series C preferred shares are entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions at a rate of 8.625% of the $25.00 liquidation preference per annum, which is equivalent to $2.15625 per share. These distributions are cumulative and are payable quarterly in arrears on the last calendar day of March, June, September and December of each year.

   The Archstone-Smith Series C preferred shares are not convertible and are not entitled to the benefit of any sinking fund.

   On and after August 20, 2002, Archstone-Smith may redeem the Archstone-Smith Series C preferred shares, in whole at any time, or in part from time to time, at a price of $25.00 per Archstone-Smith Series C preferred share, plus any accumulated and unpaid distributions to the redemption date. The redemption price, other than the portion consisting of accrued and unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith.

   The Archstone-Smith Series C preferred shares will have the same limitations on the payment of distributions on junior and parity shares as the Archstone-Smith Series A preferred shares.

 Series D Preferred Shares

   The Archstone-Smith Series D preferred shares to be established before or at the time of the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the existing Archstone Series D preferred shares, except for changes that do not materially and adversely affect the holders of such shares. The Archstone-Smith Series D preferred shares rank senior to the common shares and on a parity with all other series of the Archstone-Smith preferred shares that will be issued in the merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of the Archstone-Smith Series D preferred shares are entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions at a rate of 8.75% of the $25.00 liquidation preference per annum, which is equivalent to $2.1875 per share. These distributions are cumulative and are payable quarterly in arrears on the last calendar day of March, June, September and December of each year.

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

   The Archstone-Smith Series D preferred shares are not convertible and are not entitled to the benefit of any sinking fund.

   On or after August 6, 2004, Archstone-Smith may redeem the Archstone-Smith Series D preferred shares, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to the date of redemption. The redemption price, other than any portion thereof consisting of accumulated and unpaid distributions, may be paid only from sale proceeds of other equity securities of Archstone-Smith.

   The Archstone-Smith Series D preferred shares will have the same limitations on the payment of distributions on junior and parity shares as the Archstone-Smith Series A and C preferred shares.

 Series E Preferred Shares

   The Archstone-Smith Series E preferred shares to be established before or at the time of the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the authorized Archstone Series E preferred shares, except for such changes that do not materially and adversely affect the holders of such shares. As of the date of this consent solicitation statement/prospectus, there are no Archstone Series E preferred shares issued or outstanding.

   The Archstone-Smith Series E preferred shares, when issued, will rank senior to the common shares and on a parity with all other series of the Archstone-Smith preferred shares that will be issued in the merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of the Archstone-Smith Series E preferred shares will be entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions equal to 8.375% of the $25.00 liquidation preference per annum, which is equivalent to $2.09375 per share. These distributions are cumulative and are payable quarterly in arrears on the last calendar day of March, June, September and December of each year.

   The Archstone-Smith Series E preferred shares are not convertible and are not entitled to the benefit of any sinking fund.

   On and after August 13, 2004, Archstone-Smith may redeem the Archstone-Smith Series E preferred shares, in whole at any time or in part from time to time, at a price of $25.00 per Archstone-Smith Series E preferred share, plus any accumulated and unpaid distributions to the redemption date. The redemption price, other than the portion consisting of accrued and unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith.

   The Archstone-Smith Series E preferred shares will have the same limitations on the payment of distributions on junior and parity shares as the Archstone-Smith Series A, C and D preferred shares.

 Series F Preferred Shares

   The Archstone-Smith Series F preferred shares to be established before or at the time of the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the authorized Archstone Series F preferred shares, except for such changes that do not materially and adversely affect the holders of such shares. As of the date of this consent solicitation statement/prospectus, there are no Archstone Series F preferred shares issued or outstanding.

   The Archstone-Smith Series F preferred shares, when issued, will rank senior to the common shares and on a parity with all other series of the Archstone-Smith preferred shares that will be issued in the merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of the Archstone-Smith Series F preferred shares will be entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions equal to 8.125% of the $25.00 liquidation preference per annum, which is equivalent to $2.03125 per share. These distributions are cumulative and are payable quarterly in arrears on the 25th day of March, June, September and December of each year.

   The Archstone-Smith Series F preferred shares are not convertible and are not entitled to the benefit of any sinking fund.

   On and after September 27, 2004, Archstone-Smith may redeem the Archstone-Smith Series F preferred shares, in whole at any time or in part from time to time, at a price of $25.00 per Archstone-Smith Series F preferred share, plus any accumulated and unpaid distributions to the redemption date. The redemption price, other than the portion consisting of accrued and unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith.

   The Archstone-Smith Series F preferred shares will have the same limitations on the payment of distributions on junior and parity shares as the Archstone-Smith Series A, C, D and E preferred shares.

 Series G Preferred Shares

   The Archstone-Smith Series G preferred shares to be established before or at the time of the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the existing Archstone Series G preferred shares, except for such changes that do not materially and adversely affect the holders of such shares. As of the date of this consent solicitation statement/prospectus, there are no Archstone Series G preferred shares issued or outstanding.

   The Archstone-Smith Series G preferred shares, when issued, will rank senior to the common shares and on a parity with all other series of the Archstone-Smith preferred shares that will be issued in the merger with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of the Archstone-Smith Series G preferred shares will be entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions equal to 8.625% of the $25.00 liquidation preference per annum, which is equivalent to $2.15625 per share. These distributions are cumulative and are payable quarterly in arrears on the 25th day of March, June, September and December of each year.

   The Archstone-Smith Series G preferred shares are not convertible and are not entitled to the benefit of any sinking fund.

   On and after March 3, 2005, Archstone-Smith may redeem the Archstone-Smith Series G preferred shares, in whole at any time or in part from time to time, at a price of $25.00 per Archstone-Smith Series G preferred share, plus any accumulated and unpaid distributions to the redemption date. The redemption price, other than the portion consisting of accrued and unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Archstone-Smith.

   The Archstone-Smith Series G preferred shares will have the same limitations on the payment of distributions on junior and parity shares as the Archstone-Smith Series A, C, D and E preferred shares.

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

 Liquidation Rights of Series A, C, D, E, F and G Preferred Shares

   Upon any voluntary or involuntary liquidation, dissolution or winding up of Archstone-Smith, the outstanding Archstone-Smith Series A, C, D, E, F and G preferred shares are entitled to a liquidation preference of $25.00 per share plus all accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of common shares and any other class or series of shares of Archstone-Smith ranking junior to the Archstone-Smith Series A, C, D, E, F and G preferred shares. If upon any voluntary or involuntary liquidation, dissolution or winding up of Archstone-Smith, the assets of Archstone-Smith are insufficient to make such payments in full to holders of Archstone-Smith Series A, C, D, E, F and G preferred shares and other preferred shares ranking on a parity with the Archstone-Smith Series A, C, D, E, F and G preferred shares, then holders of Archstone-Smith Series A, C, D, E, F and G preferred shares and parity preferred shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Archstone-Smith Series A, C, D, E, F and G preferred shares will not be entitled to any further participation in any distribution of assets by Archstone-Smith.

 Voting Rights of Series A, C and D Preferred Shares

   Holders of Archstone-Smith Series A, C and D preferred shares do not have any voting rights, except as set forth below or as otherwise required by law.

   Under the provisions of the Archstone-Smith declaration of trust governing these series of preferred shares, if six quarterly distributions, whether or not consecutive, payable on any of these series of preferred shares, or any other series or class of shares of beneficial interest of Archstone-Smith ranking, as to distributions and distribution of assets upon liquidation, on a parity with the Series A, C or D preferred shares, which we will refer to in this section as "parity preferred shares," are in arrears, the number of trustees on the Archstone-Smith board of trustees will be increased by two, and the holders of the Series A, C and D preferred shares, voting together as a class, with the holders of other series of parity preferred shares entitled to such voting rights, which are referred to as "voting preferred shares," will have the right to elect two additional trustees to serve on the Archstone-Smith board of trustees until the distributions have been paid in full or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights.

   For each of the Series A, C and D preferred shares, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of such series and all other series of voting preferred shares similarly affected and having such voting rights, voting as a single class is required to:

  . amend, alter or repeal any of the provisions of the declaration of trust or the bylaws that materially and adversely affect the powers, rights or preferences of the holders of such series,

  . enter into a share exchange that affects such series, or consolidate with or merge Archstone-Smith with or into any other entity, unless in each case each preferred share of such series remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption thereof identical to those of such series, except for changes that do not materially and adversely affect the holders of such series, and

  . authorize, create or increase the authorized amount of any class of shares of beneficial interest having rights senior to such series with respect to the payment of distributions or distribution of assets upon liquidation, dissolution or winding up of the affairs of Archstone-Smith.

   However, Archstone-Smith may authorize or create, or increase the authorized amount of, any classes of shares of beneficial interest ranking on a parity with or junior to Series A, C or D preferred shares as to distributions or distribution of assets upon liquidation, dissolution or winding up of the affairs of Archstone-Smith without the consent of any holder of Series A, C and D preferred shares.

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   The Series A, C and D preferred shares will have one vote for each $25.00 of stated liquidation preference.

 Voting Rights of Series E, F and G Preferred Shares

   Holders of Archstone-Smith Series E, F and G preferred shares will not have any voting rights, except as set forth below or as otherwise required bylaw.

   Under the provisions of the Archstone-Smith declaration of trust governing these series of preferred shares, if six quarterly distributions, whether or not consecutive, payable on any of these series of preferred shares are in arrears, then the holders of such series, together with any other series of shares ranking as to distributions and distribution of assets upon liquidation, on a parity with the Series E, F or G preferred shares upon which like voting rights have been conferred and are exercisable, will have the right to elect, by a plurality vote, two additional trustees to serve on the Archstone-Smith board of trustees until the distributions have been paid in full or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights.

   For each of the Series E, F and G preferred shares, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of such series is required to:

  . designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to such series of preferred shares with respect to the payment of distributions or rights upon liquidation, dissolution or winding up of Archstone-Smith, or reclassify any authorized shares of Archstone-Smith into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares;

  . designate or create, or increase the authorized or issued amount of, any shares ranking, as to distributions or distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith on a parity with such preferred series, or reclassify any authorized shares of Archstone-Smith into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such parity shares are issued to an affiliate of Archstone-Smith;

  . consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation, real estate investment trust or other entity, unless, in each case, each preferred share of such series remains outstanding without change, or the resulting, surviving or transferee entity substitutes such series of preferred shares for other preferred shares having substantially the same terms and same rights as the Series E, F or G preferred shares; and

  . amend, alter or repeal the provisions of the Archstone-Smith declaration of trust or bylaws that materially and aversely affect the powers, special rights, preferences, privileges or voting power of such series of preferred shares.

   However, Archstone-Smith may increase the amount of authorized preferred shares or create or issue any other class or series of preferred shares, or increase the authorized amount of any class or series ranking either junior to or on a parity with the Series E, F or G preferred shares with respect to payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith, to the extent that such preferred shares are not issued to an affiliate of Archstone-Smith.

   The Series E, F and G preferred shares will have one vote for each $25.00 of stated liquidation preference.

New Series H, I, J, K and L Preferred Shares

   The Archstone-Smith Series H, I, J, K and L preferred shares to be established before or simultaneously with the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to

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dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Smith Residential preferred stock, except for changes that do not materially and adversely affect the holders of such shares.

 Series H Preferred Shares to be Issued in the Merger

   The Archstone-Smith Series H preferred shares will be issued in the merger to holders of shares of Smith Residential Series A preferred stock. The Archstone-Smith Series H preferred shares to be issued in the merger will rank senior to the Archstone-Smith common shares and on a parity with all other series of Archstone-Smith preferred shares that will be issued in the merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of the Archstone-Smith Series H preferred shares will be entitled to receive when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions equal to the greater of 7.459% of the $27.08 liquidation preference per annum, which is equivalent to $2.02 per annum per share, or the dividend on the common shares into which a Series H preferred share is convertible. These distributions are cumulative and are payable quarterly in arrears on the same date on which Archstone-Smith pays a distribution on the common shares or, if no such distribution is paid on the common shares, then on such date to be set by the board, which date will not be later than 45 days after the end of each distribution period ending March 31, June 30, September 30 and December 31.

   Unless previously redeemed, the Archstone-Smith Series H preferred shares will be convertible at any time, at the option of the holder, into the number of Archstone-Smith common shares obtained by dividing the aggregate liquidation preference of such shares by the conversion price of $13.71, which is equivalent to a conversion rate of 1.975 common shares for each Archstone-Smith Series H preferred share, and which may be adjusted in specified circumstances.

   The Archstone-Smith Series H preferred shares will not be entitled to the benefit of any sinking fund.

   On or after May 15, 2003, Archstone-Smith may redeem the Archstone-Smith Series H preferred shares, in whole or in part, at a cash redemption price of $27.08 per Archstone-Smith Series H preferred share, or in exchange for that number of Archstone-Smith common shares as equals the liquidation preference per Series H preferred share divided by the conversion price, plus, in either case, accumulated and unpaid distributions to the redemption date. Archstone-Smith may issue common shares upon any such redemption only if:

  . for 20 trading days, within the last 30 trading days immediately before the date of the notice of the redemption, the weighted average trading price of the Archstone-Smith common shares on the New York Stock Exchange equals or exceeds $14.81 per share, which may be adjusted in specified circumstances; and

  . at least 1,000,000 common shares were traded during such 30 trading days.

   So long as any Series H preferred shares are outstanding, no distributions may be declared or paid or set apart for payment on any class or series of shares of beneficial interest of Archstone-Smith ranking, as to distributions or distribution of assets upon liquidation, on a parity with or junior to Series H preferred shares for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on Series H preferred shares for all distribution periods ending on or prior to the distribution payment date for such parity shares.

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

   In addition, unless full cumulative distributions on Series H preferred shares and on any class or series of shares of beneficial interest of Archstone-Smith ranking as to distributions and distribution of assets upon liquidation on parity with the Series H preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period:

  . no distributions, other than distributions paid solely in Archstone-Smith common shares, other shares of beneficial interest ranking junior to Series H preferred shares as to distributions and distribution of assets upon liquidation or options, warrants or rights to acquire such junior shares, may be declared or paid or set aside for payment or other distribution declared or made upon the Archstone-Smith common shares or any other shares of beneficial interest of Archstone-Smith ranking junior to the Series H preferred shares as to distributions or distribution of assets upon liquidation; and

  . no Archstone-Smith common shares or any other shares of beneficial interest of Archstone-Smith ranking junior to the Series H preferred shares as to distributions or distribution of assets upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any such shares of beneficial interest, by Archstone-Smith, except by conversion into or exchange for other shares of beneficial interest of Archstone-Smith ranking junior to Series H preferred shares as to distributions and distribution of assets upon liquidation, and except for redemptions, purchases or other acquisitions of common shares made for purposes of an employee incentive or benefit plan of Archstone-Smith or its subsidiaries.

   Upon any voluntary or involuntary liquidation, dissolution or winding up of Archstone-Smith, holders of the Archstone-Smith Series H preferred shares, when issued, will be entitled to a liquidation preference of $27.08 per share, plus accrued and unpaid distributions to the date of payment, before any distribution or payment to the Archstone-Smith common shares or any other class or series of shares of beneficial interest of Archstone-Smith ranking junior to the Archstone-Smith Series H preferred shares.

   If upon any voluntary or involuntary liquidation, dissolution or winding up of Archstone-Smith, the assets of Archstone-Smith are insufficient to make such payments in full to holders of Archstone-Smith Series H preferred shares and other preferred shares ranking on a parity with the Archstone-Smith Series H preferred shares, then holders of Archstone-Smith Series H preferred shares and such other preferred shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Archstone-Smith Series H preferred shares will not be entitled to any further participation in any distribution of assets by Archstone-Smith.

 Series I Preferred Shares to be Issued in the Merger

   The Archstone-Smith Series I preferred shares will be issued in the merger to holders of Smith Residential Series C preferred stock. The Archstone-Smith Series I preferred shares to be issued in the merger will rank senior to the Archstone-Smith common shares and on a parity with each other series of Archstone-Smith preferred shares to be issued in the merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of the Archstone-Smith Series I preferred shares will be entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions equal to $7,660.00 per annum per share. These distributions are cumulative and are payable on the 15th day of February, May, August and November of each year.

   The Archstone-Smith Series I preferred shares will not be convertible into Archstone-Smith common shares and will not be entitled to the benefit of any sinking fund.

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

   The Archstone-Smith Series I preferred shares, when issued, will be redeemable by Archstone-Smith after February 1, 2028 at a price of $100,000 per Archstone-Smith Series I preferred share, plus accumulated and unpaid distributions to the redemption date.

   The Archstone-Smith Series I preferred shares will have the same limitations on the payment of distributions on junior and parity shares and the same liquidation rights as the Archstone-Smith Series H preferred shares, with the exception of a liquidation preference of $100,000 per share.

 Series J Preferred Shares to be Issued in the Merger

   The Archstone-Smith Series J preferred shares will be issued in the merger to holders of Smith Residential Series E preferred stock. The Archstone-Smith Series J preferred shares to be issued in the merger will rank senior to the Archstone-Smith common shares and on a parity with each other series of Archstone-Smith preferred shares to be issued in the merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of Archstone-Smith Series J preferred shares will be entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees out of funds legally available for that purpose, cash distributions equal to the greater of 8.50% of the $36.50 liquidation preference per annum, which is the equivalent of $3.1025 per year per share, or the dividend on the common shares into which a Series J preferred share is convertible. Distributions on the Archstone-Smith Series J preferred shares will cumulate and will be payable quarterly in arrears on the same date on which Archstone-Smith pays a distribution on the common shares or, if no such distribution is paid on the common shares, then on such date to be set by the board, which date will not be later than 45 days after the end of each distribution period ending March 31, June 30, September 30 and December 31.

   Unless previously redeemed, the Archstone-Smith Series J preferred shares are convertible at any time, at the option of the holder, into the number of Archstone-Smith common shares obtained by dividing the aggregate liquidation preference of such shares by the conversion price of $18.48, which is equivalent to a conversion rate of 1.975 common shares for each Archstone-Smith Series J preferred share, and which may be adjusted in specified circumstances.

   The Archstone-Smith Series J preferred shares will not be entitled to the benefit of any sinking fund.

   On or after July 13, 2002, Archstone-Smith may redeem the Archstone-Smith Series J preferred shares, in whole or in part at a cash redemption price of $36.50 per Archstone-Smith Series J preferred share, or in exchange for that number of Archstone-Smith common shares as equals the liquidation preference per Series J preferred share divided by the conversion price, plus, in either case, accumulated and unpaid distributions to the redemption date. Archstone-Smith may issue common shares upon any such redemption only:

  . if for 20 consecutive trading days, within the last 30 trading days immediately before the date of the notice of redemption, the weighted average trading price of the Archstone-Smith common shares on the New York Stock Exchange equals or exceeds $19.9584 per share, which may be adjusted in specified circumstances; and

  . at least 1,000,000 common shares were traded during such 30 trading days.

   The Archstone-Smith Series J preferred shares will have the same limitations on the payment of distributions on junior and parity preferred shares and the same liquidation rights as the Archstone-Smith Series H and I preferred shares, with the exception of a liquidation preference of $36.50 per share.

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

 Series K Preferred Shares to be Issued in the Merger

   The Archstone-Smith Series K preferred shares will be issued in the merger to holders of Smith Residential Series F preferred stock. The Archstone-Smith Series K preferred shares to be issued in the merger will rank senior to the Archstone-Smith common shares and on a parity with each other series of Archstone-Smith preferred shares to be issued in the merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of Archstone-Smith Series K preferred shares will be entitled to receive, when, as and if authorized by the Archstone-Smith board of trustees, cash distributions equal to the greater of 8.25% of the $37.50 liquidation preference per annum, which is the equivalent of $3.09375 per annum per share, through October 1, 2001, and 8.50% of the liquidation preference per annum, which is the equivalent of $3.1875 per annum per share, after October 1, 2001 or the dividend on the common shares into which a Series K preferred share is convertible. Distributions on the Archstone-Smith Series K preferred shares will cumulate and will be payable quarterly in arrears on the same date on which Archstone-Smith pays a distribution on the common shares or, if no such distribution is paid on the common shares, then on such date to be set by the board, which date will not be later than 45 days after the end of each distribution period ending March 31, June 30, September 30 and December 31.

   Unless previously redeemed, the Archstone-Smith Series K preferred shares are convertible at any time, at the option of the holder, into the number of Archstone-Smith common shares obtained by dividing the aggregate liquidation preference of such shares by the conversion price of $18.99, which is equivalent to a conversion rate of 1.975 common shares for each Archstone-Smith Series K preferred share, and which may be adjusted in specified circumstances.

   The Archstone-Smith Series K preferred shares will not be entitled to the benefit of any sinking fund.

   On or after October 1, 2004, Archstone-Smith may redeem the Archstone-Smith Series K preferred shares, in whole or in part at a cash redemption price of $37.50 per Archstone-Smith Series K preferred share, or in exchange for that number of Archstone-Smith common shares as equals the liquidation preference per Series K preferred share divided by the conversion price, plus, in either case, accumulated and unpaid distributions to the redemption date. Archstone-Smith may issue common shares upon any such redemption only if:

  . for 20 consecutive trading days, within the last 30 trading days immediately before the date of the notice of redemption, the weighted average trading price of the Archstone-Smith common shares on the New York Stock Exchange equals or exceeds $20.5092 per share, which may be adjusted in specified circumstances; and

  . at least 1,000,000 common shares were traded during such 30 trading days.

   The Archstone-Smith Series K preferred shares will have the same limitations on the payment of distributions on junior and parity preferred shares and the same liquidation rights as the Archstone-Smith Series H, I and J preferred shares, with the exception of a liquidation preference of $37.50 per share.

 Series L Preferred Shares to be Issued in the Merger

   The Archstone-Smith Series L preferred shares will be issued in the merger to holders of Smith Residential Series G preferred stock. The Archstone-Smith Series L preferred shares to be issued in the merger will rank senior to the Archstone-Smith common shares and on a parity with each other series of Archstone-Smith preferred shares to be issued in the merger with respect to the payment of distributions and distribution of assets upon liquidation, dissolution or winding up of Archstone-Smith.

   Holders of Archstone-Smith Series L preferred shares will be entitled to receive, when, as and if authorized by the board of trustees, cash distributions equal to the greater of 8.25% of the $39.00 liquidation preference per annum, which is the equivalent of $3.2175 per annum per share, through November 5, 2001, and

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

8.50% of the liquidation preference per annum, which is the equivalent of $3.315 per annum per share after November 5, 2001, or the dividend on the common shares into which a Series L preferred share is convertible. Distributions on the Archstone-Smith Series L preferred shares, when issued, will cumulate and will be payable quarterly, in arrears on the same date on which Archstone-Smith pays a distribution on the common shares or, if no such distribution is paid on the common shares, then on such date to be set by the board, which date will not be later than 45 days after the end of each distribution period ending March 31, June 30, September 30 and December 31.

   Unless previously redeemed, the Archstone-Smith Series L preferred shares are convertible at any time, at the option of the holder, into the number of Archstone-Smith common shares obtained by dividing the aggregate liquidation preference of such shares by the conversion price of $19.75, which is equivalent to a conversion rate of 1.975 common shares for each Archstone-Smith Series L preferred share, and which may be adjusted in specified circumstances.

   The Archstone-Smith Series L preferred shares will not be entitled to the benefit of any sinking fund.

   On or after November 5, 2005, Archstone-Smith may redeem the Archstone-Smith Series L preferred shares, in whole or in part at a cash redemption price of $39.00 per Archstone-Smith Series L preferred share, or in exchange for that number of Archstone-Smith common shares as equals the liquidation preference per Series L preferred share divided by the conversion price, plus, in either case, accumulated and unpaid distributions to the redemption date. Archstone-Smith may issue common shares upon any such redemption only if:

  . for 20 consecutive trading days, within the last 30 trading days immediately before the date of the notice of redemption, the average trading price of the Archstone-Smith common shares on the New York Stock Exchange exceeds $21.33 per share, which may be adjusted in specified circumstances; and

  . at least 1,000,000 common shares were traded during such 30 trading days.

   The Archstone-Smith Series L preferred shares will have the same limitations on the payment of distributions on junior and parity preferred shares and the same liquidation rights as the Archstone-Smith Series H, I, J and K preferred shares, with the exception of a liquidation preference of $39.00 per share.

 Voting Rights of Archstone-Smith Series H, I, J, K and L Preferred Shares

   Holders of Archstone-Smith Series H, I, J, K and L preferred shares will not have any voting rights, except as set forth below or as otherwise required by law.

   Under the provisions of the Archstone-Smith declaration of trust governing these series of preferred shares, if four quarterly distributions, or in the case of the Series I preferred shares, six quarterly distributions, whether or not consecutive, payable on any of these series of preferred shares, or any other series or class of shares of beneficial interest of Archstone-Smith ranking, as to distributions and distribution of assets upon liquidation, on a parity with the Series H, I, J, K and L preferred shares, which we refer to in this section as "parity preferred shares," are in arrears, the number of trustees on the Archstone-Smith board of trustees will be increased by two, and the holders of the Series H, I, J, K and L preferred shares, voting together as a class, with the holders of other series of parity preferred shares entitled to such voting rights, which are referred to as "voting preferred shares," will have the right to elect two additional trustees to serve on the Archstone-Smith board of trustees until the distributions have been paid in full or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights.

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

   For each of the Series H, I, J, K and L preferred shares, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of such series is required to:

  . amend, alter or repeal any of the provisions of the declaration of trust or the bylaws that materially and adversely affect the powers, rights or preferences of the holders of such series,

  . enter into a share exchange that affects such series, or consolidate with or merge Archstone-Smith with or into any other entity, unless in each case each preferred share of such series remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption thereof identical to those of such series, except for changes that do not materially and adversely affect the holders of such series, or

  . authorize, reclassify, create, or increase the authorized amount of any class of shares of beneficial interest having rights senior to such series with respect to the payment of distributions or distribution of assets upon liquidation, dissolution or winding up of the affairs of Archstone-Smith.

   However, Archstone-Smith may authorize or create, or increase the authorized amount of, any classes of shares of beneficial interest ranking on a parity with or junior to Series H, I, J, K or L preferred shares as to distributions or distribution of assets upon liquidation, dissolution or winding up of the affairs of Archstone-Smith without the consent of any holder of Series H, I, J, K or L preferred shares.

   The Series H, I, J, K and L preferred shares will each have one vote for each $25.00 of stated liquidation preference.

REIT Ownership Limitations and Transfer Restrictions Applicable to Archstone-Smith Common Shares and Series A, C, D, E, F and G Preferred Shares

   For Archstone-Smith to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of Archstone-Smith's shares, after taking into account options to acquire shares, may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include various entities and constructive ownership among specified family members, during the last half of a taxable year or during a proportionate part of a short taxable year. Archstone-Smith shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

   Subject to various exceptions, no holder is permitted to beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in number of shares or value of the outstanding shares. The Archstone-Smith board of trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the board of trustees and upon such other conditions as the board of trustees may direct, may also exempt a proposed transferee from the ownership limit. The proposed transferee must give written notice to Archstone-Smith of the proposed transfer at least 30 days prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit. The Archstone-Smith board of trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure its status as a real estate investment trust. Any transfer of shares that would:

  . create a direct or indirect ownership of shares in excess of the ownership limit;

  . result in shares being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution, as provided in section 856(a) of the Internal Revenue Code;

  .  result in Archstone-Smith being "closely held" within the meaning of section 856(h) of the Internal Revenue Code; or

  .  result in Archstone-Smith failing to qualify as a REIT,

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

shall be null and void, and the intended transferee will acquire no rights to shares. The foregoing restrictions on transferability and ownership will not apply if the board of trustees determines that it is no longer in Archstone-Smith's best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust.

   Any shares the purported transfer of which would result in a person owning shares in excess of the ownership limit or cause Archstone-Smith to become "closely held" under section 856(h) of the Internal Revenue Code that is not otherwise permitted as provided above will constitute excess shares. These excess shares will be transferred pursuant to the declaration of trust to a party not affiliated with Archstone-Smith who is designated by Archstone-Smith as the trustee of a trust for the exclusive benefit of an organization described in Sections 170(b)(1)(A) and 170(c) of the Internal Revenue Code and identified by the board of trustees as the beneficiary or beneficiaries of the trust, until such time as the excess shares are transferred to a person whose ownership will not violate the restrictions of ownership. While these excess shares are held in trust, distributions on such excess shares will be paid to the trust for the benefit of the beneficiary and may only be voted by the trustee for the benefit of the beneficiary. Subject to the ownership limit, the excess shares will be transferred by the trustee at Archstone-Smith's direction to any person, if the excess shares would not be excess shares in the hands of such person. The purported transferee will receive the lesser of:

  . the price paid by the purported transferee for the excess shares, or, if no consideration was paid, fair market value on the day of the event causing the excess shares to be held in trust; and

  . the price received from the sale or other disposition of the excess shares held in trust.

   Any proceeds in excess of the amount payable to the purported transferee will be paid to the beneficiary. In addition, such excess shares held in trust are subject to purchase by Archstone-Smith for a 90-day period at a purchase price equal to the lesser of:

  . the price paid for the excess shares by the purported transferee, or, if no consideration was paid, fair market value at the time of event causing the shares to be held in trust; and
  . the fair market value of the excess shares on the date Archstone-Smith elects to purchase such shares.

   Fair market value, for these purposes, means:

  . the last reported sales price on the New York Stock Exchange on the trading day immediately preceding the relevant date,

  . if not then traded on the New York Stock Exchange, the last reported sales price on the trading day immediately preceding the relevant date as reported on, over or through any exchange or quotation systems, or

  . if not then traded on, over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the board of trustees.

   From and after the purported transfer to the purported transferee of the excess shares, the purported transferee will cease to be entitled to distributions, other than liquidating distributions, voting rights and other benefits with respect to the excess shares except the right to payment on the transfer of the excess shares as described above. Any distribution paid to a purported transferee on excess shares prior to the discovery by Archstone-Smith that such excess shares have been transferred in violation of the provisions of the declaration of trust will be repaid, upon demand, to Archstone-Smith, and Archstone-Smith will pay any such amounts to the trust for the benefit of the beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any excess shares may be deemed, at Archstone-Smith's option, to have acted as an agent on our behalf in acquiring such excess shares and to hold such excess shares on its behalf.

   All certificates evidencing shares will bear a legend referring to the restrictions described above.

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   All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or such other percentage between 0.5% and 5%, as provided in the rules and regulations promulgated under the Internal Revenue Code, of the number or value of Archstone-Smith's outstanding shares must give Archstone-Smith a written notice containing certain information by January 31 of each year. In addition, each shareholder is upon demand required to disclose to Archstone-Smith in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a real estate investment trust, to determine its status as a real estate investment trust, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

   The ownership limitations under the declaration of trust are designed to protect our real estate investment trust status. The limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

   In addition to the foregoing restrictions, the Archstone-Smith Series A, C and D preferred shares provide that no person, or persons acting as a group, may beneficially own more than 25% of such series outstanding at any time, except as a result of Archstone-Smith's redemption of preferred shares. Shares acquired in excess of this ownership limit must be redeemed by Archstone-Smith at a price equal to the average daily per share closing sale price during the 30-day period ending on the business day prior to the redemption date. Such redemption is not applicable if a person's ownership exceeds the limitations solely due to Archstone-Smith's redemption of preferred shares; provided that thereafter any additional preferred shares acquired by such person will be deemed excess shares. From and after the date of notice of such redemption, the holder of the preferred shares thus redeemed shall cease to be entitled to any distributions, other than distributions declared prior to the date of notice of redemption, voting rights and other benefits with respect to such shares except the right to receive payment of the redemption price determined as described above.

   The foregoing ownership limitations also may have the effect of preventing or hindering any attempt to acquire control of Archstone-Smith without the consent of the Archstone-Smith board of trustees.

REIT Ownership Limitations and Transfer Restrictions Applicable to Archstone-Smith Series H, I, J, K and L Preferred Shares

   Instead of being governed by the foregoing restrictions, the Archstone-Smith Series H, I, J, K and L preferred shares will have ownership limitations and transfer restrictions identical to those contained in the Smith Residential charter and articles supplementary for the corresponding Smith Residential Series A, C, E, F and G preferred stock, except for changes that do not materially and adversely affect the holders of Smith Residential preferred stock.

   Under the provisions of the declaration of trust governing the Archstone-Smith Series H, I, J, K and L preferred shares, no more than 50% in value of Archstone-Smith's outstanding shares of beneficial interest may be owned, directly or constructively under the applicable attribution rules of the Internal Revenue Code, by five or fewer individuals, which is defined in the Internal Revenue Code to include various entities, during the last half of a taxable year. In addition, the shares of beneficial interest must be beneficially owned by 100 or more persons. The Archstone-Smith declaration of trust restricts various acquisitions of shares, including common shares, in order to comply with these requirements. These restrictions are also intended to inhibit changes of control of Archstone-Smith.

   Subject to certain exceptions specified in the Archstone-Smith declaration of trust, no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in number or value of the issued and outstanding shares of beneficial interest. The board of trustees in its discretion may waive this ownership limit or the ownership limit described in the preceding paragraph with respect to a holder that is an entity, but not an individual, if such holder's ownership will not then or in the future jeopardize Archstone-Smith's status as a REIT and other requirements are met.

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

   In addition, holders that have specified relationships with the Smith and Kogod families are prohibited from acquiring shares of beneficial interest or rights to acquire shares, if, as a result of, and after giving effect to, such acquisition, any tenant would be regarded as a related party tenant for purposes of section 856(d)(2)(B) of the Internal Revenue Code and Archstone-Smith would be considered to receive more than 0.5% of its gross annual revenue from related party tenants.

   If any shareholder purports to transfer shares to a person and either the transfer would result in Archstone-Smith failing to qualify as a REIT, or such transfer would cause the transferee to hold shares in excess of the ownership limits described above, the purported transfer will be null and void.

   All certificates representing Archstone-Smith Series H, I, J, K and L preferred shares will bear a legend referring to the restrictions described above.

   Every owner, or deemed owner, of more than 5%, or such lower percentage as required by the Internal Revenue Code or regulations thereunder, in number or value of the issued and outstanding shares of beneficial interest, must file a written notice with Archstone-Smith containing the information specified in the Archstone-Smith declaration of trust no later than January 30th of each year. In addition, each shareholder shall be required upon demand to disclose to Archstone-Smith in writing such information as it may request in order to determine the effect of such shareholder's direct, indirect and constructive ownership of such shares on Archstone-Smith's REIT status.

   The foregoing ownership limitations also may have the effect of preventing or hindering any attempt to acquire control of Archstone-Smith without the consent of the Archstone-Smith board of trustees.

Transfer Agent and Registrar

   The transfer agent and registrar for the Archstone-Smith common and preferred shares is Mellon Investor Services, LLC.

Anti-Takeover Considerations

   Maryland law and the Archstone-Smith declaration of trust and bylaws contain a number of provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of Archstone-Smith. See "Comparison of Shareholder Rights" beginning on page 197. These provisions include:

  . Classified board of trustees and size of board fixed with range; two-thirds shareholder vote required for removal--The board of trustees of Archstone-Smith is divided into three classes with staggered terms of office. The total number of trustees is fixed by a majority vote of the board of trustees within a range of a minimum of three and a maximum of
     15. Trustees may be removed with or without cause, but only by the vote of two-thirds of all of the votes entitled to be cast in the election of trustees. These provisions may make it more difficult for a third party to gain control of the board of trustees of Archstone-Smith. Unless two-thirds of the shareholders have voted to remove incumbent trustees, at least two annual meetings of shareholders of Archstone-Smith, instead of one, generally would be required to effect a change in a majority of the board of trustees, and the number of trustees cannot be increased above the maximum number of trustees specified in the declaration of trust without board and shareholder approvals.

  . Unsolicited Takeover Provisions of Maryland Law--Maryland law provides that the board of trustees is not subject to higher duties with regard to actions taken in a takeover context. These provisions may make it more difficult to effect an unsolicited takeover of a Maryland real estate investment trust. Maryland law also allows publicly held Maryland real estate investment trusts with at least three independent trustees to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers.

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

  . Call of Special Meetings of Shareholders--The Archstone-Smith declaration of trust provides that special meetings of shareholders may be called only by the chairman of the board, the president, the chief executive officer or a majority of the board of trustees, or by the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at the meeting. The effect of this provision is to make it more difficult for a shareholder to call a special meeting than if a lower percentage were required in the declaration of trust.

  . Advance Notice Provisions for Shareholder Nominations and Shareholder New Business Proposals--The Archstone-Smith bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders. This provision limits the ability of shareholders to make nominations for trustees or introduce other proposals that are not timely received for consideration at a meeting.

  . Two-thirds Shareholder Vote Required to Approve Some Amendments to the Declaration of Trust--Some amendments to the declaration of trust must first be declared advisable by the board of trustees and thereafter must be approved by shareholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast. These voting requirements may make amendments to the Archstone-Smith declaration of trust that shareholders believe desirable more difficult to effect.

  . Business Combination with Interested Shareholders--The Maryland Business Combination Act provides that, unless exempted, a Maryland real estate investment trust may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions, with an "interested shareholder" or its affiliates, for five years after the most recent date on which the interested shareholder became an interested shareholder and thereafter unless specified criteria are met.

  . Control Share Acquisitions--The Maryland Control Shares Acquisition Act provides that shares acquired by any person over one-tenth, one-third and a majority of the voting power of a real estate investment trust do not have voting rights, except to the extent approved by the vote of two-thirds of the votes entitled to be cast on the matter. The Archstone-Smith bylaws exempt from the provisions of the Maryland Control Share Acquisition Act any business combination with any person. However, this provision of the bylaws, by its terms, may be amended, altered or repealed at any time, in whole or in part, by the board of trustees.

  . Other Constituencies--Maryland law expressly codifies the authority of a Maryland real estate investment trust to include in its charter a provision that allows the board of trustees to consider the effect of a potential acquisition of control on shareholders, employees, suppliers, customers, creditors and communities in which offices or other establishments of the trust are located. The Archstone-Smith declaration of trust does not include a provision of this type. Maryland law also provides, however, that the inclusion or omission of this type of provision in the declaration of trust of a Maryland real estate investment trust does not create an inference concerning factors that may be considered by the board of trustees regarding a potential acquisition of control. This law may allow the board of trustees to reject an acquisition proposal even though the proposal was in the best interests of Archstone-Smith shareholders.

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

                        COMPARISON OF SHAREHOLDER RIGHTS

   The following comparison of the rights of Smith Residential stockholders, Archstone shareholders and Archstone-Smith shareholders summarizes the material differences but is not intended to list all of the differences. As a Maryland corporation, Smith Residential is subject to the Maryland General Corporation Law, which is a general corporation statute dealing with a wide variety of matters, including election, tenure, duties, limitation of liabilities and indemnification of directors and officers, classification of the board, classification of shares, dividends and other distributions, meetings and voting rights of stockholders, and extraordinary actions, such as amendments to the charter, mergers, sales of all or substantially all of the assets and dissolution. As a Maryland REIT, Archstone and Archstone-Smith are subject to the Maryland REIT Law. The Maryland REIT Law covers many of the same matters covered by the Maryland General Corporation Law, including limitation of liabilities of trustees and officers, indemnification of trustees and officers, classification of the board, classification of shares, amendment to the declaration of trust, mergers of a Maryland REIT with other entities, and dissenters' rights and makes applicable to Maryland REITs, certain provisions of the Maryland General Corporation Law. However, not all of the corporate governance provisions in the Maryland General Corporation Law are specifically addressed in the Maryland REIT Law. It is the general practice of Maryland REITs to address some of these matters through provisions in their declarations of trust or bylaws. In some instances where neither the Maryland-REIT law nor the declaration of trust or bylaws of a Maryland REIT has addressed an issue, Maryland courts have looked to the Maryland General Corporation Law for guidance.

   The following discussion should be read together with the charter and bylaws of Smith Residential, the declaration of trust and bylaws of Archstone, the form of the declaration of trust and bylaws of Archstone-Smith that is expected to be adopted before the merger and applicable Maryland law. The current charter and bylaws of Smith Residential, the current declaration of trust and bylaws of Archstone and the form of the declaration of trust and bylaws of Archstone-Smith are incorporated by reference into this joint proxy statement/prospectus, and will be sent to holders of Smith Residential common and preferred stock and Archstone common and preferred shares upon request. See "Where You Can Find More Information" beginning on page 216.

Authorized Shares

   Smith Residential. The authorized shares of stock of Smith Residential consist of 145,000,000 shares, par value $0.01 per share, of which 80,000,000 shares are classified as common stock, 2,640,325 shares are classified as Series A cumulative convertible redeemable preferred stock, 500 shares are classified as Series C cumulative redeemable preferred stock, 72,980 shares are classified as Series D junior participating preferred stock, 684,931 shares are classified as Series E cumulative convertible redeemable preferred stock, 666,667 shares are classified as Series F cumulative convertible redeemable preferred stock, 641,026 shares are classified as Series G cumulative convertible redeemable preferred stock, 45,000,000 shares are classified as excess stock and 1,142,509 shares are not classified.

   Under the Smith Residential charter, subject to the rights of holders of any class or series of preferred shares, the board of directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. In addition, the board of directors may also authorize the issuance from time to time of shares of Smith Residential stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the board of directors and without any action by the stockholders, except for any voting rights of the holders of shares of preferred stock, including the rights of the holders of any series of the preferred stock to approve any increase in the authorized number of shares of preferred stock of the applicable series by a vote of at least 66 2/3% of the votes entitled to be cast by the holders of such series of preferred stock.

   At August 31, 2001, there were issued and outstanding 25,878,455 shares of Smith Residential common stock, 2,640,325 shares of Series A preferred stock, 500 shares of Series C preferred stock, 684,931 shares of Series E preferred stock, 666,667 shares of Series F preferred stock, 641,026 shares of Series G preferred stock and 400,000 shares of Series H preferred stock. On September 19, 2001, all 400,000 issued and outstanding shares of Smith Residential Series H preferred stock were converted into 259,740 shares of Smith Residential common stock. In addition, 72,980 shares of Smith Residential Series D junior participating preferred stock have been reserved for issuance pursuant to the Smith Residential stockholder rights plan and none are outstanding.

   Archstone. The authorized shares of beneficial interest of Archstone consist of 250,000,000 shares, par value $1.00 per share, of which 232,100,000 shares are classified as common shares, 9,200,000 shares are classified as Series A cumulative convertible preferred shares, 4,200,000 shares are classified as Series B cumulative redeemable preferred shares, 2,000,000 shares are classified as Series C cumulative redeemable preferred shares, 2,300,000 shares are classified as Series D cumulative redeemable preferred shares, 1,600,000 shares are classified as Series E cumulative redeemable preferred shares, 800,000 shares are classified as Series F cumulative redeemable preferred shares, 600,000 shares are classified as Series G cumulative redeemable preferred shares and 2,500,000 shares are classified as Series B junior participating preferred shares.

   Under the Archstone declaration of trust, the Archstone board of trustees may amend the declaration of trust, without the consent of the shareholders of Archstone, to increase or decrease the aggregate number of shares or the number of shares of any class which Archstone has authority to issue. The Archstone board of trustees also may classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the shares by filing articles supplementary pursuant to Maryland law. In addition, subject to the rights of holders of any class or series of preferred shares, the Archstone board may also issue from the authorized but unissued shares of the trust preferred shares in series and to establish from time to time the number of preferred shares to be included in each such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series.

   At August 31, 2001, there were issued and outstanding 121,528,479 shares of Archstone common shares, 3,174,235 shares of Archstone Series A preferred shares, no shares of Archstone Series B preferred shares, 1,969,100 shares of Archstone Series C preferred shares, 1,989,956 shares of Archstone Series D preferred shares, no shares of Archstone Series E preferred shares, no shares of Archstone Series F preferred shares, no shares of Archstone Series G preferred shares and no shares of Archstone junior participating preferred shares.

   Archstone-Smith. At the time of the merger, the authorized shares of Archstone-Smith are expected to consist of 450,000,000 shares of beneficial interest, par value $0.01 per share, of which 430,333,260 are classified as common shares, 3,174,235 are classified as Series A cumulative convertible preferred shares, 4,500,000 are classified as Series B junior participating preferred shares, 1,969,100 are classified as Series C cumulative redeemable preferred shares, 1,989,956 are classified as Series D cumulative redeemable preferred shares, 1,600,000 are classified as Series E cumulative redeemable preferred shares, 800,000 are classified as Series F cumulative redeemable preferred shares, 600,000 are classified as Series G cumulative redeemable preferred shares, 2,640,325 are classified as Series H cumulative convertible redeemable preferred shares, 500 are classified as Series I cumulative redeemable preferred shares, 684,931 are classified as Series J cumulative convertible redeemable preferred shares, 666,667 are classified as Series K cumulative convertible redeemable preferred shares and 641,026 are classified as Series L cumulative convertible redeemable preferred shares.

   Under the Archstone-Smith declaration of trust, the Archstone-Smith board of trustees may amend the declaration of trust, without the consent of the shareholders of Archstone-Smith, to increase or decrease the aggregate number of shares or the number of shares of any class which Archstone-Smith has authority to issue, subject to the rights of holders of any class or series of preferred shares. Subject to the rights of holders of any class or series of preferred shares, the Archstone-Smith board of trustees also may classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the shares by filing articles supplementary pursuant to Maryland law. In addition, subject to the rights of holders of any class or series of preferred shares, the Archstone-Smith board may issue from the authorized but unissued shares of the trust preferred shares in series and establish from time to time the number of preferred shares to be included in each such series and fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series.

   Immediately after completion of the merger, based on the number of Archstone and Smith Residential shares outstanding as of August 31, 2001, the issued and outstanding shares of Archstone-Smith are expected to consist of 172,638,428 common shares, 3,174,235 Series A preferred shares, no Series B preferred shares, 1,969,100 Series C preferred shares, 1,989,956 Series D preferred shares, no Series E preferred shares, no Series F preferred shares, no Series G preferred shares, 2,640,325 Series H preferred shares, 500 Series I preferred shares, 684,931 Series J preferred shares, 666,667 Series K preferred shares and 641,026 Series L. On September 19, 2001, all of the 400,000 issued and outstanding shares of Smith Residential Series H preferred stock were converted into 259,740 shares of Smith Residential common stock.

Voting Rights

   Smith Residential. Subject to the provisions of the Smith Residential charter regarding ownership limitations and restrictions on transfer of shares of capital stock, and except for any special voting rights of any other class or series of capital stock, each outstanding share of Smith Residential common stock is entitled to one vote on all actions to be taken by the stockholders. Except as provided with respect to any other class or series of shares of capital stock, the exclusive voting power on all matters is vested in the holders of Smith Residential common stock.

   Archstone and Archstone-Smith. Subject to the provisions of the Archstone-Smith declaration of trust regarding ownership limitations and restrictions on transfer of shares of beneficial interest, and except for any special voting rights of any other class or series of shares of beneficial interest, each outstanding Archstone-Smith common share is entitled to one vote on all matters to be acted upon by the shareholders. Except as provided with respect to any other class or series of shares of beneficial interest, the exclusive voting power on all matters is vested in the holders of Archstone-Smith common shares.

Classification of the Board; Removal of Directors/Trustees

   Smith Residential. The Maryland General Corporation Law permits a Maryland corporation to divide its board of directors into classes with staggered terms of office so long as the term of office of at least one class expires each year. Smith Residential's board of directors is divided into three classes, with each class having a three-year term of office. The term of one of the three classes of Smith Residential directors expires at the annual meeting of stockholders in each year.

   Under the Smith Residential charter and bylaws, a director may be removed only for cause and only by the affirmative vote of stockholders holding at least 80% of all the votes entitled to be cast for the election of directors. However, in the case of any directors elected by holders of a class or series of capital stock other than common stock, such directors may be removed without cause, but solely by the affirmative vote of all of the votes of that class or series.

   Archstone and Archstone-Smith. The Maryland REIT Law permits a Maryland real estate investment trust's board of trustees to be divided into up to three classes with staggered terms of office. The board of trustees of each of Archstone and Archstone-Smith is divided into three classes, with each class having a three-year term of office. The term of one of the three classes of Archstone trustees and of Archstone-Smith trustees expires at their respective annual meetings of shareholders in each year.

   The declaration of trust of each of Archstone and Archstone-Smith provides that trustees may be removed from office with or without cause by the shareholders by the affirmative vote of two-thirds of all the votes entitled to be cast in the election of trustees or by the trustees then in office by a two-thirds vote at a meeting of the board of trustees. However, in the case of any trustees elected by holders of a class or series of preferred shares, such trustees may be removed without cause solely by the affirmative vote of the holders of that class or series of preferred shares.

Number of Directors/Trustees; Vacancies

   Smith Residential. The Smith Residential charter provides that the number of directors may be increased or decreased by the bylaws. The Smith Residential bylaws establishes the current number of Smith Residential directors at 7 directors. The bylaws further provide that a majority of the entire board of directors may alter the number of directors to not more than 25 nor less than 3, but the action may not affect the tenure of office of any director.

   Smith Residential's charter and bylaws provide that, except in the case of a vacancy on the board of directors among the directors elected by a class or series of capital stock other than common stock, any vacancy on the board of directors may be filled by the affirmative vote of the remaining directors, except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire board of directors, and, in the case of a vacancy resulting from the removal of a director, by the stockholders. Any vacancy on the board of directors among the directors elected by a class or series of capital stock other than common stock may be filled by a majority of the remaining directors or the sole remaining director elected by that class or series, or by the stockholders of that class or series.

   The provisions of Smith Residential's charter governing the outstanding series of preferred stock provide for the right of the holders of such shares to elect additional directors in certain circumstances.

   Archstone. Archstone's declaration of trust provides that the board of trustees shall be comprised of not less than 3 nor more than 15 trustees. The current size of Archstone's board of trustees is 6, which number may be changed from time to time by resolution of the board of trustees within the limits described in the preceding sentence.

   Vacancies on the board of trustees resulting from any cause, including an increase in the number of trustees, may be filled either by a special meeting or written consent of shareholders, by the remaining trustees in office or at the next annual meeting of shareholders. Any vacancy among the trustees elected by a class or series of preferred shares, however, may be filled by a majority of the remaining trustees elected by that class or series of preferred shares or by the holders of that class or series of preferred shares. Trustees elected at special meetings of shareholders to fill vacancies or appointed by the remaining trustees to fill vacancies shall hold office until the next annual meeting of shareholders.

   The provisions of Archstone's declaration of trust governing the outstanding series of preferred shares provide for the right of the holders of such shares to elect additional trustees in certain circumstances.

   Archstone-Smith. Archstone-Smith's declaration of trust provides that the board of trustees shall be comprised of not less than 3 nor more than 15 trustees. Immediately following completion of the merger, the Archstone-Smith board is expected to be comprised of 9 members. The size of Archstone-Smith's board of trustees may be changed from time to time by resolution of the board of trustees within the limits provided in the preceding sentence.

   Vacancies on the board of trustees resulting from any cause, including an increase in the number of trustees, may be filled either by a special meeting or written consent of shareholders, by the remaining trustees in office or at the next annual meeting of shareholders. Any vacancy among the trustees elected by a class or series of preferred shares, however, may be filled by a majority of the remaining trustees elected by that class or series of preferred shares or by the holders of that class or series of preferred shares. Trustees elected at special meetings of shareholders to fill vacancies hold office for the balance of the unexpired term of the trustees whom they are replacing or whose vacancy they are filling, or in the case of a vacancy created by an increase in the number of trustees, for the balance of the unexpired term of trustees of the same class. Any trustee appointed by the remaining trustees to fill vacancies shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualifies.

   The provisions of Archstone's declaration of trust governing the outstanding series of preferred shares provide rights to the holders of such preferred shares to elect additional trustees under certain circumstances. See "Description of Archstone-Smith Shares of Beneficial Interest--Preferred Shares--Voting Rights of Series A, C and D Preferred Shares," "--Voting Rights of Series E, F and G Preferred Shares" and "Description of Archstone-Smith Shares of Beneficial Interest--Preferred Shares--New Series H, I, J, K and L Preferred Shares--Voting Rights of Archstone-Smith Series H, I, J, K and L Preferred Shares."

Limitation of Trustee/Director and Officer Liability

   Smith Residential. Under Maryland law, the charter of a Maryland corporation may include a provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages but may not include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders to the extent that:

  . it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or

  . a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

   The Smith Residential charter provides that, to the fullest extent permitted by Maryland law, no director or officer of Smith Residential will be personally liable to Smith Residential or to its stockholders for money damages.

   Archstone and Archstone-Smith. Maryland REIT law permits a real estate investment trust to include in its declaration of trust any provision expanding or limiting the liability of its trustees and officers to the trust or its shareholders for money damages, subject to the same limitations described above for a Maryland corporation. Both Archstone's and Archstone-Smith's declarations of trust provides that, to the maximum extent permitted under Maryland law, no officer or trustee shall be liable to the trust or to any shareholder for money damages.

Indemnification

   Smith Residential. The Maryland General Corporation Law allows corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

  . the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  . the person actually received an improper personal benefit in money, property or services; or

  . in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

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   Under Maryland law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

  . by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding and who a majority of the board of directors designated to act in the matter;

  . by special legal counsel selected by the board or board committee by the vote set forth above or, if such vote cannot be obtained, by a majority of the entire board; or

  .  by the shareholders.

   If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

   A Maryland corporation may pay, before final disposition, the expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending a proceeding. Under Maryland law, expenses may be advanced to a director or officer when the director or officer gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Maryland law does not require that the undertaking be secured, and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. A Maryland corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

   Under Maryland law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any charter, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

   Under the Smith Residential charter, Smith Residential is required to indemnify

  . its directors and officers, whether serving the corporation or at its request any other entity, to the full extent required or permitted by Maryland law now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law; and

  . other employees and agents to such extent as shall be authorized by the board of directors or Smith Residential's bylaws and be permitted by law.

   Archstone and Archstone-Smith. Maryland law generally permits a Maryland real estate investment trust to indemnify any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a trustee, officer, employee or agent of the trust or any predecessor entity, or is or was serving at the request of the trust or predecessor entity as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, on the same terms and subject to the same limitations as described above for a Maryland corporation.

   The declarations of trust of both Archstone and Archstone-Smith provides that the trust shall indemnify each trustee, officer and employee to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a trustee, officer, employee or

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agent of the trust or is or was serving at the request of the trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each trustee, officer, employee or agent in connection with any such proceedings.

Duties of Trustees and Directors

   Smith Residential, Archstone and Archstone-Smith. Maryland law provides protection for Maryland corporations and Maryland real estate investment trusts against unsolicited takeovers by protecting the board of directors or board of trustees with regard to actions taken in a takeover context. Maryland law provides that the duties of directors and trustees will not require them to:

  .accept, recommend, or respond to any proposal by a person seeking to acquire control;

  . authorize the corporation or real estate investment trust, as applicable, to redeem any rights under, modify, or render inapplicable a shareholder or a stockholder rights plan;

  . make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, as described below;

  . elect to be subject to any or all of the "elective provisions" related to unsolicited takeovers described below; or

  .  act or fail to act solely because of:

    -- the effect the act or failure to act may have on an acquisition or potential acquisition of control; or

    -- the amount or type of consideration that may be offered or paid to shareholders in an acquisition.

   Maryland law also establishes a presumption that the act of a director or trustee satisfies the required standard of conduct. In the case of a Maryland corporation, a director must perform his or her duties in good faith, in a manner that is in the best interests of the corporation and with the care of an ordinarily prudent person under similar circumstances. In the case of a Maryland real estate investment trust, the standard of conduct is not explicitly addressed in the statute. Archstone-Smith's bylaws, however, provide that except to the extent that the trustees are subject to a different standard under Maryland law or its declaration of trust, the trustees shall perform their duties as trustees or members of committees of trustees in accordance with the standard set forth in the Maryland General Corporation Law.

   An act of a director or trustee relating to or affecting an acquisition or a potential acquisition of control of a Maryland corporation or a Maryland REIT is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a director or trustee. This provision creates a Maryland rule which is less exacting than case law in many other jurisdictions which:

  . imposes an enhanced level of scrutiny when a board implements anti-takeover measures in a change of control context, and

  . in these circumstances shifts the burden of proof to directors to show that the defensive mechanism adopted by a board is reasonable in relation to the threat posed.

   Maryland law also provides that the duty of a trustee is only enforceable by the trust or in the right of the trust. A shareholder suit to enforce the duty of a trustee, therefore, can only be brought derivatively.


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Call of Special Meetings of Shareholders

   Smith Residential. Smith Residential's bylaws provide that special meetings of shareholders may be called by the chairman of the board or the president or by a majority of the board of directors, and upon the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.

   Archstone. Archstone's declaration of trust provides that special meetings of shareholders may be called by a majority of the trustees or by any officer, and upon the written request of shareholders holding not less than 25% of the outstanding shares entitled to vote.

   Archstone-Smith. Archstone-Smith's declaration of trust provides that special meetings of shareholders may be called by a majority of the trustees or by the chairman of the board, the president or the chief executive officer, and upon the written request of shareholders holding not less than 25% of the outstanding shares entitled to vote.

Advance Notice Provisions for Shareholder Nominations and Shareholder New Business Proposals

   Smith Residential. The Smith Residential bylaws require advance written notice for stockholders to nominate a director or bring other business before a meeting of stockholders.

   For an annual meeting, a stockholder must deliver notice to the secretary of Smith Residential not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, notice by the stockholder must be delivered not earlier than the 90th day before the annual meeting and not later than the close of business on the later of the 60th day before the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made.

   In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder must be given not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting.

   The Smith Residential bylaws contain detailed requirements for the contents of stockholder notices of director nominations and business proposals.

   Archstone and Archstone-Smith. Both Archstone's and Archstone-Smith's bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders.

   For an annual meeting, a shareholder must deliver written notice to the secretary of Archstone or Archstone-Smith, as the case may be, not less than 90 days nor more than 120 days before the first anniversary of the date the proxy statement was released to shareholders in connection with the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting, notice by the shareholder must be delivered not more than 120 days nor less than 90 days before the first anniversary of the date the proxy statement was released to shareholders in connection with the preceding year's annual meeting or not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made.

   In the case of a special meeting of stockholders called for the purpose of electing trustees, a shareholder must give notice not more than 120 days nor less than 90 days before the special meeting or not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the board of trustees to be elected at the meeting is first made.


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   The declaration of trust of Archstone and the bylaws of Archstone-Smith contain detailed requirements for the contents of shareholder notices of trustee nominations and new business.

Amendment of the Smith Residential Charter and the Archstone and Archstone-Smith Declarations of Trust

   Smith Residential. Subject to the rights of any class or series of preferred shares outstanding, amendments to Smith Residential's charter must be approved by the board of directors and by the vote of at least two-thirds of the votes entitled to be cast at a meeting of shareholders. However, notwithstanding any other provisions of the charter or bylaws of Smith Residential and in addition to any other vote that may be required, the affirmative vote of stockholders holding at least 80% of all of the votes entitled to be cast on the matter shall be required to amend, alter, change, repeal or adopt any provisions inconsistent with the charter provisions relating to the number, selection and removal of members of the board of directors. In addition, the Smith Residential charter prohibits the board of directors from taking any action to terminate Smith Residential's status as a REIT or to amend the ownership limitations in the charter until the board of directors adopts a resolution recommending such action and such resolution is subsequently approved at an annual or special meeting of stockholders by at least a majority of all the votes entitled to be cast on the matter.

   Archstone and Archstone-Smith. Subject to the rights of any class or series of preferred shares outstanding, amendments to the declaration of trust of Archstone and the declaration of trust of Archstone-Smith are governed by the provisions of the Maryland REIT Law. Under the Maryland REIT Law, Archstone-Smith's declaration of trust and Archstone's declaration of trust, with specified exceptions, amendments to Archstone's declaration of trust and Archstone-Smith's declaration of trust require their respective boards of trustees to adopt a resolution which sets forth the proposed amendment, declare that it is advisable and direct that the proposed amendment be submitted for consideration at an annual or special meeting of the shareholders entitled to vote to approve the amendment and require approval by at least a majority of the outstanding shares entitled to vote.

   As permitted under Maryland REIT Law, however, both the Archstone and Archstone-Smith declarations of trust provide that the trustees, by a two-thirds vote, may at any time amend the declaration of trust solely to enable the trust to qualify as a REIT under the Internal Revenue Code or as a real estate investment trust under Maryland law, without action by its shareholders. In addition, as permitted by Maryland REIT Law, the Archstone and Archstone-Smith declarations of trust permit the board of trustees, without any action by the shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or, subject to the rights of holders of certain series of preferred shares, the number of shares of beneficial interest of any class that the trust has authority to issue.

Amendment of the Bylaws

   Smith Residential. The Smith Residential bylaws provide that, unless otherwise provided by statute, the power to make and adopt new bylaws, or to amend, alter or repeal the bylaws is vested exclusively with the board of directors.

   Archstone and Archstone-Smith. The Archstone declaration of trust and Archstone-Smith declarations of trust and bylaws provide that the bylaws may be altered, amended or repealed, and that new bylaws may be adopted, at any meeting of the board of trustees by vote of a majority of the trustees, subject to repeal or change by action of the shareholders of the trust entitled to vote thereon.

Mergers, Consolidations and Sales of Assets

   Smith Residential. Under the Maryland General Corporation Law, Smith Residential board of directors may approve a consolidation, merger, share exchange or transfer of assets by adopting a resolution that declares the proposed transaction is advisable on substantially the terms and conditions set forth or referred to in the

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resolution and directing that the proposed transaction be submitted for consideration at either an annual or special meeting of the stockholders. Notice which states that a purpose of the meeting will be to act on the proposed consolidation, merger, share exchange or transfer of assets must be provided to each stockholder entitled to vote on the proposed transaction and to each stockholder not entitled to vote on the proposed transaction, except the stockholders of a successor in a merger if the merger does not alter the contract rights of their stock as expressly provided in the charter.

   Under the Maryland General Corporation Law and the Smith Residential charter, a proposed merger, consolidation or sale of all or substantially all of the assets of Smith Residential requires the approval of stockholders by the affirmative vote of two-thirds of all the votes entitled to vote on the matter.

   Archstone and Archstone-Smith. Under the Maryland REIT Law, a merger involving a Maryland real estate investment trust generally requires approval by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter, unless the declaration of trust specifies a greater or lesser percentage, but not less than a majority of all votes entitled to be cast. The Maryland REIT Law does not address the requirements for the approval by shareholders of a consolidation or sale of all or substantially all of the assets of a real estate investment trust.

   Subject to the rights of any class or series of preferred shares outstanding, both the Archstone declaration of trust and the Archstone-Smith declaration of trust provide that the trust may merge with or into another entity, consolidate the trust with one or more other entities into a new entity, or sell or otherwise dispose of all or substantially all of the assets of the trust so long as such action is approved by the board of trustees and by the shareholders at a special meeting by the affirmative vote of the holders of not less than a majority of the shares outstanding and entitled to vote on the matter.

Dissolution of Smith Residential, Archstone or Archstone-Smith; Termination of REIT Status

   Smith Residential. Under the Maryland General Corporation Law, Smith Residential may be dissolved if its board of directors adopts a resolution which declares that dissolution is advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of the stockholders. Notice which states that a purpose of the meeting will be to act on the proposed dissolution must be given to each stockholder entitled to vote on the proposed dissolution. To be effective, the proposed dissolution must be approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast.

   Archstone and Archstone-Smith. The Archstone declaration of trust and the Archstone-Smith declaration of trust permit the termination of the existence of the trust, subject to the provisions of any class or series of shares then outstanding, if approved by a majority of the entire board of trustees and by the shareholders at a special meeting by the affirmative vote of not less than a majority of the outstanding shares. In addition, the board of trustees of Archstone and Archstone-Smith may terminate the status of the trust as a REIT, or reorganize as a corporation under the Internal Revenue Code without a vote of its shareholders.

Business Combinations with Interested Shareholders

   The Maryland Business Combination Act provides that, unless exempted, a Maryland real estate investment trust or corporation may not engage in business combinations, including, among other things, mergers, dispositions of assets valued at 10% or more of the value of the corporation's outstanding stock or of its net worth, issuances of shares and other specified transactions, with an "interested shareholder" or its affiliates, for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, unless specified "price criteria" and other standards are met or an exemption is available, a business combination with an interested shareholder or its affiliates must be recommended by the board of directors or board of trustees and approved by:

  .  at least 80% of the outstanding voting shares and

  . at least two-thirds of the outstanding voting shares, other than voting shares held by the interested shareholder or any of its affiliates.

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   Under the statute, an "interested shareholder" generally is defined to mean a person or group which owns beneficially, directly or indirectly, 10% or more of the outstanding voting shares of the corporation or real estate investment trust. These requirements do not apply to a business combination with an interested shareholder or its affiliates if approved by the board of directors or board of trustees before the time the interested shareholder first became an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

   Smith Residential. Smith Residential has elected in its charter to exempt from the provisions of the Maryland Business Combination Act any business combinations of any type:

  . with or involving Robert H. Smith, Robert P. Kogod and all persons, firms or corporations affiliated with either of them or acting in concert or as a group with either of them; or

  . which may be involved in the issuance of shares of capital stock in connection with the redemption of units of Smith Partnership.

   Archstone and Archstone-Smith. The Archstone board of trustees and the Archstone-Smith board of trustees have adopted a resolution that operates to exempt from the provisions of the Maryland Business Combination Act the merger and the transactions related to the merger. However, each of these resolutions, by their terms, may be altered or repealed, in whole or in part, at any time by the respective board of trustees.

Control Share Acquisitions

   The Maryland Control Share Acquisition Act provides that shares of a Maryland real estate investment trust or corporation that are acquired in a "control share acquisition," which is defined as the acquisition of shares comprising one-tenth, one-third or a majority of all voting shares, have no voting rights except:

  . if approved by shareholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all "interested shares"; or

  . if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

   The Maryland Control Share Acquisition Act is applicable to a publicly traded Maryland real estate investment trust or corporation unless its charter or declaration of trust, as applicable, or bylaws specifically provides that it shall be inapplicable.

   Smith Residential. The Smith Residential charter provides that the Maryland Control Share Acquisition Act shall not apply to any acquisition of shares of Smith Residential that is not prohibited by the terms of the charter.

   Archstone and Archstone-Smith. Both the Archstone and Archstone-Smith bylaws contain a provision that provides that the Maryland Control Share Acquisition Act shall not apply to any acquisition by any person of shares of Archstone or Archstone-Smith, respectively, but also provides that this bylaw provision may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares. Upon such repeal, the Maryland Control Share Acquisition Act may apply to any prior or subsequent control share acquisition to the extent provided by any successor bylaw and consistent with applicable law.

Distributions

   Smith Residential. The Maryland General Corporation Law provides that the board of directors may not make a distribution of money or property to its stockholders if, after the distribution, the corporation would be unable to pay its indebtedness as it becomes due in the usual course of business or, unless and to the extent specifically allowed by the corporation's charter, if after the distribution, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be

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dissolved at the time of the distribution, to satisfy the preferential rights to distributions upon dissolution of the corporation's shareholders whose rights upon dissolution are superior to those receiving the distribution.

   Archstone and Archstone-Smith. Maryland REIT law does not specify rules for the payment of dividends or other distributions by Maryland REITs, such as Archstone and Archstone-Smith. Both the Archstone declaration of trust and the Archstone-Smith declaration of trust provide that the trustees will endeavor to declare and pay distributions as necessary for it to qualify as a REIT under the Internal Revenue Code, so long as qualification as a REIT, in the opinion of the board of trustees, is in the best interest of the shareholders. However, shareholders do not have any right to a distribution unless and until authorized by the board of trustees and declared by the trust and then subject to the rights of holders of any class or series of preferred shares.

Board Committees

   Smith Residential. Under the Maryland General Corporation Law, a board of directors of a Maryland corporation may not delegate to a committee of the board of directors the power to authorize dividends on stock, issue stock, other than specified permitted issuances, recommend to stockholders any action which requires stockholder approval, amend the bylaws, or approve any merger or share exchange which does not require stockholder approval.

   Archstone and Archstone-Smith. Under the Maryland REIT Law, a board of trustees of a Maryland REIT may delegate any of its powers to a committee of the board of trustees.

Shareholder Rights Plans

   Smith Residential. On December 2, 1998, Smith Residential adopted a stockholder rights plan. On that date, the Smith Residential board of directors declared a dividend payable on December 14, 1998 of one preferred stock purchase right for each outstanding share of Smith Residential common stock held of record at the close of business on December 14, 1998. Shares of Smith Residential common stock issued thereafter and prior to the redemption or expiration of the rights or the rights distribution date, as described below, will have an attached right. Each right entitles the registered holder under certain circumstances to purchase from Smith Residential one one-thousandth of a share of Series D junior participating preferred stock of Smith Residential, at a price of $108.00 per one one-thousandth of a Series D junior participating preferred share, subject to adjustment.

   The rights distribution date will occur upon the earliest of:

  . 10 days following a public announcement that a person or group has become an acquiring person, as described below, or

  . 10 business days, or a later date to be determined by the board of directors prior to the time any person becomes an acquiring person, following the date any person or group commences or announces an intention to make a tender or exchange offer which, if completed, would result in that person or group beneficially owning 15% or more of the outstanding shares of common stock of Smith Residential, with some exceptions.

   An acquiring person is any person or group of affiliated or associated persons which beneficially owns 15% or more of the outstanding shares of common stock of Smith Residential, with some exceptions.

   The rights will become exercisable only after the rights distribution date. In that event, each holder of a right, other than rights beneficially owned by the acquiring persons, will have the right to receive upon exercise of the right a number of shares of common stock having a market value of twice the purchase price, subject to the ownership limit and other ownership restrictions contained in Smith Residential's charter. In the event that, after any person or group becomes an acquiring person, either Smith Residential is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power are sold or transferred, then each holder of a right would be entitled to receive, upon exercise, common stock of the acquiring company having a market value equal to twice the exercise price of the right.

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   The Smith Residential board of directors may also elect, at any time after any person or group becomes an acquiring person and prior to the acquisition by that person or group of 50% or more of the outstanding common stock of Smith Residential, to exchange the rights, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment. At any time before a person or group becomes an acquiring person, the board of directors may redeem all of the outstanding rights at a price of $.005 per right, payable in cash, Smith Residential common stock or any other form of consideration deemed appropriate by the board of directors. Immediately upon the redemption of the rights, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the redemption price.

   The rights will expire on December 13, 2008, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Smith Residential as provided in the stockholder rights agreement.

   The exercise price, the number of rights outstanding, and the number of Series D junior participating preferred shares or other securities or property issuable upon exercise of the rights, are subject to adjustment under certain circumstances from time to time to prevent dilution.

   As permitted in the stockholder rights agreement, the Smith Residential board of directors has resolved to, prior to the merger, take all actions necessary to render the rights issued under the stockholder rights agreement inapplicable to the merger, the partnership merger and the transactions contemplated thereby.

   Archstone. On July 11, 1994, Archstone adopted a shareholder rights plan. On that date, the Archstone board of trustees authorized and Archstone declared a dividend payable on July 21, 1994 of one preferred share purchase right for each outstanding Archstone common share held of record at the close of business on July 21, 1994. Shares of Archstone common stock issued thereafter and prior to the redemption or expiration of the rights or the rights distribution date, as described below, will have an attached right. Each right entitles the registered holder under certain circumstances to purchase from Archstone one one-hundredth of a share of Series B junior participating preferred shares of Archstone, at a price of $60.00 per one one-hundredth of a Series B junior participating preferred share, subject to adjustment.

   The rights distribution date will occur upon the earliest of:

  . 10 days following a public announcement that a person or group has become an acquiring person, as described below, or

  . 15 business days, or a later date to be determined by the board of trustees prior to the time any person becomes an acquiring person, following the date any person or group commences or announces an intention to make a tender or exchange offer which, if completed, would result in that person beneficially owning 25% or more of the outstanding common shares of Archstone, with some exceptions.

   An acquiring person is any person or group of affiliated or associated persons which beneficially owns 20% or more of the outstanding common shares of Archstone, with some exceptions.

   The rights will become exercisable only after the rights distribution date. In that event, each holder of a right, other than rights beneficially owned by the acquiring persons, will have the right to receive upon exercise of the right a number of common shares having a market value of twice the purchase price. In the event that, after any person or group becomes an acquiring person, either Archstone is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power are sold, then each holder of a right would be entitled to receive, upon exercise, common stock of the acquiring company having a market value equal to twice the exercise price of the right.

   The Archstone board of trustees may also elect, at any time after any person or group becomes an acquiring person and prior to the acquisition by that person or group of 50% or more of the outstanding common shares of Archstone, to exchange the rights, in whole or in part, at an exchange ratio of one common share or one one-hundredth of a Series B junior participating preferred share per right, subject to adjustment. At any time before a person or group becomes an acquiring person, the board of trustees may redeem all of the

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outstanding rights at a price of $.01 per right, payable in cash, Archstone common shares or any other form of consideration deemed appropriate by the board of trustees. Immediately upon the redemption of the rights, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the redemption price.

   The rights will expire on July 21, 2004, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Archstone as provided in the shareholder rights agreement.

   The exercise price, the number of rights outstanding, and the number of Series B junior participating preferred shares or other securities or property issuable upon exercise of the rights, are subject to adjustment under certain circumstances from time to time to prevent dilution.

   As permitted in the shareholder rights agreement, the Archstone board of trustees have resolved to amend the shareholder rights agreement to delay the rights distribution date with respect to the acquisition of any shares of beneficial interest of Archstone by Archstone-Smith and to provide for the termination of the rights agreement following the completion of the merger to accomplish the restructuring of Archstone into an UPREIT.

   Archstone-Smith. On August 31, 2001, Archstone-Smith adopted a shareholder rights plan. On that date, Archstone, as the sole trustee of Archstone-Smith, authorized and Archstone declared a dividend, to be paid to holders of record of common shares on the effective date of the reorganization of Archstone into an UPREIT, of one preferred share purchase right for each outstanding Archstone-Smith common share. Archstone-Smith common shares issued after that date, including shares issued in the reorganization of Archstone into an UPREIT and in the merger, and prior to the redemption or expiration of the rights or the rights distribution date, as described below, will have an attached right. Each right entitles the registered holder under certain circumstances to purchase from Archstone-Smith one one-hundredth of a share of Series B junior participating preferred shares of Archstone-Smith, at a price of $75 per one one-hundredth of a Series B junior participating preferred share, subject to adjustment.

   The rights distribution date will occur upon the earliest of:

  . 10 days following a public announcement that a person or group has become an acquiring person, as described below, or

  . 15 business days, or a later date to be determined by the board of trustees prior to the time any person becomes an acquiring person, following the date any person or group commences or announces an intention to make a tender or exchange offer which, if completed, would result in that person beneficially owning 15% or more of the outstanding common shares of Archstone-Smith, with some exceptions.

   An acquiring person is any person or group of affiliated or associated persons which beneficially owns 15% or more of the outstanding common shares of Archstone-Smith, with some exceptions.

   The rights will become exercisable only after the rights distribution date. In that event, each holder of a right, other than rights beneficially owned by the acquiring persons, will have the right to receive upon exercise of the right a number of common shares having a market value of twice the purchase price. In the event that, after any person or group becomes an acquiring person, either Archstone-Smith is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power are sold, then each holder of a right would be entitled to receive, upon exercise, common stock of the acquiring company having a market value equal to twice the exercise price of the right.

   The board of trustees of Archstone-Smith may also elect, at any time after any person or group becomes an acquiring person and prior to the acquisition by that person or group of 50% or more of the outstanding common shares of Archstone-Smith, to exchange the rights, in whole or in part, at an exchange ratio of one common share or one one-hundredth of a Series B junior participating preferred share per right, subject to adjustment. At any time before a person or group becomes an acquiring person, the board of trustees may redeem all of the outstanding rights at a price of $0.001 per right, payable in cash, Archstone-Smith common shares or any other form of consideration deemed appropriate by the board of trustees. Immediately upon the redemption of the rights, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the redemption price.

   Any redemption of rights or any modification or termination of the shareholders rights plan must be approved by a majority of the board of trustees of Archstone-Smith who are not acquiring persons or associated with an acquiring person and who were members of the board of trustees immediately prior to the time any person becomes an acquiring person.

   The rights will expire on August 31, 2011, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Archstone-Smith as provided in the shareholder rights agreement.

   The exercise price, the number of rights outstanding, and the number of Series B junior participating preferred shares or other securities or property issuable upon exercise of the rights, are subject to adjustment under certain circumstances from time to time to prevent dilution.

REIT Ownership Limitations

   Smith Residential. Smith Residential's charter provides that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in number or value of the issued and outstanding shares of common stock or all of the classes of stock of Smith Residential. The board of directors in its discretion may waive this ownership limit or the ownership limit described in the next paragraph with respect to a holder that is an entity, but not an individual, if such holder's ownership will not then or in the future jeopardize Smith Residential's status as a REIT and certain other requirements are met.

   In addition, holders that have certain relationships with the Smith and Kogod families are prohibited from acquiring stock or rights to acquire stock, if, as a result of, and after giving effect to, such acquisition, any tenant would be regarded as a related party tenant for purposes of section 856(d)(2)(B) of the Internal Revenue Code and Smith Residential would be considered to receive more than 0.5% of its gross annual revenue from related party tenants.

   Notwithstanding any of the foregoing ownership limits, no holder may own or acquire, either directly or constructively under the applicable attribution rules of the Internal Revenue Code, any shares of any class of Smith Residential stock if such ownership or acquisition:

  . would cause more than 50% in value of Smith Residential's shares to be owned, either directly or constructively under the applicable attribution rules of the Internal Revenue Code, by five or fewer individuals, as defined in the Internal Revenue Code to include various tax-exempt entities, other than, in general, qualified domestic pension funds, or

  . would result in Smith Residential's shares being beneficially owned by less than 100 persons, determined without reference to any rules of attribution.

   If any stockholder purports to transfer shares to a person and either the transfer would result in Smith Residential failing to qualify as a REIT, or such transfer would cause the transferee to hold shares in excess of the ownership limits described above, the purported transfer will be null and void. In that event, in the case of common stock, the intended transferee will acquire no rights or economic interest in the shares, and the shareholder will be deemed to have transferred the shares of capital stock to Smith Residential in exchange for excess common stock, which will be deemed to be held by Smith Residential as trustee of a trust for the exclusive benefit of the person or persons to whom the shares can be transferred without violating the ownership limit. In addition, if any person owns, either directly or constructively under the applicable attribution rules of the Internal Revenue Code, shares of capital stock in excess of the applicable ownership limit, such person will be deemed to have exchanged the shares of capital stock that cause the ownership limit to be exceeded for an equal number of shares of excess common stock, which will be deemed to be held by Smith Residential as trustee of a trust for the exclusive benefit of the person or persons to whom the shares of excess common stock can be transferred without violating the ownership limit.

   A person who holds or transfers shares such that shares of capital stock shall have been deemed to be exchanged for excess common stock will not be entitled to vote the shares of excess common stock and will not be entitled to receive any dividends or distributions. Any dividend or distribution paid on shares of capital stock prior to Smith Residential's discovery that such shares have been exchanged for excess stock shall be repaid to Smith Residential upon demand, and any dividend or distribution declared but unpaid shall be rescinded. Such person shall have the right to designate a transferee of such excess common stock so long as consideration received for designating such transferee does not exceed a price that is equal to the lesser of:

  . in the case of a deemed exchange for excess common stock resulting from a transfer, the price paid for the shares in such transfer or, in the case of a deemed exchange for excess common stock resulting from some other event, the fair market value, on the date of the deemed exchange, of the shares deemed exchanged, and

  . the fair market value of the shares for which such excess common stock will be deemed to be exchanged on the date of the designation of the transferee.

   For these purposes, fair market value on a given date is determined by reference to the average closing price for the five preceding days on which Smith Residential shares were traded on the New York Stock Exchange. The excess common stock so transferred will automatically be deemed to be exchanged for shares of capital stock. Smith Residential may purchase excess common stock for the lesser of the price paid or the average closing price for the five days immediately preceding such purchase on which the Smith Residential shares were traded on the New York Stock Exchange. Under certain conditions, Smith Residential may elect to redeem the excess common stock for units of Smith Partnership.

   If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess common stock may be deemed, at Smith Residential's option, to have acted as an agent on Smith Residential's behalf in acquiring such excess common stock and to hold such excess common stock on Smith Residential's behalf.

   All certificates representing Smith Residential shares bear a legend referring to the restrictions described above.

   Every owner, or deemed owner, of more than 5%, or such lower percentage as required by the Internal Revenue Code or regulations thereunder, in number or value of the issued and outstanding shares of capital stock, must file a written notice with Smith Residential containing the information specified in the Smith Residential charter no later than January 30th of each year. In addition, each stockholder shall be required upon demand to disclose to Smith Residential in writing such information as it may request in order to determine the effect of such stockholder's direct, indirect and constructive ownership of such shares on Smith Residential's REIT status.

   Archstone. For Archstone to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of Archstone's shares, after taking into account options to acquire shares, may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include various entities and constructive ownership among specified family members, during the last half of a taxable year or during a proportionate part of a short taxable year. Archstone shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

   Subject to various exceptions, no holder is permitted to own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in number of shares or value of the outstanding shares. The Archstone board of trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the board of trustees and upon such other conditions as the board of trustees may direct, may also exempt a proposed transferee from the ownership limit. The proposed transferee must give written notice to Archstone of the proposed transfer at least 30 days prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit. The Archstone board of trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure its status as a real estate investment trust. Any transfer of shares that would:

  . create a direct or indirect ownership of shares in excess of the ownership limit;

  . result in shares being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution, as provided in section 856(a) of the Internal Revenue Code;

  .  result in Archstone-Smith being "closely held" within the meaning of section 856(h) of the Internal Revenue Code; or

  .  result in Archstone-Smith failing to qualify as a REIT,

shall be null and void, and the intended transferee will acquire no rights to shares. The foregoing restrictions on transferability and ownership will not apply if the board of trustees determines that it is no longer in Archstone's best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust.

   Any shares the purported transfer of which would result in a person owning shares in excess of the ownership limit or cause Archstone to become "closely held" under section 856(h) of the Internal Revenue Code that is not otherwise permitted as provided above will constitute excess shares. These excess shares will be transferred pursuant to the declaration of trust to a party not affiliated with Archstone who is designated by Archstone as the trustee of a trust for the exclusive benefit of an organization described in sections 170(b)(1)(A) and 170(c) of the Internal Revenue Code and identified by the board of trustees as the beneficiary or beneficiaries of the trust, until such time as the excess shares are transferred to a person whose ownership will not violate the restrictions of ownership. While these excess shares are held in trust, distributions on such excess shares will be paid to the trust for the benefit of the beneficiary and may only be voted by the trustee for the benefit of the beneficiary. Subject to the ownership limit, the excess shares will be transferred by the trustee at Archstone's direction to any person, if the excess shares would not be excess shares in the hands of such person. The purported transferee will receive the lesser of:

  . the price paid by the purported transferee for the excess shares, or, if no consideration was paid, fair market value on the day of the event causing the excess shares to be held in trust; and

  . the price received from the sale or other disposition of the excess shares held in trust.

   Any proceeds in excess of the amount payable to the purported transferee will be paid to the beneficiary. In addition, such excess shares held in trust are subject to purchase by Archstone for a 90-day period at a purchase price equal to the lesser of:

  . the price paid for the excess shares by the purported transferee, or, if no consideration was paid, fair market value at the time of event causing the shares to be held in trust; and

  . the fair market value of the excess shares on the date Archstone-Smith elects to purchase such shares.

   Fair market value, for these purposes, means

  . the last reported sales price on the New York Stock Exchange on the trading day immediately preceding the relevant date,

  . if not then traded on the New York Stock Exchange, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation systems, or

  . if not then traded through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the board of trustees.

   From and after the purported transfer to the purported transferee of the excess shares, the purported transferee will cease to be entitled to distributions, other than liquidating distributions, voting rights and other benefits with respect to the excess shares except the right to payment on the transfer of the excess shares as described above. Any distribution paid to a purported transferee on excess shares prior to the discovery by Archstone that such excess shares have been transferred in violation of the provisions of the declaration of trust will be repaid, upon demand, to Archstone, and Archstone will pay any such amounts to the trust for the benefit of the beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any excess shares may be deemed, at Archstone's option, to have acted as an agent on Archstone's behalf in acquiring such excess shares and to hold such excess shares on Archstone's behalf.

   All certificates evidencing shares bear a legend referring to the restrictions described above.

   All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or such other percentage between 0.5% and 5%, as provided in the rules and regulations promulgated under the Internal Revenue Code, of the number or value of Archstone's outstanding shares must give Archstone a written notice containing certain information by January 31 of each year. In addition, each shareholder is upon demand required to disclose to Archstone in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a real estate investment trust, to determine Archstone's status as a real estate investment trust, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

   In addition to the foregoing restrictions, certain additional ownership limitations and related provisions apply to the Archstone preferred shares.

   Archstone-Smith. Substantially the same restrictions on transferability and ownership that are contained in the current Archstone declaration of trust and that apply to the Archstone common shares and Archstone Series A, C, D, E, F and G preferred shares will also be contained in the Archstone-Smith declaration of trust and will apply to the Archstone-Smith common shares and the Archstone-Smith Series A, C, D, E, F and G preferred shares. Substantially the same restrictions on transferability and ownership that are contained in the current Smith Residential charter and that apply to the shares of Smith Residential Series A, C, E, F and G preferred stock will also be contained in the Archstone-Smith declaration of trust and will apply to the Archstone-Smith Series H, I, J, K and L preferred shares. Therefore, the current holders of the Archstone common shares, Archstone preferred shares and shares of Smith Residential preferred stock will be subject to substantially the same ownership restrictions both before and after the merger. The current holders of the Smith Residential common stock, however, will become subject to the new ownership restrictions applicable to the Archstone-Smith common shares as a result of the merger. Refer to "Description of Archstone-Smith Shares of Beneficial Interest--REIT Ownership Limitations and Transfer Restrictions Applicable to Archstone-Smith Common Shares and Series A, C, D, E, F and G Preferred Shares" and "--REIT Ownership Limitations and Transfer Restrictions Applicable to Archstone-Smith Series H, I, J, K and L Preferred Shares" on pages 192 and 194, respectively.

                                 LEGAL MATTERS

   The validity of the issuance of Archstone common and preferred units and the Archstone-Smith common shares offered by this consent solicitation statement/prospectus will be passed upon for Archstone and Archstone-Smith by Mayer, Brown & Platt, Chicago, Illinois. As to certain matters of Maryland law, Mayer, Brown & Platt will rely on the opinion of Ballard, Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Roger J. Kiley, Jr., a director of Smith Residential, is a partner in Mayer, Brown & Platt.

   The qualification of Archstone-Smith as a REIT and the classification of Archstone as a partnership for federal income tax purposes will be passed upon for Archstone-Smith and Archstone by Mayer, Brown & Platt, Chicago, Illinois.

   The qualification of Smith Residential as a REIT and the classification of Smith Partnership as a partnership for federal income tax purposes will be passed upon for Smith Residential and Smith Partnership by Hogan & Hartson L.L.P., Washington, D.C.

   The federal income tax consequences of the partnership merger to Smith Partnership unitholders that receive Archstone units in the partnership merger will be passed upon for Archstone-Smith and Archstone by Mayer, Brown & Platt, Chicago, Illinois and for Smith Residential and Smith Partnership by Hogan & Hartson, L.L.P., Washington, D.C.

                                    EXPERTS

   The consolidated financial statements and schedule of Archstone as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   With respect to the unaudited interim financial information of Archstone for the periods ended March 31, and June 30, 2001 and 2000, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for review of such information. However, their separate reports included in Archstone's quarterly reports on Form 10-Q for the three month period ended March 31, 2001 and the three and six month periods ended June 30, 2001, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Act.

   The audited financial statements and schedule of Smith Partnership included in its Annual Report on Form 10-K and the audited financial statements included in the Form 8-Ks which are incorporated by reference in this consent solicitation statement/prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   With respect to the unaudited interim financial information for the quarters ended March 31, 2001 and June 30, 2000 and 2001, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion of that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Act.

                      WHERE YOU CAN FIND MORE INFORMATION

   Archstone and Archstone-Smith have filed with the SEC a registration statement on Form S-4 of which this consent solicitation statement/prospectus forms a part. The registration statement registers the distribution to Smith Partnership unitholders of the Archstone units to be issued in connection with the partnership merger and the Archstone-Smith shares into which they are convertible. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Archstone units and Archstone-Smith shares. The rules and regulations of the SEC allow us to omit specified information included in the registration statement from this consent solicitation statement/prospectus. In addition, Archstone, Smith Residential and Smith Partnership file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following locations of the SEC:

                               Public Reference Room
                               450 Fifth Street, N.W.
                               Room 1024
                               Washington, D.C. 20549

   You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including Archstone-Smith, Archstone, Smith Residential and Smith Partnership who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning Archstone-Smith, following the merger, Archstone and Smith Residential may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

   The SEC allows Archstone-Smith, Archstone, Smith Residential and Smith Partnership to "incorporate by reference" information in this document, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this consent solicitation statement/prospectus, except for any information that is superseded by information included directly in this document.

   The documents listed below that Archstone, Smith Residential and Smith Partnership have previously filed with the SEC are considered to be a part of this consent solicitation statement/prospectus. They contain important business and financial information about the companies that is not included in or delivered with this document.

Archstone SEC Filings (File No. 1-10272):

2000 Annual Report on Form 10-K..............  Filed on March 9, 2001

Quarterly Reports on Form 10-Q...............  Filed on May 15, 2001 and August 14, 2001

Current Reports on Form 8-K..................  Filed on February 16, 2001, June 19, 2001
                                               and September 4, 2001

Registration Statements on Form 8-A..........  Filed with respect to, and setting forth the descriptions of, Archstone common and
                                               preferred shares and the related preferred
                                               share purchase rights, including any
                                               amendments or reports filed for the purpose
                                               of updating such description

Smith Residential SEC Filings (File No. 1-
13174):

2000 Annual Report on Form 10-K..............  Filed on March 20, 2001

Quarterly Reports on Form 10-Q...............  Filed on May 2, 2001, as amended on June
                                               22, 2001, and August 14, 2001

Current Reports on Form 8-K..................  Filed on January 5, 2000 (as amended on
                                               January 24, 2000 and March 2, 2000),
                                               November 9, 2000, May 9, 2001, June 19,
                                               2001, June 25, 2001, as amended on June 26,
                                               2001, and August 28, 2001

Registration Statements on Form 8-A..........  Filed with respect to, and setting forth the description of, the Smith Residential
                                               common stock and related preferred stock
                                               purchase rights, including any amendments
                                               or reports filed for the purpose of
                                               updating such description

Smith Partnership SEC Filings (File No. 0-
25968):

2000 Annual Report on Form 10-K..............  Filed on March 30, 2001

Quarterly Report on Form 10-Q................  Filed on May 4, 2001

Current Reports on Form 8-K..................  Filed on January 5, 2000 (as amended on
                                               January 24, 2000 and March 2, 2000), May 9,
                                               2001, June 19, 2001 and August 7, 2001

Registration Statements on Form 8-A..........  Filed with respect to, and setting forth the description of, the Smith Partnership
                                               units, including any amendments or reports
                                               filed for the purpose of updating such
                                               description

   Archstone, Smith Residential and Smith Partnership incorporate by reference additional documents that either company may file with the SEC between the date of this consent solicitation statement/prospectus and the date of each company's special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy materials.

   Documents incorporated by reference are available from the companies, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders of Archstone, stockholders of Smith Residential or unitholders of Smith Partnership may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

         Archstone Communities Trust             Charles E. Smith Residential Realty, Inc.
    7670 South Chester Street, Suite 100                     2345 Crystal Drive
          Englewood, Colorado 80112                      Arlington, Virginia 22202
          Attention: Julie Brubaker                        Attention: Greg Samay
          Telephone: (800) 982-9293                      Telephone: (703) 769-1029

   If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the date of the special meetings. This means you must request this information no later than October 22, 2001. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

   Archstone has supplied all information contained or incorporated by reference in this consent solicitation statement/prospectus relating to Archstone, as well as all pro forma financial information, and Smith Residential has supplied all information contained or incorporated by reference in this consent solicitation statement/prospectus relating to Smith Residential and Smith Partnership. This document constitutes the prospectus of Archstone and Archstone-Smith and a consent solicitation statement of Smith Partnership.

                      WHAT INFORMATION YOU SHOULD RELY ON

   No person has been authorized to give any information or to make any representation that differs from, or adds to, the information discussed in this consent solicitation statement/ prospectus or in the annex attached hereto which are specifically incorporated by reference. Therefore, if anyone gives you different or additional information, you should not rely on it.

   This document is dated September 20, 2001. The information contained in this consent solicitation statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This consent solicitation statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, Archstone common or preferred units or Archstone-Smith common shares or to ask for consents, to or from any person to whom it is unlawful to direct these activities.

           INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Archstone-Smith Operating Trust Pro Forma Condensed Combined Financial
 Statements..............................................................   F-2

Pro Forma Condensed Combined Balance Sheet as of June 30, 2001
 (Unaudited).............................................................   F-3

Pro Forma Condensed Combined Statement of Earnings From Operations for
 the six months ended June 30, 2001 (Unaudited)..........................   F-4

Pro Forma Condensed Combined Statement of Earnings From Operations for
 the year ended December 31, 2000 (Unaudited)............................   F-5

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)...   F-6

Archstone-Smith Trust Pro Forma Condensed Combined Financial Statements..  F-15

Pro Forma Condensed Combined Balance Sheet as of June 30, 2001
 (Unaudited).............................................................  F-16

Pro Forma Condensed Combined Statement of Earnings From Operations for
 the six months ended June 30, 2001 (Unaudited)..........................  F-17

Pro Forma Condensed Combined Statement of Earnings From Operations for
 the year ended December 31, 2000 (Unaudited)............................  F-18

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)...  F-19

                        ARCHSTONE-SMITH OPERATING TRUST

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

   The accompanying unaudited pro forma condensed combined financial statements set forth Archstone and Smith Partnership as a combined entity, giving effect to the proposed partnership merger as if it had occurred on the dates indicated below and after giving effect to certain pro forma adjustments. The partnership merger will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." To facilitate the transaction, Archstone will be reorganized into an umbrella partnership real estate investment trust, or "UPREIT," format through a series of merger transactions. The transactions involved in the conversion of Archstone from a REIT to an UPREIT structure will be accounted for at historical cost since there is no change in ownership associated with the reorganization. Archstone-Smith Trust and Archstone-Smith Operating Trust will be the surviving entities resulting from these transactions. In accordance with the terms of the agreement, each outstanding Smith Partnership common unit will be converted into the right to receive 1.975 Archstone common units and each outstanding preferred unit of Smith Partnership will be converted into the right to receive a corresponding series of preferred units of Archstone. Additionally, partners of Charles E. Smith Residential Realty L.P., a Delaware limited partnership in which Smith Residential holds an interest, will receive
1.975 common units of Archstone for each common limited partnership interest.

   In addition to the proposed partnership merger, the accompanying unaudited pro forma condensed combined financial statements also present the pro forma impact of certain acquisitions and dispositions of operating communities by Smith Partnership during 2000. This investment activity was previously reported in Smith Partnership's Form 8-K dated October 25, 2000 which is incorporated herein by reference.

   The accompanying unaudited pro forma condensed combined statement of earnings from operations for the six months ended June 30, 2001 is presented as if the partnership merger had been consummated on January 1, 2000. The accompanying unaudited pro forma condensed combined statement of earnings from operations for the year ended December 31, 2000 is presented as if the partnership merger and the 2000 Smith Partnership acquisition and disposition transactions had been consummated on January 1, 2000. The accompanying unaudited pro forma condensed combined balance sheet is presented as if the partnership merger had occurred on June 30, 2001. In the opinion of management, all material adjustments necessary to reflect the effects of these transactions and related assumptions have been made.

   The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Archstone and Smith Partnership, as set forth in their respective quarterly reports on Form 10-Q for the six months ended June 30, 2001 and 2000 annual reports on Form 10-K all of which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 216. The pro forma unaudited condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of what the actual combined financial position or results of operations of Archstone and Smith Partnership would have been for the periods presented, nor do they purport to represent the forecasted results of future periods.

                        ARCHSTONE-SMITH OPERATING TRUST

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 June 30, 2001
                    (In thousands, except per unit amounts)
                                  (Unaudited)

                                                  Smith Partnership
                                       -----------------------------------------
                                                             Pro Forma
                                                     ---------------------------                Archstone-Smith
                           Archstone                 Purchase Price    Purchase     Merger      Operating Trust
                         Historical(a) Historical(a) Adjustments(b)    Value(b)   Adjustments      Pro Forma
                         ------------- ------------- --------------   ----------  -----------   ---------------
         Assets
         ------
Real estate.............  $4,349,595    $2,270,153     $1,169,196     $3,439,349    $   --        $7,788,944
Less accumulated
 depreciation...........     361,358       286,180       (286,180)           --         --           361,358
                          ----------    ----------     ----------     ----------    -------       ----------
                           3,988,237     1,983,973      1,455,376 (c)  3,439,349        --         7,427,586
Investment in and
 advances to
 unconsolidated property
 service businesses.....         --        114,015            --         114,015        --           114,015
Investment in and
 advances to
 unconsolidated real
 estate entities........     212,649        55,499            --          55,499        --           268,148
                          ----------    ----------     ----------     ----------    -------       ----------
    Net investments.....   4,200,886     2,153,487      1,455,376      3,608,863        --         7,809,749
Cash and cash
 equivalents............      89,162           --         (64,083)(d)    (64,083)    (5,934)(j)       19,145
Restricted cash in tax-
 deferred exchange
 escrow.................     260,935         1,492            --           1,492        --           262,427
Other assets............      99,608        66,227        (14,481)(e)     51,746        --           151,354
                          ----------    ----------     ----------     ----------    -------       ----------
    Total assets........  $4,650,591    $2,221,206     $1,376,812     $3,598,018    $(5,934)      $8,242,675
                          ==========    ==========     ==========     ==========    =======       ==========
    Liabilities and
   Unitholders' Equity
   --------------------
Liabilities:
  Unsecured credit
   facilities...........  $      --     $   64,000     $      --      $   64,000    $   --        $   64,000
  Long-term unsecured
   debt.................   1,390,219           --             --             --         --         1,390,219
  Mortgages payable.....     831,653     1,276,584         30,713 (f)  1,307,297        --         2,138,950
  Accounts payable,
   accrued expenses and
   other liabilities....     140,664        60,403            --          60,403        --           201,067
                          ----------    ----------     ----------     ----------    -------       ----------
    Total liabilities...   2,362,536     1,400,987         30,713      1,431,700        --         3,794,236
                          ----------    ----------     ----------     ----------    -------       ----------
Minority interest:
  Perpetual preferred
   units and other......      73,180           --             --             --         --            73,180
  Convertible operating
   partnership units....      20,150           --             --             --         --            20,150
                          ----------    ----------     ----------     ----------    -------       ----------
    Total minority
     interest...........      93,330           --             --             --         --            93,330
                          ----------    ----------     ----------     ----------    -------       ----------
Other common
 unitholders' interests
 at redemption value....         --        658,284        (26,001)       632,283        --           632,283
                          ----------    ----------     ----------     ----------    -------       ----------
Unitholders' equity:
  Convertible preferred
   units, at liquidation
   value................      80,166       156,500         79,185 (k)    235,685    (79,185)(k)      236,666
  Cumulative convertible
   redeemable preferred
   units, at liquidation
   value................      99,535        50,000         (3,471)(k)     46,529      3,471 (k)      149,535
  Common units (121,246
   historical and
   171,298 pro forma at
   June 30, 2001).......   2,015,024       (44,565)     1,296,386 (i)  1,251,821     (1,500)(j)    3,336,625
                                                                                     79,185 (k)
                                                                                     (3,471)(k)
                                                                                     (4,434)(j)
                          ----------    ----------     ----------     ----------    -------       ----------
    Total unitholders'
     equity.............   2,194,725       161,935      1,372,100 (h)  1,534,035     (5,934)       3,722,826
                          ----------    ----------     ----------     ----------    -------       ----------
    Total liabilities
     and unitholders'
     equity.............  $4,650,591    $2,221,206     $1,376,812     $3,598,018    $(5,934)      $8,242,675
                          ==========    ==========     ==========     ==========    =======       ==========


     See accompanying notes to pro forma combined condensed balance sheet.

                        ARCHSTONE-SMITH OPERATING TRUST

       PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS FROM OPERATIONS

                         Six Months Ended June 30, 2001
                    (In thousands, except per unit amounts)
                                  (Unaudited)

                                            Smith      Pro Forma    Archstone-Smith
                            Archstone    Partnership    Merger      Operating Trust
                          Historical(l) Historical(l) Adjustments      Pro Forma
                          ------------- ------------- -----------   ---------------
Revenues:
  Rental revenue........    $327,342      $215,721      $  --          $543,063
  Income from
   unconsolidated real
   estate entities......       1,211         9,091         --            10,302
  Other income..........       7,282           190         --             7,472
                            --------      --------      ------         --------
                             335,835       225,002         --           560,837
                            --------      --------      ------         --------
Expenses:
  Rental expenses.......      75,297        71,136         --           146,433
  Real estate taxes.....      28,798        18,160         --            46,958
  Depreciation on real
   estate investments...      61,495        25,400       3,554 (n)       90,449
  Interest expense......      67,076        44,489      (2,945)(o)      108,620
  General and
   administrative
   expenses.............      11,806         5,917         --  (p)       17,723
  Provision for possible
   loss on investments..       9,909           772         --            10,681
  Other expenses........       1,032         3,347         --             4,379
                            --------      --------      ------         --------
                             255,413       169,221         609          425,243
                            --------      --------      ------         --------
Earnings from
 operations.............      80,422        55,781        (609)         135,594
Less:
  Minority interest-
   perpetual preferred
   units................       3,134           --          --             3,134
  Minority interest-
   convertible operating
   partnership units....         778           --          --               778
Plus: gains on
      dispositions of
      depreciated real
      estate, net.......      70,521           --          --            70,521
                            --------      --------      ------         --------
Net earnings from
 continuing operations..     147,031        55,781        (609)         202,203
  Less: preferred unit
   distributions........      11,211        10,529         --            21,740
                            --------      --------      ------         --------
Net earnings from
 continuing operations
 attributable to common
 units--basic...........    $135,820      $ 45,252      $ (609)        $180,463
                            ========      ========      ======         ========
Weighted average common
 units outstanding
 --basic(q).............     121,569                                    192,406
                            --------                                   --------
Weighted average common
 units outstanding
 --diluted(q)...........     127,306                                    213,137
                            --------                                   --------
Net earnings from
 continuing operations
 per common unit:
  Basic(q)..............    $   1.12                                   $   0.94
                            ========                                   ========
  Diluted(q)............    $   1.10                                   $   0.91
                            ========                                   ========

 See accompanying notes to pro forma condensed combined statements of earnings from operations.

                        ARCHSTONE-SMITH OPERATING TRUST

       PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS FROM OPERATIONS

                          Year Ended December 31, 2000
                    (In thousands, except per unit amounts)
                                  (Unaudited)

                                                   Smith Partnership
                                        ----------------------------------------
                                                                                  Pro Forma    Archstone-Smith
                            Archstone                  Acquisitions/  Pre-Merger   Merger      Operating Trust
                          Historical(l) Historical(l) Dispositions(m) Pro Forma  Adjustments      Pro Forma
                          ------------- ------------- --------------- ---------- -----------   ---------------
Revenues:
 Rental revenue.........    $688,544      $383,233        $10,737      $393,970    $   --        $1,082,514
 Income from
  unconsolidated real
  estate entities.......       2,575        10,838            --         10,838        --            13,413
 Other income...........      32,115           345            --            345        --            32,460
                            --------      --------        -------      --------    -------       ----------
                             723,234       394,416         10,737       405,153        --         1,128,387
                            --------      --------        -------      --------    -------       ----------
Expenses:
 Rental expenses........     166,800       113,786          4,697       118,483        --           285,283
 Real estate taxes......      58,808        33,010            902        33,912        --            92,720
 Depreciation on real
  estate investments....     143,694        44,778          1,462        46,240     11,669 (n)      201,603
 Interest expense.......     145,173        78,371          5,608        83,979     (6,042)(o)      223,110
 General and
  administrative
  expenses..............      23,157        10,155            --         10,155        --  (p)       33,312
 Provision for possible
  loss on investments...       5,200           --             --            --         --             5,200
 Other expenses.........       3,936         1,135            --          1,135        --             5,071
                            --------      --------        -------      --------    -------       ----------
                             546,768       281,235         12,669       293,904      5,627          846,299
                            --------      --------        -------      --------    -------       ----------
Earnings from
 operations.............     176,466       113,181         (1,932)      111,249     (5,627)         282,088
Less:
 Minority interest-
  perpetual preferred
  units.................       5,915           --             --            --         --             5,915
 Minority interest-
  convertible operating
  partnership units.....       1,326           --             --            --         --             1,326
Plus: gains on
 dispositions of
    appreciated real
 estate, net............      93,071        66,067            --         66,067        --           159,138
                            --------      --------        -------      --------    -------       ----------
Net earnings (loss) from
 continuing operations
 before extraordinary
 items..................     262,296       179,248         (1,932)      177,316     (5,627)         433,985
 Less: preferred unit
  distributions.........      25,340        23,903            --         23,903        --            49,243
                            --------      --------        -------      --------    -------       ----------
Net earnings (loss) from
 continuing operations
 before extraordinary
 items attributable to
 common units--basic....    $236,956      $155,345        $(1,932)     $153,413    $(5,627)      $  384,742
                            ========      ========        =======      ========    =======       ==========
Weighted average common
 units outstanding--
 basic(q)...............     131,874                                                                200,993
                            --------                                                             ----------
Weighted average common
 units outstanding--
 diluted(q).............     137,730                                                                221,734
                            --------                                                             ----------
Net earnings from
 continuing operations
 before extraordinary
 items per common unit:
 Basic(q)...............    $   1.80                                                             $     1.91
                            ========                                                             ==========
 Diluted(q).............    $   1.78                                                             $     1.86
                            ========                                                             ==========

 See accompanying notes to pro forma condensed combined statements of earnings from operations.

                        ARCHSTONE-SMITH OPERATING TRUST

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (Unaudited)
            (In thousands, except per unit amounts and percentages)

(a) Reflects condensed historical balance sheet as of June 30, 2001. Certain reclassifications have been made to Smith Partnership's balance sheet to conform to Archstone's presentation. The equity section of the Archstone historical balance sheet has been recast to reflect its conversion from a real estate investment trust to an operating trust structure.

(b) Represents adjustments to record the partnership merger between Archstone and Smith Partnership based upon the assumed purchase price of $3.6 billion and application of the purchase method of accounting. The assumed purchase price was based in part upon a market value of $24.39 for each Archstone common share or share equivalent assumed to be issued, as shown in notes
    (g) and (h). The $24.39 share price was based on the average closing price of Archstone's common shares for the five day period ranging from two days prior to and two days after the merger agreement was announced. For accounting purposes, Archstone is treated as the acquiring entity since Archstone's equity is being issued to Smith Partnership's unitholders and Archstone is assuming Smith Partnership's liabilities. Furthermore, we estimate that immediately upon completion of the partnership merger, former holders of Archstone common units will have a 60% majority interest in Archstone-Smith, on a fully diluted and as-converted basis. The partnership merger acquisition cost was computed as follows:

   Assumption of Smith Partnership's total liabilities..............  $1,400,987
   Mark-to-market adjustment on Smith Partnership's debt (see note
    (f))............................................................      30,713
                                                                      ----------
   Estimated fair value of liabilities incurred or assumed..........   1,431,700
                                                                      ----------
   Estimated fair value of other common unitholders' interests
    assumed (see note (g))..........................................     632,283
                                                                      ----------
   Issuance of Archstone-Smith Operating Trust common units (see
    note (h)).......................................................   1,220,779
   Issuance of Archstone-Smith Operating Trust cumulative
    convertible redeemable preferred units (see note (h))...........     235,685
   Issuance of Archstone-Smith Operating Trust cumulative redeemable
    preferred units (see note (h))..................................      46,529
   Valuation of Smith Residential stock options assuming 50% of all option holders choose not to accept the cash offer (see note
    (h))............................................................      31,042
                                                                      ----------
   Estimated fair value of equity issued............................   1,534,035
                                                                      ----------
     Total partnership merger acquisition cost......................  $3,598,018
                                                                      ==========

                        ARCHSTONE-SMITH OPERATING TRUST

(c) Represents the estimated increase over Smith Partnership's investment in real estate based upon the partnership merger acquisition cost to reflect the allocation to other tangible assets of Smith Partnership being acquired:

   Partnership merger acquisition cost (see note (b))............ $ 3,598,018
   Adjusted for:
     Historical cost of Smith Partnership's total assets.........  (2,221,206)
     Elimination of deferred loan and lease costs (see note
      (e)).......................................................      14,481
     Assumed amount of cash on hand used to fund partnership
      merger-related costs (see note (d))........................      64,083
                                                                  -----------
     Adjustment to record step-up in basis of real estate based on assumed purchase price.................................. $ 1,455,376
                                                                  ===========

  The stepped-up basis falls within management's range of fair value estimates for Smith Partnership's real estate assets. Management's fair value estimates were based on the application of a range of estimated current market capitalization rates to each community's expected net operating income.

(d) Represents $36,466 in partnership merger-related costs and the assumed $27,617 payment related to an offer to redeem 50% of the outstanding Smith Residential stock options for cash (see calculation below) assumed to be paid with cash on hand, leaving $19,145 of cash on hand. See note (j) for registration and transfer tax cost assumptions.

  The following is a calculation of estimated partnership merger-related costs, including costs related to the concurrent reorganization of Archstone into an operating trust (UPREIT) structure:

   Investment advisory fees...........................................  $16,250
   Mortgage assumption fees...........................................    7,931
   Employee termination costs.........................................   10,000
   Legal, accounting and other fees...................................    2,285
                                                                        -------
                                                                         36,466
                                                                        -------
   Payment to Smith Residential stock option holders to redeem 1,851
    Smith Residential Stock options at the fixed offer price of $49.48 each, less the weighted average exercise price of $34.56 per option assuming 50% of all option holders choose to accept the
    cash offer........................................................   27,617
                                                                        -------
   Partnership merger-related costs assumed to be funded with cash on hand..............................................................  $64,083
                                                                        =======

(e) Represents the elimination of Smith Partnership's unamortized deferred loan and lease costs.

(f) Represents the adjustments necessary to reflect Smith Partnership's mortgages payable at their estimated market values, using effective interest rates currently available for debt obligations with similar terms and features.

(g) Represents adjustment to reflect Smith Partnership's other common unitholders' interests at estimated fair value assuming a market value of $24.39 for each share redeemable for an Archstone common unit. The $24.39 share price is based on the average closing price of Archstone's common shares for the five day period ranging from two days prior to and two days after the partnership merger agreement was announced.

   Issuance of 25,924 Archstone Class A-1 common units (redeemable for Archstone-Smith common shares) in exchange for 13,126 Smith
    Partnership Class A common units (redeemable for Smith
    Partnership common units) based on the 1.975:1 exchange ratio..  $ 632,283
   Less: Smith Partnership's other common unitholders' interests at
    redemption value...............................................   (658,284)
                                                                     ---------
   Adjustment to reflect Smith Partnership's other common
    unitholders' interests at estimated fair value.................  $ (26,001)
                                                                     =========

                        ARCHSTONE-SMITH OPERATING TRUST

(h) Represents adjustments to record the exchange of Archstone-Smith Operating Trust units for Smith Partnership units at fair value, assuming a market value of $24.39 for each Archstone-Smith Operating Trust common unit. The $24.39 share price is based on the average closing price of Archstone's common shares for the five day period ranging from two days prior to and two days after the merger agreement was announced.

   Issuance of 50,052 Archstone-Smith Operating Trust common units in exchange for 25,343 Smith Partnership common units based on the 1.975:1 fixed exchange rate...............................  $1,220,779
                                                                    ----------
   Issuance of 2,640 Archstone-Smith Operating Trust Series H
    cumulative convertible redeemable preferred units (1.975:1 conversion rate) in exchange for 2,640 Smith Partnership
    Series A cumulative convertible redeemable preferred units
    (1:1 conversion rate).........................................     127,169
   Issuance of 685 Archstone-Smith Operating Trust Series J
    cumulative convertible redeemable preferred units (1.975:1 conversion rate) in exchange for 685 Smith Partnership Series
    E cumulative convertible redeemable preferred units (1:1
    conversion rate)..............................................      32,997
   Issuance of 667 Archstone-Smith Operating Trust Series K
    cumulative convertible redeemable preferred units (1.975:1 conversion rate) in exchange for 667 Smith Partnership Series
    F cumulative convertible redeemable preferred units (1:1
    conversion rate)..............................................      32,130
   Issuance of 641 Archstone-Smith Operating Trust Series L
    cumulative convertible redeemable preferred units (1.975:1 conversion rate) in exchange for 641 Smith Partnership Series
    G cumulative convertible redeemable preferred units (1:1
    conversion rate)..............................................      30,877
   Issuance of 400 Archstone-Smith Operating Trust Series M
    cumulative convertible redeemable preferred units (1.2824:1 conversion rate) in exchange for 400 Smith Partnership Series
    H cumulative convertible redeemable preferred units (0.65:1
    conversion rate)..............................................      12,512
                                                                    ----------
   Total cumulative convertible redeemable preferred units at
    estimated fair value..........................................     235,685
                                                                    ----------
   Issuance of 0.5 of one Archstone-Smith Operating Trust Series I
    cumulative redeemable preferred unit in exchange for 0.5 of one unit of Smith Partnership Series C cumulative redeemable preferred units (annual dividend 7.91%, par value per unit
    $100,000, face value $50,000) at estimated fair value based on
    the current public market preferred rate of 8.5%..............      46,529
                                                                    ----------
   Valuation of Smith Residential stock options assuming 50% of all option holders choose not to accept the cash offer. All
    Smith Residential options become fully vested as a result of the merger. 3,702 options x 50% x $16.77 (estimated value per option was calculated using the Black-Scholes valuation model and the following assumptions: (1) risk-free interest rate
    4.51%; (2) dividend yield 5.269%; (3) volatility 15.0%; and
    (4) expected option life 3 years).............................      31,042
                                                                    ----------
   Total estimated fair value of common and preferred units issued
    to Smith Partnership unitholders..............................   1,534,035
   Less: Smith Partnership's unitholders' equity at historical
    cost..........................................................    (161,935)
                                                                    ----------
   Adjustment to reflect Smith Partnership's unitholders' equity at estimated fair value.......................................  $1,372,100
                                                                    ==========

(i) Represents the adjustments necessary to record common units at estimated fair value:

   Issuance of 50,052 Archstone-Smith Operating Trust common units in exchange for 25,343 Smith Partnership common units (see note
    (h))...........................................................  $1,220,779
   Valuation of Smith Residential stock options assuming 50% of all option holders choose not to accept the cash offer (see note
    (h))...........................................................      31,042
   Plus: Smith Partnership's historical common units...............      44,565
                                                                     ----------
   Adjustment to reflect Smith Partnership's common units at
    estimated fair value...........................................  $1,296,386
                                                                     ==========

                        ARCHSTONE-SMITH OPERATING TRUST

(j) Represents a $1,500 charge for the estimated partnership merger registration costs and a $4,434 charge to unitholders' equity for the estimated transfer taxes expected to be paid by Archstone as a result of the expected reorganization into an UPREIT. Since the intent of the accompanying pro forma condensed statements of earnings is to reflect the expected continuing impact of the partnership merger, the one-time adjustment related to the estimated transfer taxes has been excluded. It will be recorded as an operating expense on Archstone-Smith's statement of earnings upon consummation of the partnership merger.

   An incremental use of cash on hand of $5,934 to fund these amounts have also been reflected in the accompanying pro forma balance sheet.

(k) Represents the adjustment necessary to allocate the estimated market value in excess of the liquidation preference on Smith Partnership's preferred units to unitholders' equity as follows:

                                            Estimated               Amount to be
                                           Market Value             Allocated to
      New Preferred Units Series (after     (see note   Liquidation Unitholders'
                  exchange)                    (h))        Value       Equity
      ---------------------------------    ------------ ----------- ------------
   Archstone-Smith Operating Trust Series
    H cumulative convertible redeemable
    preferred units.......................   $127,169    $ 71,500     $55,669
   Archstone-Smith Operating Trust Series
    J cumulative convertible redeemable
    preferred units.......................     32,997      25,000       7,997
   Archstone-Smith Operating Trust Series
    K cumulative convertible redeemable
    preferred units.......................     32,130      25,000       7,130
   Archstone-Smith Operating Trust Series
    L cumulative convertible redeemable
    preferred units.......................     30,877      25,000       5,877
   Archstone-Smith Operating Trust Series
    M cumulative convertible redeemable
    preferred units.......................     12,512      10,000       2,512
                                             --------    --------     -------
     Subtotal.............................    235,685     156,500      79,185
   Archstone-Smith Operating Trust Series
    I cumulative redeemable preferred
    units.................................     46,529      50,000      (3,471)
                                             --------    --------     -------
     Total................................   $282,214    $206,500     $75,714
                                             ========    ========     =======

                        ARCHSTONE-SMITH OPERATING TRUST

   Listed below is a combined summary of Archstone-Smith Operating Trust's preferred units as of June 30, 2001. The preferred unitholders are entitled to receive, when and as authorized by Archstone-Smith Operating Trust, cumulative preferential cash distributions. Archstone-Smith Operating Trust may redeem the preferred units at certain dates in whole or in part at a cash redemption price equal to the redemption preference plus all accrued unpaid dividends to the date fixed for redemption:

                                                  Quarterly                   Archstone-Smith
                         Liquidation             Distribution                Operating Trust's
                         Preference    Balance    Amount Per  Distribution  Voluntary Redemption
Series                    Per Unit   Outstanding     Unit      Frequency            Date
------                   ----------- ----------- ------------ ------------ ----------------------
Series A (/1/)..........  $  25.00     $80,166      $ 0.55     Quarterly   On or after 11/30/2003
Series C................  $  25.00     $49,730      $ 0.54     Quarterly   On or after 08/20/2002
Series D................  $  25.00     $49,805      $ 0.55     Quarterly   On or after 08/06/2004
Series H................  $  27.08     $71,500          (2)    Quarterly   On or after 05/15/2003
Series I................  $100,000     $50,000      $1,915     Quarterly   On or after 02/01/2028
Series J................  $  36.50     $25,000          (2)    Quarterly   On or after 07/13/2002
Series K................  $  37.50     $25,000          (3)    Quarterly   On or after 10/01/2004
Series L................  $  39.00     $25,000          (4)    Quarterly   On or after 11/05/2005
Series M(/5/)...........  $  25.00     $10,000          (2)    Quarterly   On or after 09/13/2004

--------
    (/1/The)Series A preferred units are convertible at any time, at the option of the holder, into a number of Archstone-Smith Operating Trust common units obtained by dividing the aggregate liquidation preference by the conversion price of $18.561, which is equivalent to a conversion rate of 1.3469 common units for each Archstone-Smith Operating Trust Series A preferred unit.

    (/2/Cash)distributions equal the greater of $2.02, $3.1025 and $2.03125 per year per unit for Series H, J and M, respectively, or the dividend on the common units into which these preferred units are convertible.

    (/3/Cash)distributions equal to the greater of 8.25% of the $37.50 liquidation preference per year, equivalent to $3.09375 per year per unit, through October 1, 2001, and 8.50% of the liquidation preference, equivalent to $3.1875 per year per unit after October 1, 2001 or the dividend on the common units into which a Series K preferred unit is convertible.

    (/4/Cash)distributions equal to the greater of 8.25% of the $39.00 liquidation preference per year, equivalent to $3.2175 per year per unit, through November 5, 2001, and 8.50% of the liquidation preference, equivalent to $3.315 per year per unit after November 5, 2001 or the dividend on the common units into which a Series L preferred unit is convertible.

    (/5/On)June 29, 2001, 3,600,000 Series M preferred units were converted into 2,337,662 Smith Residential common shares.

(l) Reflects condensed historical statement of earnings from continuing operations. Certain reclassifications have been made to Smith Partnership's statement of earnings from operations to conform to Archstone's presentation.

                        ARCHSTONE-SMITH OPERATING TRUST

(m) Reflects the pro forma impact of certain acquisitions and dispositions of operating communities by Smith Partnership during 2000. Smith Partnership's Form 8-K dated October 25, 2000, which is incorporated herein by reference, provides further detail regarding these transactions and the related pro forma adjustments for the six months ended June 30, 2000. One acquisition, Harbour House, was closed on October 25, 2000, subsequent to the period covered by the Form 8-K. The impact of this acquisition for the period from July 1, 2000 to October 25, 2000 is also reflected, as shown below. Note that no adjustments to the accompanying pro forma combined condensed balance sheet as of June 30, 2001 or the pro forma combined condensed statement of earnings from operations for the six months ended June 30, 2001 were necessary, since each transaction was consummated during 2000.

                                        Form 8-K      Harbour House
                                         Dated       July 1, 2000 to
                                    October 25, 2000 October 25, 2000  Total
                                    ---------------- ---------------- -------
   Rental revenues.................     $ 6,909           $3,828      $10,737
   Rental expenses.................      (3,192)          (1,505)      (4,697)
   Real estate taxes...............        (495)            (407)        (902)
   Depreciation on real estate
    investments....................        (933)            (529)      (1,462)
   Interest expense................      (3,392)          (2,216)      (5,608)
                                        -------           ------      -------
     Total.........................     $(1,103)          $ (829)     $(1,932)
                                        =======           ======      =======

(n) Represents estimated net increase in depreciation of real estate as a result of the step-up in basis to record Smith Partnership's real estate based on the partnership merger acquisition cost:

                                               Buildings    Properties
                                                  and         Under
                                      Land    Improvements Construction   Total
                                   ---------- ------------ ------------ ----------
   Estimated value based on the
    partnership merger
    acquisition cost............   $1,002,202  $2,316,349    $120,798   $3,439,349
                                   ==========  ----------    ========   ----------
   Depreciable basis............          N/A  $2,316,349         N/A   $2,316,349
   Pro forma annual depreciation
    expense based on an
    estimated useful life of 40
    years.......................               $   57,909               $   57,909
   Less: Historical depreciation
          expense for year ended
          December 31, 2000.....                  (44,778)                 (44,778)
     Pro forma adjustment for
        depreciation expense
        related to Smith
        Partnership's 2000
        acquisitions/dispositions..                (1,462)                  (1,462)
                                               ----------               ----------
    Pro forma adjustment to
     depreciation expense.......               $   11,669               $   11,669
                                               ==========               ==========
   Pro forma depreciation
    expense based on an
    estimated useful life of 40
    years for the six months
    ended June 30, 2001.........               $   28,954               $   28,954
   Less: Historical depreciation
    expense for the six months
    ended June 30, 2001.........                  (25,400)                 (25,400)
                                               ----------               ----------
     Pro forma adjustment to
      depreciation expense......               $    3,554               $    3,554
                                               ==========               ==========

                        ARCHSTONE-SMITH OPERATING TRUST

(o) Represents the following pro forma interest expense adjustments:

                                                       Six Months    Year Ended
                                                          Ended     December 31,
                                                      June 30, 2001     2000
                                                      ------------- ------------
   Decreases to interest expense:
     Reversal of Smith Partnership's historical loan
      cost amortization due to the elimination of
      deferred loan costs...........................     $  (924)     $(2,000)
     Amortization of $30.7 million mark-to-market
      adjustment made to Smith Partnership's debt
      (see note (f))................................      (2,021)      (4,042)
                                                         -------      -------
         Net decrease in interest expense...........     $(2,945)     $(6,042)
                                                         =======      =======

(p) Management has estimated that there will be a reduction of over 50% of Smith Partnership's general and administrative expenses as a result of the partnership merger on a pro forma basis for the six months ended June 30, 2001 and the year ended December 31, 2000. The general and administrative expense savings have not been included in the pro forma condensed combined statements of earnings from operations as there can be no assurance that such costs savings will be realized.

(q) A reconciliation of the numerator and denominator used to compute basic earnings per common unit to the numerator and denominator used to compute diluted earnings per common unit is as follows for the periods indicated:

                                                                Archstone-Smith
                                                     Archstone  Operating Trust
            Six Months Ended June 30, 2001           Historical    Pro Forma
            ------------------------------           ---------- ---------------
   Net earnings from continuing operations
    attributable to common units--basic.............  $135,820     $180,463
     Distributions on convertible preferred units...     3,563       12,146
     Minority interest--convertible operating
      partnership units.............................       778          778
                                                      --------     --------
   Net earnings from continuing operations
    attributable to common units--diluted...........  $140,161     $193,387
                                                      ========     ========
   Weighted average common units outstanding--basic
    (see pro forma calculations on next page).......   121,569      192,406
     Assumed conversion of convertible preferred
      units.........................................     4,360       18,594
     Assumed conversion of convertible operating
      partnership units.............................       949          949
     Assumed exercise of options....................       428        1,188
                                                      --------     --------
   Weighted average common units outstanding--
    diluted.........................................   127,306      213,137
                                                      ========     ========
   Net earnings from continuing operations per
    common unit:
     Basic..........................................  $   1.12     $   0.94
                                                      ========     ========
     Diluted........................................  $   1.10     $   0.91
                                                      ========     ========

                        ARCHSTONE-SMITH OPERATING TRUST

                                                                      Archstone-
                                                                        Smith
                                                                      Operating
                                                           Archstone  Trust Pro
                Year Ended December 31, 2000               Historical   Forma
                ----------------------------               ---------- ----------
   Net earnings from continuing operations before
    extraordinary items attributable to common units--
    basic................................................   $236,956   $384,742
     Distributions on convertible preferred units........      7,254     27,202
     Minority interest--convertible operating partnership
      units..............................................      1,326      1,326
                                                            --------   --------
   Net earnings from continuing operations before
    extraordinary items attributable to common units--
    diluted..............................................   $245,536   $413,270
                                                            ========   ========
   Weighted average common units outstanding--basic (see
    pro forma calculations on next page).................    131,874    200,993
     Assumed conversion of convertible preferred units...      4,721     19,006
     Assumed conversion of convertible operating
      partnership units..................................        876        876
     Assumed exercise of options.........................        259        859
                                                            --------   --------
   Weighted average common units outstanding--diluted....    137,730    221,734
                                                            ========   ========
   Net earnings from continuing operations before
    extraordinary items per common unit:
     Basic...............................................   $   1.80   $   1.91
                                                            ========   ========
     Diluted.............................................   $   1.78   $   1.86
                                                            ========   ========

   The weighted average common units outstanding--basic include units held by Archstone-Smith and other unitholders in the operating trust as follows:

                                                         Six Months  Year Ended
                                                         Ended June December 31,
                                                          30, 2001      2000
                                                         ---------- ------------
   Weighted average number of Smith Partnership units..    35,867      34,997
                                                          =======     =======
   Weighted average number of Archstone-Smith Operating
    Trust common units to be issued after assumed
    conversion at the exchange ratio of 1.975..........    70,837      69,119
   Weighted average number of Archstone common units...   122,569     131,874
                                                          -------     -------
   Pro forma weighted average Archstone-Smith Operating
    Trust common units outstanding--basic..............   192,406     200,993
                                                          =======     =======

(r) The following table summarizes the ratio of earnings to fixed charges for each period presented:

                              Six Months ended              Year Ended
                               June 30, 2001            December 31, 2000
                         -------------------------- --------------------------
                                    Archstone-Smith            Archstone-Smith
                         Archstone  Operating Trust Archstone  Operating Trust
                         Historical    Pro Forma    Historical    Pro Forma
                         ---------- --------------- ---------- ---------------
Ratio of earnings to
 fixed charges..........    1.9           2.0          1.9           2.0

                             ARCHSTONE-SMITH TRUST

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

   The accompanying unaudited pro forma condensed combined financial statements set forth Archstone and Smith Residential as a combined entity, giving effect to the proposed merger as if it had occurred on the dates indicated below and after giving effect to certain pro forma adjustments. The merger will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." To facilitate the transaction, Archstone will be reorganized into an umbrella partnership real estate investment trust, or "UPREIT," format through a series of merger transactions. The transactions involved in the conversion of Archstone from REIT to an UPREIT structure will be accounted for at historical cost since there is no change in ownership associated with the reorganization. Archstone-Smith Trust and Archstone-Smith Operating Trust will be the surviving entities resulting from these transactions. In accordance with the terms of the agreement, each outstanding Smith Residential common share will be converted into the right to receive 1.975 Archstone-Smith common shares and each outstanding preferred share of Smith Residential will be converted into the right to receive a corresponding series of preferred shares of Archstone-Smith. Additionally, partners of Charles E. Smith Residential Realty L.P., a Delaware limited partnership in which Smith Residential holds an interest, will receive
1.975 common units of Archstone for each common limited partnership interest.

   In addition to the proposed merger, the accompanying unaudited pro forma condensed combined financial statements also present the pro forma impact of certain acquisitions and dispositions of operating communities by Smith Residential during 2000. This investment activity was previously reported in Smith Residential's Form 8-K dated October 25, 2000 which is incorporated herein by reference.

   The accompanying unaudited pro forma condensed combined statement of earnings from operations for the six months ended June 30, 2001 is presented as if the merger had been consummated on January 1, 2000. The accompanying unaudited pro forma condensed combined statement of earnings from operations for the year ended December 31, 2000 is presented as if the merger and the 2000 Smith Residential acquisition and disposition transactions had been consummated on January 1, 2000. The accompanying unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on June 30, 2001. In the opinion of management, all material adjustments necessary to reflect the effects of these transactions and related assumptions have been made.

   The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Archstone and Smith Residential, as set forth in their respective quarterly reports on Form 10-Q for the six months ended June 30, 2001 and 2000 annual reports on Form 10-K all of which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 216. The pro forma unaudited condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of what the actual combined financial position or results of operations of Archstone and Smith Residential would have been for the periods presented, nor do they purport to represent the forecasted results of future periods.

                             ARCHSTONE-SMITH TRUST

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 June 30, 2001
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                  Smith Residential
                                       -----------------------------------------
                                                             Pro Forma
                                                     ---------------------------
                           Archstone                 Purchase Price    Purchase     Merger       Archstone-Smith
                         Historical(a) Historical(a) Adjustments(b)    Value(b)   Adjustments       Pro Forma
                         ------------- ------------- --------------   ----------  -----------    ---------------
         Assets
         ------
Real estate.............  $4,349,595    $2,270,153     $1,169,196     $3,439,349   $     --        $7,788,944
Less accumulated
 depreciation...........     361,358       286,180       (286,180)           --          --           361,358
                          ----------    ----------     ----------     ----------   ---------       ----------
                           3,988,237     1,983,973      1,455,376 (c)  3,439,349         --         7,427,586
Investment in and
 advances to
 unconsolidated property
 service businesses.....         --        114,015            --         114,015         --           114,015
Investment in and
 advances to
 unconsolidated real
 estate entities........     212,649        55,499            --          55,499         --           268,148
                          ----------    ----------     ----------     ----------   ---------       ----------
   Net investments......   4,200,886     2,153,487      1,455,376      3,608,863         --         7,809,749
Cash and cash
 equivalents............      89,162           --         (64,083)(d)    (64,083)     (5,934)(j)       19,145
Restricted cash in tax-
 deferred exchange
 escrow.................     260,935         1,492            --           1,492         --           262,427
Other assets............      99,608        66,227        (14,481)(e)     51,746         --           151,354
                          ----------    ----------     ----------     ----------   ---------       ----------
   Total assets.........  $4,650,591    $2,221,206     $1,376,812     $3,598,018   $  (5,934)      $8,242,675
                          ==========    ==========     ==========     ==========   =========       ==========
    Liabilities and
  Shareholders' Equity
  --------------------
Liabilities:
 Unsecured credit
  facilities............  $      --     $   64,000     $      --      $   64,000   $     --        $   64,000
 Long-term unsecured
  debt..................   1,390,219           --             --             --          --         1,390,219
 Mortgages payable......     831,653     1,276,584         30,713 (f)  1,307,297         --         2,138,950
 Accounts payable,
  accrued expenses and
  other liabilities.....     140,644        60,403            --          60,403         --           201,067
                          ----------    ----------     ----------     ----------   ---------       ----------
   Total liabilities....   2,362,536     1,400,987         30,713      1,631,700         --         3,794,236
                          ----------    ----------     ----------     ----------   ---------       ----------
Minority interest:
 Perpetual preferred
  units.................      73,180           --             --             --          --            73,180
 Convertible operating
  partnership units.....      20,150       226,050        406,233 (g)    632,283    (111,517)(k)      540,916
                          ----------    ----------     ----------     ----------   ---------       ----------
   Total minority
    interest............      93,330       226,050        406,233        632,283    (111,517)         614,096
                          ----------    ----------     ----------     ----------   ---------       ----------
Shareholders' equity:
 Convertible preferred
  shares................      80,166       156,500         79,185 (l)    235,685     (79,185)(l)      236,666
 Cumulative redeemable
  preferred shares......      99,535        50,000         (3,471)(l)     46,529       3,471 (l)      149,535
 Common Shares (121,246
  historical $1.00 par
  value per share;
  171,298 pro forma
  $0.01 par value per
  share)................     121,246           252            249            501    (120,034)(m)        1,713
 Additional paid-in
  capital and other
  comprehensive income
  (loss)................   1,911,079       313,229        938,091 (i)  1,251,320      (1,500)(j)    3,468,164
                                                                                     111,517 (k)
                                                                                      79,185 (l)
                                                                                      (3,471)(l)
                                                                                     120,034 (m)
Distributions in excess
 of net earnings........     (17,301)       74,188        (74,188)           --       (4,434)(j)      (21,735)
                          ----------    ----------     ----------     ----------   ---------       ----------
   Total shareholders'
    equity..............   2,194,725       594,169        939,866 (h)  1,534,035     105,583        3,834,343
                          ----------    ----------     ----------     ----------   ---------       ----------
   Total liabilities and
    shareholders'
    equity..............  $4,650,591    $2,221,206     $1,376,812     $3,598,018   $  (5,934)      $8,242,675
                          ==========    ==========     ==========     ==========   =========       ==========

     See accompanying notes to pro forma combined condensed balance sheet.

                             ARCHSTONE-SMITH TRUST

       PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS FROM OPERATIONS

                         Six Months Ended June 30, 2001
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                            Smith      Pro Forma
                            Archstone    Residential    Merger      Archstone-Smith
                          Historical(n) Historical(n) Adjustments      Pro Forma
                          ------------- ------------- -----------   ---------------
Revenues:
  Rental revenue........    $327,342      $215,721      $   --         $543,063
  Income from
   unconsolidated real
   estate entities......       1,211         9,091          --           10,302
  Other income..........       7,282           190          --            7,472
                            --------      --------      -------        --------
                             335,835       225,002          --          560,837
                            --------      --------      -------        --------
Expenses:
  Rental expenses.......      75,297        71,136          --          146,433
  Real estate taxes.....      28,798        18,160          --           46,958
  Depreciation on real
   estate investments...      61,495        25,400        3,554 (p)      90,449
  Interest expense......      67,076        44,489       (2,945)(q)     108,620
  General and
   administrative
   expenses.............      11,806         5,917          --  (r)      17,723
  Provision for possible
   loss on investments..       9,909           772          --           10,681
  Other expenses........       1,032         3,347          --            4,379
                            --------      --------      -------        --------
                             255,413       169,221          609         425,243
                            --------      --------      -------        --------
Earnings from
 operations.............      80,422        55,781         (609)        135,594
Less:
  Minority interest--
   perpetual preferred
   units................       3,134           --           --            3,134
  Minority interest--
   convertible preferred
   units................         --          1,081          --            1,081
  Minority interest--
   convertible operating
   partnership units....         778           --           --              778
  Minority interest--
   redeemable operating
   partnership units....         --         16,668        7,808 (s)      24,476
Plus: gains on
   dispositions of
   depreciated
   real estate, net.....      70,521           --           --           70,521
                            --------      --------      -------        --------
Net earnings from
 continuing operations..     147,031        38,032       (8,417)        176,646
  Less: preferred share
   dividends............      11,211         9,420          --           20,631
                            --------      --------      -------        --------
Net earnings from
 continuing operations
 attributable to common
 shares--basic..........    $135,820      $ 28,612      $(8,417)       $156,015
                            ========      ========      =======        ========
Weighted average common
   shares outstanding--
   basic(s).............     121,569                                    166,314
                            --------                                   --------
Weighted average common
   shares outstanding--
   diluted(t)...........     127,306                                    187,045
                            --------                                   --------
Net earnings from
 continuing operations
 per common share:
  Basic(t)..............    $   1.12                                   $   0.94
                            ========                                   ========
  Diluted(t)............    $   1.10                                   $   0.90
                            ========                                   ========

 See accompanying notes to pro forma condensed combined statements of earnings from operations.

                             ARCHSTONE-SMITH TRUST

       PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS FROM OPERATIONS

                          Year Ended December 31, 2000
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                   Smith Residential
                                        ----------------------------------------
                                                                                  Pro Forma
                            Archstone                  Acquisitions/  Pre Merger   Merger      Archstone-Smith
                          Historical(n) Historical(n) Dispositions(o) Pro Forma  Adjustments      Pro Forma
                          ------------- ------------- --------------- ---------- -----------   ---------------
Revenues:
  Rental revenues.......    $688,544      $383,233        $10,737      $393,970    $  --         $1,082,514
  Income from
   unconsolidated real
   estate entities......       2,575        10,838            --         10,838       --             13,413
  Other income..........      32,115           345            --            345       --             32,460
                            --------      --------        -------      --------    ------        ----------
                             723,234       394,416         10,737       405,153       --          1,128,387
                            --------      --------        -------      --------    ------        ----------
Expenses:
  Rental expenses.......     166,800       113,786          4,697       118,483       --            285,283
  Real estate taxes.....      58,808        33,010            902        33,912       --             92,720
  Depreciation on real
   estate investments...     143,694        44,778          1,462        46,240    11,669 (p)       201,603
  Interest expense......     145,173        78,371          5,608        83,979    (6,042)(q)       223,110
  General and
   administrative
   expenses.............      23,157        10,155            --         10,155       --  (r)        33,312
  Provision for possible
   loss on investments..       5,200           --             --            --        --              5,200
  Other expenses........       3,936         1,135            --          1,135       --              5,071
                            --------      --------        -------      --------    ------        ----------
                             546,768       281,235         12,669       293,904     5,627           846,299
                            --------      --------        -------      --------    ------        ----------
Earnings from
 operations.............     176,466       113,181         (1,932)      111,249    (5,627)          282,088
Less:
  Minority interest--
   perpetual preferred
   units................       5,915           --             --            --        --              5,915
  Minority interest--
   convertible preferred
   units................         --          3,656            --          3,656       --              3,656
  Minority interest--
   convertible operating
   partnership units....       1,326           --             --            --        --              1,326
  Minority interest--
   redeemable operating
   partnership units....         --         60,653           (669)       59,984    (8,326)(s)        51,658
Plus: gains on
 dispositions of
 depreciated real
 estate, net............      93,071        66,067            --         66,067       --            159,138
                            --------      --------        -------      --------    ------        ----------
Net earnings (loss) from
 continuing operations
 before extraordinary
 items..................     262,296       114,939         (1,263)      113,676     2,699           378,671
  Less: preferred share
   dividends............      25,340        20,247            --         20,247       --             45,587
                            --------      --------        -------      --------    ------        ----------
Net earnings (loss) from
 continuing operations
 before extraordinary
 items attributable to
 common shares--basic...    $236,956      $ 94,692        $(1,263)     $ 93,429    $2,699        $  333,084
                            ========      ========        =======      ========    ======        ==========
Weighted average common
 shares outstanding--
 basic(s)...............     131,874                                                                174,006
                            --------                                                             ----------
Weighted average common
 shares outstanding--
 diluted(t).............     137,730                                                                194,747
                            --------                                                             ----------
Net earnings from
 continuing operations
 before extraordinary
 items per common share:
  Basic(t)..............    $   1.80                                                             $     1.91
                            ========                                                             ==========
  Diluted(t)............    $   1.78                                                             $     1.86
                            ========                                                             ==========

 See accompanying notes to pro forma condensed combined statements of earnings from operations.

                             ARCHSTONE-SMITH TRUST

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (Unaudited)
            (In thousands, except per share amounts and percentages)

(a) Reflects condensed historical balance sheet as of June 30, 2001. Certain reclassifications have been made to Smith Residential's balance sheet to conform to Archstone's presentation.

(b) Represents adjustments to record the merger between Archstone-Smith and Smith Residential based upon the assumed purchase price of $3.6 billion and application of the purchase method of accounting. The assumed purchase price was based in part upon a market value of $24.39 for each Archstone common share or share equivalent assumed to be issued, as shown in notes
     (g) and (h). The $24.39 share price was based on the average closing price of Archstone's common shares for the five day period ranging from two days prior to and two days after the merger agreement was announced. For accounting purposes, Archstone-Smith is treated as the acquiring entity since Archstone-Smith's equity is being issued to Smith Residential's shareholders and Archstone-Smith is assuming Smith Residential's liabilities. Furthermore, we estimate that immediately upon completion of the merger, former holders of Archstone common shares will have a 60% majority interest in Archstone-Smith, on a fully diluted and as-converted basis. The merger acquisition cost was computed as follows:

   Assumption of Smith Residential's total liabilities.............  $ 1,400,987
   Mark-to-market adjustment on Smith Residential's debt (see note
    (f))...........................................................       30,713
                                                                     -----------
   Estimated fair value of liabilities incurred or assumed.........    1,431,700
                                                                     -----------

   Estimated fair value of minority interest assumed (see note
    (g))...........................................................      632,283
                                                                     -----------

   Issuance of Archstone-Smith common shares (see note (h))........    1,220,779
   Issuance of Archstone-Smith cumulative convertible redeemable
    preferred shares (see note (h))................................      235,685
   Issuance of Archstone-Smith cumulative redeemable preferred
    shares (see note (h))..........................................       46,529
   Valuation of Smith Residential stock options assuming 50% of all option holders choose not to accept the cash offer (see note
    (h))...........................................................       31,042
                                                                     -----------
   Estimated fair value of equity issued...........................    1,534,035
                                                                     -----------
       Total merger acquisition cost...............................  $ 3,598,018
                                                                     ===========


(c) Represents estimated increase over Smith Residential's investment in real estate based upon the merger acquisition cost to reflect the allocation to other tangible assets of Smith Residential being acquired:

   Merger acquisition cost (see note (b))........................ $ 3,598,018
   Adjusted for:
     Historical cost of Smith Residential's total assets.........  (2,221,206)
     Elimination of deferred loan and lease costs (see note
      (e)).......................................................      14,481
     Assumed amount of cash on hand used to fund merger-related
      costs (see note (d)).......................................      64,083
                                                                  -----------
     Adjustment to record step-up in basis of real estate based on assumed purchase price ................................. $ 1,455,376
                                                                  ===========

  The stepped-up basis falls within management's range of fair value estimates for Smith Residential's real estate assets. Management's fair value estimates were based on the application of a range of estimated current market capitalization rates to each community's expected net operating income.

(d) Represents $36,466 in merger-related costs and the assumed $27,617 payment related to an offer to redeem 50% of the outstanding Smith Residential stock options for cash (see calculation below) assumed to be paid with cash on hand, leaving $19,145 of cash on hand. See note (j) for registration and transfer tax cost assumptions.

                             ARCHSTONE-SMITH TRUST

  The following is a calculation of estimated merger-related costs, including costs related to the concurrent reorganization of Archstone into an UPREIT structure:

   Investment advisory fees............................................ $16,250
   Mortgage assumption fees............................................   7,931
   Employee termination costs..........................................  10,000
   Legal, accounting and other fees....................................   2,285
                                                                        -------
                                                                         36,466
   Payment to Smith Residential stock option holders to redeem 1,851
    Smith Residential stock options at the fixed offer price of $49.48 each, less the weighted average exercise price of $34.56 per option assuming 50% of all option holders choose to accept the cash offer..............................................................  27,617
                                                                        -------
   Merger-related costs assumed to be funded with cash on hand......... $64,083
                                                                        =======

(e) Represents the elimination of Smith Residential's unamortized deferred loan and lease costs.

(f) Represents the adjustments necessary to reflect Smith Residential's mortgages payable at their estimated market values, using effective interest rates currently available for debt obligations with similar terms and features.

(g) Represents adjustment to reflect Smith Residential's minority interests at estimated fair value assuming a market value of $24.39 for each unit redeemable for an Archstone common share. The $24.39 share price is based on the average closing price of Archstone's common shares for the five day period ranging from two days prior to and two days after the merger agreement was announced.

   Issuance of 25,924 Archstone Class A-1 common units (redeemable for Archstone-Smith common shares) in exchange for 13,126
    Smith Partnership Class A common units (redeemable for Smith
    Residential common shares) based on the 1.975:1 exchange
    ratio.........................................................  $ 632,283
   Less: Smith Residential's minority interest at historical
    cost..........................................................   (226,050)
                                                                    ---------
   Adjustment to reflect Smith Residential's minority interest at estimated fair value..........................................  $ 406,233
                                                                    =========

                             ARCHSTONE-SMITH TRUST

(h) Represents adjustments to record the exchange of Archstone-Smith shares for Smith Residential shares at fair value, assuming a market value of $24.39 for each Archstone-Smith common share. The $24.39 share price is based on the average closing price of Archstone's common shares for the five day period ranging from two days prior to and two days after the merger agreement was announced.

   Issuance of 50,052 Archstone-Smith common shares in exchange for 25,343 shares of Smith Residential common stock based on the 1.975:1 fixed exchange rate..............................  $1,220,779
                                                                   ----------
   Issuance of 2,640 Archstone-Smith Series H cumulative
    convertible redeemable preferred shares (1.975:1 conversion rate) in exchange for 2,640 shares of Smith Residential
    Series A cumulative convertible redeemable preferred stock
    (1:1 conversion rate)........................................     127,169
   Issuance of 685 Archstone-Smith Series J cumulative
    convertible redeemable preferred shares (1.975:1 conversion rate) in exchange for 685 shares of Smith Residential Series
    E cumulative convertible redeemable preferred stock (1:1
    conversion rate).............................................      32,997
   Issuance of 667 Archstone-Smith Series K cumulative
    convertible redeemable preferred shares (1.975:1 conversion rate) in exchange for 667 shares of Smith Residential Series
    F cumulative convertible redeemable preferred stock (1:1
    conversion rate).............................................      32,130
   Issuance of 641 Archstone-Smith Series L cumulative
    convertible redeemable preferred shares (1.975:1 conversion rate) in exchange for 641 shares of Smith Residential Series
    G cumulative convertible redeemable preferred stock (1:1
    conversion rate).............................................      30,877
   Issuance of 400 Archstone-Smith Series M cumulative
    convertible redeemable preferred shares (1.2824:1 conversion rate) in exchange for 400 shares of Smith Residential Series
    H cumulative convertible redeemable preferred stock (0.65:1
    conversion rate).............................................      12,512
                                                                   ----------
     Total cumulative convertible redeemable preferred shares at
      estimated fair value.......................................     235,685
                                                                   ----------
   Issuance of 0.5 of one Archstone-Smith Series I cumulative redeemable preferred share in exchange for 0.5 of one share of Smith Residential Series C cumulative redeemable preferred stock (annual dividend 7.91%, par value per share $100,000, face value $50,000) at estimated fair value based on the
    current public market preferred rate of 8.5%.................      46,529
                                                                   ----------
   Valuation of Smith Residential stock options assuming 50% of all option holders choose not to accept the cash offer. All
    Smith Residential options become fully vested as a result of the merger. 3,702 options X 50% X $16.77 (estimated value per option was calculated using the Black-Scholes valuation model and the following assumptions: (1) risk-free interest rate
    4.51%; (2) dividend yield 5.269%; (3) volatility 15.0%; and
    (4) expected option life 3 years)............................      31,042
                                                                   ----------
   Total estimated fair value of common and preferred shares
    issued to Smith Residential stockholders.....................   1,534,035
   Less: Smith Residential's stockholders' equity at historical
    cost.........................................................    (594,169)
                                                                   ----------
   Adjustment to reflect Smith Residential's stockholders' equity at estimated fair value......................................  $  939,866
                                                                   ==========

                             ARCHSTONE-SMITH TRUST

(i) Represents the adjustments necessary to record additional paid-in capital at estimated fair value:

   Issuance of 50,052 Archstone-Smith common shares in exchange for 25,343 shares of Smith Residential common stock (see note
    (h)).........................................................  $1,220,779
   Less: par value of shares at $0.01 (50,052 X $0.01)...........        (501)
                                                                   ----------
     Subtotal....................................................   1,220,278
   Valuation of Smith Residential stock options assuming 50% of all option holders choose not to accept the cash offer (see
    note (h))....................................................      31,042
   Less: Smith Residential's historical additional paid-in
    capital......................................................    (313,229)
                                                                   ----------
   Adjustment to reflect Smith Residential's additional paid-in capital at estimated fair value..............................  $  938,091
                                                                   ==========

(j) Represents a $1,500 charge to additional paid-in capital for the estimated merger registration costs and a $4,434 charge to distributions in excess of net earnings for the estimated transfer taxes expected to be paid by Archstone as a result of the expected reorganization into an UPREIT. Since the intent of the accompanying pro forma condensed statements of earnings is to reflect the expected continuing impact of the merger, the one-time adjustment related to the estimated transfer taxes has been excluded. It will be recorded as an operating expense on Archstone-Smith's statement of earnings upon consummation of the merger.

  An incremental use of cash on hand of $5,934 to fund these amounts has also been reflected in the accompanying pro forma balance sheet.

(k) Represents adjustment to minority interest relating to convertible operating partnership units to reflect the merger as follows:

   Archstone historical common shareholders' equity and minority interest relating to convertible operating partnership units..  $2,035,174
   Smith Residential historical common stockholders' equity and minority interest relating to convertible operating
    partnership units.............................................     613,719
   Pro forma and merger adjustments to common shareholders' equity and minority interest relating to convertible operating
    partnership units.............................................   1,340,165
                                                                    ----------
     Total........................................................   3,989,058
   Minority interest ownership percentage relating to redeemable
    Archstone Class A-1 common units after the merger (see
    calculation below)............................................       13.56%
                                                                    ----------
   Minority interest ownership relating to redeemable Archstone
    Class A-1 common units after the merger.......................     540,916
   Less: pro forma minority interest relating to redeemable
    Archstone Class A-1 common units prior to merger adjustment
    ($20,150 + $632,283)..........................................    (652,433)
                                                                    ----------
   Adjustment to minority interest ownership of redeemable
    Archstone common units to reflect the merger..................  $ (111,517)
                                                                    ==========

                             ARCHSTONE-SMITH TRUST

   Calculation of pro forma minority interest ownership percentage:

                                                        As of June 30, 2001
                                                       ------------------------
                                                       Shares   Units    Total
                                                       -------  ------  -------
   Number of shares of Smith Residential common stock
    and Smith Partnership units outstanding..........   25,343  13,126   38,469
                                                       =======  ======  =======
   Historical ownership percentages..................    65.88%  34.12%     100%
                                                       =======  ======  =======
   Number of Archstone-Smith common shares and
    Archstone Class A-1 common units to be issued
    after assumed conversion at the exchange ratio of
    1.975............................................   50,052  25,924   75,976
   Historical number of Archstone common shares and
    units outstanding................................  121,246     949  122,195
                                                       -------  ------  -------
   Pro forma number of Archstone-Smith common shares
    and units outstanding ...........................  171,298  26,873  198,171
                                                       =======  ======  =======
   Recomputed ownership percentage...................    86.44%  13.56%     100%
                                                       =======  ======  =======

(l) Represents the adjustment necessary to allocate the estimated market value in excess of the liquidation preference on Smith Residential's preferred stock to additional paid-in capital as follows:

                                      Estimated                  Amount to
                                     Market Value              be Allocated
      New Preferred Shares Series     (see note   Liquidation  to Additional
           (after exchange)              (h))        Value    Paid-in Capital
      ---------------------------    ------------ ----------- ---------------
   Archstone-Smith Series H
    cumulative convertible
    redeemable preferred shares.....   $127,169    $ 71,500       $55,669
   Archstone-Smith Series J
    cumulative convertible
    redeemable preferred shares.....     32,997      25,000         7,997
   Archstone-Smith Series K
    cumulative convertible
    redeemable preferred shares.....     32,130      25,000         7,130
   Archstone-Smith Series L
    cumulative convertible
    redeemable preferred shares.....     30,877      25,000         5,877
   Archstone-Smith Series M
    cumulative convertible
    redeemable preferred shares.....     12,512      10,000         2,512
                                       --------    --------       -------
     Subtotal.......................    235,685     156,500        79,185
   Archstone-Smith Series I
    cumulative redeemable preferred
    shares..........................     46,529      50,000        (3,471)
                                       --------    --------       -------
     Total..........................   $282,214    $206,500       $75,714
                                       ========    ========       =======

                             ARCHSTONE-SMITH TRUST

  Listed below is a combined summary of Archstone-Smith's preferred shares as of June 30, 2001. The preferred shareholders are entitled to receive, when and as authorized by Archstone-Smith, cumulative preferential cash distributions. Archstone-Smith may redeem the preferred shares at certain dates in whole or in part at a cash redemption price equal to the redemption preference plus all accrued unpaid dividends to the date fixed for redemption.

                                                  Quarterly
                         Liquidation             Distribution                Archstone-Smith's
                         Preference    Balance    Amount Per  Distribution  Voluntary Redemption
Series                    Per Share  Outstanding    Share      Frequency          Date (s)
------                   ----------- ----------- ------------ ------------ ----------------------
Series A (/1/)..........  $  25.00     $80,166      $ 0.55     Quarterly   On or after 11/30/2003
Series C ...............  $  25.00     $49,730      $ 0.54     Quarterly   On or after 08/20/2002
Series D ...............  $  25.00     $49,805      $ 0.55     Quarterly   On or after 08/06/2004
Series H................  $  27.08     $71,500         (2)     Quarterly   On or after 05/15/2003
Series I................  $100,000     $50,000      $1,915     Quarterly   On or after 02/01/2028
Series J................  $  36.50     $25,000         (2)     Quarterly   On or after 07/13/2002
Series K................  $  37.50     $25,000         (3)     Quarterly   On or after 10/01/2004
Series L................  $  39.00     $25,000         (4)     Quarterly   On or after 11/05/2005
Series M (/5/)..........  $  25.00     $10,000         (2)     Quarterly   On or after 09/13/2004

--------
    (/1/The)Series A preferred shares are convertible at any time, at the option of the holder, into a number of Archstone-Smith common shares obtained by dividing the aggregate liquidation preference by the conversion price of $18.561, which is equivalent to a conversion rate of 1.3469 common shares for each Archstone-Smith Series A preferred share.
    (/2/Cash)distributions equal the greater of $2.02, $3.1025 and $2.03125 per year per share for Series H, J and M, respectively, or the dividend on the common shares into which these preferred shares are convertible.
    (/3/Cash)distributions equal to the greater of 8.25% of the $37.50 liquidation preference per year, equivalent to $3.09375 per year per share, through October 1, 2001, and 8.50% of the liquidation preference, equivalent to $3.1875 per year per share after October 1, 2001 or the dividend on the common shares into which a Series K preferred share is convertible.
    (/4/Cash)distributions equal to the greater of 8.25% of the $39.00 liquidation preference per year, equivalent to $3.2175 per year per share, through November 5, 2001, and 8.50% of the liquidation preference, equivalent to $3.315 per year per share after November 5, 2001 or the dividend on the common shares into which a Series L preferred share is convertible.
    (/5/On)June 29, 2001, 1,800,000 Series M preferred shares were converted into 1,168,831 shares of Smith Residential common stock.

(m) Represents the adjustment necessary to record all Archstone-Smith common shares at par value of $0.01 per share (formerly $1.00 per share), as follows:

     Archstone's 121,246 common shares at $1.00 par value per share..  $121,246
     Archstone-Smith's 121,246 common shares at $0.01 par value per
      share..........................................................     1,212
                                                                       --------
       Adjustment....................................................  $120,034
                                                                       ========

    Note that Smith Residential's common stock is already reflected at $0.01 par.

(n) Reflects condensed historical statement of earnings from continuing operations. Certain reclassifications have been made to Smith Residential's statement of earnings from operations to conform to Archstone's presentation.

                             ARCHSTONE-SMITH TRUST

(o) Reflects the pro forma impact of certain acquisitions and dispositions of operating communities by Smith Residential during 2000. Smith Residential's Form 8-K dated October 25, 2000, which is incorporated herein by reference, provides further detail regarding these transactions and the related pro forma adjustments for the six months ended June 30, 2000. One acquisition, Harbour House, was closed on October 25, 2000, subsequent to the period covered by the Form 8-K. The impact of this acquisition for the period from July 1, 2000 to October 25, 2000 is also reflected, as shown below. Note that no adjustments to the accompanying pro forma combined condensed balance sheet as of June 30, 2001 or the pro forma combined condensed statement of earnings from operations for the six months ended June 30, 2001 were necessary, since each transaction was consummated during 2000.

                                                      Harbour House
                                     Form 8-K Dated  July 1, 2000 to
                                    October 25, 2000 October 25, 2000  Total
                                    ---------------- ---------------- -------
   Rental revenues.................     $ 6,909          $ 3,828      $10,737
   Rental expenses.................      (3,192)          (1,505)      (4,697)
   Real estate taxes...............        (495)            (407)        (902)
   Depreciation on real estate
    investments....................        (933)            (529)      (1,462)
   Interest expense................      (3,392)          (2,216)      (5,608)
   Minority interest...............         382              287          669
                                        -------          -------      -------
     Total.........................     $  (721)         $  (542)     $(1,263)
                                        =======          =======      =======

(p) Represents estimated net increase in depreciation of real estate as a result of the step-up in basis to record Smith Residential's real estate based on the merger acquisition cost:

                                               Buildings    Properties
                                                  and         Under
                                      Land    Improvements Construction   Total
                                   ---------- ------------ ------------ ----------
   Estimated value based on the
    merger acquisition cost......  $1,002,202  $2,316,349    $120,798   $3,439,349
                                   ==========  ----------    ========   ----------
   Depreciable basis.............         N/A  $2,316,349         N/A   $2,316,349
   Pro forma annual depreciation
    expense based on an estimated
    useful life of 40 years......              $   57,909               $   57,909
   Less: Historical depreciation
          expense for year ended
          December 31, 2000......                 (44,778)                 (44,778)
      Pro forma adjustment for
       depreciation expense
       related to Smith
       Residential's 2000
       acquisitions/dispositions..                 (1,462)                  (1,462)
                                               ----------               ----------
     Pro forma adjustment to
      depreciation expense.......              $   11,669               $   11,669
                                               ==========               ==========
   Pro forma depreciation expense
    based on an estimated useful
    life of 40 years for the six
    months ended June 30, 2001...              $   28,954               $   28,954
   Less: Historical depreciation
    expense for the six months
    ended June 30, 2001..........                 (25,400)                 (25,400)
                                               ----------               ----------
     Pro forma adjustment to
      depreciation expense.......              $    3,554               $    3,554
                                               ==========               ==========

                             ARCHSTONE-SMITH TRUST

(q)  Represents the following pro forma interest expense adjustments:

                                                       Six Months    Year Ended
                                                          Ended     December 31,
                                                      June 30, 2001     2000
                                                      ------------- ------------
   Decreases to interest expense:
     Reversal of Smith Residential's historical loan
      cost amortization due to the elimination of
      deferred loan costs...........................     $  (924)     $(2,000)
     Amortization of $30.7 million mark-to-market
      adjustment made to Smith Residential's debt
      (see note (f))................................      (2,021)      (4,042)
                                                         -------      -------
         Net decrease in interest expense...........     $(2,945)     $(6,042)
                                                         =======      =======

(r) Management has estimated that there will be a reduction of over 50% of Smith Residential's general and administrative expenses as a result of the merger on a pro forma basis for the six months ended June 30, 2001 and the year ended December 31, 2000. The general and administrative expense savings have not been included in the pro forma condensed combined statements of earnings from operations as there can be no assurance that such costs savings will be realized.

(s) Represents adjustments for the recomputation of net earnings from continuing operations allocable to the redeemable operating partnership units. The recomputed percentage allocable to common shares and operating partnership units was calculated as follows:

                                Six Months Ended             Year Ended
                                 June 30, 2001           December 31, 2000
                             ------------------------  ------------------------
                             Shares   Units    Total   Shares   Units    Total
                             -------  ------  -------  -------  ------  -------
   Weighted average number
    of shares of Smith
    Residential common
    stock and Smith
    Partnership units......   22,656  13,211   35,867   21,333  13,664   34,997
                             =======  ======  =======  =======  ======  =======
   Historical ownership
    percentages............    63.17%  36.83%     100%   60.96%  39.04%     100%
                             =======  ======  =======  =======  ======  =======
   Weighted average number
    of Archstone-Smith
    common shares and
    Archstone units to be
    issued after assumed
    conversion at the
    exchange ratio of
    1.975..................   44,745  26,092   70,837   42,132  26,987   69,119
   Weighted average number
    of Archstone common
    shares ................  121,569     --   121,569  131,874     --   131,874
                             -------  ------  -------  -------  ------  -------
   Pro forma weighted
    average Archstone-Smith
    common shares and
    Archstone units
    outstanding............  166,314  26,092  192,406  174,006  26,987  200,993
                             =======  ======  =======  =======  ======  =======
   Recomputed ownership
    percentage.............    86.44%  13.56%     100%   86.57%  13.43%     100%
                             =======  ======  =======  =======  ======  =======

                             ARCHSTONE-SMITH TRUST

The recomputed minority interest income allocation was calculated as follows:

                                                   Six Months
                                                     Ended
                                                    June 30,     Year Ended
                                                      2001    December 31, 2000
                                                   ---------- -----------------
   Pro forma net earnings from continuing
    operations attributable to common shares--
    basic.........................................  $156,015      $333,084
   Add back Smith Residential's historical
    minority interest--redeemable operating
    partnership units.............................    16,668        60,653
   Less pro forma adjustment to minority interest
    related to Smith Residential's 2000
    acquisitions/dispositions.....................       --           (669)
   Add back (less) pro forma adjustment to Smith
    Residential's historical minority interest--
    redeemable operating partnership units........     7,808        (8,326)
                                                    --------      --------
   Pro forma net earnings from continuing
    operations before reallocation................   180,491       384,742
   Recomputed minority interest ownership
    percentage (see above)........................     13.56%        13.43%
                                                    --------      --------
   Recomputed net earnings allocable to minority
    interest--redeemable Archstone common units...    24,476        51,658
   Less Smith Residential's historical minority
    interest--redeemable operating partnership
    units.........................................   (16,668)      (60,653)
   Add back pro forma adjustment to minority
    interest related to Smith Residential's 2000
    acquisitions/dispositions.....................       --            669
                                                    --------      --------
   Pro forma adjustments to minority interest--
    redeemable Archstone common units.............  $  7,808      $ (8,326)
                                                    ========      ========

                             ARCHSTONE-SMITH TRUST

(t) A reconciliation of the numerator and denominator used to compute basic earnings per common share to the numerator and denominator used to compute diluted earnings per common share is as follows for the periods indicated:

                                                       Archstone  Archstone-Smith
             Six Months Ended June 30, 2001            Historical    Pro Forma
             ------------------------------            ---------- ---------------
   Net earnings from continuing operations
    attributable to common shares--basic.............   $135,820     $156,015
     Dividends on convertible preferred shares ......      3,565       11,037
     Minority interest--convertible preferred units..        --         1,081
     Minority interest--convertible operating
      partnership units (/1/)........................        778          778
                                                        --------     --------
   Net earnings from continuing operations
    attributable to common shares--diluted...........   $140,161     $168,911
                                                        ========     ========

   Weighted average common shares outstanding--basic
    (see note (s))...................................    121,569      166,314
     Assumed conversion of convertible preferred
      shares ........................................      4,360       16,309
     Assumed conversion of convertible preferred
      units..........................................        --         2,285
     Assumed conversion of convertible operating
      partnership units (/1/)........................        949          949
     Assumed exercise of options.....................        428        1,188
                                                        --------     --------
   Weighted average common shares outstanding--
    diluted..........................................    127,306      187,045
                                                        ========     ========
   Net earnings from continuing operations per common
    share:
     Basic...........................................   $   1.12     $   0.94
                                                        ========     ========
     Diluted.........................................   $   1.10     $   0.90
                                                        ========     ========


                                                       Archstone  Archstone-Smith
              Year Ended December 31, 2000             Historical    Pro Forma
              ----------------------------             ---------- ---------------
   Net earnings from continuing operations before
    extraordinary items attributable to common
    shares--basic....................................   $236,956     $333,084
     Dividends on convertible preferred shares.......      7,254       23,546
     Minority interest--convertible preferred units..        --         3,656
     Minority interest--convertible operating
      partnership units (/1/)........................      1,326        1,326
                                                        --------     --------
   Net earnings from continuing operations before
    extraordinary items attributable to common
    shares--diluted..................................   $245,536     $361,612
                                                        ========     ========
   Weighted average common shares outstanding--basic
    (see note (s))...................................    131,874      174,006
     Assumed conversion of convertible preferred
      shares.........................................      4,721       16,695
     Assumed conversion of convertible preferred
      units..........................................        --         2,311
     Assumed conversion of convertible operating
      partnership units (/1/)........................        876          876
     Assumed exercise of options.....................        259          859
                                                        --------     --------
   Weighted average common shares outstanding--
    diluted..........................................    137,730      194,747
                                                        ========     ========

   Net earnings from continuing operations before
    extraordinary items per common share:
     Basic...........................................   $   1.80     $   1.91
                                                        ========     ========
     Diluted.........................................   $   1.78     $   1.86
                                                        ========     ========

--------
(/1/)Excludes the impact of Smith Partnership's convertible operating partnership units which may be redeemed at the unitholders' sole discretion. Such redemption, at Archstone-Smith's election, may be made for cash or for common shares on a one-for-one basis, which does not have a dilutive effect.

                             ARCHSTONE-SMITH TRUST

    NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS--(Concluded)

(u) The following table summarizes the ratio of earnings to fixed charges for each period presented:

                         Six Months Ended June 30,   Year Ended December 31,
                                    2001                       2000
                         -------------------------- --------------------------
                         Archstone  Archstone-Smith Archstone  Archstone-Smith
                         Historical Trust Pro Forma Historical Trust Pro Forma
                         ---------- --------------- ---------- ---------------
Ratio of earnings to
 fixed charges..........    1.9           2.0          1.9           2.0

                                                                         ANNEX A

--------------------------------------------------------------------------------


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                     among

                          ARCHSTONE COMMUNITIES TRUST,

                         NEW GARDEN RESIDENTIAL TRUST,

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.

                                      and

                   CHARLES E. SMITH RESIDENTIAL REALTY, L.P.

                            Dated as of May 3, 2001


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE 1 THE ARCHSTONE MERGER AND THE MERGERS..........................    A-3
    1.1    The Primary Archstone Merger..................................    A-3
    1.2    Alternative Structure of the Archstone Merger.................    A-5
    1.3    The Merger....................................................    A-8
    1.4    The Partnership Merger........................................    A-8
    1.5    Closings......................................................    A-9
    1.6    Effective Time................................................    A-9
    1.7    Effect of Partnership Merger on Smith Agreement of Limited
           Partnership and Archstone Surviving Subsidiary Declaration of
           Trust and Bylaws..............................................   A-10
    1.8    Effect of Merger on Smith Articles of Incorporation and Bylaws
           and New Archstone Declaration of Trust and Bylaws.............   A-10
    1.9    Trustees of New Archstone.....................................   A-10
    1.10   Effect of Archstone Merger and Merger on Capital Stock and
           Shares of Beneficial Interest.................................   A-10
    1.11   Effect of Partnership Merger on Partnership Interests and
           Shares of Beneficial Interest.................................   A-10
    1.12   Partnership Merger Consideration; Merger Consideration........   A-11
    1.13   Partner Approval..............................................   A-13
    1.14   Appraisal or Dissenters Rights................................   A-13
    1.15   Exchange of Certificates in Merger; Pre-Closing Dividends;
           Fractional Shares.............................................   A-14

 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SMITH AND SMITH
           PARTNERSHIP...................................................   A-18
    2.1    Organization, Standing and Power..............................   A-18
    2.2    Smith Subsidiaries............................................   A-18
    2.3    Capital Structure.............................................   A-19
    2.4    Other Interests...............................................   A-21
    2.5    Authority; Noncontravention; Consents.........................   A-21
    2.6    SEC Documents; Financial Statements, Undisclosed Liabilities..   A-23
    2.7    Absence of Certain Changes or Events..........................   A-23
    2.8    Litigation....................................................   A-24
    2.9    Properties....................................................   A-24
    2.10   Environmental Matters.........................................   A-26
    2.11   Related Party Transactions....................................   A-27
    2.12   Employee Benefits.............................................   A-27
    2.13   Employee Policies.............................................   A-29
    2.14   Taxes.........................................................   A-29
    2.15   No Payments to Employees, Officers or Directors...............   A-31
    2.16   Broker; Schedule of Fees and Expenses.........................   A-31
    2.17   Compliance with Laws..........................................   A-31
    2.18   Contracts; Debt Instruments...................................   A-31
    2.19   Opinion of Financial Advisor..................................   A-33
    2.20   State Takeover Statutes.......................................   A-33
    2.21   Stockholder Rights Plan.......................................   A-33
    2.22   Investment Company Act of 1940................................   A-33
    2.23   Definition of "Knowledge of Smith"............................   A-33
    2.24   Required Stockholder Approvals and Partner Approvals..........   A-33

                                                                             Page
                                                                             ----
 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF ARCHSTONE AND NEW ARCHSTONE..   A-33
    3.1    Organization, Standing and Power of Archstone..................   A-33
    3.2    Archstone Subsidiaries.........................................   A-34
    3.3    Capital Structure..............................................   A-34
    3.4    Other Interests................................................   A-36
    3.5    Authority; Noncontravention; Consents..........................   A-36
    3.6    SEC Documents; Financial Statements; Undisclosed Liabilities...   A-37
    3.7    Absence of Certain Changes or Events...........................   A-38
    3.8    Litigation.....................................................   A-38
    3.9    Properties.....................................................   A-38
    3.10   Environmental Matters..........................................   A-40
    3.11   Taxes..........................................................   A-40
    3.12   Brokers, Schedule of Fees and Expenses.........................   A-42
    3.13   Compliance with Laws...........................................   A-42
    3.14   Contracts; Debt Instruments....................................   A-42
    3.15   Opinion of Financial Advisor...................................   A-42
    3.16   State Takeover Statutes........................................   A-43
    3.17   Investment Company Act of 1940.................................   A-43
    3.18   Definition of "Knowledge of Archstone".........................   A-43
    3.19   Required Shareholder Approvals.................................   A-43

 ARTICLE 4 COVENANTS......................................................   A-43
    4.1    Conduct of Smith's and Smith Partnership's Business Pending
           Merger.........................................................   A-43
    4.2    Conduct of Archstone's Business Pending Merger.................   A-46
    4.3    No Solicitation................................................   A-47
    4.4    Affiliates.....................................................   A-50
    4.5    Other Actions..................................................   A-50

 ARTICLE 5 ADDITIONAL COVENANTS...........................................   A-50
    5.1    Preparation of the Form S-4 and the Proxy Statement; Smith
           Stockholders Meeting, Smith Partnership Consent Solicitation
           and Archstone Shareholders Meeting.............................   A-50
    5.2    Access to Information; Confidentiality.........................   A-53
    5.3    Notification...................................................   A-53
    5.4    Tax Matters....................................................   A-54
    5.5    Public Announcements...........................................   A-54
    5.6    Listing........................................................   A-55
    5.7    Transfer and Gains Taxes.......................................   A-55
    5.8    Benefit Plans and Other Employee Arrangements..................   A-55
    5.9    Indemnification................................................   A-56
    5.10   Declaration of Dividends and Distributions.....................   A-58
    5.11   Transfer or Recapitalization of Smith Non-Controlled
           Subsidiaries...................................................   A-59
    5.12   Notices........................................................   A-59
    5.13   Resignations...................................................   A-59
    5.14   Assumption of Existing Tax Protection Agreements...............   A-59
    5.15   Registration Rights Agreements.................................   A-59
    5.16   Exemption from Liability Under Section 16(b)...................   A-59
    5.17   Restructuring of Assets of Archstone...........................   A-60
    5.18   Stockholder Rights Plan........................................   A-60

                                                                           Page
                                                                           ----
 ARTICLE 6 CONDITIONS....................................................  A-60
    6.1    Conditions to Each Party's Obligation to Effect the Mergers...  A-60
    6.2    Conditions to Obligations of Archstone and New Archstone......  A-61
    6.3    Conditions to Obligations of Smith and Smith Partnership......  A-62

 ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER.............................  A-64
    7.1    Termination...................................................  A-64
    7.2    Certain Fees and Expenses.....................................  A-65
    7.3    Effect of Termination.........................................  A-67
    7.4    Amendment.....................................................  A-67
    7.5    Extension; Waiver.............................................  A-68

 ARTICLE 8 GENERAL PROVISIONS............................................  A-68
    8.1    Nonsurvival of Representations and Warranties.................  A-68
    8.2    Notices.......................................................  A-68
    8.3    Interpretation................................................  A-69
    8.4    Counterparts..................................................  A-69
    8.5    Entire Agreement; No Third-Party Beneficiaries................  A-69
    8.6    Governing Law.................................................  A-69
    8.7    Assignment....................................................  A-69
    8.8    Enforcement...................................................  A-70
    8.9    Severability..................................................  A-70
    8.10   Exculpation...................................................  A-70
    8.11   Joint and Several Obligations.................................  A-70

 Exhibit A Form of Shareholders Agreement
           Form of Amended and Restated Declaration of Trust of Archstone
 Exhibit B Surviving Subsidiary
           Form of Amended and Restated Bylaws of Archstone Surviving
 Exhibit C Subsidiary
 Exhibit D Form of Amended and Restated Declaration of Trust of New Archstone
 Exhibit E Form of Amended and Restated Bylaws of New Archstone
 Exhibit F Form of Proposed Charter Amendments

                             INDEX OF DEFINED TERMS

1940 Act............................................................Section 2.22
ACS Common Shares..............................................Section 1.2(c)(i)
ACS Merger..............................................................Recitals
ACS Preferred Shares..............................................Section 1.2(c)
ACS Series A Preferred Shares.................................Section 1.2(c)(ii)
ACS Series C Preferred Shares................................Section 1.2(c)(iii)
ACS Series D Preferred Shares.................................Section 1.2(c)(iv)
ACS Series E Preferred Shares..................................Section 1.2(c)(v)
ACS Series F Preferred Shares.................................Section 1.2(c)(vi)
ACS Series G Preferred Shares................................Section 1.2(c)(vii)
Acquisition Proposal...........................................Section 4.3(a)(i)
Agreement...............................................................Preamble
AICPA Statement...................................................Section 5.1(b)
Alternative Archstone Merger............................................Recitals
Archstone...............................................................Preamble
Archstone Bylaws..................................................Section 3.1(a)
Archstone Closing....................................................Section 1.5
Archstone Closing Date...............................................Section 1.5
Archstone Common Shares........................................Section 1.1(a)(i)
Archstone Corporate Subsidiary..........................................Recitals
Archstone Declaration of Trust....................................Section 1.1(c)
Archstone Disclosure Letter............................................Article 3
Archstone Existing Preferred Shares...............................Section 1.1(b)
Archstone Financial Statement Date...................................Section 3.7
Archstone Material Adverse Effect.................................Section 3.1(a)
Archstone Merger Sub....................................................Recitals
Archstone Merger........................................................Recitals
Archstone Non-Controlled Subsidiaries.............................Section 3.2(a)
Archstone Options.................................................Section 3.3(b)
Archstone Other Interests............................................Section 3.4
Archstone Participating Preferred Shares..........................Section 3.3(a)
Archstone Parties.................................................Section 3.5(a)
Archstone Properties..............................................Section 3.9(a)
Archstone REIT..........................................................Recitals
Archstone REIT Merger...................................................Recitals
Archstone SEC Documents..............................................Section 3.6
Archstone Series A Preferred Shares...........................Section 1.1(a)(ii)
Archstone Series C Preferred Shares..........................Section 1.1(a)(iii)
Archstone Series D Preferred Shares...........................Section 1.1(a)(iv)
Archstone Series E Preferred Shares...........................Section 1.1(a)(iv)
Archstone Series E Preferred Units.............................Section 1.1(b)(i)
Archstone Series F Preferred Shares...........................Section 1.1(a)(vi)
Archstone Series F Preferred Units............................Section 1.1(b)(ii)
Archstone Series G Preferred Shares..........................Section 1.1(a)(vii)
Archstone Series G Preferred Units...........................Section 1.1(b)(iii)
Archstone Shareholder Approvals...................................Section 3.5(a)
Archstone Shareholders Meeting....................................Section 5.1(c)
Archstone Subsidiaries...............................................Section 3.1
Archstone Surviving Subsidiary..........................................Recitals
Archstone Surviving Subsidiary Bylaws................................Section 1.7

Archstone Surviving Subsidiary Class A Shares.................Section 1.12(a)(i)
Archstone Surviving Subsidiary Class A-1 Shares...............Section 1.12(a)(i)
Archstone Surviving Subsidiary Class B Shares................Section 1.12(a)(ii)
Archstone Surviving Subsidiary Common Shares...................Section 1.2(e)(1)
Archstone Surviving Subsidiary Declaration of Trust..................Section 1.7
Archstone Surviving Subsidiary Series A Preferred Shares..... Section 1.2(e)(ii)
Archstone Surviving Subsidiary Series C Preferred Shares.....Section 1.2(e)(iii)
Archstone Surviving Subsidiary Series D Preferred Shares......Section 1.2(e)(iv)
Archstone Surviving Subsidiary Series E Preferred Shares.......Section 1.2(e)(v)
Archstone Surviving Subsidiary Series F Preferred Shares......Section 1.2(e)(vi)
Archstone Surviving Subsidiary Series G Preferred Shares.....Section 1.2(e)(vii)
Archstone Surviving Subsidiary Series H Preferred Shares....Section 1.12(a)(iii)
Archstone Surviving Subsidiary Series I Preferred Shares.....Section 1.12(a)(iv)
Archstone Surviving Subsidiary Series J Preferred Shares......Section 1.12(a)(v)
Archstone Surviving Subsidiary Series K Preferred Shares.....Section 1.12(a)(vi)
Archstone Surviving Subsidiary Series L Preferred Shares....Section 1.12(a)(vii)
Archstone Surviving Subsidiary Series M Preferred Shares...Section 1.12(a)(viii)
Archstone Voting Agreement..............................................Recitals
Archstone-Smith Trust................................................Section 1.2
Asset Restructuring.................................................Section 5.17
Base Amount..........................................................Section 7.2
Break-Up Fee Payment.................................................Section 7.2
Break-Up Fee.........................................................Section 7.2
CERCLA..............................................................Section 2.10
Certificate................................................Section 1.12(b)(viii)
CESI Voting Stock Owner.................................................Recitals
CESI....................................................................Recitals
Class A Smith OP Units........................................Section 1.12(a)(i)
Class B Smith OP Units.......................................Section 1.12(a)(ii)
Code....................................................................Recitals
Commitment........................................................Section 4.1(j)
Confidentiality Agreement.........................................Section 4.3(b)
Corresponding New Archstone Dividends........................Section 1.15(e)(ii)
Counter Proposal..................................................Section 4.3(c)
Delaware Certificate of Merger..........................................Recitals
Department...........................................................Section 1.6
DRULPA............................................................Section 1.4(a)
EBI..................................................................Section 7.2
Effective Time.......................................................Section 1.6
Election................................................................Recitals
Employee Plan.......................................................Section 2.12
Encumbrances......................................................Section 2.9(b)
Environmental Law................................................Section 2.10(a)
Environmental Mitigation..........................................Section 2.9(h)
Environmental Permits........................................Section 2.10(b)(iv)
ERISA...............................................................Section 2.12
Exchange Act.........................................................Section 2.6
Exchange Agent...................................................Section 1.15(b)
Exchange Fund....................................................Section 1.15(c)
Executive Committee..................................................Section 1.9
Form S-4..........................................................Section 5.1(a)
Former Smith Properties......................................Section 2.10(b)(ii)

GAAP.................................................................Section 2.6
Governmental Entity...............................................Section 2.5(c)
Hazardous Materials..............................................Section 2.10(a)
HSR Act...........................................................Section 2.5(c)
Indebtedness.....................................................Section 2.18(b)
Indemnification Parties...........................................Section 5.9(b)
Indemnified Parties...............................................Section 5.9(a)
Indemnifying Parties..............................................Section 5.9(a)
IRS..............................................................Section 2.14(b)
Joint Proxy Statement.............................................Section 5.1(a)
Knowledge of Archstone..............................................Section 3.18
Knowledge of Smith..................................................Section 2.23
Laws..............................................................Section 2.5(c)
Liens.............................................................Section 2.2(b)
Maximum Amount.......................................................Section 7.2
Merger..................................................................Recitals
Merger Closing.......................................................Section 1.5
Merger Closing Date..................................................Section 1.5
Merger Consideration.............................................Section 1.12(b)
Mergers.................................................................Recitals
NCS Agreements..........................................................Recitals
NCS Voting Stock Owners.................................................Recitals
New Archstone...........................................................Preamble
New Archstone Bylaws.................................................Section 1.8
New Archstone Common Shares....................................Section 1.1(a)(i)
New Archstone Declaration of Trust...................................Section 1.8
New Archstone Existing Preferred Shares...........................Section 1.1(b)
New Archstone Preferred Shares..............................Section 1.12(b)(vii)
New Archstone Rights Agreement.................................Section 1.1(a)(i)
New Archstone Series A Preferred Shares.......................Section 1.1(a)(ii)
New Archstone Series C Preferred Shares......................Section 1.1(a)(iii)
New Archstone Series D Preferred Shares.......................Section 1.1(a)(iv)
New Archstone Series E Preferred Shares........................Section 1.1(a)(v)
New Archstone Series F Preferred Shares.......................Section 1.1(a)(vi)
New Archstone Series G Preferred Shares......................Section 1.1(a)(vii)
New Archstone Series H Preferred Share.......................Section 1.12(b)(ii)
New Archstone Series I Preferred Share......................Section 1.12(b)(iii)
New Archstone Series J Preferred Share.......................Section 1.12(b)(iv)
New Archstone Series K Preferred Share........................Section 1.12(b)(v)
New Archstone Series L Preferred Share.......................Section 1.12(b)(vi)
New Archstone Series M Preferred Share......................Section 1.12(b)(vii)
NYSE.................................................................Section 5.6
Original Agreement......................................................Recitals
Partnership Articles of Merger..........................................Recitals
Partnership Merger Consideration.................................Section 1.12(a)
Partnership Merger......................................................Recitals
Payor................................................................Section 7.2
Pension Plan........................................................Section 2.12
Person............................................................Section 2.2(a)
Primary Archstone Merger................................................Recitals
Property Restrictions.............................................Section 2.9(b)
Proposed Archstone Charter Amendments...............................Section 3.19

Qualifying Income....................................................Section 7.2
Recapitalization Agreement..............................................Recitals
Recipient............................................................Section 7.2
REIT.............................................................Section 2.14(b)
REIT Articles of Merger.................................................Recitals
Release..........................................................Section 2.10(a)
Representative................................................Section 4.3(a)(ii)
Right..........................................................Section 1.1(a)(i)
Rule 145 Affiliates..................................................Section 4.4
SEC...............................................................Section 2.5(c)
Section 16 Information...........................................Section 5.16(b)
Securities Act....................................................Section 2.3(g)
Share Exchange..........................................................Recitals
Shareholder Approvals.............................................Section 3.5(a)
Shareholders Agreement..................................................Recitals
SMCI....................................................................Recitals
SMCI Voting Stock Owner.................................................Recitals
Smith...................................................................Preamble
Smith Acquisition Agreement..........................................Section 7.2
Smith Articles of Incorporation......................................Section 1.8
Smith Bylaws.........................................................Section 1.8
Smith Common Stock............................................Section 1.12(b)(i)
Smith Disclosure Letter................................................Article 2
Smith Dividend................................................Section 1.15(e)(i)
Smith Financial Statement Date.......................................Section 2.7
Smith Insiders...................................................Section 5.16(c)
Smith Material Adverse Effect........................................Section 2.1
Smith Non-Controlled Subsidiary...................................Section 2.2(a)
Smith OP Units...............................................Section 1.12(a)(ii)
Smith Other Interests................................................Section 2.4
Smith Partner Approvals.............................................Section 1.13
Smith Partnership.......................................................Preamble
Smith Partnership Agreement..........................................Section 1.7
Smith Partnership Distribution................................Section 1.15(e)(i)
Smith Preferred OP Units............................................Section 1.12
Smith Preferred Stock.......................................Section 1.12(b)(vii)
Smith Properties..................................................Section 2.9(a)
Smith Rights........................................................Section 2.21
Smith Rights Agreement..............................................Section 2.21
Smith SEC Documents..................................................Section 2.6
Smith Series A Preferred OP Unit............................Section 1.12(a)(iii)
Smith Series A Preferred Share...............................Section 1.12(b)(ii)
Smith Series C Preferred OP Unit.............................Section 1.12(a)(iv)
Smith Series C Preferred Share..............................Section 1.12(b)(iii)
Smith Series E Preferred OP Unit..............................Section 1.12(a)(v)
Smith Series E Preferred Share...............................Section 1.12(b)(iv)
Smith Series F Preferred OP Units............................Section 1.12(a)(vi)
Smith Series F Preferred Shares...............................Section 1.12(b)(v)
Smith Series G Preferred OP Unit............................Section 1.12(a)(vii)
Smith Series G Preferred Share...............................Section 1.12(b)(vi)
Smith Series H Preferred OP Unit...........................Section 1.12(a)(viii)
Smith Series H Preferred Share..............................Section 1.12(b)(vii)

Smith Stockholders Meeting........................................Section 5.1(d)
Smith Stock Options...............................................Section 2.3(b)
Smith Stock Rights................................................Section 2.3(b)
Smith Stockholder Approvals.......................................Section 2.5(a)
Smith Subsidiary.................................................Sectioin 2.2(a)
Smith Trustees.......................................................Section 1.9
Smith Voting Agreement..................................................Recitals
Stock Purchase Agreement................................................Recitals
Subsidiary........................................................Section 2.2(a)
Substituted Option................................................Section 5.8(c)
Superior Acquisition Proposal.....................................Section 4.3(d)
Surviving Entity..................................................Section 1.4(a)
Surviving Trust......................................................Section 1.3
Survivor Plans....................................................Section 5.8(a)
Takeover Statute....................................................Section 2.20
Tax Protection Agreements........................................Section 2.18(i)
Taxes............................................................Section 2.14(a)
Title 3...........................................................Section 1.2(c)
Title 8...........................................................Section 1.1(a)
Transfer.......................................................Section 4.3(a)(i)
Transfer and Gains Taxes.............................................Section 5.7
Welfare Plan........................................................Section 2.12

                         AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER

   THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 3, 2001, by and among ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust ("Archstone"), NEW GARDEN RESIDENTIAL TRUST, a Maryland real estate investment trust ("New Archstone"), CHARLES E. SMITH RESIDENTIAL REALTY, INC., a Maryland corporation ("Smith"), and CHARLES E. SMITH RESIDENTIAL REALTY, L.P., a Delaware limited partnership ("Smith Partnership").

   WHEREAS, Archstone, New Archstone, Smith and Smith Partnership are parties to that certain Agreement and Plan of Merger, dated as of May 3, 2001 (the "Original Agreement"), and desire to amend and restate the Original Agreement;

   WHEREAS, in order to advance the long-term strategic business interests of Archstone and Smith, the Board of Trustees of Archstone and the Board of Directors of Smith deem it advisable and in the best interests of their respective shareholders, upon the terms and subject to the conditions contained herein, that Smith shall merge with and into New Archstone with New Archstone as the surviving entity (the "Merger");

   WHEREAS, in order to advance the long-term strategic business interests of Smith Partnership, Smith, as the sole general partner of Smith Partnership, deems it advisable and in the best interests of Smith Partnership limited partners, subject to the conditions and other provisions contained herein, that, immediately after the Merger, Smith Partnership shall merge with and into Archstone Surviving Subsidiary (as defined herein) with Archstone Surviving Subsidiary as the surviving entity (the "Partnership Merger" and, together with the Merger, the "Mergers");

   WHEREAS, New Archstone is a wholly owned subsidiary of Archstone;

   WHEREAS, upon the terms and subject to the conditions set forth herein, prior to the Mergers, New Archstone shall create a wholly owned subsidiary ("Archstone Merger Sub"), and Archstone shall merge with Archstone Merger Sub, with Archstone as the surviving entity, with the shareholders of Archstone becoming the shareholders of New Archstone, and with Archstone becoming a direct, wholly owned subsidiary of New Archstone (the "Primary Archstone Merger");

   WHEREAS, upon the terms and subject to the conditions set forth herein, prior to the Mergers, Archstone shall implement an alternative structure rather than the Primary Archstone Merger pursuant to which (a) Archstone would create a wholly owned Maryland corporate subsidiary ("Archstone Corporate Subsidiary"), (b) New Archstone would create a wholly owned Maryland real estate investment trust subsidiary ("Archstone REIT"), (c) Archstone would merge with and into Archstone Corporate Subsidiary with Archstone Corporate Subsidiary as the surviving entity and with the shareholders of Archstone becoming the shareholders of Archstone Corporate Subsidiary (the "ACS Merger"),
(d) New Archstone would exchange common shares of beneficial interest and preferred shares of beneficial interest for all of the issued and outstanding shares of common stock and preferred stock of Archstone Corporate Subsidiary with the result being that Archstone Corporate Subsidiary becomes a subsidiary of New Archstone (the "Share Exchange") and (e) Archstone Corporate Subsidiary would merge with and into Archstone REIT with Archstone REIT as the surviving entity and with the shares of stock of Archstone Corporate Subsidiary being extinguished and Archstone REIT issuing shares of beneficial interest to New Archstone (the "Archstone REIT Merger" and, together with the ACS Merger and the Share Exchange, the "Alternative Archstone Merger"), as further described in Section 1.2;

   WHEREAS, the term "Archstone Merger" as used in this Agreement shall mean
(a) the Primary Archstone Merger in the case of a merger effectuated pursuant to Section 1.1 or (b) the Alternative Archstone Merger in the case of the transactions effectuated pursuant to Section 1.2;

   WHEREAS, the term "Archstone Surviving Subsidiary" shall mean (a) Archstone in the case of a merger effectuated pursuant to Section 1.1 or (b) Archstone REIT in the case of the transactions effectuated pursuant to Section 1.2;

   WHEREAS, on the business day after the Archstone Merger or as soon thereafter as practicable, it is contemplated that Archstone Surviving Subsidiary shall make a "check-the-box" election pursuant to Treasury Regulation (S) 301.7701-3(c) (the "Election") to be treated for federal income tax purposes as either a domestic eligible entity with a single owner electing to be disregarded as a separate entity or as a partnership, as applicable;

   WHEREAS, upon the terms and subject to the conditions set forth herein, on the business day after Archstone Surviving Subsidiary makes the Election or as soon thereafter as practicable, New Archstone and Smith shall execute Articles of Merger (the "REIT Articles of Merger") in such form as the parties shall mutually agree and shall file the REIT Articles of Merger in accordance with Maryland law to effectuate the Merger;

   WHEREAS, upon the terms and subject to the conditions set forth herein, immediately following the effectiveness of the Merger, Archstone Surviving Subsidiary and Smith Partnership shall execute a Certificate of Merger (the "Delaware Certificate of Merger") in such form as the parties shall mutually agree and shall file such Delaware Certificate of Merger in accordance with Delaware law to effectuate the Partnership Merger;

   WHEREAS, upon the terms and subject to the conditions set forth herein, immediately following the effectiveness of the Merger, Archstone Surviving Subsidiary and Smith Partnership shall execute Articles of Merger (the "Partnership Articles of Merger") in such form as the parties shall mutually agree and shall file the Partnership Articles of Merger in accordance with Maryland law to effectuate the Partnership Merger;

   WHEREAS, for federal income tax purposes, it is intended that each of the Merger and the Archstone Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute separate plans of reorganization under
Section 368(a) of the Code;

   WHEREAS, for federal income tax purposes the following characterization is intended for the Partnership Merger: (a) following the Archstone Merger and the Election and prior to the Partnership Merger, New Archstone will be the owner of all of the assets previously owned by Archstone, subject to all of its liabilities, (b) Smith Partnership will be deemed to have terminated under
Section 708(b)(1)(B) of the Code upon consummation of the Merger, and (c) the Partnership Merger will result in a continuation of the "new partnership" deemed to result upon the termination of Smith Partnership and the contribution by New Archstone to this "new partnership" of all of New Archstone's assets (other than the interests of Smith in this "new partnership" acquired in the Merger), subject to all of its liabilities, with this "new partnership" thereafter operating under the name Archstone-Smith Operating Trust;

   WHEREAS, Archstone, New Archstone, Smith and Smith Partnership desire to make certain representations, warranties, covenants and agreements in connection with the Archstone Merger and the Mergers;

   WHEREAS, as an inducement to Archstone and New Archstone to enter into this Agreement, (a) Smith Management Construction Partnership (the "SMCI Voting Stock Owner"), as owner of all of the voting capital stock of Smith Management Construction, Inc. ("SMCI"), and Archstone have entered into a Stock Purchase Agreement relating to the voting capital stock of SMCI (the "Stock Purchase Agreement"), pursuant to which the SMCI Voting Stock Owner has agreed to sell to a designee of Archstone, and a designee of Archstone has agreed to acquire from the SMCI Voting Stock Owner, all of the shares of outstanding voting stock of SMCI, and (b) Consolidated Engineering Services Partnership (the "CESI Voting Stock Owner," and together with the

SMCI Voting Stock Owner, the "NCS Voting Stock Owners"), Consolidated Engineering Services, Inc. ("CESI") and the various parties named therein have entered into a Recapitalization Agreement relating to a recapitalization of CESI (the "Recapitalization Agreement," and, together with Stock Purchase Agreement, the "NCS Agreements"), pursuant to which the CESI Voting Stock Owner has agreed to vote all of the shares of outstanding voting stock of CESI in favor of a recapitalization of CESI that will vest voting control of CESI in Smith Partnership prior to or upon consummation of the Partnership Merger;

   WHEREAS, prior to the Merger Closing (as defined herein) and as an inducement to Smith, Archstone and New Archstone to enter into this Agreement and consummate the transactions herein, Archstone, New Archstone and Messrs. Robert H. Smith and Robert P. Kogod, will enter into a Shareholders Agreement in the form attached hereto as Exhibit A (the "Shareholders Agreement"), pursuant to which Messrs. Robert H. Smith and Robert P. Kogod will have certain rights with respect to the continued business and operation of the Surviving Trust and the Surviving Entity (each as defined herein);

   WHEREAS, as an inducement to Archstone and New Archstone to enter into this Agreement, each director of Smith has entered into a voting agreement (each, a "Smith Voting Agreement"), pursuant to which such person has agreed, among other things, to vote his or her shares of Smith Common Stock and Smith OP Units (each as defined herein) to approve this Agreement, the Mergers and any other matter which requires his or her vote in connection with the transactions contemplated by this Agreement; and

   WHEREAS, as an inducement to Smith to enter into this Agreement, each trustee of Archstone has entered into a voting agreement (each, an "Archstone Voting Agreement"), pursuant to which such person has agreed, among other things, to vote his or her Archstone Common Shares (as defined herein) to approve this Agreement, the Archstone Merger, the Mergers and any other matter which requires his or her vote in connection with the transactions contemplated by this Agreement.

   NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                      THE ARCHSTONE MERGER AND THE MERGERS

   1.1 The Primary Archstone Merger.

     (a) Subject to Section 1.2, upon the terms and subject to the conditions of this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), and other applicable state law, on the Archstone Closing Date (as defined herein), Archstone Merger Sub shall be merged with Archstone with Archstone as the surviving entity and with New Archstone acquiring all outstanding shares of beneficial interest of Archstone and the holders of shares of beneficial interest in Archstone receiving shares of beneficial interest in New Archstone, as follows:

       (i) Each common share of beneficial interest, par value $1.00 per share, of Archstone, together with the associated Right (as defined in the Rights Agreement between Archstone and Chemical Bank, dated as of July 21, 1994, as amended) (collectively, the "Archstone Common Shares") issued and outstanding immediately prior to the effective time of the Archstone Merger shall be automatically converted into the right to receive one common share of beneficial interest, par value $.01 per share, of New Archstone, together with a right under the New Archstone Rights Agreement to be adopted by New Archstone prior to the Archstone Closing (collectively, the "New Archstone Common Shares"). The "New Archstone Rights Agreement" shall mean the rights agreement to be adopted by the New Archstone Board of Trustees prior to the Archstone Closing, the form and substance of which is subject to Smith's approval, which approval shall not be unreasonably withheld or delayed.

       (ii) Each Cumulative Convertible Series A Preferred Share of Beneficial Interest of Archstone ("Archstone Series A Preferred Shares") issued and outstanding immediately prior to the effective time of the Archstone Merger shall be automatically converted into the right to receive one Cumulative Convertible Series A Preferred Share of Beneficial Interest of New Archstone ("New Archstone Series A Preferred Shares").

       (iii) Each Series C Cumulative Redeemable Preferred Share of Beneficial Interest of Archstone ("Archstone Series C Preferred Shares") issued and outstanding immediately prior to the effective time of the Archstone Merger shall be automatically converted into the right to receive one Series C Cumulative Redeemable Preferred Share of Beneficial Interest of New Archstone ("New Archstone Series C Preferred Shares").

       (iv) Each Series D Cumulative Redeemable Preferred Share of Beneficial Interest of Archstone ("Archstone Series D Preferred Shares") issued and outstanding immediately prior to the effective time of the Archstone Merger shall be automatically converted into the right to receive one Series D Cumulative Redeemable Preferred Share of Beneficial Interest of New Archstone ("New Archstone Series D Preferred Shares").

       (v) Each Cumulative Redeemable Perpetual Series E Preferred Share of Beneficial Interest of Archstone ("Archstone Series E Preferred Shares") issued and outstanding immediately prior to the effective time of the Archstone Merger, if any, shall be automatically converted into the right to receive one Cumulative Redeemable Perpetual Series E Preferred Share of Beneficial Interest of New Archstone ("New Archstone Series E Preferred Shares").

       (vi) Each Cumulative Redeemable Perpetual Series F Preferred Share of Beneficial Interest of Archstone ("Archstone Series F Preferred Shares") issued and outstanding immediately prior to the effective time of the Archstone Merger, if any, shall be automatically converted into the right to receive one Cumulative Redeemable Perpetual Series F Preferred Share of Beneficial Interest of New Archstone ("New Archstone Series F Preferred Shares").

       (vii) Each Cumulative Redeemable Perpetual Series G Preferred Share of Beneficial Interest of Archstone ("Archstone Series G Preferred Shares") issued and outstanding immediately prior to the effective time of the Archstone Merger, if any, shall be automatically converted into the right to receive one Cumulative Redeemable Perpetual Series G Preferred Share of Beneficial Interest of New Archstone ("New Archstone Series G Preferred Shares").

     (b) In addition, pursuant to the Archstone Surviving Subsidiary Declaration of Trust and the New Archstone Declaration of Trust (each as defined herein):

       (i) Each 8.375% Cumulative Redeemable Perpetual Series E Preferred Unit of Archstone Communities Limited Partnership ("Archstone Series E Preferred Units") issued and outstanding immediately prior to the effective time of the Primary Archstone Merger, if any, shall continue to be convertible into one Archstone Series E Preferred Share and each Archstone Series E Preferred Share (whether or not outstanding) shall become convertible into one New Archstone Series E Preferred Share.

       (ii) Each 8.125% Cumulative Redeemable Perpetual Series F Preferred Unit of Archstone Communities Limited Partnership II ("Archstone Series F Preferred Units") issued and outstanding immediately prior to the effective time of the Primary Archstone Merger, if any, shall continue to be convertible into one Archstone Series F Preferred Share and each Archstone Series F Preferred Share (whether or not outstanding) shall become convertible into one New Archstone Series F Preferred Share.

       (iii) Each 8.625% Cumulative Redeemable Series G Preferred Unit of Archstone Communities Limited Partnership II ("Archstone Series G Preferred Units") issued and outstanding immediately prior to the effective time of the Primary Archstone Merger, if any, shall continue to be convertible into one Archstone Series G Preferred Share and each Archstone Series G Preferred Share (whether or not outstanding) shall become convertible into one New Archstone Series G Preferred Share.

   As used herein, "Archstone Existing Preferred Shares" means, collectively, Archstone Series A Preferred Shares, Archstone Series C Preferred Shares, Archstone Series D Preferred Shares, Archstone Series E Preferred Shares, Archstone Series F Preferred Shares and Archstone Series G Preferred Shares and "New Archstone Existing Preferred Shares" means, collectively, New Archstone Series A Preferred Shares, New Archstone Series C Preferred Shares, New Archstone Series D Preferred Shares, New Archstone Series E Preferred Shares, New Archstone Series F Preferred Shares and New Archstone Series G Preferred Shares.

     (c) Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 8 and other applicable state law, upon the Primary Archstone Merger, New Archstone shall receive securities in Archstone in the same number and of the same class or series as the securities of Archstone outstanding immediately prior to the effective time of the Archstone Merger, with the rights, privileges, and preferences set forth in the Archstone Declaration of Trust in effect on the date hereof (the "Archstone Declaration of Trust").

     (d) For federal income tax purposes, it is intended that the Primary Archstone Merger shall qualify as reorganization under Section 368
  (a)(1)(F) of the Code.

   1.2 Alternative Structure of the Archstone Merger.

     (a) In the event that (i) (A) the Proposed Archstone Charter Amendments (as defined herein) are disapproved at the duly convened Archstone Shareholders Meeting (as defined herein), or otherwise are not approved by holders of a majority of the Archstone Common Shares entitled to vote within 110 days after the matter is submitted for their approval (but in no event later than March 1, 2002) or (B) the holders of a majority of the Archstone Common Shares entitled to vote approve the Proposed Archstone Charter Amendments but the Primary Archstone Merger shall not have been consummated within sixty (60) days after the receipt of such approval, and
  (ii) the holders of a majority of the Archstone Common Shares entitled to vote approve the Archstone Merger, then the Archstone Merger shall be effectuated through the Alternative Archstone Merger as set forth in this
  Section 1.2.

     (b) Archstone shall form Archstone Corporate Subsidiary and New Archstone shall form Archstone REIT.

     (c) Upon the terms and subject to the conditions of this Agreement and in accordance with Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 3"), and Title 8, on the Archstone Closing Date, Archstone shall merge with and into Archstone Corporate Subsidiary with Archstone Corporate Subsidiary as the surviving entity and the holders of shares of beneficial interest in Archstone receiving shares of stock in Archstone Corporate Subsidiary, as follows:

       (i) Each Archstone Common Share issued and outstanding immediately prior to the effective time of the ACS Merger shall be automatically converted into the right to receive one share of common stock, par value $.01 per share, of Archstone Corporate Subsidiary ("ACS Common Shares"). The ACS Common Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to those of the Archstone Common Shares outstanding on the date hereof except that the ACS Common Shares shall not have an associated right similar to the Right.

       (ii) Each Archstone Series A Preferred Share issued and outstanding immediately prior to the effective time of the ACS Merger shall be automatically converted into the right to receive one share of Cumulative Convertible Series A Preferred Stock of Archstone Corporate Subsidiary ("ACS Series A Preferred Shares"). The ACS Series A Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to those of the Archstone Series A Preferred Shares outstanding on the date hereof.

       (iii) Each Archstone Series C Preferred Share issued and outstanding immediately prior to the effective time of the ACS Merger shall be automatically converted into the right to receive one share of Series C Cumulative Redeemable Preferred Stock of Archstone Corporate Subsidiary ("ACS Series C Preferred Shares"). The ACS Series C Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to those of the Archstone Series C Preferred Shares outstanding on the date hereof.

       (iv) Each Archstone Series D Preferred Share issued and outstanding immediately prior to the effective time of the ACS Merger shall be automatically converted into the right to receive one share of Series D Cumulative Redeemable Preferred Stock of Archstone Corporate Subsidiary ("ACS Series D Preferred Shares"). The ACS Series D Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to those of the Archstone Series D Preferred Shares outstanding on the date hereof.

       (v) Each Archstone Series E Preferred Share issued and outstanding immediately prior to the effective time of the ACS Merger, if any, shall be automatically converted into the right to receive one share of Cumulative Redeemable Perpetual Series E Preferred Stock of Archstone Corporate Subsidiary ("ACS Series E Preferred Shares"). The ACS Series E Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to those of the Archstone Series E Preferred Shares outstanding on the date hereof. Each Archstone Series E Preferred Unit issued and outstanding immediately prior to the effective time of the ACS Merger shall become convertible into one ACS Series E Preferred Share.

       (vi) Each Archstone Series F Preferred Share issued and outstanding immediately prior to the effective time of the ACS Merger, if any, shall be automatically converted into the right to receive one share of Cumulative Redeemable Perpetual Series F Preferred Stock of Archstone Corporate Subsidiary ("ACS Series F Preferred Shares"). The ACS Series F Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to those of the Archstone Series F Preferred Shares outstanding on the date hereof. Each Archstone Series F Preferred Unit issued and outstanding immediately prior to the effective time of the ACS Merger shall become convertible into one ACS Series F Preferred Share.

       (vii) Each Archstone Series G Preferred Share issued and outstanding immediately prior to the effective time of the ACS Merger, if any, shall be automatically converted into the right to receive one share of Cumulative Redeemable Perpetual Series G Preferred Stock of Archstone Corporate Subsidiary ("ACS Series G Preferred Shares"). The ACS Series G Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to those of the Archstone Series G Preferred Shares outstanding on the date hereof. Each Archstone Series G Preferred Unit issued and outstanding immediately prior to the effective time of the ACS Merger shall become convertible into one ACS Series G Preferred Share.

   As used herein, "ACS Preferred Shares" means, collectively, ACS Series A Preferred Shares, ACS Series C Preferred Shares, ACS Series D Preferred Shares, ACS Series E Preferred Shares, ACS Series F Preferred Shares and ACS Series G Preferred Shares.

     (d) Upon the terms and subject to the conditions of this Agreement, and in accordance with applicable state laws, Archstone Corporate Subsidiary and New Archstone shall then enter into a share exchange in accordance with Title 3 and other applicable state law, pursuant to which New Archstone shall issue shares of beneficial interest in New Archstone to the holders of ACS Common Shares and ACS Preferred Shares, as follows:

       (i) Each ACS Common Share issued and outstanding immediately prior to the effective time of the Share Exchange shall be exchanged for one New Archstone Common Share.

       (ii) Each ACS Series A Preferred Share issued and outstanding immediately prior to the effective time of the Share Exchange, if any, shall be exchanged for one New Archstone Series A Preferred Share.

       (iii) Each ACS Series C Preferred Share issued and outstanding immediately prior to the effective time of the Share Exchange shall be exchanged for one New Archstone Series C Preferred Share.

       (iv) Each ACS Series D Preferred Share issued and outstanding immediately prior to the effective time of the Share Exchange shall be exchanged for one New Archstone Series D Preferred Share.

       (v) Each ACS Series E Preferred Share issued and outstanding immediately prior to the effective time of the Share Exchange, if any, shall be exchanged for one New Archstone Series E Preferred Share.

       (vi) Each ACS Series F Preferred Share issued and outstanding immediately prior to the effective time of the Share Exchange shall be exchanged for one New Archstone Series F Preferred Share.

       (vii) Each ACS Series G Preferred Share issued and outstanding immediately prior to the effective time of the Share Exchange shall be exchanged for one New Archstone Series G Preferred Share.

     (e) Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 3 and Title 8, Archstone Corporate Subsidiary shall then merge with and into Archstone REIT, with Archstone REIT as the surviving entity, with the ACS Common Shares and the ACS Preferred Shares being extinguished and with Archstone REIT issuing the following shares of beneficial interest to New Archstone:

       (i) a number of Common Shares of Beneficial Interest, par value $0.01 per share, of Archstone REIT ("Archstone Surviving Subsidiary Common Shares") so that the number of Archstone Surviving Subsidiary Common Shares issued and outstanding immediately after the Archstone REIT Merger is equal the number of ACS Common Shares issued and outstanding immediately prior to the Archstone REIT Merger;

       (ii) a number of Cumulative Convertible Series A Preferred Shares of Beneficial Interest of Archstone REIT ("Archstone Surviving Subsidiary Series A Preferred Shares") equal to the number of ACS Series A Preferred Shares being cancelled;

       (iii) a number of Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of Archstone REIT ("Archstone Surviving Subsidiary Series C Preferred Shares") equal to the number of ACS Series C Preferred Shares being cancelled;

       (iv) a number of Series D Cumulative Redeemable Preferred Shares of Beneficial Interest of Archstone REIT ("Archstone Surviving Subsidiary Series D Preferred Shares") equal to the number of ACS Series D Preferred Shares being cancelled;

       (v) a number of Cumulative Redeemable Perpetual Series E Preferred Shares of Beneficial Interest of Archstone REIT ("Archstone Surviving Subsidiary Series E Preferred Shares") equal to the number of ACS Series E Preferred Shares being cancelled, if any;

       (vi) a number of Cumulative Redeemable Perpetual Series F Preferred Shares of Beneficial Interest of Archstone REIT ("Archstone Surviving Subsidiary Series F Preferred Shares") equal to the number of ACS Series F Preferred Shares being cancelled, if any; and

       (vii) a number of Cumulative Redeemable Perpetual Series G Preferred Shares of Beneficial Interest of Archstone REIT ("Archstone Surviving Subsidiary Series G Preferred Shares") equal to the number of ACS Series G Preferred Shares being cancelled, if any;

     (f) In addition, pursuant to the Archstone Surviving Subsidiary Declaration of Trust and the New Archstone Declaration of Trust:

       (i) Each Archstone Series E Preferred Unit issued and outstanding immediately prior to the effective time of the Archstone REIT Merger shall become convertible into one Archstone Surviving Subsidiary Series E Preferred Share and each Archstone Series E Preferred Share (whether or not outstanding) shall become convertible into one New Archstone Series E Preferred Share.

       (ii) Each Archstone Series F Preferred Unit issued and outstanding immediately prior to the effective time of the Archstone REIT Merger shall become convertible into one Archstone Surviving Subsidiary Series F Preferred Share and each Archstone Series F Preferred Share (whether or not outstanding) shall become convertible into one New Archstone Series F Preferred Share.

       (iii) Each Archstone Series G Preferred Unit issued and outstanding immediately prior to the effective time of the Archstone REIT Merger shall become convertible into one Archstone Surviving Subsidiary Series G Preferred Share and each Archstone Series G Preferred Share (whether or not outstanding) shall become convertible into one New Archstone Series G Preferred Share.

     (g) For federal income tax purposes, it is intended that the Alternative Archstone Merger (including the ACS Merger, the Share Exchange and the Archstone REIT Merger) shall qualify as one or more reorganizations under
  Section 368 (a)(1)(F) of the Code.

   1.3 The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 3 and Title 8, on the business day after Archstone Surviving Subsidiary makes the Election, or as soon thereafter as practicable, Smith shall be merged with and into New Archstone, with New Archstone surviving as a Maryland real estate investment trust (the "Surviving Trust") and the holders of shares of stock in Smith receiving shares of beneficial interest in New Archstone, as set forth in Section 1.12(b). The name of the Surviving Trust shall be "Archstone-Smith Trust."

     (b) For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368 (a)(1)(A) of the Code.

   1.4 The Partnership Merger.

     (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 8 and Title 6, Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (the "DRULPA"), immediately after the effectiveness of the Merger, Smith Partnership shall be merged with and into Archstone Surviving Subsidiary with Archstone Surviving Subsidiary as the surviving entity (the "Surviving Entity"), and with holders of partnership interests in Smith receiving shares of beneficial interest in Archstone Surviving Subsidiary, as set forth in
  Section 1.12(a). The name of the Surviving Entity shall be "Archstone-Smith Operating Trust."

     (b) For federal income tax purposes, it is intended that the Partnership Merger have the characterization set forth in the fourteenth "WHEREAS" clause above. If, notwithstanding such intended characterization, the Partnership Merger is treated as a merger of two partnerships within the meaning of the regulation under Section 708(b)(1)(A) of the Code, pursuant to Treasury Regulation (S) 1.708-1(c)(3), Smith Partnership and Archstone intend that the Partnership Merger be treated as an "assets over" form of merger, with the consequences set forth in Treasury Regulation (S) 1.708-1(c)(3)(i). In addition, if and to the extent that any transaction entered into pursuant to this Agreement or otherwise deemed undertaken in connection with the transactions contemplated by this Agreement is treated for federal income tax purposes as a direct or indirect transfer of cash from Archstone Surviving Subsidiary to a holder of

  Smith OP Units or Smith Preferred OP Units (as defined herein) that would be characterized as a sale for federal income tax purposes, pursuant to Treasury Regulation (S) 1.708-1(c)(4) such sale shall be treated by all parties as a sale by the former holder of Smith OP Units or Smith Preferred OP Units receiving (or deemed to receive) such cash of Smith OP Units or Smith Preferred OP Units to Archstone Surviving Subsidiary and as a direct purchase by Archstone Surviving Subsidiary of such Smith OP Units or Smith Preferred OP Units from such former holder of Smith OP Units or Smith Preferred OP Units immediately prior to the Partnership Merger (and not as a transfer of cash from Archstone Surviving Subsidiary to Smith Partnership as part of the Partnership Merger). Each holder of Smith OP Units or Smith Preferred OP Units who receives, directly or indirectly, any cash in connection with the Partnership Merger shall be deemed by such holder's act of receiving and accepting such cash, to have agreed to the characterization of such transaction set forth in the immediately preceding sentence for purposes of Treasury Regulation (S) 1.708-1 (c)(4).

   1.5 Closings. The closing of the Archstone Merger (the "Archstone Closing") will take place commencing at 9:00 a.m., local time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of each of the conditions set forth in Section
6.1 (the "Archstone Closing Date"), at the offices of Mayer, Brown & Platt, 190 South LaSalle, Chicago, Illinois 60603, unless another date or place is agreed to in writing by the parties. The closing of the Mergers (the "Merger Closing") will take place commencing at 9:00 a.m., local time, on the second business day after the Archstone Merger or as soon thereafter as practicable after satisfaction or waiver of the conditions set forth in Sections 6.1, 6.2 and 6.3 (the "Merger Closing Date"), at the offices of Mayer, Brown & Platt, 190 South LaSalle, Chicago, Illinois 60603, unless another date or place is agreed to in writing by the parties.

   1.6 Effective Time. On the Archstone Closing Date, (a) in the case of an Archstone Merger effectuated in the form of the Primary Archstone Merger, Archstone and Archstone Merger Sub shall execute and file all necessary certificates or articles of merger in connection with the Primary Archstone Merger in accordance with Title 8 and other applicable state law and shall make all other filings and recordings required under Title 8 and other applicable state law or (b) in the case of an Archstone Merger effectuated in the form of the Alternative Archstone Merger, (i) Archstone and Archstone Corporate Subsidiary shall execute and file all necessary certificates or articles of merger in connection with the ACS Merger in accordance with Title 3 and Title 8 and shall make all other filings and recordings required under Title 3 and Title 8; (ii) Archstone Corporate Subsidiary and New Archstone shall make all filings and recordings required under Title 3 and Title 8 in connection with the Share Exchange; and (iii) Archstone Corporate Subsidiary and Archstone REIT shall execute and file all necessary certificates or articles of merger in connection with the Archstone REIT Merger in accordance with Title 3 and Title 8 and shall make all other filings and recordings required under Title 3 and Title 8. On the Merger Closing Date, (a) New Archstone and Smith shall execute and file the REIT Articles of Merger, executed in accordance with Title 3 and Title 8 with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall make all other filings and recordings required under Title 3 or Title 8 and (b) Archstone Surviving Subsidiary and Smith Partnership shall then execute and file the Delaware Certificate of Merger, executed in accordance with the DRULPA, with the Office of the Secretary of State of the State of Delaware and execute and file the Partnership Articles of Merger, executed in accordance with Title 8, with the Department, and shall make all other filings and recordings required under the DRULPA or Title 8. The Merger shall become effective upon the acceptance for record by the Department of the REIT Articles of Merger or, if later, the date and time specified in the REIT Articles of Merger. The Partnership Merger shall become effective upon the latest of (i) the filing of the Delaware Certificate of Merger with the Office of the Secretary of State of the State of Delaware, (ii) the acceptance for record by the Department of the Partnership Articles of Merger or (iii) the date and time specified in the Delaware Certificate of Merger or the Partnership Articles of Merger. The time that the Merger and the Partnership Merger shall become effective shall each be referred to as an "Effective Time" and collectively as the "Effective Times." Unless otherwise agreed, the parties shall cause the Effective Times to occur on the Merger Closing Date, with not less than one hour between the Effective Time of the Merger and the Effective Time of the Partnership Merger.

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

   1.7 Effect of Partnership Merger on Smith Agreement of Limited Partnership and Archstone Surviving Subsidiary Declaration of Trust and Bylaws. The Amended and Restated Agreement of Limited Partnership, as amended, of Smith Partnership, as in effect immediately prior to the Effective Time of the Partnership Merger (the "Smith Partnership Agreement"), shall terminate at the Effective Time of the Partnership Merger. The Amended and Restated Declaration of Trust of Archstone Surviving Subsidiary in the form attached hereto as Exhibit B (the "Archstone Surviving Subsidiary Declaration of Trust") and the Amended and Restated Bylaws of Archstone Surviving Subsidiary in the form attached hereto as Exhibit C (the "Archstone Surviving Subsidiary Bylaws"), shall be in effect as of the Effective Time of the Partnership Merger and shall continue in full force and effect after the Partnership Merger until further amended in accordance with applicable Maryland law and the terms thereof.

   1.8 Effect of Merger on Smith Articles of Incorporation and Bylaws and New Archstone Declaration of Trust and Bylaws. The Amended and Restated Articles of Incorporation, as amended, of Smith, as in effect immediately prior to the Effective Time of the Merger (the "Smith Articles of Incorporation"), and the Amended and Restated Bylaws, as amended, of Smith, as in effect immediately prior to the Effective Time of the Merger (the "Smith Bylaws"), shall terminate at the Effective Time of the Merger. The Amended and Restated Declaration of Trust of New Archstone in the form attached hereto as Exhibit D (the "New Archstone Declaration of Trust") and the Amended and Restated Bylaws of New Archstone in the form attached hereto as Exhibit E (the "New Archstone Bylaws"), shall be in effect as of the Effective Time of the Merger and shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law and the terms thereof.

   1.9 Trustees of New Archstone. The trustees of New Archstone following the Merger shall consist of the trustees of New Archstone immediately prior to the Effective Time of the Merger, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal, together with Robert H. Smith, Robert P. Kogod and Ernest A. Gerardi (collectively, the "Smith Trustees"), each of whom shall, as of the Effective Time of the Merger, become a trustee of New Archstone. Mr. Robert H. Smith's term shall expire in 2003. Mr. Robert P. Kogod's term shall expire in 2002. Mr. Ernest A. Gerardi's term shall expire in 2004. Following their election as trustees, the Smith Trustees shall serve for their designated terms and such subsequent terms as set forth in the Shareholders Agreement, subject to their earlier death, resignation or removal and subject to the rights of the Smith Trustees as set forth in the Shareholders Agreement. As of the Effective Time of the Merger, the number of trustees constituting the executive committee of New Archstone's Board of Trustees (the "Executive Committee") shall be increased in accordance with the terms of the Shareholders Agreement and each of Messrs. Robert H. Smith and Robert P. Kogod shall be appointed as members of the Executive Committee as provided for in the Shareholders Agreement.

   1.10 Effect of Archstone Merger and Merger on Capital Stock and Shares of Beneficial Interest.

     (a) The effect of the Archstone Merger shall be as provided in the applicable certificate or articles of merger in such form as the parties hereto shall mutually agree and as set forth in Section 1.1 (in the case of a merger effectuated in the form of the Primary Archstone Merger) or
  Section 1.2 (in the case of a merger effectuated in the form of the Alternative Archstone Merger).

     (b) The effect of the Merger on the shares of stock of Smith shall be as provided in the REIT Articles of Merger and in Section 1.12(b). The Merger shall not change the shares of beneficial interest of New Archstone outstanding immediately prior to the Merger.

   1.11 Effect of Partnership Merger on Partnership Interests and Shares of Beneficial Interest. The effect of the Partnership Merger on the partnership interests of Smith Partnership shall be as provided in the Delaware Certificate of Merger, the Partnership Articles of Merger and in Section 1.12(a). The Partnership Merger shall not change the shares of beneficial interest of Archstone Surviving Subsidiary outstanding immediately prior to the Partnership Merger.

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

   1.12 Partnership Merger Consideration; Merger Consideration.

     (a) Partnership Merger Consideration. The consideration to be paid to holders of Partnership Units (as defined in the Smith Partnership Agreement) and Partnership Interests (as defined in the Smith Partnership Agreement) of Smith Partnership in the Partnership Merger (collectively, the "Partnership Merger Consideration") is as follows:

       (i) Each Class A Partnership Unit of Smith Partnership ("Class A Smith OP Units"), outstanding immediately prior to the Effective Time of the Partnership Merger shall be converted into the right to receive
    1.975 Class A Shares of Beneficial Interest of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Class A Shares"). The Archstone Surviving Subsidiary Class A Shares issued to the holders of Class A Smith OP Units (other than New Archstone, as the successor to Smith in the Merger) will be in the Partnership Merger denominated as Class A-1 Shares of Beneficial Interest of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Class A-1 Shares"). The Archstone Surviving Subsidiary Class A Shares issued to New Archstone (as the successor to Smith in the Merger) will be denominated as Class A-2 Shares of Beneficial Interest of Archstone Surviving Subsidiary. The holders of the Archstone Surviving Subsidiary Class A-1 Shares issued in the Partnership Merger shall be entitled to redeem such Archstone Surviving Subsidiary Class A-1 Shares immediately following the consummation of the Partnership Merger (and thereafter) pursuant to the terms of the Archstone Surviving Subsidiary Declaration of Trust, except that for purposes of the exchange provisions thereof such Archstone Surviving Subsidiary Class A-1 Shares shall be deemed to have been issued as of the date the related Class A Smith OP Units were issued by Smith Partnership (or if earlier, one year prior to the Effective Time of the Partnership Merger);

       (ii) Each Class B Partnership Unit of Smith Partnership, if any ("Class B Smith OP Units" and together with the Class A Smith OP Units, the "Smith OP Units"), outstanding immediately prior to the Effective Time of the Partnership Merger shall be converted into the right to receive 1.975 Class B Shares of Beneficial Interest of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Class B Shares");

       (iii) Each Series A Cumulative Convertible Redeemable Preferred Unit (as defined in the Smith Partnership Agreement) of Smith Partnership ("Smith Series A Preferred OP Unit") outstanding immediately prior to the Effective Time of the Partnership Merger, if any, shall be converted into the right to receive one Series H Cumulative Convertible Redeemable Preferred Share of Beneficial Interest (as defined in the Archstone Surviving Subsidiary Declaration of Trust) of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Series H Preferred Shares");

       (iv) Each Series C Cumulative Redeemable Preferred Unit (as defined in the Smith Partnership Agreement) of Smith Partnership ("Smith Series C Preferred OP Unit") outstanding immediately prior to the Effective Time of the Partnership Merger, if any, shall be converted into the right to receive one Series I Cumulative Redeemable Preferred Share of Beneficial Interest (as defined in the Archstone Surviving Subsidiary Declaration of Trust) of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Series I Preferred Shares");

       (v) Each Series E Cumulative Convertible Redeemable Preferred Unit (as defined in the Smith Partnership Agreement) of Smith Partnership ("Smith Series E Preferred OP Unit") outstanding immediately prior to the Effective Time of the Partnership Merger, if any, shall be converted into the right to receive one Series J Cumulative Convertible Redeemable Preferred Share of Beneficial Interest (as defined in the Archstone Surviving Subsidiary Declaration of Trust) of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Series J Preferred Shares");

       (vi) Each Series F Cumulative Redeemable Preferred Unit (as defined in the Smith Partnership Agreement) of Smith Partnership ("Smith Series F Preferred OP Unit") outstanding immediately prior to the Effective Time of the Partnership Merger, if any, shall be converted into the right to receive one Series K Cumulative Redeemable Preferred Share of Beneficial Interest (as defined in the

    Archstone Surviving Subsidiary Declaration of Trust) of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Series K Preferred Shares");

       (vii) Each Series G Cumulative Convertible Redeemable Preferred Unit (as defined in the Smith Partnership Agreement) of Smith Partnership ("Smith Series G Preferred OP Unit") outstanding immediately prior to the Effective Time of the Partnership Merger, if any, shall be converted into the right to receive one Series L Cumulative Convertible Redeemable Preferred Share of Beneficial Interest (as defined in the Archstone Surviving Subsidiary Declaration of Trust) of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Series L Preferred Shares"); and

       (viii) Each Series H Cumulative Redeemable Preferred Unit (as defined in the Smith Partnership Agreement) of Smith Partnership ("Smith Series H Preferred OP Unit") outstanding immediately prior to the Effective Time of the Partnership Merger, if any, shall be converted into the right to receive one Series M Cumulative Redeemable Preferred Share of Beneficial Interest (as defined in the Archstone Surviving Subsidiary Declaration of Trust) of Archstone Surviving Subsidiary ("Archstone Surviving Subsidiary Series M Preferred Shares").

   As used herein, "Smith Preferred OP Units" means, collectively, Smith Series A Preferred OP Units, Smith Series C Preferred OP Units, Smith Series E Preferred OP Units, Smith Series F Preferred OP Units, Smith Series G Preferred OP Units and Smith Series H Preferred OP Units.

     (b) Merger Consideration. The consideration to be paid to holders of stock of Smith in the Merger (collectively, the "Merger Consideration") is as follows:

       (i) Each share of common stock, par value $0.01 per share, together with the associated preferred stock purchase right of Smith ("Smith Common Stock"), issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 1.975 validly issued, fully paid and nonassessable New Archstone Common Shares together with a right under the New Archstone Rights Agreement.

       (ii) Each share of Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $27.08 per share, of Smith ("Smith Series A Preferred Share") issued and outstanding immediately prior to the Effective Time of the Merger, if any, shall be converted into the right to receive one Series H Cumulative Convertible Redeemable Preferred Share of Beneficial Interest, $0.01 par value per share, liquidation preference $27.08 per share, of New Archstone ("New Archstone Series H Preferred Share").

       (iii) Each share of Series C Convertible Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $100,000 per share, of Smith ("Smith Series C Preferred Share") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series I Cumulative Convertible Redeemable Preferred Share of Beneficial Interest, $0.01 par value per share, liquidation preference $100,000 per share, of New Archstone ("New Archstone Series I Preferred Share").

       (iv) Each share of Series E Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $36.50 per share, of Smith ("Smith Series E Preferred Share") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series J Cumulative Convertible Redeemable Preferred Share of Beneficial Interest, $0.01 par value per share, liquidation preference $36.50 per share, of New Archstone ("New Archstone Series J Preferred Share").

       (v) Each share of Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $37.50 per share, of Smith ("Smith Series F Preferred Shares") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series K Cumulative Convertible Redeemable Preferred Share of Beneficial Interest, $0.01 par value per share, liquidation preference $37.50 per share, of New Archstone ("New Archstone Series K Preferred Share").

       (vi) Each share of Series G Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $39.00 per share, of Smith ("Smith Series G Preferred Share") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series L Cumulative Convertible Redeemable Preferred Share of Beneficial Interest, $0.01 par value per share, liquidation preference $39.00 per share, of New Archstone ("New Archstone Series L Preferred Share").

       (vii) Each share of Series H Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share, of Smith ("Smith Series H Preferred Share") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series M Preferred Share of Beneficial Interest, $0.01 par value per share, liquidation preference $25.00, of New Archstone ("New Archstone Series M Preferred Share"). As used herein, (i) "Smith Preferred Stock" means, collectively, Smith Series A Preferred Shares, Smith Series C Preferred Shares, Smith Series E Preferred Shares, Smith Series F Preferred Shares, Smith Series G Preferred Shares and Smith Series H Preferred Shares and (ii) "New Archstone Preferred Shares" means, collectively, New Archstone Series H Preferred Shares, New Archstone Series I Preferred Shares, New Archstone Series J Preferred Shares, New Archstone Series K Preferred Shares, New Archstone Series L Preferred Shares and New Archstone Series M Preferred Shares.

       (viii) All shares of Smith Common Stock, together with the associated Smith Right, when so converted as provided in Section 1.12(b)(i), and all shares of Smith Preferred Stock, when so converted as provided in Sections 1.12(b)(ii)-(vii), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with Section 1.15(c), as applicable,
    (A) any dividends and other distributions in accordance with Section 1.15(d), (B) certificates representing the New Archstone Common Shares into which such shares of Smith Common Stock are converted pursuant to
    Section 1.12(b)(i), (C) certificates representing the New Archstone Series H Preferred Shares into which Smith Series A Preferred Shares are converted pursuant to Section 1.12(b)(ii), if any, (D) certificates representing the New Archstone Series I Preferred Shares into which Smith Series C Preferred Shares are converted pursuant to
    Section 1.12(b)(iii), (E) certificates representing the New Archstone Series J Preferred Shares into which Smith Series E Preferred Shares are converted pursuant to Section 1.12(b)(iv), (F) certificates representing the New Archstone Series K Preferred Shares into which Smith Series F Preferred Shares are converted pursuant to Section 1.2(b)(v), (G) certificates representing the New Archstone Series L Preferred Shares into which Smith Series G Preferred Shares are converted pursuant to Section 1.12(b)(vi), (H) certificates representing the New Archstone Series M Preferred Shares into which Smith Series H Preferred Shares are converted pursuant to Section 1.12(b)(vii), and (I) any cash, without interest, in lieu of fractional New Archstone Common Shares to be issued or paid in consideration for Smith Common Stock upon the surrender of such Certificate in accordance with Sections 1.15(d) and 1.15(h).

   1.13 Partner Approval. Smith shall (a) seek the requisite approval of the partners of Smith Partnership of this Agreement, the Merger, the withdrawal of Smith as general partner, and the Partnership Merger to the extent required by the Smith Partnership Agreement or applicable law and (b) seek an amendment to
Section 11.2 of the Smith Partnership Agreement and any other provisions thereof necessary to effectuate the transactions contemplated by this Agreement (collectively, the "Smith Partner Approvals").

   1.14 Appraisal or Dissenters Rights. The holders of Smith Common Stock, Smith Preferred Stock, Smith OP Units, Smith Preferred OP Units, Archstone Common Shares, Archstone Existing Preferred Shares, New Archstone Common Shares, New Archstone Existing Preferred Shares, ACS Common Shares, ACS Preferred Shares, Archstone Surviving Subsidiary Common Shares or Archstone Surviving Subsidiary Preferred

Shares are not entitled under applicable law to appraisal, dissenters or similar rights as a result of the Archstone Merger or the Mergers.

   1.15 Exchange of Certificates in Merger; Pre-Closing Dividends; Fractional Shares.

     (a) Archstone Merger. Each of the shares of beneficial interest of New Archstone issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding. Each certificate previously representing shares of beneficial interest of Archstone shall, after the Archstone Merger, represent shares of beneficial interest of New Archstone.

     (b) Exchange Agent. Prior to the Effective Time of the Merger, New Archstone shall appoint Chase Mellon Shareholder Services, LLC as the exchange agent, or another bank or trust company reasonably acceptable to Smith, to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding shares of Smith Common Stock and each series of Smith Preferred Stock.

     (c) New Archstone to Provide Merger Consideration; Smith to Provide Funds for Smith Dividend. New Archstone shall provide to the Exchange Agent on or before the Effective Time of the Merger, for the benefit of the holders of Smith Common Stock and each series of Smith Preferred Stock, the Merger Consideration issuable in exchange for the issued and outstanding Smith Common Stock and each series of Smith Preferred Stock pursuant to
  Section 1.12, together with any cash required to make payments in lieu of any fractional shares pursuant to Section 1.15(h) (the "Exchange Fund"). The Exchange Agent (or other depository acting for the benefit of the Exchange Agent) shall invest any cash included in the Exchange Fund as directed by New Archstone, on a daily basis. Any interest or other income resulting from such investments shall be paid to New Archstone. Smith shall provide to the Exchange Agent not later than one business day prior to the Effective Time of the Merger, for the benefit of the holders of Smith Common Stock and each series of Smith Preferred Stock, cash payable in respect of any dividends required pursuant to Section 1.15(e)(i). Such cash shall be invested in accordance with written directions delivered by Smith to the Exchange Agent or other depository not later than one business day prior to the Effective Time of the Merger, with any interest or other income earned on such investments to be paid to New Archstone as the successor to Smith in the Merger.

     (d) Exchange Procedure. New Archstone shall use commercially reasonable efforts to cause the Exchange Agent, no later than the fifth business day after the Merger Closing Date, to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Smith Common Stock or any series of Smith Preferred Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.12(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Archstone may reasonably specify) and
  (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration together with any dividends or distributions to which such holder is entitled pursuant to Section 1.15(e) and cash, if any, payable in lieu of fractional shares pursuant to Section 1.15(h). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, (i) the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Smith Common Stock or a series of Smith Preferred Stock, as applicable, theretofore represented by such Certificate shall have been converted pursuant to
  Section 1.12(b), together with any dividends or other distributions to which such holder is entitled pursuant to Section 1.15(e) and cash, if any, payable in lieu of fractional shares pursuant to Section 1.15(h), (ii) New Archstone shall use commercially reasonable efforts to cause the Exchange Agent to mail (or make available for collection by hand if so elected by the surrendering holder) such amount to such holder within five business days after receipt thereof, and (iii) the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Smith Common Stock or any series of Smith Preferred Stock which is not registered in the transfer records of Smith, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of New Archstone that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.15, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Smith Common Stock or any series of Smith Preferred Stock heretofore represented by such Certificate shall have been converted pursuant to Section 1.12, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.15(e) and any cash payable in lieu of fractional shares pursuant to Section 1.15(h). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 1.15(e) or Section 1.15(h). New Archstone or the Exchange Agent, as applicable, shall be entitled, in its sole and absolute discretion, to deduct and withhold from the cash, New Archstone Common Shares or New Archstone Preferred Shares, or any combination thereof, that otherwise is payable pursuant to this Agreement to any holder of shares of Smith Common Stock or any series of Smith Preferred Stock such amounts as New Archstone or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. For this purpose, any New Archstone Common Shares or New Archstone Preferred Shares deducted and withheld by New Archstone shall be valued at the last trading price of the New Archstone Common Shares or the New Archstone Preferred Shares, as applicable, on the New York Stock Exchange on the effective date of the Merger (or in the event that a series of New Archstone Preferred Shares does not trade on the New York Stock Exchange, at the liquidation preference (excluding unpaid dividends) per New Archstone Preferred Share). To the extent that amounts are so withheld by New Archstone or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Smith Common Stock or a series of Smith Preferred Stock, as applicable, in respect of which such deduction and withholding was made by New Archstone or the Exchange Agent.

     (e) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

       (i) If and to the extent necessary for Smith to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Smith ending at the Effective Time of the Merger (and to avoid the payment of any tax with respect to undistributed income or gain), Smith shall declare a dividend (the "Smith Dividend") to holders of shares of Smith Common Stock and each series of Smith Preferred Stock, if and to the extent required by the terms thereof, the record date for which shall be the close of business on the last business day prior to the Effective Time of the Merger, in an amount equal to the minimum dividend sufficient to permit Smith to satisfy such requirements. Any dividends payable hereunder to holders of Smith Common Stock and, if applicable, each series of Smith Preferred Stock shall be paid on the last business day immediately preceding the Closing Date. In the event that Smith is required to declare a Smith Dividend with respect to the Smith Common Stock, Smith Partnership shall simultaneously declare a distribution (the "Smith Partnership Distribution") to holders of Smith OP Units in an amount per unit equal to the Smith Dividend payable per share of Smith Common Stock, together with any distributions required to be paid to holders of Smith Preferred OP Units by reason of the payment of either the Smith Dividend or the Smith Partnership Distribution with respect to Smith OP Units, the record date for which shall be the close of business on the last business day prior to the Effective Time of the Partnership Merger. The distribution payable hereunder to holders of Smith OP Units and, if applicable, Smith Preferred OP Units, shall be paid on the last business day immediately preceding the Closing Date.

       (ii) If Smith determines that it is necessary to declare the Smith Dividend, Smith shall notify Archstone and New Archstone at least 20 days prior to the date for the Smith Stockholders Meeting (as defined herein), and New Archstone shall be entitled to declare a dividend per share payable to holders of New Archstone Common Shares, the record date for which shall be the close of business on the last business day prior to the Effective Time of the Merger, in an amount per New Archstone Common Share equal to the quotient obtained by dividing (x) the Smith Dividend paid by Smith with respect to each share of Smith Common Stock by (y)
    1.975 (the "Corresponding New Archstone Dividends"). If, and to the extent, the terms of any series of New Archstone Existing Preferred Shares require the payment of a dividend by reason of the payment of the Corresponding New Archstone Dividends, New Archstone shall declare and pay any such required dividends and distributions. The Corresponding New Archstone Dividends (and any dividends payable to holders of New Archstone Existing Preferred Shares) shall be in addition to any Additional Corresponding New Archstone Dividends (and any dividends payable to holders of New Archstone Existing Preferred Shares) payable pursuant to Section 5.10.

       (iii) No dividends or other distributions with respect to New Archstone Common Shares or any series of New Archstone Preferred Shares with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the New Archstone Common Shares or such series of New Archstone Preferred Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.15(h), in each case until the surrender of such Certificate in accordance with this Section 1.15. Subject to the effect of applicable escheat laws, following surrender of any such Certificate (A) with respect to Certificates that represent the right to receive New Archstone Common Shares, there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional New Archstone Common Shares to which such holder is entitled pursuant to Section 1.15(h) and (ii) (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole New Archstone Common Shares, without interest, and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole New Archstone Common Shares and (B) with respect to Certificates that represent the right to receive any series of New Archstone Preferred Shares, there shall be paid to the holder of such Certificate, without interest, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such New Archstone Preferred Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such New Archstone Preferred Shares.

     (f) No Further Ownership Rights in Smith Common Stock and Smith Preferred Stock. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.15 (including any cash paid pursuant to Section 1.15(h)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Smith Common Stock and each series of Smith Preferred Stock, as applicable, theretofore represented by such Certificates; provided, however, that Smith shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by Smith on such Smith Common Stock or any such series of Smith Preferred Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger and have not been paid prior to such surrender, and following the Effective Time of the Merger there shall be no further registration of transfers on the stock transfer books of Smith of the Smith Common Stock or any series of Smith Preferred Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to New Archstone for any reason, they shall be canceled and exchanged as provided in this Section 1.15.

     (g) No Liability. None of Smith, Archstone, New Archstone or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time of the Merger shall be redelivered by the Exchange Agent to New Archstone, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.15(d) shall thereafter look only to New Archstone for delivery of the Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section 1.15(h) and any unpaid dividends, subject to applicable escheat and other similar laws.

     (h) No Fractional New Archstone Shares, No Fractional Archstone Surviving Subsidiary Shares of Beneficial Interest.

       (i) No certificates or scrip representing fractional New Archstone Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of New Archstone.

       (ii) No fractional New Archstone Common Shares shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional New Archstone Common Shares pursuant to this Agreement, each holder of Smith Common Stock and each holder of Archstone Common Shares (in the case of the Primary Archstone Merger) or ACS Common Shares (in the case of the Alternative Archstone Merger) shall be paid an amount in cash (without interest), rounded to the nearest cent (with .5 of a cent rounded up), determined by multiplying (i) the average closing price of one Archstone Common Share on the New York Stock Exchange on the twenty trading days immediately preceding the Closing Date by (ii) the fraction of a New Archstone Common Share which such holder would otherwise be entitled to receive under this Section 1.15.

       (iii) No fractional Archstone Surviving Subsidiary Shares of Beneficial Interest shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional Archstone Surviving Subsidiary Shares of Beneficial Interest pursuant to this Agreement, each holder of Smith OP Units who would receive, based on the exchange ratio specified in
    Section 1.12(a)(i), a number of Archstone Surviving Subsidiary Shares of Beneficial Interest that is not a whole number shall receive instead a number of Archstone Surviving Subsidiary Shares of Beneficial Interest equal to the whole number that is nearest to the number of Archstone Surviving Subsidiary Shares of Beneficial Interest that otherwise would be paid to such holder of Smith OP Units based on
    Section 1.12(a)(i) (with .5 of an Archstone Surviving Subsidiary Share of Beneficial Interest rounded up).

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by New Archstone or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as New Archstone or the Exchange Agent reasonably may direct (but consistent with the practices New Archstone applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash, New Archstone Common Shares or New Archstone Preferred Shares to which the holders thereof are entitled pursuant to Section 1.12, any cash payable pursuant to Section 1.15(h) to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.15(e).

     (j) Applicability to Partnership Merger. Except for the provisions relating to the Exchange Agent, certificates, the exchange procedure and fractional New Archstone Common Shares (which shall not be applicable), all other provisions of this Section 1.15 shall apply to Smith Partnership, Archstone Surviving Subsidiary, the Smith OP Units and the Smith OP Preferred Units with respect to the Partnership Merger.

                                   ARTICLE 2

         REPRESENTATIONS AND WARRANTIES OF SMITH AND SMITH PARTNERSHIP

   Except as specifically set forth in the Smith SEC Documents (as defined herein) or in the schedule delivered to Archstone prior to the execution hereof and identified by any of the Chairman of the Board, the President and Chief Executive Officer or an Executive Vice President of Smith as the disclosure letter to this Agreement (the "Smith Disclosure Letter"), Smith and Smith Partnership represent and warrant to Archstone and New Archstone as follows:

   2.1 Organization, Standing and Power. Smith is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland. Smith has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The Smith Articles of Incorporation are in effect, and no dissolution, revocation or forfeiture proceedings regarding Smith have been commenced. Smith is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Smith Material Adverse Effect (as defined herein). As used in this Agreement, a "Smith Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Smith, Smith Partnership, the Smith Subsidiaries (as defined herein) and the Smith Non-Controlled Subsidiaries (as defined herein), taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect Smith or Smith Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other Smith Material Adverse Effect, changes in the trading prices of Smith Common Stock or any series of Smith Preferred Stock. Smith has delivered to Archstone complete and correct copies of the Smith Articles and the Smith Bylaws, in each case, as amended or supplemented to the date of this Agreement.

   2.2 Smith Subsidiaries.

     (a) Schedule 2.2 to the Smith Disclosure Letter sets forth (i) each Smith Subsidiary and each Smith Non-Controlled Subsidiary, (ii) the ownership interest therein of Smith, (iii) if not directly or indirectly wholly owned by Smith, the identity and ownership interest of each of the other owners of such Smith Subsidiary, (iv) each property owned by such Smith Subsidiary, and (v) if such property is not wholly owned by such Smith Subsidiary, the identity and ownership interest of each of the other owners of such property. As used in this Agreement, (i) "Subsidiary" of any Person (as defined herein) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary or Subsidiaries of such Person) either (A) a general partner, managing member or other similar interest, or (B)(1) 10% or more of the voting power of the voting capital stock or other voting equity interests, or (2) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity; (ii) "Smith Subsidiary" means each Subsidiary of Smith, except for (x) any Smith Non-Controlled Subsidiary,
  (y) any Subsidiary of any Smith Non-Controlled Subsidiary and (z) any Smith Other Interests (as defined herein); (iii) "Smith Non-Controlled Subsidiary" means either SMCI or CESI; and (iv) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.
  Schedule 2.2 of the Smith Disclosure Letter sets forth a true and complete list of the equity securities owned by Smith or any Smith Subsidiary in any corporation, partnership, limited liability company, joint venture or other legal entity, excluding Smith Subsidiaries.

     (b) Except as set forth in Schedule 2.2 to the Smith Disclosure Letter,
  (i) all of the outstanding shares of capital stock owned by Smith or any Smith Subsidiary of each Smith Subsidiary and each Smith

  Non-Controlled Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights, and (B) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Smith Subsidiary and each Smith Non-Controlled Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Smith, by another Smith Subsidiary or by Smith and another Smith Subsidiary are owned free and clear of all Liens. Each Smith Subsidiary and each Smith Non-Controlled Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Smith Subsidiary and each Smith Non-Controlled Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Smith Subsidiary and each Smith Non-Controlled Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Smith Material Adverse Effect. Complete and correct copies of the forms of the charters, articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each Smith Subsidiary and each Smith Non-Controlled Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Archstone and such forms fairly represent the organizational documents of the Smith Subsidiaries and each Smith Non-Controlled Subsidiary. No effective amendment has been made to the Smith Partnership Agreement since April 7, 2001.

   2.3 Capital Structure.

     (a) The authorized shares of stock of Smith consist of 145,000,000 shares of stock, par value $0.01 per share, 80,000,000 of which are classified as Smith Common Stock, 2,640,325 of which are classified as Series A Preferred Shares, 500 of which are classified as Series C Preferred Shares, 684,931 of which are classified as Series E Preferred Shares, 666,667 of which are classified as Series F Preferred Shares, 641,026 of which are classified as Series G Preferred Shares, 2,200,000 of which are classified as Smith Series H Preferred Shares and 45,000,000 of which are classified as Excess Stock. 22,774,096 Shares of Smith Common Stock are issued and outstanding on April 30, 2001; 2,640,325 Smith Series A Preferred Shares are issued and outstanding on the date of this Agreement; 500 Smith Series C Preferred Shares are issued and outstanding on the date of this Agreement; 684,931 Smith Series E Preferred Shares are issued and outstanding on the date of this Agreement; 666,667 shares of Smith Series F Preferred Shares are issued and outstanding on the date of this Agreement; 641,026 Smith Series G Preferred Shares are issued and outstanding on the date of this Agreement; 2,200,000 Smith Series H Preferred Shares are issued and outstanding on the date of this Agreement; 72,980 shares of Smith Participating Preferred Stock (par value $0.01 per share) have been reserved for issuance pursuant to the Smith Rights Plan and none are outstanding. Since April 30, 2001, no other shares of capital stock of Smith have been issued, except as a result of the conversion of Smith Stock Rights, Smith Preferred Stock or Smith OP Units into Smith Common Stock.

     (b) Set forth in Schedule 2.3(b) to the Smith Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of Smith Common Stock or Smith OP Units granted under Smith First Amended and Restated Employee Stock and Unit Option Plan and Smith Directors Stock Option Plan or any other formal or informal arrangement (collectively, the "Smith Stock Options"); and (ii) except for the Smith Rights and the Smith OP Units, all other warrants or other rights to acquire Smith Common Stock, all stock appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on May 2, 2001 ("Smith Stock Rights"). Schedule 2.3(b) to the Smith Disclosure Letter sets forth for each Smith Stock Option and Smith Stock Right as of May 2, 2001, the name of the grantee, the date of the grant, the type of grant, the number of shares of Smith Common Stock subject to each option or other award, the number and type of shares subject to options or awards that are currently exercisable, and the exercise price per share; provided, however, that with respect to such deferred compensation accounts, Schedule 2.3(b) sets forth only the name, the type of grant, and the number of shares of Smith Common Stock subject to such account. Since May 2, 2001, no Smith Stock Rights have been issued. All the option grants are nonqualified under
  Section 422 of the Code. On the date of this Agreement, except as set forth, as appropriate in this Section 2.3 or excepted therefrom or as set forth in Schedule 2.3(b) or 2.3(d) to the Smith Disclosure Letter, and except for shares reserved for issuance on the exercise of options or upon conversion of Smith OP Units, as described in clause (ii) of Section 2.3(d), no shares of Smith Common Stock or Smith Preferred Stock were outstanding or reserved for issuance.

     (c) All outstanding shares of Smith Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Smith Articles or Smith Bylaws, or any contract or instrument to which Smith is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of Smith having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of Smith may vote.

     (d) Except (i) as set forth in this Section 2.3 or in Schedule 2.3(b) or 2.3(d) to the Smith Disclosure Letter, (ii) Smith OP Units, which may be redeemed for cash or, at the election of Smith, converted into shares of Smith Common Stock at a rate of one share of Smith Common Stock for each Smith OP Unit, and (iii) Smith Convertible Preferred Units, as of April 30, 2001 there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary is a party or by which such entity is bound, obligating Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary or obligating Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Smith, a Smith Subsidiary or any Smith Non-Controlled Subsidiary).

     (e) As of April 30, 2001, (i) 35,981,900 Smith OP Units are validly issued and outstanding, fully paid and nonassessable (except and only to the extent set forth in (A) Section 10.5 of the Smith Partnership Agreement with respect to all Smith OP Units, and (B) Section 4.2 and Section 7.5 of the Smith Partnership Agreement with respect to Smith OP Units owned by Smith) and not subject to preemptive or similar rights under law or the Smith Partnership Agreement, or any contract or instrument to which Smith or Smith Partnership is a party or by which either is bound, of which 22,774,096 Smith OP Units are owned by Smith, (ii) the 2,640,325 Smith Series A Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, and are owned by Smith, (iii) the 500 Smith Series C Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights and are owned by Smith, (iv) the 684,931 Smith Series E Preferred OP Unit are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, and are owned by Smith, (v) the 666,667 Smith Series F Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, and are owned by Smith, (vi) the 641,026 Smith Series G Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, and are owned by Smith, and (vii) the 4,000,000 Smith Series H Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, of which 2,200,000 are owned by Smith. Since April 30, 2001, no Smith OP Units and no Smith Preferred OP Units have been issued other than in connection with the exercise of any Smith Stock Options or conversion of any Smith Preferred Stock. Within ten (10) business days of the date of this Agreement, Smith shall provide Archstone a list setting forth the name of each holder of Smith OP Units and each holder of Smith Preferred OP Units and the number of Smith OP Units or Smith Preferred OP Units owned by each such holder as of the date of this Agreement. Except as provided in the Smith Partnership Agreement or as contemplated by this Agreement, the Smith OP Units are not subject to any restrictions imposed by Smith or Smith Partnership on the transfer, assignment, pledge, distribution, encumbrance or other disposition thereof (either voluntarily or involuntarily and with or without consideration) or on the exercise of the voting rights thereof provided in the Smith Partnership Agreement. Except as provided in the Smith Partnership Agreement, Smith Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Smith Partnership, whether issued or unissued, or securities convertible into or exchangeable or exercisable for interests in Smith Partnership.

     (f) All dividends on Smith Common Stock and each series of Smith Preferred Stock and all distributions on Smith OP Units and Smith Preferred OP Units, which have been declared and are payable prior to the date of this Agreement, have been paid in full.

     (g) Set forth on Schedule 2.3(g) to the Smith Disclosure Letter is a list of each registration rights agreement or other agreement with respect to the registration of securities between Smith and/or Smith Partnership, on the one hand, and one or more other parties, on the other hand, which sets forth the rights of any such other party or parties to cause the registration of any securities of Smith and/or Smith Partnership pursuant to the Securities Act of 1933, as amended (the "Securities Act"), except for registration rights agreements or other agreements pursuant to which a registration statement has been filed with the SEC and declared effective by the SEC on or prior to the date hereof.

   2.4 Other Interests. Except for interests in the Smith Subsidiaries, the Smith Non-Controlled Subsidiaries and certain other entities which are set forth in Schedule 2.4 to the Smith Disclosure Letter (the "Smith Other Interests"), none of Smith, Smith Partnership, any Smith Subsidiary or any Smith Non-Controlled Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in excess of $1,000,000 individually, or $10,000,000 in the aggregate, in any corporation, partnership, joint venture, business, trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the Smith Other Interests, Smith Partnership or a Smith Subsidiary or a Smith Non-Controlled Subsidiary is a partner, member or shareholder in good standing, and except as set forth on Schedule 2.4 owns such interests free and clear of all Liens. None of Smith, Smith Partnership, any Smith Subsidiary is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the Smith Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 2.4 to the Smith Disclosure Letter, (b) unmodified except as described therein and (c) to the Knowledge of Smith (as defined herein), in full force and effect. To the Knowledge of Smith, no Smith Non-Controlled Subsidiary is in material breach of any agreement, document or contract which breach is reasonably expected to have a material adverse effect on such Smith Non-Controlled Subsidiary. To the Knowledge of Smith, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

   2.5 Authority; Noncontravention; Consents.

     (a) Smith has the requisite corporate power and authority to enter into this Agreement and, subject to the requisite Smith stockholder approval of the Merger (collectively, the "Smith Stockholder Approvals") and the Smith Partner Approvals (as defined herein), to consummate the transactions contemplated by this Agreement to which Smith is a party. The execution and delivery of this Agreement by Smith and the consummation by Smith of the transactions contemplated by this Agreement to which Smith is a party have been duly authorized by all necessary action on the part of Smith, except for and subject to the Smith Stockholder Approvals and the Smith Partner Approvals. This Agreement has been duly executed and delivered by Smith and constitutes a valid and binding obligation of Smith, enforceable against Smith in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Smith Partnership has the requisite partnership power and authority to enter into this Agreement and, subject to the requisite Smith Partner Approvals, to consummate the transactions contemplated by this Agreement to which Smith Partnership is a party. The execution and delivery of this Agreement by Smith Partnership and the consummation by Smith Partnership of the transactions contemplated by this Agreement to which Smith Partnership is a party have been duly authorized by all necessary action on the part of Smith Partnership, except for and subject to the Smith Stockholder Approvals and the Smith Partner Approvals. This Agreement has been duly executed and delivered by Smith Partnership and constitutes a valid and binding obligation of Smith Partnership, enforceable against Smith Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (c) Except as set forth in Schedule 2.5(c)(1) to the Smith Disclosure Letter and subject to receipt of the Smith Stockholder Approvals and the Smith Partner Approvals, the execution and delivery of this Agreement by Smith or Smith Partnership do not, and the consummation of the transactions contemplated by this Agreement to which Smith or Smith Partnership is a party and compliance by Smith or Smith Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary under, (i) the Smith Articles or Smith Bylaws or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any Smith Subsidiary or any Smith Non-Controlled Subsidiary, each as amended or supplemented, (ii) any loan or credit agreement, note, bond, mortgage, indenture, merger or other acquisition agreement, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Smith Material Adverse Effect or (y) prevent or materially impair the ability of Smith or Smith Partnership to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary in connection with the execution and delivery of this Agreement by Smith and Smith Partnership or the consummation by Smith or any Smith Subsidiary of the transactions contemplated by this Agreement, except for
  (i) the filing with the Securities and Exchange Commission (the "SEC") of
  (x) the Joint Proxy Statement (as defined herein), and (y) such reports and filings under the Securities Act and Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing and acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Delaware Certificate of Merger with the Office of the Secretary of State of the State of Delaware, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(c)(2) to the Smith Disclosure Letter, (B) as may be required under (w) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Smith or Smith Partnership from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a Smith Material Adverse Effect.

   2.6 SEC Documents; Financial Statements, Undisclosed Liabilities. Smith and Smith Partnership have filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since December 31, 1997 through the date hereof (collectively, including all exhibits thereto and any registration statement filed since such date, the "Smith SEC Documents"). All of the Smith SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Smith SEC Documents. None of the Smith SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Smith or Smith Partnership after the date hereof and prior to the Effective Time of the Merger contain, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Smith included in the Smith SEC Documents or of Smith Partnership included in the Smith SEC Documents complied, or will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Smith and its Subsidiaries or Smith Partnership and its Subsidiaries, as the case may be, in each case, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in Schedule 2.6(b) to the Smith Disclosure Letter, Smith has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Smith SEC Documents or in Schedule 2.6(c) to the Smith Disclosure Letter, none of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Smith or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a Smith Material Adverse Effect.

   2.7 Absence of Certain Changes or Events. Except as disclosed in the Smith SEC Documents or in Schedule 2.7 to the Smith Disclosure Letter, since December 31, 2000 (the "Smith Financial Statement Date"), Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had a Smith Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in a Smith Material Adverse Effect, (b) except for regular quarterly distributions not in excess of $0.585 per share of Smith Common Stock or Smith OP Unit (subject to changes pursuant to Section 5.10 and to any Final Smith Dividend payable pursuant to Section 1.15(e)(i)), and dividends on Smith Preferred Shares in accordance with the terms of the Smith Articles (or, in each case, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT (as defined herein) status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Smith Common Stock, the Smith OP Units or any series of the Smith Preferred OP Units or the Smith Preferred Stock, (c) any split, combination or reclassification of the Smith Common Stock, the Smith OP Units or any series of the Smith Preferred OP Units or the Smith Preferred Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Smith or partnership interests in Smith Partnership or any issuance of an ownership interest in, any Smith Subsidiary or any Smith Non-Controlled Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Smith Material Adverse Effect,

(e) any change in accounting methods, principles or practices by Smith or any of its Subsidiaries, Smith Partnership or any of its Subsidiaries or its Non-Controlled Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Smith SEC Documents or required by a change in GAAP, (f) any amendment in any material respect of any employment, consulting, severance, retention or any other agreement between Smith and any officer or director of Smith, except as otherwise permitted by the terms of this Agreement, or (g) to the Knowledge of Smith, any circumstance, event, occurrence, change or effect that has had a material adverse effect on the Smith Non-Controlled Subsidiaries taken as a whole.


   2.8 Litigation. Except as disclosed in the Smith SEC Documents or in
Schedule 2.8 to the Smith Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries (a) which are covered by insurance, subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Smith, a Smith Subsidiary or a Smith Non-Controlled Subsidiary) or, to the Knowledge of Smith (as defined herein), threatened in writing against or affecting Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Smith Material Adverse Effect or (ii) prevent or materially impair the ability of Smith or Smith Partnership to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule 2.8 to the Smith Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Smith, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim, and (z) no claim has been made under any directors' and officers' liability insurance policy maintained at any time by Smith, any of the Smith Subsidiaries or any of the Smith Non-Controlled Subsidiaries.

   2.9 Properties.

     (a) Except as provided in Schedule 2.2 or Schedule 2.9(a) to the Smith Disclosure Letter, Smith, the Smith Subsidiary or the Smith Non-Controlled Subsidiary set forth on Schedule 2.2 to the Smith Disclosure Letter owns fee simple title to or holds a leasehold interest in each of the real properties identified in Schedule 2.9(a) to the Smith Disclosure Letter (the "Smith Properties"), which are all of the real estate properties owned or leased by them. Schedule 2.9(a) to the Smith Disclosure Letter further identifies which of the Smith Properties are owned in fee simple by Smith or the Smith Non-Controlled Subsidiary and which of the Smith Properties are subject to a ground lease. Except as set forth in Schedule 2.2 or
  Schedule 2.9(a) to the Smith Disclosure Letter, no other Person has any ownership interest in any of the Smith Properties and any such ownership interest so scheduled could not reasonably be expected to have a Smith Material Adverse Effect. Except as set forth in Schedule 2.9(a) and
  Schedule 2.18(i) to the Smith Disclosure Letter, none of the Smith Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon.

     (b) The Smith Properties are not subject to any liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"), or to any rights of way, agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), which reasonably could be expected to cause a Smith Material Adverse Effect.

     (c) Schedule 2.9(c) to the Smith Disclosure Letter lists each of the Smith Properties which are under development as of the date of this Agreement (including development properties partially owned through joint ventures) and describes the status of such development as of the date hereof.

     (d) Valid policies of title insurance have been issued insuring the applicable Smith Subsidiary's or Smith Non-Controlled Subsidiary's (as the case may be) fee simple title or leasehold estate, as the case may be, to the Smith Properties owned by it in amounts approximately equal to the purchase price therefor paid by such Smith Subsidiary or such Smith Non-Controlled Subsidiary, except where the failure to obtain such policies of title insurance would not reasonably be expected to have a Smith Material Adverse Effect. Such policies are, at the date hereof, in full force and effect. No material claim has been made against any such policy.

     (e) With respect to any Smith Property with Five Hundred (500) units or more, Smith has no Knowledge:

       (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over such Smith Property where such failure would reasonably be expected to have a material adverse effect on such Smith Property or of any pending threat of modification or cancellation of any of the same which would reasonably be expected to have a material adverse effect on such Smith Property;

       (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting such Smith Property issued by any governmental authority which would reasonably be expected to have a material adverse effect on such Smith Property; or

       (iii) that it has received written or published notice to the effect that (a) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to such Smith Property or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of such Smith Property or by the continued maintenance, operation or use of the parking areas other than such notices, which, in the aggregate, would not reasonably be expected to have a material adverse effect on such Smith Property.

     (f) With respect to Smith Properties with less than Five Hundred (500) units, Smith has no Knowledge:

       (i) that it has failed to obtain certificates, permits or licenses from any governmental authority having jurisdiction over any such Smith Properties, the absence of which, in the aggregate, would reasonably be expected to have a Smith Material Adverse Effect or of any pending threat of modification or cancellation of any of the same which, in the aggregate, would reasonably be expected to have a Smith Material Adverse Effect;

       (ii) of any written notices of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting such Smith Properties issued by any governmental authority which, in the aggregate, would reasonably be expected to have a Smith Material Adverse Effect; or

       (iii) that it has received written or published notice to the effect that (a) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of such Smith Property or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of such Smith Properties or by the continued maintenance, operation or use of the parking areas other than such notices, which, in the aggregate, would not reasonably be expected to have a Smith Material Adverse Effect.

     (g) Except as set forth in Schedule 2.9(g) to the Smith Disclosure Letter, Smith has no Knowledge (i) of any structural defects relating to Smith Properties, Smith Properties whose building systems are not in working order, physical damage to any Smith Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit), except such structural defects, building systems not in working order and physical damage, which, in the aggregate, would not reasonably be expected to have a Smith Material Adverse Effect.

     (h) Except as set forth in Schedule 2.9(h) to the Smith Disclosure Letter, (i) all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Smith Property (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation (as defined herein)) have been performed, paid or taken, as the case may be, and (ii) Smith has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each of case
  (i) and (ii) except as set forth in development or operating budgets for such Smith Properties delivered to Archstone prior to the date hereof and other than those which would not reasonably be expected to have a Smith Material Adverse Effect. As used in this Agreement, "Environmental Mitigation" means investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure or post-closure in response to any actual or suspected environmental condition or Hazardous Materials.

     (i) Insurance summaries previously provided by Smith to Archstone contain a true and complete list, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability, group health, workers compensation, directors and officers and other types of insurance (except title insurance) carried by Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary. All such policies are in full force and effect and none of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary, or any of their respective assets thereunder.

   2.10 Environmental Matters.

     (a) "Environmental Law" shall mean all applicable Laws, including any plans, other criteria, or guidelines promulgated pursuant to such Laws, relating to noise control, or the protection of human health, safety and natural resources, animal health or welfare or the environment, including, without limitation, Laws relating to the use, manufacturing, production, generation, installation, recycling, reuse, sale, storage, handling, transport, treatment, release, threatened release or disposal of any Hazardous Materials (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S)9601 et seq. ("CERCLA")). "Hazardous Materials" shall mean substances, wastes, radiation or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (ii) which are listed, regulated or defined under any Environmental Law, and shall include "hazardous wastes," "hazardous substances," "hazardous materials," "pollutants," "contaminants," "toxic substances" "radioactive materials" or "solid wastes," (iii) the presence of which on property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the property or to adjacent properties, (iv) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions. "Release" shall have the meaning set forth in Section 101 of CERCLA, without regard to the exclusions set forth therein.

     (b) Except as disclosed in the Smith SEC Documents and except as set forth on Schedule 2.10 to the Smith Disclosure Letter,

       (i) none of Smith, any of the Smith Subsidiaries or any of the Smith Non-Controlled Subsidiaries or, to Smith's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the Smith Properties and none of Smith, any of the Smith Subsidiaries or any of the Smith Non-Controlled Subsidiaries has any Knowledge of the presence of any Hazardous Materials at, on or under any of the Smith Properties, in each of the foregoing cases, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Smith Properties) would, individually or in the aggregate, reasonably be expected to have a Smith Material Adverse Effect;

       (ii) except as authorized by the Environmental Permits, there have been no Releases of Hazardous Materials at, on, under or from (A) the Smith Properties or (B) any real property previously owned, operated or leased by Smith, the Smith Subsidiaries, or the Smith Non-Controlled Subsidiaries (the "Former Smith Properties") during the period of such ownership, operation or tenancy which would, individually or in the aggregate, reasonably be expected to have a Smith Material Adverse Effect;

       (iii) (y) Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries have not failed to comply with any Environmental Law, and
    (z) none of Smith, any of the Smith Subsidiaries or any of the Smith Non-Controlled Subsidiaries has any liability under the Environmental Laws, except in each of cases (y) and (z) to the extent that any such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Smith Material Adverse Effect; and

       (iv) Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law (collectively, the "Environmental Permits") necessary to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Smith Material Adverse Effect. Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries have timely filed applications for all Environmental Permits.

   2.11 Related Party Transactions. Set forth in Schedule 2.11 to the Smith Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by Smith, any Smith Subsidiary and any Smith Non-Controlled Subsidiary which are in effect and which are with any Person who is an officer, director or Affiliate (as defined herein) of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate. True, correct and complete copies of such documents have previously been delivered or made available to Archstone. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

   2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(l) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Smith or any of its Controlled Group Members (as defined below), (ii) to which Smith or any of its Controlled Group Members is a party or by which Smith or any of its Controlled Group Members (or any of the rights, properties or assets thereof) is bound, or
(iii) with respect to which Smith or any of its Controlled Group Members may otherwise have any liability or contingent liability (whether or not Smith or any of its Controlled Group Members still maintains such Employee Plan). Each Employee Plan is listed on Schedule 2.12 to the Smith Disclosure Letter. For purposes of this Agreement, "Controlled Group Member" means, with respect to any Person, any corporation or trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code. Except as disclosed in Schedule 2.12 to the Smith Disclosure Letter, with respect to the Employee Plans:

     (a) None of Smith or any of its Controlled Group Members has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any employee, former employee or any beneficiary of an employee or former employee after such employee's or former employee's termination of employment, except as may be required by
  Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the employee, former employee or beneficiary.

     (b) Each Employee Plan complies in all material respects with the applicable requirements of the Code, ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code and which covers all material amendments to such plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and, to the Knowledge of Smith, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and
  Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or formal complaints to, or by, any Person or governmental entity have been filed, are pending or, to the Knowledge of Smith, threatened with respect to any Employee Plan and, to the Knowledge of Smith, there is no fact or contemplated event which would reasonably be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect thereto. Without limiting the foregoing, the following are true with respect to each Employee Plan:

       (i) Smith and all of its Controlled Group Members have complied in all material respects with the reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Employee Plan and none of Smith or any of its Controlled Group Members has incurred any material liability in connection with such reporting or disclosure;

       (ii) all contributions and payments with respect to Employee Plans that are required to be made by Smith or any of its Controlled Group Members with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code or other applicable law; and

       (iii) with respect to each such Employee Plan, to the extent applicable, Smith has delivered to or has made available to Archstone true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

     (c) With respect to each Employee Plan, to the Knowledge of Smith, there has not occurred, and no Person is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA and which could subject Smith or any Controlled Group Member to material liability.

     (d) None of Smith or any Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA and, except for multiemployer plans (within the meaning of section 3(37) of ERISA), none of the Employee Plans is subject to Title IV of ERISA. With respect to each Employee Plan which is a multiemployer plan, all contributions have been made as required by the terms of the plan, the terms of any collective bargaining agreement and applicable law, none of Smith or any of its Controlled Group Members has withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability, and none of Smith or any of its Controlled Group Members has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excess tax, that any such plan is or has been funded at a rate less than required under Section 412 of the Code or that any such plan is or may become insolvent.

     (e) With respect to each Pension Plan maintained by Smith or any Controlled Group Member, such Plan provides the Plan Sponsor with the authority to amend or terminate the Plan at any time, subject to applicable requirements of ERISA and the Code and other requirements of applicable law.

     (f) There have been no acts or omissions by Smith or any of its Controlled Group Members which have given rise to or are reasonably likely to give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Smith or any of its Controlled Group Members may be liable.

     (g) None of the assets of any Employee Plan are invested in employer securities or employer real property.

   2.13 Employee Policies. Except as set forth in Schedule 2.13 to the Smith Disclosure Letter, the employee handbooks of Smith, the Smith Subsidiaries and the Smith Non-Controlled Entities currently in effect have been delivered or made available to Archstone and fairly and accurately summarize in all material respects all material employee policies, vacation policies and payroll policies.

   2.14 Taxes.

     (a) Each of Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, (B) has paid (or Smith has paid on its behalf) all Taxes (as defined herein) shown on such returns and reports as required to be paid by it, and (C) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns and reports or failure to pay such Taxes or failure to comply with such withholding requirements would not reasonably be expected to have a Smith Material Adverse Effect. The most recent audited financial statements contained in the Smith SEC Documents reflect an adequate reserve for all material Taxes payable by Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Smith Financial Statement Date, to Smith's Knowledge, Smith has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in
  Section 857(b)(6) of the Code, and none of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. Except as set forth on
  Schedule 2.14(a) of the Smith Disclosure Letter, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Smith, any Smith Subsidiary, or any Smith Non-Controlled Subsidiary. None of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes; to Smith's Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of Smith, any Smith Subsidiary, or Smith Non-Controlled Subsidiary is being considered by any Tax authority; and except as set forth on Schedule 2.14(a) of the Smith Disclosure Letter, no audit, examination or other proceeding in respect of federal income taxes involving any of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has occurred since

  December 31, 1995. To the Knowledge of Smith, no deficiencies for any Taxes have been proposed, asserted or assessed against Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

     (b) Smith (i) for all taxable years for which the Internal Revenue Service ("IRS") could assert a tax liability, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 2000 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2001 or the Closing Date and, if later, for the taxable year of Smith ending on the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Smith's Knowledge, no such challenge is pending or threatened. Each Smith Subsidiary which is a partnership, joint venture or limited liability company, at all times since it became a Smith Subsidiary, (A) (i) has been treated for federal income tax purposes as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or as an association taxable as a corporation and (ii) has not owned any assets (including, without limitation, securities) that would cause Smith to violate Section 856(c)(4) of the Code or (B)(i) has been treated for federal income tax purposes as a corporation and that qualifies as a REIT within the meaning of Section 856 of the Code, a qualified REIT subsidiary under Section 856(i) of the Code, or a taxable REIT subsidiary under Section 856(l) of the Code. Smith Partnership is not a publicly traded partnership within the meaning of
  Section 7704(b) of the Code that is taxable as a corporation pursuant to
  Section 7704(a) of the Code. Each Smith Subsidiary which is a corporation has been since it became a Smith Subsidiary and each other issuer of securities in which Smith holds securities (within the meaning of Section 856(c) of the Code but excluding "straight debt" of issuers described in
  Section 856(c)(7)) having a value of more than 10 percent of the total value of the outstanding securities of such issuer is a REIT within the meaning of Section 856 of the Code, a qualified REIT subsidiary under
  Section 856(i) of the Code or a taxable REIT subsidiary under
  Section 856(l) of the Code. Except as set forth in Schedule 2.14(b) of the Smith Disclosure Letter, neither Smith nor any Smith Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to
  Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. (S)1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

     (c) To Smith's knowledge, as of the date hereof, Smith is a "domestically-controlled" REIT within the meaning of Section 897(h) of the Code.

     (d) There are no liens for Taxes upon the assets of Smith, the Smith Subsidiaries or the Smith Non-Controlled Subsidiaries, other than liens for Taxes not yet due and payable.

     (e) Neither Smith nor any Smith Subsidiary is a party to any Tax allocation or sharing agreement.

     (f) Except as set forth in Section 2.18(i), Smith does not have any liability for the Taxes of any person other than Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries, and the Smith Subsidiaries do not have any liability for the Taxes of any person other than Smith, the Smith Subsidiaries, the Smith Non-Controlled Subsidiaries and the Subsidiaries thereof (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

     (g) Smith and the Smith Subsidiaries have disclosed to the IRS all positions taken on its federal income Tax returns which could reasonably be expected to give rise to a substantial understatement of Tax under Section 6662 of the Code.

   2.15 No Payments to Employees, Officers or Directors. Schedule 2.15 to the Smith Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which cash and non-cash payments which will become payable to each employee, officer or director of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary as a result of the Merger or a termination of service subsequent to the consummation of the Merger. Except as described in Schedule 2.15 to the Smith Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary. Except as described in Schedule 2.15 of the Smith Disclosure Letter, there is no agreement or arrangement with any employee, officer, director or other service provider under which Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

   2.16 Broker; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Goldman, Sachs & Co., the fees and expenses of which are described in the engagement letter dated April 5, 2001, between Goldman, Sachs & Co. and Smith, a true, correct and complete copy of which has previously been given to Archstone, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Smith or any Smith Subsidiary.

   2.17 Compliance with Laws. None of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have a Smith Material Adverse Effect.

   2.18 Contracts; Debt Instruments.

     (a) None of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Smith does such a violation or default exist, except in each case to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to have a Smith Material Adverse Effect.

     (b) Schedule 2.l8(b) to the Smith Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness (as defined herein) of Smith, the Smith Subsidiaries and any Smith Non-Controlled Subsidiary, other than Indebtedness payable to Smith, a Smith Subsidiary or a Smith Non-Controlled Subsidiary, is outstanding or may be incurred. For purposes of this Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other Person. Except as set forth in Schedule 2.18(c), none of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has any derivative instruments outstanding.

     (c) To the extent not set forth in response to the requirements of
  Section 2.18(b), Schedule 2.18(c) to the Smith Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary is a party or an obligor with respect thereto.

     (d) Except with respect to the agreements set forth in Schedule 2.18(b) or Schedule 2.18(i) of the Smith Disclosure Letter, none of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Smith Properties.

     (e) Except as set forth in Schedule 2.18(e) of the Smith Disclosure Letter, none of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary is a party to any agreement relating to the management of any Smith Property by any Person other than Smith, a Smith Subsidiary or a Smith Non-Controlled Subsidiary.

     (f) Smith has delivered to Archstone prior to the date of this Agreement a true and complete capital budget for the year 2001 relating to budgeted capital improvements and development and the operating budget for the year 2001, each of which was prepared based on assumptions which management believed were reasonable.

     (g) Schedule 2.18(g) to the Smith Disclosure Letter lists all agreements entered into by Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary providing for the sale of, or option to sell, any Smith Properties or the purchase of, or option to purchase, by Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

     (h) Except as set forth in Schedule 2.18(h) to the Smith Disclosure Letter, none of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has any pending claims or, to the knowledge of Smith, any threatened claims regarding material continuing contractual liability (A) for indemnification under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary or (B) to pay any additional purchase price for any of the Smith Properties.

     (i) None of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements," except as set forth in Schedule 2.18(i) to the Smith Disclosure Letter (true and correct copies of which have been made available to Archstone). As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Smith Partnership or any other Smith Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary, (ii) requires that Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary maintain, put in place, or replace, indebtedness, whether or not secured by one or more of the Smith Properties, or (iii) requires that Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Smith or a Smith Subsidiary, or
  (C) that requires a particular method for allocating one or more liabilities of Smith or any Smith Subsidiary under Section 752 of the Code. None of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary is in violation of or in default under any Tax Protection Agreement.

   2.19 Opinion of Financial Advisor. Smith has received the written opinion of Goldman, Sachs & Co., Smith's financial advisor, dated as of the date of this Agreement, to the effect that, as of such date, the 1.975 New Archstone Common Shares to be received by the holders of Smith Common Stock for each share of Smith Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

   2.20 State Takeover Statutes. Smith has taken all action necessary to exempt the transactions contemplated by this Agreement between Archstone and Smith and its Affiliates from the operation of the Maryland Business Combination Act, the Maryland Control Shares Acquisition Act and any other "fair price," "moratorium," "control share acquisition" or any other takeover statute or similar statute enacted under any laws of any state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

   2.21 Stockholder Rights Plan. The Board of Directors of Smith has resolved to, and Smith shall prior to the Merger, take all action necessary to render the rights (the "Smith Rights") issued pursuant to the terms of that certain Rights Agreement, dated as of December 2, 1998, between Smith and First Union National Bank, as rights agent (the "Smith Rights Agreement"), inapplicable to the Mergers, this Agreement, and the other transactions contemplated hereby.

   2.22 Investment Company Act of 1940. None of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiary is, or at the Effective Time of the Merger will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

   2.23 Definition of "Knowledge of Smith". As used in this Agreement, the phrase "Knowledge of Smith" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 2.23 to the Smith Disclosure Letter.

   2.24 Required Stockholder Approvals and Partner Approvals. The affirmative vote of the holders of at least two-thirds of the Smith Common Stock outstanding and entitled to vote and voting together as a single class is the only vote of the holders of any class or series of Smith stock necessary or required under this Agreement or under applicable law to approve the Merger and this Agreement. The approval of Smith and the affirmative vote of (a) holders of a majority of the outstanding Smith OP Units and (b) holders of a majority of Smith OP Units held by limited partners other than Smith, voting in accordance with the Smith Partnership Agreement, are the only votes of the holders of any class or series of Smith Partnership's partnership interests necessary or required under this Agreement or under applicable law to approve this Agreement, the Merger, the withdrawal of Smith as general partner and the Partnership Merger (including, without limitation, termination of the Smith Partnership Agreement).

                                   ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF ARCHSTONE AND NEW ARCHSTONE

   Except as specifically set forth in the Archstone SEC Documents (as defined herein) or in the schedule delivered to Smith prior to the execution hereof and identified by any of the Chairman and Chief Executive Officer, Chief Financial Officer or a Senior Vice President of Archstone as the disclosure letter to this Agreement (the "Archstone Disclosure Letter"), Archstone and New Archstone represent and warrant to Smith and Smith Partnership as follows:

   3.1 Organization, Standing and Power of Archstone. (a) Archstone is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland. Archstone has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Archstone is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an Archstone Material

Adverse Effect (as defined herein). As used in this Agreement, an "Archstone Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Archstone, New Archstone and the Subsidiaries of Archstone (collectively, "Archstone Subsidiaries"), taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect Archstone materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other Archstone Material Adverse Effect, changes in the trading prices of Archstone Common Shares or any series of Archstone Preferred Shares. Archstone has delivered to Smith complete and correct copies of the Archstone Declaration of Trust and the bylaws of Archstone, as amended or supplemented to the date of this Agreement (the "Archstone Bylaws").

     (b) New Archstone is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland. New Archstone has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. New Archstone is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary.

   3.2 Archstone Subsidiaries.

     (a) Schedule 3.2(a) to the Archstone Disclosure Letter sets forth (i) each Archstone Subsidiary and each entity in which Archstone holds non-voting equity securities (but no voting equity securities) (collectively, the "Archstone Non-Controlled Subsidiaries"), (ii) the ownership interest therein of Archstone, (iii) if not directly or indirectly wholly owned by Archstone, the identity and ownership interest of each of the other owners of such Archstone Subsidiary, (iv) each property owned by such Archstone Subsidiary, and (v) if not wholly owned by such Archstone Subsidiary, the identity and ownership interest of each of the other owners of such property.

     (b) Except as set forth in Schedule 3.2(b) to the Archstone Disclosure Letter, (i) all of the outstanding shares of capital stock owned by Archstone or an Archstone Subsidiary of each Archstone Subsidiary and each Archstone Non-Controlled Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights and (B) owned free and clear of all Liens and (ii) all equity interests in each Archstone Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Archstone, by another Archstone Subsidiary or by Archstone and another Archstone Subsidiary are owned free and clear of all Liens. Each Archstone Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Archstone Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Archstone Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an Archstone Material Adverse Effect. Complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each Archstone Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Smith.

   3.3 Capital Structure.

     (a) The authorized shares of beneficial interest of Archstone consist of 250,000,000 shares of beneficial interest, consisting of 232,100,000 Archstone Common Shares, 9,200,000 Archstone Series A

  Preferred Shares, 4,200,000 Archstone Series B Preferred Shares, 2,000,000 Archstone Series C Preferred Shares, 2,300,000 Archstone Series D Preferred Shares, 1,600,000 Archstone Series E Preferred Shares, 800,000 Archstone Series F Preferred Shares, 600,000 Archstone Series G Preferred Shares and 2,500,000 Junior Participating Preferred Shares of Beneficial Interest, $1.00 par value per share ("Archstone Participating Preferred Shares"), of Archstone. As of May 2, 2001, 120,864,151 Archstone Common Shares were issued and outstanding, 3,237,435 Archstone Series A Preferred Shares were issued and outstanding, 4,200,000 Archstone Series B Preferred Shares were issued and outstanding (all of which will be redeemed prior to May 11, 2001), 2,000,000 Archstone Series C Preferred Shares were issued and outstanding, 2,300,000 Archstone Series D Preferred Shares were issued and outstanding, no Archstone Series E Preferred Shares were issued and outstanding, no Archstone Series F Preferred Shares were issued and outstanding, no Archstone Series G Preferred Shares were issued and outstanding, and no Archstone Participating Preferred Shares were issued and outstanding.

     (b) Set forth in Schedule 3.3(b) to the Archstone Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase Archstone's shares of beneficial interest granted under the Archstone 1997 Long-Term Incentive Plan, Archstone 1996 Share Option Plan for Trustees, Archstone 1987 Share Option Plan for Outside Trustees and Archstone Communities Trust Employee Stock Purchase Plan or any other formal or informal arrangement (collectively, the "Archstone Options"); and
  (ii) except for the Archstone Series A Preferred Shares, Archstone Series E Preferred Units, Archstone Series F Preferred Units, Archstone Series G Preferred Units and the Archstone Participating Preferred Shares, all other warrants or other rights to acquire Archstone's shares of beneficial interest, all share appreciation rights, phantom shares, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. Schedule 3.3(b) to the Archstone Disclosure Letter sets forth the Archstone Options granted to Archstone's Chief Executive Officer and four other most highly compensated officers, the date of each grant, the status of each Archstone Option as qualified or nonqualified under Section 422 of the Code, the number of Archstone Common Shares subject to each Archstone Option, the number and type of Archstone's Common Shares subject to Archstone Options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to share appreciation rights. On the date of this Agreement, except as set forth in this Section 3.3 or excepted therefrom or as set forth in
  Schedule 3.3(b) or 3.3 (d) to the Archstone Disclosure Letter, no shares of beneficial interest of Archstone were outstanding or reserved for issuance.

     (c) All outstanding shares of beneficial interest of Archstone are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Archstone Declaration of Trust or Archstone Bylaws, or any contract or instrument to which Archstone is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of Archstone having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Archstone may vote.

     (d) Except as set forth in this Section 3.3 or in Schedule 3.3(b) or 3.3(d) to the Archstone Disclosure Letter, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements (other than this Agreement), arrangements or undertakings of any kind to which Archstone or any Archstone Subsidiary is a party or by which such entity is bound, obligating Archstone or any Archstone Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of Archstone or any Archstone Subsidiary or obligating Archstone or any Archstone Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Archstone or an Archstone Subsidiary).

     (e) All dividends on Archstone Common Shares and Archstone Existing Preferred Shares, which have been declared prior to the date of this Agreement have been paid in full.

     (f) The New Archstone Common Shares and the New Archstone Preferred Shares to be issued by New Archstone pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid, nonassessable and not subject to preemptive or similar rights under law. The Archstone Common Shares and Archstone Preferred Shares to be issued by Archstone to holders of Smith OP Units and Smith Preferred Units (other than New Archstone, as the successor to Smith in the Merger) in the Partnership Merger pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable (except and only to the extent set forth in Section 8.5 of Annex A to the Archstone Declaration of Trust and, only in the case of a recipient of Archstone Common Shares who has undertaken a "deficit restoration obligation" pursuant to Section 13.3.B of Annex A of the Archstone Declaration of Trust, to the extent provided in Section 13.3.B, Section 13.3.C and Section 13.3.D thereof) and not subject to preemptive or similar rights under law. The Archstone Common Shares and Archstone Preferred Shares to be issued by Archstone to New Archstone in the Archstone Merger and in the Partnership Merger pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable (except and only to the extent set forth in Sections 2.2, 5.5, 8.5 and 11.3 of Annex A to the Archstone Declaration of Trust) and not subject to preemptive or similar rights under law.

   3.4 Other Interests. Except for interests in the Archstone Subsidiaries, Archstone Non-Controlled Subsidiaries and certain other entities as set forth in Schedule 3.2(a), 3.2(b) or 3.4 to the Archstone Disclosure Letter (the "Archstone Other Interests"), neither Archstone nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in excess of $1,000,000 individually, or $10,000,000 in the aggregate, in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). With respect to the Archstone Other Interests, Archstone is a partner or shareholder in good standing, and owns such interests free and clear of all Liens. Neither Archstone nor any of the Archstone Subsidiaries is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the Archstone Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 3.4 to the Archstone Disclosure Letter, (b) unmodified except as described therein and (c) to the Knowledge of Archstone (as defined herein), in full force and effect. To the Knowledge of Archstone, the other parties to any such agreement, document or contract which is of a material nature are not in breach of any of their respective obligations under such agreements, documents or contracts.

   3.5 Authority; Noncontravention; Consents.

     (a) Each of Archstone and New Archstone (collectively the "Archstone Parties") has the requisite power and authority to enter into this Agreement and, subject to the requisite shareholder approval by the holders of Archstone Common Shares of the Merger, the Archstone Merger, the Proposed Archstone Charter Amendments (as defined herein) and the amendment or adoption of any stock option plan as necessary to satisfy Archstone's and New Archstone's obligations under Section 5.8(c) (the "Archstone Shareholder Approvals" and, together with the Smith Stockholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which each Archstone Party is a party. The execution and delivery of this Agreement by Archstone and New Archstone and the consummation by the Archstone Parties of the transactions contemplated by this Agreement to which each Archstone Party is a party have been duly authorized by all necessary action on the part of such Archstone Party, except for and subject to the Archstone Shareholder Approvals. This Agreement has been duly executed and delivered by Archstone and New Archstone and constitutes a valid and binding obligation of Archstone and New Archstone, enforceable against Archstone and New Archstone in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 3.5(b)(1) to the Archstone Disclosure Letter and subject to receipt of the Archstone Shareholder Approvals, the execution and delivery of this Agreement by Archstone or New Archstone do not, and the consummation of the transactions contemplated by this Agreement to which any Archstone Party is a party and compliance by Archstone or New Archstone with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of any Archstone Party or any Archstone Subsidiary under, (i) the Archstone Declaration of Trust or the Archstone Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any other Archstone Party or Archstone Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Archstone or any Archstone Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Archstone or any Archstone Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have an Archstone Material Adverse Effect or (y) prevent or materially impair the ability of Archstone to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any Archstone Party or any Archstone Subsidiary in connection with the execution and delivery of this Agreement by Archstone or the consummation by Archstone or any Archstone Subsidiary of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of
  (x) the Form S-4 (as defined herein) and (y) such reports and filings under the Securities Act and under Sections 13(a) and 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing and acceptance for record of the REIT Articles of Merger and the Partnership Articles of Merger by the Department, (iii) the filing of the Delaware Certificate of Merger with the Office of the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5(b)(2) to the Archstone Disclosure Letter or (B) as may be required under (w) the HSR Act, (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Archstone from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, an Archstone Material Adverse Effect.

   3.6 SEC Documents; Financial Statements; Undisclosed Liabilities. Archstone has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since December 31, 1997 through the date hereof (the "Archstone SEC Documents"). All of the Archstone SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Archstone SEC Documents. None of the Archstone SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Archstone after the date hereof and prior to the Effective Time of the Merger contain, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Archstone and the Archstone Subsidiaries included in the Archstone SEC Documents complied, or will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Archstone and the Archstone Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act). Except for liabilities and obligations set forth in the Archstone SEC Documents or in Schedule 3.6 to the Archstone Disclosure Letter, neither Archstone nor any Archstone Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Archstone or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have an Archstone Material Adverse Effect.

   3.7 Absence of Certain Changes or Events. Except as disclosed in the Archstone SEC Documents or in Schedule 3.7 to the Archstone Disclosure Letter, since December 31, 2000 (the "Archstone Financial Statement Date"), Archstone and the Archstone Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had an Archstone Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in an Archstone Material Adverse Effect, (b) except for regular quarterly distributions not in excess of $0.41 per Archstone Common Share or the stated distribution rate for each Archstone Existing Preferred Share, subject to changes pursuant to Section 5.10 and to any Corresponding Archstone Dividends and Distributions paid pursuant to Section 1.15(e)(ii) and to rounding adjustments as necessary and with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to Archstone Common Shares or Archstone Existing Preferred Shares, (c) any split, combination or reclassification of any of Archstone's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have an Archstone Material Adverse Effect or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by Archstone or any Archstone Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Archstone SEC Documents or required by a change in GAAP.

   3.8 Litigation. Except as disclosed in the Archstone SEC Documents or in
Schedule 3.8 to the Archstone Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Archstone and the Archstone Subsidiaries (a) which are covered by insurance, subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Archstone or an Archstone Subsidiary) or, to the Knowledge of Archstone, threatened in writing against or affecting Archstone or any Archstone Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have an Archstone Material Adverse Effect or (ii) prevent or materially impair the ability of Archstone to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Archstone or any Archstone Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

   3.9 Properties.

     (a) Except as set forth in Schedule 3.9(a) to the Archstone Disclosure Letter, Archstone or one of the Archstone Subsidiaries owns fee simple title to each of the real properties listed in the Archstone SEC Filings as owned by it (the "Archstone Properties").

     (b) The Archstone Properties are not subject to any Encumbrances or Property Restrictions which reasonably could be expected to cause an Archstone Material Adverse Effect.

     (c) Valid policies of title insurance (or fully paid and enforceable commitments therefor) have been issued insuring Archstone's or the applicable Archstone Subsidiary's fee simple title or leasehold estate, as the case may be, to the Archstone Properties in amounts which are approximately equal to the purchase price thereof paid by Archstone or the applicable Archstone Subsidiaries therefor, except where the failure to obtain such title insurance would not reasonably be expected to have an Archstone Material Adverse

  Effect. Such policies are, at the date hereof, in full force and effect. No material claim has been made against any policy.

     (d) With respect to any Archstone Property with Five Hundred (500) units or more, Archstone has no Knowledge:

       (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over such Archstone Property where such failure would reasonably be expected to have a material adverse effect on such Archstone Property or of any pending threat of modification or cancellation of any of the same which would reasonably be expected to have a material adverse effect on such Archstone Property;

       (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting such Archstone Property issued by any governmental authority which would reasonably be expected to have a material adverse effect on such Archstone Property; or

       (iii) that it has received written or published notice to the effect that (a) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to such Archstone Property or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of such Archstone Property or by the continued maintenance, operation or use of the parking areas other than such notices, which, in the aggregate, would not reasonably be expected to have a material adverse effect on such Archstone Property.

     (e) With respect to Archstone Properties with less than Five Hundred
  (500) units, Archstone has no Knowledge:

       (i) that it has failed to obtain certificates, permits or licenses from any governmental authority having jurisdiction over any such Archstone Properties, the absence of which, in the aggregate, would reasonably be expected to have an Archstone Material Adverse Effect or of any pending threat of modification or cancellation of any of the same which, in the aggregate, would reasonably be expected to have an Archstone Material Adverse Effect;

       (ii) of any written notices of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting such Archstone Properties issued by any governmental authority which, in the aggregate, would reasonably be expected to have an Archstone Material Adverse Effect; or

       (iii) that it has received written or published notice to the effect that (a) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of such Archstone Property or
    (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of such Archstone Properties or by the continued maintenance, operation or use of the parking areas other than such notices, which, in the aggregate, would not reasonably be expected to have an Archstone Material Adverse Effect.

     (f) Archstone has no Knowledge (i) of any structural defects relating to Archstone Properties, Archstone Properties whose building systems are not in working order, physical damage to any Archstone Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit), except such structural defects, building systems not in working order and physical damage, which, in the aggregate, would not reasonably be expected to have an Archstone Material Adverse Effect.

     (g) Except as set forth in Schedule 3.9(g) to the Archstone Disclosure Letter, (i) all work to be performed, payments to be made and actions to be taken by Archstone or the Archstone Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any Archstone Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), have been performed, paid or taken, as the case may be, and (ii) Archstone has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each of cases (i) and
  (ii) except where the failure to do so would, in the aggregate, not reasonably be expected to have an Archstone Material Adverse Effect.

     (h) Insurance summaries previously provided by Archstone to Smith contain a true and complete list, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by Archstone or any Archstone Subsidiary. All such policies are in full force and effect and neither Archstone nor any Archstone Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of Archstone or any Archstone Subsidiary or any of their respective assets thereunder.

   3.10 Environmental Matters.

     Except as disclosed in the Archstone SEC Documents,

       (i) none of Archstone, any of the Archstone Subsidiaries or, to Archstone's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the Archstone Properties, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Archstone Properties) would, individually or in the aggregate, reasonably be expected to have an Archstone Material Adverse Effect;

       (ii) except as authorized by the Environmental Permits, there have been no Releases of Hazardous Materials at, on, under or from (A) the Archstone Properties, or (B) any real property formerly owned, operated or leased by Archstone or the Archstone Subsidiaries during the period of such ownership, operation or tenancy, which would, individually or in the aggregate, reasonably be expected to have an Archstone Material Adverse Effect;

       (iii) (y) Archstone and the Archstone Subsidiaries have not failed to comply with all Environmental Laws, and (z) neither Archstone nor any of the Archstone Subsidiaries has any liability under the Environmental Laws, except in each of cases (y) and (z) to the extent such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have an Archstone Material Adverse Effect; and

       (iv) Archstone and the Archstone Subsidiaries have been duly issued, and currently have and will maintain through the Merger Closing Date, all Environmental Permits necessary to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permits would not, individually or in the aggregate, reasonably be expected to have an Archstone Material Adverse Effect. Archstone and the Archstone Subsidiaries have timely filed applications for all Environmental permits.

   3.11 Taxes.

     (a) Each of Archstone, the Archstone Subsidiaries and the Archstone Non-Controlled Subsidiaries (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all material respects,
  (ii) has paid (or Archstone has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it and (iii) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns or reports or failure to pay such Taxes or failure to comply with such requirements would not reasonably be expected to have an Archstone Material Adverse Effect. The most recent audited financial statements contained in the Archstone SEC Documents reflect an adequate reserve for all material Taxes payable by Archstone, the Archstone Subsidiaries and the Archstone Non-Controlled Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Archstone Financial Statement Date, to Archstone's Knowledge, Archstone has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in
  Section 857(b)(6) of the Code, and none of Archstone, any Archstone Subsidiary or any Archstone Non-Controlled Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Archstone, any Archstone Subsidiary or any Archstone Non-Controlled Subsidiary. None of Archstone, any Archstone Subsidiary or any Archstone Non-Controlled Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to Archstone's Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving Archstone, any Archstone Subsidiary or any Archstone Non-Controlled Subsidiary is being considered by any Tax authority; and except as set forth on Schedule 3.11(a) to the Archstone Disclosure Letter, no audit, examination or other proceeding in respect of federal income Taxes involving Archstone, any Archstone Subsidiary or any Archstone Non-Controlled Subsidiary has occurred. To the Knowledge of Archstone, no deficiencies for any Taxes have been proposed, asserted or assessed against Archstone, any of the Archstone Subsidiaries or any Archstone Non-Controlled Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending.

     (b) Archstone (i) for all taxable years for which the IRS could assert a tax liability, has been subject to taxation as a REIT within the meaning of
  Section 856 of the Code and has qualified as a REIT for all such years,
  (ii) has operated since December 31, 2000 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for its taxable year that and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Archstone's Knowledge, no such challenge is pending or threatened. New Archstone (i) has operated since its formation to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date and (ii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Archstone's Knowledge, no such challenge is pending or threatened. Each Archstone Subsidiary which is a partnership, joint venture or limited liability company, at all times since it became an Archstone Subsidiary, (A)(i) has been treated for federal income tax purposes as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or as an association taxable as a corporation and (ii) has not owned any assets (including, without limitation, securities) that would cause Archstone to violate Section 856(c)(4) of the Code or (B)(i) has been treated for federal income tax purposes as a corporation and that qualifies as a REIT within the meaning of Section 856 of the Code, a qualified REIT subsidiary under Section 856(i) of the Code, or a taxable REIT Subsidiary under Section 856(l) of the Code. Archstone Partnership is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each Archstone Subsidiary which is a corporation has been since it became an Archstone Subsidiary, and each other issuer of securities in which Archstone holds securities (within the meaning of Section 856(c) of the Code but excluding "straight debt" of issuers described in Section 856(c)(7)) having a value of more than 10 percent of the total value of the outstanding securities of such issuer is a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code. Except as set forth in
  Schedule 3.11(b) to the Archstone Disclosure Letter, neither Archstone nor any Archstone Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. (S)1.337(d)-5T or
  (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

     (c) To Archstone's knowledge, as of the date hereof, Archstone is a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

     (d) There are no liens for Taxes upon the assets of Archstone, the Archstone Subsidiaries or the Archstone Non-Controlled Subsidiaries.

     (e) Neither Archstone nor any Archstone Subsidiary is a party to any Tax allocation or sharing agreement.

     (f) Archstone does not have any liability for the Taxes of any person other than Archstone, the Archstone Subsidiaries and Archstone Non-Controlled Subsidiaries, the Archstone Subsidiaries and the Archstone Non-Controlled Subsidiaries do not have any liability for the Taxes of any person other than Archstone, the Archstone Subsidiaries and the Archstone Non-Controlled Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

     (g) Since Archstone's taxable year which ended December 31, 1996, Archstone has qualified as a REIT, and commencing on January 1, 1997, and all times thereafter, Archstone qualified as an association described in Treasury Regulation (S)301.7701-2(b)(2) pursuant to Treasury Regulation
  (S)301.7701-3(b)(3)(i), and Archstone has not made any election pursuant to Treasury Regulation (S)301.7701-3(c)(1)(i) to change its classification from that of an association. Archstone is currently eligible to change its classification from that of an association to that of a partnership or an entity that is classified as an entity disregarded as separate from its owner, without being subject to the limitations imposed by Treasury Regulation (S)301.7701-3(c)(1)(iv).

     (h) Archstone and the Archstone Subsidiaries have disclosed to the IRS all positions taken on its federal income Tax returns which could reasonably be expected to give rise to a substantial understatement of Tax under Section 6662 of the Code.

   3.12 Brokers, Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Archstone and are described in the engagement letter dated April 23, 2001, between Morgan Stanley & Co. Incorporated and Archstone, a true, correct and complete copy of which has previously been given to Smith, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Archstone or any Archstone Subsidiary.

   3.13 Compliance with Laws. Neither Archstone nor any of the Archstone Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have an Archstone Material Adverse Effect.

   3.14 Contracts; Debt Instruments. Neither Archstone nor any Archstone Subsidiary has received a written notice that Archstone or any Archstone Subsidiary is in violation of or in default under (nor to the Knowledge of Archstone does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Archstone does such a violation or default exist, except as set forth on Schedule 3.14 to the Archstone Disclosure Letter or to the extent such violation or default, individually or in the aggregate, would not reasonably be expected to have an Archstone Material Adverse Effect.

   3.15 Opinion of Financial Advisor. Archstone has received the opinion of Morgan Stanley & Co. Incorporated, Archstone's financial advisor, to the effect that the consideration to be paid by Archstone and New Archstone in connection with the Mergers is fair, from a financial point of view, to Archstone.

   3.16 State Takeover Statutes. Archstone has taken and New Archstone will take all action necessary to exempt the transactions contemplated by this Agreement between Archstone and Smith and its Affiliates from the operation of Takeover Statutes.

   3.17 Investment Company Act of 1940. Neither Archstone, New Archstone nor any of the Archstone Subsidiaries is, or at the Effective Time of the Merger will be, required to be registered under the 1940 Act.

   3.18 Definition of "Knowledge of Archstone". As used in this Agreement, the phrase "Knowledge of Archstone" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 3.18 to the Archstone Disclosure Letter.

   3.19 Required Shareholder Approvals. The affirmative vote of the holders of not less than a majority of all votes entitled to be cast by holders of Archstone Common Shares outstanding and entitled to vote and voting together as a single class is the only vote of the holders of any class or series of Archstone capital shares or New Archstone capital shares of or on behalf of Archstone or New Archstone necessary or required under this Agreement or under applicable law to approve the Merger, the Archstone Merger, this Agreement, the proposed amendments to the Archstone Declaration of Trust, substantially in the form of Exhibit F, which have been approved by the Board of Trustees of Archstone (the "Proposed Archstone Charter Amendments"), the amendment or adoption of any stock option plan as necessary to satisfy Archstone's and New Archstone's obligations under Section 5.8(c) and the other matters contemplated hereby.

                                   ARTICLE 4

                                   COVENANTS

   4.1 Conduct of Smith's and Smith Partnership's Business Pending
Merger. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by Archstone or as contemplated in this Agreement, Smith and Smith Partnership shall, and shall cause (or, in the case of Smith Subsidiaries and Smith Non-Controlled Subsidiaries that Smith or Smith Partnership do not control, shall use commercially reasonable efforts to cause) each of the Smith Subsidiaries and each of the Smith Non-Controlled Subsidiaries to:

     (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, except for such changes as are expressly required by this Agreement;

     (b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

     (c) confer on a regular basis with one or more representatives of Archstone to report operational matters of materiality and, subject to
  Section 4.3, any proposals to engage in material transactions;

     (d) promptly notify Archstone of the occurrence or existence of any circumstance, event, occurrence, change or effect that has had or would reasonably be expected to have a Smith Material Adverse Effect;

     (e) promptly deliver to Archstone true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

     (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Smith Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

     (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Smith notifies Archstone that it is availing itself of such extensions and provided such extensions do not adversely affect Smith's status as a qualified REIT under the Code;

     (h) except as set forth in Schedule 4.1(h) to the Smith Disclosure Letter, maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

     (i) unless required by law or necessary to either (1) preserve Smith's status as a REIT, or (2) qualify or preserve the status of any Smith Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Code, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be (in which event Smith or the applicable Smith Subsidiary shall not fail to make such election in a timely manner) neither (A) make or rescind any express or deemed election relative to Taxes (except for the Election), (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect Smith, the Smith Subsidiaries or the Smith Non-Controlled Subsidiaries, nor (C) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are not reasonably expected to have a Smith Material Adverse Effect.

     (j) except as set forth in Schedule 4.1(j) to the Smith Disclosure Letter, not (1) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property except (A) as permitted in a property capital budget approved in writing by Archstone or delivered to Archstone as provided for in
  Section 2.18(f) or (B) other transactions involving consideration of less than $10,000,000 in the aggregate for all such transactions, (2) encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except (A) ongoing renovations or capital repair projects as described on Schedule 4.1(j) or (B) in the ordinary course of its leasing activities consistent with past practice,
  (3) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) except for (A) refinancing or replacement of any existing indebtedness in the ordinary course of business consistent with past practices on commercially reasonable terms for the matters set forth on Schedule 4.1(j), (B) working capital under its revolving line(s) of credit or other indebtedness which is secured by a second mortgage on any Smith Property and (C) Commitments for indebtedness in connection with the matters described on Schedule 4.1(j); provided, however, the aggregate indebtedness outstanding of Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries (including any additional indebtedness permitted pursuant to Section 4.1(j)(3)(B) and Section 4.1(j)(3)(C)) shall at no time prior to September 30, 2001 exceed $1,600,000,000 and at no time prior to March 30, 2002 exceed $1,750,000,000, or (4) materially modify, amend or terminate or enter into any Commitment to materially modify, amend or terminate, any indebtedness (secured or unsecured) in existence as of the date hereof except as provided in this Section 4.1(j).

     (k) not amend the Smith Articles or the Smith Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Smith Subsidiary or any Smith Non-Controlled Subsidiary except to the extent necessary to reflect the admission of additional limited partners in connection with transfers or conversions of interests as required by any contract or agreement of Smith, any Smith Subsidiary or any Smith Non-Controlled Subsidiaries in effect as of the date hereof and except as permitted by this Agreement;

     (l) except in connection with, and as permitted by the Recapitalization Agreement, not classify or re-classify any unissued shares of stock; make no change in the number of shares of stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 2.3 to the Smith Disclosure Letter; (ii) the redemption of Smith OP Units under the Smith Partnership Agreement solely for shares of Smith Common Stock unless, and only to the extent that, such redemption solely for shares of Smith Common Stock would reasonably be expected to cause Smith not to qualify as a REIT for federal income tax purposes; (iii) the conversion of Smith Preferred Shares or Smith Preferred Units; (iv) the issuance of up to 350,000 shares of Smith in connection with acquisitions of property by CESI or its Subsidiaries (and the corresponding issuance of OP Units); or (v) except as permitted by this Agreement;

     (m) except as set forth in Schedule 4.1(m) to the Smith Disclosure Letter, grant no options or other right or commitment relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Smith Stock Options or Smith Stock Rights;

     (n) except as provided in Section 5.10 and in connection with the use of Smith Common Stock to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Smith Common Stock, Smith Preferred Stock, Smith OP Unit or Smith Preferred OP Unit or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of stock, membership interests or units of partnership interest of Smith or any Smith Subsidiary, except for redemptions of Smith OP Units, whether or not outstanding on the date of this Agreement, under the Smith Partnership Agreement in which solely Smith Common Stock is utilized;

     (o) not sell, lease, mortgage, subject to Lien (or, in the case of an involuntary Lien, fail to have such Lien removed within 30 days of the creation thereof) or otherwise dispose of any of the Smith Properties, except in connection with (i) a transaction that is permitted by Section 4.1(j), (ii) a transaction that is made in the ordinary course of business and is the subject of a binding contract in existence on the date of this Agreement and disclosed in Schedule 2.18 to the Smith Disclosure Letter or
  (iii) in connection with leasing activities consistent with past practice or good business judgment;

     (p) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in the ordinary course of business and is not material, individually or in the aggregate;

     (q) except as set forth in Schedule 4.1(q) to the Smith Disclosure Letter, not (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to those Smith Subsidiaries or Smith or Smith Non-Controlled Subsidiaries or its partners that are in existence or are contractually committed on the date hereof and ordinary course expense advances to employees and except in connection with a transaction permitted by Section 4.1(j), or (ii) enter into any new, or amend or supplement any existing, contract, lease or other agreement with any Smith Non-Controlled Subsidiary other than in the ordinary course of business consistent with past practice;

     (r) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Archstone or incurred in the ordinary course of business consistent with past practice or as otherwise permitted under the terms of this Agreement;

     (s) except in connection with the transactions that are permitted by
  Section 4.1(j), not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

     (t) except as set forth in Schedule 4.1(t) to the Smith Disclosure Letter, not enter into any Commitment with any officer, director or Affiliate of Smith or any of the Smith Subsidiaries or Smith Non-Controlled Subsidiaries, which, if entered into prior to the date hereof, would have been required to be disclosed on Schedule 2.11 to the Smith Disclosure Letter, or is with a consultant;

     (u) not increase any compensation, pay any bonuses or enter into or amend any employment, severance or other similar arrangement with any of its officers, directors or employees earning more than $100,000 per annum, other than as required by any contract or Employee Plan;

     (v) except as set forth in Schedule 4.1(v) to the Smith Disclosure Letter, not adopt any new employee benefit plan, policy, program or arrangement or amend any existing Employee Plans or rights;

     (w) not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

     (x) not change the ownership of any of its Subsidiaries or any of its Non-Controlled Subsidiaries, except (i) changes contemplated by this Agreement, (ii) changes which arise as a result of the acquisition of Smith OP Units in exchange for Smith Common Stock pursuant to exercise of the Smith OP Unit redemption right under the Smith Partnership Agreement or
  (iii) changes by parties other than Smith, any of the Smith Subsidiaries or any of the Smith Non-Controlled Subsidiaries;

     (y) not accept a promissory note in payment of the exercise price payable under any option to purchase shares of Smith Common Stock;

     (z) not enter into any Tax Protection Agreement;

     (aa) not settle or compromise any material federal, state, local or foreign tax liability; and

     (bb) not authorize or publicly announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

   4.2 Conduct of Archstone's Business Pending Merger. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by Smith or as contemplated in this Agreement, Archstone shall, and shall cause (or, in the case of Archstone Subsidiaries and Archstone Non-Controlled Subsidiaries that Archstone does not control, shall use commercially reasonable efforts to cause) each of the Archstone Subsidiaries and Archstone Non-Controlled Subsidiaries to:

     (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, except for such changes as are expressly required by this Agreement;

     (b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

     (c) confer on a regular basis with one or more representatives of Smith to report operational matters of materiality and, subject to Section 4.3, any proposals to engage in material transactions;

     (d) promptly notify Smith of the occurrence or existence of any circumstance, event, occurrence, change or effect that has had or would reasonably be expected to have an Archstone Material Adverse Effect;

     (e) promptly deliver to Smith true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

     (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Archstone Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

     (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided such extensions do not adversely affect Archstone's status as a qualified REIT under the Code;

     (h) except as set forth in Schedule 4.2(h) to the Archstone Disclosure Letter, maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof,

     (i) unless required by law or necessary to either (1) preserve Archstone's status as a REIT, or (2) qualify or preserve the status or any Archstone Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Code, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be (in which event Archstone or the applicable Archstone Subsidiary shall not fail to make such election in a timely manner), neither (A) make or rescind any express or deemed election relative to Taxes (except for the Election) nor
  (B) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to have an Archstone Materially Adverse Effect;

     (j) except as contemplated by this Agreement and except as set forth in
  Schedule 4.2(j) to the Archstone Disclosure Letter, not classify or re-classify any unissued shares of beneficial interest; make no change in the number of shares of beneficial interest issued and outstanding, (i) other than pursuant to the exercise of options disclosed in Schedule 3.3 to the Archstone Disclosure Letter or (ii) except as permitted by this Agreement;

     (k) except as provided in Section 5.10 hereof and in connection with the use of Archstone Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein or as set forth in Schedule 4.2(l), not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Archstone Common Shares or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of beneficial interest, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, membership interests, or units of partnership interest of Archstone or any Archstone Subsidiary, except for redemptions of Archstone Common Shares required under the Archstone Declaration of Trust in order to preserve the status of Archstone as a REIT under the Code;

     (l) except as contemplated by this Agreement and except as set forth on
  Schedule 4.2(l) to the Archstone Disclosure Letter, not adopt any new employee benefit plan, policy, program or arrangement or amend any existing plans or rights;

     (m) not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

     (n) not (A) enter into or agree to effect any merger, acquisition, consolidation, reorganization, or other business combination with any third party in which Archstone is not the surviving party thereto or (B) enter into or agree to effect any merger, acquisition, exchange offer or other business combination with a third party in which Archstone is the surviving party that would result in the issuance of equity securities representing in excess of 15% of the outstanding Archstone Common Shares on the date any such business combination is entered into or agreed to unless, in either such case, such business combination is approved by Smith, which approval shall not be unreasonably withheld or delayed;

     (o) except for the Archstone Declaration of Trust, the Archstone Bylaws, the New Archstone Declaration of Trust, the New Archstone Bylaws, the Proposed Archstone Charter Amendments or as set forth on Schedule 4.2(o) to the Archstone Disclosure Letter, not amend the respective declaration of trust or bylaws of Archstone or New Archstone; or

     (p) not authorize or publicly announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

   4.3 No Solicitation.

     (a) On and after the date hereof and prior to the Effective Time of the Mergers, Smith (for itself and in its capacity as the sole general partner of Smith Partnership) agrees that:

       (i) none of it, any of its Subsidiaries (including Smith Partnership) or any of its Non-Controlled Subsidiaries shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any direct or indirect
    (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 15% or more of the outstanding voting equity securities of Smith or outstanding partnership interests of Smith Partnership (including, without limitation, partnership interests and units), except an underwritten public offering of Smith Common Stock, for cash, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition ("Transfer") of any assets of Smith or Smith Partnership in one or a series of related transactions that, if consummated, would result in the Transfer of more than 15% of the assets of Smith or Smith Partnership, other than the Mergers (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by amending or granting any waiver under, the Smith Rights Agreement);

       (ii) Smith will use its best efforts to cause any officer, director, employee, affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of itself or any of its Subsidiaries (including Smith Partnership) or any of its Non-Controlled Subsidiaries (each, a "Representative") not to engage in any of the activities described in
    Section 4.3(a)(i);

       (iii) (A) it, any of its Subsidiaries (including Smith Partnership) and any of its Non-Controlled Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Acquisition Proposal) and will take commercially reasonable actions to inform each of its Representatives, and each of the Persons referred to in Section 4.3(b), of the obligations undertaken in this Section 4.3 and to cause each of its Representatives to comply with such obligations, and (B) it shall promptly request each Person, if any, that has executed a confidentiality agreement within the twenty-four months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it, any of its Subsidiaries (including Smith Partnership), and any of its Non-Controlled Subsidiaries; and

       (iv) it will (A) notify Archstone promptly (but in any event within 24 hours), orally and in writing, if it, any of its Subsidiaries (including Smith Partnership), any of its Non-Controlled Subsidiaries or any of its Representatives receive (1) an Acquisition Proposal or any amendment or change in any previously received Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, any of its Subsidiaries (including Smith Partnership), or any of its Non-Controlled Subsidiaries by any Person that has made, or to Smith's knowledge may be considering making, an Acquisition Proposal, or
    (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request, the material terms of such Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to Archstone copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep Archstone informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal, indication or request.

     (b) Notwithstanding Section 4.3(a), the Board of Directors of Smith (including with respect to Smith's capacity as the sole general partner of Smith Partnership) shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any Person that makes a bona fide written Acquisition Proposal to the Board of Directors of Smith after the date hereof which was not invited, initiated, solicited or encouraged, directly or indirectly, by it, any of its Subsidiaries (including Smith Partnership), any of its Non-Controlled Subsidiaries or any of its Representatives on or after the date hereof, if, and only to the extent that (i) a majority of the Board of Directors of Smith determines in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Acquisition Proposal (as defined herein), (ii) Smith (including Smith Partnership) complies with all of its obligations under this Agreement, (iii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Smith provides written notice to Archstone to the effect that it is furnishing information to, or entering into discussions with such Person and (iv) Smith enters into a confidentiality agreement with such Person the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects no less favorable to such party, and no less restrictive to the Person making such Acquisition Proposal, than those contained in the Confidentiality Agreement, dated April 19, 2001, between Smith and Archstone (the "Confidentiality Agreement").

     (c) Notwithstanding anything to the contrary set forth in Section 4.3(a) or 4.3(b), in the event that an Acquisition Proposal constitutes a Superior Acquisition Proposal (as defined herein), nothing contained in this Agreement shall prohibit the Board of Directors of Smith from withdrawing, modifying, amending or qualifying its recommendation of this Agreement and the Merger as required under Section 5.1(d) hereof and recommending such Superior Acquisition Proposal to its stockholders: (i) if but only if,
  Smith: (A) complies fully with this Section 4.3 and (B) provides Archstone with at least three (3) business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of this Agreement or the Merger, (ii) if, in the event that during such three (3) business days Archstone makes a counter proposal to such Superior Acquisition Proposal (any such counter proposal being referred to in this Agreement as a "Counter Proposal"), Smith's Board of Directors in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines (A) that the Counter Proposal is not at least as favorable to Smith's stockholders as the Superior Acquisition Proposal, from a financial point of view, or (B) the Counter Proposal is not at least as favorable generally to Smith's stockholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal) as the Superior Acquisition Proposal, and
  (iii) Smith shall have terminated this Agreement in accordance with Section 7.1(h).

     (d) For all purposes of this Agreement, "Superior Acquisition Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, Smith (and/or Smith Partnership) pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of itself and its Subsidiaries (including Smith Partnership) or otherwise (i) on terms which a majority of Smith's Board of Directors determines in good faith, (A) after consultation with its financial advisors of nationally recognized reputation, are superior, from a financial point of view, to Smith's stockholders to those provided for in the Merger and (B) to be more favorable generally to Smith's stockholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal) than the Merger, (ii) for which financing, to the extent required, in the reasonable judgment of Smith's Board of Directors is capable of being obtained and (iii) which Smith's Board of Directors determines in good faith is reasonably capable of being consummated.

     (e) Any disclosure that the Board of Directors of Smith may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this
  Section 4.3.

     (f) Nothing in this Section 4.3 shall (i) permit Smith to terminate this Agreement (except as expressly provided in Article 7) or (ii) affect any other obligations of Smith under this Agreement.

   4.4 Affiliates. Prior to the Effective Time of the Merger, Smith shall cause to be prepared and delivered to Archstone a list (reasonably satisfactory to counsel for Archstone) identifying all Persons who, at the time of the Smith Stockholders Meeting and the Archstone Shareholders Meeting, may be deemed to be "affiliates" of Smith or Smith Partnership as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Smith shall use its commercially reasonable efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Archstone on or prior to the Effective Time of the Merger a written agreement, in the form previously approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any New Archstone Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or as otherwise permitted by the Securities Act and except for or pursuant to pledges which are in effect as of the Merger Closing Date or pledges which are otherwise permitted under the Shareholders Agreement. New Archstone shall be entitled to place legends as specified in such written agreements on the certificates representing any New Archstone Common Shares to be received pursuant to the terms of this Agreement by such Rule 145 Affiliates who have executed such agreements and to issue appropriate stop transfer instructions to the transfer agent for the New Archstone Common Shares or Archstone Surviving Subsidiary Common Shares, issued to such Rule 145 Affiliates, consistent with the terms of such agreements. Each of Archstone Surviving Subsidiary and New Archstone shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Rule 145 Affiliate of Smith or Archstone may reasonably request, all to the extent required from time to time to enable such Rule 145 Affiliate to sell shares of beneficial interest of New Archstone received by such Rule 145 Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

   4.5 Other Actions. Each of Smith and Smith Partnership, on the one hand, and Archstone and New Archstone, on the other hand, shall not take, and shall use commercially reasonable efforts to cause their respective Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement becoming untrue such that any of the conditions to the Merger set forth in Section 6.2(a) or Section 6.3(a), as the case may be, are incapable of being satisfied or (ii) except as expressly required by Section 4.3, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

   5.1 Preparation of the Form S-4 and the Proxy Statement; Smith Stockholders Meeting, Smith Partnership Consent Solicitation and Archstone Shareholders Meeting.

     (a) As promptly as practicable after execution of this Agreement, (i) each of Smith and Archstone shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, one or more joint proxy statements/prospectuses, forms of proxies and information statements (such joint proxy statement(s)/prospectus(es) and information statements together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the shareholder meeting of Smith and the shareholder meeting of Archstone, the vote of the stockholders of Smith with respect to the Merger and the shareholders of Archstone with respect to the Merger and the Archstone Merger (which shall include a vote for both the Primary Archstone Merger and the Alternative Archstone Merger), and the consent, if any, of partners of Smith Partnership in connection with any required Smith Partner Approval and (ii) in connection with the clearance by the SEC of the Joint Proxy Statement, each of Archstone, New Archstone and Smith, if applicable, shall prepare and file with the SEC under the Securities Act one or more registration statements on Form S-4 (such registration statements, together with any amendments or supplements thereto, the "Form S-4"), in which the Joint Proxy Statement will be included, as one or more prospectuses in connection with the registration under the Securities Act of (A) the New Archstone Common Shares and New Archstone Preferred Shares to be distributed to the holders of Smith Common Stock and Smith Preferred Shares in the Merger and to the holders of Archstone Shares of Beneficial Interest in the Archstone Merger and (B) the Archstone Surviving Subsidiary Class A Shares to be distributed to the holders of Smith OP Units in the Partnership Merger and the corresponding New Archstone Common Shares that may be issued upon the redemption of such Archstone Surviving Subsidiary Class A Shares pursuant to the New Archstone Declaration of Trust. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Smith, Smith Partnership, Archstone and New Archstone shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Joint Proxy Statement and the Form S-4. Each of Archstone, New Archstone and Smith, if applicable, shall use its commercially reasonable efforts, and Smith will cooperate with Archstone, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Smith and Smith Partnership, on the one hand, and Archstone and New Archstone, on the other hand, agree promptly to correct any information provided by it for use in the Joint Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Joint Proxy Statement and the Form S-4 and to cause the Joint Proxy Statement and the Form S-4 as amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders and shareholders and partners, in each case as and to the extent required by applicable federal and state securities laws. Each of Smith, Smith Partnership, Archstone and New Archstone agrees that the information provided by it for inclusion in the Joint Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders and shareholders of Smith and Archstone and at the time of the respective taking of consents, if any, of partners of Smith Partnership, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Archstone and New Archstone will advise and deliver copies (if any) to Smith, promptly after it receives notice thereof, of any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (regardless of whether such requests relate to Archstone or New Archstone, on the one hand, or Smith or Smith Partnership, on the other hand), and Archstone and New Archstone shall promptly notify Smith, and Smith shall promptly notify Archstone, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and
  (iv) the suspension of the qualification and registration of the New Archstone Common Shares, New Archstone Preferred Shares and Archstone Surviving Subsidiary Shares of Beneficial Interest issuable in connection with the Mergers or the Archstone Merger.

     (b) Each of Smith, Smith Partnership, Archstone and New Archstone shall use its commercially reasonable efforts to timely mail the joint proxy statement/prospectus contained in the Form S-4 to its shareholders. It shall be a condition to the mailing of the joint proxy statement/prospectus that (i) Archstone shall have received a "comfort" letter from Arthur Andersen LLP, independent public accountants for Smith and Smith Partnership, of the kind contemplated by the Statement of

  Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time of the Merger, addressed to Archstone, in form and substance reasonably satisfactory to Archstone, concerning the procedures undertaken by Arthur Andersen LLP with respect to the financial statements and information of Smith, Smith Partnership and their Subsidiaries and Non-Controlled Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Smith shall have received a "comfort" letter from KPMG LLP, independent public accountants for Archstone, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time of the Merger, addressed to Smith and Smith Partnership, in form and substance reasonably satisfactory to Smith, concerning the procedures undertaken by KPMG LLP with respect to the financial statements and information of Archstone, New Archstone and their Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. Each of Smith and Smith Partnership also shall use commercially reasonable efforts to cause Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to Archstone to have delivered an opinion, which opinion shall be filed as an exhibit to the Form S-4, as to the federal income tax matters described in clause (i) of
  Section 6.2(d) and Section 6.3(e) and such other federal income tax matters as are required to be addressed in the Form S-4 and the Joint Proxy Statement under the applicable rules of the SEC. Archstone shall use commercially reasonable efforts to cause Mayer, Brown & Platt or other counsel reasonably satisfactory to Smith to have delivered an opinion, which opinion shall be filed with the SEC as an exhibit to the Form S-4, as to the federal income tax matters described in clause (ii) of Section 6.2(d), Section 6.2(e) and Section 6.3(d) and such other federal income tax matters as are required to be addressed in the Form S-4 and the Joint Proxy Statement under the applicable rules of the SEC. Such opinions shall contain customary exceptions, assumptions and qualifications and be based upon customary representations.

     (c) Archstone will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the shareholders of Archstone), convene and hold a meeting of its shareholders (the "Archstone Shareholders Meeting") for the purpose of obtaining the Archstone Shareholder Approvals. Archstone shall, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger, the Archstone Merger, the Proposed Archstone Charter Amendments and the transactions contemplated by this Agreement.

     (d) Smith will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the shareholders of Smith), convene and hold a meeting of its shareholders (the "Smith Stockholders Meeting") for the purpose of obtaining the Smith Stockholder Approvals. Smith shall, through its Board of Directors, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement and include such recommendation in the Proxy Statement; provided, however, that prior to the Smith Stockholders Meeting, such recommendation may be withdrawn, modified, amended or qualified if and only to the extent permitted by Section 4.3(c) hereof.

     (e) Archstone and Smith shall use their commercially reasonable efforts to convene their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(c), 5.1(d) and 5.3, shall be a day not later than 60 days after the date the Joint Proxy Statement is mailed.

     (f) If on the date for the Archstone Shareholders Meeting and Smith Stockholders Meeting established pursuant to Section 5.1(e) of this Agreement, either Archstone or Smith has not received duly executed proxies for a sufficient number of votes to approve the Merger, then both parties shall recommend the adjournment of their respective shareholders meetings until one or more dates not later than the date 10 days after the originally scheduled date of the shareholders meetings.

     (g) Smith shall request written consents for approval by the limited partners of Smith Partnership of each of the matters described in the definition of Smith Partner Approvals. Smith shall vote in favor of or consent to, as applicable, each of the matters described in the definition of Smith Partner Approvals, to the extent approval thereof is required by the Smith Partnership Agreement. Smith shall recommend to the limited partners of Smith Partnership that they approve such matters. Smith shall execute its written consent to each of the matters described in the definition of Smith Partner Approvals, on the 20th business day after mailing of the Joint Proxy Statement to holders of the Smith OP Units and Smith Preferred OP Units.

   5.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties in existence on the date hereof, each of the parties shall, and shall cause each of its Subsidiaries and its Non-Controlled Subsidiaries to, afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries and its Non-Controlled Subsidiaries to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Within fifteen (15) business days after the end of each calendar month, Smith shall furnish to Archstone a copy of a regularly prepared financial report which sets forth the aggregate indebtedness outstanding of Smith, the Smith Subsidiaries and the Smith Non-Controlled Subsidiaries (including any additional indebtedness) as of such month end. Each of the parties shall, and shall cause its Subsidiaries and its Non-Controlled Subsidiaries to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence in accordance with the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof.

   5.3 Notification.

     (a) Subject to the terms and conditions herein provided, Smith and Smith Partnership shall: (i) use commercially reasonable efforts to cooperate with Archstone (or following the Archstone Merger, New Archstone) in (A) determining which filings are required to be made prior to the Effective Time of the Merger with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time of the Merger from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, any filing under the HSR Act, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Mergers, such consents to be in form reasonably satisfactory to each of the parties; (iii) use best efforts to obtain the Smith Stockholder Approvals and the Smith Partner Approvals; and (iv) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purpose of this Agreement, Smith and Smith Partnership shall take all such necessary action.

     (b) Subject to the terms and conditions herein provided, Archstone and New Archstone shall: (i) use commercially reasonable efforts to cooperate with Smith and Smith Partnership in (A) determining which filings are required to be made prior to the Effective Time of the Merger with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time of the Merger from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, any filing under the HSR Act, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Archstone Merger and the Mergers, such consents to be in form reasonably satisfactory to each of the parties; (iii) use best efforts to obtain the Archstone Shareholder Approvals; and (iv) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purpose of this Agreement, Archstone and New Archstone shall take all such necessary action.

     (c) Smith and Smith Partnership shall use commercially reasonable efforts to obtain from Arthur Andersen LLP access to all work papers relating to audits of Smith and Smith Partnership performed by Arthur Andersen LLP, and the continued cooperation of Arthur Andersen LLP with regard to the preparation of consolidated financial statements for the Surviving Trust and the Surviving Entity.

     (d) Smith and Smith Partnership shall give prompt notice to Archstone and New Archstone, and Archstone and New Archstone shall give prompt notice to Smith and Smith Partnership, (i) if such party becomes aware that any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   5.4 Tax Matters.

     (a) Each of Archstone and New Archstone shall use its commercially reasonable efforts before the effective time of the Archstone Merger to cause the Archstone Merger to qualify as one or more reorganizations under the provisions of Section 368(a)(1)(F) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

     (b) Each of Archstone, New Archstone and Smith shall use its commercially reasonable efforts before and after the Effective Time of the Merger to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and the Partnership Merger to be treated as described in Section 1.4(b) and Sections 6.2(e) and 6.3(e) and to obtain with respect to the Mergers the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

     (c) Archstone Surviving Subsidiary shall elect pursuant to Treasury Regulation (S) 301.7701-3(c)(1)(i) to be treated either as a domestic eligible entity with a single owner electing to be disregarded as a separate entity or as a partnership, as applicable, effective not later than one day prior to the Merger Closing Date and shall file not later than one day prior to the Merger Closing Date, a properly completed and executed Form 8832 with the Internal Revenue Service to effect such election.

   5.5 Public Announcements. The initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement. Smith will consult with Archstone before issuing, and provide Archstone the opportunity to review and comment upon, any material press release or other written public statement, including, without limitation, any press release or other written public statement which addresses in any manner the transactions contemplated by this Agreement (except for releases which are consistent with prior written public statements), and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

   5.6 Listing. New Archstone shall use commercially reasonable efforts to cause the New Archstone Common Shares, New Archstone Series A Preferred Shares, New Archstone Series C Preferred Shares and New Archstone Series D Preferred Shares to be issued in the Merger (or upon redemption of Archstone Common Shares pursuant to the Archstone Declaration of Trust) to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior to the Effective Time of the Merger.

   5.7 Transfer and Gains Taxes. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time of the Merger, the Surviving Trust and the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of New Archstone Common Shares or Archstone Surviving Subsidiary Class B Shares, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any Tax imposed under the Code).

   5.8 Benefit Plans and Other Employee Arrangements.

     (a) Benefit Plans. After the Effective Time of the Merger, all employees of Smith, the Smith Subsidiaries, any Smith Non-Controlled Subsidiaries and any Subsidiary thereof who are employed by the Surviving Entity or any of the Surviving Entity's Subsidiaries shall be eligible to participate in substantially the same manner as other similarly situated employees of the Surviving Entity or any of the Surviving Entity's Subsidiaries who were formerly employees of Archstone in any Pension Plan or Welfare Plan sponsored or maintained by the Surviving Entity or the Surviving Trust after the Effective Time of the Merger (the "Survivor Plans") or, if Archstone determines it is not practicable for such employees to do so immediately after the Effective Time of the Merger, then such employees shall continue to be eligible to participate in Employee Plans which constitute Pension Plans or Welfare Plans which are continued by the Surviving Entity or the Surviving Trust until such time as Archstone determines it is practicable to include them in the Survivor Plans as contemplated above. With respect to each Survivor Plan, service with Smith or any Smith Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting (if applicable) and determination of the level of entitlement to (other than benefit accrual under a defined benefit plan), benefits under such Survivor Plans to the extent such service was taken into account for similar purposes under a corresponding Employee Plan. Archstone shall, or shall cause its Subsidiaries to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements of the Survivor Plan which is applicable to all employees of Smith, the Smith Subsidiaries, any Smith Non-Controlled Subsidiaries or any Subsidiary thereof who are employed by the Surviving Entity under any Welfare Plan that such employees may be eligible to participate in after the Effective Time of the Merger, other than limitations or waiting periods that are in effect with respect to such employees as of the Effective Time of the Merger under a Corresponding Employee Plan and that have not been satisfied as of the Effective Time of the Merger, and (ii) provide each such employee of Smith, the Smith Subsidiaries, any Smith Non-Controlled Subsidiaries or any Subsidiary thereof who is employed by the Surviving Entity or any of the Surviving Entity's Subsidiaries with credit for any co-payments and deductibles paid during the plan year prior to the Effective Time of the Merger under a corresponding Employer Plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under any Survivor Plan which is a Welfare Plan that such employees are eligible to participate in after the Effective Time of the Merger.

     (b) Stock Option and Restricted Stock Plans. The stock option plans or programs of Smith and the restricted stock plans or programs of Smith shall be discontinued as of the Effective Time of the Merger.

     (c) Smith Stock Options. Immediately prior to the date on which the Smith stockholders approve the Merger, each outstanding Smith Stock Option shall, effective as of such time, become fully vested and exercisable to the extent not already so vested and exercisable and, to the extent not otherwise provided in the applicable option agreement as permitted by applicable law, each such Smith Stock Option shall be automatically converted at the Effective Time of the Merger into an option (a "Substituted Option") to purchase a number of New Archstone Common Shares equal to the number of shares of Smith Common Stock that could have been purchased (assuming full vesting) under such Smith Stock Option multiplied by 1.975 (rounded down to the nearest whole number of shares of Smith Common Stock) at an exercise price per New Archstone Common Share equal to the per-share option exercise price specified in the Smith Stock Option divided by 1.975 (rounded up to the nearest whole cent). Such Substituted Option shall otherwise be subject to the same terms and conditions as such Smith Stock Option. For purposes of expiration and otherwise, the date of grant of the Substituted Option shall be the date on which the corresponding Smith Stock Option was granted. As soon as practicable after the date hereof and subject to applicable law, Archstone shall offer to purchase, subject to consummation of the Mergers, all outstanding Smith Stock Options from the holders thereof for an amount in cash in respect thereof equal to the product of (i) the excess, if any, of (A) $49.48 over (B) the exercise price of such Smith Stock Option and
  (ii) the number of shares of Smith Common Stock subject thereto. If the holder of any such Smith Stock Option tenders such option prior to 11:59 p.m., Mountain Time, on the second business day following the Effective Time of the Merger, then within seven business days after the Effective Time of the Merger, Archstone shall, subject to reduction for required withholding taxes, pay to each such tendering former holder of Smith Stock Options the purchase price thereof. As promptly as reasonably practicable after the Effective Time of the Merger, New Archstone shall issue to each holder of an outstanding Smith Stock Option a document evidencing the foregoing assumption by New Archstone. In respect of each Smith Stock Option assumed by New Archstone, but not tendered for cash, and converted into a substituted option, and the New Archstone Common Shares underlying such Substituted Option, New Archstone shall, as soon as practicable after the Effective Time of the Merger, file and keep current a Registration Statement on Form S-8 or other appropriate registration statement for as long as Substituted Options remain outstanding.

     (d) Smith Stock Rights. All Smith Stock Rights set forth in Schedule 5.8(d) of the Smith Disclosure Letter shall, by virtue of this Agreement and without further action of Smith, Archstone or the holder of such Smith Stock Rights, to the extent required in the plan, agreement or instrument pursuant to which such shares of restricted stock were granted, vest and become free of all restrictions immediately prior to the Effective Time of the Merger and shall be converted into the Merger Consideration upon the Effective Time of the Merger pursuant to Section 1.12.

   5.9 Indemnification.

     (a) From and after the Effective Time of the Merger, the Surviving Trust and the Surviving entity (collectively, the "Indemnifying Parties") shall provide exculpation and indemnification for each individual who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer or director of Smith or any Smith Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Smith and the Smith Subsidiaries immediately prior to the Effective Time of the Merger in its charter, Bylaws or in its partnership, operating or similar agreement, as in effect on the date hereof.

     (b) In addition to the rights provided in Section 5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any action by or on behalf of any or all security holders of Smith, New Archstone, or Archstone Surviving Subsidiary or any Smith Subsidiary or Archstone Subsidiary, or by or in the right of Smith, Archstone, New Archstone, the Surviving Trust, the Surviving Entity or Archstone Surviving Subsidiary or any Smith Subsidiary or Archstone Subsidiary, or any claim, action, suit, proceeding or investigation in which any individual who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, an officer, employee or director of Smith or any Smith Subsidiary (the "Indemnification Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Smith or any of the Smith Subsidiaries or any action or omission by such individual in his capacity as a director, or
  (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time of the Merger, the Indemnifying Parties shall, from and after the Effective Time of the Merger, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnification Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. Any Indemnification Party proposing to assert the right to be indemnified under this Section 5.9(b) shall, promptly after receipt of notice of commencement of any action against such Indemnification Party in respect of which a claim is to be made under this
  Section 5.9(b) against the Indemnifying Parties, notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such claim, action, suit, proceeding or investigation; and provided further, however, that, in the case of any action pending at the Effective Time of the Merger, notification pursuant to this Section 5.9(b) shall be received by Archstone prior to such Effective Time. If any such action is brought against any of the Indemnification Parties and such Indemnification Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnification Parties promptly after receiving notice of the commencement of the action from the Indemnification Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnification Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnification Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnification Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnification Parties or any decree or restriction on the Indemnification Parties; provided further, however, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnification Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnification Parties of a release from all liability with respect to such action. The Indemnification Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnification Parties unless (i) the employment of counsel by the Indemnification Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Parties) between the Indemnification Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnification Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action from the Indemnification Parties, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties and shall promptly be paid by each Indemnifying Party as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law; provided, however, that in no event shall any contingent fee arrangement be considered reasonable. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnification Party to repay any expenses advanced if it shall ultimately be determined that the Indemnification Party is not entitled to be indemnified against such expense. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other

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

  charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnification Parties unless
  (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to other Indemnification Parties or (c) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Parties) between any of the Indemnification Parties and the other Indemnification Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent and
  (ii) shall not have any obligation hereunder to any Indemnification Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnification Parties shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto.

     (c) At or prior to the Effective Time of the Merger, Archstone and New Archstone shall purchase directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time of the Merger for a period of six years with respect to those individuals who are currently covered by Smith's directors' and officers' liability insurance policy on terms with respect to such coverage and amount, taken together, no less favorable to Smith's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof.

     (d) This Section 5.9 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties, the Indemnification Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Archstone and New Archstone. Each of the Indemnified Parties and the Indemnification Parties shall be entitled to enforce the covenants contained in this Section 5.9 and Archstone and New Archstone acknowledge and agree that each Indemnified Party and Indemnification Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party or such Indemnification Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.9.

     (e) If the Surviving Trust or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

   5.10 Declaration of Dividends and Distributions. From and after the date of this Agreement, neither Smith, Archstone nor, following the Archstone Merger, New Archstone shall make any dividend or distribution to its respective shareholders without the prior written consent of the other party; provided, however, the written consent of the other party shall not be required for the authorization and payment of (a) distributions at their respective stated dividend or distribution rates with respect to Archstone Existing Preferred Shares or any series of Smith Preferred Stock, (b) quarterly distributions with respect to the Smith Common Stock of $0.585 per share for the quarter ending June 30, 2001 and each quarter thereafter and (c) quarterly distributions with respect to the Archstone Common Shares of up to $0.41 per share for the quarter ending June 30, 2001 and for each quarter thereafter; provided, however, the record date for each distribution with respect to the Smith Common Stock shall be the same date as the record date for the quarterly distribution for the Archstone Common Shares, as provided to Smith by notice not less than twenty
(20) business days prior to the record date for any quarterly Archstone distribution. From and after the date of this Agreement, Smith Partnership shall not make any distribution to the holders of Smith OP Units except a distribution per Smith OP Unit in the

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

same amount as a dividend per share of Smith Common Stock permitted pursuant to this Section 5.10, with the same record and payment dates as such dividend on the Smith Common Stock. The foregoing restrictions shall not apply, however, to the extent a distribution (or an increase in a distribution) by Smith or Archstone is necessary for Smith or Archstone, as the case may be, to maintain REIT status, avoid the incurrence of any taxes under Section 857 of the Code, avoid the imposition of any excise taxes under Section 4981 of the Code, or avoid the need to make one or more extraordinary or disproportionately larger distributions to meet any of the three preceding objectives, (ii) to Archstone with respect to any Corresponding Archstone Dividend or (iii) to Smith and Smith Partnership with respect to any Smith Dividends and Smith Partnership Distributions.

   5.11 Transfer or Recapitalization of Smith Non-Controlled Subsidiaries. At the Closing and pursuant to the Stock Purchase Agreement, the SMCI Voting Stock Owner shall transfer to such Person or Persons as Archstone shall designate by written notice delivered prior to the Merger Closing, or shall authorize a merger that will result in such a transfer of all of the shares of SMCI which are not owned by Smith Partnership, for an aggregate consideration in an amount equal to the purchase price per share set forth in the Stock Purchase Agreement multiplied by the number of outstanding shares of voting capital stock of SMCI. Archstone shall use commercially reasonable efforts to cause the Person or Persons so designated to perform its obligations under the Stock Purchase Agreement. At or prior to the Merger Closing and pursuant to the Recapitalization Agreement, the CESI Voting Stock Owner shall vote all of its shares of voting capital stock in CESI in favor of the recapitalization of CESI and CESI shall have been recapitalized such that Smith Partnership will have voting control of CESI as of the Merger Closing as provided in the Recapitalization Agreement.

   5.12 Notices. Archstone shall provide such notice to its preferred shareholders of the Mergers, the Archstone Merger and other transactions contemplated by this Agreement as is required under Maryland law or the Archstone Declaration of Trust. Smith shall provide such notice to its preferred shareholders of the Mergers and other transactions contemplated by this Agreement as is required under Maryland law or the Smith Articles of Incorporation.

   5.13 Resignations. On the Merger Closing Date, Smith shall cause the directors and officers of Smith and of each of the Smith Subsidiaries to submit their resignations from such positions, effective as of the Effective Time of the Merger.

   5.14 Assumption of Existing Tax Protection Agreements. Effective as of the Effective Time of the Partnership Merger, New Archstone and Archstone Surviving Subsidiary shall assume the obligations of Smith, Smith Partnership and/or the applicable Smith Subsidiary, as the case may be, under the Tax Protection Agreements as described in Schedule 2.18(j) to the Smith Disclosure Letter. Immediately prior to the Effective Time of the Partnership Merger, New Archstone and Archstone Surviving Subsidiary shall enter into agreements with Smith and Smith Partnership, for the benefit of and enforceable by the individuals and entities who are intended to be protected by the provisions of the Tax Protection Agreements, confirming such assumption effective as of the Effective Time of the Partnership Merger.

   5.15 Registration Rights Agreements. At the Merger Closing, Smith shall assign and New Archstone shall assume by appropriate instrument the Registration Rights Agreements described on Schedule 5.16 to the Smith Disclosure Letter.

   5.16 Exemption from Liability Under Section 16(b).

     (a) Provided that Smith delivers to New Archstone the Section 16 Information with respect to Smith prior to the Effective Time of the Merger, the Board of Trustees of New Archstone, or a committee thereof consisting of Non-Employee Directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time of the Merger providing that the receipt by the Smith Insiders of the New Archstone Common Shares in exchange for shares of Smith Common Stock, New Archstone Preferred Shares in exchange for Smith Preferred Stock and of options to purchase New Archstone Common Shares upon assumption and conversion of Smith Stock Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

     (b) For purposes of this Section 5.16, "Section 16 Information" shall mean information accurate in all respects regarding the Smith Insiders and the number of shares of Smith Common Stock, Smith Preferred Stock or other Smith equity securities deemed to be beneficially owned by each such Smith Insider and expected to be exchanged for New Archstone Common Shares or New Archstone Preferred Shares in connection with the Merger.

     (c) For purposes of this Section 5.16, "Smith Insiders" shall mean those officers and directors of Smith who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the
  Section 16 Information.

   5.17 Restructuring of Assets of Archstone. Prior to the Merger Closing Date, Archstone shall restructure all assets in which it or any Archstone Subsidiary owns a direct or indirect interest that on the day following the Merger Closing Date would be considered owned by New Archstone pursuant to Treasury Regulations (S) 1.856-3(g) for purposes of applying the asset prohibitions applicable to REITs under Section 856(c)(4)(B) of the Code and that would cause New Archstone to fail to satisfy one or more of the asset requirements applicable to REITs on that date if such date were the last day of a calendar quarter (determined without regard to any curative period that otherwise might be available under such Section of the Code) (the "Asset Restructuring").

   5.18 Stockholder Rights Plan. As soon as practicable after the date hereof, Archstone shall take all action necessary to terminate the exceptions to the issuance of the rights to be issued pursuant to that certain Rights Agreement, dated as of July 21, 1994, as amended by First Amendment, dated as of February 8, 1995, between Archstone and Chemical Bank as rights agent.

                                   ARTICLE 6

                                   CONDITIONS

   6.1 Conditions to Each Party's Obligation to Effect the Mergers. The obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Merger Closing Date shall be subject to the fulfillment at or prior to the Merger Closing Date of the following conditions:

     (a) Shareholder and Smith Partner Approvals. The Smith Stockholder Approvals, the Archstone Shareholder Approvals and the Smith Partner Approvals shall have been obtained; provided, however, that, in the case of an Archstone Merger effectuated in the form of the Alternative Archstone Merger, the Archstone Shareholder Approvals shall not include the approval by the holders of Archstone Common Shares of the Proposed Archstone Charter Amendments.

     (b) HSR Act. The waiting period (and any extension thereof) applicable to the Archstone Merger, the Partnership Merger, the Merger or the transactions contemplated by the Stock Purchase Agreement or the Recapitalization Agreement under the HSR Act, if applicable to the Archstone Merger, the Partnership Merger, the Merger or the transactions contemplated by the Stock Purchase Agreement or the Recapitalization Agreement, shall have expired or been terminated.

     (c) Listing of Shares. The NYSE shall have approved for listing the New Archstone Common Shares, New Archstone Series A Preferred Shares, New Archstone Series C Preferred Shares and New Archstone Series D Preferred Shares to be issued in the Merger, subject to official notice of issuance, prior to the Effective Time of the Merger.

     (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

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

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Archstone Merger, the Mergers or any of the other transactions contemplated hereby shall be in effect.

     (f) Blue Sky Laws. Archstone Surviving Subsidiary and New Archstone shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Archstone Surviving Subsidiary Common Shares, the Archstone Surviving Subsidiary Preferred Shares, the New Archstone Common Shares and the New Archstone Preferred Shares issuable in the Archstone Merger and the Mergers.

   6.2 Conditions to Obligations of Archstone and New Archstone. The obligations of Archstone and New Archstone to effect the Mergers and to consummate the other transactions contemplated to occur on the Merger Closing Date are further subject to the following conditions, any one or more of which may be waived by Archstone:

     (a) Representations and Warranties. Each of the representations and warranties of Smith and Smith Partnership set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Smith Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Merger Closing Date as though made on and as of the Merger Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Smith Material Adverse Effect; and New Archstone shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of Smith and Smith Partnership contained herein are so qualified) signed on behalf of Smith by the chief executive officer or the chief financial officer of Smith, in such capacity, to such effect.

     (b) Performance of Obligations of Smith and Smith Partnership. Smith and Smith Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time of the Merger, and Archstone shall have received a certificate signed on behalf of Smith by the chief executive officer or the chief operating officer of Smith, in such capacity, to such effect.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Smith Material Adverse Effect and Archstone shall have received a certificate of the chief executive officer or chief operating officer of Smith, in such capacity, certifying to such effect.

     (d) Tax Opinions Relating to REIT Status and Partnership Status. New Archstone shall have received (i) an opinion of Hogan & Hartson L.L.P. or other counsel to Smith reasonably satisfactory to Archstone, dated as of the Merger Closing Date, to the effect that, (w) commencing with its taxable year ended December 31, 1994 through and including its taxable year ending as of the Merger Closing Date, Smith was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based on customary representations); and (x) Smith Partnership has been since June 30, 1994 through and including its taxable year ending as of the Merger Closing Date treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations); and (ii) an opinion of Mayer, Brown & Platt or other counsel to Archstone reasonably satisfactory to Smith, dated as of the Merger Closing Date, to the effect that, [I] in the event the Primary Archstone Merger is consummated, commencing with Archstone's taxable year ended December 31, 1994, until the time the Election is effective, Archstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that New Archstone's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ending

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

  December 31, 2001 (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinions of counsel to Smith described in clause (i) above) or (II) in the event the Alternative Archstone Merger is consummated, (1) commencing with Archstone's taxable year ended December 31, 1994, until the time that the ACS Merger is effective, Archstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, (2) that New Archstone's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ending December 31, 2001, and (3) that commencing with Archstone REIT's formation until the time of the Election, Archstone REIT was treated for federal income tax purposes as an entity disregarded as a separate entity and not as a corporation or an association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinions of counsel to Smith described in clause (i) above).

     (e) Tax Opinion Relating to the Mergers. New Archstone shall have received an opinion dated the Merger Closing Date from Mayer, Brown & Platt or other counsel reasonably satisfactory to Archstone, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Merger Closing Date, and with customary exceptions, assumptions and qualifications, to the effect that (i) if the Merger is consummated in accordance with the terms of this Agreement, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, (ii) if the Archstone Merger is consummated in accordance with the terms of this Agreement, the Archstone Merger will qualify as one or more reorganizations under the provisions of
  Section 368(a)(1)(F) of the Code and (iii) the Partnership Merger will not result in the recognition of taxable gain or loss at the time of the Partnership Merger to a holder of Smith OP Units or Smith Preferred OP Units, as applicable, (A) who is a "U.S. person" (as defined for purposes of Sections 897 and 1445 of the Code); (B) who does not exercise its redemption right with respect to Archstone Class A-1 Shares under the Archstone Surviving Subsidiary Declaration of Trust on a date sooner than the date two years after the Effective Time of the Partnership Merger; (C) who does not receive a cash distribution in connection with the Partnership Merger (or a deemed cash distribution resulting from relief or a deemed relief from liabilities, including as a result of the prepayment of indebtedness of Smith Partnership in connection with or following the Partnership Merger) in excess of such holder's adjusted basis in its Smith OP Units or its Smith Preferred OP Units, as applicable, at the time of the Partnership Merger); (D) who is not required to recognize gain by reason of the application of Section 707(a) of the Code and the Treasury Regulations thereunder to the Partnership Merger, with the result that the Partnership Merger is treated as part of a "disguised sale" by reason of any transactions undertaken by Smith Partnership prior to or in connection with the Partnership Merger or any debt of Smith Partnership that is assumed or repaid in connection with the Partnership Merger; and (E) whose "at risk" amount does not fall below zero as a result of the Mergers.

     (f) "Comfort" Letter. Archstone shall have received a "comfort" letter from Arthur Andersen LLP, as described in Section 5.1(b).

     (g) NCS Agreements. The transactions contemplated by the NCS Agreements shall have been consummated in the manner contemplated by such NCS Agreements.

     (h) Shareholders Agreement. Each of Robert H. Smith and Robert P. Kogod shall have entered into the Shareholders Agreement.

   6.3 Conditions to Obligations of Smith and Smith Partnership. The obligations of Smith and Smith Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Merger Closing Date is further subject to the following conditions, any one or more of which may be waived by Smith:

     (a) Representations and Warranties. Each of the representations and warranties of Archstone and New Archstone set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Archstone Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Merger Closing Date as though made on and as of the Merger Closing

  Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have an Archstone Material Adverse Effect; and Smith shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of Archstone and New Archstone contained herein are so qualified) signed on behalf of Archstone and New Archstone by the chief executive officer or the chief financial officer of Archstone and New Archstone, in such capacity, to such effect.

     (b) Performance of Obligations of Archstone and New Archstone. Archstone and New Archstone shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time of the Merger, and Smith shall have received a certificate of Archstone and New Archstone signed on behalf of Archstone and New Archstone by a duly authorized executive officer of Archstone and New Archstone, in such capacity, to such effect.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Archstone Material Adverse Effect and Smith shall have received a certificate of a duly authorized executive officers of Archstone and New Archstone, in such capacity, certifying to such effect.

     (d) Tax Opinions Relating to REIT Status, Archstone Merger and Partnership Status. Smith shall have received the opinion of Mayer, Brown & Platt or other counsel to Archstone reasonably satisfactory to Smith, dated as of the Merger Closing Date, that, (i) [I] in the event the Primary Archstone Merger is consummated commencing with its taxable year ended December 31, 1994 until the time of the Election is effective, Archstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that New Archstone's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ending December 31, 2001 (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinions of counsel to Smith described in Section 6.2(d) of this Agreement), or (II) in the event the Alternative Archstone Merger is consummated, (1) commencing with Archstone's taxable year ended December 31, 1994, until the time that the ACS Merger is effective, Archstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, (2) that New Archstone's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ending December 31, 2001, and (3) that commencing with Archstone REIT's formation until the time of the Election, Archstone REIT was treated for federal income tax purposes as an entity disregarded as a separate entity and not as a corporation or an association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinions of counsel to Smith described in clause (i) above); (ii) if the Archstone Merger is consummated in accordance with the terms of this Agreement, the Archstone Merger will qualify as one or more reorganizations under the provisions of
  Section 368(a)(1)(F) of the Code (with customary exceptions, assumptions and qualifications and based upon customary representations), and (iii) immediately prior to, and at the time of, the Partnership Merger, Archstone Surviving Subsidiary is and will be treated for federal income tax purposes pursuant to Treasury Regulation (S)301.7701-3 as a partnership or an entity disregarded as a separate entity and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

     (e) Tax Opinion Relating to the Mergers. Smith shall have received an opinion dated the Merger Closing Date from Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to Smith, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Merger Closing Date, and with customary assumptions, exceptions and qualifications, to the effect that
  (i) if the Merger is consummated in accordance with the terms of this Agreement, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code and (ii) the Partnership Merger will not result in the recognition of taxable gain or loss at the time of the

  Partnership Merger to a holder of Smith OP Units or Smith Preferred OP Units, as applicable, (A) who is a "U.S. person" (as defined for purposes of Sections 897 and 1445 of the Code); (B) who does not exercise its redemption right with respect to Archstone Class A-1 Shares under the Archstone Surviving Subsidiary Declaration of Trust on a date sooner than the date two years after the Effective Time of the Partnership Merger; (C) who does not receive a cash distribution in connection with the Partnership Merger (or a deemed cash distribution resulting from relief or a deemed relief from liabilities, including as a result of the prepayment of indebtedness of Smith Partnership in connection with or following the Partnership Merger) in excess of such holder's adjusted basis in its Smith OP Units or its Smith Preferred OP Units, as applicable, at the time of the Partnership Merger; (D) who is not required to recognize gain by reason of the application of Section 707(a) of the Code and the Treasury Regulations thereunder to the Partnership Merger, with the result that the Partnership Merger is treated as part of a "disguised sale" by reason of any transactions undertaken by Smith Partnership prior to or in connection with the Partnership Merger or any debt of Smith Partnership that is assumed or repaid in connection with the Partnership Merger; and (E) whose "at risk" amount does not fall below zero as a result of the Mergers.

     (f) "Comfort" Letter. Smith and Smith Partnership shall have received a "comfort" letter from KPMG LLP, as described in Section 5.1 (b).

     (g) Entity Election. Archstone Surviving Subsidiary shall have properly filed with the Internal Revenue Service, and the Internal Revenue Service shall have received, Archstone Surviving Subsidiary's election on Form 8832 to be treated as either a domestic eligible entity with a single owner electing to be disregarded as a separate entity or a partnership, as applicable, as described in Section 5.4(b).

     (h) Archstone Merger. The Archstone Merger shall have been completed in the manner contemplated by this Agreement not less than two (2) days prior to the Merger Closing Date.

     (i) Asset Restructuring. The Asset Restructuring of Archstone Surviving Subsidiary shall have been completed and neither New Archstone nor Archstone Surviving Subsidiary shall not own any assets that, if the day following the Merger Closing Date were the last day of a calendar quarter, would cause New Archstone to fail to satisfy one or more of the asset requirements applicable to REITs set forth in Section 856(c)(4)(B) of the Code (determined without regard to any curative period that otherwise might be available under such Section of the Code).

     (j) Shareholders Agreement. Each of the Surviving Trust and the Surviving Entity shall have entered into the Shareholders Agreement.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

   7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether such action occurs before or after any of the Smith Stockholder Approvals, the Archstone Shareholder Approvals or the Smith Partner Approvals are obtained:

     (a) by mutual written consent duly authorized by the Board of Trustees of Archstone (or following the Archstone Merger, New Archstone) and the Board of Directors of Smith;

     (b) by Archstone (or following the Archstone Merger, New Archstone), (i) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Smith or Smith Partnership set forth in this Agreement, or (ii) upon a breach of or in the event that any representation or warranty of Smith or Smith Partnership is or shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
  Section 6.2(b), as the case may be, would be incapable of being satisfied by March 31, 2002 (or as otherwise extended);

     (c) by Smith, (i) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Archstone or New Archstone set forth in this Agreement, or (ii) upon a breach of or in the event that any representation or warranty of Archstone or New Archstone is or shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by March 31, 2002 (or as otherwise extended);

     (d) by either Archstone (or following the Archstone Merger, New Archstone) or Smith, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Archstone Merger or either of the Mergers shall have become final and non-appealable;

     (e) by either Archstone (or following the Archstone Merger, New Archstone) or Smith, if the Mergers shall not have been consummated before March 31, 2002; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused either of the Mergers not to have been consummated by such date;

     (f) by either Archstone (or following the Archstone Merger, New Archstone) or Smith (unless Smith or Smith Partnership is in breach in any material respect of its obligations under Section 5.1) if, upon a vote at a duly held Smith Stockholders Meeting or any adjournment thereof, the Smith Stockholder Approvals shall not have been obtained as contemplated by
  Section 5.1 or if the Smith Partner Approvals have not been obtained as contemplated by Section 5.1;

     (g) by either Smith or Archstone (unless Archstone is in breach in any material respect of its obligations under Section 5.1) if, upon a vote at a duly held Archstone Shareholders Meeting or any adjournment thereof, the Archstone Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

     (h) by Smith (i) if the Board of Directors of Smith shall have withdrawn, modified, amended or qualified in any manner adverse to Archstone its approval or recommendation of either of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or, (ii) in order to enter into a binding written agreement with respect to a Superior Acquisition Proposal, provided that, in each case, Smith shall have complied with the terms of Section 4.3 and, contemporaneous with or prior to terminating pursuant to this Section 7.1(h), has paid to Archstone the Break-Up Fee (as defined herein) as provided by Section 7.2 hereof; and

     (i) by Archstone (or following the Archstone Merger, New Archstone), if
  (1) the Board of Directors of Smith shall have failed to recommend or withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Archstone (or following the Archstone Merger, New Archstone) its approval or recommendation of either of the Mergers or this Agreement or approved or recommended any Superior Acquisition Proposal, (2) following the announcement or receipt of an Acquisition Proposal, Smith shall have failed to call the Smith Stockholders Meeting in accordance with Section
  5.1 (a) or failed to prepare and mail to its stockholders the Joint Proxy Statement in accordance with Section 5.1(a) or 5.1(b), or (3) the Board of Directors of Smith or any committee thereof shall have resolved to do any of the foregoing.

   7.2 Certain Fees and Expenses. If this Agreement shall be terminated pursuant to Section 7.1(h), 7.1(i)(1) or 7.1(i)(3), then Smith and Smith Partnership theretofore or thereupon shall pay to Archstone (or following the Archstone Merger, New Archstone) a fee equal to the Break-Up Fee (as defined herein). If this Agreement shall be terminated pursuant to Section 7.1(b) or 7.1(f), then Smith and Smith Partnership shall pay to Archstone (or following the Archstone Merger, New Archstone) (provided that Smith was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined herein). If this Agreement shall be terminated pursuant to Section 7.1 (c) or 7.1 (g), then Archstone shall pay to Smith Partnership (provided that Archstone was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Expenses. If this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(f), or 7.1(i)(2) and prior to the time of such termination an Acquisition Proposal has been received by Smith or Smith Partnership, and either prior to the termination of this Agreement or within twelve (12) months thereafter, Smith or Smith Partnership enters into any written agreement to consummate a transaction or series of transactions which, had such agreement been proposed or negotiated during the term of this Agreement, would have constituted an Acquisition Proposal pursuant to Section 4.3 (each, a "Smith Acquisition Agreement"), which is subsequently consummated (whether or not any Smith Acquisition Agreement relates to the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Smith and Smith Partnership shall pay the Break-Up Fee to Archstone (or following the Archstone Merger, New Archstone) upon consummation. If (a) this Agreement shall be terminated by Smith pursuant to Section 7.1(e), (b) prior to the time of such termination an Acquisition Proposal has been received by Smith or Smith Partnership, (c) during the period following the receipt of an Acquisition Proposal as described in clause (b) and prior to termination of this Agreement, Archstone (or following the Archstone Merger, New Archstone) does not announce, enter into or agree to effect any merger, acquisition, exchange offer, consolidation, reorganization, or other business combination with any third party, and (d) either prior to the termination of this Agreement or within twelve (12) months thereafter, Smith or Smith Partnership enters into a Smith Acquisition Agreement which is subsequently consummated (whether or not any Smith Acquisition Agreement relates to the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Smith and Smith Partnership shall pay the Break-Up Fee to Archstone (or following the Archstone Merger, New Archstone) upon consummation. For purposes of this
Section 7.2, "Acquisition Proposal" shall have the meaning assigned to the term "Acquisition Proposal", except that all references to 15% in such definition shall be deemed to be a reference to 25%.

   The payment of the Break-Up Fee shall be compensation for the loss suffered by Archstone as a result of the failure of the Mergers to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid by Smith and Smith Partnership to Archstone, or the Break-Up Expenses shall be paid by the party required to pay the Break-Up Expenses (the "Payor") to the party entitled to receive the Break-Up Expenses (the "Recipient") in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred (except as otherwise provided in Section 7.1(h) or 7.1(i)). Each of Archstone and Smith acknowledges that the agreements contained in this Section 7.2 are integral parts of this Agreement; accordingly, if Smith or Smith Partnership fail to promptly pay the Break-Up Fee or Break-Up Expenses due pursuant to this Section 7.2 and, in order to obtain payment, Archstone (or following the Archstone Merger, to New Archstone) commences a suit which results in a judgment against Smith or Smith Partnership for any amounts owed pursuant to this Section 7.2, Smith and Smith Partnership shall pay to Archstone (or following the Archstone Merger, to New Archstone) its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount owed at the rate on six-month U.S. Treasury obligations in effect on the date such payment was required to be made plus 300 basis points.

   As used in this Agreement, "Break-Up Fee" shall be an amount equal to $95,000,000 less Break-Up Expenses paid or payable under this Section 7.2 (the "Base Amount"). Notwithstanding the prior sentence, to the extent that the right to receive a "Break-Up Fee" (the "Break-Up Fee Payment") in a taxable year would create excessive bad income ("EBI") for Archstone (or following the Archstone Merger, to New Archstone), the right to receive the portion of the Break-Up Fee Payment that would create EBI shall be deferred, or potentially extinguished, as set forth below. The right to receive a Break-Up Fee Payment shall be treated as creating EBI for Archstone (or following the Archstone Merger, to New Archstone) to the extent that the right to receive the amount, when taken into account with other gross income of Archstone (or following the Archstone Merger, to New Archstone) for that year, would cause Archstone (or if after the Archstone Merger, to New Archstone) to violate for that taxable year either the 75% or 95% gross income tests described in Sections 856(c)(2) or 856(c)(3) of the Code.

   Any amounts deferred in a particular year pursuant to the preceding paragraph shall become payable in the next succeeding year(s); but only to the extent that it would not then create EBI. To the extent that any deferred

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

amount would continue to create EBI after it has been carried forward for seven years (applying first in, first out principles), that portion shall no longer be an obligation of Smith or Smith Partnership. Notwithstanding the foregoing, Break-Up Fee Payments that would otherwise be considered EBI under the preceding provisions shall be made if and to the extent that Archstone (or following the Archstone Merger, to New Archstone), as a condition precedent, obtains an opinion of tax counsel or private ruling from the IRS that the receipt of such excess amounts would not adversely affect Archstone's (or following the Archstone Merger, New Archstone's) ability to qualify as a REIT. If a Break-Up Fee Payment is inadvertently made in an amount in excess of the limitations set forth above, such excess payments shall be treated as a loan from Smith or Smith Partnership to Archstone (or following the Archstone Merger, to New Archstone), to be repaid as soon as practicable following discovery of the overpayment. The purpose of these provisions dealing with EBI is to protect the REIT status of Archstone (or if after the Archstone Merger, to New Archstone), and these provisions shall be interpreted and applied so as to accomplish that purpose.

   The "Break-Up Expenses" payable to the Recipient shall be an amount equal to the lesser of (i) $7,500,000 or (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses). If the Break-Up Expenses payable to the Recipient exceed the maximum amount that can be paid to the Recipient without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute qualifying income under such sections of the Code, as determined by independent accountants to the Recipient (the "Maximum Amount"), the amount initially payable to the Recipient shall be limited to the Maximum Amount. If, however, within the seven-year period commencing on the date of this Agreement, the Recipient receives a tax opinion indicating that it has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute qualifying income under Sections 856(c)(2) or (3) of the Code ("Qualifying Income") or would be excluded from gross income of the Recipient within the meaning of such sections of the Code or that receipt by the Recipient of the balance of the Break-Up Expenses above the Maximum Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Recipient shall be entitled to have payable to it the full amount of the Break-Up Expenses. The obligation of the Payor to pay any unpaid portion of the Break-Up Expenses shall terminate seven years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one or both of the following: (i) a letter from the independent accountants of the Recipient indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to comply with Sections 856(c)(2) and (3) of the Code or (ii) a tax opinion indicating that the Recipient has received a ruling from the IRS holding that the Recipient's receipt of such income would constitute "qualifying income" under Section 856(c)(2) or (3) of the Code or would be excluded from gross income under such sections, in either of which events the Payor shall pay to the Recipient the unpaid Break-Up Expenses or, if less and either there is no tax opinion or the ruling described above does not hold that the Base Amount either would constitute qualifying income or would be excluded from gross income for purposes of those rules, the maximum amount stated in the letter referred to in (i) above. Subject to satisfaction of the conditions set forth in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the seventh anniversary of the date of this Agreement.

   7.3 Effect of Termination. In the event of termination of this Agreement by either Smith or Archstone as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Archstone, New Archstone, Smith or Smith Partnership, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8, and except to the extent that such termination results from a material breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   7.4 Amendment. This Agreement may be amended by the parties in writing by action of the respective Board of Trustees or Board of Directors of Archstone and Smith at any time before or after any Shareholder

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

Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, however, that, after the Shareholder Approvals and the Smith Partner Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders or partners without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of each party as a REIT or (b) preserve the Merger as a reorganization under Section 368(a) of the Code.

   7.5 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                               GENERAL PROVISIONS

   8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time of the Merger. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

   8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

       (a) if to Archstone or New Archstone, to:

       Archstone Communities Trust
       7670 South Chester Street
       Suite 100
       Englewood, Colorado 80112
       Attention: General Counsel
       Fax No.: (303) 858-0021

   with a copy (which shall not constitute notice) to:

       Mayer, Brown & Platt
       190 South LaSalle Street
       Chicago, Illinois 60603
       Attention: Edward J. Schneidman
        Michael T. Blair
       Fax No.: (312) 701-7711

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

       (b) if to Smith or Smith Partnership, to:

       Charles E. Smith Residential Realty, Inc.
       2345 Crystal Drive
       Crystal Park #4
       Arlington, VA 22202
       Attention: General Counsel
       Fax No.: (703) 769-1312

   with a copy (which shall not constitute notice) to:

       Hogan & Hartson L.L.P.
       555 Thirteenth Street, N.W.
       Washington, D.C. 20004-1109
       Attention: J. Warren Gorrell, Jr.
        Bruce W. Gilchrist
       Fax No.: (202) 637-5910

   All notices shall be deemed given only when actually received.

   8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

   8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Smith Disclosure Letter, the Archstone Disclosure Letter, the Confidentiality Agreement, the Voting Agreements, the Shareholders Agreement and the other agreements entered into in connection with the Mergers constitute the entire agreement and supersede all prior agreements and understandings, both written and oral between the parties with respect to the subject matter of this Agreement. Except as provided in Section 5.9, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.

   8.6 Governing Law. THE PARTNERSHIP MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (AS TO THE CERTIFICATE OF MERGER) AND THE STATE OF MARYLAND (AS TO THE PARTNERSHIP ARTICLES OF MERGER), REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

   8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that, if the Archstone Merger is effectuated in the form of the Alternative Archstone Merger, then all of Archstone's rights, interests and obligations under this Agreement shall become rights, interests and obligations of Archstone Corporate Subsidiary and Archstone REIT by operation of law. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or in any state court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

   8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

   8.10 Exculpation. This Agreement shall not impose any personal liability on any shareholder, trustee, trust manager, officer, employee or agent of Archstone or Smith, and all Persons shall look solely to the property of Archstone or Smith for the payment of any claim hereunder or for the performance of this Agreement.

   8.11 Joint and Several Obligations. In each case where both Smith and Smith Partnership are obligated to perform the same obligation hereunder, such obligation shall be joint and several. In each case where both Archstone and New Archstone (or the Surviving Trust and the Surviving Entity) are obligated to perform the same obligation hereunder, such obligation shall be joint and several.

   IN WITNESS WHEREOF, Archstone, New Archstone, Smith and Smith Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

                                          ARCHSTONE COMMUNITIES TRUST

                                               /s/ Charles E. Mueller, Jr.
                                          By: _________________________________
                                            Name: Charles E. Mueller, Jr.
                                            Title: Chief Financial Officer

                                          NEW GARDEN RESIDENTIAL TRUST

                                                   /s/ Caroline Brower
                                          By: _________________________________
                                            Name: Caroline Brower
                                            Title: Senior Vice President

                                          CHARLES E. SMITH RESIDENTIAL REALTY,
                                           INC.

                                                  /s/ Wesley D. Minami
                                          By: _________________________________
                                            Name: Wesley D. Minami
                                            Title: President

                                          CHARLES E. SMITH RESIDENTIAL REALTY,
                                           L.P.

                                          By:Charles E. Smith Residential
                                           Realty, Inc.,
                                           its sole general partner

                                                  /s/ Wesley D. Minami
                                          By: _________________________________
                                            Name: Wesley D. Minami
                                            Title: President

                                                                         ANNEX B

            AMENDMENT TO PARTNERSHIP AGREEMENT OF SMITH PARTNERSHIP

                           TWENTY-NINTH AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.

   THIS TWENTY-NINTH AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CHARLES E. SMITH RESIDENTIAL REALTY L.P. (this "Twenty-
Ninth Amendment"), dated as of              , 2001, is entered into by Charles
E. Smith Residential Realty, Inc., a Maryland corporation, as general partner (the "General Partner") of Charles E. Smith Residential Realty L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership.

   WHEREAS, Charles E. Smith Residential Realty, Inc. is the general partner of the Partnership;

   WHEREAS, pursuant to Section 14.1.A of the First Amended and Restated Agreement of Limited Partnership of Charles E. Smith Residential Realty L.P., as amended (the "Partnership Agreement"), the General Partner has approved an amendment to Section 11.2.C of the Partnership Agreement and by a written
consent solicitation statement dated       , 2001, the General Partner has
sought the written vote of the limited partners of the Partnership on the amendment to Section 11.2.C of the Partnership Agreement; and

   WHEREAS, pursuant to Section 14.1.D and by written consent dated        ,
2001, the amendment to Section 11.2.C of the Partnership Agreement was duly consented to by the holders of a majority of the percentage interests of limited partners of the Partnership excluding such limited partnership interests held by the General Partner.

   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:

   1. Section 11.2.C of the Partnership Agreement is hereby amended by deleting the phrase "and as a result of which . . . the Transaction is consummated, provided that" that appears after "Section 7.3" and inserting in lieu thereof the following:

  "and (ii) in connection with such Transaction, all holders of Common Units (other than the General Partner) either will receive, or will have the right to elect to receive (by exercise of the Redemption Right or otherwise), for each Common Unit, an amount of cash, securities or other property equal to the product of the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid to a holder of REIT Shares in connection with such Transaction in consideration of one REIT Share at any time during the period from and after the date on which the Transaction is consummated (other than differences in amounts resulting from the payment of cash in lieu of fractional REIT Shares in connection with the Transaction); provided that"

   2. Certain Capitalized Terms. All capitalized terms used in this Twenty-Ninth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

   IN WITNESS WHEREOF, the undersigned has executed this Twenty-Ninth Amendment as of the date first set forth above.

                                        CHARLES E. SMITH RESIDENTIAL REALTY,
                                         INC.,
                                        as General Partner of
                                        Charles E. Smith Residential Realty
                                         L.P.
                                        and on behalf of existing Limited
                                         Partners

                                        By: ____________________________________
                                        Name: W. D. Minami
                                        Title: President

                                                                         ANNEX C

                           ARCHSTONE-SMITH TRUST 2001
                            LONG-TERM INCENTIVE PLAN

                                   SECTION 1

                                    GENERAL

   1.1. Purpose. The Archstone-Smith Trust 2001 Long-Term Incentive Plan (the "Plan") has been established by Archstone-Smith Trust (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common shares; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

   1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. Individuals who receive a grant of Replacement Awards pursuant to Section 4 shall also be considered Participants in the Plan with respect to such Awards.

   1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

                                   SECTION 2

                                OPTIONS AND SARS

   2.1. Definitions.

     (a) The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive share option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive share option" as that term is described in section 422(b) of the Code.

     (b) A share appreciation right (an "SAR") entitles the Participant to receive, in cash or Shares (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over
  (b) an Exercise Price established by the Committee.

   2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. Except as provided in Section 4 with respect to Replacement Awards, the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant (or, if greater, the par value of a Share).

   2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

   2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

     (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

     (b) The Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

     (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

   2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 5.7.

                                   SECTION 3

                               OTHER SHARE AWARDS

   3.1. Definitions.

     (a) A "Bonus Share" Award is a grant of Shares in return for previously performed services, or in return for the Participant surrendering other compensation that may be due.

     (b) A "Share Unit" Award is the grant of a right to receive Shares in the future.

     (c) A "Performance Share" Award is a grant of a right to receive Shares or Share Units which is contingent on the achievement of performance or other objectives during a specified period.

     (d) A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Shares which is contingent on the achievement of performance or other objectives during a specified period.

     (e) A "Restricted Share" Award is a grant of Shares, and a "Restricted Share Unit" Award is the grant of a right to receive Shares in the future, with such Shares or right to future delivery of such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

   3.2. Restrictions on Awards. Each Bonus Share Award, Share Unit Award, Restricted Share Award, Restricted Share Unit Award, Performance Share Award, and Performance Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

                                   SECTION 4

                               REPLACEMENT AWARDS

   4.1. In General. In the event of a business transaction in which equity-based awards of an entity other than the Company are to be replaced with awards based on Shares, and such replacement awards, including without limitation share options, bonus shares, share units, restricted shares, restricted share units, performance units, and performance shares (with any replacement awards granted pursuant to this Section 4 sometimes referred to in the Plan as "Replacement Awards") may be granted under this Plan subject to such terms as the

Committee determines to be appropriate. As applied to any Replacement Award, the provisions of this Section 4 shall supersede any other provision of the Plan.

   4.2. Archstone Communities Trust. In lieu of awards related to the common shares of beneficial interest in Archstone Communities Trust ("Archstone") granted pursuant to the Archstone Communities Trust 1997 Long-Term Incentive Plan which were outstanding as of the Archstone Closing Date (as defined in the Merger Agreement) (the "Archstone Awards"), Replacement Awards will be automatically granted to the holders of the Archstone Awards. The number of Shares and, if applicable, the Exercise Price per Share, subject to a Replacement Award shall be equal to the same number of common shares of beneficial interest in Archstone and, if applicable, the same Exercise Price per share, subject to corresponding Archstone Award. Except as provided in the preceding sentence, the Replacement Awards granted pursuant to this subsection
4.2 shall be subject to the same terms and conditions as the corresponding Archstone Awards.

   4.3. Charles E. Smith Residential Realty, Inc. In lieu of outstanding awards related to the common stock of Charles E. Smith Residential Realty, Inc. ("Smith, Inc.") or partnership units of Charles E. Smith Residential Realty, L.P. ("Smith, L.P.") granted pursuant to either: (a) the Charles E. Smith Residential Realty, Inc. Directors Stock Option Plan, or (b) the Charles E. Smith Residential Realty, Inc. First Amended and Restated 1994 Employee Stock and Unit Option Plan, which were outstanding as of the Effective Time of the Merger (as defined in the Merger Agreement) (the "Smith Awards"), Replacement Awards will be automatically granted to the holders of Smith Awards. The number of Shares subject to a Replacement Award shall be equal to (i) the number of shares of common stock of Smith, Inc. or (ii) the number of partnership units of Smith, L.P., as applicable, that could have been purchased (assuming full vesting) under the corresponding Smith Award multiplied by 1.975 (rounded down to the nearest whole number). The Exercise Price per Share subject to a Replacement Award shall be equal to the per-share (or unit, as applicable) exercise price corresponding under the corresponding Smith Award divided by
1.975 (rounded up to the nearest whole cent). Other than the number of Shares and the exercise price, the Replacement Awards granted pursuant to this subsection 4.3 shall be subject to the same terms and conditions as the corresponding Smith Awards.

                                   SECTION 5

                          OPERATION AND ADMINISTRATION

   5.1. Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of the Archstone Closing Date (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

   5.2. Shares Subject to Plan. The Shares for which Awards may be granted under the Plan shall be subject to the following:

     (a) The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

     (b) Subject to the following provisions of this subsection 5.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 20,000,000 Shares.

     (c) To the extent provided by the Committee, any Award may be settled in cash rather than Shares. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

     (d) If the exercise price of any option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

     (e) Subject to paragraph 5.2(f), the following additional maximums are imposed under the Plan.

       (i) The maximum number of Shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 1,000,000 Shares during any one calendar year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Shares cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Shares shall be counted as covering only one Share for purposes of applying the limitations of this subparagraph (i).

       (ii) The maximum number of Shares that may be issued during any one calendar year in conjunction with Awards granted pursuant to Section 3 (relating to Other Shares Awards) which are intended to be "performance-based" compensation for purposes of section 162(m) of the Code shall be 1,000,000 Shares.

     (f) In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards. Action by the Committee with respect to the Plan or Awards may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards;
  (iii) adjustment of the Exercise Price of outstanding Options and SARs; and
  (iv) any other adjustments that the Committee determines to be equitable.

   5.3. General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

   5.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of Shares which the Participant already owns, or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that such Shares under this paragraph (c) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

   5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant.

Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion Shares of which is acquired by the Company or a Subsidiary). The Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

   5.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to Shares subject to the Award (both before and after the Shares subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares or Share equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Shares equivalents.

   5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Share equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

   5.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

   5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

   5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document, if any, as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

   5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any share exchange) by a duly authorized officer of such company.

   5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

   5.13. Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

   5.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 6

                               CHANGE IN CONTROL

   Subject to the provisions of paragraph 5.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, the effect of a Change in Control upon an Award under this Plan, if any, shall be determined by the Committee.

                                   SECTION 7

                                   COMMITTEE

   7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

   7.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.

     (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (c) The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

   7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

   7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an individual's employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 8

                           AMENDMENT AND TERMINATION

   The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8.

                                   SECTION 9

                                 DEFINED TERMS

   In addition to the other definitions contained herein, the following definitions shall apply:

     (a) Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Share Awards, Share Unit Awards, Restricted Share Awards, Restricted Share Unit Awards, Performance Unit Awards, Performance Share Awards, and Replacement Awards.

     (b) Board. The term "Board" means the Board of Trustees of the Company.

     (c) Change in Control. The term "Change in Control" shall be as defined in the Award Agreement, or as otherwise provided by the Committee.

     (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (e) Eligible Individual. For purposes of the Plan, the term "Eligible Individual" means any employee of the Company or a Subsidiary, and any consultant or other person providing services to the Company or a Subsidiary; provided, however, that an incentive stock option may only be granted to an employee of the Company or a Subsidiary.

     (f) Fair Market Value. For purposes of determining the "Fair Market Value" of a Share as of any date, the following rules shall apply:

       (i) If the principal market for the Shares is a national securities exchange or the Nasdaq securities market, then the "Fair Market Value" as of that date shall be the reported closing price of the Shares on the next preceding business day on the principal exchange or market on which the Shares are then listed or admitted to trading.

       (ii) If the Shares are not listed on a national securities exchange and the Shares are not quoted on the Nasdaq share market, then the "Fair Market Value" as of that date shall be the closing price for the Shares on the next preceding business day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

       (iii) If subparagraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Shares shall be determined in good faith by the Committee.

     (g) Merger Agreement means that certain Amended and Restated Agreement and Plan of Merger among Archstone Communities Trust, Charles E. Smith Residential Realty, Inc., et. al., dated as of May 3, 2001.

     (h) Replacement Award. The term "Replacement Award" shall have the meaning ascribed to it in Section 4.

       (i) Subsidiary. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

     (j) Shares. The term "Shares" means common shares of beneficial interest in the Company, par value $0.01 per share.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Article 4, Section 11 of Archstone's Amended and Restated Declaration of Trust, and Section 5.7A of Annex A thereto, provides as follows with respect to indemnification of trustees and officers:

   "The Trust shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Trust or the Trustee or the operation of, or the ownership of property by, the Trust or the Trustee as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 5.7A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 5.7A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 5.7 shall be made only out of the assets of the Trust, and any insurance proceeds from the liability policy covering the Trustee and any Indemnitee, and neither the Trustee nor any other Unitholder shall have any obligation to contribute to the capital of the Trust or otherwise provide funds to enable the Trust to fund its obligations under this Section 5.7."

   Article 4, Section 10 of Archstone's Amended and Restated Declaration of Trust, and Section 5.8A of Annex thereto, provides as follows with respect to the limitation of liability of Trustees:

   "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, the Trustee shall not be liable to the Trust or to any Unitholder for money damages. Neither the amendment nor repeal of this Section 5.8A, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 5.8A, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Unitholder, the Trustee shall not be liable to the Trust or to any Unitholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

   Article 8, Section 1 of Archstone's Amended and Restated Declaration of Trust provides as follows with respect to the limitation of liability of officers:

   "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers, employees or agents of a real estate investment trust, no officer, employee or agent of the Trust shall be liable to the Trust or to any Unitholder for money damages."

   Article IV, Section 10 of Archstone-Smith's Amended and Restated Declaration of Trust provides as follows with respect to indemnification of Trustees:

   "The Trust shall indemnify each Trustee, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a Trustee of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee in connection with any such proceedings."

   Article IV, Section 9 of Archstone-Smith's Amended and Restated Declaration of Trust provides as follows with respect to the limitation of liability of
Trustees:

   "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 9, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 9, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

   Article VIII, Section 2 of Archstone-Smith's Amended and Restated Declaration of Trust provides as follows with respect to the indemnification of officers and employees:

   "The Trust shall indemnify each officer and employee, and shall have the power to indemnify each agent, of the Trust to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings."

   Article VIII, Section 1 of Archstone-Smith's Amended and Restated Declaration of Trust provides as follows with respect to the limitation of liability of officers:

   "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers of a real estate investment trust, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the officer is entered in a proceeding based on a finding in the proceeding that the officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

   Archstone and Archstone-Smith have entered into indemnity agreements with each of their respective officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee arising out of any lawsuit or claim against such officer or Trustee due to the fact that he was or is serving as an officer or Trustee, except for such liabilities and expenses
(a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling Archstone or Archstone-Smith under the foregoing provisions, Archstone and Archstone-Smith have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

   See Index to Exhibits.

(b) Financial Statement Schedule

   The following financial statement schedule was filed with the Archstone Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-10272), filed with the SEC on March 9, 2001, and is incorporated herein by reference:

Schedule III--Real Estate and Accumulated Depreciation

   Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the consolidated financial statements of Archstone or notes thereto.

(c) Reports, Opinions and Appraisals

   None.

Item 22. Undertakings

   The Registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     KNOW ALL MEN BY THESE PRESENTS, that each of Archstone Communities Trust, a Maryland real estate investment trust, Archstone-Smith Trust, a Maryland real estate investment trust, the undersigned trustees and officers of Archstone Communities Trust and the undersigned trustee and officers of Archstone-Smith Trust, hereby constitutes and appoints, R. Scott Sellers, Charles E. Mueller, Jr., William Kell and Caroline Brower, and each and any of them, its or his/her true and lawful attorneys-in-fact and agents, for it and him/her and in its or his/her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file each such amendment to this registration statement or registration statement pursuant to Rule 462(b), with all exhibits thereto, and any all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it or he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on October 26, 2001.
                                         ARCHSTONE-SMITH TRUST


                                         By: /s/ R. Scot Sellers
                                             -----------------------------------
                                                 R. Scot Sellers
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 26th day of October, 2001.

                  Signature                                      Title
                  ---------                                      -----

          /s/ R. Scot Sellers                  Chief Executive Officer (principal
-----------------------------------------       executive officer)
              R. Scot Sellers

      /s/ Charles E. Mueller, Jr.              Chief Financial Officer (principal
-----------------------------------------       financial officer)
           Charles E. Mueller, Jr.

            /s/ William Kell                   Controller and Senior Vice President
-----------------------------------------       (principal accounting officer)
                William Kell

ARCHSTONE COMMUNITIES TRUST                    Trustee

           /s/ R. Scot Sellers
-----------------------------------------
         Name: R. Scot Sellers
        Title: Chairman and
               Chief Executive Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on October 26, 2001.

                                          ARCHSTONE COMMUNITIES TRUST

                                                  /s/ R. Scot Sellers
                                          By: _________________________________
                                                      R. Scot Sellers
                                                        Chairman and
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 26th day of October, 2001.

                   Signature                                      Title
                   ---------                                      -----

           /s/ R. Scot Sellers                  Chairman and Chief Executive Officer
 _____________________________________________   (principal executive officer)
                R. Scot Sellers

       /s/ Charles E. Mueller, Jr.              Chief Financial Officer (principal
 _____________________________________________   financial officer)
            Charles E. Mueller, Jr.

             /s/ William Kell                   Controller and Senior Vice President
 _____________________________________________   (principal accounting officer)
                 William Kell

          /s/ James A. Cardwell                 Trustee
 _____________________________________________
               James A. Cardwell

                                                Trustee
 _____________________________________________
                 Ned S. Holmes

                                                Trustee
 _____________________________________________
               James H. Polk III

           /s/ John M. Richman                  Trustee
 _____________________________________________
                John M. Richman

          /s/ John C. Schweitzer                Trustee
 _____________________________________________
              John C. Schweitzer


                                 EXHIBIT INDEX

 Exhibit
   No.                             Exhibit Description
 -------                           -------------------
  2.1    Amended and Restated Agreement and Plan of Merger, dated as of May 3,
         2001, by and among Archstone Communities Trust, Archstone-Smith
         Residential Trust (f/k/a New Garden Residential Trust), Charles E.
         Smith Residential Realty, Inc. and Charles E. Smith Residential Realty
         L.P., which is included in this Registration Statement as Annex A to the consent solicitation statement/prospectus.

  3.1    Form of Amended and Restated Declaration of Trust of Archstone-Smith
         Operating Trust (incorporated by reference to Exhibit 2.1(b) to
         Archstone's Current Report on Form 8-K filed with the SEC on June 19,
         2001)

  3.2    Form of Amended and Restated Bylaws of Archstone-Smith Operating Trust
         (incorporated by reference to Exhibit 2.1(c) to Archstone's Current
         Report on Form 8-K filed with the SEC on June 19, 2001)

  3.3 Amended and Restated Declaration of Trust of Archstone (incorporated by reference to Exhibit 4.1 to Archstone's Current Report on Form 8-K dated July 7, 1998)

  3.4 Second Amended and Restated Bylaws of Archstone (incorporated by reference to Exhibit 3.2 to Archstone's Annual Report on Form 10-K for the year ended December 31, 1999)

  3.5    Articles Supplementary, dated August 3, 1999, related to the Archstone
         Series D Cumulative Redeemable Preferred Shares of Beneficial Interest
         (incorporated by reference to Exhibit 99.2 to Archstone's Current
         Report on Form 8-K dated August 3, 1999)

  3.6    Articles Supplementary, dated August 13, 1999, related to the
         Archstone Series E Cumulative Redeemable Preferred Shares of
         Beneficial Interest (incorporated by reference to Exhibit 4.1 to
         Archstone's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1999)

  3.7    Certificate of Correction, dated October 12, 1999, to the Articles
         Supplementary dated August 13, 1999, related to the Series E
         Cumulative Redeemable Preferred Shares of Beneficial Interest
         (incorporated by reference to Exhibit 4.2 to Archstone's Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1999)

  3.8    Articles Supplementary, dated September 27, 1999, related to the
         Archstone Series F Cumulative Redeemable Preferred Shares of
         Beneficial Interest (incorporated by reference to Exhibit 4.3 to
         Archstone's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1999)

  3.9    Articles Supplementary, dated March 3, 2000, related to the Archstone
         Series G Cumulative Redeemable Preferred Shares of Beneficial Interest
         (incorporated by reference to Exhibit 4.1 to Archstone's Quarterly
         Report on Form 10-Q for the quarter ended March 31, 2000)

  3.10   Articles of Amendment of Amended and Restated Declaration of Trust of
         Archstone, dated May 17, 2000 (incorporated by reference to Exhibit
         3.1 to Archstone's Quarterly Report on Form 10-Q for the quarter ended
         June 30, 2000)

  3.11 Form of Archstone-Smith Operating Trust Class A-1 common unit certificate (incorporated by reference to Exhibit 3.11 to Archstone-
         Smith's Registration Statement on Form S-4 (File No. 333-64540))

  3.12 Rights Agreement, dated as of August 31, 2001, by and between Archstone-Smith Trust and ChaseMellon Shareholder Services, LLC, including the form of rights certificate (incorporated by reference to Exhibit 3.13 to Archstone-Smith's Registration Statement on Form S-4
         (File No. 333-63734))

  3.13 Form of Archstone-Smith Trust common share of beneficial ownership share certificate (incorporated by reference to Exhibit 3.3 to Archstone-Smith's Registration Statement on Form S-4 (File No.
         333-63734))

 Exhibit
   No.                             Exhibit Description
 -------                           -------------------
  4.1    Indenture, dated as of February 1, 1994, between Archstone and Morgan
         Guaranty Trust Company of New York (incorporated by reference to
         Exhibit 4.2 to Archstone's Annual Report on Form 10-K for the year ended December 31, 1993)

  4.2    First Supplemental Indenture, dated as of February 2, 1994, among
         Archstone, Morgan Guaranty Trust Company of New York and State Street
         Bank and Trust Company, as successor Trustee (incorporated by reference to Exhibit 4.3 to Archstone's Current Report on Form 8-K dated July 19, 1994)

  4.3    Indenture, dated as of August 14, 1997, between Security Capital
         Atlantic Incorporated and State Street Bank and Trust Company, as
         Trustee (incorporated by reference to Exhibit 4.8 to Security Capital
         Atlantic Incorporated's Form S-11 Registration Statement (File No.
         333-30747))

  5.1 Opinion of Mayer, Brown & Platt regarding the legality of common and preferred units being registered

  8.1 Opinion of Mayer, Brown & Platt regarding (i) the federal income tax consequences of the partnership merger to Smith Partnership unitholders and (ii) the qualification of Archstone as a partnership for federal income tax purposes (incorporated by reference to Exhibit
         8.1 to Archstone-Smith's Registration Statement on Form S-4 (File No.
         333-64540))

  8.2 Opinion of Hogan & Hartson L.L.P. regarding (i) the federal income tax consequences of the partnership merger to Smith Partnership unitholders and (ii) the qualification of Smith Partnership as a partnership for federal income tax purposes (incorporated by reference to Exhibit 8.2 to Archstone-Smith's Registration Statement on Form S-4
         (File No. 333-64540))

  8.3    Opinion of Mayer, Brown & Platt regarding the qualification of
         Archstone and Archstone-Smith as real estate investment trusts
         (incorporated by reference to Exhibit 8.3 to Archstone-Smith's
         Registration Statement on Form S-4 (File No. 333-64540))

  8.4    Opinion of Hogan & Hartson L.L.P. regarding (i) the qualification of
         Smith Residential as a real estate investment trust and (ii) the qualification of Smith Partnership as a partnership for federal income tax purposes (incorporated by reference to Exhibit 8.4 to Archstone-
         Smith's Registration Statement on Form S-4 (File No. 333-64540))

 10.1 Form of Shareholders' Agreement to be entered into by and among Archstone-Smith Trust, Archstone-Smith Operating Trust, Robert H.
         Smith and Robert P. Kogod (incorporated by reference to Exhibit 2.1(a) to Archstone's Current Report on Form 8-K filed with the SEC on June 19, 2001)

 10.2    Form of Amended and Restated Declaration of Trust of Archstone-Smith
         Trust (incorporated by reference to Exhibit 2.1(d) to Archstone's
         Current Report on Form 8-K filed with the SEC on June 19, 2001)

 10.3    Form of Amended and Restated Bylaws of Archstone-Smith Trust
         (incorporated by reference to Exhibit 2.1(e) to Archstone's Current
         Report on Form 8-K filed with the SEC on June 19, 2001)

 10.4 1987 Share Option Plan for Outside Trustees, as amended (incorporated by reference to Exhibit 10.1 to Archstone's Annual Report on Form 10-K for the year ended December 31, 1994)

 10.5    Amendment to the 1996 Share Option Plan for Outside Trustees
         (incorporated by reference to Exhibit 4.6 to Archstone's Registration
         Statement on Form S-8 (File No. 333-60815))

 10.6    Archstone 1997 Long-Term Incentive Plan (incorporated by reference to
         Annex II to Security Capital Group Incorporated Registration Statement on Form S-11 (File No. 333-26267))

 10.7    First Amendment to Archstone's 1997 Long-Term Incentive Plan
         (incorporated by reference to Exhibit 4.6 to Archstone's Registration
         Statement on Form S-8 (File No. 333-60847))

 Exhibit
   No.                             Exhibit Description
 -------                           -------------------
 10.8    Form of Indemnification Agreement entered into between Archstone and each of its officers and Trustees (incorporated by reference to
         Exhibit 10.5 to Archstone's Registration Statement on Form S-3 (File
         No. 33-43201))

 10.9 Form of Change in Control Agreement between Archstone and certain of its officers (incorporated by reference to Exhibit 10.7 to Archstone's
         Annual Report on Form 10-K for the year ended December 31, 1999)

 10.10   Credit Agreement, dated December 20, 2000, among Archstone Communities
         Trust and The Chase Manhattan Bank, as administrative agent, and Wells
         Fargo Bank, N.A., as syndication agent, and Bank of America, N.A., as documentation agent (incorporated by reference to Exhibit 99.4 to Archstone's Current Report on Form 8-K dated February 16, 2001)

 10.11   Master Credit Facility Agreement, dated as December 1, 1998, by and among Archstone and ASN Multifamily Limited Partnership and Berkshire
         Mortgage Finance Limited Partnership (incorporated by reference to
         Exhibit 10.10 to Archstone's Form 10-K for the year ended December 31,
         1998)

 10.12   Archstone 1998 Dividend Reinvestment and Share Purchase Plan
         (incorporated by reference to the prospectus contained in Archstone's
         Registration Statement on Form S-3 (File No. 333-446239))

 10.13   Protection of Business Agreement, dated as of October 17, 1996, among
         Security Capital Atlantic Incorporated, Archstone, Security Capital
         Group Incorporated and Homestead Village Incorporated (incorporated by reference to Exhibit 10.12 to Archstone's Annual Report on Form 10-K for the year ended December 31, 1996)

 12.1    Computation of Ratios (incorporated by reference to Exhibit 12.1 to
         Archstone-Smith's Registration Statement on Form S-4 (File No.
         333-64540))

 12.2    Computation of Ratios (incorporated by reference to Exhibit 12.2 to
         Archstone-Smith's Registration Statement on Form S-4 (File No.
         333-64540))

 23.1    Consent of Mayer, Brown & Platt (included in Exhibit 5.1)

 24.1    Power of attorney (included on signature page)

 99.1    Smith Partnership--Form of Consent (incorporated by reference to
         Exhibit 99.1 to Archstone-Smith's Registration Statement on Form S-4
         (33-64540))

 99.2 Form of Voting Agreement, dated as of May 3, 2001, by and between Archstone and each director of Smith Residential and a schedule setting forth the name of each director and number of shares of Smith
         Residential common stock and Smith Partnership common units owned by each (incorporated by reference to Exhibit 99.1 to Archstone's Current
         Report on Form 8-K filed with the SEC on June 19, 2001)

 99.3 Consent of R. Scot Sellers to be named as a trustee (incorporated by reference to Exhibit 99.5 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734))

 99.4 Consent of James A. Cardwell to be named as a trustee (incorporated by reference to Exhibit 99.6 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734))

 99.5 Consent of Ned S. Holmes to be named as a trustee (incorporated by reference to Exhibit 99.7 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734))

 Exhibit
   No.                             Exhibit Description
 -------                           -------------------
 99.6    Consent of James H. Polk III to be named as a trustee (incorporated by reference to Exhibit 99.8 to Archstone-Smith's Registration Statement
         on Form S-4 (File No. 333-63734))

 99.7 Consent of John M. Richman to be named as a trustee (incorporated by reference to Exhibit 99.9 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734))

 99.8 Consent of John C. Schweitzer to be named as a trustee (incorporated by reference to Exhibit 99.10 to Archstone-Smith's Registration
         Statement on Form S-4 (File No. 333-63734))

 99.9 Consent of Robert H. Smith to be named as a trustee (incorporated by reference to Exhibit 99.11 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734))

 99.10 Consent of Robert P. Kogod to be named as a trustee (incorporated by reference to Exhibit 99.12 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734))

 99.11   Consent of Ernest A. Gerardi, Jr. to be named as a trustee
         (incorporated by reference to Exhibit 99.13 to Archstone-Smith's
         Registration Statement on Form S-4 (File No. 333-63734))

 99.12 Consent of Archstone-Smith Trust to be named as a trustee (incorporated by reference to Exhibit 99.12 to Archstone-Smith's Registration
         Statement on Form S-4 (File No. 333-64540))

 99.13   Promissory Note, dated July 26, 2001, in the amount of $100,000,000 by
         Charles E. Smith Residential Realty L.P. to pay to Archstone
         Communities Trust (incorporated by reference to Exhibit 99.16 to
         Archstone-Smith's Registration Statement on Form S-4 (File No.
         333-63734))

 99.14 Form of Notice of Merger to be delivered to holders of Preferred Stock of Charles E. Smith Residential Realty, Inc. (incorporated by reference to Exhibit 99.17 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734))